      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1998

                                                      REGISTRATION NO. 333-46271
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                       MAUNA LOA MACADAMIA PARTNERS, L.P.

             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                          2421                  99-0248088
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                    828 FORT STREET, HONOLULU, HAWAII 96813
                                 (808) 532-4130

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                 KENT T. LUCIEN
                    828 FORT STREET, HONOLULU, HAWAII 96813
                                 (808) 532-4130

               (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent For Service)

                         ------------------------------

                                   COPIES TO:

        CARLSMITH BALL WICHMAN                      GOODSILL ANDERSON
            CASE & ICHIKI                             QUINN & STIFEL
      Suite 2200, Pacific Tower                    1099 Alakea Street,
 1001 Bishop Street, Honolulu, Hawaii       Suite 1800, Honolulu, Hawaii 96813
                96813                                 (808) 547-5600
            (808) 523-2500                      Attn: David J. Reber, Esq.
    Attn: William E. Atwater, Esq.

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       MAUNA LOA MACADAMIA PARTNERS, L.P.
                                828 FORT STREET
                             HONOLULU, HAWAII 96813
                                  May 14, 1998


Dear Unitholder:

    You are cordially invited to attend a special meeting of Unitholders of Mauna Loa Macadamia Partners, L.P. (the "Partnership") to be held at 10:00 a.m., Hawaii Standard Time, on June 26, 1998, at the offices of Carlsmith Ball Wichman Case & Ichiki, 1001 Bishop Street, Pacific Tower, Suite 2200, Honolulu, Hawaii (the "Unitholders Meeting").


    The purposes of the Unitholders Meeting are to consider and vote upon (i) a proposal (the "Merger Proposal") to approve and adopt the Amended and Restated Agreement and Plan of Merger effective as of December 18, 1997 (the "Merger Agreement"), between the Partnership and C. Brewer Homes, Inc. ("Homes"), pursuant to which, among other things, Homes will be merged with and into the Partnership (the "Merger") with the Partnership surviving the Merger; (ii) proposals to amend the Partnership's Agreement of Limited Partnership (the "Amendment Proposals"); and (iii) a proposal to approve an option plan providing for issuance to officers and employees of the Partnership, and to officers, directors and employees of the Partnership's managing partner, of options to acquire Class A Units of the Partnership (the "Option Plan Proposal") (collectively, the "Proposals"). Copies of the Merger Agreement, the proposed Amended and Restated Agreement of Limited Partnership, and the proposed Unit Option Plan are attached to the enclosed Joint Proxy Statement/Prospectus as Appendices A, D, and F, respectively.


    THE BOARD OF DIRECTORS OF THE MANAGING PARTNER (WITH MESSRS. BUYERS AND LUCIEN ABSTAINING BECAUSE EACH IS ALSO A DIRECTOR OF HOMES) HAS APPROVED THE MERGER AGREEMENT AND THE MERGER CONTEMPLATED THEREBY AND RECOMMENDS THAT UNITHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL AND EACH OTHER PROPOSAL TO BE CONSIDERED AT THE UNITHOLDERS MEETING.

    APPROVAL OF EACH PROPOSAL WILL REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL CLASS A UNITS OUTSTANDING ON THE RECORD DATE FOR THE UNITHOLDERS MEETING. AN ABSTENTION OR FAILURE TO VOTE OR A FAILURE TO GIVE INSTRUCTIONS TO A BROKER-NOMINEE WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE. IT IS THEREFORE IMPORTANT THAT YOUR CLASS A UNITS BE REPRESENTED AT THE UNITHOLDERS MEETING, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE UNITHOLDERS MEETING IN PERSON.

    Please complete, date, sign and promptly return your proxy card in the enclosed envelope. An executed proxy that does not indicate how Class A Units are to be voted will be voted in favor of each of the Proposals. Returning your proxy card now will not prevent you from voting in person at the Unitholders Meeting, but will assure that your vote is counted if you are unable to attend. As described in the accompanying Joint Proxy Statement/Prospectus you may revoke your proxy at any time before it has been voted by delivery of written notice of revocation to the Managing Partner's chief financial officer, by execution and submission of a proxy bearing a later date, or by attendance at the Unitholders Meeting and voting in person.

        Please vote today.

                                          By order of the Board of Directors
                                          of the Managing Partner

                                          Kent T. Lucien
                                          President of Mauna Loa Resources Inc.


IMPORTANT: IF YOUR CLASS A UNITS ARE HELD IN THE NAME OF A BROKERAGE FIRM OR NOMINEE, ONLY IT CAN VOTE YOUR UNITS. TO ENSURE THAT YOUR UNITS ARE VOTED, FOLLOW THE VOTING INSTRUCTIONS PROVIDED TO YOU BY SUCH FIRM OR NOMINEE WITH THE ENCLOSED JOINT PROXY STATEMENT/PROSPECTUS OR TELEPHONE THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TODAY TO OBTAIN INSTRUCTIONS ON HOW TO DIRECT HIM OR HER TO EXECUTE A PROXY ON YOUR BEHALF. IF YOU HAVE ANY QUESTIONS OR NEED HELP IN VOTING YOUR UNITS, PLEASE TELEPHONE CHRISTOPHER WEIL & COMPANY, INC. AT (800) 478-2605.

                       MAUNA LOA MACADAMIA PARTNERS, L.P.
                                828 FORT STREET
                             HONOLULU, HAWAII 96813
                    NOTICE OF SPECIAL MEETING OF UNITHOLDERS
                          To Be Held On June 26, 1998


                                                                    May 14, 1998


TO THE UNITHOLDERS OF MAUNA LOA
MACADAMIA PARTNERS, L.P.:

        NOTICE IS HEREBY GIVEN that a special meeting of the Unitholders of Mauna Loa Macadamia Partners, L.P., a Delaware limited partnership (the "Partnership"), will be held at the offices of Carlsmith Ball Wichman Case & Ichiki, 1001 Bishop Street, Pacific Tower, Suite 2200, Honolulu, Hawaii at 10:00 a.m., Hawaii Standard Time, on June 26, 1998 (the "Unitholders Meeting"), to consider and vote upon (i) a proposal (the "Merger Proposal") to approve and adopt the Amended and Restated Agreement and Plan of Merger effective as of December 18, 1997, between the Partnership and C. Brewer Homes, Inc. ("Homes"), pursuant to which, among other things, Homes will be merged with and into the Partnership (the "Merger") with the Partnership surviving the Merger; (ii) proposals to amend the Partnership's Agreement of Limited Partnership (the "Amendment Proposals"); and (iii) a proposal to approve an option plan (the "Unit Option Plan") providing for issuance to officers and employees of the Partnership, and to directors, officers and employees of the Partnership's managing general partner, of options to acquire up to 500,000 Class A Units of the Partnership (the "Option Plan Proposal") (collectively, the "Proposals").

        The Unitholders Meeting has been called by Mauna Loa Resources Inc., the managing general partner of the Partnership ("Resources" or the "Managing Partner"), for the purpose of submitting the Proposals to the Unitholders for their approval. The Managing Partner has fixed the close of business on April 30, 1998 as the record date (the "Partnership Record Date") for determination of the holders of Class A Units (the "Unitholders") entitled to notice of, and to vote at, the Unitholders Meeting and any adjournments thereof. The affirmative vote of a majority of Class A Units outstanding on the Partnership Record Date is required to approve each of the Proposals.


        If the Merger Proposal is approved and the Merger is effectuated, each outstanding share of Homes Common Stock will be converted into 0.667 of a Class A Unit (the "Conversion Ratio"), resulting in issuance of approximately 5,557,220 Class A Units. In lieu of issuing fractional units the Partnership will make cash payments therefor (the total amount of which should be less than $8,000) based on the average closing price of Class A Units over the 20 trading days ended three trading days prior to the effective time of the Merger. The 7,500,000 Class A Units outstanding immediately prior to the effective time of the Merger will remain outstanding. Those units will represent approximately 57% of the Class A Units outstanding immediately following the effective time of the Merger, and the remaining 43% of such Class A Units will be held by former stockholders of Homes (assuming no dissenters rights are asserted by stockholders of Homes).


        The Conversion Ratio was proposed by the Partnership and accepted by Homes in a negotiated transaction, with each party assisted by its respective financial advisor. See pages 50-73 of the accompanying Joint Proxy Statement/Prospectus for a discussion of the background and reasons for the Merger. The Conversion Ratio is subject to adjustment only in the unlikely event that more than 10,000 shares of Homes Common Stock are issued upon exercise of stock options. See "THE MERGER--Conversion of Homes Shares into Class A Units and Conversion Ratio" in the accompanying Joint Proxy Statement/Prospectus. The parties do not expect any such adjustment to occur because the holders of all currently in-the-money stock options have agreed not to exercise such options in consideration of agreements that such holders will receive replacement options to acquire

    Class A Units or cash payments in settlement of their options. See "THE MERGER--Homes Options" and "THE UNIT OPTION PLAN" in the accompanying Joint Proxy Statement/Prospectus.

        Unitholders do not have dissenters rights in connection with effectuation of the Merger or the other Proposals to be considered at the Unitholders Meeting.

        Approval of all of the Amendment Proposals (which is a condition to consummation of the Merger) will result in amendments to the Partnership's Agreement of Limited Partnership (the "Partnership Agreement") that will (i) change the name of the Partnership to Hawaii Land & Farming Company, L.P. and expand the types of business in which the Partnership may engage; (ii) replace provisions concerning mandatory quarterly distributions of cash flow with provisions that confer on the Managing Partner discretion to determine the amount and timing of all distributions; (iii) modify fees payable to the Managing Partner such that the Managing Partner's management fee will equal two percent of the Partnership's net income rather than two percent of the Partnership's operating cash flow, and eliminate provisions concerning the Managing Partner's incentive fee; (iv) eliminate requirements that, in connection with issuance of additional Class A Units, general partners make capital contributions sufficient to cause their capital contributions to equal one percent (1%) of total capital contributions made to the Partnership (which change will not affect the Managing Partner's existing one percent (1%) interest in profits, losses and distributions); (v) add provisions concerning mergers involving the Partnership, including provisions pertaining specifically to the Merger; (vi) add and modify various provisions relating to Assignees of record of Class A Units (including persons, such as stockholders of Homes, whose securities are converted into Class A Units in connection with a merger or consolidation), including provisions regarding voting and notice rights, and clarify provisions regarding the admission of limited partners and the vote required for approvals; (vii) authorize the appointment of officers and hiring of employees for the Partnership and divisions thereof and extend indemnification and other provisions presently applicable to general partners' officers, directors and employees so that they will apply to Partnership officers and employees; (viii) modify provisions regarding related party transactions, including transactions with C. Brewer and Company, Limited or its affiliates, and provisions involving the composition of the Partnership's Conflicts Committee, to express more clearly requirements regarding oversight of related party transactions; (ix) modify various provisions relating to the dissolution, continuation and liquidation of the Partnership to make it easier for Unitholders to elect to continue the Partnership following an event of dissolution and to conform certain provisions to current law; (x) add and modify various provisions relating to the Partnership's tax allocations and elections and the maintenance of capital accounts to conform to current law and clarify the Managing Partner's authority with respect thereto; and (xi) make various clarifying, conforming and clerical changes and eliminate various provisions dealing with rights or obligations that have been performed, expired, or otherwise are no longer pertinent to the Partnership's affairs, including all provisions concerning Class B Units in the Partnership (inasmuch as all outstanding Class B Units were cancelled in 1997) and provisions concerning the Partnership's special general partner (which in December 1997 transferred all of its interests as a general partner to the Managing Partner, and withdrew as a special general partner). The enclosed form of proxy affords Unitholders an opportunity to vote on all of the Amendment Proposals as a group, or to vote separately on the amendments listed above. HOWEVER, THE MERGER WILL NOT BE EFFECTUATED UNLESS ALL OF THE AMENDMENT PROPOSALS ARE APPROVED. If all of the Amendment Proposals and the Merger Proposal are approved, the Partnership Agreement will be amended and restated in its entirety as shown in Appendix D to the accompanying Joint Proxy Statement/Prospectus.

        The Option Plan Proposal, if approved, will permit the Board of Directors of the Managing Partner to cause the issuance by the Partnership of options to acquire up to 500,000 Class A Units in accordance with a Unit Option Plan. Such options would be issued (a) for the number of Class A Units described herein to certain directors, officers and employees of Homes who are to become directors of the Managing Partner, or employees of the Partnership, in connection with the cancellation of their existing options to purchase Homes Common Stock, (b) to nonemployee directors of the Managing Partner as automatic grants in accordance with the provisions of the Unit Option Plan, and

    (c) to officers and employees of the Partnership and its Managing Partner in amounts determined from time to time by a committee of the Managing Partner's Board of Directors.

        If the Merger is effectuated, the name of the Managing Partner will be changed from Mauna Loa Resources Inc. to HLF Resources, Inc. and its Board of Directors will be increased from five to seven members, consisting of the current directors (other than James S. Andrasick) and adding David A. Heenan and Paul C.T. Loo, currently Homes directors, and Seth A. Bakes, currently a director, president and chief executive officer of Homes.

        More detailed information concerning the Proposals and the Unitholders Meeting is included in the attached Joint Proxy Statement/Prospectus.

        THE BOARD OF DIRECTORS OF THE MANAGING PARTNER (WITH MESSRS. BUYERS AND LUCIEN ABSTAINING BECAUSE EACH IS ALSO A DIRECTOR OF HOMES) HAS APPROVED THE MERGER AGREEMENT AND THE MERGER CONTEMPLATED THEREBY AND RECOMMENDS THAT UNITHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL AND EACH OTHER PROPOSAL TO BE CONSIDERED AT THE UNITHOLDERS MEETING.

        Unitholders are cordially invited to attend the Unitholders Meeting in person. Since the approval of each Proposal will require the affirmative vote of a majority of all Class A Units outstanding on the Partnership Record Date, an abstention or failure to vote or a failure to give instructions to a broker-nominee will have the same effect as a negative vote. Accordingly, whether or not you expect to attend, please sign, date and mail promptly the enclosed proxy in the prepaid return envelope to assure representation of your Class A Units, and the presence of a quorum, at the Unitholders Meeting. An executed proxy that does not indicate how Class A Units are to be voted will be voted in favor of each of the Proposals. As described in the accompanying Joint Proxy Statement/Prospectus, a Unitholder may revoke a proxy at any time before it has been voted by delivery of a written notice of revocation to the Managing Partner's chief financial officer, by execution and submission of a proxy bearing a later date, or by attendance at the Unitholders Meeting and voting in person.

        Unitholders are urged to read carefully the attached Joint Proxy Statement/Prospectus for more detailed information concerning the Proposals to be considered at the Special Meeting.

                                          By order of the Board of Directors
                                          of the Managing Partner
                                          Kent T. Lucien
                                          President of Mauna Loa Resources Inc.

          PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE UNITHOLDERS MEETING.

                             C. BREWER HOMES, INC.
                             255-A East Waiko Road
                             Wailuku, Hawaii 96793
                                  May 14, 1998


TO OUR STOCKHOLDERS:

    We are pleased to enclose a Notice of Special Meeting of Stockholders of C. Brewer Homes, Inc. (the "Corporation" or "Homes"), and a Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/ Prospectus") relating to actions to be taken at the Corporation's special meeting (the "Homes Meeting") and at a meeting of Unitholders of Mauna Loa Macadamia Partners, L.P. (the "Partnership"). At the Homes Meeting to be held on June 26, 1998, the stockholders of the Corporation will be asked to approve and adopt the Amended and Restated Agreement and Plan of Merger effective as of December 18, 1997 (the "Merger Agreement"), between the Corporation and the Partnership, pursuant to which the Corporation will be merged with and into the Partnership (the "Merger") with the Partnership surviving the Merger and changing its name to Hawaii Land & Farming Company, L.P., and to approve the transactions contemplated by the Merger Agreement (collectively, the "Merger Proposal"). As a result of the Merger, each outstanding share of the Corporation's Class A Common Stock and Class B Common Stock, (the "Homes Common Stock") will be converted into 0.667 of a Class A unit representing limited partners' interests in the Partnership ("Class A Units"), together with the right to receive cash in lieu of any fractional Class A Unit, in a transaction that will be a taxable event for the Corporation and for its stockholders. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS." Upon compliance with specified procedures after the Merger is consummated, record holders of Homes Common Stock immediately prior to the Effective Time of the Merger will be entitled to be admitted automatically as limited partners of the Partnership and to receive Depositary Receipts representing Class A Units. Class A Units of the Partnership outstanding immediately prior to the Merger will remain outstanding after the consummation of the Merger. A copy of the Merger Agreement is included in the Joint Proxy Statement/ Prospectus as Appendix A.

    More detailed information about the Homes Meeting is included in the attached Notice of Special Meeting and Joint Proxy Statement/Prospectus. You are urged to read carefully the accompanying Joint Proxy Statement/Prospectus for more detailed information concerning Homes, the Partnership, the Merger Agreement and the Merger.

    THE BOARD OF DIRECTORS OF THE CORPORATION (WITH MESSRS. BUYERS AND LUCIEN ABSTAINING BECAUSE EACH IS ALSO A DIRECTOR AND OFFICER OF THE MANAGING PARTNER OF THE PARTNERSHIP) HAS APPROVED THE MERGER AGREEMENT AND THE MERGER CONTEMPLATED THEREBY AND RECOMMENDS THAT THE STOCKHOLDERS OF HOMES VOTE FOR THE APPROVAL OF THE MERGER PROPOSAL AT THE HOMES MEETING.

    WHETHER OR NOT YOU PLAN TO ATTEND THE HOMES MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE HOMES MEETING. AN EXECUTED PROXY WHICH DOES NOT INDICATE HOW THE SHARES OF HOMES COMMON STOCK ARE TO BE VOTED WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL. AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE HOMES MEETING BY DELIVERING AN INSTRUMENT OF REVOCATION TO THE CORPORATE SECRETARY OF HOMES, BY EXECUTING AND SUBMITTING A PROXY CARD BEARING A LATER DATE OR BY ATTENDING THE HOMES MEETING AND VOTING IN PERSON. APPROVAL OF THE MERGER PROPOSAL WILL REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL VOTES ELIGIBLE TO BE CAST AT THE HOMES MEETING. AN ABSTENTION OR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE

AGAINST THE MERGER PROPOSAL. ACCORDINGLY, IT IS IMPORTANT THAT YOUR SHARES OF HOMES COMMON STOCK BE REPRESENTED AT THE HOMES MEETING.

                                          By Order of the Board of Directors
                                          of C. Brewer Homes, Inc.

                                          Seth A. Bakes
                                          President and Chief Executive Officer

IMPORTANT: IF YOUR STOCK IS HELD IN THE NAME OF A BROKERAGE FIRM OR NOMINEE, ONLY IT CAN VOTE YOUR STOCK. TO ENSURE THAT YOUR STOCK IS VOTED, FOLLOW THE VOTING INSTRUCTIONS PROVIDED TO YOU BY SUCH FIRM OR NOMINEE WITH THE ENCLOSED JOINT PROXY STATEMENT/PROSPECTUS OR TELEPHONE THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TODAY TO OBTAIN INSTRUCTIONS ON HOW TO DIRECT HIM OR HER TO EXECUTE A PROXY ON YOUR BEHALF.

                             C. BREWER HOMES, INC.
                             255-A East Waiko Road
                             Wailuku, Hawaii 96793

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 26, 1998

                            ------------------------

TO THE STOCKHOLDERS OF C. BREWER HOMES, INC.:


    NOTICE IS HEREBY GIVEN that, pursuant to its bylaws and the call of the Board of Directors, a Special Meeting of Stockholders (the "Homes Meeting") of
C. Brewer Homes, Inc., a Delaware corporation (the "Corporation" or "Homes"), will be held at 11:00 a.m., Hawaii Standard Time, on June 26, 1998 at the offices of Goodsill Anderson Quinn & Stifel, Alii Place, Suite 1800, 1099 Alakea Street, Honolulu, Hawaii, for the following purposes: (i) to consider and vote upon a proposal (the "Merger Proposal") to approve and adopt the Amended and Restated Agreement and Plan of Merger effective as of December 18, 1997 (the "Merger Agreement"), between Mauna Loa Macadamia Partners, L.P. (the "Partnership") and Homes and to approve the Merger pursuant to which the Corporation will be merged with and into the Partnership (the "Merger") with the Partnership surviving the Merger and changing its name to Hawaii Land & Farming Company, L.P., and (ii) to act on such procedural matters as may properly come before the Homes Meeting or any adjournments or postponements thereof. On consummation of the Merger, each outstanding share of the Corporation's Class A Common Stock and Class B Common Stock (the "Homes Common Stock") will be converted into 0.667 (the "Conversion Ratio") of a Class A unit representing limited partners' interests in the Partnership ("Class A Units"), resulting in issuance of approximately 5,557,220 Class A Units. In lieu of issuing fractional units the Partnership will make cash payments therefor (the total amount of which should be less than $8,000) based on the average closing price of Class A Units over the 20 trading days ended three trading days prior to the effective time of the Merger. The Merger will be a taxable event for the Corporation and its stockholders. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the accompanying Joint Proxy Statement/Prospectus.



    The Conversion Ratio was proposed by the Partnership and accepted by Homes in a negotiated transaction, with each party assisted by its respective financial advisor. See pages 50-73 of the accompanying Joint Proxy Statement/Prospectus for a discussion of the background of and reasons for the Merger. The Conversion Ratio is subject to adjustment only in the unlikely event that more than 10,000 shares of Homes Common Stock are issued upon exercise of stock options. See "THE MERGER--Conversion of Homes Shares into Class A Units and Conversion Ratio" in the accompanying Joint Proxy Statement/ Prospectus. The parties do not expect any such adjustment to occur because the holders of all currently in-the-money stock options have agreed not to exercise such options in consideration of agreements that such holders will receive replacement options to acquire Class A Units or cash payments in settlement of their options. See "THE MERGER--Homes Options" and "THE UNIT OPTION PLAN" in the accompanying Joint Proxy Statement/Prospectus. Upon compliance with specified procedures after the Merger is consummated, record holders of Homes Common Stock immediately prior to the effective time of the Merger will be entitled to be admitted automatically as limited partners of the Partnership and to receive Depositary Receipts representing Class A Units. The 7,500,000 Class A Units outstanding immediately prior to the effective time of the Merger will remain outstanding. Those units will represent approximately 57% of the Class A Units outstanding immediately following the effective time of the Merger, and the remaining 43% of such Class A Units will be held by former stockholders of Homes (assuming no dissenters rights are asserted by stockholders of Homes).


    Each Class A Unit has equal voting power. Class A Units in the aggregate have a 99% share of the Partnership's profits and losses and are entitled to 99% of current distributions. Since liquidating distributions are to be made in accordance with the Partners' positive capital accounts and the Managing

Partner will have less than 1% of the Partnership's capital following the Merger, the Class A Units will be entitled to more than 99% of Partnership distributions upon liquidation. Partnership profits, losses and distributions are allocated among Unitholders in proportion to the number of Class A Units held. Items of Partnership income, gains, losses, deductions and credits generally are allocated for federal income tax purposes among the Unitholders in the same manner as the Partnership's profits and losses, subject to special rules relating to allocations of items attributable to properties reflected on the Partnership books at values other than the properties' tax bases and special basis adjustments which reflect the price at which Class A Units are purchased. See "AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT--Summary of the Amended Partnership Agreement--ALLOCATION OF PROFITS AND LOSSES," "--CASH DISTRIBUTIONS" and "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Allocation of Partnership Income, Gain, Loss and Deduction" in the accompanying Joint Proxy Statement/Prospectus.


    If the Merger is consummated, holders of Homes Common Stock who comply with the requirements of Section 262 of the Delaware General Corporation Law ("Section 262") may have the right to receive from the Partnership a cash payment of the fair market value of their shares determined in accordance with
Section 262. See "DISSENTERS RIGHTS" in the accompanying Joint Proxy Statement/Prospectus for a discussion of the availability of dissenters rights and a description of the procedures which must be followed to perfect such rights under Section 262, a copy of which is included as Appendix E thereto. The Merger Agreement contains no conditions, limitations or restrictions with respect to the number of shares of Homes Common Stock as to which dissenters rights may be asserted.


    Only those stockholders of record at the close of business on April 30, 1998 (the "Homes Record Date") shall be entitled to notice of and to vote at the Homes Meeting and any adjournments or postponements thereof.

    More detailed information regarding the Homes Meeting, the Merger Agreement and the Merger is included in the attached Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is included as Appendix A thereto.

    THE BOARD OF DIRECTORS OF THE CORPORATION (WITH MESSRS. BUYERS AND LUCIEN ABSTAINING BECAUSE EACH IS ALSO A DIRECTOR AND OFFICER OF THE MANAGING PARTNER OF THE PARTNERSHIP) HAS APPROVED THE MERGER AGREEMENT AND THE MERGER CONTEMPLATED THEREBY AND RECOMMENDS THAT THE STOCKHOLDERS OF HOMES VOTE FOR THE APPROVAL OF THE MERGER PROPOSAL AT THE HOMES MEETING.

    APPROVAL OF THE MERGER PROPOSAL WILL REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL VOTES ELIGIBLE TO BE CAST AT THE HOMES MEETING. AN ABSTENTION OR FAILURE TO VOTE OR A FAILURE TO GIVE INSTRUCTIONS TO A BROKER-NOMINEE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER PROPOSAL. IT IS THEREFORE IMPORTANT THAT EVERY STOCKHOLDER VOTE. A SIGNED PROXY THAT DOES NOT INDICATE HOW SHARES ARE TO BE VOTED WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL. WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE HOMES MEETING IN PERSON. AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT HAS BEEN VOTED BY DELIVERING AN INSTRUMENT OF REVOCATION TO THE CORPORATE SECRETARY OF HOMES, BY EXECUTING AND SUBMITTING A PROXY CARD BEARING A LATER DATE OR BY ATTENDING THE HOMES MEETING AND VOTING IN PERSON.


                                                By Order of the Board of Directors

Wailuku, Hawaii
May 14, 1998                                    Seth A. Bakes
                                                President and Chief Executive Officer

                             JOINT PROXY STATEMENT


                             C. BREWER HOMES, INC.
          SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 26, 1998
                       MAUNA LOA MACADAMIA PARTNERS, L.P.
           SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON JUNE 26, 1998

                            ------------------------

                                   PROSPECTUS

                       MAUNA LOA MACADAMIA PARTNERS, L.P.
       CLASS A DEPOSITARY UNITS REPRESENTING LIMITED PARTNERS' INTERESTS

                            ------------------------

    This Joint Proxy Statement/Prospectus is being furnished to (i) the Unitholders of Mauna Loa Macadamia Partners, L.P., a Delaware limited partnership (the "Partnership"), and (ii) the stockholders of C. Brewer Homes, Inc., a Delaware corporation ("Homes"), in connection with the solicitation by the Board of Directors of Mauna Loa Resources Inc., the managing general partner of the Partnership ("Resources" or the "Managing Partner"), and by the Board of Directors of Homes, of proxies to be used at special meetings of the Unitholders of the Partnership ("Unitholders Meeting") and the stockholders of Homes ("Homes Meeting"), respectively (together, the "Special Meetings").

    At the Special Meetings the Unitholders of the Partnership and the stockholders of Homes will be asked to consider and act upon, among other things, a proposal (the "Merger Proposal") to approve and adopt the Amended and Restated Agreement and Plan of Merger effective as of December 18, 1997 (the "Merger Agreement"), by and between the Partnership and Homes, pursuant to which, among other things, Homes will be merged with and into the Partnership (the "Merger") with the Partnership surviving the Merger as a limited partnership and changing its name to Hawaii Land & Farming Company, L.P. (after the Merger, the "Combined Company"). On consummation of the Merger (the "Effective Time"), each outstanding share of Homes' Class A Common Stock and Class B Common Stock (collectively, the "Homes Common Stock") will be converted into 0.667 of a Class A unit representing limited partners' interests in the Partnership ("Class A Units"). The Merger will be a taxable event for Homes and for its stockholders. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS." Upon compliance with specified procedures after the Merger is consummated, record holders of Homes Common Stock immediately prior to the Effective Time of the Merger will be entitled to be admitted automatically as limited partners of the Partnership and to receive Depositary Receipts representing Class A Units. Class A Units outstanding immediately prior to the Merger will remain outstanding after the Effective Time. Based on the number of shares of Homes Common Stock outstanding as of the record date for the Homes Meeting, and assuming that dissenters rights are not exercised by stockholders of Homes, the Class A Units to be issued to Homes stockholders pursuant to the Merger Agreement will represent approximately 43% of the Class A Units outstanding following the Merger. If the Merger is consummated, the Board of Directors of the Managing Partner of the Combined Company will be increased to seven members, adding the following three members to its current Board of Directors--David A. Heenan and Paul C.T. Loo, currently directors of Homes, and Seth A. Bakes, currently the president and chief executive officer and a director of Homes-- and retaining all current directors of the Managing Partner except James S. Andrasick.

                                                   (CONTINUED ON FOLLOWING PAGE)

    FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY BOTH HOMES STOCKHOLDERS AND PARTNERSHIP UNITHOLDERS, SEE "RISK FACTORS AND SPECIAL CONSIDERATIONS."

                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS MAY 14, 1998.

(CONTINUED FROM PREVIOUS PAGE)

    The Merger is contingent upon, among other things, approval by the requisite votes of the stockholders of Homes and the Unitholders of the Partnership, all as described in this Joint Proxy Statement/ Prospectus. The Merger will be consummated as soon as practicable after such approvals are obtained and the other conditions to the Merger are satisfied or waived. Homes and the Partnership currently expect that the Merger will become effective on or about June 30, 1998.

    At the Unitholders Meeting, holders of Class A Units on the Partnership Record Date will also consider and vote upon proposals (the "Amendment Proposals") to amend the Partnership's Agreement of Limited Partnership (the "Partnership Agreement"), the approval of which is a condition precedent to consummation of the Merger, and a proposal to adopt a unit option plan (the "Unit Option Plan") for the Partnership (the "Option Plan Proposal").

    For a description of these and other actions to be taken at the Special Meetings, see "THE UNITHOLDERS MEETING" and "THE HOMES MEETING."


    This Joint Proxy Statement/Prospectus is first being mailed to the Unitholders of the Partnership and the stockholders of Homes on or about May 21, 1998.


    This Joint Proxy Statement/Prospectus also constitutes the Prospectus of the Partnership under the Securities Act of 1933, as amended (the "Securities Act"), for the public offering of the Class A Units to be issued in the Merger. This Joint Proxy Statement/Prospectus does not cover any resales of such securities, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

                            ------------------------

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Certain matters discussed or incorporated by reference in this Joint Proxy Statement/Prospectus may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, as such, may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Partnership, Homes and/or the Combined Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For further information regarding certain of the risks, uncertainties and other factors that may cause actual results to differ materially from those indicated by any such forward-looking statements, see "RISK FACTORS AND SPECIAL CONSIDERATIONS."

                             AVAILABLE INFORMATION

    The Partnership and Homes are each subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Partnership or Homes with the Commission may be inspected and copied at the Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at 7 World Trade Center, New York, NY 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material may be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. Depositary Receipts evidencing the Class A Units are listed on the New York Stock Exchange ("NYSE"). The reports, proxy statements and other information filed by the Partnership with the Commission may also be inspected at the offices of the NYSE, 20 Broad Street, New York, NY 10005.

The shares of Homes Class A Common Stock are traded on the Nasdaq National Market. The reports, proxy statements and other information filed by Homes with the Commission may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    This Joint Proxy Statement/Prospectus is included as part of a registration statement on Form S-4 (together with all amendments and exhibits thereto, including documents and information incorporated by reference therein, the "Registration Statement") filed with the Commission by the Partnership, relating to the registration under the Securities Act of the Class A Units offered hereby. This Joint Proxy Statement/ Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, to which reference is hereby made for further information with respect to the Partnership and Homes and the Class A Units offered hereby.

    Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission are hereby incorporated by reference in this Joint Proxy Statement/Prospectus and made a part hereof: (i) Homes' Annual Report on Form 10-K for the year ended March 31, 1997, as amended by Form 10-K/A filed August 1, 1997 and Form 10-K/A filed April 24, 1998; (ii) Homes' Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1997, September 30, 1997 and December 31, 1997; (iii) Homes' Current Reports on Form 8-K filed November 12, 1997, December 31, 1997 and April 21, 1998; and (iv) the Partnership's Annual Report on Form 10-K for the year ended December 31, 1997.

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/ Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

    This Joint Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Documents of the Partnership, other than certain exhibits to such documents, are available without charge upon request made to Mauna Loa Macadamia Partners, L.P., 828 Fort Street, Honolulu, Hawaii 96813, (808) 532-4130, Attention: Chief Financial Officer. Such documents of Homes, other than certain exhibits to such documents, are available without charge upon request made to C. Brewer Homes, Inc., 255-A East Waiko Road, Wailuku, Hawaii 96794, (808) 242-6833, Attention: President.

            CERTAIN INFORMATION REGARDING THE PARTNERSHIP AND HOMES

    Certain reports filed by the Partnership and Homes with the Commission are included (without the exhibits thereto) as Appendices to this Joint Proxy Statement/Prospectus. Homes' Annual Report on Form 10-K for the year ended March 31, 1997, as amended and restated in its entirety by amendment No. 2 thereto filed on April 24, 1998 (the "Homes Form 10-K/A"), including the audited financial statements of Homes and notes thereto, appears as Appendix G; Homes' Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997 (the "Homes Form 10-Q"), including the unaudited interim financial statements of Homes and notes thereto, appears as Appendix H; and the Partnership's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Partnership Form 10-K"), including the audited financial statements of the Partnership and notes thereto, appears as Appendix I. Such Appendices are a part of this Joint Proxy Statement/Prospectus and should be carefully reviewed for the information regarding the Partnership and Homes contained therein.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP OR HOMES. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTNERSHIP OR HOMES SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                             ---------
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................................................          2
AVAILABLE INFORMATION......................................................................................          2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................          3
CERTAIN INFORMATION REGARDING THE PARTNERSHIP AND HOMES....................................................          4
TABLE OF CONTENTS..........................................................................................          5
SUMMARY....................................................................................................          8
  The Parties..............................................................................................          8
  The Merger...............................................................................................          8
  Amendments to the Partnership Agreement; Adoption of Unit Option Plan....................................          9
  The Meetings.............................................................................................         10
  Votes Required; Record Dates.............................................................................         10
  Recommendations of Board of Directors of Managing Partner and Opinion of
    Financial Advisor......................................................................................         11
  Recommendations of Board of Directors of Homes and Opinion of Financial Advisor..........................         11
  Management of the Partnership Following the Merger.......................................................         11
  Operations of the Combined Company Following the Merger..................................................         12
  Effective Time...........................................................................................         12
  Conditions...............................................................................................         13
  Regulatory Matters.......................................................................................         13
  Alternative Transaction Solicitation Restrictions........................................................         13
  Amendment and Termination of the Merger Agreement........................................................         13
  Interests of Certain Persons in the Merger...............................................................         14
  Certain Federal Income Tax Considerations................................................................         14
  Accounting Treatment.....................................................................................         15
  Certain Differences in Rights of Securities Holders......................................................         15
  Dissenters Rights........................................................................................         15
  Surrender of Homes Stock Certificates....................................................................         16
  Comparative Security Price and Distribution Information..................................................         16
  Comparative Per Share/Unit Information (Unaudited).......................................................         18
  Selected Financial Data--The Partnership.................................................................         19
  Selected Financial Data--Homes...........................................................................         20
  Selected Unaudited Pro Forma Combined Financial Information..............................................         21
RISK FACTORS AND SPECIAL CONSIDERATIONS....................................................................         22
  Risks Relating to the Merger.............................................................................         22
  Federal Income Tax Risks.................................................................................         26
  Continuing Risks from Present Business Operations........................................................         31
INTRODUCTION...............................................................................................         33
PARTIES TO THE MERGER......................................................................................         34
  The Partnership..........................................................................................         34
  Homes....................................................................................................         35
THE UNITHOLDERS MEETING....................................................................................         39
  Date, Time and Place.....................................................................................         39
  Purpose..................................................................................................         39
  Record Date; Voting Rights...............................................................................         39
  Proxies and Revocability of Proxies......................................................................         40
  Cost of Solicitation of Proxies..........................................................................         40
  Vote Required............................................................................................         40
  Quorum; Adjournment......................................................................................         41
THE HOMES MEETING..........................................................................................         42
  Date, Time and Place.....................................................................................         42
  Purpose..................................................................................................         42
  Record Date..............................................................................................         42
  Board of Directors Recommendation........................................................................         42

                                                                                                               PAGE
                                                                                                             ---------
  Proxies and Revocability of Proxies......................................................................         42
  Cost of Solicitation of Proxies..........................................................................         43
  Voting Rights; Vote Required.............................................................................         43
RELATIONSHIPS WITH C. BREWER AND COMPANY, LIMITED..........................................................         44
  Certain Historical, Ownership and Other Relationships....................................................         44
  Relationships Between the Partnership and CBCL...........................................................         46
  Relationships Between Homes and CBCL.....................................................................         49
THE MERGER.................................................................................................         52
  General..................................................................................................         52
  Background and Reasons for the Merger and Recommendations of the Partnership's Management................         52
  Opinion of the Partnership's Financial Advisor...........................................................         59
  Background and Reasons for the Merger and Recommendations of the Board of Directors of Homes.............         65
  Opinion of Homes' Financial Advisor......................................................................         71
  Effect of Merger.........................................................................................         75
  Conversion of Homes Shares Into Class A Units and Conversion Ratio.......................................         75
  No Fractional Units......................................................................................         76
  Governance Matters.......................................................................................         76
  Homes Options............................................................................................         77
  Representations and Warranties...........................................................................         79
  Conduct of Business Pending the Merger...................................................................         79
  Conditions to Consummation of the Merger.................................................................         81
  Amendment and Termination................................................................................         82
  Surrender of Homes Stock Certificates....................................................................         83
  Interests of Certain Persons in the Merger...............................................................         84
  Affiliate Agreements.....................................................................................         85
  Stability Agreements.....................................................................................         86
  Employee Matters; Continuation of Indemnification........................................................         86
  Accounting Treatment.....................................................................................         86
  Expenses.................................................................................................         86
  Pending Legal Proceedings................................................................................         87
  Credit Facilities; Refinancing...........................................................................         87
AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT.......................         88
  Introduction; Required Vote by Unitholders...............................................................         88
  Summary of Proposed Amendments...........................................................................         88
  Summary of the Amended Partnership Agreement.............................................................        100
THE UNIT OPTION PLAN.......................................................................................        108
DISSENTERS RIGHTS..........................................................................................        112
MARKET PRICES..............................................................................................        114
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS..........................................................        115
DESCRIPTION OF CLASS A UNITS AND OF CERTAIN DIFFERENCES IN RIGHTS OF SECURITY HOLDERS......................        119
  Description of Class A Units.............................................................................        119
  Description of Certain Differences in Rights of Holders of Homes Common Stock Compared to Rights of
    Holders of Class A Units...............................................................................        121
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS..................................................................        127
  Partnership Status.......................................................................................        128
  Partner Status...........................................................................................        131
  Overview of Tax Consequences of Merger and Conversion of Homes Common Stock into Class A Units...........        132
  Tax Consequences of Unit Ownership.......................................................................        134
  Allocation of Partnership Income, Gain, Loss and Deduction...............................................        136

                                                                                                               PAGE
                                                                                                             ---------
  Tax Treatment of Operations..............................................................................        140
  Disposition of Units.....................................................................................        143
  Constructive Termination of Partnership..................................................................        145
  Uniformity of Units......................................................................................        146
  Administrative Matters...................................................................................        146
  Tax-Exempt Entities and Regulated Investment Companies...................................................        149
  Employee Benefit Plans and Individual Retirement Accounts................................................        149
  Other Taxes..............................................................................................        150
THE PARTNERSHIP'S MANAGEMENT BEFORE AND AFTER THE MERGER...................................................        151
  Current Directors of the Managing Partner................................................................        151
  Current Executive Officers of the Managing Partner.......................................................        151
  Business Experience of Current Directors and Executive Officers..........................................        151
  Prospective Directors and Executive Officers.............................................................        153
  Executive Compensation...................................................................................        153
BENEFICIAL OWNERSHIP OF PRINCIPAL UNITHOLDERS AND MANAGEMENT-- THE PARTNERSHIP.............................        156
BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND
  MANAGEMENT--HOMES........................................................................................        157
LEGAL MATTERS..............................................................................................        160
EXPERTS....................................................................................................        160
REPORT OF INDEPENDENT ACCOUNTANTS FOR C. BREWER HOMES, INC.................................................        161
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS FOR MAUNA LOA RESOURCES, INC......................................        162
BALANCE SHEET OF MAUNA LOA RESOURCES, INC., JUNE 30, 1997..................................................        163
STOCKHOLDER PROPOSALS......................................................................................        165
OTHER MATTERS..............................................................................................        165


                                   APPENDICES

                                                                                                         APPENDIX
                                                                                                         ---------
Amended and Restated Agreement and Plan of Merger......................................................      A
Fairness Opinion of Jefferies & Company, Inc...........................................................      B
Fairness Opinion of Hambrecht & Quist LLC..............................................................      C
Amended and Restated Agreement of Limited Partnership..................................................      D
Delaware General Corporation Law, Section 262..........................................................      E
Mauna Loa Macadamia Partners, L.P. 1998 Unit Option Plan...............................................      F
Homes Form 10-K/A......................................................................................      G
Homes Form 10-Q........................................................................................      H
Partnership Form 10-K..................................................................................      I

                                    SUMMARY

THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATERIAL FACTS REGARDING THE PARTNERSHIP, HOMES, OR THE MATTERS TO BE CONSIDERED AT THE MEETINGS AND IS QUALIFIED IN ALL RESPECTS BY THE INFORMATION APPEARING ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE APPENDICES HERETO AND THE DOCUMENTS REFERRED TO AND INCORPORATED BY REFERENCE HEREIN. UNITHOLDERS AND STOCKHOLDERS ARE URGED TO REVIEW CAREFULLY THE ENTIRE JOINT PROXY STATEMENT/PROSPECTUS AND APPENDICES HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

THE PARTIES

    THE PARTNERSHIP. The Partnership is a limited partnership organized under the laws of the State of Delaware with its principal executive offices at 828 Fort Street, Honolulu, Hawaii 96813. Its telephone number is (808) 532-4130. Its managing general partner is Mauna Loa Resources Inc. ("Resources" or the "Managing Partner"), which is an indirect wholly owned subsidiary of C. Brewer and Company, Limited ("CBCL"). CBCL is wholly owned by Buyco, Inc. ("Buyco"). The Partnership is a publicly traded limited partnership engaged in the business of growing macadamia nuts in Hawaii. Macadamia nuts grown by the Partnership are sold exclusively to Mauna Loa Macadamia Nut Corporation ("Mauna Loa"), which owns all of the stock of the Managing Partner and is itself wholly owned by CBCL. The Partnership's farming operations are conducted by corporations which are affiliates of Mauna Loa pursuant to long-term farming contracts.

    Additional information about the Partnership is included under "PARTIES TO THE MERGER-- The Partnership" and in documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and Appendix I.

    HOMES. Homes, originally a Hawaii corporation that until December 1993 was a subsidiary of CBCL and that in 1994 changed its state of incorporation to Delaware, is a land developer and home builder in the State of Hawaii with land holdings and operations on the islands of Maui, Kauai and Hawaii. Homes' executive offices are located at 255-A East Waiko Road, Wailuku, Hawaii 96793. Its telephone number is (808) 242-6833. From 1993 until early in 1997, Homes' business strategy focused primarily on the construction and sale of homes. In early 1997, the focus of Homes' business strategy shifted to include the development and sale of lots and parcels of lands.

    Additional information about Homes is included under "PARTIES TO THE MERGER--Homes" and in documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and Appendices G and H.

THE MERGER

    At the Special Meetings, record holders of the Partnership's Class A Units, whether limited partners or assignees of record (the "Unitholders"), and holders of Homes Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement and to approve the Merger contemplated thereby (the "Merger Proposal"). Pursuant to the Merger Agreement, Homes will merge with and into the Partnership, with the Partnership surviving the Merger as a Delaware limited partnership. If the Merger Proposal is approved by the requisite votes of the Unitholders of the Partnership and the stockholders of Homes and the Merger is consummated, at the Effective Time of the Merger each outstanding share of Homes Common Stock (except for shares with respect to which dissenters rights are asserted, and any shares held by the Partnership) will be converted into 0.667 of a Class A Unit (the "Conversion Ratio"). No fractional Class A Units will be issued in the Merger, and each holder of Homes Common Stock otherwise entitled to a fraction of a Class A Unit will receive cash in lieu thereof. Upon compliance with specified procedures after the Merger is consummated, record holders of Homes Common Stock immediately prior to the Effective Time of the Merger will be entitled to be admitted automatically as limited partners of the Partnership and to receive Depositary Receipts representing Class A Units ("Depositary

Receipts"). Each Class A Unit outstanding immediately prior to the Effective Time of the Merger will remain outstanding following the Effective Time. See "THE MERGER--Effect of Merger," "--Conversion of Homes Shares Into Class A Units and Conversion Ratio" and "--No Fractional Units." For information concerning the exchange of certificates representing shares of Homes Common Stock for certificates or Depositary Receipts representing Class A Units and the admission of stockholders of Homes as limited partners of the Partnership, see "THE MERGER--Conversion of Homes Shares into Class A Units and Conversion Ratio" and "--Surrender of Homes Stock Certificates."

AMENDMENTS TO THE PARTNERSHIP AGREEMENT; ADOPTION OF UNIT OPTION PLAN

    The parties' obligations to consummate the Merger are conditioned, among other things, upon adoption of all proposed amendments to the Partnership's Agreement of Limited Partnership (the "Partnership Agreement"). The proposals to adopt such amendments (the "Amendment Proposals") require the approval of a majority of the Class A Units outstanding on the Partnership Record Date. Such amendments will (i) change the name of the Partnership to Hawaii Land & Farming Company, L.P. and expand the types of business in which the Partnership may engage; (ii) replace provisions concerning mandatory quarterly distributions of cash flow with provisions that confer on the Managing Partner discretion to determine the amount and timing of all distributions; (iii) modify fees payable to the Managing Partner such that the Managing Partner's management fee will equal two percent of the Partnership's net income rather than two percent of the Partnership's operating cash flow, and eliminate provisions concerning the Managing Partner's incentive fee; (iv) eliminate requirements that, in connection with issuance of additional Class A Units, general partners make capital contributions sufficient to cause their capital contributions to equal one percent (1%) of total capital contributions made to the Partnership (which change will not affect the Managing Partner's existing one percent (1%) interest in profits, losses and distributions); (v) add provisions concerning mergers involving the Partnership, including provisions pertaining specifically to the Merger; (vi) add and modify various provisions relating to Assignees of record of Class A Units (including persons, such as stockholders of Homes, whose securities are converted into Class A Units in connection with a merger or consolidation), including provisions regarding voting and notice rights, and clarify provisions regarding the admission of limited partners and the vote required for approvals; (vii) authorize the appointment of officers and hiring of employees for the Partnership and divisions thereof and extend indemnification and other provisions presently applicable to general partners' officers, directors and employees so that they will apply to Partnership officers and employees; (viii) modify provisions regarding related party transactions, including transactions with CBCL or its affiliates, and provisions involving the composition of the Partnership's Conflicts Committee, to express more clearly requirements regarding oversight of related party transactions;
(ix) modify various provisions relating to the dissolution, continuation and liquidation of the Partnership to make it easier for Unitholders to elect to continue the Partnership following an event of dissolution and to conform certain provisions to current law; (x) add and modify various provisions relating to the Partnership's tax allocations and elections and the maintenance of capital accounts to conform to current law and clarify the Managing Partner's authority with respect thereto; and (xi) make various clarifying, conforming and clerical changes and eliminate various provisions dealing with rights or obligations that have been performed, expired, or otherwise are no longer pertinent to the Partnership's affairs, including all provisions concerning Class B Units in the Partnership (inasmuch as all outstanding Class B Units were cancelled in 1997) and provisions concerning the Partnership's special general partner (which in December 1997 transferred all of its interests as a general partner to the Managing Partner, and withdrew as a special general partner). See "AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT."

    The enclosed form of proxy affords Unitholders an opportunity to vote on all of the Amendment Proposals as a group by marking a single box on line 2(a) of the proxy card. Alternatively, Unitholders may mark lines 2(b) through 2(l) on their proxy cards to vote separately on the amendments listed above.

HOWEVER, THE MERGER WILL NOT BE EFFECTUATED UNLESS ALL OF THE AMENDMENT PROPOSALS ARE APPROVED. Accordingly, the Managing Partner's Board of Directors recommends that Unitholders vote FOR all of the Amendment Proposals by marking the "For" box on line 2(a) of the proxy card. IF ONE OF THE BOXES IS MARKED ON LINE 2(A), ANY VOTE ON LINES 2(B) THROUGH 2(L) WILL BE DISREGARDED.

    At the Unitholders Meeting, holders of Class A Units will also consider a proposal (the "Option Plan Proposal") to adopt an option plan (the "Unit Option Plan") permitting the issuance of options to acquire Class A Units to officers and employees of the Partnership and to officers, directors and employees of the Managing Partner. The Option Plan Proposal, if approved by the requisite vote of Unitholders, will permit the Board of Directors of the Managing Partner to cause the issuance by the Partnership of options to acquire up to 500,000 Class A Units. Such options would be issued (i) for the number of Class A Units described herein to present directors and an officer of Homes who are to become directors of the Managing Partner or an officer of the Partnership, in connection with the cancellation of their existing options to purchase Homes Common Stock, (ii) to nonemployee directors of the Managing Partner as automatic grants in accordance with the provisions of the Unit Option Plan, and (iii) to officers and employees of the Partnership or of its Managing Partner in amounts determined from time to time by a committee of the Managing Partner's Board of Directors. See "THE UNIT OPTION PLAN."

    Approval of the Option Plan Proposal is not a condition to consummating the Merger.

THE MEETINGS

    The Unitholders Meeting will be held at 10:00 a.m., Hawaii Standard Time, on June 26, 1998 at the offices of Carlsmith Ball Wichman Case & Ichiki, located at 1001 Bishop Street, Pacific Tower, Suite 2200, Honolulu, Hawaii. The purpose of the Unitholders Meeting is to consider and vote upon (i) the Merger Proposal,
(ii) the Amendment Proposals and (iii) the Option Plan Proposal. See "THE UNITHOLDERS MEETING."

    The Homes Meeting will be held at 11:00 a.m., Hawaii Standard Time, on June 26, 1998 at the offices of Goodsill Anderson Quinn & Stifel, Alii Place, Suite 1800, 1099 Alakea Street, Honolulu, Hawaii. The purpose of the Homes Meeting is to consider and vote upon the Merger Proposal. See "THE HOMES MEETING."

VOTES REQUIRED; RECORD DATES


    THE PARTNERSHIP. Only Unitholders of record at the close of business on April 30, 1998 (the "Partnership Record Date") will be entitled to vote at the Unitholders Meeting. The affirmative vote of a majority of the Class A Units outstanding on such date is required to approve each of the Merger Proposal, the Amendment Proposals and the Option Plan Proposal. See "THE UNITHOLDERS MEETING--Vote Required." As of the Partnership Record Date there were 7,500,000 Class A Units outstanding, held by approximately 1,843 holders of record. As of December 31, 1997, Class A Units were owned by approximately 8,950 beneficial owners.


    Directors and executive officers of the Managing Partner beneficially owned, as of the Partnership Record Date, 23,676 Class A Units or less than 1% of the outstanding Class A Units, and Mauna Loa Orchards, an affiliate of CBCL, owned 30,000 Class A Units. As of such date, neither Homes nor any of its directors or executive officers (other than those who are also directors or executive officers of the Managing Partner) beneficially owned any Class A Units.

    HOMES. Only holders of record of Homes Common Stock at the close of business on April 30, 1998 (the "Homes Record Date") will be entitled to vote at the Homes Meeting. Such holders, voting as a single class, will have one vote for each share of Class A Common Stock and three votes for each share of Class B Common Stock so held with regard to each matter to be voted upon. See "THE HOMES MEETING-- Voting Rights; Vote Required." The affirmative vote of a majority of all votes that could be cast by holders of all outstanding shares of Homes Common Stock is required for approval of the Merger Proposal by stockholders of Homes. As of the Homes Record Date, there were issued and outstanding 3,741,846 shares of Class A Common Stock held by 67 record holders and 4,589,819 shares of Class B Common Stock held by 79 record holders.



    The current directors and executive officers of Homes beneficially owned, as of the Homes Record Date, 8,400 shares of Class A Common Stock and 1,151,266 shares of Class B Common Stock (excluding all options to acquire Homes Common Stock discussed under "THE MERGER--Homes Options" and "THE UNIT OPTION PLAN"). At such date, the Class A Common Stock and Class B Common Stock so held represented approximately 19.8% of the total votes that could be cast by holders of all then outstanding shares of Homes Common Stock. Directors and executive officers of the Managing Partner (other than those who were also directors or executive officers of Homes) did not beneficially own, as of the Homes Record Date, any shares of Homes Common Stock, and no shares of Homes Common Stock were owned by the Partnership or the Managing Partner.


RECOMMENDATIONS OF BOARD OF DIRECTORS OF MANAGING PARTNER AND OPINION OF
  FINANCIAL ADVISOR

    The Managing Partner's Board of Directors, acting pursuant to the recommendation of its Negotiating Committee, has determined that the Merger Proposal, the Amendment Proposals and the Option Plan Proposal are in the best interests of the Partnership and its Unitholders, and therefore recommends that Unitholders vote FOR approval of all such Proposals. See "THE MERGER--Background and Reasons for the Merger and Recommendations of the Partnership's Management." Jefferies & Company, Inc. ("Jefferies") has served as financial advisor to the Board of Directors of the Managing Partner and the Negotiating Committee thereof in connection with the Merger and has rendered an opinion to the Board of Directors of the Managing Partner that the consideration to be provided pursuant to the Merger is fair, from a financial point of view, to the Unitholders. See "THE MERGER--Opinion of the Partnership's Financial Advisor." The opinion of Jefferies is attached as Appendix B to this Joint Proxy Statement/ Prospectus. Unitholders and Homes stockholders are urged to read such opinion in its entirety for descriptions of the procedures followed, matters considered and limitations on the reviews undertaken in connection therewith.

RECOMMENDATIONS OF BOARD OF DIRECTORS OF HOMES AND OPINION OF FINANCIAL ADVISOR

    The Board of Directors of Homes, acting pursuant to the recommendation of its Negotiating Committee, has approved the Merger Agreement and has determined that the Merger and other transactions contemplated thereby are in the best interests of Homes and its stockholders. The Homes Board therefore recommends that Homes stockholders vote FOR approval of the Merger Proposal. See "THE MERGER--Background and Reasons for the Merger and Recommendations of the Board of Directors of Homes." Hambrecht & Quist LLC ("Hambrecht & Quist") has served as financial advisor to Homes in connection with the Merger and has rendered an opinion to the Homes Board that the consideration to be received in the Merger by holders of Homes Common Stock is fair, from a financial point of view, to such stockholders. See "THE MERGER--Opinion of Homes' Financial Advisor." The opinion of Hambrecht & Quist is attached as Appendix C to this Joint Proxy Statement/Prospectus. Unitholders and Homes stockholders are urged to read such opinion in its entirety for descriptions of the procedures followed, matters considered and limitations on the reviews undertaken in connection therewith.

MANAGEMENT OF THE PARTNERSHIP FOLLOWING THE MERGER


    Mauna Loa, the Managing Partner's sole stockholder, has adopted resolutions to reconstitute the Board immediately following the Effective Time of the Merger. Pursuant to those resolutions, the Managing Partner's Board of Directors will be increased to seven directors and there will be elected as directors all present members of such board, other than James S. Andrasick (the president of Mauna Loa, who will not be elected to the reconstituted Board), together with Seth A. Bakes, who is president, chief executive officer and a director of Homes, and David A. Heenan and Paul C.T. Loo, who are directors of Homes. Mr. Heenan will also become a member of the Managing Partner's Conflicts Committee, which will then consist of David A. Heenan and that committee's current members, James H. Case and Dr. Ralph C. Hook, Jr. No members of the Conflicts Committee will be stockholders, directors, or officers of CBCL or any of its affiliates (except for service as directors of the Managing Partner). Since reconstitution of the Board will be accomplished by action of the Managing Partner's sole shareholder, Mr. Andrasick's resignation will not be required. Although there are no agreements with him concerning termination of service as a director, Mr. Andrasick has no objection to this change.


    The operations of Homes after the Merger will be conducted as a division of the Partnership (the "Land Division"), and Seth A. Bakes will be named president of the Land Division. The Partnership, which at present has no employees, expects to hire most of the present employees of Homes, who are expected to have divisional titles, and operating responsibilities, corresponding to their present titles and responsibilities at Homes. However, Edward T. Foley, executive vice president and chief financial officer of Homes, will resign on or about the Effective Time pursuant to a release and separation agreement, and following the Merger responsibility for financial matters will reside with the chief financial officer of the Managing Partner, Gregory A. Sprecher.

    Following the Merger, the officers and employees of the Managing Partner will continue to supervise and monitor all farming activities of the Partnership. There will be no changes in the officers and employees of the Managing Partner due to the Merger. However, Kent T. Lucien (who is and will continue to be the Managing Partner's president) will also become the Managing Partner's chief executive officer, and in that capacity will be responsible for all activities of the Partnership, including those of its Land Division.

    The Partnership will assume Homes' Section 401(k) plan, and the Combined Company is to provide employee benefits to Homes employees retained by the Combined Company that in the aggregate are substantially equivalent to those provided to employees of Homes at the date of the Merger Agreement. See "THE MERGER--Employee Matters; Continuation of Indemnification." If the Option Plan Proposal is approved at the Unitholders Meeting, the Partnership will adopt a Unit Option Plan intended, among other things, to afford option opportunities similar to those presently made available by Homes. See "THE UNIT OPTION PLAN."

OPERATIONS OF THE COMBINED COMPANY FOLLOWING THE MERGER

    The Merger is not expected to result in any changes to Partnership's macadamia nut operations. The Partnership's Land Division is expected to deemphasize Homes' present homebuilding activities in favor of marketing residential and commercial projects to other homebuilders and developers. It is anticipated that the Land Division will complete Homes' current Kaimana and Iao Parkside homebuilding projects, but thereafter concentrate on marketing portions of its land holdings to other homebuilders, as well as commercial developers. The strategy of deemphasizing homebuilding is intended to allow the Land Division to realize more quickly the values of its extensive land holdings and to reduce its capital requirements. Nevertheless, the Land Division may in the future participate in selected homebuilding and commercial development projects, and may acquire additional lands or commercial properties if favorable acquisition opportunities arise. See "PARTIES TO THE MERGER--Homes."

EFFECTIVE TIME


    The Merger will become effective at the time (the "Effective Time") a certificate of merger is filed in accordance with the requirements of Delaware law or at such later time as may be specified by agreement of the parties in such certificate of merger. Assuming satisfaction of all conditions to consummation of the Merger, it is expected to become effective on or about June 30, 1998. If the Merger does not occur prior to

August 31, 1998, the Merger Agreement may be terminated by the Homes Board or by the Board of Directors of the Managing Partner. See "Amendment and Termination of the Merger Agreement" below.


CONDITIONS

    Consummation of the Merger is subject to fulfillment of various conditions that have not yet been satisfied, including receipt of required Unitholder approval of the Merger Proposal and the Amendment Proposals, Homes stockholder approval of the Merger Proposal, the authorization for listing on the New York Stock Exchange of the Depositary Receipts representing Class A Units to be issued in the Merger, receipt of opinions of counsel regarding certain tax aspects of the Merger, and to satisfaction or waiver of other closing conditions. See "THE MERGER--Conditions to Consummation of the Merger."

REGULATORY MATTERS


    No filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and no other filing with or approval of any federal or state governmental entity is required in connection with the Merger other than registration under the Securities Act of the Depositary Receipts representing the Class A Units to be issued in the Merger, certain notifications required to be given by Homes to state and county authorities pursuant to provisions of certain land use permits, and certain tax filings.


ALTERNATIVE TRANSACTION SOLICITATION RESTRICTIONS

    Under the Merger Agreement, Homes has agreed not to solicit, initiate or encourage an Alternative Transaction (as hereinafter defined). In addition, Homes has agreed (unless members of its Board of Directors determine in good faith with the advice of counsel that failure to do so could result in a breach of their fiduciary duties) not to participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any effort to effect any Alternative Transaction other than with the Partnership. "Alternative Transaction" means generally any transaction involving Homes that results in a transfer of assets (other than in the ordinary course of business) or shares evidencing or representing 10% or more of the assets or voting power of Homes. The Merger Agreement does not prohibit Homes from entering into an Alternative Transaction. However, if the Merger Agreement is terminated by the Partnership as a result of Homes' entering into an Alternative Transaction, Homes shall pay to the Partnership $1,000,000 on consummation of the Alternative Transaction or any other Alternative Transaction (with certain exceptions) consummated within 12 months of the date on which the Partnership exercised such right of termination. See "THE MERGER--Conduct of Business Pending the Merger--ALTERNATIVE TRANSACTION SOLICITATION RESTRICTIONS."

AMENDMENT AND TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement provides that, except as otherwise required by law and except that the Conversion Ratio may not be reduced (other than by reason of the adjustment provision described under "THE MERGER--Conversion of Homes Shares into Class A Units and Conversion Ratio") without the approval of stockholders of Homes prior to the Effective Time, any provision of the Merger Agreement may be waived by the party benefitted by that provision or by both parties, and the Merger Agreement may be modified, amended or terminated on behalf of Homes or the Partnership by action of the Board of Directors of Homes or of the Managing Partner, without action by the stockholders of Homes and Unitholders and whether before or after the Special Meetings. Under Section 251(d) of the Delaware General Corporation Law, an amendment subsequent to adoption of the Merger Agreement by a vote of stockholders may not alter or change (i) the amount or kind of securities, cash or other rights to be received by stockholders of Homes in exchange for their shares or (ii) any of the terms or conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any class of Homes Common Stock.

    The Merger Agreement may be terminated and the Merger abandoned prior to the Effective Time, whether before or after its approval by stockholders of Homes and Unitholders of the Partnership, by mutual consent of the Homes Board and the Managing Partner, or by either of them individually under certain specified circumstances described under "THE MERGER--Amendment and Termination-- TERMINATION." Those circumstances include, among other things, failure of stockholders or Unitholders to approve the Merger, a material breach by the other party of its representations, warranties or agreements not cured within 30 days following written notice, issuance of a non-appealable injunction or other order precluding consummation of the Merger, or failure to consummate the Merger by August 31, 1998, unless the failure to accomplish the Merger by such time is due to the breach of a representation, warranty or agreement by the party seeking to terminate. The Merger Agreement also permits termination by the Partnership's Managing Partner if Homes engages in or supports certain Alternative Transactions. See "THE MERGER--Conduct of Business Pending the Merger--ALTERNATIVE TRANSACTION SOLICITATION RESTRICTIONS."


INTERESTS OF CERTAIN PERSONS IN THE MERGER

    All directors of Homes and its principal officers have interests in the Merger in addition to their interests, if any, as stockholders of Homes generally. These include, among other things, provisions in the Merger Agreement concerning indemnification, continuation of employment and certain employee benefits, cash payments for certain outstanding stock options (or, if the Unit Option Plan is approved, issuance of options to acquire Class A Units), the right to receive certain payments upon consummation of the Merger, and the election of certain directors of Homes to the Board of Directors of the Managing Partner. See "THE MERGER--Interests of Certain Persons in the Merger."


    John W.A. Buyers and Kent T. Lucien are directors and/or executive officers of the Managing Partner and of CBCL and its affiliates, are directors of Homes, are shareholders of Buyco, Inc. (the parent of CBCL), and are holders of both Class A Units and Homes Common Stock. By reason of their direct or indirect ownership and management roles in both parties to the Merger and in CBCL affiliates with which both parties have business relationships, the interests of Messrs. Buyers and Lucien in the Merger vary substantially from those of most stockholders of Homes or Unitholders of the Partnership. In particular, as owners of shares of Buyco, Messrs. Buyers and Lucien have indirect ownership interests in Buyco affiliates that have significant business dealings with the Partnership or Homes, including indirect ownership interests in the Managing Partner, whose rights and obligations pertaining to fees, capital contribution requirements and other matters will be affected by amendments to the Partnership Agreement proposed in connection with the Merger, and in CBCL, which is a guarantor of certain debt of Homes. See "RELATIONSHIPS WITH C. BREWER AND COMPANY, LIMITED--Certain Historical, Ownership and Other Relationships," "THE PARTNERSHIP'S MANAGEMENT BEFORE AND AFTER THE MERGER," "BENEFICIAL OWNERSHIP OF PRINCIPAL UNITHOLDERS AND MANAGEMENT--THE PARTNERSHIP" and "BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT--HOMES."


CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


    It is the opinion of Carlsmith Ball Wichman Case & Ichiki, counsel to the Partnership ("Counsel"), that while the matter is not free from doubt because the Partnership will not seek a ruling from the IRS as to the tax treatment of the Merger and there is no published ruling or court case which addresses specifically the tax treatment of the merger of a corporation with a partnership in a merger such as the Merger, the Merger will for federal income tax purposes be treated as a contribution by Homes of all of its assets and liabilities to the Partnership in exchange for the Class A Units to be issued in the Merger, followed by a distribution of such Class A Units to the Homes stockholders (other than those who perfect dissenters rights) in liquidation of Homes. See "RISK FACTORS AND SPECIAL CONSIDERATIONS-- Federal Income Tax Risks--TAX CONSEQUENCES OF MERGER" and "CERTAIN FEDERAL INCOME TAX

CONSIDERATIONS--Overview of Tax Consequences of Merger and Conversion of Homes Common Stock into Class A Units--TAX TREATMENT OF MERGER AND CONVERSION OF HOMES COMMON STOCK." Accordingly, the Merger will be a taxable transaction to Homes, which will be treated as having sold the Class A Units at their fair market value, and to the Homes stockholders, who will be treated as having received the Class A Units in a taxable exchange for their Homes Common Stock. Any tax liability of Homes resulting from the Merger will be assumed by the Partnership.


    Based on the aforementioned opinion of Counsel and on tax opinions to be rendered by Carlsmith Ball Wichman Case & Ichiki and by Brobeck Phleger & Harrison LLP as a condition of the Merger, and subject to the assumptions and limitations therein, the Partnership will following the Merger continue to be treated as a partnership for federal income tax purposes and thus will not be subject to federal income tax (other than a 3.5% tax on gross income) at the Partnership level. Unitholders will be taxed on their allocable shares of the Partnership's income, regardless of whether they receive cash distributions from the Partnership.


    See "RISK FACTORS AND SPECIAL CONSIDERATIONS--Federal Income Tax Risks" and "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."


ACCOUNTING TREATMENT


    The Merger will be treated as a purchase for accounting purposes. See "RISK FACTORS AND SPECIAL CONSIDERATIONS--Risks Relating to the Merger--POSSIBLE ASSET IMPAIRMENT LOSSES," "--HISTORICAL RESULTS NOT INDICATIVE OF FUTURE RESULTS" and "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS."


CERTAIN DIFFERENCES IN RIGHTS OF SECURITIES HOLDERS

    At the Effective Time, Homes stockholders (other than those who assert dissenters rights) will become holders of Class A Units with the status of Assignees and will be entitled, upon compliance with certificate exchange procedures, automatically to become limited partners of the Partnership. Their rights as Unitholders will be determined by the Partnership's Amended Partnership Agreement and by the Delaware Revised Uniform Limited Partnership Act. The rights of a Unitholder differ substantially from rights of stockholders of Homes in many important respects. In particular, management of the Partnership is (except for certain specific matters requiring approval of Unitholders) vested in the Managing Partner. Although holders of 66 2/3% of the Class A Units have the power to remove and replace a general partner, including the Managing Partner, Unitholders do not have the power to vote upon the composition of the Managing Partner's Board of Directors. Moreover, the right of Unitholders to participate in governance of the Partnership through exercise of voting rights is limited to certain specified matters. For a summary of these and other differences between the rights of Unitholders and those of Homes stockholders, see "DESCRIPTION OF CLASS A UNITS AND OF CERTAIN DIFFERENCES IN RIGHTS OF SECURITY HOLDERS--Description of Certain Differences in Rights of Holders of Homes Common Stock Compared to Rights of Holders of Class A Units."

DISSENTERS RIGHTS

    Under Section 262 of the Delaware General Corporation Law (the "DGCL"), set forth in full as Appendix E to this Joint Proxy Statement/Prospectus, holders of shares of Homes Common Stock have the right to dissent, and obtain payment of the "fair value" of their shares, in the event of certain corporate actions such as the Merger. Unitholders are not entitled to dissenters rights in connection with the Merger Proposal, the Amendment Proposals, the Option Plan Proposal or the effectuation thereof.

    Homes stockholders who wish to exercise dissenters rights must comply fully with the requirements of Section 262 of the DGCL. Accordingly, Homes stockholders wishing to dissent are urged to read carefully

"DISSENTERS RIGHTS" in this Joint Proxy Statement/Prospectus and Appendix E hereto, and to consult their own legal advisors.

    Among other things, Section 262 requires that a stockholder wishing to exercise dissenters rights (i) must deliver to Homes, before the vote on the Merger at the Homes Meeting, a written demand for appraisal of such holder's Homes Common Stock and (ii) must not vote in favor of the Merger. Because a duly executed proxy which does not contain voting instructions will, unless revoked, be voted for the Merger, a holder of Homes Common Stock who votes by proxy and wishes to exercise appraisal rights must either vote against the Merger or abstain from voting on the Merger. Returning an executed blank proxy will constitute a vote for all proposals to be considered at the Homes Meeting, and therefore will cause a forfeiture of dissenters rights. A vote against the Merger, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. In addition, holders of Homes Common Stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares of record until the Effective Time. All written demands for appraisal pursuant to Section 262 should be sent or delivered to Homes at 255-A East Waiko Road, Wailuku, Maui 96793, Attention: President. If the Merger Proposal is approved at the Homes Meeting, Homes stockholders wishing to dissent from the Merger must comply fully thereafter with a series of additional requirements under Section 262 of the DGCL. Those requirements are summarized under "DISSENTERS RIGHTS" and are set forth in full in Appendix E.

SURRENDER OF HOMES STOCK CERTIFICATES

    If the Merger becomes effective, Chase Mellon Shareholder Services, Inc. (the "Exchange Agent") will mail a letter of transmittal and related materials, including the Partnership's then current form of transfer application (a "Transfer Application") to each holder of record at the Effective Time of outstanding shares of Homes Common Stock (other than Homes stockholders who have asserted dissenters rights). The letter of transmittal and Transfer Application are to be used by each Homes stockholder not exercising dissenters rights (i) to return to the Exchange Agent the stock certificates representing the Homes Common Stock owned by the stockholder in exchange for Depositary Receipts (or Certificates) representing Class A Units and a cash payment in lieu of any fractional Class A Units and (ii) to apply for automatic admission to the Partnership as a limited partner. See "THE MERGER--Conversion of Homes Shares into Class A Units and Conversion Ratio" and "--Surrender of Homes Stock Certificates."

COMPARATIVE SECURITY PRICE AND DISTRIBUTION INFORMATION

    The Partnership's Depositary Receipts are traded on the New York Stock Exchange under the symbol "NUT." The Homes Class A Common Stock is included for quotation on the NASDAQ National Market under the symbol "CBHI." There is no established public trading market for Homes Class B Common Stock, which automatically converts to Class A Common Stock upon its sale. The following table sets forth distributions paid on the Class A Units, the high and low sales prices of Depositary Receipts on the New York Stock Exchange, and the high and low sales prices of shares of Homes Class A Common Stock as reported on the NASDAQ National Market, on a calendar quarter basis for the three years ended

December 31, 1997, for the first calendar quarter of 1998 and for the period from April 1, 1998 through May 13, 1998.



                                                                                                   HOMES CLASS A COMMON
                                                                   PARTNERSHIP CLASS A UNITS              STOCK
                                                              -----------------------------------  --------------------
                                                                HIGH        LOW     DISTRIBUTIONS    HIGH        LOW
                                                              ---------  ---------  -------------  ---------  ---------
1995 CALENDAR YEAR
  First Quarter.............................................  $   2.750  $   2.375    $    .050    $   9.000  $   5.250
  Second Quarter............................................      2.875      2.375         .050        6.000      4.250
  Third Quarter.............................................      2.875      2.375         .050        6.625      5.000
  Fourth Quarter............................................      2.625      2.250         .050        6.125      3.750

1996 CALENDAR YEAR
  First Quarter.............................................      2.750      2.375         .050        4.875      3.625
  Second Quarter............................................      2.875      2.500         .050        4.500      2.750
  Third Quarter.............................................      3.000      2.500         .050        3.500      2.750
  Fourth Quarter............................................      4.125      2.750         .050        3.250      1.625

1997 CALENDAR YEAR
  First Quarter.............................................      4.625      3.125         .075        3.750      1.625
  Second Quarter............................................      4.125      3.625         .075        2.750      2.000
  Third Quarter.............................................      4.250      3.688         .075        2.688      2.000
  Fourth Quarter............................................      4.375      3.500         .075        3.125      1.563

1998 CALENDAR YEAR
  First Quarter.............................................      3.938      3.688         .075        2.250      2.000
  Second Quarter (to May 13, 1998)..........................      4.188      3.750       --            2.375      1.875


    Homes has not declared or paid cash dividends or made other distributions on the Homes Common Stock since the initial public offering of its Class A Common Stock in 1993 in accordance with its policy that all earnings be retained to finance the continuing development of its business.

    The Merger Agreement provides that Homes shall not declare a dividend or make a distribution without the Partnership's consent, and that, prior to the Effective Time, the Partnership will not without Homes' consent make distributions other than normal cash distributions in the ordinary course. If the Amendment Proposals and the Merger Proposal are approved and the Merger is effectuated, following the Merger the Managing Partner will determine in its discretion whether to make distributions to the holders of the Class A Units and it is anticipated that the Partnership's current distribution practices will be modified. See "RISK FACTORS AND SPECIAL CONSIDERATIONS--Risks Relating to the Merger-- CHANGES TO PARTNERSHIP DISTRIBUTION POLICY."


    As of the Homes Record Date, there were 67 holders of record of Homes Class A Common Stock and 79 holders of record of Homes Class B Common Stock.



    The following table sets forth the closing price per Depositary Receipt, the last reported sale price per share of Homes Class A Common Stock and the equivalent per share price for Homes Class A Common Stock giving effect to the Merger on (i) November 6, 1997, the last business day preceding the parties' announcement that they had executed an agreement in principle concerning the Merger; (ii) December 18, 1997, the last business day preceding public announcement of the signing of the Merger Agreement; and (iii) May 13, 1998, the last practicable date prior to the effective date of this Joint Proxy Statement/ Prospectus. The pro forma equivalent per share price of Homes' Class A Common Stock at each specified date represents the product of the Conversion Ratio (i.e., 0.667) and the closing price of the Partnership's Class A Depositary Receipts on such date.


                                                        PARTNERSHIP    HOMES CLASS A   PRO FORMA EQUIVALENT PRICE OF
                                                       CLASS A UNITS   COMMON STOCK     HOMES CLASS A COMMON STOCK
                                                       -------------  ---------------  -----------------------------
November 6, 1997.....................................    $   4.125       $   2.125               $   2.751
December 18, 1997....................................        3.938           2.063                   2.627
May 13, 1998.........................................        3.938           2.250                   2.627



    Homes stockholders and Partnership Unitholders are advised to obtain current market quotations for Class A Units and Homes Class A Common Stock. The market prices of such securities at the Effective Time may be higher or lower than the market prices at the time the Merger Agreement was executed, at the effective date of this Joint Proxy Statement/Prospectus, or at the time of the Special Meetings.


COMPARATIVE PER SHARE/UNIT INFORMATION (UNAUDITED)


    The following table sets forth, for the Class A Units and the Homes Common Stock, certain historical, pro forma and pro forma equivalent per share financial information for the year ended December 31, 1997. The pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred had the Merger been consummated at the beginning of the year ended December 31, 1997. This information should be read in conjunction with and is qualified in its entirety by the financial statements and accompanying notes of the Partnership and Homes included in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and the pro forma combined financial statements and accompanying discussion and notes set forth under "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS."



                                                                          FOR THE YEAR ENDED DECEMBER 31, 1997
                                                                  ----------------------------------------------------
                                                                                                    PRO FORMA
                                                                                            --------------------------
                                                                         HISTORICAL                          HOMES
                                                                  ------------------------   PRO FORMA     PRO FORMA
PER UNIT OR COMMON SHARE(3)                                        PARTNERSHIP     HOMES     COMBINED    EQUIVALENT(1)
----------------------------------------------------------------  -------------  ---------  -----------  -------------
Net income (loss)...............................................    $    2.06(2) $   (0.48)  $   (0.24)    $   (0.16)
Book value......................................................    $    8.05    $    0.89   $    6.34     $    4.23
Cash distributions..............................................    $    0.30    $  --       $    0.17     $    0.11


------------------------

(1) Based on the Conversion Ratio of 0.667.

(2) Included a non-recurring credit of $1.81 per unit arising from an election to be taxed as a partnership pursuant to the Taxpayer Relief Act of 1997.

(3) Per share amounts are computed based on the weighted number of common shares or units outstanding. The Partnership and Homes had no potentially dilutive units or shares outstanding.

SELECTED FINANCIAL DATA--THE PARTNERSHIP

    The following selected financial data are derived from the audited financial statements of the Partnership for the year ended December 31, 1997. The selected financial data should be read in conjunction with the Partnership's financial statements and accompanying notes, which are incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." These historical results are not necessarily indicative of the results to be expected in the future.

                       MAUNA LOA MACADAMIA PARTNERS, L.P.
                            SELECTED FINANCIAL DATA
               (IN THOUSANDS, EXCEPT PER POUND AND PER UNIT DATA)

                                                               1997       1996       1995       1994       1993
                                                             ---------  ---------  ---------  ---------  ---------
Financial:
  Total revenue............................................  $  12,128  $  13,216  $  10,590  $  10,107  $  10,247
  Gross profit.............................................      2,621      3,947      2,084      1,168      1,992
  Net cash provided by operating activities................      4,613      2,062      3,370      1,568      2,705
  Net income...............................................     15,581      3,033      1,192        486      1,512
  Distributions declared...................................      2,273      1,515      1,515      2,273      3,030
  Total working capital....................................      5,213      4,342      1,235        219       (660)
  Total assets.............................................     66,727     65,953     64,455     67,544     70,536
  Long-term debt...........................................     --         --         --            264        321
  Total partners' capital..................................     60,965     47,656     46,138     46,461     48,248
  Class A limited partners' capital........................     60,355     47,179     45,676     45,996     47,765
  Net cash flow(1).........................................      3,435      4,635      2,793      3,206      4,392

Operations(2):
  Macadamia nuts harvested (in pounds)(3)..................     20,315     22,110     18,820     18,943     17,914
  Net price per pound(3)(4)................................  $  0.5970  $  0.5977  $  0.5627  $  0.5363  $  0.5932

Per Class A Unit(5):
  Income before tax benefit................................  $    0.24  $    0.40  $    0.16  $    0.02  $    0.13
  Net income...............................................       2.06       0.40       0.16       0.06       0.20
  Net cash flow(1).........................................       0.45       0.61       0.37       0.42       0.58
  Cash distributions.......................................       0.30       0.20       0.20       0.30       0.40
  Partners' capital........................................       8.05       6.29       6.09       6.13       6.37

------------------------

(1) As defined in the existing Partnership Agreement.

(2) During all periods presented there were 4,027 acres of trees harvested.

(3) Wet-in-shell at 25% moisture.

(4) Weighted average for all orchards.

(5) 7,500,000 Class A Units were issued and outstanding for all periods presented.

SELECTED FINANCIAL DATA--HOMES

    The following selected financial data are derived from the audited financial statements of Homes, except for the financial data for the nine-month periods ended December 31, 1997 and December 31, 1996, which are unaudited. The selected financial data should be read in conjunction with Homes' financial statements and accompanying notes, which are incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The results of operations for the nine-month periods ended December 31, 1997 and December 31, 1996 contain all adjustments that are of a normal and recurring nature necessary to present fairly the financial position and results of operations for such periods. These historical results are not necessarily indicative of the results to be expected in the future.

                             C. BREWER HOMES, INC.
                            SELECTED FINANCIAL DATA
            (IN THOUSANDS, EXCEPT EARNINGS (LOSS) PER COMMON SHARE)

                                          NINE MONTHS ENDED                               FISCAL YEAR ENDED
                                     ----------------------------  ---------------------------------------------------------------
                                     DECEMBER 31,   DECEMBER 31,    MARCH 31,    MARCH 31,    MARCH 31,    MARCH 31,    MARCH 28,
                                         1997           1996          1997         1996         1995         1994        1993(1)
                                     -------------  -------------  -----------  -----------  -----------  -----------  -----------
                                             (UNAUDITED)
STATEMENT OF INCOME (LOSS)
Property sales.....................    $  11,266      $  13,065     $  14,907    $   7,820    $  17,066    $  30,347    $  14,422
Cost of property sales.............       10,577         11,496        13,216        5,413       11,829       17,447        3,716
                                     -------------  -------------  -----------  -----------  -----------  -----------  -----------
Gross profit.......................          689          1,569         1,691        2,407        5,237       12,900       10,706
General and administrative
  expenses.........................        1,548          1,916         2,681        2,926        3,304        2,610        2,689
Asset impairment loss..............          641         --             3,537        1,325       --           --           --
Relocation charge..................       --             --            --              700       --           --           --
                                     -------------  -------------  -----------  -----------  -----------  -----------  -----------
  Operating income (loss)..........       (1,500)          (347)       (4,527)      (2,544)       1,933       10,290        8,017
Merger transaction costs...........         (510)        --            --           --           --           --           --
Equity in earnings of Iao
  Partners.........................           77            114           137          712        1,340        2,137       --
Interest income (expense)--net.....         (211)           (19)          (14)         135         (236)          42          298
Other income (expense)--net........           47           (162)         (238)        (691)        (162)         106           96
                                     -------------  -------------  -----------  -----------  -----------  -----------  -----------
  Income (loss) before income taxes
    (benefit)......................       (2,097)          (414)       (4,642)      (2,388)       2,875       12,575        8,411
Income taxes (benefit).............         (818)          (149)       (1,671)        (921)       1,120        4,865        3,196
                                     -------------  -------------  -----------  -----------  -----------  -----------  -----------
  Net income (loss)................    $  (1,279)     $    (265)    $  (2,971)   $  (1,467)   $   1,755    $   7,710    $   5,215
                                     -------------  -------------  -----------  -----------  -----------  -----------  -----------
                                     -------------  -------------  -----------  -----------  -----------  -----------  -----------
Weighted average number of common
  shares outstanding...............        8,332          8,332         8,332        8,333        8,336
                                     -------------  -------------  -----------  -----------  -----------
                                     -------------  -------------  -----------  -----------  -----------
Earnings (loss) per common share...    $    (.15)     $    (.03)    $    (.36)   $    (.18)   $     .21
                                     -------------  -------------  -----------  -----------  -----------
                                     -------------  -------------  -----------  -----------  -----------
PRO FORMA DATA(2)
Income before income taxes.........                                                                        $  11,082
Income taxes.......................                                                                            4,283
                                                                                                          -----------
                                                                                                          -----------
Net income.........................                                                                        $   6,799
                                                                                                          -----------
                                                                                                          -----------
Weighted average number of common
  shares outstanding...............                                                                            6,506
                                                                                                          -----------
                                                                                                          -----------
Pro forma earnings per common
  share............................                                                                        $    1.05
                                                                                                          -----------
                                                                                                          -----------
BALANCE SHEET DATA
Real estate developments...........    $  33,650      $  37,399     $  34,230    $  36,606    $  27,424    $  15,352    $  14,996
Total assets.......................       39,328         42,311        39,925       45,925       49,293       47,576       19,954
Notes payable......................       24,806         23,289        24,939       27,395       22,125       25,000       --
Stockholders' equity...............        7,437         11,422         8,716       11,687       13,178       11,451        8,892

------------------------------

(1) Through March 28, 1993, Homes' revenue had been derived from the development and sale of lots and parcels of land and did not include homebuilding activities that were pursued subsequently.

(2) Pro forma to give effect to a corporate restructuring that occurred in 1993, including (i) the transfer by CBCL to Homes of certain land suitable for residential development and the transfer by Homes to CBCL of non-strategic unentitled land and other assets, (ii) the assumption of $25 million of indebtedness from CBCL evidenced by a promissory note executed by Homes, and
    (iii) the recognition of additional revenue for development and management services provided to CBCL. Earnings per common share are not considered relevant for the periods prior to the Restructuring in December 1993. For purposes of the Pro Forma Data, calculations assume such transactions were effected as of the beginning of the fiscal year ended March 31, 1994.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


    The following table presents unaudited pro forma combined income statement data and per unit data for the Partnership and Homes for the year ended December 31, 1997 as if the Merger had been consummated at the beginning of that year. Additionally, the balance sheet data below is based on the combined unaudited December 31, 1997 balance sheets of the Partnership and Homes. The pro forma amounts included below are based on the purchase method of accounting, a preliminary determination and allocation of the total purchase price and the assumptions described under "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS." This information is based on and should be read in conjunction with and is qualified in its entirety by the financial statements and accompanying notes of the Partnership and Homes included in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and the unaudited pro forma combined financial statements and accompanying discussion and notes set forth under "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS." The unaudited pro forma combined amounts below are not necessarily indicative of the financial position or the results of operations of the Combined Company that would have actually occurred had the Merger been consummated at the beginning of the year ended December 31, 1997. The unaudited pro forma amounts are also not necessarily indicative of the future financial position or future results of operations of the Combined Company. See "RISK FACTORS AND SPECIAL CONSIDERATIONS--Risks Relating to the Merger--HISTORICAL RESULTS NOT INDICATIVE OF FUTURE RESULTS."


          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)


                                                                                                    YEAR ENDED
                                                                                                 DECEMBER 31, 1997
                                                                                                 -----------------
INCOME STATEMENT DATA
  Macadamia nut sales..........................................................................     $    12,128
  Property sales...............................................................................          13,108
                                                                                                       --------
    Total revenue..............................................................................          25,236
                                                                                                       --------
  Costs of farming.............................................................................           9,507
  Cost of property sales.......................................................................          11,435
                                                                                                       --------
    Total costs................................................................................          20,942
                                                                                                       --------
    Gross profit...............................................................................           4,294
  General and administrative expenses..........................................................           3,235
  Asset impairment loss........................................................................           4,178
  Equity in earnings of Iao Partners...........................................................            (100)
  Other expense--net...........................................................................              28
                                                                                                       --------
    Loss before gross income tax...............................................................          (3,047)
  Gross income tax.............................................................................             150
                                                                                                       --------
    Net loss...................................................................................     $    (3,197)
                                                                                                       --------
                                                                                                       --------
BALANCE SHEET DATA
  Total assets.................................................................................     $   119,276
  Notes payable to banks.......................................................................          24,806
  Total partners' capital......................................................................          83,383

PER UNIT DATA
  Net loss.....................................................................................     $     (0.24)
  Cash distributions...........................................................................            0.17
  Partners' capital............................................................................            6.34

OUTSTANDING UNITS
  Weighted average number of Class A Units outstanding.........................................          13,057

                    RISK FACTORS AND SPECIAL CONSIDERATIONS


    UNITHOLDERS OF THE PARTNERSHIP AND STOCKHOLDERS OF HOMES SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND SPECIAL CONSIDERATIONS, IN ADDITION TO THE OTHER INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. OTHER THAN STATEMENTS OF HISTORICAL FACT, STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING STATEMENTS AS TO THE BENEFITS EXPECTED TO BE REALIZED AS A RESULT OF THE MERGER AND AS TO FUTURE FINANCIAL PERFORMANCE, CONSTITUTE FORWARD-LOOKING STATEMENTS. THE COMBINED COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS CONTAINED OR INCORPORATED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. UNITHOLDERS OF THE PARTNERSHIP AND STOCKHOLDERS OF HOMES ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS CONTAINED OR INCORPORATED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SPEAK ONLY AS OF THE DATE WHEN MADE. NEITHER THE PARTNERSHIP NOR HOMES UNDERTAKES ANY OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.


RISKS RELATING TO THE MERGER

    CHANGES TO PARTNERSHIP DISTRIBUTION POLICY. If the Merger is consummated, the amendments to the Partnership Agreement adopted in connection therewith will grant the Managing Partner discretion to determine the amount and timing of all distributions. The proposed amendments to the Partnership Agreement require the Managing Partner, in making such decisions, to consider various factors, including tax liabilities incurred by the Unitholders due to ownership of Class A Units. However, the Managing Partner will be permitted to consider various other factors in making distribution decisions, including the Combined Company's cash needs, financial condition and maintenance of reserves for potential obligations and expenditures, which could include expenditures to pursue investment opportunities. Since the Combined Company's cash needs, debt service or investment opportunities may be substantial, amounts distributed to Unitholders if the Merger occurs may be less than amounts that would otherwise be distributed, and it is possible that there will be no distributions at all for a particular year, or that if there are distributions, such distributions will be insufficient to fund tax liabilities of Unitholders resulting from the Partnership's operations. In such event Unitholders may be required to fund tax liabilities from sources other than Partnership distributions. See "AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF THE AMENDED PARTNERSHIP AGREEMENT--Summary of Proposed Amendments--AMENDMENTS RELATING TO CHANGES TO DISTRIBUTION PROVISIONS."

    The Board of Directors of the Managing Partner has tentatively decided to modify the Partnership's distribution policy if the Merger is consummated to provide for one distribution per year after year-end results are known and to set the distribution in an amount expected to equal or exceed the federal income tax liability of at least 50% of the Unitholders with respect to their allocable shares of taxable income from the Partnership. The amount of taxable income allocable to a Unitholder will vary depending upon the price paid by the Unitholder for the Class A Units, and the effect of depreciation shifts resulting from the Merger and previous unit issuances. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS-- Allocation of Partnership Income, Gain, Loss and Deduction--THE AMENDED PARTNERSHIP AGREEMENT." Because of this and because the maximum marginal federal income tax rate is 39.6%, the Managing Partner presently intends to base the distribution on 40% of weighted average taxable income per unit. The Managing Partner expects to determine weighted average taxable income by determining the taxable income allocable to Unitholders who purchased Class A Units in each month since the Partnership was formed, taking into account the average trading price for the Class A Units in such months and the effect of the depreciation shifts, and weighting those figures by the number of Class A Units still outstanding with respect to each such month. Because such weighted average taxable income would be computed using federal income tax principles, it will have no necessary relationship to net income per unit reported by the Partnership using generally accepted accounting principles and may be higher or lower than that figure.


    In view of the above proposed change in policy the Board of Directors does not presently intend to declare a distribution for the second quarter of 1998.



    POTENTIAL CONFLICTS OF INTEREST. The Managing Partner is owned indirectly by CBCL and by its parent, Buyco. All macadamia nuts harvested by the Partnership are sold to Mauna Loa, an affiliate of CBCL, and all of the Partnership's farming operations are conducted by corporations affiliated with CBCL. There are, and have been from inception of the Partnership, numerous contractual and other relationships between the Partnership and affiliates of CBCL. Homes was until 1993 a subsidiary of CBCL, and all of its Class B Common Stock (which represented as of April 30, 1998 approximately 78.6% of the voting power of all outstanding Homes Common Stock) is owned by present or former stockholders of Buyco. If the Merger occurs, such holders will own approximately 23.4% of the outstanding Class A Units. There are, and have been since Homes' initial public offering in 1993, numerous agreements between Homes and CBCL that affect and define their ongoing relationships, including certain tax and other indemnification arrangements. In addition, CBCL is currently the guarantor of $6.0 million under Homes' working capital line of credit, and in connection therewith holds a mortgage on certain assets of Homes. For discussion of ownership and contractual relationships involving the Partnership, Homes and CBCL and its affiliates, see "RELATIONSHIPS WITH C. BREWER AND COMPANY, LIMITED." Such relationships with CBCL could result in conflicts of interests between the Combined Company and CBCL.


    The Managing Partner has since inception of the Partnership maintained a Conflicts Committee to evaluate and monitor contractual relationships and other potential conflicts arising from the Partnership's relationships with CBCL and its affiliates. The Conflicts Committee meets at least annually with the Partnership's independent auditors for the purpose of assuring that the farming fees and management fees have been calculated in accordance with applicable agreements and for the additional purpose of reviewing all other relationships between the Partnership and CBCL and its affiliates. The Conflicts Committee also meets on other occasions if either the Conflicts Committee or management of the Managing Partner believes that a conflict has arisen or may arise. In all such situations the Conflicts Committee makes a report of its findings and conclusion to management or to the full Board of Directors of the Managing Partner.


    The Partnership Agreement provides for a complete defense to any claim of invalidity or for damages or other relief under any agreement or transaction between the Partnership and a general partner or related person based upon an alleged conflict of interest if, among other alternatives, the agreement or transaction is authorized, approved or ratified by a disinterested majority of the Managing Partner's Board of Directors or by a majority of the Conflicts Committee. See "AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT--Summary of Proposed Amendments--AMENDMENTS RELATING TO AGREEMENTS AND TRANSACTIONS WITH A GENERAL PARTNER OR RELATED PERSON" and "--Summary of the Amended Partnership Agreement--PURPOSES, BUSINESS AND MANAGEMENT". The Managing Partner is a wholly owned subsidiary of Mauna Loa, which in turn is wholly owned by CBCL. Three of the five members of the current Board (Messrs. Buyers, Andrasick and Lucien) are officers of CBCL and thus would be interested parties in any conflict of interest situation involving CBCL affiliates. Although the Board of Directors of the Managing Partner could approve an agreement or transaction in spite of an adverse report by the Conflicts Committee, in such case the defense provided by Conflicts Committee approval would not be available. In practice, management or the Board has not proceeded with any related party agreements or transactions on which the Conflicts Committee has delivered an adverse report.


    After the Merger, the Conflicts Committee will continue to perform these functions, and will be augmented by an additional outside director. Under the Amended Partnership Agreement, the Conflicts Committee will be comprised of directors of the Managing Partner who are not employees of a general partner of the Partnership, shareholders of the Managing Partner, or officers, directors, employees or shareholders of any affiliate of the general partner (although ownership of Class A Units will not preclude an individual from service as a member of the Conflicts Committee). See "--Summary of Proposed Amendments--AMENDMENTS RELATING TO AGREEMENTS AND TRANSACTIONS WITH A GENERAL PARTNER OR RELATED PERSON." The Amended Partnership Agreement provides explicitly that approvals by the Conflicts Committee will require the affirmative vote in good faith by a majority of the directors who are members of the Conflicts Committee and who are not interested in the matter, other than by virtue of ownership of Class A Units or other securities of the Partnership. However, there can be no assurance that the terms of the Combined Company's various contractual and other economic relationships with CBCL and its affiliates, individually or in the aggregate, are or will be on terms that are comparable to those that would have resulted from negotiations between unaffiliated parties.

    OPERATING LOSSES OF HOMES. Homes has incurred net losses for each of the fiscal years ended March 31, 1997 and March 31, 1996 and also for the nine-month period ended December 31, 1997, primarily as a result of recognizing asset impairment losses as described below. See "SUMMARY--Selected Financial Data--Homes" and the financial statements of Homes included in the Homes Form 10-K/A (Appendix G) and the Homes Form 10-Q (Appendix H). There can be no assurance as to the level of earnings, if any, that the Combined Company's Land Division will be able to derive in the future from land sales and/or home sales.

    POSSIBLE ASSET IMPAIRMENT LOSSES. Homes historically has recorded a sale of a home or lot when a closing occurs and title passes to the purchaser. During the fourth quarter of fiscal year 1996 Homes adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-lived Assets to be Disposed Of." Application of SFAS No. 121 materially affected Homes' operating results in recent periods, requiring the recording of asset impairment losses of approximately $1.3 million in fiscal year 1996, approximately $3.5 million in fiscal year 1997 and $641,000 in the first three quarters of fiscal year 1998. Asset impairment losses may be required to be recorded in future periods with a concomitant adverse effect upon results of operations. In addition, purchase accounting utilized in the Merger will generally increase the recorded cost of Homes' assets, which may increase the possibility that asset impairment losses will be recognized by the Combined Company following the Merger.

    REFINANCING REQUIRED. The Partnership's obligation to consummate the Merger is conditioned on, among other things, Homes securing an extension of its primary credit facility until at least August 31, 1998 without material adverse change to its terms. Homes has satisfied this condition by obtaining an agreement with its principal lenders to extend the maturity of its credit facility to December 1, 1998. That facility, which provides financing for both construction and working capital, has an aggregate limit of $31.4 million, of which approximately $24.8 million in principal had been drawn as of December 31, 1997. As of April 17, 1998, the amount outstanding under the facility was approximately $21.2 million. Interest rates on the loans within the facility range from 0.5% to 2.0% above Bank of Hawaii's base rate. See "PARTIES TO THE MERGER--Homes--REFINANCING REQUIREMENTS," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Homes Form 10-Q. If the Merger is consummated, the Combined Company will be required to arrange alternate financing or secure a further extension by December 1, 1998.


    As of December 31, 1997 the Partnership had $5,213,000 in working capital. The Partnership also has a working capital facility of $4.0 million which expires on June 1, 1998. As of April 30, 1998, the full amount of that facility was available and the Partnership had not drawn upon that facility during 1997 or through April 30, 1998. The Partnership and Homes expect that the strong working capital position of the Partnership, the fact that it has no debt, and the Partnership's history of strong earnings and operating cash flow will enable the Combined Company to refinance Homes' existing facility, or arrange new credit facilities, at lower interest rates and on other terms more favorable than those of Homes' current facility, which could improve both profitability and liquidity. However, there can be no assurance that such refinancing will be attainable, or that its terms will be more favorable than those of Homes' current facility. If refinancing or an extension of credit facilities is not obtained, the Combined Company would have to use working capital to reduce debt (which could affect its ability to make distributions to Unitholders), and/or would have to sell lands presently owned by Homes at reduced prices. A failure to secure more favorable terms would mean that the Partnership would be unable to improve earnings by reducing debt service.

    CONTINUING CAPITAL REQUIREMENTS. As discussed in the Homes Form 10-K/A and Homes Form 10-Q, Homes' land development and homebuilding projects are long-term in duration and require significant capital expenditures and carrying costs before such projects can generate revenue. As discussed under "PARTIES TO THE MERGER--Homes," the Combined Company intends to deemphasize homebuilding activities in favor of marketing Homes' planned residential and commercial projects to other homebuilders and developers. The strategy of deemphasizing homebuilding is intended to allow the Combined Company to realize more quickly the values of its extensive land holdings and to reduce a portion of the capital requirements associated with the homebuilding business. Nonetheless, capital requirements may continue to be significant, particularly if after the Merger the Combined Company identifies and determines that it should pursue opportunities to acquire additional property, or determines that it should seek additional entitlements, develop infrastructure or pursue other strategies to increase the value of existing land holdings. Although the Partnership and Homes expect the Combined Company to rely on internally generated funds and bank borrowings to meet capital needs, the Combined Company could seek to access the public or private equity markets. If additional funds are raised by issuing Class A Units or other equity securities, dilution to Unitholders may result. If adequate funds are not available, the Combined Company may be required to delay, reduce the scope of, or eliminate one or more projects which could have a material adverse effect on the Combined Company.

    HISTORICAL RESULTS NOT INDICATIVE OF FUTURE RESULTS. The historical operating results of the Partnership and Homes are not necessarily indicative of future results that will be achieved by the Combined Company. The Combined Company's macadamia nut operations will remain subject to possible variations in revenue, income and cash flow resulting from factors inherent in the Partnership's current agricultural operations and from competitive and other factors affecting the prices received by the Partnership for its macadamia nuts. Moreover, Homes has since 1993 experienced a significant variability in sales and net income on a quarterly and annual basis. That variability reflects numerous factors related to Homes' business of developing land and homes, which are discussed in the Homes Form 10-Q. Homes has responded to current market conditions by marketing certain of its properties to other homebuilders and developers, and if the Merger occurs it is anticipated that the Combined Company will further deemphasize homebuilding activities in favor of sales of certain of Homes' extensive land holdings to other builders and developers. However, sales, net income and cash flow derived from the Combined Company's land sales and development activities will likely remain subject to substantial variations on a quarterly and annual basis, due to such factors as the demand for and timing of land sales and home closings, the geographic concentration of the Partnership's real estate and the sensitivity of markets for land and developed properties to variations in economic conditions, which are presently weak in Hawaii. In addition, the Partnership's net income derived from land sales, development and related activities will be affected by the fact that the Merger will be accounted for as a purchase, which will result in adjustments to the recorded values of Homes' assets to reflect the value of Class A Units issued in the Merger. Such adjustments will in the aggregate increase the recorded values of Homes' assets, and the margins previously achieved upon disposition of Homes' real estate assets may decrease substantially.

    THE HAWAII ECONOMY. Homes presently conducts all of its business in the State of Hawaii, primarily on the island of Maui and also on the islands of Kauai and Hawaii. In addition, all of Homes' operations on Maui are concentrated in central Maui. Although the State of Hawaii was one of the country's fastest growing economies in the late 1980's, Hawaii's economy weakened in the 1990's. See "PARTIES TO THE MERGER--Homes--THE HAWAII ECONOMY." Homes has observed a reduction in the rate of new home sales since late 1993, which Homes believes to have resulted in part from lack of confidence in the Hawaii economy by prospective home buyers. In addition, Hawaii's economy and many of its major industries such as tourism are affected by the economies of Asia. Recently, several Asian countries have experienced economic problems such as currency devaluation and slow growth, which could affect levels of East-bound visitors and other Asian economic activity in Hawaii. Although Homes cannot identify or quantify any specific impact of such economic developments on its operations to date, Homes' management believes that such developments could have an adverse impact on the Hawaii economy and, indirectly, on the market for homes. The condition of the Hawaii and Asian economies may also impact the Partnership's macadamia nut operations. All of the Partnership's macadamia nut harvest is sold to Mauna Loa under long-term nut purchase contracts. Under those contracts the Partnership's revenues are tied to a nut purchase price formula which is dependent in large part on Mauna Loa's market performance. Approximately 33% of 1997 sales of the Mauna Loa brand were in Hawaii, and a significant portion of those sales were made to visitors. In addition, Mauna Loa's 1997 sales in Japan and the Far East accounted for approximately 20% of its total sales. Economic difficulties in Hawaii and Asia may adversely affect Mauna Loa's level of sales of macadamia nuts in Hawaii and in Asia, could increase competition in U.S. markets, and/or affect prices, and thereby affect the Partnership's revenues and profitability. See "Continuing Risks from Present Business Operations--RISKS RELATING TO MACADAMIA NUT OPERATIONS--Risks Relating to Macadamia Nut Prices."


    FIXED CONVERSION RATIO. The number of Class A Units into which each share of Homes Common Stock is to be converted in the Merger is not subject to adjustment to reflect changes in the market value of the Class A Units or Homes Common Stock that may occur before the Effective Time. Because the Conversion Ratio will not be adjusted to reflect such changes, the market value of the Class A Units issued in the Merger and the value of the Homes Common Stock surrendered in the Merger may be higher or lower than the value of such securities at the respective times the Merger was negotiated or is considered and voted upon by the Unitholders of the Partnership and the stockholders of Homes. The Merger Agreement does, however, contain provisions that would result in an adjustment to the Conversion Ratio if more than 10,000 shares of Homes Common Stock were issued upon exercise of outstanding Homes stock options. See "THE MERGER--Conversion of Homes Shares into Class A Units and Conversion Ratio." No such adjustments are expected to occur because the holders of all stock options with an exercise price below $5.00 per share have agreed not to exercise such options. See "THE MERGER--Homes Options." In the unlikely event that all currently out-of-the-money stock options are exercised, the Conversion Ratio would be reduced by a maximum of 1.2%, from 0.667 to 0.659 and the maximum number of Class A Units issued in the Merger would be 5,563,890.

    LITIGATION RELATED TO THE MERGER. A derivative lawsuit has been filed by Waterside Partners, a limited partner of the Partnership, against the Partnership, the Managing Partner, the five directors of the Managing Partner, Homes and CBCL. The suit alleges breach of fiduciary duties and requests that the Court enjoin consummation of the Merger; that, if consummated, the Merger be rescinded and set aside; that the defendants account to the Partnership in unspecified amounts for its damages and any profits the defendants may gain as a result of the Merger; and that the plaintiff be awarded its costs, including experts' and attorneys' fees. If the plaintiff succeeds in securing a permanent injunction, the Merger could not be consummated. The defendants have filed motions to dismiss the suit upon the grounds, among others, that negotiations were handled on both sides by independent negotiating committees; that both sides utilized independent financial advisors; and that Unitholders will be afforded the opportunity to vote upon the question of whether or not they wish the Merger to proceed. See "THE MERGER--Pending Legal Proceedings."

FEDERAL INCOME TAX RISKS

    For a more detailed discussion of the federal income tax risks associated with the Merger and the ownership of Class A Units, see "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

    NO IRS RULING. Neither the Partnership nor Homes has received or intends to apply for a ruling from the Internal Revenue Service ("IRS") with respect to the federal income tax consequences of the Merger, the classification of the Partnership as a partnership for federal income tax purposes, the federal income tax consequences of the ownership of Class A Units or any other matter affecting the Partnership or Unitholders. While the discussion contained in "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" reflects the opinion of counsel to the Partnership as to the federal income tax matters discussed therein (other than statements of fact or representations made by Homes or the Partnership), there can be no assurance that the IRS will not successfully take a contrary view. While an opinion of counsel represents the best judgment of such counsel, it is not binding on the IRS or the courts. The costs of any contest with the IRS and the consequences of an adverse determination will be borne directly or indirectly by the Unitholders and the Managing Partner. An IRS audit of the Partnership could also result in an audit of a Unitholder's entire tax return and in adjustments to items on that return which are unrelated to the ownership of Class A Units. In addition, a Unitholder will bear the cost of any expenses incurred in connection with an examination of his personal return.

    PARTNERSHIP STATUS. Under Section 7704(a) of the Code, added by the Revenue Act of 1987 (the "1987 Tax Act"), publicly traded partnerships (other than such partnerships that receive at least 90% of their income from certain types of activities) are generally taxed as corporations. Because it was publicly traded prior to December 17, 1987, the Partnership qualified for a grandfather rule that permitted it to continue its tax status as a partnership through December 31, 1997, provided that it did not add a "substantial new line of business" prior to that date. The Taxpayer Relief Act of 1997 (the "1997 Tax Act") added
Section 7704(g) to the Code pursuant to which a partnership qualifying under the prior grandfather rule could elect to be an "Electing 1987 Partnership" not subject to Section 7704(a). The Partnership has filed with the IRS an election to be an "Electing 1987 Partnership." A cost of being an Electing 1987 Partnership is that the Partnership will be subject to a 3.5% federal tax on its gross income. This tax is neither deductible by the Partnership nor creditable by the Unitholders.

    The Partnership's election to be an Electing 1987 Partnership under Section 7704(g) of the Code will cease to be in effect and the Partnership will be subject to Section 7704(a) of the Code and taxable as a corporation as of the first day after December 31, 1997 on which the Partnership adds a substantial new line of business. While it is a condition to consummation of the Merger that the Partnership and Homes shall have received opinions from each of Carlsmith Ball Wichman Case & Ichiki, counsel to the Partnership, and from Brobeck Phleger & Harrison LLP, special tax counsel to the Partnership, to the effect that the Merger will not disqualify the Partnership from qualifying as an "Electing 1987 Partnership" under Section 7704(g) of the Code, such opinions will not be binding on the IRS or the courts. Although there are regulations under the prior grandfather rule, there presently are no regulations, administrative pronouncements or court interpretations of the meaning of "a substantial new line of business" for purposes of Section 7704(g) or whether the reconstituted partnership resulting from a constructive tax termination under Section 708(b)(1)(B) (as a result of the sale or exchange within a 12 month period of 50% or more of the total interests in partnership capital and profits) may qualify as an "existing partnership" under that section. Also, the opinions will be premised in part on certain factual assumptions as of the Effective Time, which assumptions may not necessarily be valid in the future. These factual assumptions relate generally to the status of the Partnership as an "existing partnership," the status of Partnership's election to be treated as an "Electing 1987 Partnership", the nature of Homes' business and character of the income from that business both as of and following the Effective Time, and the business to be conducted and the character of the income to be received by the Partnership following the Merger. While under the proposed amendments to the Partnership Agreement the Partnership may not, without approval by a majority of outstanding Class A Units, engage in any activity that in the opinion of counsel or other tax advisor to the Partnership would likely disqualify the Partnership from qualifying as an Electing 1987 Partnership under Section 7704(g) of the Code, any such opinion would not be binding on the IRS or the courts. It therefore cannot be assured that the Partnership will be able to retain its partnership tax status in the future, even if operated in accordance with the Amended Partnership Agreement. The loss of partnership tax status by the Partnership would have a material adverse effect on Unitholders. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Partnership Status--CONSEQUENCES OF CORPORATION STATUS."

    TAX LIABILITIES OF HOMES FOR PRIOR YEARS. Homes' federal income tax return for its fiscal period beginning December 17, 1993 and ending March 31, 1994, the first period for which Homes was not included on the CBCL consolidated return, is presently being audited by the IRS. Homes' federal income tax returns for its fiscal years ended March 31, 1995, 1996 and 1997 have not been audited. The statute of limitations on those returns has not yet run and the Merger will not preclude the IRS from auditing those returns. Any additional tax liabilities which may result from the audit of Homes' tax returns, and the cost of any further audits, will be borne by the Partnership and indirectly by the Managing Partner and Unitholders, since the Partnership will be assuming all of Homes' liabilities in the Merger, unless such audit and any resulting tax liabilities are covered by the tax indemnity provided by CBCL in connection with the spin-off of Homes in 1993. See "RELATIONSHIPS WITH C. BREWER AND COMPANY, LIMITED--Relationships Between Homes and CBCL."


    TAX CONSEQUENCES OF MERGER. It is the opinion of Counsel that while the matter is not free from doubt, the Merger will for federal income tax purposes be treated as (a) a contribution by Homes of all of its assets and liabilities to the Partnership in exchange for the Class A Units to be issued in the Merger, followed by a distribution of such Class A Units to the Homes stockholders (other than those who perfect dissenters rights) in liquidation of Homes. Accordingly, the Merger will be a taxable transaction to Homes. Based on Homes' current estimates of the fair market values and adjusted tax bases of its assets and the amount of its liabilities to be assumed in the Merger, and assuming that the trading price of the Class A Units does not exceed approximately $4.40 per Class A Unit as of the Effective Time, the Merger is not expected to result in a tax liability to Homes. However, if the adjusted tax basis of Homes' assets is lower than is presently estimated, if the amount of Homes' liabilities (including tax liabilities that may arise as a result of the Merger), is greater than the basis of Homes' assets, or if the trading price of Class A Units is greater than approximately $4.40 per Class A Unit as of the Effective Time, Homes may incur a tax liability as a result of the Merger, which tax liability may be substantial. In particular, while Homes believes that the tax bases of its assets, as reflected on its books, are accurate in all material respects, the IRS could take the position that such bases are overstated. If such tax bases are overstated, Homes may incur a tax liability as a result of the Merger and may also be subject to penalties. Such tax and penalties, which may be substantial, will by reason of the Merger be assumed by the Partnership and borne indirectly by the Managing Partner and Unitholders.



    There are no regulations, published rulings or court cases which address specifically the tax treatment of the merger of a corporation with a partnership in a merger such as the Merger. While the IRS has ruled privately that the conversion of a corporation into a limited liability company that is taxed as a partnership ('LLC') by way of a merger of the corporation into the LLC is to be treated as a transfer by the corporation of its assets to the LLC in exchange for the LLC's assumption of the corporation's liabilities and the corporation's receipt of an ownership interest in the LLC, followed by a distribution by the corporation of the LLC interests to the shareholders of the corporation in liquidation of the corporation, the ruling by its terms may be relied on only by the taxpayer to whom it was issued and may not otherwise be used or cited as precedent. Further, the ruling predates proposed regulations issued by the IRS which address the effect of elective changes to an entity's tax classification. Under the proposed regulations, an election to change the tax status of an LLC from a corporation to a partnership is treated as a distribution of the LLC's assets and liabilities to its members in liquidation, followed by the contribution of those assets and liabilities by the members to a new partnership resulting from the conversion. Although the proposed regulations do not address the treatment of mergers such as the Merger, they create an element of uncertainty as to the IRS' treatment of such transactions. Thus, while it is Counsel's opinion that, for federal income tax purposes, the Merger will be treated as described above, it is possible that the IRS could characterize the Merger as either (i) a liquidating distribution by Homes of its assets and liabilities to the stockholders of

Homes, followed by such stockholders' contribution of the assets and liabilities to the Partnership in exchange for Class A Units, or (ii) a contribution by the stockholders of Homes of their Homes Common Stock to the Partnership in exchange for Class A Units followed by a distribution by Homes of its assets and liabilities to the Partnership in liquidation. If the Merger is so characterized, the tax consequences of the Merger to Homes, the stockholders of Homes and the Partnership may differ materially from what is anticipated, particularly if the IRS successfully also takes the position that the fair market value of Homes' assets, net of its liabilities, is greater than the fair market value of the Class A Units issued pursuant to the Merger. In such event, the taxable gain to Homes and resulting tax liability to be assumed by the Partnership could be substantially greater than anticipated. In addition, if the Merger is successfully recharacterized by the IRS, there would be no constructive termination of the Partnership under Section 708(b)(1)(B) and the Homes shareholders would not receive a basis adjustment under Section 743(b). Finally, the taxable gain and resulting tax liability to the Homes shareholders could be substantially greater (if the Merger is recharacterized under the preceding clause (i) as a liquidation of Homes and contribution of assets) or less (if the Merger is recharacterized under the preceding clause (ii) as a contribution of stock and liquidation of Homes) than anticipated. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Overview of Tax Consequences of Merger and Conversion of Homes Common Stock into Class A Units--TAX TREATMENT OF MERGER AND CONVERSION OF HOMES COMMON STOCK", "--Constructive Termination of Partnership" and "--Tax Treatment of Operations--SECTION 754 ELECTION."


    DEPRECIATION SHIFTS. Immediately prior to the Merger, the assets of the Partnership will be revalued on the Partnership's books to reflect their fair market values and the capital accounts of the Managing Partner and the existing Unitholders will be adjusted accordingly. The revaluation, which will be done in accordance with the requirements of Section 704(b) of the Code, will affect the Unitholders' capital accounts and Partnership allocations, but will not affect the GAAP financial statements of the Partnership. In accordance with the requirements of Section 704(c) of the Code, the revaluation is anticipated to result in a disproportionate shift of the Partnership's depreciation deductions following the Merger from the existing Unitholders to the stockholders of Homes (who become Unitholders pursuant to the Merger), resulting in an increased allocation of taxable income (but not distributions) to the existing Unitholders relative to the stockholders of Homes. The Managing Partner estimates that the effect of this shift, taking into account the effects of the constructive tax termination of the Partnership discussed in the following paragraph, will be to reduce the depreciation deductions available to the existing Unitholders by approximately $0.009 per Class A Unit in 1998, $0.034 per Class A Unit in 1999, $0.030 per Class A Unit in 2000 and decreasing amounts thereafter. The corresponding estimates of increases in the depreciation deductions available to the Homes stockholders who become Unitholders are approximately $0.012 per Class A Unit in 1998, $0.045 per Class A Unit in 1999, $0.040 per Class A Unit in 2000 and decreasing amounts thereafter. The discrepancy between the per unit reductions to the existing Unitholders and the per unit increases to the Homes stockholders is due to the relative number of Class A Units held (or to be held) by the two groups. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Allocation of Partnership Income, Gain, Loss and Deduction--THE AMENDED PARTNERSHIP AGREEMENT."

    ESTIMATES OF RELATIVE FAIR MARKET VALUE AND BASIS OF PROPERTIES. The consequences of the acquisition, ownership and disposition of Class A Units will depend in part on estimates by the Managing Partner of the relative fair market values and determinations of the tax bases of the assets of the Partnership. If such estimates or determinations were found to be incorrect, the character and amount of items of income, gain, loss, deduction or credit previously reported by Unitholders might change, and Unitholders might be required to amend their previously filed tax returns and pay additional tax or file claims for refund. See "CERTAIN FEDRAL INCOME TAX CONSIDERATIONS--Tax Treatment of Operations--ESTIMATES OF RELATIVE FAIR MARKET VALUE AND BASIS OF PROPERTIES."

    TERMINATION OF PARTNERSHIP FOR TAX PURPOSES. Based on estimates of sales and exchanges of interests in Partnership capital and profits during the 12 months prior to the Effective Time, and the number of Class A Units to be issued in connection with the Merger, the Managing Partner anticipates that the Merger will result in the constructive tax termination of the Partnership under Section 708(b)(1)(B) of the Code. Upon such a termination, the Partnership will be deemed to have (i) contributed all of its assets and liabilities to a new partnership in exchange for interests in the new partnership and (ii) distributed the interests in the new partnership to the Managing Partner and the Unitholders, including the former stockholders of Homes (as assignees of Homes), in liquidation. While this deemed contribution and distribution is not anticipated to be taxable to the Managing Partner or the Unitholders, it will result in the Partnership's depreciable assets being treated as newly placed in service on the date of termination, thereby extending the period over which such properties are depreciated and delaying the resulting cost recovery deductions allocable to Unitholders. The Managing Partner estimates that the effect of this termination will be to reduce the Partnership's depreciation deductions by approximately $719,000 in 1998, $747,000 in 1999, $218,000 in 2000, and
decreasing amounts thereafter. Also, a Unitholder whose taxable year is different from that of the Partnership could be required to report more than one year of Partnership taxable income in a single year. In addition, due to reliance on brokers and nominees to report transactions of Unitholders, the Managing Partner might be unable to timely file the Partnership's tax return for the year in which termination occurs. If the Partnership's tax return for the short tax year resulting from the termination is not timely filed or the Partnership fails to furnish the Unitholders or nominees with timely and correct information statements required under Section 6031(b) of the Code, such failures could subject the Partnership to (i) a penalty equal to $50 multiplied by the number of persons who were Unitholders during any part of the taxable year and multiplied by the number of months (or fraction thereof) during which such failure continued (up to a maximum of 5 months), and (ii) a penalty of $50 for each statement with respect to which such failure occurs, up to a maximum of $100,000 per calendar year, unless such failures were due to reasonable cause. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Constructive Termination of Partnership."


    ALLOCATIONS OF PARTNERSHIP INCOME. It is the opinion of Counsel that while the matter is not free from doubt, the allocations of income, gain, loss and deduction (and items thereof) under the Amended Partnership Agreement have substantial economic effect and will be respected for federal income tax purposes. However, because of the complexities arising from the Partnership's
Section 754 election, the accounting and allocation conventions utilized by the Partnership and the allocation principles under Section 704(c) with respect to property that has been revalued on the books of the Partnership, this result cannot be assured. Thus, certain aspects of the allocations contained in the Amended Partnership Agreement may challenged by the IRS and such challenges may be sustained. If an allocation contained in the Amended Partnership Agreement is not respected for federal income tax purposes, items of income, gain, loss, deduction or credit will be reallocated among the Unitholders and the Managing Partner in accordance with their respective interests in such items, based on all the relevant facts and circumstances. Such reallocation could result in additional taxable income to the Unitholders and could also affect the uniformity of the intrinsic federal income tax characteristics of the Class A Units. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Tax Consequences of Unit Ownership--THE AMENDED PARTNERSHIP AGREEMENT."


    PARTNERSHIP AUDIT PROCEDURES. The Partnership will furnish each Unitholder with a Schedule K-1 each year which sets forth such Unitholder's allocable share of the Partnership's income, gain, loss, deduction and credit, if any. In preparing such information, the Partnership will necessarily use various tax accounting and reporting conventions and adopt various tax depreciation and amortization methods to determine each Unitholder's allocable share of such income, gain, loss and deduction. There is no assurance that the federal income tax information returns filed by the Partnership will not be audited or that the IRS will agree with the conventions and methods utilized by the Partnership. There is also no assurance that any adjustments resulting from an IRS audit of the Partnership returns will not require each Unitholder to file an amended tax return or be subject to increased federal income tax liabilities. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Administrative Matters--PARTNERSHIP INCOME TAX INFORMATION RETURNS AND PARTNERSHIP AUDIT PROCEDURES."

    TAX LIABILITY EXCEEDING CASH DISTRIBUTIONS OR PROCEEDS FROM DISPOSITIONS OF UNITS. Unlike stockholders who generally are taxed only on a corporation's dividends or other distributions, a Unitholder will be required to pay federal income taxes, and in certain cases state and local income taxes, on the Unitholder's allocable share of the Partnership's income and gain, regardless of whether the Unitholder receives cash distributions from the Partnership. There is no assurance that Unitholders will receive cash distributions equal to their allocable share of taxable income from the Partnership or even equal to their tax liability with respect to such income. Further, under certain limited circumstances upon the sale or other disposition of Class A Units, a Unitholder may incur tax liability in excess of the amount of cash received. If a Unitholder's tax liability exceeds the amount distributed to the Unitholder or the amount the Unitholder receives on the sale or other disposition of his Class A Units, the Unitholder will be required to satisfy that liability with other funds. See "AMENDMENTS TO PARTNERSHIP AGREEMENT AND SUMMARY OF THE AMENDED PARTNERSHIP AGREEMENT--Summary of Proposed Amendments--AMENDMENTS RELATING TO CHANGES TO DISTRIBUTION PROVISIONS," "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Disposition of Units--GAIN OR LOSS IN GENERAL"and "RISK FACTORS AND SPECIAL CONSIDERATIONS--Risks Relating to the Merger--CHANGES TO PARTNERSHIP DISTRIBUTION POLICY."


    POSSIBLE CHANGES IN LAW. The rules dealing with federal income taxation are under continuous review by Congress and the IRS and are subject to frequent revision. No assurance can be given that applicable federal income tax laws will not be changed in a manner that would have a material adverse impact on the Partnership or the Unitholders.

CONTINUING RISKS FROM PRESENT BUSINESS OPERATIONS

    RISKS RELATING TO MACADAMIA NUT OPERATIONS. The Merger is intended to diversify the Partnership's activities, but will not alter existing risks inherent in its macadamia nut operations and will subject the Partnership to the risks relating to Homes' operations. Macadamia nut trees are subject to damage or destruction from diseases, pests, windstorms, hurricanes, volcanic activity, fires, floods, drought, and other natural causes. In addition, the Partnership is subject to the potential effects of changes in world nut markets, price competition, geographic concentration, and dependence upon a single customer. These and other risks and uncertainties are discussed in the Partnership Form 10-K furnished herewith and incorporated herein by reference. Set forth below is additional information concerning current drought conditions, and the possible impact of current economic conditions on macadamia nut prices.


    Drought Conditions Affecting Partnership Orchards. Rainfall in the Ka'u district from January 1, 1998 through April 30, 1998 was 1.13 inches compared to
20.17 inches during the same period in 1997. This rainfall was less than 7% of normal and was the lowest rainfall for the period since the Ka'u orchards were planted. The effect of this drought is partially mitigated by irrigation of about one-third of the Ka'u orchards. The Ka'u orchards represent 48% of all orchards in acreage but more than 50% in yields in a normal year. Rainfall in the Keaau orchards from January 1, 1998 through April 30, 1998 was 15.40 inches compared to 37.54 inches during the same period in 1997.



    The Partnership believes that the low rainfall through April 30, 1998, will adversely affect the fall 1998 crop in the unirrigated Ka'u orchards, but that production in the Keaau and Mauna Kea orchards will only be slightly affected because these two areas usually receive too much rain. In part because there was a large harvest in January 1998 from all areas, the Managing Partner currently believes that total production for calendar year 1998 from all orchards will be approximately equal to 1997 production if there is normal rainfall for the remainder of 1998. However, total production will be severely impacted if the dry conditions prevail for the remainder of 1998.


    The drought also increases the risk of fire, particularly in the Ka'u orchards. The Partnership has attempted to provide for this risk by constructing additional fire breaks and increasing its fire insurance.

    Risks Relating to Macadamia Nut Prices. Fifty percent of the price the Partnership receives for its nuts in each calendar year is based on a two-year trailing average, prepared by the United States Department of Agriculture, of the weighted average prices which Hawaii producers received for the sale of their macadamia nuts during the two crop years ending on June 30 of the preceding calendar year. Thus, this pricing component depends primarily on the total production of nuts by all Hawaii growers and the demand for those nuts by processors. The USDA price components for the calendar years 1996 and 1997 were $0.6402 and $0.6650 per pound, respectively. The USDA trailing average component for calendar year 1998 will be $0.7006 per pound.

    The second fifty percent of the price the Partnership receives is based on Mauna Loa's "netback component," which is determined on a per-pound basis by subtracting from Mauna Loa's gross revenues from the sale of macadamia products
(i) allocable processing, packaging, marketing, selling and advertising costs and (ii) a 20% capital charge on the difference between those aggregate gross revenues and aggregate allocable costs. Thus, the netback component is dependent on the volume of nuts which Mauna Loa can sell, the prices which it receives for those nuts, and the processing, marketing and other allocable costs for the year's operations. The netback components for the years 1996 and 1997 were $0.5482 and $0.5218 per pound, respectively. Most of the Partnership's production occurs in the months of August through January, and most of Mauna Loa's sales occur in the months of September through December. Thus, it is not presently possible to predict the 1998 netback component.

    Approximately 33% of 1997 sales of the Mauna Loa brand were made in Hawaii, divided about evenly between tourists and local residents. Sales to tourists will likely decline in 1998 because of expected reductions in the number of Asian visitor arrivals and spending levels that are not likely to be offset by mainland visitors' expenditures. The Managing Partner also believes that sales to local residents will decrease because of Hawaii's weakened economy. Approximately 20% of Mauna Loa's 1997 sales were made in Japan and Asia. Sales to this market will likely decline in 1998 because of recent economic events in Asia. Approximately 33% of Mauna Loa's 1997 sales were made in the mainland United States. The Managing Partner believes that sales to this market will increase in 1998, due to the strong mainland economy. However, production in Australia is expected to increase in 1998, and the downturn in the Asian economy may curtail the ability of Australia producers to sell their products in Asia. Australian producers could respond to such conditions by attempting to increase sales in the United States market, thus creating additional competition for Mauna Loa and possible adverse effects on the prices at which Mauna Loa can sell its nuts. Although the Partnership has not yet experienced a material impact from these events, it is too early to tell whether recent adverse economic events in Asia, after taking into consideration the strong economy on the mainland United States, will have a material adverse effect on the netback component of the price the Partnership receives for its nuts.

    RISKS RELATING TO HOMES' BUSINESS OPERATIONS. The land development, homebuilding and related sales activities of Homes are subject to a number of risks and uncertainties, including, without limitation, the risks and uncertainties inherent in these industries generally and the risks and uncertainties associated with (i) the concentration of its business on the islands of Maui, Hawaii and Kauai, (ii) the current stagnant condition of the economy in Hawaii and the resulting adverse effects on the homebuilding industry in Hawaii, (iii) Homes' need to reduce and refinance its indebtedness, (iv) the high capital cost, and long-term nature and uncertainty, of land entitlement and development activities, (v) the variability of Homes' operating results and the sensitivity of its businesses to increases in interest rates, (vi) the lack of adequate public infrastructure and the limitations on delivery to Homes' projects of public utilities and services, including water, electricity, drainage and roadways, (vii) natural disasters, including hurricanes, volcanos and drought (and the impact of drought on the availability of water for domestic consumption and irrigation), (viii) Homes' recent activities as its own general contractor and (ix) compliance with environmental laws and regulations. These and other risks and uncertainties are discussed in the Homes Form 10-Q and Homes Form 10-K/A furnished herewith and incorporated herein by reference.

                                  INTRODUCTION


    This Joint Proxy Statement/Prospectus is being furnished to the holders of Class A Common Stock and Class B Common Stock (collectively, the "Homes Common Stock") of C. Brewer Homes, Inc., a Delaware corporation ("Homes"), in connection with the solicitation of proxies by the Board of Directors of Homes for use at the special meeting of Homes stockholders ( the "Homes Meeting") to be held at the offices of Goodsill Anderson Quinn & Stifel, Alii Place, Suite 1800, 1099 Alakea Street, Honolulu, Hawaii, on June 26, 1998, at 11:00 a.m., Hawaii Standard Time, and at any adjournments or postponements thereof.


    This Joint Proxy Statement/Prospectus is also being furnished to the Unitholders of Mauna Loa Macadamia Partners, L.P., a Delaware limited partnership (the "Partnership"), holding Class A Units of the Partnership (the "Unitholders") in connection with the solicitation of proxies by Mauna Loa Resources Inc. ("Resources" or the "Managing Partner"), the managing general partner of the Partnership, for use at the special meeting of Unitholders to be held at the offices of Carlsmith Ball Wichman Case & Ichiki, 1001 Bishop Street, Pacific Tower, Suite 2200, Honolulu, Hawaii, on June 26, 1998, at 10:00 a.m., Hawaii Standard Time, and at any adjournments or postponements thereof (the "Unitholders Meeting" and, together with the Homes Meeting, the "Special Meetings").


    At the Homes Meeting, the holders of record of Homes Common Stock, as of April 30, 1998 (the "Homes Record Date"), will consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger effective as of December 18, 1997 (the "Merger Agreement") between Homes and the Partnership pursuant to which Homes will merge with and into the Partnership, with the Partnership surviving the merger as a Delaware limited partnership (the "Merger") and to approve the Merger contemplated thereby (the "Merger Proposal"). If the Merger occurs, each outstanding share of Homes Common Stock (other than shares as to which dissenters rights are perfected and any shares owned by the Partnership or Homes) will be converted into 0.667 of a Class A Unit of the Partnership together with the right to receive cash in lieu of any fractional Class A Unit. See "THE HOMES MEETING" and "THE MERGER--Conversion of Homes Shares Into Class A Units and Conversion Ratio."


    At the Unitholders Meeting, the Unitholders of record as of the close of business on April 30, 1998 (the "Partnership Record Date"), will consider and vote upon (i) the Merger Proposal, (ii) proposals to amend the Partnership's Agreement of Limited Partnership (the "Amendment Proposals") and (iii) a proposal to adopt an option plan (the "Unit Option Plan") providing for the issuance of options to acquire Class A Units to officers and employees of the Partnership and to directors, officers and employees of the Managing Partner (the "Option Plan Proposal"). See "THE UNITHOLDERS MEETING", "THE MERGER," "AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT" and "THE UNIT OPTION PLAN."

    This Joint Proxy Statement/Prospectus also constitutes a prospectus of the Partnership in respect of the Class A Units to be issued to the stockholders of Homes in connection with the Merger.

                             PARTIES TO THE MERGER

THE PARTNERSHIP

    The Partnership is a publicly-traded limited partnership, organized under the laws of the State of Delaware, engaged in the business of growing macadamia nuts in Hawaii. It is one of the world's largest growers of macadamia nuts. The Partnership's principal executive offices are at 828 Fort Street, Honolulu, Hawaii 96813 and its telephone number is (808) 532-4130. The Partnership owns or leases approximately 4,027 tree acres of macadamia nut orchards in three locations within a 50-mile radius on the island of Hawaii, where macadamia nut yields are among the world's highest. ("Tree acres" are acres of the Partnership's owned or leased lands utilized for macadamia nut orchards. "Gross acres" includes areas not utilized for orchards.) The Partnership is managed by its sole general partner, Mauna Loa Resources Inc. ("Resources" or the "Managing Partner"). The Managing Partner is owned by Mauna Loa Macadamia Nut Corporation ("Mauna Loa"), which is the largest processor and marketer of macadamia nuts in the world. Mauna Loa is a wholly owned subsidiary of C. Brewer Company, Limited ("CBCL"), which in turn is wholly owned by Buyco, Inc. ("Buyco").

    The Partnership commenced operations in June 1986 following its acquisition of interests in approximately 2,423 tree acres of macadamia nut orchards from Mauna Loa and one of Mauna Loa's affiliates. In December 1986 and October 1989, respectively, the Partnership acquired from affiliates of Mauna Loa interests in approximately 266 and 1,260 additional tree acres of macadamia nut orchards. In September 1991 the Partnership acquired approximately 78 tree acres of producing macadamia orchards.


    Macadamia nuts are premium quality nuts that are generally considered to be in a consumer category with cashews, almonds and pistachios. Mauna Loa produces and sells various macadamia nut products under the Mauna
Loa-Registered Trademark- brand. The Partnership sells all of its harvested macadamia nuts to Mauna Loa under long-term nut purchase contracts. All farming activities are performed for the Partnership by CBCL affiliates under long-term farming contracts. See "RELATIONSHIPS WITH C. BREWER AND COMPANY, LIMITED--Relationships Between the Partnership and CBCL."


    Because the Partnership's revenues from nut sales (and therefore its overall financial results) are tied to a formula dependent in large part upon Mauna Loa's performance, the Partnership bears certain risks associated with Mauna Loa's processing and marketing of the nuts, including the likelihood of increased future competition. Since the purchase price for the Partnership's nuts under all of its nut purchase contracts is based in part on nut prices reported by the industry and in part on the processing and marketing success of Mauna Loa, a general decline in macadamia nut prices could also adversely affect the Partnership's revenues and profitability.

    Mauna Loa was the Partnership's special general partner until December 1997, when it assigned its interest as a general partner to Resources and withdrew as a special general partner. Although Mauna Loa and an affiliate, Mauna Loa Orchards, L.P., formerly held Class B Units in the Partnership, all Class B Units were cancelled in November 1997 for nominal consideration. Ownership of Class A Units confers no direct or indirect interest in CBCL, Mauna Loa or any of their affiliated corporations.

    For information concerning current drought conditions affecting the Partnership's orchards, and current economic conditions that could adversely affect amounts received for the Partnership's nuts, see "RISK FACTORS AND SPECIAL CONSIDERATIONS--Continuing Risks from Present Business Operations--RISKS RELATING TO MACADAMIA NUT OPERATIONS."

    Additional information about the Partnership is included in the Partnership 10-K and the other documents relating to the Partnership that are incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

HOMES

    GENERAL. C. Brewer Homes, Inc., a Delaware corporation, is a land developer and homebuilder in the State of Hawaii with land holdings and operations on the islands of Maui, Kauai and Hawaii. Homes' executive offices are located at 255-A East Waiko Road, Wailuku, Maui, Hawaii 96793, and its telephone number is (808) 242-6833.

    Homes was initially incorporated in the State of Hawaii in October 1970 and for more than 20 years operated as the wholly owned real estate development and investment subsidiary of CBCL. During this period, Homes developed expertise in obtaining entitlements and in selling land, mainly to developers for commercial projects, golf courses, residential developments and agricultural subdivisions. Pursuant to a restructuring and distribution (the "Restructuring"), effected immediately prior to the consummation of Homes' initial public offering of Class A Common Stock in December 1993, all of the 5,750,000 outstanding shares of the Class B Common Stock of Homes were distributed by CBCL to Buyco, which in turn distributed such stock to its then 74 stockholders. See "RELATIONSHIPS WITH C. BREWER AND COMPANY, LIMITED." Homes changed its state of incorporation to Delaware in 1994.

    CURRENT BUSINESS. As of December 31, 1997, Homes owned approximately 2,816 acres of land including approximately 2,226 acres of entitled land and approximately 590 acres of unentitled land, on the islands of Maui, Kauai and Hawaii. In addition, subject to certain exceptions, Homes will have the ability until December 2013 to purchase approximately 1,957 acres of additional land through a land purchase option granted to Homes by CBCL in connection with the Restructuring. See "RELATIONSHIPS WITH C. BREWER AND COMPANY, LIMITED--Relationships Between Homes and CBCL--CBCL LAND OPTION."

    Approximately 1,006 acres of the lands owned by Homes have the entitlements necessary to build approximately 3,682 residential units and approximately 1,190 acres have entitlements for approximately 58 lots. Approximately 2,627 of Homes' entitled residential units are located on the island of Maui. Homes also has entitlements for approximately 30 acres designated for commercial use. In the opinion of management of Homes, its properties are adequately covered by insurance provided by it or through CBCL. See "RELATIONSHIPS WITH C. BREWER AND COMPANY, LIMITED--Relationships Between Homes and CBCL--INTERCOMPANY AGREEMENTS."

    From late 1993 through early 1997, Homes' business strategy was focused primarily on the construction and sale of homes. In early 1997, Homes expanded its business strategy to include the development and sale of lots and parcels of land, which had been Homes' primary business strategy prior to late 1993, and to act as its own general contractor for the construction of homes for its residential development at Kaimana. Homes is presently selling homes in two developments on the island of Maui and offering homesites in one development on the island of Kauai. In view of current market conditions, however, Homes has no current plans to build homes on its other lands and has now shifted its focus to selling its entitled lands to other builders and developers. The lands being offered for sale to other builders and developers include the Nanea and Makai Residential projects, comprised of 47 acres on which could be constructed a total of 406 residential units, and the Makai Commercial project, comprised of 20 acres. In December 1997, Homes entered into an agreement for the sale of Nanea for $2.2 million to an unrelated third party, and the sale was closed on March 24, 1998, with $800,000 of the sales proceeds being set aside in an escrow account to fund certain infrastructure improvements at Kehalani that the County of Maui requires Homes to complete and approximately $1.3 million being paid to the lenders under Homes' master credit facility. Both the Makai Residential and Makai Commercial projects are currently being offered for sale to other builders and developers. In addition, in September 1997 Homes entered into an agreement to sell for $2.0 million the unentitled land comprising its Iao II project to an unrelated third party, which sale closed on April 16, 1998, with approximately $1.9 million of the proceeds being paid to the lenders under Homes' master credit facility (see "REFINANCING REQUIREMENTS" below and "RELATIONSHIPS WITH C. BREWER AND COMPANY, LIMITED--Relationships Between Homes and CBCL--

GUARANTY BY CBCL OF A PORTION OF HOMES CREDIT FACILITY"). As of April 17, 1998, Homes' master credit facility had an outstanding balance of approximately $21.2 million.

    The investment strategies and policies of Homes described above and in the documents incorporated by reference herein may be changed by the Board of Directors of Homes without a vote of its stockholders.

    SUMMARY OF HOMES' PROJECTS. The following table presents information relating to Homes' projects at December 31, 1997.

                                                                                                      SUBJECT TO PENDING
                                                                                      ACTUAL OR
                                                                                     ANTICIPATED
                                                      APPROXIMATE      ESTIMATED       DATE OF      CONTRACTS 12/31/97(3)
                                         PRODUCT       REMAINING       REMAINING       INITIAL     ------------------------
                            LOCATION     TYPE(1)         ACRES           UNITS       CLOSINGS(2)      UNITS        ACRES
                           -----------  ----------  ---------------  -------------  -------------     -----        -----
CURRENT HOMEBUILDING
  ACTIVITY
Kaimana..................        Maui   SF                     8              66           1995            40       --
Iao Parkside(4)..........        Maui   MF                     7             111           1993             2       --
                                                           -----           -----                        -----        -----
  Subtotal...............                                     15             177                           42       --
                                                           -----           -----                        -----        -----
ENTITLED FOR RESIDENTIAL/
  COMMERCIAL
Kehalani(5)
  Nanea(6)...............        Maui   L/P                   16              80           1998        --               16
  Makai Residential(7)...        Maui   P                     31             326           1998        --           --
  Makai Commercial(7)....        Maui   P                     20          --             --            --           --
  Mauka Phase I..........        Maui   SF/MF/L              160             639           2000        --           --
  Mauka Phase II.........        Maui   SF/MF/L              279             805           2003        --           --
Piihana..................        Maui   SF/MF                 79             600           2002        --           --
Puueo I(8)...............      Hawaii   SF/MF/L/P            321             800           1999        --           --
Kulaimano Phase I........      Hawaii   L/P                   11              11           1998        --           --
Kulaimano Phase II.......      Hawaii   SF/L/P               104             244           2002        --           --
                                                           -----           -----                        -----        -----
  Subtotal...............                                  1,021           3,505                       --               16
                                                           -----           -----                        -----        -----

ENTITLED FOR
  AGRICULTURAL-
  RESIDENTIAL(9)
Kalihiwai Ridge II(10)...       Kauai   P                     22               5           1991             1       --
Kalihiwai Ridge
  III(11)................       Kauai   P                  1,123              52           2001        --           --
Kaiwiki..................      Hawaii   P                     45               1           1995        --           --
                                                           -----           -----                        -----        -----
  Subtotal...............                                  1,190              58                            1       --
                                                           -----           -----                        -----        -----

UNENTITLED(12)
Puueo II.................      Hawaii   SF/L                 164          --             --            --           --
Wainaku..................      Hawaii   SF/MF/L              121          --             --            --           --
Kaumana Mauka............      Hawaii   P                     75          --             --            --           --
Kaumana(13)..............      Hawaii   P                    202          --             --            --           --
Iao II(14)...............        Maui   MF                    28          --             --            --               28
                                                           -----           -----                        -----        -----
  Subtotal...............                                    590          --                           --               28
                                                           -----           -----                        -----        -----
  Total(15)..............                                  2,816           3,740                           43           44
                                                           -----           -----                        -----        -----
                                                           -----           -----                        -----        -----

                            ESTIMATED
                           PRICE RANGE
                             ($000S)
                           -----------
CURRENT HOMEBUILDING
  ACTIVITY
Kaimana..................   $ 182-262
Iao Parkside(4)..........     104-150
  Subtotal...............
ENTITLED FOR RESIDENTIAL/
  COMMERCIAL
Kehalani(5)
  Nanea(6)...............      --
  Makai Residential(7)...      --
  Makai Commercial(7)....      --
  Mauka Phase I..........     120-325
  Mauka Phase II.........     190-360
Piihana..................      --
Puueo I(8)...............      85-150
Kulaimano Phase I........      50-325
Kulaimano Phase II.......      --
  Subtotal...............
ENTITLED FOR
  AGRICULTURAL-
  RESIDENTIAL(9)
Kalihiwai Ridge II(10)...     160-248
Kalihiwai Ridge
  III(11)................      --
Kaiwiki..................         345
  Subtotal...............
UNENTITLED(12)
Puueo II.................      --
Wainaku..................      --
Kaumana Mauka............      --
Kaumana(13)..............      --
Iao II(14)...............
  Subtotal...............
  Total(15)..............

------------------------------

(1) SF = Single-family units; MF = Multi-family units; P = Parcels; L = Lots.

(2) Calendar year. Anticipated dates of initial closings represent Homes' planning estimates and forecasts at December 31, 1997.

(3) Refers to sales contracts that had not yet closed as of December 31 1997; because such contracts are subject to numerous contingencies, no assurance can be given that they will result in actual closings. See, however, Notes 6 and 14 below.

(4) Represents 100% of the project by Iao Partners, a joint venture partnership (in which Homes has a 50% interest) between Homes and Schuler Homes, Inc.

(5) The Kehalani master-planned community includes approximately 107 acres planned for roads, schools, parks and open space, including a community recreation center.

(6) On December 15, 1997, Homes entered into an agreement to sell the land comprising the Nanea project to another unrelated developer for $2.2 million. That sale closed on March 24, 1998. See "CURRENT BUSINESS" above.

(7) Homes is currently offering to sell the land comprising its Makai Residential and Makai Commercial projects.

(8) The zoning for Puueo I includes up to 10 acres for neighborhood commercial use.

(9) The agricultural zoning for these properties allows for the development of small acreage rural homesites.

(10) Kalihiwai Ridge II acreage does not include a 58 acre lake lot owned by Homes that it plans to convey to the Kalihiwai Ridge Homeowners Association or Kilauea Agronomics, a subsidiary of CBCL.

(11) Homes has entered into an exclusive listing agreement for the sale of the parcels at the Kalihiwai Ridge III project.

(12) The land for these projects is not currently entitled for residential development. Based on Homes' current planning estimates, the unentitled land for the Puueo II and Wainaku projects could represent up to approximately 900 residential units.

(13) Kaumana represents Homes' 55% undivided ownership of this 368 acre parcel of land. The other 45% is owned by Mauna Kea Agribusiness Company, Inc., an affiliate of CBCL.

(14) On September 12, 1997, Homes entered into an agreement to sell the land comprising the Iao II project to another unrelated developer for $2.0 million. The sale closed on April 16, 1998. See "CURRENT BUSINESS" above.

(15) Does not include approximately 647 acres of land that Homes currently owns but is obligated to reconvey to CBCL and/or its affiliates under the Asset Exchange Agreement and Contribution Agreement entered into in connection with the Restructuring.

    CURRENT HOMEBUILDING ACTIVITY. Homes is presently building and selling homes on the island of Maui at its Kaimana project and at its 50% joint venture Iao Parkside project. During 1997 Homes completed the sale of the last of the 30 homes built at its Halemalu project.

    Kaimana is a 179-unit single-family residential project, which is part of Homes' Kehalani master-planned community on the island of Maui. The Kehalani development is expected to consist of a total of approximately 2,100 homes, including the homes that had been planned for Nanea and the Makai Residential Parcels, ranging from affordably priced multi-family condominiums to executive-quality single-family homes. In November 1994, Homes began selling single-family homes at Kaimana and delivered the first homes in March 1995. Through December 31, 1997, 113 home sales had closed at Kaimana. Homes currently plans to complete construction and sale of the remaining homes at Kaimana, acting as its own general contractor.

    Iao Parkside is a 28-acre, 480-unit low-rise garden condominium project being constructed and sold through a 50% joint venture partnership with Schuler Homes, Inc. This project is targeted at first-time buyers under Hawaii's affordable housing policy. The joint venture partnership began accepting reservations at this project in March 1993 and executing sales contracts in July 1993. Through December 31, 1997, 369 home sales had closed. Sales of homes at this project have continued to slow and the joint venture partnership has reduced sales prices in an effort to stimulate home sales. As a result, during the quarter ended December 31, 1997, Homes recognized an asset impairment loss of $641,000 related to this project.

    ENTITLED RESIDENTIAL/COMMERCIAL LANDS. Homes has landholdings, identified in the foregoing table and described below, which are entitled for residential and commercial development. In light of the stagnant economy in Hawaii and the generally unfavorable market for new housing in the State, Homes' current strategy is to offer certain of its entitled lands for sale to other builders and developers. It has no current plans to build homes on the remainder of these lands, but may offer these lands for sale to other builders and developers, with or without installing additional infrastructure, or hold these lands for future development, which could include selected homebuilding activities as well as joint ventures with other developers. The decision to further develop these lands will depend on numerous factors, including consummation of the Merger, the availability of financing on satisfactory terms for the Combined Company (or for Homes if the Merger is not consummated) and market conditions.

    The portions of the Kehalani master-planned residential community that have been entitled for residential development (in addition to the Kaimana project) are the projects referred to as Nanea, Makai Residential, Mauka Phase I and Mauka Phase II. In addition, 20 acres of Kehalani have been entitled for commercial development. The Nanea, Makai Residential and Makai Commercial projects are discussed above under "CURRENT BUSINESS." Homes is currently evaluating whether it will install infrastructure needed for the construction of homes at Mauka Phase I, defer such installation or offer to sell these parcels (and the parcels comprising Mauka Phase II) to other builders or developers.

    Homes has received entitlements for its Piihana project located on 79 acres on the island of Maui near Homes' Iao Parkside project. The Piihana project is located one mile northwest of the Wailuku business district at the base of the West Maui Mountains. The entitlements allow for up to 600 residential units.

    Homes' Puueo I project is an 800-home master-planned community located on 321 acres on the island of Hawaii, adjacent to the city of Hilo. The County Council has approved Homes' change of zoning application for this project to residential with ten acres designed for neighborhood commercial use. Homes intends to proceed with the preliminary planning for this development, which could include multi-family and single-family homes as well as finished lots and unimproved parcels.

    ENTITLED AGRICULTURAL-RESIDENTIAL LANDS. Homes' Kalihiwai Ridge II project on the island of Kauai is a rural estate community in which Homes is currently offering the remaining five homesites. Since April 1997, three land parcel sales had closed at Kalihiwai Ridge II. In addition, Homes has entered into an exclusive listing agreement for the sale of the adjacent land at Kalihiwai Ridge III.


    UNENTITLED LANDS. As discussed under "CURRENT BUSINESS," Homes recently sold the unentitled land holdings comprising its Iao II project. Homes intends to seek in the future entitlements for its Puueo II and Wainaku projects of approximately 285 acres. Homes estimates that the Puueo II and Wainaku projects could contain up to approximately 900 additional residential units.


    REFINANCING REQUIREMENTS. Homes was indebted to Bank of Hawaii and City Bank (the "Lenders") as of December 31, 1997 in the principal amount of approximately $24.8 million. At the time the parties entered into the Merger Agreement, all indebtedness under this credit facility was scheduled to mature on May 31, 1998. One of the conditions to consummation of the Merger was that Homes obtain an extension of its credit facility to at least August 31, 1998. By a First Amendment to Master Facility Agreement dated March 25, 1998, the maturity of Homes' credit facility was extended to December 1, 1998. The Partnership has confirmed that the extension satisfies the condition in the Merger Agreement. As of April 17, 1998, the amount outstanding under Homes' credit facility was approximately $21.2 million.

    If the Merger is delayed or the Merger Agreement is terminated, Homes will be required to refinance this indebtedness, which includes provisions for Homes' working capital requirements. If the Merger is consummated, the Combined Company will need to refinance the indebtedness by December 1, 1998. Failing to accomplish such refinancing, Homes or the Combined Company, as the case may be, may be required to further reduce its work force, curtail operations, sell properties at less than optimum prices or take other measures which would likely have material adverse effects on its operating results and financial condition. There can be no assurance that a refinancing of Homes' indebtedness on satisfactory terms will be achieved.

    EMPLOYEES. Homes currently employs 15 people full-time, of whom seven are executive, accounting and administrative personnel, seven are project management and land development personnel, and one is a sales person. This compares with a work force of 40 full-time employees as of March 1995. Most of the current Homes employees are expected to become employees of the Combined Company. Although none of Homes' employees are covered by collective bargaining agreements, certain of the subcontractors engaged by Homes (acting as its own general contractor in connection with the Kaimana project) are represented by labor unions or are subject to collective bargaining arrangements. Homes believes that its relations with its employees are good.

    THE HAWAII ECONOMY. Homes presently conducts all of its business in the State of Hawaii, primarily on the island of Maui and also on the islands of Kauai and Hawaii. In addition, all of Homes' operations on Maui are concentrated in central Maui. Although the State of Hawaii was one of the country's fastest growing economies in the late 1980's, Hawaii has experienced a slowdown in the 1990's. After adjusting for inflation, Hawaii's gross state product grew 0.9% in 1992, 0.4% in 1993, 0.0% in 1994, 0.5% in 1995 and 0.9% in 1996, and is
estimated to have grown 1.1% in 1997, after having grown by a total of 18.9% between 1986 and 1990 and at an average annual rate of 4.1% between 1959 (Statehood) and 1995, in each case according to the State of Hawaii Department of Business, Economic Development and Tourism. In addition, Hawaii's economy and many of its major industries, such as tourism, are affected by the economies of Asia. Recently, several Asian countries have experienced economic problems such as currency devaluation and slow growth, and these problems may lead to adverse effects on Hawaii's tourism industry. The stagnant condition of the Hawaii economy has adversely affected the Hawaii real estate market, and in turn the results of Homes' operations.

    ANTICIPATED BUSINESS FOLLOWING THE MERGER. Following the Merger, the business activity of Homes is planned to be conducted as a division (the "Land Division") of the Partnership. The Managing Partner anticipates that the Combined Company will further deemphasize homebuilding activities in favor of marketing residential and commercial projects to other homebuilders and developers. This strategy of deemphasizing homebuilding is intended to allow the Land Division to realize more quickly the values of its extensive land holdings, reduce a portion of the capital requirements associated with the homebuilding business and reduce its debt. This strategy is also intended to enable the Combined Company to diversify its investment capital into additional properties and other regions of Hawaii. Nevertheless, the Combined Company may participate in selected homebuilding projects in the future as well as joint ventures with other builders and commercial developers. No potential investments have been identified and Homes has no present plans to pursue any particular land purchase.

    ADDITIONAL INFORMATION. Additional information about Homes is included in documents incorporated be reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                            THE UNITHOLDERS MEETING

DATE, TIME AND PLACE

    The Unitholders Meeting will be held on June 26, 1998, at 10:00 a.m., Hawaii Standard Time, at the offices of Carlsmith Ball Wichman Case & Ichiki, 1001 Bishop Street, Pacific Tower, Suite 2200, Honolulu, Hawaii.

PURPOSE

    The purpose of the Unitholders Meeting is to consider and vote upon the Merger Proposal, the Amendment Proposals, and the Option Plan Proposal (collectively, the "Proposals").

RECORD DATE; VOTING RIGHTS


    The close of business on April 30, 1998 has been fixed by the Board of Directors of the Managing Partner as the record date (the "Partnership Record Date") for determination of the Unitholders entitled to notice of, and to vote at, the Unitholders Meeting and any adjournment or postponement thereof. On the Partnership Record Date, there were 7,500,000 Class A Units issued and outstanding, held by approximately 1,843 holders of record. The holders of Class A Units are entitled to one vote per Class A Unit on the respective matters upon which such holders are entitled to vote.


PROXIES AND REVOCABILITY OF PROXIES

    A proxy card for voting at the Unitholders Meeting is enclosed with this Joint Proxy Statement/ Prospectus, which is being mailed to all record holders of Class A Units as of the Partnership Record Date. All Class A Units represented at the Unitholders Meeting by valid proxies will be voted in accordance with the instructions contained in such proxies. If a proxy is signed and returned without indication as to how the Unitholder desires his Class A Units to be voted, such Class A Units will be voted FOR all Proposals. The Managing Partner does not intend to bring any matters before the Unitholders Meeting other than approval of the Proposals and does not know of any other matters sought to be brought before the Unitholders Meeting by others. If any business other than the Proposals is brought before the Unitholders Meeting, the Class A Units represented by proxies will be voted in accordance with the judgment of the persons voting them.

    The execution of a proxy will not affect a Unitholder's right to attend the Unitholders Meeting and vote in person. A Unitholder who has given a proxy may revoke it at any time before it is exercised at the Unitholders Meeting. A proxy may be revoked by delivery of a written notice to the chief financial officer of the Managing Partner stating that the proxy is revoked, by execution and submission of a proxy bearing a later date or by attendance at the Unitholders Meeting and voting in person. However, the mere presence at the Unitholders Meeting by a person who has given a proxy will not revoke such proxy.

    BROKERS WHO HOLD CLASS A UNITS AS NOMINEES WILL NOT HAVE DISCRETIONARY AUTHORIZATION TO VOTE SUCH UNITS ON ANY OF THE MATTERS TO BE VOTED THEREON IN THE ABSENCE OF INSTRUCTIONS FROM THE BENEFICIAL OWNERS OF SUCH CLASS A UNITS. BENEFICIAL OWNERS ARE THEREFORE URGED TO PROVIDE INSTRUCTIONS TO THE BROKERS OR OTHER NOMINEES IN WHOSE NAME THEIR CLASS A UNITS ARE HELD CONCERNING HOW THEY WISH THEIR CLASS A UNITS TO BE VOTED. Abstentions and broker non-votes are each included in the determination of the number of Class A Units present for quorum purposes. Abstentions and broker non-votes will in effect be votes against the Proposals because approval thereof requires the affirmative vote of a majority of all Class A Units.

COST OF SOLICITATION OF PROXIES

    The Partnership will bear all costs relating to the solicitation of proxies from the Unitholders and will reimburse banks, brokerage houses, custodians, nominees, fiduciaries, and other persons holding Class A Units in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of Class A Units. The Partnership has engaged Christopher Weil & Company, Inc., a firm of professional proxy solicitors (the "Solicitation Agent"), to solicit proxies on behalf of the Partnership. The Partnership will pay such firm a fee of $15,000, plus expenses, for so acting. An additional fee of $75,000 will be paid to such firm if a majority of the Unitholders vote in favor of the Merger Proposal. In addition to such solicitation and the solicitation made hereby, certain officers, directors and regular employees of the Managing Partner may without additional compensation solicit proxies by facsimile, telegraph, telephone and personal interview.

VOTE REQUIRED

    The Partnership Agreement requires, in order to approve and adopt each of the Proposals to be considered at the Unitholders Meeting, the affirmative vote of at least a Majority Interest in the Partnership. "Majority Interest" is defined by the Partnership Agreement to mean those persons holding more than 50% of the Class A Units eligible to receive notice of or to vote or consent with respect to any matter. The Partnership Agreement states that limited partners shall have the right to vote on matters such as the Proposals and to receive notices of meetings at which such matters will be considered. The

Partnership Agreement further provides that "Assignees" (defined under the current Partnership Agreement as persons to whom Class A Units have been transferred in accordance with the Partnership Agreement but who have not become limited partners) do not have the right to vote directly on Partnership matters, and that the Managing Partner will vote Class A Units owned by an Assignee at the direction of such Assignee. These provisions create ambiguities as to whether a Majority Interest includes Class A Units owned by Assignees on the Partnership Record Date. The Managing Partner has interpreted the foregoing provisions, for purposes of the Unitholders Meeting, as requiring approval of a majority of all outstanding Class A Units, whether or not owned by limited partners. Accordingly, approval of a majority of all Class A Units outstanding on the Partnership Record Date will be required to approve each of the Proposals. The Managing Partner's interpretation is based on the facts that "Majority Interest" is based on Units held by persons eligible to receive notice of "or to vote" with respect to any matter, that the Partnership Agreement expressly requires the Managing Partner to exercise voting powers attributable to Class A Units owned by Assignees at the direction of such Assignees, and that interpreting "Majority Interest" as excluding Class A Units held by Assignees would have the effects of disenfranchising Assignees who will be affected by the vote and also of reducing the number of Class A Units required to approve the Proposals. The potential significance of the Managing Partner's interpretation is reduced by two factors. First, prior to the Partnership Record Date, the Managing Partner consented to the admission as substituted limited partners of all persons who were Assignees immediately prior to the close of business on the Partnership Record Date. Second, the Partnership Agreement provides that unless the Partnership's Depositary is notified to the contrary, the Managing Partner will be deemed to have given consent to the admission of a transferee as a substituted limited partner, and such admission shall be effective, at and from the close of business on the last business day of the calendar month in which a properly executed Transfer Application is received by the transfer agent. Since the Partnership Record Date is the last day of a month, all transferees who have submitted such Transfer Applications prior to the close of business on the Partnership Record Date should thus be entitled to vote their Units in the capacity of limited partners, rather than as Assignees.


    The Merger cannot be consummated without approval of the Unitholders, and neither the Amendment Proposals nor the Option Plan Proposal will be effectuated if the Merger Proposal is not approved. Approval of all of the Amendment Proposals, but not the Option Plan Proposal, is a condition to the obligations of Homes and the Partnership to consummate the Merger.

    The Partnership Agreement provides that voting rights of the Unitholders shall not be exercised unless the Managing Partner obtains an opinion of counsel for the Partnership stating that the exercise of such rights and the action proposed to be taken would not cause the loss of the limited liability of the Unitholders or of the treatment of the Partnership as an association taxable as a corporation for federal income tax purposes and is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners. Such opinion will be rendered to the Managing Partner by Carlsmith Ball Wichman Case & Ichiki, Honolulu, Hawaii prior to the Unitholders Meeting.

QUORUM; ADJOURNMENT

    Pursuant to Section 6.6 of the Partnership Agreement, the presence at the Unitholders Meeting either in person or by proxy of a Majority Interest is necessary to constitute a quorum at the Unitholders Meeting. Section 6.6 also provides that, in the absence of a quorum, the Unitholders Meeting may be adjourned from time to time by the vote of a majority of the Class A Units represented either in person or by proxy.

    Section 6.4 of the Partnership Agreement provides that, when a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new record date need not be fixed if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken, unless such adjournment is for more than 45 days. At an adjourned meeting, the Partnership may transact any business which may have been transacted at the original meeting.

                               THE HOMES MEETING

DATE, TIME AND PLACE

    The Homes Meeting will be held on June 26, 1998, at 11:00 a.m., Hawaii Standard Time, at the offices of Goodsill Anderson Quinn & Stifel, Alii Place, Suite 1800, 1099 Alakea Street, Honolulu, Hawaii.

PURPOSE

    The purpose of the Homes Meeting is to consider and vote upon the Merger Proposal.

RECORD DATE


    The Homes Board of Directors has fixed the close of business on April 30, 1998, as the record date (the "Homes Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Homes Meeting. Accordingly, only holders of record of shares of Homes Common Stock at the close of business on the Homes Record Date will be entitled to vote at the Homes Meeting and any adjournment or postponement thereof. As of the close of business on the Homes Record Date, there were 3,741,846 shares of Homes Class A Common Stock and 4,589,819 shares of Homes Class B Common Stock (collectively, the "Homes Common Stock") outstanding, held by approximately 67 and 79 stockholders of record, respectively.


BOARD OF DIRECTORS RECOMMENDATION

    The Board of Directors of Homes, acting on the approval of all Homes directors except for John W.A. Buyers and Kent T. Lucien, who abstained from voting on the matter on their own motion because each is also a director of the Partnership's Managing Partner, has determined that the Merger is fair and in the best interests of the stockholders of Homes and has therefore approved the Merger Agreement and the Merger, and recommends that the stockholders of Homes vote FOR the approval of the Merger Agreement and the Merger.

PROXIES AND REVOCABILITY OF PROXIES

    A proxy card for voting at the Homes Meeting is enclosed with this Joint Proxy Statement/Prospectus, which is being mailed to all stockholders of record as of the Homes Record Date. When a proxy card is returned, properly completed, signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not attend the Homes Meeting and does not return the signed proxy card, such holder's shares will not be voted and this will have the effect of a vote "AGAINST" the matters to be voted on at the Homes Meeting. Stockholders are urged to mark the box on the proxy card to indicate how the shares represented by the proxy card are to be voted. If a stockholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted "FOR" approval of the Merger Proposal. Under the Homes restated certificate of incorporation only the matters set forth in the notice of the Homes Meeting may be considered at the Homes Meeting. The proxy card also confers discretionary authority on the persons appointed by the Homes Board of Directors named on the proxy card to vote the shares represented thereby on any other procedural matter that is properly presented for action at the Homes Meeting. A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Homes Meeting by delivering an instrument of revocation to the corporate secretary of Homes, by duly executing and submitting a proxy card bearing a later date, or by appearing at the Homes Meeting and voting in person. However, the mere presence at the Homes Meeting of the person who has given a proxy will not revoke such proxy.

    BROKERS WHO HOLD SHARES OF HOMES COMMON STOCK AS NOMINEES WILL NOT HAVE DISCRETIONARY AUTHORIZATION TO VOTE SUCH SHARES ON THE MERGER PROPOSAL IN THE ABSENCE OF INSTRUCTIONS FROM THE BENEFICIAL OWNERS OF

SUCH SHARES. BENEFICIAL OWNERS ARE THEREFORE URGED TO PROVIDE INSTRUCTIONS TO THE BROKERS OR OTHER NOMINEES IN WHOSE NAME THEIR SHARES ARE HELD CONCERNING HOW THEY WISH THEIR SHARES TO BE VOTED.

COST OF SOLICITATION OF PROXIES

    Homes will bear its own costs in connection with the solicitation of proxies from its stockholders. It is contemplated that proxies will be solicited principally through the mails, but directors, officers and regular employees of Homes may solicit proxies (for no additional compensation) by personal interview, telephone, telex, telegram, facsimile or similar means of communication. Although there is no formal agreement to do so, Homes may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries holding shares of Homes Common Stock in their names or in the names of their nominees for their reasonable expenses in forwarding these proxy materials to the beneficial owners of Homes Common Stock.

VOTING RIGHTS; VOTE REQUIRED

    All Homes stockholders of record at the close of business on the Homes Record Date are entitled to vote at the Homes Meeting. Such stockholders, voting as a single class, will have one vote for each share of Class A Common Stock and three votes for each share of Class B Common Stock so held with regard to each matter to be voted upon.

    Shares of Homes Common Stock represented by proxies in the accompanying form which are properly executed and returned to Homes will be voted at the Homes Meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR approval of the Merger Proposal. The affirmative vote of a majority of all votes that could be cast by holders of all outstanding shares of Homes Common Stock on the Homes Record Date is required for approval of the Merger Proposal by stockholders of Homes. Management does not know of any matters to be presented at the Homes Meeting other than those set forth in this Joint Proxy Statement/Prospectus and in the Notice accompanying this Joint Proxy Statement/Prospectus. If procedural matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Abstentions and broker non-votes are each included in the determination of the number of shares of Homes Common Stock outstanding and present for quorum purposes. Abstentions and broker non-votes will in effect be votes against the Merger Proposal because the approval thereof requires the affirmative vote of a majority of all votes which holders of all outstanding shares of Homes Common Stock are entitled to cast.

STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. If the Merger is consummated, stockholders will be provided with transmittal materials for the surrender of Homes stock certificates in exchange for Depositary Receipts. See "THE MERGER-- Surrender of Homes Stock Certificates."

               RELATIONSHIPS WITH C. BREWER AND COMPANY, LIMITED

CERTAIN HISTORICAL, OWNERSHIP AND OTHER RELATIONSHIPS

    The Managing Partner is a wholly owned subsidiary of Mauna Loa, which is a wholly owned subsidiary of CBCL, which in turn is a wholly owned subsidiary of Buyco. CBCL was founded in 1826 and incorporated under the laws of the Kingdom of Hawaii in 1883. Initially a trading company, in 1876 CBCL's business became principally focused on the operation of sugar plantations, including the distribution of fertilizer, agricultural chemicals, and other industrial products and services, and trucking and terminal services. Over the subsequent years CBCL increased its land holdings to support this business. In the late 1970s and early 1980s, CBCL diversified into other businesses, including the growing, packaging and marketing of macadamia nuts, guava and coffee products.

    CBCL was an independent publicly traded company listed on the American Stock Exchange until 1978, when it became a wholly owned subsidiary of International Utilities Corporation. In December 1986, CBCL became a wholly owned subsidiary of Buyco, a newly formed corporation organized to accomplish a leveraged buyout of CBCL.


    The stockholders of Buyco include individuals who were senior officers or directors of CBCL at the time of the 1986 leveraged buyout as well as outside investors. As of April 30, 1998, there were approximately 53 beneficial owners of Buyco's stock. The largest stockholder is John W. A. Buyers, who was president of CBCL at the time of the leveraged buyout, and is now the chairman of the board and chief executive officer of Buyco, CBCL, Mauna Loa and the Managing Partner, and chairman of the board of Homes. The following table lists the number and percentage of Buyco's outstanding shares owned by each stockholder of Buyco who beneficially owns more than 5% of its presently outstanding stock:


                                                                              TOTAL SHARES OF
NAME                                                                               BUYCO              %
--------------------------------------------------------------------------  --------------------  ---------
John W.A. Buyers(1).......................................................         1,369,535          26.29
Ing Family Partnership....................................................           333,333           6.40
Richard W. Kazmaier Trust(2)..............................................           358,333           6.88
Paul C.T. Loo(3)..........................................................           336,333           6.46
Jean E. Rolles Trust......................................................           339,333           6.51
John F. Sherrerd(4).......................................................           399,333           7.67
James S. Andrasick Trust..................................................           236,111           4.53
J. Alan Kugle Trust(5)....................................................           333,466           6.40
Marvin J. Tilker Trust(6).................................................           321,333           6.17

------------------------

(1) Includes 250,000 shares owned by the JWAB Generation Skipping Trust, voting power over which is shared by Jane Buyers Russo, Rebecca H. Buyers-Basso, and Elsie Buyers Viehman, all of whom are the adult daughters of John W.A. Buyers; 35,000 shares owned by the JWAB Educational Trust, voting power over which is shared by the same three trustees named above; and 75,000 shares owned by the JWAB Perpetual Asset Shield Trust, voting power over which is held by First Security Bank of Idaho and Robert Henry Buyers, a nephew of J.W.A. Buyers.


(2) Includes 233,333 shares owned by the Richard W. Kazmeier 1988 Trust (voting power over which is shared by Richard W. Kazmeier, Jr., Alexander A. Bernhard and Costas C. Rodis); 100,000 shares owned by the KSG Trust (voting power over which is shared by Costas C. Rodis and Robert H. Ruxin); and 25,000 shares owned by the 56-22 Irrevocable Trust, (voting power over which is held by Richard W. Kazmeier).


(3) Includes 80,000 shares owned by the Rodney K.H. Loo Trust, voting power over which is held by Rodney K.M. Loo, the adult son of Paul C.T. Loo; and 80,000 shares owned by the Pamela M.Y. Loo Trust, voting power over which is held by Pamela M.Y. Loo, the adult daughter of Paul C.T. Loo.

(4) Includes 75,000 shares owned by the John J.F. Sherrerd Trust 6/89, voting power over which is held by Kathleen C. Sherrerd, wife of John J.F. Sherrerd; 36,000 shares owned by the John J.F. Sherrerd Trust 10/89, voting power over which is held by L. Charles DeVoe; and 25,333 shares owned by Kathleen C. Sherrerd.

(5) Includes 310,466 shares owned by the J. Alan Kugle Trust 11/95, voting power over which is held by J. Alan Kugle; and 23,000 shares owned by the J. Alan Kugle Trust 10/89, voting power over which is held by Morgan R. Jones, an attorney.

(6) Includes 278,333 shares owned by the Marvin J. Tilker Rev. Trust, voting power over which is held by Marvin J. Tilker and his wife, Marcia Tilker; and 43,000 shares owned by the Marvin J. Tilker Irrev. Trust, voting power over which is held by Robert S. Katz, an attorney.


    Homes was incorporated in the State of Hawaii in October, 1970. Until 1993, Homes was a wholly owned subsidiary of CBCL. In the 1993 Restructuring, 5,750,000 shares of Homes' Class B Common Stock were distributed to Buyco by CBCL and then distributed by Buyco to its stockholders (the "spin-off"). CBCL also transferred to Homes CBCL's entire inventory of entitled land, as well as certain unentitled land, and granted Homes an option/right of first refusal to purchase approximately 1,982 additional acres of unentitled land, together with certain other assets (the "CBCL Land Option"). See "Relationships Between Homes and CBCL--CBCL LAND OPTION." Homes then completed a public offering of 2,500,000 shares of Class A Common Stock. The Class A Common Stock is identical to the Class B Common Stock except that the Class B Common Stock is entitled to three votes per share, while the Class A Common Stock is entitled to one vote per share and Class B Common Stock converts to Class A Common Stock each time a share is sold or transferred. All holders of Class B Common Stock were stockholders of Buyco at the time of the spin-off. As of April 30, 1998, the Class B Common Stock represented about 55% of the outstanding stock, and about 78.6% of the voting power, of Homes. For additional information concerning holders of the Homes Common Stock, see "BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT--HOMES."



    The Partnership was formed as part of the leveraged buyout in 1986, when Class A Units were initially sold to the public. The proceeds of the offering were used to provide a portion of the financing for the acquisition of CBCL by Buyco. The directors of Buyco, CBCL and the Managing Partner in the aggregate own about 187,676 (or 2.5%) of the Class A Units of the Partnership. The following table shows such holdings, as well as the number of shares of Homes Common Stock beneficially owned by such persons as of April 30, 1998. The following table does not include options to acquire Homes Common Stock inasmuch as each of the following individuals who hold such options has entered into an agreement not to exercise any such option with an exercise price below $5.00 per share, and options with an exercise price of $5.00 or more per share are substantially out-of-the money. For additional information concerning such agreements, and options to acquire Homes Common Stock held by such persons, see "THE MERGER-- Homes Options" and "THE UNIT OPTION PLAN." An additional 30,000 Class A Units were owned by Mauna Loa Orchards, an affiliate of CBCL, on April 30, 1998.


                                                                                            HOMES COMMON STOCK
                                                   PARTNERSHIP                    ---------------------------------------
           NAME              DIRECTOR FOR         CLASS A UNITS    % OF CLASS      CLASS A     % OF CLASS       CLASS B
---------------------------  -------------------  -------------  ---------------  ---------  ---------------  -----------
John W.A. Buyers...........  Buyco, CBCL,               4,176           *            --             *             843,827
                             Homes, Resources
James H. Case..............  Resources                  8,000           *            --             *             --
Robert M. Fujimoto.........  Buyco, CBCL               15,000           *            --             *              78,759
Ralph C. Hook..............  Resources                  4,000           *            --             *             --
Kent T. Lucien.............  Homes, Resources           7,500           *            --             *             112,901
John J.F. Sherrerd.........  Buyco, CBCL              147,500             2.0                       *             328,657
J. Alan Kugle..............  CBCL                       1,200           *            --             *             168,249
Jane Buyers Russo..........  Buyco                        300           *            --             *             235,396
                                                  -------------           ---     ---------           ---     -----------
Total......................                           187,676             2.5%       --             *           1,767,789


           NAME               % OF CLASS
---------------------------  -------------
John W.A. Buyers...........         18.4

James H. Case..............       --
Robert M. Fujimoto.........          1.7
Ralph C. Hook..............       --
Kent T. Lucien.............          2.5
John J.F. Sherrerd.........          7.2
J. Alan Kugle..............          3.7
Jane Buyers Russo..........          5.1
                                     ---
Total......................         38.6%


------------------------------

*   less than 1%

    From inception of the Partnership in 1986, the Partnership Agreement has provided that the Partnership would pay the Managing Partner a management fee and an incentive fee. Also, the Partnership has entered into farming contracts with affiliates of CBCL to perform farming operations for the orchards and has from inception purchased goods and services from affiliates of CBCL. Because of the potential conflicts caused by such relationships a Conflicts Committee of the Managing Partner's Board of Directors was created as contemplated by the Partnership Agreement. That committee was also assigned the responsibility of reviewing all future relationships between any CBCL affiliate and the Partnership. The Conflicts Committee of the Managing Partner's five-person Board of Directors is currently composed of the two outside directors, James H. Case and Ralph C. Hook.

    At the time of the spin-off of Homes and its concurrent initial public offering in 1993, a Conflicts Committee of the Homes Board was formed consisting of Homes' two outside directors and the president of Homes. This Conflicts Committee had the same purpose as that of the Conflicts Committee for the Partnership, namely, to monitor all relationships between CBCL and its affiliates and Homes.

    The Merger Agreement contemplates that the Board of Directors of the Managing Partner will be increased to seven, that inside director James S. Andrasick will cease to serve on the Board, and that Seth A. Bakes (a director and the current president and chief executive officer of Homes), Paul C.T. Loo (a current director of Homes), and David A. Heenan (a current director of Homes) will be added to the Board. As a result, the Board will be composed of three outside directors, the president of the Land Division of the Partnership, a stockholder of Buyco (Paul C.T. Loo, who is a director of Buyco and CBCL but not an officer or employee of CBCL or any of its affiliated companies), and two directors who are stockholders of Buyco and officers of the Managing Partner and of CBCL and its affiliates (John W.A. Buyers and Kent T. Lucien). The Conflicts Committee after the Merger will be composed of the three outside directors, namely, James H. Case, David A. Heenan and Ralph C. Hook. This committee will continue to have the responsibilities currently assigned to the Conflicts Committee of the Partnership, which will include the review of all future relationships between the Partnership and CBCL and its affiliates.

RELATIONSHIPS BETWEEN THE PARTNERSHIP AND CBCL

    Set forth below are summaries of certain agreements, arrangements and transactions among the Partnership, CBCL and certain of its affiliates. Copies of these agreements are included as exhibits to the Registration Statement, and the following discussion of such agreements is qualified in its entirety by reference to the agreements as filed with the Commission.

    NUT PURCHASE CONTRACTS. The Partnership is a party to four nut purchase contracts with Mauna Loa. They cover all nuts produced by the orchards acquired in June 1986, December 1986, October 1989 and September 1991, respectively. The first two contracts expire in 2006, while the third contract expires in 2019 and also provides for the exclusion of unusable nuts from those purchased by Mauna Loa. The first three contracts are identical in all other material respects. The fourth contract was acquired by assignment with the purchase of the September 1991 orchard and expires in 2003. The fourth contract is similar to the first three contracts, but the nut price is calculated on a crop year (July 1 through June 30) rather than calendar year basis, which results in a slightly different nut price. All four contracts use a pricing formula based 50% on a two-year trailing average of the macadamia nut price published annually by the United States Department of Agriculture and 50% on Mauna Loa's "netback component." The netback component is determined on a per pound basis by subtracting from Mauna Loa's gross revenues from the sales of macadamia products (i) allocable processing, packaging, marketing, selling and advertising costs and (ii) a 20% capital charge on the difference between those aggregate gross revenues and the aggregate allocable costs. The nut price per pound paid to the Partnership under the first three nut purchase contracts was $0.5623 for 1995, $0.5972 for 1996 and $0.5964 for 1997. The average nut price per pound paid to the Partnership under the fourth nut price contract was $0.5901 for 1995, $0.6353 for 1996, and $0.6434 for 1997. The nut purchase contracts for the orchards acquired in June 1986, December 1986, and October 1989 may be terminated by Mauna Loa upon thirty days' notice if the Managing Partner is involuntarily removed as the managing general partner and replaced by a person or entity not affiliated with Mauna Loa. The nut purchase contract for the orchard acquired in September 1991 may be terminated by the Partnership as of the end of any calendar year or crop year by giving Mauna Loa at least twelve months advance notice of its intention to terminate.

    FARMING CONTRACTS. The Partnership is a party to four farming contracts with two affiliates of CBCL, Ka'u Agribusiness Co., Inc. ("KACI") and Mauna Kea Agribusiness Company, Inc. ("MKACI"), that together cover all farming, harvesting and husking activities for the Partnership's orchards. The first two contracts (the "1986 contracts") expire in 2006, while the third contract (the "1989 contract") expires in 2019. The fourth contract (the "Lot 10 contract") was acquired with the purchase of the Lot 10 orchard in 1991 and expires in 2006. The four contracts are identical in all other material respects. The contracts are terminable if the Managing Partner is involuntarily removed and replaced by a person or entity not affiliated with Mauna Loa.

    Each of the farming contracts was amended effective January 1, 1998 to provide that farming fees would equal 2 1/2% of the Partnership's gross profits from farming operations rather than 3% of the Partnership's operating cash flow. These amendments were made in recognition of the fact that operating cash flow of the Partnership will change appreciably after the Merger because its financial results will include the operations of its Land Division. Also, the proposed amendments to the Partnership Agreement include deletion of operating cash flow and related terms that had been used in part to calculate farming fees. Since the Partnership's activities will no longer consist solely of macadamia nut operations, the proposed amendments also include the addition of a provision (Section 10.6) specifically requiring that the Partnership maintain such accounts as are necessary to properly determine separately the revenue and expense from farming activities and the amounts of farming fees. The changes to a farming fee structure based on gross profits will also simplify accounting so there will be no necessity to allocate items such as general and administrative expense, interest and certain other items either among orchards or between farming operations and non-farming operations. The Partnership's Conflicts Committee has reviewed pro forma results for prior years and is satisfied that the farming fees under the revised formula will be approximately the same as under the old formulas. The following table shows the farming fees that were actually paid under the old formulas and the farming fees that would have been paid under the new formula:

                                                                                    1993         1994         1996         1997
                                                                                 -----------  -----------  -----------  -----------
                                                                                                   (IN THOUSANDS)
3% of Operating Cash Flow......................................................   $     145    $     104    $     153    $     113
2.5% of Gross Profit (pro forma)...............................................         143          108          141          106

No farming fees were paid in 1995 because a cash flow warranty agreement related to orchards acquired in 1989 provided that no management fee or farming fees would be paid if 1995 cash flow from those orchards fell short of certain levels. The results under the line "3% of Operating Cash Flow" do not include fees paid under the Lot 10 farming contract because fees were calculated under different criteria. The results under the line "2.5% of Gross Profit" do include Lot 10 results.

    The 1986 contracts and the 1989 contracts have been amended and restated to incorporate the above provisions. The Lot 10 contract (including its termination provisions, which unlike the three other contracts had not previously been terminable if the Managing Partner is involuntarily replaced) has been amended and restated to conform to the 1989 contract, as amended and restated. Those amendments will mean that farming fees under all farming contracts will be calculated in the same manner.

    WATER AGREEMENT. The Partnership is also a party to a water agreement with KACI under which that affiliate of CBCL agreed to supply water to the Partnership from a well on that affiliate's property for use on the Partnership's irrigated Ka'u orchards. The Partnership's allocated share of the costs of that well totaled $114,000 in 1995, $79,000 in 1996, and $47,000 in
1997.

    MANAGEMENT COSTS AND FEE. The existing Partnership Agreement provides that the Managing Partner will be reimbursed for administrative costs (which consist primarily of compensation costs, directors' fees and insurance costs) incurred under the agreement as well as a management fee equal to 2% of the Partnership's operating cash flow (as defined). Those reimbursable costs totaled $448,000 in 1994, $424,000 in 1995, $391,000 in 1996, and $428,000 in 1997. The Managing
Partner earned a management fee of $102,000 in 1996 and $75,000 for 1997. No management fee was paid in 1995.

    In addition to a management fee, the Managing Partner is entitled under the existing Partnership Agreement to receive an annual incentive fee equal to 0.5% of the aggregate fair market value (as defined) of the Class A Units for the preceding calendar year provided that net cash flow (as defined) for the preceding calendar year exceeds specified levels. No incentive fee was earned in 1995, 1996 or 1997. The proposed amendments to the Partnership Agreement will modify the calculation of the management fee so that it will be calculated for all periods after the Merger based on 2% of the net income of the Combined Company, and will eliminate the incentive fee. See "AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT."

    STABILIZATION PAYMENTS. In December 1986, the Partnership acquired from Ka'u Agribusiness Co., Inc., an affiliate of CBCL, a 266 acre orchard that was several years younger than its other orchards. Because of the relative immaturity of the newer orchard, its productivity (and therefore its cash flow) was expected to be correspondingly lower for the first several years than for the other older orchards. Accordingly, the seller of this orchard (an affiliate of Mauna Loa) agreed to make cash stabilization payments to the Partnership for each year through 1993 in which the cash flow (as defined) from this orchard fell short of a target cash flow level of $507,000. Stabilization payments for a given year were limited to the lesser of the amount of the shortfall or a maximum payment amount. Stabilization payments through 1993 totaled $1,562,596, plus Hawaii general excise tax.

    The Partnership accounted for these stabilization payments (net of Hawaii general excise tax) as a reduction in the cost basis of this orchard. As a result, the payments will be reflected in the Partnership's net income ratably through 2019 as a reduction to amortization for this orchard.

    In return for the seller's agreement to make the stabilization payments, the Partnership is obligated to pay the seller 100% of any year's cash flow from this orchard in excess of the target cash flow as additional percentage rent until the aggregate amount of additional percentage rent equals 150% of the total amount of stabilization payments previously received. Thereafter, the Partnership is obligated to pay the seller 50% of this orchard's cash flow in excess of a target cash flow of $507,000 as additional incentive rent. Such additional percentage rent totaled $54,000 for 1996 and $297,000 for 1997. No additional percentage rent was payable for 1995.

    CASH FLOW WARRANTY PAYMENTS. In October 1989, the Partnership acquired from Ka'u Agribusiness Co., Inc., Mauna Kea Agribusiness Co., Inc. and Mauna Loa Orchards, L.P., all of which are affiliates of CBCL, 1,040 additional acres of orchards that were several years younger on average than the Partnership's other orchards. Their productivity (and therefore their cash flow) was expected to be lower for the first several years than for the Partnership's older orchards. Accordingly, the sellers of these orchards (affiliates of Mauna Loa) agreed to make cash flow warranty payments to the Partnership for each year through 1994 in which the cash flow (as defined) from these orchards falls short of a cash flow target level. Warranty payments for any year were limited to the lesser of the amount of the shortfall or a maximum payment amount.

    The cash flow warranty payments paid to the Partnership through 1994 totaled $1,589,000. The Partnership accounted for cash flow warranty payments as reductions in the cost basis of the orchards. As a result, these payments will be reflected in the Partnership's net income ratably through 2030 as reductions to depreciation for these orchards.

    In addition, this agreement provided that the Managing Partner and its affiliates would forego the 1995 farming and management fees to the extent that the cash flow (as defined) for 1995 from the Ka'u and Mauna Kea orchards acquired in 1989 fell short of a predetermined target level. As a result of this provision, no farming or management fee was earned in 1995.

RELATIONSHIPS BETWEEN HOMES AND CBCL

    In connection with the Restructuring in 1993, Homes and CBCL entered into a number of agreements for the purpose of defining their ongoing relationship. These agreements were not the result of negotiations between independent parties. There can be no assurance that each of such agreements is, or that all of the agreements taken as a whole are, on terms comparable to those that would have resulted from negotiations between unaffiliated parties. Additional or modified agreements, arrangements and transactions may be entered into by Homes and the Combined Company and CBCL and its affiliates in the future.

    Set forth below are summaries of certain agreements, arrangements and transactions among Homes, CBCL and certain of its affiliates. Copies of the agreements are included as exhibits to the Registration Statement, and the following discussions with respect to such agreements are qualified in their entirety by reference to the agreements as filed with the Commission. At the Effective Time of the Merger, the Partnership will succeed to Homes' rights and obligations under each of Homes' agreements with CBCL and its affiliates. The Conflicts Committee of the Managing Partner's Board will be responsible for monitoring the relationship between the Partnership and CBCL under these agreements and any amendments thereto.

    INTERCOMPANY AGREEMENT. The Intercompany Agreement between Homes, CBCL and certain of CBCL's affiliates provides:

    (a) CBCL shall make available to Homes, at Homes' request, various management services to Homes, including human resources and risk management. Homes currently pays $2,500 to CBCL monthly for such services. In addition, CBCL shall be reimbursed for any out-of-pocket expenses incurred in connection with providing the services, as well as for extraordinary services. The provisions for such services have been extended through June 30, 1998 and will be reviewed again in June of 1998. CBCL makes no representations or warranties with respect to such services, except that CBCL agrees to perform such services with the same degree of care, skill and prudence customarily exercised in its own operations. CBCL is not liable for any losses or damages suffered in respect to such services performed, other than losses or damages arising from CBCL's intentional or negligent failure to perform or its negligence in the performance of such services.

    (b) CBCL and Homes grant each other access to certain records and information in its possession. Each party is required to retain all such information in its possession until December 1996, (other than tax returns and related documents, which may be requested to be retained for a longer period), and thereafter each party is required to give the other party prior notice of any planned disposition of such information.

    (c) CBCL shall maintain insurance coverage for Homes under insurance policies issued to CBCL, for which Homes shall pay a premium, subject to renegotiation annually. The insurance includes property damage, builders' risk, general and automobile liability, blanket crime and fiduciary liability. Risks not covered under such policies or programs are borne by Homes. Either party may terminate the insurance coverage, in whole but not in part, upon 120 days' prior written notice. If Homes terminates the insurance coverage, Homes will nonetheless be obligated to pay the then current annual premium. If CBCL terminates the insurance coverage, Homes will receive a pro-rata refund on the premium paid.

    (d) CBCL grants to Homes in perpetuity (subject to the conditions described below) an exclusive royalty-free right and license to use the trade name, trademark and service mark "C. Brewer" as the distinctive portion of Homes' name and in connection with the development and sale of residential real estate. Homes may sublicense the trademark and may change the form and manner of the trademark, in each case subject to the prior written approval of CBCL, which shall not be unreasonably withheld. As a condition of the trademark license, Homes will establish and maintain quality control standards, policies and procedures acceptable to CBCL. The trademark license may be terminated by CBCL only upon an uncured material breach of the provisions relating to the trademark license or upon the insolvency or liquidation of Homes. Notwithstanding this trademark license, after the Merger the operations of the Land Division are expected to be conducted under the name of Hawaii Land & Farming Company.

    (e) CBCL and their affiliated companies (other than Homes) will pay all federal and state income taxes and other taxes accruing to the affiliated group of corporations prior to the Restructuring and pay all taxes arising from the Restructuring (including any taxes resulting from the transfer of assets to CBCL and its affiliates pursuant to the Restructuring); provided that Homes shall pay all taxes associated with Homes' operations accruing after the Restructuring and certain fees and conveyance taxes arising from the transfer of assets from Homes to affiliates of CBCL as part of the Restructuring.

    ASSET EXCHANGE AGREEMENT AND CONTRIBUTION AGREEMENT. Homes, CBCL and certain of their subsidiaries, in December 1993, entered into an Asset Exchange Agreement (the "Asset Exchange Agreement") and a Contribution Agreement (the "Contribution Agreement"), which together provided for the principal corporate transactions required to effect the Restructuring, including the transfer to Homes of CBCL's inventory of entitled land and certain unentitled land at CBCL's historical cost basis, the transfer by Homes to CBCL of certain unentitled, undeveloped land as well as the stock of Kilauea Irrigation Co., Inc., and the allocation between Homes and CBCL of certain liabilities. The Asset Exchange Agreement contains representations by the parties thereto regarding each company's ownership of the real property being transferred by it in connection with the Restructuring. The Contribution Agreement contains representations by CBCL and certain of its subsidiaries regarding their ownership of the real property being contributed by them to Homes in connection with the Restructuring.

    Subject to certain exceptions, these agreements provide for assumptions and cross-indemnities designed to allocate financial responsibility for general corporate liabilities and income taxes. The liabilities assumed by Homes include certain liabilities specifically assumed by Homes arising out of or in connection with the real property transferred by Homes to CBCL. Liabilities assumed by CBCL include liabilities primarily arising out of or in connection with real property transferred to Homes by CBCL and to CBCL by Homes in the Restructuring, including environmental liabilities and liabilities for any deferred or rollback taxes with respect to such property. Both the Asset Exchange Agreement and the Contribution Agreement include procedures for notice and payment of indemnification claims and provide that a party required to indemnify another party for a claim or suit brought by a third party may elect to assume the defense of such claim. Any indemnification payments will be adjusted to reflect the receipt of insurance proceeds and the effect of federal, state and local taxes. In addition, to the extent that CBCL or any affiliate of CBCL defaults in the making of any indemnification payments owed to Homes and such default is not cured, Homes may offset against such defaulted amounts any payments owed by it to CBCL pursuant to the CBCL Land Option at a rate of $1.20 for every $1.00 of unpaid indemnification obligation.

    CBCL LAND OPTION. Homes, CBCL and certain subsidiaries of CBCL are parties to the CBCL Land Option which provides, among other things, that for 20 years from December 1993, Homes will have the option to purchase up to approximately 1,982 acres of currently unentitled land in the State of Hawaii from CBCL at its fair market value (less a discount of 3.5% representing customary selling costs avoided by CBCL) at the time of exercise of the option. Homes will undertake an appraisal of such property at the time of exercise of the option and will not be required to purchase any property at a price above such appraisal (less a discount of 3.5% representing customary selling costs avoided by CBCL). In the event Homes and CBCL are unable to agree on a fair market value, the fair market value will be determined by a three-party appraisal procedure set forth in the CBCL Land Option.

    If, prior to Homes' exercise of the CBCL Land Option, CBCL desires to sell such property, Homes has a right of first offer and a right of first refusal prior to the sale of such property to a third party upon the same terms as those available to a third party. CBCL is restricted from developing or causing to be developed any of its properties for residential use until December 15, 2003. However, CBCL retains the right (i) to subdivide its properties, (ii) subject to the option and right of first refusal, to sell its properties, and (iii) subject to the option and right of first refusal, to hold direct and indirect interests in entities that are engaged in planning or construction of such properties, provided that neither CBCL nor any of its subsidiaries controls any such entity or is actively involved in the development of such residential real estate.

    To date, Homes has purchased 18 acres of land pursuant to the CBCL Land Option, all of which it has since resold, and CBCL has, with Homes' consent, sold 7 acres of land covered by the option to a third party. As of December 31, 1997, the property subject to the CBCL Land Option is described in the following table. All such land is unentitled.

                                                                                    APPROXIMATE
PROPERTY                                                                LOCATION      ACREAGE
----------------------------------------------------------------------  ---------  -------------
Waiolani II...........................................................    Maui              56
Iao III...............................................................    Maui              80
Wailuku II............................................................    Maui             512
Maalaea...............................................................    Maui             261
Paukukalo.............................................................    Maui               5
Papaikou Point........................................................   Hawaii            106
Kukui Point...........................................................   Hawaii            102
Pepeekeo Point........................................................   Hawaii            812
Papaikou..............................................................   Hawaii             23
                                                                                         -----
  Total...............................................................                   1,957
                                                                                         -----
                                                                                         -----

    GUARANTY BY CBCL OF A PORTION OF HOMES CREDIT FACILITY. On July 25, 1997, Homes entered into an agreement (the "Master Facility Agreement") with its lenders, Bank of Hawaii and City Bank (the "Lenders"), to consolidate and restructure previous revolving loan agreements. The Master Facility Agreement provides for a maximum outstanding principal balance of approximately $31.4 million and includes: (i) four individual commercial mortgage loans in the aggregate amount of approximately $21.4 million with per annum interest rates ranging from the Bank of Hawaii's base rate (the "Base Rate") plus 1% to the Base Rate plus 2%, (ii) a revolving line of credit for borrowing up to $6 million for working capital purposes with a per annum interest rate at the Base Rate plus .5% (the "Working Capital Line of Credit"), and (iii) a revolving line of credit for borrowing up to $4 million for home construction at Homes' Kaimana and Halemalu projects with a per annum interest rate at the Base Rate plus 1%. On December 31, 1997, the Base Rate was 8.5%. CBCL currently guarantees the indebtedness of Homes under the Working Capital Line of Credit, and Homes' obligation to repay any amounts advanced under such guaranty is secured by a first mortgage lien on the Kalihiwai Ridge III property. The maturity of the indebtedness under the Master Facility Agreement has been extended to December 1, 1998 (approximately five months after the Merger is expected to be consummated) and the CBCL guarantee will continue during this period.

                                   THE MERGER

    THE FOLLOWING DISCUSSION INCLUDES SUMMARIES OF THE PRINCIPAL PROVISIONS OF THE MERGER AGREEMENT, TOGETHER WITH CERTAIN ADDITIONAL INFORMATION. THE DESCRIPTIONS OF THE MERGER AGREEMENT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX A AND INCORPORATED HEREIN BY REFERENCE. UNITHOLDERS OF THE PARTNERSHIP AND STOCKHOLDERS OF HOMES ARE URGED TO READ THE MERGER AGREEMENT AND OTHER APPENDICES IN THEIR ENTIRETY.

GENERAL

    Subject to the terms and conditions of the Merger Agreement, Homes will merge with and into the Partnership, which will be the surviving entity in the Merger and the corporate existence of Homes will terminate. At the Effective Time, each outstanding share of Homes Common Stock (excluding shares as to which dissenters rights are asserted and shares held by the Partnership, if any, which shares will be cancelled) will cease to be outstanding and will be converted into 0.667 of a Class A Unit, with cash being paid in lieu of any fractional Class A Unit. See "Conversion of Homes Shares into Class A Units and Conversion Ratio" and "No Fractional Units."

    Consummation of the Merger is subject to various conditions, including among other matters: (i) approval of the Merger Proposal by the requisite vote of the holders of Homes Class A and Class B Common Stock; (ii) approval of the Merger Proposal and all of the Amendment Proposals by the requisite vote of the holders of the Class A Units; and (iii) satisfaction of certain other conditions. See "Conditions to Consummation of the Merger" and "Amendment and Termination."

BACKGROUND AND REASONS FOR THE MERGER AND RECOMMENDATIONS OF THE PARTNERSHIP'S
  MANAGEMENT

    The Partnership was formed in 1986 as a publicly traded limited partnership, engaged in the ownership and farming of macadamia nut orchards. At the time of the Partnership's formation it was contemplated that it would be taxed as a partnership under the provisions of the Internal Revenue Code. In 1987 the U.S. Congress enacted a law (the 1987 Tax Act) which provided that publicly traded limited partnerships would be taxed as though they were corporations at the earlier of January 1, 1998, or at the time they entered into a substantial new line of business. Exceptions to the "new lines of business" provision were available under the 1987 Tax Act to certain types of businesses, including businesses involving the sale of real estate, and certain types of passive income. The farming of macadamia nut orchards did not fall within the exceptions.

    The Managing Partner's Board concluded as early as 1995 that cash available for distribution to Unitholders would be substantially diminished once corporate taxation took effect on January 1, 1998, and that, therefore, it should attempt to develop a new strategic plan for the Partnership. The Managing Partner did not commence to develop a new plan immediately because in each year the U.S. Congress had under consideration legislation which would have continued its partnership taxation status.

    The Partnership has earned a net profit and positive cash flow in every year since the inception of the Partnership in 1986. As of early 1996 the Partnership had little debt and had adequate working capital. The Managing Partner's Board of Directors did not foresee that continuing operations would require new financing either in the form of equity or debt. Although the Board did not foresee erosion of operating profits and cash flow, the Board believed that there did not appear to be prospects for improvement in operating earnings in the farming sector. In fact, it appeared that cash available for distribution to Unitholders would decrease effective January 1, 1998, because of the anticipated loss of partnership tax status. It therefore appeared to the Board of Directors that the Partnership was in a sound financial position to expand and possibly diversify its operations, and should attempt to do so.

    The Board of Directors had also been disappointed that the marketplace did not place a higher value on Class A Units, considering the facts that the Partnership had always earned a net profit, had always achieved a positive cash flow, had never failed to make a quarterly distribution, and that the general market for equities had been strong. The Partnership's investment advisors informed the Partnership that the entity was too small to be monitored by security analysts, that it was too small to attract investment by institutional investors, and that unit values might be enhanced if the entity expanded its operations and became a larger enterprise.

    The Managing Partner commenced looking for investment opportunities both in Hawaii and elsewhere, including Australia. In early 1996 the Managing Partner explored the possible acquisition of MacFarms of Australia, an Australian macadamia company that operated orchards and a processing plant, and retained a consultant in Australia to negotiate a possible acquisition. However, a Hong Kong company offered to purchase the company at a price the Board of Directors was unwilling to match.

    In the summer of 1996 the Managing Partner investigated the possible purchase of a large macadamia grower and processor in Hawaii. The Managing Partner conducted a due diligence investigation of the orchards and processing plant and initiated price discussions with the owner using an Australian consultant. The owner offered to sell at a price which the Managing Partner felt was too high. Discussions were terminated, and the orchard has not yet been sold.

    In the fall of 1996 the president of the Managing Partner and the president-processing of Mauna Loa traveled to Australia to further investigate the feasibility of purchasing macadamia orchards in Australia. They discussed the possible purchase of orchards with about seven owners and inspected several orchards. They also discussed the Australian industry with numerous Australian growers and processors. On December 12, 1996 the Managing Partner's president made a detailed presentation to the Board of Directors concerning that investigation. His conclusion was that Australian orchards in general were overpriced (in part because many Australian orchards are also used as primary or vacation homes and Australia grants tax advantages to Australian growers) and would not likely produce a satisfactory return on a Partnership investment. The Board decided not to pursue investment options in Australia orchards at that time.

    In early 1997, the Managing Partner was offered an opportunity to purchase a Hawaiian macadamia company that owned a processing plant and a 1,000 acre orchard. The Board of Directors determined not to pursue the acquisition because it concluded the company was overpriced, in view of issues raised by an agricultural inspection of the orchard and because the Partnership could not utilize the processing plant.

    At a meeting of the Board of Directors of the Managing Partner on March 14, 1997, John W.A. Buyers, who was the Chairman of the Board of Directors of both the Managing Partner and Homes, suggested that the Board of Directors of the Managing Partner evaluate Homes as a potential investment opportunity for the Partnership. Homes owned substantial lands on the islands of Maui, Hawaii and Kauai, most of which were fully entitled. Because Homes would be able to develop those lands more quickly and profitably if there were an infusion of working capital into Homes' operations, and the Partnership had a strong working capital position, it was possible that a business combination of the two companies might present a desirable growth opportunity for the Partnership.

    The Board of Directors of the Managing Partner decided to investigate the possibility of a business combination with Homes and in March 1997 retained the services of Jefferies & Company, Inc. ("Jefferies"), a prominent investment banking firm, to advise the Partnership with respect to whether such a combination might be feasible and might prove beneficial to the Partnership. Personnel at Jefferies had formerly been with Dean Witter & Co., and had assisted the Partnership in its initial public offering in 1986 as well as its second public offering in 1989. Thus, the personnel at Jefferies were acquainted with the Partnership and with macadamia nut operations in general. The Partnership also retained the law firm of Carlsmith Ball Wichman Case & Ichiki (the "Carlsmith firm"), in which a director of the Managing Partner, James H. Case, is a senior partner, to assist in reviewing legal and tax issues.

    Messrs. John G. Chiles and Eric D. Heglie of Jefferies conferred with Mr. Kent T. Lucien, President of the Managing Partner, on numerous occasions in March, April and May, 1997. During that period, counsel evaluated alternative legal structures for a business combination and their tax ramifications, and assisted Jefferies and officers of the Managing Partner in their analyses. On May, 1, 1997, Mr. James H. Case, a director, Chairman of the Conflicts Committee, and attorney for the Partnership, met with Messrs. Chiles and Heglie in Jefferies' San Francisco offices to discuss the business combination, available structures, their tax ramifications, and other aspects of the potential transaction. Throughout this period it was assumed that the tax laws would not be amended, and that the Partnership would convert to corporate form.

    In late May Jefferies advised management of the Managing Partner that a combination of the two companies would be feasible from a financial point of view and that it was prepared to present its evaluation of the relative value of the two companies as well as a range of possible conversion ratios. Management asked Mr. Case to prepare a draft proposal for purposes of initiating merger discussions with Homes.

    Management called a meeting of the Board of the Managing Partner, which was held at the offices of CBCL on June 3, 1997. At that meeting Mr. Chiles presented a detailed report concerning various valuation analyses conducted by Jefferies. The valuation methodologies utilized with respect to each company were substantially similar to those underlying Jefferies' December 12, 1997 opinion (see "Opinion of Partnership's Financial Advisor"). The primary differences between the two presentations were that the analyses underlying the fairness opinion dated December 12, 1997 used more recent data, assumed a direct merger of Homes into the Partnership, and were based on taxation of the Combined Company as a partnership rather than as a corporation. At the June 3 meeting, Mr. Chiles advised the Board that in Jefferies' opinion a reasonable conversion ratio might be approximately 0.7 Class A Units for each share of Homes Class A and Class B Common Stock. He further advised the Board that a business combination would be feasible, that such a combination would probably improve the value of Class A Units in the marketplace, and that institutional investors might look more favorably upon an investment in Class A Units because the Combined Company would be a larger enterprise.

    Mr. Case reported to the Board that a business combination with Homes would be feasible from a legal and tax point of view. The Board then reviewed the proposed letter drafted by Mr. Case. The opening paragraph stated that the letter constituted a preliminary indication of interest by the Partnership, through its Managing Partner, in exploring in principle a business combination between the Partnership and Homes and that, based on the information then available and subject to the results of due diligence, the Partnership anticipated that a mutually beneficial business combination could be accomplished through a merger with Homes.

    The letter went on to suggest that the acquisition could be effected through an initial restructuring of the Partnership as a Delaware corporation, followed first by a tender of stock in the new Delaware corporation to Homes stockholders in exchange for their Homes stock, and then by a merger of Homes into the new Delaware corporation. It was assumed that the new Delaware entity would be taxed as a corporation after the merger was completed.

    At the conclusion of the meeting all members of the Board (except Messrs. Buyers and Lucien, who abstained because they were directors of Homes) voted to authorize management to suggest to Homes, as a basis for discussion, a conversion ratio of 0.667 Class A units for each share of Homes Common Stock, and authorized management to execute and deliver the indication of interest. Additional terms of that letter, dated June 4, 1997, are summarized under "Background and Reasons for the Merger and Recommendations of the Board of Directors of Homes".


    The Board of Directors, in deciding to initiate merger discussions with Homes at a suggested conversion ratio of 0.667 Class A Units for each share of Homes Common Stock, took into consideration (1) the desirability of enlarging the size of the business entity, in part upon the belief that institutional investors might be more inclined to invest in the Partnership if it were a larger entity; (2) the fact that the Partnership had not been successful in finding opportunities for expansion within the macadamia nut industry; (3) the desirability of diversifying beyond macadamia nut farming with its inherent risks from competitive factors and natural disasters such as hurricanes, droughts, fire, volcanoes, plant diseases, and insects; (4) the fact that the Partnership had a strong working capital position, which meant that there were potential synergies with Homes, which had extensive land holdings but was short of working capital; (5) that a merger with Homes might enable Homes to develop its extensive land holdings more efficiently and rapidly, and that a reasonable exchange ratio would enable the Unitholders to share in the increased earnings of Homes' operations; (6) that although in the short run there might be lower distributions per unit, in the longer term a business combination had the potential to increase the value of Class A Units for the Unitholders; (7) that the financial markets appeared to favor those companies which emphasized capital gain opportunities rather than current yield; (8) that Jefferies had concluded in its extensive report that a reasonable conversion ratio might be approximately 0.7 Class A Units for each share of Homes Common Stock; and (9) that no definitive merger agreement would be executed unless, after further due diligence and analysis, the Board concluded that such agreement and the conversion ratio ultimately negotiated were in the best interests of the Partnership and Unitholders, and the Board of Directors received a satisfactory fairness opinion with respect to such conversion ratio.



    In proposing a conversion ratio of 0.667 as a basis for discussion, the Board of Directors reviewed all of the valuation methodologies utilized by Jefferies in reaching its conclusions, but did not give any specific weight to any of those approaches. The Board decided that it would be prudent to suggest an exchange ratio of 0.667 Class A Units for each share of Homes Common Stock, as a basis for discussion, in order to provide for the possibility that further due diligence or other events might indicate that an exchange ratio lower than
0.7 would be more appropriate.


    Mr. Case was notified shortly thereafter by Mr. David J. Reber, a partner in the Honolulu law firm of Goodsill Anderson Quinn and Stifel (the "Goodsill firm") that he had been retained to represent Homes in merger discussions. Messrs. Case and William E. Atwater, a partner in the Carlsmith firm, met with Mr. Reber at the Carlsmith firm on June 6, 1997, for the purpose of discussing with Mr. Reber the background and status of the proposed merger and furnishing Mr. Reber with documents.

    During the remainder of June the Carlsmith and Goodsill firms exchanged due diligence documents, and the Carlsmith firm proceeded with legal work and tax analyses necessary to negotiate and effectuate a merger, all upon the assumption that the Partnership would be converted to a new Delaware corporation, that Homes would be merged into that corporation, and that the resultant entity would be taxed as a corporation. The Partnership was informed by Mr. Reber in June that Homes had retained Hambrecht & Quist as its financial advisor, and that the Board of Directors of Homes had appointed a Negotiating Committee consisting of all Homes' directors except for Messrs. Buyers and Lucien, who were members of the Board of the Managing Partner.

    In early July it became apparent that the U.S. Congress might enact legislation which would permit master limited partnerships, such as the Partnership, to continue to be taxed as partnerships. Messrs. Lucien and Case (for the Partnership) met with Messrs. Heenan (who had been appointed Chairman of the Homes Negotiating Committee), Loo, Bakes, Foley and Reber (for Homes) at the offices of CBCL on July 7, 1997, for the purpose of apprising the Homes Negotiating Committee of the possible changes in the tax laws, and reviewing the potential impact of such legislation on a business combination. The group did not engage in negotiation of a conversion ratio or other substantive issues. Thereafter, the parties decided to put substantive merger discussions "on hold" until the U.S. Congress completed consideration of possible changes to the Internal Revenue Code.

    On the same day (July 7, 1997), Mr. Buyers, Chairman of the Board of the Managing Partner, asked Mr. Case and Dr. Ralph J. Hook, who were the members of the Managing Partner's Conflicts Committee, to take on the additional responsibilities of acting as the Negotiating Committee for the Partnership.

Officers of the Managing Partner or CBCL or its affiliates did not thereafter conduct negotiations with the Homes Negotiating Committee or its attorney. On July 15, 1997, Messrs. Case, Atwater, and Mr. Steven M. Egesdal, also a partner in the Carlsmith firm, met with Dr. Hook at the Carlsmith firm to discuss with Dr. Hook the events which had occurred since the Board of Directors' meeting of June 3, 1997, and to determine a strategy for further merger discussions.

    Mr. Case met with Mr. Chiles at the offices of Jefferies in San Francisco on July 18, 1997, for the purpose of apprising Jefferies of possible changes to the tax laws and to ask Jefferies to reevaluate its conversion ratio conclusions if the tax laws were changed. Mr. Case also met with Mr. Grady Bolding, a partner in the San Francisco law firm of Brobeck, Phleger & Harrison (the "Brobeck firm") for the purpose of asking Mr. Bolding to review the tax research previously performed by the Carlsmith firm, and to assist the Carlsmith firm in evaluating the effect of the proposed changes in the tax laws on the proposed structure of the merger.


    Amendments to the Internal Revenue Code permitting the Partnership to continue to be taxed as a partnership were signed into law in early August, 1997. The 1997 Tax Act permitted partnerships such as the Partnership to continue to be taxed as partnerships, subject to a 3.5% tax on gross income, provided they elected such treatment. Mr. Case and Dr. Hook conferred by telephone on August 13, 1997, prior to a meeting between representatives of the Partnership and Homes. Present for the Partnership were Messrs. Case, Lucien, and Sprecher; present for Homes were Messrs. Heenan, Churchill, Bakes, Foley, and Reber. Mr. Case reported that President Clinton had signed the 1997 Tax Act, which permitted limited partnerships such as the Partnership to continue to be taxed as a partnership for federal income tax purposes after December 31, 1997, provided that (1) the partnership elects to be taxed as a partnership and agrees to pay a tax of 3 1/2% of "gross income", and (2) the partnership does not engage in a substantial new line of business. Mr. Case reported that it was the view of both the Carlsmith and Brobeck firms that a merger of Homes into the Partnership would not result in the Partnership engaging in a substantial new line of business. Mr. Case next reported that the Carlsmith firm believed that a business combination could be achieved either as a direct merger of Homes into the Partnership or as a reverse triangular merger in which Homes would become a wholly-owned subsidiary of the Partnership. Mr. Case pointed out that a direct merger of Homes into the Partnership would be a taxable event for both Homes at the corporate level and for Homes' stockholders at the individual level, but that a reverse triangular merger would result in Homes continuing as a separate taxable corporate entity. The parties concluded that further investigation and analysis was required to determine the extent, if any, to which gain might be realized at the corporate or individual level. Mr. Case suggested that Homes ask Hambrecht & Quist to complete its evaluation of a possible business combination and a reasonable exchange ratio. The Homes Negotiating Committee responded by asking the Partnership to submit a proposal which included a proposed structure for a business combination and a firm exchange ratio.


    The Carlsmith firm provided the Homes Negotiating Committee with a letter dated August 28, 1998 in which it summarized its analysis of the new tax law and the basis for the Partnership's view that the Partnership's acquisition of Homes' business would not disqualify the Partnership from continued partnership tax treatment. The purpose of the letter, which was not a legal opinion, was to assist the Homes Negotiating Committee in its own analysis of the issue. The letter also pointed out that no determination had been made as to whether a formal ruling on the issue should be requested from the Internal Revenue Service.

    Mr. Case held numerous telephone conferences with either or both of Messrs. Chiles and Heglie in August, September, and October, 1997, for the purpose of furnishing new information, of discussing the impact of the new tax laws on a revised merger structure, and of determining the impacts of all factors on a fair conversion ratio. Jefferies advised the Negotiating Committee, through Mr. Case, that 0.667 Class A Units for each share of Homes Common Stock still represented a fair conversion ratio. Mr. Case then delivered a letter to Mr. Heenan, a director of Homes and chairman of its Negotiating Committee, dated September 23, 1997 (described under "Background and Reasons for the Merger and Recommendations of the Board of Directors of Homes") that summarized recent developments and expressed the belief that it was now appropriate for the parties to renew their discussions.

    During October 1997 negotiations were conducted between Mr. Case, Chairman of the Negotiating Committee and attorney for the Partnership, and Mr. Reber, attorney for Homes. Mr. Case conferred with Dr. Hook and Messrs. Chiles and Heglie of Jefferies, and Mr. Reber conferred with the Homes Negotiating Committee and Hambrecht & Quist. The Carlsmith firm prepared drafts of a term sheet and agreement in principle, which were reviewed by Mr. Reber on behalf of Homes. Mr. Case discussed the drafts by telephone conferences with Messrs. Hook, Chiles, and Heglie. Mr. Chiles approved the draft term sheet on October 30, 1997. On November 3, 1997, Mr. Case reviewed the documents with Dr. Hook. Thereafter, on November 3, 1997, Messrs. Case and Atwater met with Messrs. Heenan and Reber to review the drafts of the term sheet and agreement in principle. Mr. Case forwarded a revised term sheet and agreement in principle to Mr. Reber on November 4, 1997 and discussed the contents of the documents with Mr. Reber before Mr. Reber submitted the documents to the Board of Directors of Homes.

    Messrs. Case, Hook and Atwater met with Mr. John Chiles of Jefferies at the offices of CBCL on November 5, 1997. At that meeting Mr. Chiles presented revised materials prepared by Jefferies since its original presentation on June 3, 1997. Mr. Chiles advised the Partnership Negotiating Committee that in Jefferies' opinion the conversion ratio of 0.667 was still a fair ratio for the Unitholders.

    The Board of the Managing Partner met at the offices of CBCL on November 6, 1997. Mr. Chiles presented a detailed report and advised the Board that the conversion ratio of 0.667 was a fair ratio for the Unitholders. Mr. Case presented an agreement in principle, term sheet, and a press release, all of which had been approved by the Homes Negotiating Committee prior to the meeting. The Partnership's Negotiating Committee recommended to the Managing Partner's Board of Directors that it approve the conversion ratio of 0.667, the agreement in principle, the term sheet and (subject to execution of a satisfactory definitive merger agreement) the merger contemplated thereby. The Board granted such approvals by the affirmative vote of all directors other than Messrs. Buyers and Lucien, who abstained because they were directors of Homes.

    The agreement in principle, which was executed on November 6, 1997, confirmed that the Boards of Directors of the Managing Partner and Homes had approved the business combination and the principal terms thereof set forth on the accompanying term sheet, subject to subsequent negotiation of a definitive agreement embodying those terms; stated that the parties would negotiate in good faith towards execution of such definitive agreement; included representations from each party that it had received an opinion from its financial advisor that the contemplated exchange ratio was fair from a financial point of view to its Unitholders or stockholders; obligated the parties to provide information and documents requested to complete remaining due diligence and negotiate a definitive agreement; precluded Homes from soliciting or encouraging alternative transactions except to the extent otherwise required by the fiduciary duties of the Homes Board of Directors, and provided that if Homes recommended or accepted an alternative offer, the Partnership would be entitled to terminate the transaction and receive a payment of $1,000,000 if an alternative transaction were consummated within twelve (12) months thereafter; and permitted either party to terminate its obligations thereunder if a definitive agreement were not executed by December 15, 1997. The term sheet included with the agreement in principle provided that each outstanding share of Homes Common Stock would be converted into 0.667 Class A Units; stated that the transaction would be structured either as a merger of Homes into the Partnership or as an acquisition of Homes' outstanding shares through merger of a corporate subsidiary of the Partnership into Homes with the surviving corporation continuing as a corporate entity subject to corporate taxation; provided that the Partnership Agreement would be amended as necessary in order to accomplish the transaction, to reflect the broadened scope of the Partnership's business, to amend distribution provisions to confer on the Managing Partner discretion to determine the amount and timing of distributions, to cancel the Partnership's Class B units, and to reflect withdrawal of Mauna Loa as a general partner; stated that the Board of Directors of the Managing Partner would not be changed unless otherwise determined by such Board of Directors; provided that if the transaction were structured as a merger of Homes into the Partnership, the parties' obligation to complete the transaction would be conditioned upon receipt of a favorable ruling from the Internal Revenue Service or on a waiver of such condition by the Managing Partner and the Homes Board of Directors; precluded Homes from soliciting or responding to other business combination offers (subject to a "fiduciary out" clause), and stated that if an alternative offer were accepted, the Partnership would be entitled to terminate the transaction and receive a cash payment of $1,000,000 if another transaction were consummated within twelve (12) months thereafter; and stated the Partnership was to endeavor to provide employment to current Homes' employees (subject to the employee requirements of the combined entities and to the reservation by the Partnership of discretion as to retention of employees following the transaction). The option provisions of the term sheet stated Homes was to issue no additional options, that any outstanding options not exercised prior to closing would be canceled, that the parties were to endeavor to make arrangements with optionees in lieu of their exercise of in-the-money options, including payment by Homes of amounts approximating the spread on such options (subject to a $50,000 limitation), that the exchange ratio would be adjusted, if necessary, to reflect issuance of more than 10,000 shares upon exercise of Homes options, and that the Partnership would adopt after closing a plan providing for Partnership unit options or similar equity based compensation. In addition, the term sheet required Homes' significant shareholders to execute stability agreements precluding sale of Class A Units received in the transaction for six months thereafter and stated the name of the Partnership was to be changed to Hawaii Land & Farming Company and the name of the Managing Partner to HLF Resources, Inc. Closing conditions included receipt of requisite approvals of Unitholders and Homes stockholders, receipt of any necessary regulatory approvals or third party consents, lack of material adverse changes prior to closing, approval for listing on the New York Stock Exchange of Class A Units to be issued in the transaction, and satisfaction of customary or mutually acceptable closing conditions to be contained in the definitive agreement. The term sheet stated the closing was to occur not later than June 30, 1998 unless extended until no later than August 31, 1998 if necessary to obtain a favorable tax ruling or approval of Unitholders or stockholders.

    During the period from November 6, 1997 through December 18, 1997, the parties completed remaining due diligence and negotiated a definitive agreement which reflected the parties' determination that the transaction should be structured as a merger of Homes into the Partnership, and which included other terms contemplated by the agreement in principle. However, the closing conditions in the definitive agreement required, rather than a tax ruling from the Internal Revenue Service, the delivery of opinions from the Carlsmith firm and the Brobeck firm that the transaction would not disqualify the Partnership from qualifying as an "Electing 1997 Partnership," and the definitive agreement required that proposed amendments to the Partnership Agreement be approved by the Homes Negotiating Committee (which approval was not to be unreasonably withheld or delayed). The definitive agreement also provided that although the directors and officers of the Managing Partner would not be affected by the transaction, it was anticipated that its Board of Directors would be increased to seven members and Messrs. Heenan, Bakes and Loo would be elected to the Board following the Effective Time.

    The definitive merger agreement was executed on December 18, 1997, following receipt by the Managing Partner of a written fairness opinion dated December 12, 1997 from Jefferies. See "THE MERGER--Opinion of the Partnership's Financial Advisor." Amendments to the merger agreement suggested by the parties' counsel were adopted by the Boards of Directors of the Managing Partner and of Homes, and in mid-February 1998, the definitive merger agreement was amended and restated to incorporate the amendments effective as of December 18, 1997 (the "Merger Agreement"), the effective date of the definitive merger agreement previously executed. The amendments (i) clarified the rights of Homes stockholders during the period between the Effective Time of the Merger and their submission of the documents required for their admission to the Partnership as limited partners, (ii) limited the requirement that Homes secure Stability Agreements to certain holders of Homes Class B Common Stock only, but lengthened the holding period to one year and (iii) corrected immaterial typographical and grammatical errors. In addition, in April 1998 the Boards of Directors of the Managing Partner and of

Homes agreed to modify portions of Section 13.1(e) of the Merger Agreement so as to extend from June 30, 1998 to August 31, 1998, the date after which either party would be entitled to terminate the Merger Agreement if it had not then been consummated (although the goal of both parties is to complete the Merger by June 30, 1998). Such amendment, which was made effective as of December 18, 1998, and incorporated into the Amended and Restated Merger Agreement of that date, replaced provisions that formerly provided each party would have a right to terminate if the Effective Time did not occur by June 30, 1998, but that such date would be extended until August 31, 1998 upon the request of either party, with the consent of the Board of Directors of the other party (which consent was not to be unreasonably withheld) in order to obtain requisite approvals of stockholders or Unitholders.

    The Partnership's Negotiating Committee took into consideration in recommending approval of the merger (1) the necessity that the exchange ratio be fair to the Unitholders of the Partnership; (2) the desirability of diversifying beyond macadamia farming with its inherent risks from competitive factors and natural disasters such as hurricanes, volcanoes, floods, droughts, fires, plant diseases, and insects; (3) the desirability of enlarging the size of the business entity; (4) the fact that earnings from Homes would be passed through to partners rather than be subjected to corporate-level tax; (5) that the business combination with Homes would involve a partial shift from a business that produced a low, steady income to one which could potentially produce a higher income to the Unitholders, albeit with potentially higher risk; (6) the possibility that institutional investors might be more interested in investing in the larger entity; (7) that savings in administrative expense might be obtained by having only one company bear expenses for SEC reporting, listing fees, and directors' and officers' liability insurance; (8) that the working capital strength and annual cash flow of the Partnership should permit Homes to gain access to capital at a lower cost, that earnings from Homes' activities could thereby be increased, and that the Conversion Ratio could enable Unitholders of the Partnership to share in these enhanced earnings and thus achieve a higher return per unit; and (9) that while in the short run there might be a decreased distribution per unit because available cash flow would be used to develop infrastructure for Homes' property, the Partnership would over the longer term have the potential to increase the value of Class A Units for the Unitholders.

    The Board, in approving the Merger, took into consideration the factors mentioned in the preceding paragraph. In addition, the Board concluded (1) that the Unitholders could secure potentially increased returns per unit because of the tax savings from Homes' operations resulting from taxation of Homes' activities as a partnership; (2) that due diligence investigation of Homes did not disclose any material problems which might adversely affect the Unitholders;
(3) that projections reviewed by the Board indicated that there could be higher returns to the existing Unitholders over time than if the Partnership continued without the Merger; (4) that the appraised value of the lands owned by Homes was substantially in excess of book value; (5) that Jefferies had advised the Board that a Conversion Ratio of 0.667 was a fair ratio; and (6) that the Negotiating Committee, after eight months of study (three months as members of the Board and five additional months as members of the Negotiating Committee with independent access to Jefferies), had recommended that the transaction proceed at the 0.667 ratio. The Board did not attempt to assign any specific weight to the various factors enumerated in the preceding two paragraphs.

    THE BOARD OF DIRECTORS OF THE MANAGING PARTNER HAS DETERMINED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF UNITHOLDERS AND THEREFORE RECOMMENDS THAT UNITHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL. MESSRS. BUYERS AND LUCIEN ABSTAINED FROM VOTING ON THE RESOLUTION RECOMMENDING APPROVAL BECAUSE THEY ARE ALSO DIRECTORS OF HOMES.

OPINION OF THE PARTNERSHIP'S FINANCIAL ADVISOR

    The Managing Partner's Board of Directors retained Jefferies to opine on the fairness, from a financial point of view, to the Unitholders of the Conversion Ratio to be used in converting Homes Common Stock to Class A Units in connection with the Merger. As part of its investment banking business, Jefferies is regularly engaged in the evaluation of capital structures, the evaluation of the terms of mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. Among the factors considered by the Managing Partner's Board of Directors in the selection of Jefferies to render such opinion were Jefferies' reputation as a nationally recognized investment banking firm and Jefferies' expertise.

    Jefferies delivered to the Managing Partner's Board of Directors its written opinion, dated December 12, 1997 (the "Opinion"), to the effect that, as of such date and based on the matters described therein, the Conversion Ratio to be used in converting Homes Common Stock to Class A Units was fair to the Unitholders from a financial point of view. Jefferies did not recommend to the Managing Partner's Board of Directors that any specific consideration would constitute the appropriate consideration to be paid in the Merger. Except as set forth below, no limitations were imposed by the Managing Partner's Board of Directors on the scope of Jefferies' investigations or the procedures to be followed by it in rendering the Opinion. Jefferies was not requested to opine as to, and the Opinion did not address, the underlying business decision of the Managing Partner's Board of Directors to proceed with or to effect the Merger.

    The Conversion Ratio to be used in converting Homes Common Stock to Class A Units is equal to 0.667 Class A Units for each share of Homes Common Stock. Based on the number of shares of Homes Common Stock outstanding on the date of the Opinion, this ratio would result in the issuance of 5,557,220 Class A Units to the holders of Homes Common Stock.

    THE FULL TEXT OF THE JEFFERIES OPINION IS ATTACHED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/ PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE UNITHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY FOR THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, THE MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW BY JEFFERIES IN ARRIVING AT THE CONCLUSIONS EXPRESSED THEREIN. THE FOLLOWING SUMMARY OF THE OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS, WHILE CONTAINING ALL MATERIAL ELEMENTS OF THE OPINION, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. THE OPINION WAS PROVIDED FOR THE USE OF THE BOARD OF DIRECTORS OF THE PARTNERSHIP AS ONE ELEMENT IN THE BOARD'S CONSIDERATION OF THE PROPOSED MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY UNITHOLDERS (OR ANY OTHER PERSON) AS TO HOW SUCH UNITHOLDERS SHOULD VOTE WITH RESPECT TO THE PROPOSED MERGER. JEFFERIES HAS CONSENTED TO THE REPRODUCTION IN FULL OF THE OPINION IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

    In rendering the Opinion, Jefferies notes that the consummation of the Merger is conditioned upon the approval of the Unitholders, and that Jefferies is not recommending that the Partnership, the Managing Partner's Board of Directors, any security holders of the Partnership, or any other person, should take any specific action in connection with the Merger. The Opinion also does not constitute a recommendation of the Merger over any alternative transactions which may be available to the Partnership, and does not address the Partnership's underlying business decision to effect the Merger. Furthermore, the Opinion only considers the Conversion Ratio in the Merger and does not consider any other aspect of the Merger or any agreements or other matters that may be deemed a part of the Merger. In addition, the Opinion does not opine as to the market value or the prices at which any of the securities of the Partnership may trade at any time.

    In connection with the preparation of the Opinion, Jefferies, among other things: (i) reviewed the Merger Agreement (including schedules and exhibits thereto) and Partnership Agreement; (ii) reviewed Securities and Exchange Commission filings of both companies, annual reports and other information that was publicly available; (iii) reviewed copies of business plans, budgets, and financial projections of the Partnership and Homes for the years 1997 through 1999 prepared by the respective management of each company; (iv) held discussions with various members of senior management of the Partnership and of Homes concerning each company's historical and current operations, financial conditions and prospects, as well as the strategic and operating benefits anticipated by each company from the Merger; (v) reviewed the share prices and trading histories of the publicly traded securities of the Partnership and Homes from December 8, 1996 to December 8, 1997; (vi) reviewed the valuations of publicly traded companies that Jefferies deemed comparable to Homes; (vii) prepared discounted cash flow analyses of the Partnership and Homes on both stand-alone and combined bases; (viii) prepared a discounted dividend analysis and leveraged buyout analysis of the Partnership; (ix) prepared an adjusted book value analysis of Homes; and (x) analyzed the relative revenue, earnings, and cash flow contributions of the Partnership and Homes to the Combined Company. In addition, Jefferies conducted such other reviews, analyses, and inquiries relating to the Partnership and Homes as Jefferies considered appropriate in rendering its opinion.

    In Jefferies' review and analysis and in rendering the Opinion, Jefferies relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy, completeness, and fair presentation of all financial and other information that was provided to it by the Partnership or Homes or that was publicly available (including, without limitation, the information described above and the financial projections and financial models prepared by the Partnership and Homes regarding the estimated future performance of the respective companies before and after giving effect to the Merger). The Opinion was expressly conditioned upon such information (whether written or oral) being complete, accurate, and fair in all respects.

    With respect to the financial projections and financial models provided to and examined by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to vast uncertainty. Jefferies assumed, with the permission of the Managing Partner's Board of Directors, that such projections and models were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of the companies as to the future performance of each company. In addition, Jefferies noted that although it has performed sensitivity analyses thereon, in rendering the Opinion, Jefferies assumed, with the permission of the Managing Partner's Board of Directors, that each company will perform in accordance with such projections and models for all periods specified therein. In addition, although such projections and models did not form the principal basis for the Opinion, but rather constituted one of many items that Jefferies employed, changes to such projections and models could affect the Opinion. Jefferies also assumed that the Merger will be a contribution of assets and will be accounted for under the "purchase" accounting method and that the surviving entity will be treated as a partnership.

    The preparation of fairness opinions involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such opinions are not readily susceptible to summary description. Accordingly, Jefferies believes its analyses must be considered as a whole, and that considering any portion of such analyses or any portion of the factors considered, without considering all analyses and current factors, could create a misleading or incomplete view of the process underlying the Opinion. In its analyses, Jefferies made numerous assumptions with respect to industry performance, general business and other conditions, many of which are beyond the control of the Partnership and Homes. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    The following paragraphs summarize the significant financial and comparative analyses performed by Jefferies in arriving at the conclusions expressed in the Opinion. The information presented below is based on the financial condition of the Partnership and Homes as of September 30, 1997 and public security price information for the Partnership and Homes through the close of the market on December 8, 1997. The following does not purport to be a complete description of the analyses performed or the matters considered by Jefferies in rendering the Opinion.

    Jefferies noted that the aggregate implied Merger consideration for the common equity of Homes, based on a value of $4.032 per Class A Unit (average trading price of the Class A Units over the last 60 trading days ended December 8, 1997), was approximately $22.4 million.

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    ANALYSIS OF THE PARTNERSHIP

    CURRENT MARKET VALUATION. Jefferies examined the range of implied equity values of the Partnership using its trading range over the last 52 weeks. Based on the 60-day average closing price ended December 8, 1997 of $4.032 per unit, a 52-week high price of $4.625 and a 52-week low price of $3.125, the implied equity values for the Partnership ranged from $23.4 million to $34.7 million.

    DISCOUNTED CASH FLOW ANALYSIS OF THE PARTNERSHIP. Jefferies applied a discounted cash flow analysis to the Partnership's financial forecasts for fiscal years 1998 through 2001. In conducting its discounted cash flow analysis, Jefferies' first calculated the estimated future streams of cash flows that the Partnership would produce through the year 2001. These future streams of cash flows were calculated by taking the projected net income before dividends of the Partnership and making the following adjustments: (i) adding back depreciation and amortization and (ii) subtracting increases in working capital. These projections were based on financial models provided by the Managing Partner, which incorporated numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Partnership's control. With respect to industry performance, business and economic conditions, the assumptions reflected modest increases in inflation and economic activity. In particular, the models assumed that sales and net income before dividends would grow 14.9% and 41.7%, respectively, in 1998, 7.2% and 17.2%, respectively, in 1999, 2.7% and 11.8%, respectively, in 2000, and 3.3% and 7.9%, respectively, in 2001. The models assumed that gross margins would be essentially flat at 39% and operating expenses as a percentage of sales would improve from 6.3% in 1998 to 4.8% in 2001. In addition, Jefferies applied various terminal earnings before interest, taxes, depreciation and amortization ("EBITDA") multiples to the Partnership's projected 2001 EBITDA for terminal valuation purposes. The terminal EBITDA multiples used were a range from 7X to 9X EBITDA. Finally, Jefferies discounted such cash flow streams to present values using discount rates ranging from 8.7% to 10.7%, calculated using a weighted average cost of capital methodology for the Partnership. Based on this discounted cash flow analysis and the projections provided, the range of equity values for the Partnership were $42.6 million to $52.9 million.

    DIVIDEND DISCOUNT ANALYSIS. Jefferies applied a dividend discount analysis to the Partnership's financial forecast for fiscal years 1998 through 2001. In conducting its dividend discount analysis, Jefferies first calculated the estimated dividends that the Partnership would expect to distribute through 2001 on a stand-alone basis. As the Partnership has historically distributed approximately 80% of its consolidated net cash flow (calculated as net income before dividends plus depreciation) annually, Jefferies assumed that it would continue to distribute 80% of its consolidated net cash flow for the projected period. Jefferies then discounted these estimated dividend payments to present values using discount rates ranging from 8.7% to 10.7%, calculated using a weighted average cost of capital methodology for the Partnership. Jefferies then added the present values of these dividends to an annuitized terminal valuation based on the estimated dividend payment in 2001. Jefferies applied an annual terminal growth rate to the annuitized 2001 dividend using growth rates ranging from 2.0% to 4.0%. Based on this dividend discount analysis and the projected periods provided, the range of equity values for the Partnership were $47.6 million to $82.6 million.

    LEVERAGED BUYOUT/CHANGE OF CONTROL ANALYSIS. Jefferies examined an implied range of equity values for the Partnership based on a potential leveraged buyout of the Partnership. The analysis performed assumes that a purchaser could leverage the Partnership by 5.0X its 1996 EBITDA and then determines the amount of cash equity that such a purchaser would be required to infuse in order to earn a range of equity rates of return based upon a sale of the Partnership in four years. Based on a range of terminal EBITDA multiples for the Partnership's projected 2001 EBITDA from 7.0X to 9.0X and a purchaser's required return on equity range of 24.0% to 26.0%, the resulting implied equity values of the Partnership ranged from $36.8 million to $42.1 million.

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    SUMMARY OF ANALYSES.  Based on the valuation methodologies described above,
Jefferies noted that the average implied equity values resulted in a range of approximately $37.6 million to $53.1 million for the Partnership, or between $5.01 and $7.08 per Class A Unit.

    ANALYSIS OF HOMES

    CURRENT MARKET VALUATION. Jefferies examined the range of implied equity values of Homes using its trading range over the last 52 weeks. Based on the 60-day average closing price ended December 8, 1997 of $2.094 per share, a 52-week high price of $3.750 and a 52-week low price of $1.625, the implied equity values for Homes ranged from $13.5 million to $31.3 million.

    DISCOUNTED CASH FLOW ANALYSIS OF HOMES. Jefferies applied a discounted cash flow analysis to Homes' financial forecasts for fiscal years ended March 31, 1999 through 2002. In conducting its discounted cash flow analysis, Jefferies first calculated the estimated future streams of cash flows that Homes would produce through the year 2001. These future streams of cash flows were calculated by taking the projected net income of Homes and making the following adjustments: (i) subtracting net property investments, (ii) subtracting increases in working capital and (iii) adding back tax-effected interest expense. These projections were based on financial models provided by the management of Homes, which incorporated numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Homes' control. With respect to industry performance, business and economic conditions, the assumptions reflected modest increases in inflation and economic activity. In particular, the models assumed that sales and net income before dividends would grow 43.5% and 230.8%, respectively, in 1999, 26.8% and 93.0%, respectively, in 2000, 9.9% and 13.3%, respectively, in 2001, and 51.0% and 62.8%, respectively, in 2002. The models assumed that gross margins would improve from 19.8% in 1999 to 26.5% in 2002 and operating expenses as a percentage of sales would improve from 5.4% in 1999 to 2.7% in 2002. In addition, Jefferies applied various terminal EBITDA multiples to Homes' projected 2002 EBITDA for terminal valuation purposes. The terminal EBITDA multiples used were a range from 7X to 9X EBITDA. Finally Jefferies discounted such cash flow streams to present values using discount rates ranging from 24.0% to 26.0%, calculated based on Jefferies' judgment as to the return expectations for a Homes private equity investor. Based on this discounted cash flow analysis and the projections provided, the range of equity values for Homes were $26.7 million to $44.5 million.

    COMPARABLE COMPANY ANALYSIS FOR HOMES. Jefferies compared certain financial data and multiples of financial parameters accorded certain other publicly-traded land developing and manufactured housing companies comparable to Homes. Financial data generally compared included total revenues, projected earnings and book value. Multiples compared included total enterprise value to revenues, equity market capitalization to book capitalization and projected earnings multiples. Jefferies looked at these parameters because of the equity market's reliance upon these measures in analyzing land developing and manufactured housing companies. Companies compared to Homes included Castle & Cooke, Continental Homes, D.R. Horton, Del Webb, Engle Homes, Rottlund Co., Hownanian, MI Schottenstein, MDC Holdings, NVR Inc., Pacific Greystone, Presley Cos., Schuler Homes, Sundance Homes, Toll Brothers, Washington Homes, and Weitzer. Jefferies compared the share price of each such company, as determined by the closing price recorded for each company's common stock on December 8, 1997, with each company's projected earnings per share for fiscal 1997 and 1998 and each company's current book value per share. Jefferies also calculated each company's total enterprise value divided by revenues. Jefferies' calculations resulted in the following ranges of multiples for these companies: a mean 1997 price/earnings multiple of 11.6X, a mean 1998 price/earnings multiple of 11.0X, a mean price/book value ratio of 1.2X and a total enterprise value/revenues multiple of 0.8X. Jefferies applied the mean multiples of these comparable companies to the analogous statistics for Homes. This analysis implied a range of equity values for Homes of $30.0 million to $41.9 million.

    None of the companies utilized in the above analysis for comparative purposes is, of, course, identical to Homes. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to

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a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the value of the comparable companies as well as that of Homes. In addition, the multiples to estimated and projected earnings per share are based on projections prepared, in the case of the comparable companies, by research analysts unrelated to Jefferies and, in the case of Homes, using the models provided by its management. Accordingly, such projections may or may not prove to be accurate.

    ADJUSTED BOOK VALUE ANALYSIS. Jefferies applied an adjusted book value analysis to Homes based on Homes' property assets at September 30, 1997. The adjusted book value aggregated the values of all Homes' properties based on recent appraisals or other methods used to determine the fair market value of Homes' properties. After aggregating the fair market values of all of Homes' properties, Jefferies subtracted the net debt of Homes to calculate an adjusted book value for Homes. Jefferies then applied the average price/book multiple of Homes' comparable public companies (as described above) to the adjusted book value of Homes to reach an implied net equity value for Homes. The adjusted book value analysis implied an equity value of $41.9 million for Homes.

    SUMMARY OF ANALYSES. Based on the valuation methodologies described above, Jefferies noted that the average implied equity values resulted in a range of approximately $28.0 million to $41.1 million for Homes, or between $3.36 and $4.93 per common share.

    ANALYSIS OF THE COMBINED COMPANY

    PRO FORMA EARNINGS PER CLASS A UNIT ANALYSIS. Jefferies compared the anticipated earnings per Class A Unit of the Partnership without giving effect to the Merger to the earnings per Class A Unit of the Partnership and Homes combined on a pro forma basis after giving effect to the Merger. Each scenario was based on the financial models and projections provided by the Partnership and Homes. Jefferies observed that the Merger could be expected to be accretive on an earnings per Class A Unit basis in calendar 1998 and calendar 1999. Earnings per Class A Unit was accretive by $0.05 per share, or 13.2%, in calendar 1998 and accretive by $0.34 per share, or 73.9%, in calendar 1999.

    RELATIVE CONTRIBUTION ANALYSIS. Jefferies compared the relative contribution of the Partnership and Homes to projected combined revenues, EBITDA, and net income of the combined companies for 1998 and 1999, based on the financial models provided by the managements of the companies. Jefferies noted that the Partnership's contribution was approximately 30.7% and 26.1% of combined revenues, approximately 54.3% and 36.8% of combined EBITDA and approximately 44.3% and 29.2% of combined net income in 1998 and 1999, respectively. Jefferies compared these projected contribution percentages with the approximately 57.4% ownership that current Unitholders would have in the Combined Company. Jefferies considered this analysis relevant to the fairness to the Unitholders from a financial point of view of the consideration to be paid by the Partnership in the Merger because, to the extent that the percentage ownership of the holders of Homes Common Stock in the Combined Company exceeds the projected contribution by Homes to the combined operating results, the proportionate return to the Unitholders would adversely affect the fairness of the consideration to be paid. Conversely, to the extent that the proportionate ownership of the holders of Homes Common Stock following the Merger is lower than the anticipated contribution of Homes to the combined operating results, the Merger could be expected to improve per Class A Unit results of operations from the perspective of current Unitholders. This would generally support a conclusion that the transaction is fair. As a result, Jefferies considered the relative contribution analysis to support its Opinion.

    BASED ON THE ANALYSES AND FACTORS SUMMARIZED ABOVE, JEFFERIES RENDERED THE OPINION; HOWEVER, THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSIS PERFORMED AND THE FACTORS CONSIDERED BY JEFFERIES IN RENDERING THE OPINION.

    The Managing Partner's Board of Directors engaged Jefferies by means of an engagement letter dated March 24, 1997 (the "Engagement Letter"). The Engagement Letter provides that for its services, Jefferies

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would be paid an aggregate fee of $150,000. In addition, upon completion of the
Merger warrants would be issued to Jefferies granting Jefferies the right to purchase 125,000 Class A Units at a price of $5.00 per unit for a period of five years. The Engagement Letter also provides that Jefferies will be reimbursed for its reasonable out-of-pocket expenses (for which Jefferies had been reimbursed $19,128 through May 13, 1998), including reasonable fees and disbursements of Jefferies' counsel, travel and lodging expenses, word processing charges, messenger and duplicating expenses and facsimile expenses, and would be indemnified against certain liabilities, losses and damages including those arising under the federal securities laws or relating to or arising out of Jefferies' engagement by the Partnership except to the extent that it is finally judicially determined that Jefferies acted in bad faith or that the losses arose from Jefferies' gross negligence or willful misconduct. In the ordinary course of Jefferies' business, Jefferies may trade securities of the Partnership or Homes for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


BACKGROUND AND REASONS FOR THE MERGER AND RECOMMENDATIONS OF THE BOARD OF
  DIRECTORS OF HOMES

    The land development and homebuilding businesses of Homes are capital intensive. The period involved in bringing to market a real estate project on unentitled lands can be ten years from the time the project is conceived through the process of obtaining necessary entitlements, installing infrastructure and then either selling the developed lots or building and selling homes. This land development process requires a substantial investment of money and time before any cash flow is generated by the project. These cash requirements, coupled with the slowdown in home sales in the mid-1990's that reflected the stagnation of the Hawaii economy, led Homes over the past few years to seek additional sources of debt and equity capital.

    On June 26, 1996, Homes retained the investment banking firm of Robertson Stephens & Company ("Robertson Stephens"), San Francisco, California, to assist it in an effort to identify and then negotiate a transaction with a merger partner. Discussions were held with several companies to explore their interest in combining with, investing in or purchasing Homes, including other home building companies and equity and debt investors, but these efforts were unsuccessful. The engagement of Robertson Stephens was terminated by Homes by letter dated December 4, 1996.

    Following a meeting of the Homes Board of Directors on January 2, 1997, Mr. Buyers, the chairman of the Board of Directors of Homes and of the Managing Partner, stated in an informal discussion with Homes' directors Clinton R. Churchill, David A. Heenan, and Kent T. Lucien that he believed a business combination between Homes and the Partnership would be advantageous for each company and its respective security holders. He indicated that he intended to suggest that the possibility of such a business combination be examined by the Partnership to determine whether such a combination might be desirable to the Partnership and, if so, on what terms.

    At a meeting of the Board of Directors of Homes on June 4, 1997, the Board of Directors reviewed a letter from the Managing Partner (the "June 4th Letter"). The June 4th Letter, by its terms, constituted a preliminary indication of the Partnership's interest in exploring in principle a business combination between the Partnership and Homes. Present at the meeting were five of the six directors of Homes-- Messrs. Buyers (Chairman), Lucien, Bakes, Churchill and Heenan. The letter suggested that the transaction could be effected by the initial restructuring of the Partnership as a new Delaware corporation, followed by an exchange of stock of the new Delaware corporation for all Homes Common Stock based on an exchange ratio to be determined by negotiation. The letter stated that information available to Resources "would support an exchange ratio of approximately 0.667 shares of stock of the new Delaware company for each share of Homes stock, subject to further due diligence; that ratio may serve as the basis for further discussion." The letter suggested that, after the exchange of stock, Homes would be merged

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into the new Delaware corporation and that the transaction would be structured so as to qualify as a tax-free transaction. The letter went on to state as follows:

         "We believe this business combination could prove mutually advantageous to [the Partnership] and Homes. It would be advantageous to the stockholders of Homes because the financial resources brought to the combined entity by [the Partnership] could be of great benefit to the development of lands owned by Homes. It also would be advantageous to the Unitholders of [the Partnership] because it could provide an investment opportunity with resulting prospects of a higher return than otherwise could be anticipated by continuing solely in the macadamia nut farming business."

    The June 4th Letter further expressed a desire to conduct a due diligence investigation of Homes as promptly as possible and, while due diligence was in the process, begin negotiating a definitive agreement. The letter requested Homes to agree with the Partnership (a) to provide one another with the information necessary to conduct due diligence investigations and to negotiate a definitive agreement, (b) to maintain the confidentiality of the Partnership's expression of interest and any resulting negotiations, except as required by law and (c) to treat the letter as not constituting a legally binding or enforceable obligation pertaining to the proposed business combination unless and until a definitive agreement was negotiated and executed. Resources submitted with the June 4th Letter a written presentation that included three sections--a transaction overview section, a section reviewing preliminary valuation methodologies and a conclusion.

    In the transaction overview section, the June 4th Letter noted that (a) Homes had suffered from a business climate decline for housing on Maui, (b) its operating results had fallen far short of expectations and its appraised land values had declined by 30%, (c) Homes was unable to attract outside equity through the efforts it had undertaken in the fall of 1996, (d) Homes had restricted cash flow, and needed a permanent source of investment and working capital and (e) Homes had a recent change in senior management. The Transaction Overview section also included (i) a brief outline of the possible structure of a business combination, (ii) profiles of the two companies, including implied conversion ratios ranging from 0.58 (based on stock prices on June 2, 1997) to
1.51 (based on all-time high prices of the respective securities), (iii) historical and projected operating performances and price/volume security histories for the Partnership and Homes, (iv) a listing of potential benefits and risks of the proposed combination and (v) a projection of the consolidated operating performance of the resulting combined entity.

    In the preliminary valuation methodology section, the written presentation summarized the valuation methodologies that had been applied to the Partnership and to Homes by Jefferies in its analysis on behalf of the Partnership of the proposed transaction. For evaluating the Partnership, the methodologies used by Jefferies included a current market valuation (based on prices of Class A Units during the past year), a discounted free cash flow analysis, a dividend discount model and a leveraged buyout analysis. For Homes, the methodologies used by Jefferies include a current market valuation, a discounted free cash flow analysis, a comparable company analysis and an adjusted book value analysis.

    The written presentation by the Partnership concluded that establishment of an exchange ratio would be the subject of negotiation, but that the analysis prepared by Jefferies suggested implied equity values of approximately $40 million for the Partnership and $30 million for Homes, suggesting that a reasonable exchange ratio might be 0.667 shares of the common stock of the new Delaware corporation into which the Partnership would be reorganized in exchange for each share of Homes Common Stock. The presentation observed that this exchange ratio would result in an ownership allocation of the shares of the new corporation of 57% for the existing holders of Class A Units and 43% for the existing stockholders of Homes.

    After presentation of the June 4th Letter and the accompanying written materials, it was noted at the June 4th meeting of the Homes Board of Directors that the treatment of the Partnership as a partnership for federal income tax purposes was going to terminate at the end of 1997 and that the Partnership's

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tentative plans were to convert to a corporation at year end. The Partnership's proposal was to complete the proposed merger with Homes at the same time its conversion to a corporation was occurring. Chairman Buyers stated that, since he and Mr. Lucien were directors and officers of Resources, an ad hoc committee of other directors should be appointed to consider the proposed business combination on behalf of Homes. The Directors approved formation of such a stockholders committee (the "Homes Negotiating Committee"), comprised of all directors of Homes other than Messrs. Buyers and Lucien.


    Following the June 4th meeting of the Board of Directors, Messrs. Heenan, Bakes and Churchill held a brief meeting of the Homes Negotiating Committee. Mr. Heenan was elected chairman of the Homes Negotiating Committee and agreed to brief Mr. Loo on the proposed transaction and his appointment to the Homes Negotiating Committee. Mr. Heenan was also authorized by the Homes Negotiating Committee to contact firms that might be selected to serve as financial advisor and legal counsel to Homes in connection with the proposed business combination with the Partnership.

    The Homes Negotiating Committee next met on June 10th. All members of the Homes Negotiating Committee were present, together with Mr. Foley (the executive vice president and chief financial officer of Homes), B. Eben Dale (corporate secretary of Homes) and David J. Reber, a partner of the law firm Goodsill Anderson Quinn & Stifel, Honolulu, Hawaii. Participating by telephone from San Francisco, California, were representatives of Robertson Stephens. Mr. Heenan stated that he had contacted Robertson Stephens and Mr. Reber after the June 4th meeting and was recommending to the Homes Negotiating Committee that these firms be retained to assist the Homes Negotiating Committee in its consideration on behalf of Homes of the proposed business combination with the Partnership. At the June 10th meeting there was a discussion of (i) the duties and responsibilities of each of the directors serving on the Homes Negotiating Committee, (ii) conflict of interest issues, (iii) the consultants, in addition to a financial advisor and legal counsel, whose assistance would be required by the Homes Negotiating Committee in evaluating the Partnership, its business and its proposal, (iv) alternative structures of a possible business combination with the Partnership, (v) subject matter areas to be explored by Homes in its due diligence investigation of the Partnership and (vi) the timetable for proceeding with a due diligence investigation and financial analysis of the proposed transaction.

    Mr. Heenan was unable to retain Robertson Stephens on satisfactory terms and the Homes Negotiating Committee considered other financial advisors and the proposed terms of their engagement at meetings on June 18th and June 23rd. At its meeting on June 23rd, the Homes Negotiating Committee authorized Mr. Heenan to engage Hambrecht & Quist LLC ("Hambrecht & Quist") as the Homes Negotiating Committee's financial advisor. At the meetings on June 18th and June 23rd, Mr. Reber updated the Homes Negotiating Committee on the progress of the due diligence investigations being conducted by the parties and provided members of the committee with written materials relating to the Partnership, its lands and its operations that had been provided by the Partnership. At the meeting on June 23rd, the Homes Negotiating Committee also (i) directed counsel to request confirmation from representatives of the Partnership that the Partnership intended to proceed with the proposed transaction even if Congress passed legislation before year-end that granted the Partnership and its limited partners more favorable tax treatment than under the provisions of the Code then in effect and (ii) authorized Mr. Heenan to enter into a formal confidentiality agreement on behalf of Homes. Hambrecht & Quist was engaged by Mr. Heenan later in the day on June 23rd, with the engagement formalized by letter agreement dated July 8, 1997. Mr. Lucien for the Partnership and Mr. Heenan on behalf of Homes subsequently executed a confidentiality agreement that was effective as of June 10, 1997.

    At its next meeting on July 2, 1997, the Homes Negotiating Committee received a report from its counsel concerning (i) the progress of Homes' due diligence investigation, (ii) information received from representatives of the Partnership to the effect that there were unexpected recent developments in Congress which appeared likely to result in legislation providing important tax relief to the Partnership and that the adoption of such legislation might affect at least the proposed structure of the proposed business combination with Homes, and (iii) a request by the Partnership that its representatives meet with the

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Homes Negotiating Committee on July 7th to discuss these legislative developments. Representatives of Hambrecht & Quist made an informal presentation at the meeting on July 2nd which (a) provided their observations concerning the parties and the proposed transaction based on their preliminary review of the information they had received to date and (b) described in general terms the additional work and analysis they would need to perform in order to evaluate the financial aspects of the proposed merger.

    The Homes Negotiating Committee, along with the chief financial officer of Homes and counsel to the Homes Negotiating Committee, met with representatives of the Partnership on July 7, 1997 to receive a detailed presentation describing
(i) the background of the Partnership's formation as a publicly traded limited partnership in 1986, (ii) the fact that the tax treatment of partnerships such as the Partnership was changed the following year by the 1987 Tax Act which provided that, after a ten year transition period ending December 31, 1997 or at such time as any such partnership engaged in a "substantial new line of business," such partnerships would be taxed at the entity level as if they were corporations, (iii) the unsuccessful attempts of such partnerships over the years to obtain relief from the 1987 Tax Act, (iv) the high probability, based on recent developments, that Congress would provide legislative relief to such partnerships before year end, (v) the U.S. federal income tax savings that might be realized in future years if the Code were to be amended as proposed and if the Partnership were to survive a merger with Homes as a partnership, (vi) the permissibility under Delaware law of merging a Delaware corporation (such as Homes) into a Delaware limited partnership (such as the Partnership), and (vii) the fact that the merger of Homes into the Partnership would not be treated as a tax-free reorganization under the Code, so that such a merger would be a taxable event both for Homes (at the corporate level) and for its stockholders. The representatives of the Partnership concluded that the business combination with Homes would be desirable, even if the Code were to be amended as proposed, although the structure of the proposed transaction would likely change and there might be a change in the exchange ratio proposed by the Partnership in its June 4th Letter.

    The Homes Negotiating Committee decided to suspend any significant further due diligence work or other consideration of the proposal set forth in the June 4th Letter, other than for Hambrecht & Quist to do some further financial analysis, until the tax status of the Partnership had been clarified and the Partnership had determined the structure and the exchange ratio it proposed for the business combination. This status was confirmed by an exchange of correspondence between counsel for the parties on July 11th and July 15th.

    Mr. Case and other representatives of the Partnership met with members of the Homes Negotiating Committee (with Mr. Loo absent), Mr. Foley and Mr. Reber on August 13, 1997, and reported that Congress had amended the Code (the 1997 Tax Act) to permit a master limited partnership such as the Partnership to continue to be treated as a partnership for federal income tax purposes if the partnership (i) agrees to pay a tax of 3 1/2% on "gross income" and (ii) does not engage in a "substantial new line of business." Mr. Case stated that the proposed business combination with Homes could be structured either as a direct merger of Homes into the Partnership or as a reverse triangular merger whereby Homes would be merged into a newly formed subsidiary of the Partnership and thereby become a subsidiary of the Partnership. Mr. Case expressed the preliminary view that a direct merger of Homes into the Partnership would not add a "new line of business" to the Partnership that would cause it to lose its partnership tax treatment, and that this would be the preferred structure. The Partnership's representatives also observed that the direct merger of Homes into the Partnership would be a taxable event for Homes and Homes' stockholders. The Homes Negotiating Committee and the Partnership's representatives also discussed the extent to which gain would be recognized by Homes and its stockholders in the Merger. At the conclusion of the meeting, the Homes Negotiating Committee agreed that Homes would supply to the Partnership's financial advisor updated financial information. However, the Homes Negotiating Committee also informed representatives of the Partnership that Homes would not incur the effort and expense of

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proceeding with due diligence or further evaluation of a possible business combination until the Partnership completed its tax analysis and submitted to the Homes Negotiating Committee a revised proposal for a business combination that took into account the 1997 Tax Act and related tax implications.

    By letter dated August 28, 1997, counsel for the Partnership summarized its analysis concerning why the Partnership's acquisition of the business of Homes should not constitute the addition of a "substantial new line of business" under the 1997 Tax Act that would disqualify the Partnership from continuing to qualify as a partnership for tax purposes. The stated purpose of the letter, which was not a legal opinion, was to assist Homes in its own analysis of the issue.

    Homes provided updated financial information to the Partnership's financial advisor in early September 1997. By letter dated September 23, 1997, Mr. Case, on behalf of the Partnership, informed Mr. Heenan, as Chairman of the Homes Negotiating Committee, that (i) the Partnership's tax counsel had advised the Partnership that it would be possible for Homes to merge directly into the Partnership with the Combined Company being taxed at 3 1/2% of its gross income,
(ii) the Partnership's financial advisor had revised earlier financial analysis to reflect the tax treatment of the Combined Company as a partnership and had advised the Partnership that the 0.667 exchange ratio suggested in the June 4th Letter still represented a fair exchange ratio, (iii) the transaction could be structured as either a direct merger or a reverse triangular merger, to be determined during the course of further discussions, (iv) the Partnership believed that it was now appropriate for the parties to renew their discussions and (v) that Mr. Case had been appointed Chairman of the Partnership's Negotiating Committee, of which the other member was Dr. Hook. Based on this revised expression of interest by the Partnership in pursuing a business combination with Homes, the Homes Negotiating Committee requested its financial advisor to analyze the proposed business combination structured either as a direct merger of Homes into the Partnership or as a reverse triangular merger whereby Homes would become a subsidiary of the Partnership.

    The Homes Negotiating Committee next met on October 29, 1997 to receive the report of Hambrecht & Quist on its preliminary evaluation of the proposed combination, its advantages and risks, and of the fairness of the exchange ratio to the stockholders of Homes from a financial point of view. Assisted by its financial advisor and counsel, the Homes Negotiating Committee also reviewed at this meeting, and at another meeting the following day, a proposed term sheet for the transaction that had been prepared by counsel for the Partnership. As a result of further negotiations between the parties over the course of the next week, including further meetings of the Homes Negotiating Committee on November 3rd and 5th, the Homes Negotiating Committee approved at its meeting on November 5th a letter agreement in principle that included the principal terms of the proposed merger, including the 0.667 Conversion Ratio that had been proposed by the Partnership. At a subsequent meeting of the Homes Board of Directors on November 5th, the Homes Board of Directors, by the affirmative vote of the four Directors serving on the Homes Negotiating Committee (Messrs. Bakes, Churchill, Heenan and Loo) and with the other two Directors (Messrs. Buyers and Lucien) abstaining from the vote because they were also directors of the Partnership's Managing Partner, approved the agreement in principle and authorized Mr. Bakes, as the president of Homes, to execute it on behalf of Homes. Press releases announcing the agreement in principle were issued by Homes and the Partnership the following day, November 6, 1997.

    The agreement in principle was subject to the negotiation and execution of a definitive merger agreement, which the parties undertook to negotiate in good faith. Counsel for the Partnership presented the first draft of the definitive agreement on November 20th and counsel for Homes communicated to him the comments of the Homes Negotiating Committee and its advisors on this first draft on December 4, 1997. Additional drafts were submitted by counsel for the Partnership and commented on by counsel for Homes on behalf of the Homes Negotiating Committee and its advisors during the period from December 10 to December 15th, with the Homes Negotiating Committee meeting to discuss these drafts and the results of Homes due diligence investigation of the Partnership at meetings on December 8, December 12 and December 15, 1997. At its meeting on December 15, 1997 the members of the Homes Negotiating Committee unanimously approved the definitive merger agreement and, at a meeting of the full Board of

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Directors that immediately followed, recommended its approval by the full Board of Directors. With Messrs. Buyers and Lucien again abstaining from voting on the matter, all four of the other directors voted to approve the definitive agreement and authorized the president of Homes to execute and deliver it on behalf of Homes. The schedules to the definitive agreement were finalized over the course of the next two days and the definitive agreement was executed and delivered as of December 18, 1997. On December 18, 1997 the parties issued separate press releases announcing that they had entered into the definitive merger agreement.

    Based on the recommendations of its counsel and the Homes Negotiating Committee, amendments to the definitive merger agreement were approved by the Board of Directors of Homes on February 12, 1998 and the definitive merger agreement was amended and restated to incorporate the amendments effective as of December 18, 1997 (the "Merger Agreement"), the effective date of the definitive merger agreement previously executed. The amendments (i) clarified the rights of Homes stockholders during the period between the Effective Time of the Merger and their submission of the documents required for their admission to the Partnership as limited partners, (ii) limited the requirement that Homes secure Stability Agreements to certain holders of Homes Class B Common Stock only, but lengthened the holding period to one year and (iii) corrected immaterial typographical and grammatical errors. In mid-April 1998, the Boards of Directors of the Managing Partner and of Homes agreed to amend the Merger Agreement so as to extend from June 30, 1998 to August 31, 1998, the date after which either party may terminate the Merger Agreement if the Merger has not been consummated (although the goal of both parties is to complete the Merger by June 30, 1998), and to incorporate such amendment into the Merger Agreement effective as of December 18, 1998.

    The Homes Negotiating Committee and Homes Board believe that the combination of Homes and the Partnership will provide the advantages of flow-through tax treatment for federal tax purposes (with a tax on the Combined Company of 3 1/2% of its gross income versus a corporate tax on its net income), the consolidation and centralization of certain financial and administrative functions with resulting cost savings, the diversification of business risks, greater appeal to the investment community as a result of the increased size and capitalization of the Combined Company and the prospect of enhanced access to debt and equity capital at lower cost. Although the Homes Negotiating Committee considered other forms of business combination with the Partnership, including the merger of the Partnership into Homes (or into a new corporation that would then be merged into Homes) or of Homes into a newly formed subsidiary of the Partnership, the structure chosen was believed to be the most favorable in achieving the foregoing advantages.

    In determining to consider a possible transaction with the Partnership, the Homes Negotiating Committee and Homes Board of Directors took into account a number of factors, including but not limited to: (i) a threshold requirement that any proposal must be fair to the stockholders of Homes from a financial point of view; (ii) the fact that Homes operates in highly cyclical land development and homebuilding industries with resultant wide fluctuations in sales and earnings and that the Partnership, on the other hand, has experienced a less cyclical earnings history and steady cash flow; (iii) Homes' refinancing requirements and limited access to reasonably priced capital, the fact that the Partnership is essentially debt free and the prospect that the Combined Company would have substantially lower ratios of debt to assets and debt to equity than Homes, thereby enhancing its prospects of refinancing its existing indebtedness on satisfactory terms and increasing access to capital at lower cost than that of Homes; (iv) the long-term benefits to the holders of Homes Common Stock as holders of Class A Units of flow-through tax treatment for federal tax purposes coupled with a 3 1/2% tax on Combined Company gross income, rather than payment of corporate income taxes; (v) the small size of Homes that limits the interest of investors in the trading market for Homes Common Stock; and (vi) the possible operating cost savings that might be achieved by the Combined Company.

    In approving the Merger Agreement and the Merger, the Homes Negotiating Committee and Homes Board of Directors considered, in addition to the above factors, among other things: (i) information

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concerning the financial performance and condition, business operations, capital levels, asset quality, and prospects of the Partnership; (ii) the structure of the Merger; (iii) the terms of the Merger Agreement, including a non-solicitation provision that would not foreclose a more favorable proposal, and the right of the Homes Negotiating Committee to approve the amendments to the Partnership Agreement; (iv) the opinion of Hambrecht & Quist that the consideration to be received in the Merger is fair to the stockholders of Homes from a financial point of view; (v) the results of Homes' due diligence examination of the Partnership; (vi) a review with its legal and financial advisors of alternatives to the Merger; (vii) the current and prospective economic and business environment facing Homes; (viii) the composition of the Board of Directors and Conflicts Committee of the Managing Partner after the anticipated Merger; (ix) the pro forma financial statements of the Combined Companies and the capitalization of the Combined Companies; (x) the broadened market for Class A Units; and (xi) Homes' lack of success in its earlier efforts to identify a third party that would be interested in a business combination with it.

    The Board of Homes did not assign any specific or relative weight to the factors considered above.

    THE BOARD OF DIRECTORS OF HOMES, UPON THE APPROVING VOTE OF ALL DIRECTORS OTHER THAN DIRECTORS BUYERS AND LUCIEN (WHO ABSTAINED FROM VOTING ON THE MATTER BECAUSE THEY WERE DIRECTORS OF THE MANAGING PARTNER), HAS DETERMINED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF HOMES AND HAS THEREFORE APPROVED THE MERGER AGREEMENT AND THE MERGER, AND RECOMMENDS THAT THE STOCKHOLDERS OF HOMES VOTE FOR THE APPROVAL OF THE MERGER PROPOSAL.

OPINION OF HOMES' FINANCIAL ADVISOR

    Homes engaged Hambrecht & Quist on June 23, 1997 to act as its financial advisor in connection with the Merger and to render an opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Homes Common Stock of the consideration to be received by such holders in the Merger, and formalized that engagement by letter agreement dated July 8, 1997. Hambrecht & Quist was selected by the Homes Negotiating Committee based on Hambrecht & Quist's qualifications, expertise and reputation as investment bankers. Hambrecht & Quist rendered its opinion to the Homes Negotiating Committee and the Homes Board of Directors on November 5, 1997 that, as of such date, and subject to its review of the definitive merger agreement, the consideration to be received in the Merger by the holders of the Homes Common Stock is fair to such holders from a financial point of view. Hambrecht & Quist reaffirmed its conclusions based on its analysis through November 5, 1997, in an opinion rendered to the Homes Negotiating Committee and Board of Directors upon the Board's approval of the Merger Agreement on December 15, 1997. The assumptions made, matters considered and limits of review contained in Hambrecht & Quist's written opinion delivered November 5, 1997 were substantially the same as those contained in the opinion rendered on December 15, 1997 and attached hereto. No limitations were placed on Hambrecht & Quist by the Homes Negotiating Committee or the Homes Board of Directors with respect to the investigation made or the procedures followed in preparing and rendering its opinion.

    A COPY OF HAMBRECHT & QUIST'S OPINION DATED DECEMBER 15, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, THE SCOPE AND LIMITATIONS OF THE REVIEW UNDERTAKEN AND THE PROCEDURES FOLLOWED BY HAMBRECHT & QUIST IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF THE MATERIAL ELEMENTS OF THE OPINION OF HAMBRECHT & QUIST IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOMES STOCKHOLDERS ARE ADVISED TO READ THE OPINION IN ITS ENTIRETY. THE HAMBRECHT & QUIST OPINION WAS DELIVERED FOR THE USE OF THE HOMES BOARD OF DIRECTORS IN ITS CONSIDERATION OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOMES STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON THE MERGER PROPOSAL. HAMBRECHT & QUIST HAS CONSENTED TO THE USE AND REPRODUCTION IN FULL OF THE OPINION IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

    In its review of the Merger, and in arriving at its opinion, Hambrecht & Quist, among other things: (i) reviewed the publicly available financial statements of the Partnership for recent years and interim

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periods to date and certain other relevant financial and operating data of the
Partnership made available to Hambrecht & Quist from published sources; (ii) discussed the business, financial condition and prospects of the Partnership with certain of its officers; (iii) reviewed the publicly available financial statements of Homes for recent years and interim periods to date and certain other relevant financial and operating data of Homes made available to Hambrecht & Quist from published sources; (iv) discussed the business, financial condition and prospects of Homes with certain of its officers; (v) reviewed and discussed with management of the Partnership and Homes the strategic rationale for the Merger; (vi) reviewed the recent reported prices and trading activity for the Class A Units and the Homes Common Stock and compared such information and certain financial information for the Partnership and Homes with similar information for certain other companies engaged in businesses Hambrecht & Quist considered comparable; (vii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;
(viii) reviewed the Merger Agreement; and (ix) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as Hambrecht & Quist deemed relevant.

    Hambrecht & Quist did not independently verify any of the information concerning Homes or the Partnership considered in connection with its review of the Merger and, for purposes of its opinion, Hambrecht & Quist assumed and relied upon the accuracy and completeness of all such information. In connection with its opinion, Hambrecht & Quist did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Homes or the Partnership, nor did it conduct a physical inspection of the properties and facilities of Homes or the Partnership. With respect to the financial forecasts and projections used in their analysis, Hambrecht & Quist assumed that they reflected the best currently available estimates and judgments of the expected future financial performance of the Partnership and Homes. Hambrecht & Quist also assumed that neither Homes nor the Partnership was a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the Merger and those in the ordinary course of conducting their respective businesses. For purposes of its opinion, Hambrecht & Quist assumed that the Merger will be a taxable event under the Internal Revenue Code for Homes and for the stockholders of Homes and that the Merger will be accounted for as a purchase. Hambrecht & Quist's opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of November 5, 1997, and any subsequent change in such conditions would require a reevaluation of such opinion.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary of the Hambrecht & Quist analyses set forth below does not purport to be a complete description of the presentation by Hambrecht & Quist to the Homes Negotiating Committee or to the Homes Board of Directors. In arriving at its opinion, Hambrecht & Quist did not attribute any particular weight to any analyses or factors considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hambrecht & Quist believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses or of the following summary, without considering all of its analyses or of the following summary, could create an incomplete view of the processes underlying the analyses set forth in the Hambrecht & Quist presentation to the Homes Negotiating Committee and to the Homes Board of Directors and its opinion. In performing its analyses, Hambrecht & Quist made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Homes and the Partnership. The analyses performed by Hambrecht & Quist (and summarized below) are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired.

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    The following is a brief summary of certain financial analyses performed by
Hambrecht & Quist in connection with providing its written opinion to Homes' Negotiating Committee and Board of Directors on November 5, 1997, and reaffirming that opinion on December 15, 1997:

    CONTRIBUTION ANALYSIS: Hambrecht & Quist analyzed the contribution of each of Homes and the Partnership to certain financial statement categories of the pro forma Combined Company with no revenue or expense adjustments, including revenue, operating income and income before income taxes. This contribution analysis was then compared to the pro forma ownership percentage of Homes and the Partnership securities' holders in the pro forma post-Merger Combined Company. Hambrecht & Quist observed that Homes stockholders are expected to own approximately 43% of the Combined Company equity at the close of the Merger on a pro forma basis and the Partnership Unitholders are expected to own approximately 57% of the Combined Company equity at the close of the Merger on a pro forma basis. At the close of the Merger, it was estimated that Homes and the Partnership would own approximately 64% and 36%, respectively, of the Combined Company on an enterprise value basis. Hambrecht & Quist examined the expected contributions to the Combined Company's revenue, operating income and income before income taxes by Homes for fiscal years 1998 and 1999 (i.e., the four quarters ending March 31), derived from discussions with management, and by the Partnership for calendar years 1998 and 1999 (i.e., the four quarters ending December 31), derived from discussions with management. In calendar 1998, assuming no revenue or expense adjustment to the Combined Company, it was estimated that Homes and the Partnership would have contributed approximately 69% and 31%, respectively, of the combined revenues; approximately 53% and 47%, respectively, of the combined operating income; and approximately 49% and 51%, respectively, of the combined income before income taxes. With respect to calendar 1999 financial performance, assuming no revenue or expense adjustment to the Combined Company, it was estimated that Homes and the Partnership would have contributed approximately 74% and 26%, respectively, of the combined revenues; approximately 70% and 30%, respectively, of the combined operating income; and approximately 67% and 33%, respectively, of the combined income before income taxes.

    PRO FORMA MERGER ANALYSIS: Hambrecht & Quist analyzed the pro forma impact of the Merger, assuming no revenue or expense adjustment to the Combined Company, using estimates of earnings per share ("EPS") for the Partnership in calendar 1998 and 1999, and for Homes in calendar 1998 and 1999, as derived from discussions with management. The analysis indicated that EPS of the pro forma Combined Company would be higher for the subsequent quarters than for the Partnership as a stand-alone company. In making the earnings estimates for calendar years 1998 and 1999, it was assumed that the operations of both the Partnership and Homes would be taxed for federal income tax purposes at 3.5% of their gross margin. The actual results and savings achieved by the Combined Company resulting from the Merger may vary from the projected results and variations may be material.

    PREMIUM ANALYSIS: Hambrecht & Quist compared the implied price per share of the proposed transaction as of November 3, 1997 to the last sale price of Homes Class A Common Stock on both November 3, 1997 and October 7, 1997 (the twentieth trading day preceding the analysis based on the close on November 3, 1997) to similar premiums for certain comparable transactions announced since 1995. Hambrecht & Quist analyzed 17 such transactions. Hambrecht & Quist observed that the average one-day premium and 20 trading-day premium paid in the selected public company transactions were 36% and 54%, respectively. This compared with the proposed acquisition in which, as of November 3, 1997, the premium offered over the November 3, 1997 closing price for Homes Class A Common Stock was 40% and the premium offered over the closing price for Homes Class A Common Stock on October 7, 1997 was 21%.

    ANALYSIS OF PUBLICLY TRADED COMPARABLE COMPANIES: Hambrecht & Quist compared selected historical and projected financial information of Homes to publicly traded companies Hambrecht & Quist deemed to be comparable to Homes. Such data and ratios included the ratio of market value to historical net

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income, market value to historical book value, and price per share to projected
EPS. Hambrecht & Quist also examined the ratio of the enterprise value (market value plus debt less cash and marketable securities) to historical revenue, historical earnings before interest and taxes ("EBIT") and historical earnings before interest, taxes, depreciation and amortization ("EBITDA"). Companies used as comparables included Castle & Cooke, Inc., Continental Homes Holding Corp., Del Webb Corp., D.R. Horton, Inc., Engle Homes, Inc., Hovnanian Enterprises, Inc., MDC Holdings, Inc., M/I Schottenstein Homes, Newhall Land & Farming Co., MVR, Inc., Pacific Greystone Corp., The Presley Companies, The Rottlund Homes, Schuler Homes, Inc., Sundance Homes, Inc., Toll Brothers, Inc., Washington Homes, Inc. and Weitzer Homebuilders, Inc. The foregoing average multiples excluding high and low were applied to historical financial results of Homes for the last twelve month ("LTM") period ended June 30, 1997 and projected financial results of Homes derived from discussions with management. Hambrecht & Quist determined for the comparable companies that (i) the multiple of LTM revenues was 0.9, (ii) the multiple of LTM EBITDA was 13.6, (iii) the multiple of LTM EBIT was 18.0, (iv) the multiple of LTM net income was 16.1, (v) the multiple for calendar 1997 net income was 11.1, (vi) the multiple for calendar 1998 net income was 11.0, and (vii) the multiple of latest book value was 1.1. Based on the analysis of publicly traded comparable companies, Homes' implied enterprise value using historical financial results of Homes for the LTM period ended June 30, 1997 and projected financial results of Homes derived from discussions with management ranged from approximately $11.9 million to approximately $45.5 million. This compared with an implied enterprise value of approximately $49.4 million of Homes in the Merger, based on the closing price of Class A Units on November 3, 1997. Based on the analysis of publicly traded comparable companies, Homes' implied equity value using historical financial results of Homes for the LTM period ended June 30, 1997 and projected financial results derived from discussions with management ranged from approximately $1.9 million to approximately $19.4 million. This compared with an implied equity value of approximately $23.3 million of Homes in the Merger, based on the closing price of Class A Units on November 3, 1997.

    Additionally, Hambrecht & Quist performed an adjusted book value analysis for Homes based on historical financial information for Homes for the LTM period ended June 30, 1997 and valuations derived from discussions with management. Based on the analysis of publicly traded comparable companies applied to the adjusted book value, Homes' implied net equity value was determined to be approximately $39.2 million. This compared with an implied equity value of approximately $23.3 million of Homes in the Merger, based on the closing price of Class A Units on November 3, 1997.

    ANALYSIS OF SELECTED MERGER AND ACQUISITION TRANSACTIONS: Hambrecht & Quist compared the proposed merger with selected comparable merger and acquisition transactions. This analysis included 17 such transactions. In examining these transactions, Hambrecht & Quist analyzed certain income statement and balance sheet parameters of the acquired company relative to the consideration offered. The foregoing multiples were applied to historical financial results of Homes for the twelve-month period ended June 30, 1997. Multiples analyzed included consideration offered to LTM revenues, EBIT, EBITDA and net income, as well as to book value and to premiums applied to recent share prices. Selected transactions analyzed included Fairfield Communities, Inc./Vacation Breach USA, Inc., Berg Group/Mission West Properties, CB Commercial Real Estate Services Group, Inc./Koll Real Estate Services, First Industrial Realty Trust/Lazarus Burman, LF Strategic Investors/RF&P Corp., FLA Acquisition Corp./Hilcoast Development Corp., Rouse Co./Hughes Corp., Westbrook Partners/Mobil Land Development, Inter-Mountain Capital/Utah Resources, Sun Communities/Aspen Enterprises, Sunbelt, H&H LLC/Newhall Land & Farming-McDowell Ranch, Kaufman & Broad Home Corp./Rayco, Developers Diversified Realty Corp./Homart Community Centers, Shareholders/Castle & Cooke (Dole Foods Co.), WCI Communities LP/WCI Communities, Inc., JER Partners LLC/MIP Properties, Inc. and Morgan Stanley Group/Moore Realty Partnership. The consideration offered in the transactions was an average multiple, excluding high and low, of 2.6 times revenue, 9.7 times EBITDA, 13.6 times EBIT, 16.3 times net income and 4.0 times book value. Based on the analysis of selected merger and acquisition transactions, Homes' implied enterprise value using historical financial results of Homes for the LTM period ended June 30, 1997 ranged

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from approximately $15.1 million to approximately $59.8 million. This compared with an implied enterprise value of approximately $49.4 million of Homes in the Merger, based on the closing price of Class A Units on November 3, 1997. Based on the analysis of selected merger and acquisition transactions, Homes' implied equity value using historical financial results of Homes for the LTM period ended June 30, 1997 ranged from approximately $7.5 million to approximately $33.6 million. This compared with an implied equity value of approximately $23.3 million of Homes in the Merger, based on the closing price of Class A Units on November 3, 1997.

    No company or transaction used in the above analysis is identical to Homes or the Partnership or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared.

    Hambrecht & Quist, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, strategic alliances, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to the Partnership or successor companies.

    Pursuant to an engagement letter dated July 8, 1997, Homes has agreed to pay Hambrecht & Quist a fee (a "Fairness Opinion Fee") of $250,000 in connection with the delivery of its fairness opinion. Homes has also agreed to pay Hambrecht & Quist, in connection with its services as financial advisor to Homes in connection with the Merger, an additional fee payable upon the closing of the Merger (the "Transaction Fee") equal to $150,000. Homes also has agreed to reimburse Hambrecht & Quist for its reasonable out-of-pocket expenses and to indemnify Hambrecht & Quist against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Hambrecht & Quist's engagement as financial advisor to Homes unless it is judicially determined that it acted in bad faith or that the losses arose out of its gross negligence or willful misconduct. The Fairness Opinion Fee and the Transaction Fee were negotiated by Homes and Hambrecht & Quist based on amounts proposed by the latter for transactions such as the Merger and taking into account the amounts proposed by other investment bankers considered by the Homes Negotiating Committee.

EFFECT OF MERGER

    If the Merger Proposal is approved by the requisite votes of the Homes stockholders, the Merger Proposal and all of the Amendment Proposals are approved by the requisite votes of Unitholders and all required consents and approvals specified as conditions to consummation of the Merger are received, and if the other conditions to the obligations of the parties to consummate the Merger are satisfied or waived, the Merger will be consummated and effected on the date and at the time the Certificate of Merger reflecting the Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties and specified therein (the "Effective Time"). Assuming satisfaction of all conditions to the consummation of the Merger, the Merger is expected to become effective on or about June 30, 1998. Either the Partnership or Homes may terminate the Merger Agreement unilaterally if the Merger has not been consummated by August 31, 1998. See "Conditions to Consummation of the Merger" and "Amendment and Termination."

CONVERSION OF HOMES SHARES INTO CLASS A UNITS AND CONVERSION RATIO

    Pursuant to the terms of the Merger Agreement, at the Effective Time, each Class A Unit issued and outstanding immediately prior to the Effective Time will remain outstanding as a Class A Unit. Each share of Homes Class A Common Stock and Class B Common Stock issued and outstanding immediately prior

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to the Effective Time (other than any shares as to which dissenters rights are asserted or which are held by the Partnership) will automatically, without any action on the part of the holder thereof, be converted into 0.667 of a Class A Unit. If prior to the Effective Time Homes issues more than 10,000 shares of Homes Common Stock as the result of the exercise of currently outstanding options, the Conversion Ratio will be adjusted so as to equal the amount, rounded to the nearest one thousandth, obtained by dividing 5,563,891 by the number of shares of Homes Common Stock outstanding immediately prior to the Effective Time. The parties do not expect any such adjustment to occur, however, because it is highly unlikely that any of the outstanding options will be exercised. See "Homes Options."

    In accordance with Section 2.7 of the Amended Partnership Agreement, each person who is a record holder of outstanding Homes Common Stock as of the Effective Time (other than persons who assert dissenters rights) will at the Effective Time have the status of an "Assignee" (as defined in the Amended Partnership Agreement) with respect to the whole Class A Units into which such holder's Homes Common Stock is converted. As an Assignee of such Class A Units, the holder will have the right to receive distributions, the right to vote on Partnership matters, the right upon compliance with certificate exchange procedures (including submission of a properly executed Transfer Application), without further action by any person, automatically to be admitted to the Partnership as a limited partner, and will receive a Depositary Receipt representing such holder's Class A Units. Each holder of Homes Common Stock who submits a Transfer Application will be deemed to have authorized the Managing Partner to execute the Amended Partnership Agreement on such holder's behalf, to have agreed to be bound by the provisions of the Amended Partnership Agreement, and to have granted the Managing Partner the authority (including the power of attorney) set forth in Article 16 of the Amended Partnership Agreement. See "AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT--Summary of Proposed Amendments--AMENDMENTS RELATING TO PARTNERSHIP MERGERS."

NO FRACTIONAL UNITS

    No fractional Class A Units are to be issued in the Merger. In lieu thereof, each holder of Homes Common Stock who would otherwise be entitled to receive a fractional Class A Unit will receive an amount in cash equal to the product (calculated to the nearest cent) obtained by multiplying (a) the "Average Price of Partnership Units" (as defined in the Merger Agreement to mean the average of the closing price of Class A Units on the New York Stock Exchange, as reported in The Wall Street Journal, for the 20 consecutive trading days ended on the third trading day immediately prior to the closing date) by (b) the fraction of a Class A Unit to which such holder would otherwise be entitled. No such holder is entitled to distributions or interest on, or other rights in respect of, any such fraction. Although it is not possible to quantify the aggregate amount to be paid with respect to fractional units, the total amount should be less than $8,000.

GOVERNANCE MATTERS

    The Merger Agreement provides that, after the Effective Time, Resources shall continue to serve as the Managing Partner of the Partnership, and neither its corporate structure nor its directors and officers shall be affected by the Merger. However, immediately prior to the Effective Time, Resources will change its name to HLF Resources, Inc. and immediately after the Effective Time the Board of Directors of Resources will be increased from five to seven members, and will consist of current directors John W.A. Buyers, Kent T. Lucien, James H. Case and Ralph C. Hook, Jr. and new directors David A. Heenan, Seth A. Bakes and Paul C.T. Loo. Mr. Heenan, Mr. Bakes and Mr. Loo are directors of Homes. Mr. Bakes is Homes' president and chief executive officer. Mr. Loo is a director and stockholder of Buyco and a director and member of the executive committee of CBCL.

    The Managing Partner's Board of Directors will appoint Mr. Heenan as a member of the Managing Partner's Conflicts Committee, which will then consist of Mr. Heenan and that Committee's current members, Mr. Case and Dr. Hook. None of those individuals are stockholders, officers or employees of the

Managing Partner or the Partnership, or stockholders, directors, officers or employees of CBCL or its affiliates (except for service as directors of the Managing Partner). Mr. Case and Dr. Hook own respectively 8,000 and 4,000 Class A Units, and Mr. Case is a partner in the law firm of Carlsmith Ball Wichman Case & Ichiki, which has served as counsel to the Partnership in connection with the Merger.


    At or prior to the Effective Time, Mr. Lucien will be named chief executive officer of the Managing Partner, a position that is presently held by Mr. Buyers. In that capacity, Mr. Lucien will act as the Partnership's chief executive officer with respect to all of its operations, including the Land Division. Similarly, the Managing Partners' chief financial officer, Gregory A. Sprecher, will be responsible for the financial management of the Managing Partner and the Partnership, including its Land Division. Following the Merger, the officers and employees of the Managing Partner will continue to supervise and monitor all farming activities of the Partnership. The Managing Partner presently has three employees (including Mr. Sprecher, the only executive officer of the Managing Partner who is an employee of the Managing Partner).

    Mr. Bakes will be designated as president of the Partnership's Land Division. The Partnership, which at present has no employees, expects to hire most of the present employees of Homes, who are expected to have divisional titles and operating responsibilities corresponding to their present titles and responsibilities at Homes. However, the executive vice president and chief financial officer of Homes, Mr. Edward T. Foley, will resign on or about the Effective Time pursuant to a release and separation agreement.

    Mauna Loa, the sole stockholder of the Managing Partner, has adopted resolutions providing for the contemplated change of the Managing Partner's name, the increase in the number of its directors, and the election of the directors identified above, all to take effect immediately before and after the Effective Time. However, neither the Merger Agreement or any other contractual arrangement obligates Mauna Loa to retain such structure or any individual director in the future, and Unitholders have no power to affect the structure or membership of the Managing Partner's Board of Directors or its Conflicts Committee.

HOMES OPTIONS

    The Merger Agreement provides that Homes will take all steps necessary to cause the Homes 1993 Stock Option Plan to be terminated as of or prior to the Effective Time, and will not issue any additional options pursuant thereto prior to the Effective Time. The Board of Directors of Homes has adopted a resolution to that effect. The Merger Agreement further provides that each option issued under the Homes 1993 Stock Option Plan that has not been exercised prior to the Effective Time shall be cancelled as of the Effective Time. The Merger Agreement permits Homes to enter into agreements with holders of each unexercised in-the-money option issued under the Homes 1993 Stock Option Plan providing for the cancellation and cash settlement thereof immediately prior to the Effective Time, provided that the aggregate of all such cash payments shall not exceed $50,000 and, in the unlikely event that more than 10,000 shares are issued upon the exercise of options, the Conversion Ratio will be adjusted as described under "Conversion of Homes Shares into Class A Units and Conversion Ratio." No such adjustment of the Conversion Ratio is anticipated, however, because the Partnership and Homes have entered into agreements with certain option holders providing for the cancellation of their options in exchange for the grant of comparable options under the Unit Option Plan, subject to approval of the Option Plan Proposal at the Unitholders Meeting (see "THE UNIT OPTION PLAN"), or in exchange for cash payments.

    The following table shows all options outstanding under the Homes 1993 Stock Option Plan as of April 30, 1998:


                                                                                                NUMBER OF     GRANT     EXERCISE
GRANTEE                                                                                          SHARES       DATE     PRICE/SHARE
---------------------------------------------------------------------------------------------  -----------  ---------  -----------
Directors:
  Seth A. Bakes..............................................................................      50,000    01/27/97   $  2.125
  John W. A. Buyers..........................................................................       5,000    08/09/95      5.375
                                                                                                    5,000    08/29/97      2.4375
  Clinton R. Churchill.......................................................................       5,000    12/22/93     12.75
                                                                                                    5,000    08/09/95      5.375
                                                                                                    5,000    08/29/97      2.4375
  David A. Heenan............................................................................       5,000    12/22/93     12.75
                                                                                                    5,000    08/09/95      5.375
                                                                                                    5,000    08/29/97      2.4375
  Paul C. T. Loo.............................................................................       5,000    01/28/97      2.0625
                                                                                                    5,000    08/29/97      2.4376
  Kent T. Lucien.............................................................................       5,000    05/11/94      9.938
                                                                                                    5,000    08/09/95      5.375
                                                                                                    5,000    08/29/97      2.4375
                                                                                               -----------
    Subtotal.................................................................................     115,000

Other Current or Former Officers or Employees:
  Benjamin E. Dale...........................................................................      12,000    12/13/93   $ 12.00
  Edward T. Foley............................................................................      25,000    05/09/94      9.75
                                                                                                   10,000    01/28/97      2.0625
  James C. Herberg...........................................................................       5,000    12/13/93     12.00
  A. T. Nakahodo.............................................................................      12,000    12/13/93     12.00
  Scott S. Nunokawa..........................................................................       5,000    07/07/95      5.00
  Richard K. Prahler.........................................................................       8,000    12/13/93     12.00
  Gordon C. Wentworth........................................................................      12,000    12/13/93     12.00
                                                                                               -----------
    Subtotal.................................................................................      89,000
Total........................................................................................     204,000
                                                                                               -----------
                                                                                               -----------


    The highest price of Homes Class A Common Stock as reported on the NASDAQ National Market between January 1, 1997 and May 13, 1998 was $3.75, and between the date of the public announcement that the parties had executed an agreement in principle concerning the Merger and May 13, 1998, the highest price has been $3.125. Based on these market prices, it is highly unlikely that any of the foregoing options with an exercise price in excess of $2.4375 will be in the money prior to the Effective Time, and all such options accordingly are expected to expire without being exercised.


    In the case of options with an exercise price of $2.4375 or less, each of the optionees has entered into an agreement which provides that such options will not be exercised prior to, and thus will be cancelled, at the Effective Time. For Clinton R. Churchill and Edward T. Foley, such agreements provide that their respective options will be cancelled at the Effective Time in exchange for a payment (if any) in an amount calculated by multiplying the number of shares covered by the cancelled option times the amount (if any) by which the exercise price is exceeded by the average closing sales price per share of Homes Class A Common Stock for the 20 consecutive trading days ending on the third trading day immediately prior to the Effective Time. For Seth A. Bakes, John W. A. Buyers, David A. Heenan, Paul C. T. Loo and Kent T. Lucien, the Partnership, Homes and the named individuals have entered into agreements providing for the cancellation of their options in exchange for the grant of comparable options under the Unit Option Plan, subject to approval of the Option Plan Proposal at the Unitholders Meeting. See "THE UNIT OPTION PLAN." In the event the Option Plan Proposal is not approved at the Unitholders Meeting, these agreements further provide that the affected options will be cancelled at the Effective Time in exchange for a payment (if any) calculated in the same manner as under the agreements with Messrs. Churchill and Foley. The Managing Partner's Board of Directors has waived the $50,000 limitation on cash settlement of options, because such waiver may be necessary to permit such payments (in addition to those to be made to Messrs. Foley and Churchill). The $50,000 limitation would be exceeded only if (i) Unitholders approve the Merger Proposal but not the Option Plan Proposal, and (ii) the 20-trading-day average price of Homes Common Stock exceeds $2.75 per share.

    By reason of the foregoing agreements, and considering that the lowest exercise price of the options not covered by these agreements is $5.00, it is highly improbable that any of the options outstanding under the Homes 1993 Stock Option Plan will be exercised or that there will be any adjustment to the Conversion Ratio.

REPRESENTATIONS AND WARRANTIES

    Articles IV and V of the Merger Agreement set forth representations and warranties of the parties, which will terminate immediately after the Effective Time.


    The material representations and warranties by Homes concern: (i) Homes' incorporation, standing and power to carry on its business as presently conducted; (ii) Homes' capital structure; (iii) the absence of any subsidiaries;
(iv) the accuracy of certain financial statements; (v) the filing and accuracy of material SEC and other regulatory filings by Homes; (vi) the execution, delivery, validity and enforceability of the Merger Agreement; (vii) Homes' maintenance of certain insurance and bonds; (viii) Homes' title to real estate and other material assets; (ix) the absence of any undisclosed material litigation; (x) the filing of all necessary tax returns and the absence of any known but undisclosed tax liabilities; (xi) compliance with applicable laws and regulations; (xii) performance of material contractual obligations; (xiii) certain employee compensation and benefit matters; (xiv) the absence of undisclosed obligations for financial advisory services, finders' or brokers' fees; (xv) disclosure of material contracts; (xvi) the absence since March 31, 1997 of undisclosed events having a material adverse effect on Homes, or of amendments to governing documents or of certain tax or accounting changes;
(xvii) possession of material licenses and permits; (xviii) certain environmental matters; (xix) certain employee pension benefit and welfare benefit plans; (xx) the accuracy and completeness of certain corporate records;
(xxi) the absence of undisclosed powers of attorney; (xxii) the accuracy of certain information supplied by Homes for inclusion in this Joint Proxy Statement/Prospectus and the related Registration Statement; (xxiv) the material accuracy of Homes' representations and warranties and of information provided in disclosure schedules; (xxiv) disclosure of certain accounting records and practices; and (xxv) certain intellectual property rights.



    The material representations and warranties of the Partnership concern: (i) the Partnership's organization, standing and power to carry on its business as presently conducted; (ii) the Partnership's capital structure; (iii) the absence of any subsidiaries; (iv) the accuracy of certain financial statements; (v) the filing and accuracy of material SEC and other regulatory filings by the Partnership; (vi) the execution, delivery, validity and enforceability of the Merger Agreement; (vii) the Partnership's maintenance of certain insurance and bonds; (viii) the Partnership's title to real estate and other material assets;
(ix) the absence of any undisclosed material litigation; (xi) the filing of all necessary tax returns and the absence of known but undisclosed tax liabilities;
(xii) compliance with applicable laws and regulations; (xiii) performance of material contractual obligations; (xiv) the absence of any employees; (xv) the absence of undisclosed obligations for financial advisory services, finders' or brokers' fees; (xvi) disclosure of material contracts; (xvii) the absence of undisclosed events having a material adverse effect on the Partnership, or of changes in governing documents, certain distributions, or certain tax or accounting changes; (xviii) possession of material licenses and permits; (xix) certain environmental matters; (xx) the accuracy and completeness of certain Partnership records; (xxi) the accuracy of certain information supplied for inclusion in this Joint Proxy Statement/Prospectus and the related Registration Statement; (xxii) the material accuracy of the Partnership's representations and warranties and of information provided in disclosure schedules; (xxiii) the Partnership's provision of certain accountants' letters and opinions to Homes; and (xxiv) the validity of the Class A Units issuable to holders of Homes Common Stock.


CONDUCT OF BUSINESS PENDING THE MERGER

    HOMES COVENANTS. The Merger Agreement provides that, during the period from the date of the Merger Agreement to the Effective Time, and subject to the exceptions set forth therein, Homes will conduct its business only in the normal and customary manner and in accordance with sound business practices and will not, without the prior written consent of the Partnership, which will not be unreasonably withheld or delayed, take any of the following actions, among others: (i) issue any security except in conformity with current or substituted credit arrangements or pursuant to the exercise of options outstanding as of the date of the Merger Agreement; (ii) declare, set aside or pay any dividend or make any other distribution upon, or purchase or redeem any shares of its Common Stock; (iii) amend its certificate of incorporation or its bylaws; (iv) grant any general or uniform increase in the rate of pay of employees or employee benefits; (v) grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any person except salary increases made in the ordinary course of business that do not in the aggregate exceed $100,000 per annum or such other increases as are required by any pre-existing contract, arrangement or plan disclosed pursuant to the Merger Agreement; (vi) make any capital or development expenditure other than pursuant to existing contracts and commitments in excess of $100,000 except for ordinary repairs, renewals and replacements; (vii) compromise, settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) in excess of $200,000 (net of any amounts paid or payable under any tax indemnity), extend the statute of limitations with any tax authority or file any pleading in court on any tax litigation or any appeal from an asserted deficiency in excess of $100,000 (net of any amounts paid or payable under any tax indemnity); (viii) adopt or amend any employee benefit or other benefit plan or arrangement of any such type except such amendments as are required by law or do not materially increase the costs or benefits of such plan or arrangement; (ix) change any of Homes' accounting policies, except such changes as may be required by the Financial Accounting Standards Board; (x) grant any person a power of attorney or similar authority other than in connection with tax audits or the Registration Statement; (xi) make any material investment by merger, purchase of stock or securities, contributions to capital, property transfers or otherwise in any other person;
(xii) amend, modify or terminate, except in accordance with its terms, any material contract or enter into any material agreement or contract; (xiii) sell, lease, mortgage, pledge or otherwise dispose of any material assets, except in the ordinary course of business (including sales of land and homes) consistent with past practice or as disclosed to the Partnership; or (xiv) take any action that would reasonably be expected to affect materially and adversely or to delay the ability of the Partnership or Homes to obtain required approvals, consents or waivers or materially or adversely affect the ability of Homes to perform its obligations under the Merger Agreement.

    ALTERNATIVE TRANSACTION SOLICITATION RESTRICTIONS. Under the Merger Agreement, Homes has agreed not to solicit, initiate or encourage an Alternative Transaction (as hereinafter defined). In addition, Homes has agreed (unless members of its Board of Directors determine in good faith with the advice of counsel that failure to do so could result in a breach of their fiduciary duties) not to participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, any effort or attempt to effect any Alternative Transaction with or involving any person other than the Partnership. Homes has agreed to promptly notify the Partnership of the terms of any proposal which it may receive in respect of any Alternative Transaction. The term "Alternative Transaction" means any of the following involving Homes: a merger, consolidation, share exchange or other business combination; a sale; lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 10% or more of Homes' assets other than in the ordinary course of business and other than the sale of certain disclosed assets; a sale of shares of capital stock or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock (exclusive of shares issued on exercise of options outstanding on December 18, 1997) representing 10% or more of the voting power of Homes; or a tender offer or exchange offer for at least 10% of the outstanding shares of Homes.


    The Merger Agreement does not prohibit Homes from entering into an Alternative Transaction. However, if the Merger Agreement is terminated by the Partnership as a result of Homes engaging in an Alternative Transaction, Homes shall pay to the Partnership $1,000,000 on consummation of the Alternative Transaction or any other Alternative Transaction (other than an Alternative Transaction which is either

(i) a sale by Homes of its capital stock which is not intended to and does not result in a change in control of Homes or (ii) a tender offer or exchange offer for less than 50% of Homes' outstanding stock which is not solicited or encouraged by Homes' Board of Directors) consummated within 12 months of the date on which the Partnership exercised such right of termination.


    THE PARTNERSHIP'S COVENANTS. The Merger Agreement provides that until the Effective Time the Partnership shall not, without the prior written consent of Homes, which shall not be unreasonably withheld or delayed, take any of the following actions, among others: (i) cause the number of Class A Units outstanding immediately prior to the Effective Time to exceed 7,500,000, or (except for issuance of warrants to Jefferies & Company, Inc. to acquire up to 125,000 Class A Units at an exercise price of $5.00 per unit) issue any rights to acquire any Class A Units or Class B Units; or purchase, redeem or otherwise acquire Class A Units, or make any distributions to holders of Class A Units or Class B Units other than normal cash distributions to holders of Class A Units, and normal cash distributions and payment of fees to the Managing Partner, in the ordinary course of business consistent with past practice; (ii) make any material investment by merger, purchase of stock or securities, contributions to capital, property transfers, or otherwise; (iii) take action that would reasonably be expected to affect adversely or delay any approvals, consents, or waivers required for the transactions contemplated by the Merger Agreement or the ability of the Partnership to perform its covenants or agreements thereunder on a timely basis; or (iv) amend the Partnership Agreement or certificate of limited partnership of the Partnership except as provided in the Merger Agreement.


    The Merger Agreement also provides, among other things, that until the Effective Time, the Partnership shall (i) use its best efforts to maintain and preserve intact its business organization and to maintain its business relationships; (ii) use commercially reasonable efforts to keep in full force all of its material permits, entitlements and licenses; (iii) perform its material contractual obligations and not become in material default on any thereof; (iv) duly file all required reports and returns; (v) substantially comply with all material obligations imposed by federal and state laws, and rules, regulations, and orders of governmental authorities; (vi) use commercially reasonable efforts to obtain any requisite third party consent material to its business or that is contemplated by the Merger Agreement; and
(vii) take all action necessary to convene the Unitholders Meeting.

    JOINT COVENANTS.  The Merger Agreement also provides that each party will
(i) use its best efforts to maintain its business organization and preserve its business relationships, and to keep in full force and effect all material licenses and permits; (ii) use its best efforts to maintain insurance coverage substantially the same as in effect as of the date of the Merger Agreement;
(iii) perform its material contractual obligations; (iv) duly and timely file all required governmental reports; (v) periodically furnish to the other certain information, loan reports and updates of information previously provided; (vi) promptly notify the other of certain communications from tax authorities, material litigation and any event which has had or may reasonably be expected to have a materially adverse effect on its financial condition, operations or business; (vii) provide access to the other of certain information; and (viii) use its reasonable efforts between the date of the Merger Agreement and the Effective Time to take all actions necessary or desirable, including obtaining consents and waivers, to consummate the Merger.

CONDITIONS TO CONSUMMATION OF THE MERGER

    CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligation of each of the parties to consummate the Merger is subject to the satisfaction on or before the Effective Time of, among other things, the following conditions: (i) the Merger Agreement and the transactions contemplated thereby will have received all requisite approvals of the stockholders of Homes and of the Unitholders of the Partnership; (ii) no judgment, decree, injunction, order or proceeding will be outstanding by any governmental agency or entity or any regulatory authority or court which prohibits, enjoins, or restrains the consummation of the Merger or the other transactions contemplated by the Merger Agreement; (iii) the Registration Statement shall have been declared effective by the Commission and shall not be the subject of any stop order or proceedings seeking or threatening a stop order and copies of the Joint Proxy Statement/Prospectus shall have been timely mailed; (iv) the Depositary Receipts issuable in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance; (v) the Partnership and Homes will have received an opinion reasonably satisfactory to the Partnership and Homes from Carlsmith Ball Wichman Case & Ichiki, counsel to the Partnership, and from Brobeck, Phleger & Harrison LLP, special tax counsel to the Partnership, to the effect that the Merger will not disqualify the Partnership after the Merger from qualifying as an "Electing 1987 Partnership" under Section 7704(g) of the Code; and (vi) the amendments to the Partnership's certificate of limited partnership and the Partnership Agreement will have been duly adopted and made effective. The Parties will not consummate the Merger if the conditions described in clauses (i), (ii) or (iii) above are not satisfied, and if the conditions described in clause (iv), (v) or (vi) are not satisfied will not consummate the transaction without further solicitation of and approval by stockholders and Unitholders of the parties.

    CONDITIONS TO THE PARTNERSHIP'S OBLIGATIONS. The obligations of the Partnership to consummate the Merger are also subject to fulfillment of certain additional conditions, which may be waived, including the following: (i) there will not have occurred, between December 18, 1997 and the Effective Time, any change or event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Homes; (ii) the Affiliate Agreements and the Stability Agreements required under the Merger Agreement to have been entered into will have been executed and delivered (see "Affiliate Agreements" and "Stability Agreements"); and (iii) Homes will have secured a satisfactory extension of the maturity date of its bank credit facility to a date no earlier than August 31, 1998, without material adverse conditions. The conditions relating to obtaining Stability Agreements and extension of the maturity of Homes' bank credit facility have been satisfied.

    CONDITIONS TO HOMES' OBLIGATIONS. The obligations of Homes to consummate the Merger are also subject to the fulfillment of certain additional conditions which may be waived, including that there will not have occurred, between December 18, 1997 and the Effective Time, any material adverse change in the business, financial condition or results of operations of the Partnership.

    Additionally, the consummation of the Merger is subject to satisfaction or waiver of closing conditions requiring the performance by each party of its respective covenants, the execution and delivery of certain ancillary documents, the accuracy of their respective representations and warranties and the receipt of certain legal opinions, third-party consents, officers' certificates and other documents.

    If these and other conditions are not satisfied or waived, the Merger Agreement may be terminated. The Merger Agreement may also be terminated upon the occurrence of certain other events. See "Amendment and Termination."

AMENDMENT AND TERMINATION

    AMENDMENT AND WAIVER. The Merger Agreement provides that prior to the Effective Time, any provision of the Merger Agreement may be waived by the party benefitted by that provision or by both parties. The Partnership has waived the $50,000 limitation on the total amount that may be paid to cash out currently outstanding Homes stock options. See "Homes Options." The Merger Agreement also provides that, except as otherwise required by law, and except that the Conversion Ratio may not be reduced (except as described under "Conversion of Homes Shares into Class A Units and Conversion Ratio") without the approval of the stockholders of Homes, the Merger Agreement may be modified, amended or terminated, and any waiver may be given, on behalf of Homes or the Partnership by action of the Board of Directors of Homes or of the Managing Partner of the Partnership, respectively, without action by their respective stockholders or Unitholders, before or after the Special Meetings. Under Section 251(d) of the Delaware General Corporation Law, an amendment subsequent to adoption of the Merger Agreement by a vote of stockholders may not alter or change (i) the amount or kind of securities, cash or other rights to be received by stockholders of Homes in exchange for their shares or (ii) any of the terms or conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any class of Homes Common Stock.

    TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time:

    (a) by the mutual consent of the parties if the Boards of Directors of Homes and the Managing Partner so determine;

    (b) by Homes or the Partnership, if the Board of Directors of Homes or the Managing Partner, respectively, so determines, if any governmental authority or regulatory agency has denied any approval, waiver, or consent required for consummation of the Merger and such denial has become final and nonappealable;

    (c) by the Partnership, if the Board of Directors of the Managing Partner so determines, if (i) Homes' Board of Directors fails to recommend approval of the Merger Agreement to its stockholders or withdraws, revokes, or materially and adversely modifies its recommendation; (ii) the stockholders of Homes fail to approve the Merger Proposal at the Homes Meeting; or (iii) there occurs a material breach by Homes of any representation, warranty, or agreement contained in the Merger Agreement which is not cured or not curable in the prescribed time;

    (d) by Homes, if its Board of Directors so determines, (i) if a material breach by the Partnership of any representation, warranty, or agreement contained in the Merger Agreement occurs which is not cured or not curable in the prescribed time; or (ii) if the Unitholders of the Partnership fail to approve the Merger Proposal and the Amendment Proposals at the Unitholders Meeting; or

    (e) by either party, if the Board of Directors of Homes or of the Managing Partner so determines, if the Merger is not consummated on or prior to August 31, 1998, provided, however, that a party shall not be entitled to terminate if the failure to consummate the Merger is due to the breach of any representation, warranty or agreement by the party seeking to terminate;

    (f) by either party, if the Board of Directors of Homes or of the Managing Partner so determines, if any governmental or regulatory authority or agency, or court of competent jurisdiction, has issued a final and nonappealable permanent order or injunction prohibiting the consummation of the Merger; or

    (g) by the Board of Directors of the Managing Partner, in case Homes engages in or supports an Alternative Transaction. See "Conduct of Business Pending the Merger--ALTERNATIVE TRANSACTION SOLICITATION RESTRICTIONS."

SURRENDER OF HOMES STOCK CERTIFICATES

    As soon as practicable after the Effective Time, Chase Mellon Shareholder Services, Inc. (the "Exchange Agent") will mail to each holder of record of outstanding shares of Homes Common Stock immediately prior to the Effective Time transmittal materials (including the Partnership's then-current form of transfer application (a "Transfer Application")) for use by each Homes stockholder in exchanging such stockholder's certificates formerly representing Homes Common Stock (the "Old Certificates"). Upon submission to the Exchange Agent of such Old Certificates from a former Homes stockholder together with duly executed transmittal materials, an executed Transfer Application and any other items specified by the letter of transmittal, such stockholder will automatically be admitted to the Partnership as a limited partner and the Exchange Agent will deliver to such stockholder new certificates representing Depositary Receipts (or if the holder so elects, a nontransferable Certificate evidencing ownership of Class A Units) (in either case, "New Certificates") for the appropriate number of Class A Units, together with a check for payment of cash in lieu of fractional Class A Units. The Exchange Agent is permitted to impose reasonable and customary terms and conditions upon the acceptance of Old Certificates in order to effect an orderly exchange thereof. No interest will be paid to former Homes stockholders on the value of the Class A Units (or any cash paid in lieu of fractional Class A Units) into which their shares of Homes Common Stock are converted.

    If the New Certificates or cash in lieu of fractional Class A Units, and/or declared but unpaid distributions, are to be issued in the name of a person other than the record holder of the Old Certificates of Homes Common Stock surrendered for exchange, (i) the certificate so surrendered must be properly endorsed or accompanied by appropriate stock powers and otherwise be in proper form for transfer; (ii) the transfer must otherwise be proper; (iii) the person requesting the transfer must pay to the Exchange Agent any transfer or other taxes payable by reason of the transfer or must establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid and (iv) the person in whose name the New Certificates are to be issued must submit a properly completed and executed Transfer Application and comply with such other requirements as the Managing Partner or Exchange Agent may reasonably impose.

    Stockholders of record of Homes immediately prior to the Effective Time shall thereafter (until the Class A Units held by such stockholder are transferred of record in accordance with the Amended Partnership Agreement) be entitled to vote, and to receive distributions from the Partnership, in respect of the number of Class A Units into which their Homes Common Stock has been converted. See "AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT--Summary of Proposed Amendments--AMENDMENTS RELATING TO PARTNERSHIP MERGERS" and "--Summary of the Amended Partnership Agreement--TRANSFERABILITY; STATUS AS LIMITED PARTNERS OR ASSIGNEES."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    As of the Partnership Record Date, the directors and executive officers of Resources beneficially owned 0.3% of the outstanding Class A Units. As of the Homes Record Date, two of those persons (Messrs. Buyers and Lucien) held a total of 956,728 shares of Homes Common Stock (not including 10,000 shares that could be acquired under options that such persons have agreed not to exercise or 15,000 shares subject to options with exercise prices that are substantially out-of-the-money; see "THE MERGER-- Homes Options" and the "THE UNIT OPTION PLAN"). Assuming that the same number of shares of Homes Common Stock is owned by the current directors and executive officers of Resources at the Effective Time, such directors and executive officers will immediately thereafter own, in the aggregate, approximately 5.0% of the outstanding Class A Units, and if the Option Plan Proposal is approved will hold options to acquire an additional 26,666 Class A Units (including formula grants to acquire 5,000 Class A Units to be made to each continuing director of Resources under the Unit Option Plan and replacement options, each covering 3,333 Class A Units, to be issued to each of Messrs. Buyers and Lucien).

    As of the Homes Record Date, the current directors and executive officers of Homes other than Messrs. Buyers and Lucien beneficially owned 202,938 shares of Homes Common Stock, excluding options held by such directors and executive officers to acquire shares of Homes Common Stock described under "THE MERGER--Homes Options" and "THE UNIT OPTION PLAN," all of which are either substantially out of the money or are covered by an agreement by the optionee not to exercise.

    All outstanding Homes options will automatically accelerate and become fully exercisable immediately prior to the Effective Time, at which time the Homes 1993 Option Plan will terminate. All outstanding options with any realistic prospect of being in the money prior to the Effective Time will be cancelled at the Effective Time pursuant to agreements with the holders thereof in consideration of either a cash payment or the grant of a new option under the Unit Option Plan (if the Option Plan Proposal is approved at the Unitholders Meeting). See "THE MERGER--Homes Options" and "THE UNIT OPTION PLAN." Assuming that the number of shares of Homes Common Stock owned by the directors and executive officers of Homes (other than Messrs. Buyers and Lucien) does not change prior to the Effective Time and that none of their options are exercised, immediately after the Effective Time this group will beneficially own approximately 135,360 of the then outstanding Class A Units and may also hold options to acquire Class A Units under the proposed Unit Option Plan in amounts described below.

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    As of the record dates for the Homes Meeting and the Unitholders Meeting, no person or group was the beneficial owner of more than 5% of the outstanding
Class A Units, two persons each beneficially owned more than 5% of the Homes Class A Common Stock and seven persons each beneficially owned more than 5% of the Homes Class B Common Stock. Immediately following the Merger (assuming that there are no changes in the beneficial ownership of Class A Units or Homes
Common Stock prior to the Effective Time that would cause a different result) no person will own more than 5% of the outstanding Class A Units.

    Under Homes' annual executive incentive program and subject to satisfaction of conditions established by its Compensation Committee, Seth A. Bakes, president and chief executive officer of Homes, is expected to receive a bonus of up to $50,000, solely by reason of the consummation of the Merger. Other officers and employees of Homes (except Mr. Foley), including Messrs. Dale ($9,375), Nunokawa ($7,400), Herberg ($6,900) and Saunders ($4,275), are
expected to receive under this program bonuses aggregating up to approximately $30,000, solely by reason of the consummation of the Merger. Mr. Foley, Homes' executive vice president and chief financial officer of Homes, will be entitled to a payment of $50,000 on the consummation of the Merger under a release and separation agreement.

    At the Effective Time, four of the current members of the five-member Board of Directors of the Managing Partner, including Messrs. Buyers and Lucien (who are also currently directors of Homes) will continue as members of an expanded seven-member Board of Directors of the Managing Partner. Three current directors of Homes (Messrs. Bakes, Heenan and Loo) will be added to the Board of the Managing Partner. Messrs. Buyers, Lucien, Bakes, Heenan and Loo are expected (by virtue of their option replacement agreements) to receive options to acquire, respectively, 3,333, 3,333, 33,333, 3,333 and 6,666 Class A Units in replacement of existing options to acquire Homes Common Stock, and as nonemployee directors of the Managing Partner each of those individuals (excluding Mr. Bakes) would receive automatic biennial grants of options to acquire 5,000 Class A Units (if, in each case, the Option Plan Proposal is approved). See "THE UNIT OPTION PLAN." Also, Mr. Bakes will be employed by the Partnership as president of its new Land Division on terms substantially equivalent to those of his employment contract with Homes. See "THE PARTNERSHIP'S MANAGEMENT BEFORE AND AFTER THE MERGER."

    The Partnership has agreed to adopt employee benefit plans substantially equivalent to those of Homes. The current officers and employees of Homes who become employees of the Partnership will be entitled to participate in employee benefits and benefit programs of the Partnership, including the Unit Option Plan if it is approved at the Unitholders Meeting, in accordance with the terms of such plans or programs. See "Employee Matters; Continuation of Indemnification."

    By reason of their ownership of shares of Buyco, which indirectly owns all of the shares of Resources, Messrs. Buyers, Loo and Lucien have an indirect ownership interest in the Managing Partner. In addition, Mauna Loa Orchards, an affiliate of CBCL, owns 30,000 Class A Units.

    If the Amendment Proposals are adopted at the Unitholders Meeting, the Partnership Agreement will be amended to change the method of calculating the management fee payable to the Managing Partner and this change, coupled with the addition to the Partnership of the business operations of Homes, could result in an increase in the amount paid by the Partnership to the Managing Partner each year. See "AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT--Summary of Proposed Amendments--AMENDMENTS RELATING TO CHANGES TO MANAGEMENT AND INCENTIVE FEES."

AFFILIATE AGREEMENTS

    The Merger Agreement provides that those persons who are "affiliates" of Homes will be requested to enter into Affiliate Agreements with the Partnership in which they agree, among other things, not to sell, transfer or dispose of any Class A Units which such persons may acquire in the Merger or certain other securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto, unless such sale, transfer or disposition is effected (i) pursuant to an exemption from the registration

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
requirements of the Securities Act, or (ii) pursuant to an effective registration statement under, and in compliance with, the Securities Act (except that such persons may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of the covered securities except as provided in the Affiliate's Agreement). The Partnership's obligations to consummate the Merger are conditioned upon delivery of such Affiliate Agreements, for which no additional consideration will be paid.

STABILITY AGREEMENTS

    The Merger Agreement requires Homes to use reasonable efforts to obtain from each holder of 5% or more of the outstanding Homes Class B Common Stock an agreement that such holder will not sell any Class A Units received on consummation of the Merger for a period of one year after the Effective Time. Such agreements will not preclude bona fide gifts or distributions of such Class A Units without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of such Class A Units, except in accordance with Stability Agreements. It is a condition to the Partnership's obligation to consummate the Merger that such agreements be received from each holder of Homes Class B Common Stock who, at the Effective Time, will own 5% or more of the then outstanding Class A Units. Such agreements (for which no additional consideration was paid) have been obtained from all holders of 5% or more of the outstanding Class B Common Stock, although no such holder is presently expected to own 5% or more of the outstanding Class A Units at the Effective Time.

EMPLOYEE MATTERS; CONTINUATION OF INDEMNIFICATION


    The Merger Agreement provides that the Partnership shall endeavor to provide employment to all current employees of Homes following the Merger, subject to the employee requirements of the Combined Company. Employee benefits provided to employees of Homes who are retained by the Combined Company are in the aggregate to be substantially equivalent to employee benefits provided to Homes employees at the date of Merger Agreement. The Merger Agreement further requires that the Managing Partner cause the Partnership to adopt and use reasonable efforts to obtain approval by Unitholders of a plan providing for the issuance to the Combined Company's employees of options to acquire Class A Units or similar equity-based compensation. The Merger Agreement does not require the Partnership to adopt or maintain any particular employee benefit plan, program, policy or arrangement after the Effective Time, except that the Partnership is to assume Homes' existing 401(k) plan. All employees of Homes who become participants in employee plans or policies of the Combined Company are to be given credit for all service with Homes prior to the Effective Time. The Merger Agreement also provides that all rights of indemnification or exculpation existing as of December 1, 1997, in favor of directors and officers of Homes will, with respect to matters occurring before the Effective Time, survive the Merger and continue in effect for six years following the Effective Time. Such indemnification and exculpation arrangements will thus become obligations of the Partnership if the Merger occurs.


ACCOUNTING TREATMENT


    The parties anticipate that the Merger will be accounted for as a purchase for accounting purposes. See "RISK FACTORS AND SPECIAL CONSIDERATIONS--Risks Relating to the Merger--HISTORICAL RESULTS NOT INDICATIVE OF FUTURE RESULTS" and "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS."


EXPENSES

    Each party is obligated to pay its own costs and expenses in connection with the Merger Agreement; provided that if the Merger is not consummated the costs of printing, filing and mailing the Joint Proxy Statement/Prospectus is to be divided equally between the parties.

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
PENDING LEGAL PROCEEDINGS

    Waterside Partners, which became a limited partner of the Partnership in October, 1997 and owns 7,000 Class A Units, filed a derivative action on behalf of the Partnership in the Court of Chancery of the State of Delaware (Civil Action No. 16121-NC) on January 5, 1998, naming the Partnership, the Managing Partner, the five directors of the Managing Partner, Homes and CBCL as defendants.

    The plaintiff alleges that J.W.A. Buyers owns a majority of the shares of Buyco (and by reason thereof is purported to control CBCL, Mauna Loa, and the Managing Partner), owns 19.5% of Homes and is the Chairman of the Board of Homes, CBCL and the Managing Partner; that defendant Kent T. Lucien is a director of both Homes and the Managing Partner, as well as an officer of CBCL, Mauna Loa and the Managing Partner; that the Partnership has farming contracts with CBCL's affiliates; and that the Partnership sells its macadamia nuts to Mauna Loa. The complaint asserts that the Partnership has had consistent and improving operating results over the past few years, but that Homes lost money in 1996 and 1997, may not be able to obtain new credit facilities when its current credit facilities mature, and will likely be required to file bankruptcy proceedings if it is unable to secure new capital. The complaint further alleges that J.W.A. Buyers determined to use the Partnership to salvage his investment in Homes; that the Merger is unfair to the Partnership and serves no legitimate business purpose; and that the Conversion Ratio is not justified by the income of the two parties, their respective balance sheets or their future prospects. The suit finally asserts that J.W.A. Buyers and the remaining directors of the Managing Partner have breached their fiduciary duties to the Partnership, and that Homes has knowingly aided and abetted these alleged breaches of fiduciary duty. The complaint requests that (i) the Court enjoin the Merger; (ii) in the event it is consummated, the Merger be rescinded and set aside; (iii) the defendants account to the Partnership in an unspecified amount for its damages and any profits they may obtain as a result of the Merger; and (iv) the plaintiff be awarded its costs, including experts' and attorneys' fees. Plaintiff has commenced discovery with a request for production of documents.

    The Partnership, the Managing Partner and the directors of the Managing Partner have retained the Delaware office of Skadden, Arps, Slate, Meagher & Flom LLP, and Homes has retained the Delaware firm of Richards, Layton & Finger, to represent them in this litigation. The defendants have filed motions to dismiss the suit upon the grounds, among others, that negotiations were handled on both sides by independent Negotiating Committees; that both sides utilized independent financial advisors; and that neither Buyers nor Buyco nor CBCL nor Mauna Loa nor the Managing Partner nor the directors of the Managing Partner controls the Unitholders and that said Unitholders will be afforded the opportunity to vote upon the question of whether or not they wish the Merger to proceed. However, there can be no assurance that an early disposition of the suit will be achieved and, if not, the parties may be required to expend in the aggregate several hundred thousand dollars defending against any attempts made by plaintiff (i) to obtain a preliminary or permanent injunction against the Merger or, (ii) if the Merger is consummated, to seek its rescission or the recovery of any damages allegedly resulting therefrom.

CREDIT FACILITIES; REFINANCING

    For information concerning credit facilities of the parties, and the anticipated need to extend or refinance certain of Homes' borrowings after the Effective Time, see "RISK FACTORS AND SPECIAL CONSIDERATIONS--Risks Related to the Merger--REFINANCING REQUIRED," "PARTIES TO THE MERGER--Homes--REFINANCING REQUIREMENTS," the Homes Form 10-K/A, the Homes Form 10-Q and the other documents incorporated herein by reference.

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
                    AMENDMENTS TO THE PARTNERSHIP AGREEMENT
                  AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT

INTRODUCTION; REQUIRED VOTE BY UNITHOLDERS

    SET FORTH BELOW IS A SUMMARY OF THE PROPOSED AMENDMENTS TO THE PARTNERSHIP AGREEMENT TO BE VOTED UPON BY UNITHOLDERS AT THE UNITHOLDERS MEETING, AND A DESCRIPTION OF THE PARTNERSHIP AGREEMENT AFTER GIVING EFFECT TO SUCH AMENDMENTS (THE "AMENDED PARTNERSHIP AGREEMENT"). THE FOLLOWING DISCUSSION OF THE AMENDMENTS AND THE RESULTING AMENDED PARTNERSHIP AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX D, WHICH SETS FORTH THE FULL TEXT OF THE AMENDED PARTNERSHIP AGREEMENT, AS PROPOSED TO BE AMENDED, AND ALSO SHOWS THE PORTIONS OF THE EXISTING PARTNERSHIP AGREEMENT THAT WILL BE DELETED OR CHANGED IF ALL OF THE AMENDMENT PROPOSALS ARE APPROVED AT THE UNITHOLDERS MEETING.

    Adoption of all of the Amendment Proposals is a condition to consummation of the Merger. If the Merger Proposal is not approved, the proposed amendments requiring Unitholder approval will not be implemented, even if the Amendment Proposals are approved. Approval of each such Amendment Proposal requires the affirmative vote of a majority of Class A Units outstanding on the Partnership Record Date. See "THE UNITHOLDERS MEETING--Vote Required." If the Amendment Proposals are approved and implemented, the Partnership Agreement will be restated in its entirety as shown in Appendix D hereto.

    The Partnership Agreement permits the Managing Partner to adopt certain types of amendments without Unitholder approval, such as changes in the Partnership's name, amendments making technical corrections, and other amendments described in Section 6.11 of the Partnership Agreement and summarized under "Summary of the Amended Partnership Agreement--AMENDMENT OF AMENDED PARTNERSHIP AGREEMENT." Failure to approve the Amendment Proposals or the Merger Proposal will not preclude the Managing Partner from exercising such authority in the future.

    Amendment of the existing Partnership Agreement is necessary in connection with the Merger because, among other things, the Merger will result in expansion of the Partnership's business activities to encompass those conducted by Homes. Certain of the proposed amendments (such as those pertaining to the permitted purposes of the Partnership) are essential to accomplish the Merger. Other proposed amendments are deemed desirable by the Partnership and Homes. All of the amendments have been approved, and in some cases were proposed, by Homes through its Negotiating Committee and its counsel.

SUMMARY OF PROPOSED AMENDMENTS

    The enclosed proxy card affords Unitholders an opportunity to vote on all Amendment Proposals as a group by marking a single box on line 2(a) of the proxy card. Alternatively, Unitholders may mark lines 2(b) through 2(l) on their proxy cards to cast separate votes on the amendments listed below. HOWEVER, THE MERGER WILL NOT BE CONSUMMATED UNLESS ALL OF THE AMENDMENT PROPOSALS ARE APPROVED. Accordingly, the Managing Partner's Board of Directors recommends Unitholders vote FOR all of the Amendment Proposals by marking the "For" box on line 2(a) of the proxy card. IF ONE OF THE BOXES IS MARKED ON LINE 2(A), ANY VOTE ON LINES 2(B) THROUGH 2(L) WILL BE DISREGARDED.

    As discussed in greater detail below, the proposed amendments will (i) change the name of the Partnership to Hawaii Land & Farming Company, L.P. and expand the types of business in which the Partnership may engage; (ii) replace provisions concerning mandatory quarterly distributions of cash flow with provisions that confer on the Managing Partner discretion to determine the amount and timing of all distributions; (iii) modify fees payable to the Managing Partner such that the Managing Partner's management fee will equal two percent of the Partnership's net income rather than two percent of the Partnership's operating cash flow, and eliminate provisions concerning the Managing Partner's incentive fee; (iv) eliminate requirements that, in connection with issuance of additional Class A Units, general partners make capital contributions sufficient to cause their capital contributions to equal one percent

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
(1%) of total capital contributions made to the Partnership (which change will not affect the Managing Partner's existing one percent (1%) interest in profits, losses and distributions); (v) add provisions concerning mergers involving the Partnership, including provisions pertaining specifically to the Merger; (vi) add and modify various provisions relating to Assignees of record of Class A Units (including persons, such as stockholders of Homes, whose securities are converted into Class A Units in connection with a merger or consolidation), including provisions regarding voting and notice rights, and clarify provisions regarding the admission of limited partners and the vote required for approvals;
(vii) authorize the appointment of officers and hiring of employees for the Partnership and divisions thereof and extend indemnification and other provisions presently applicable to general partners' officers, directors and employees so that they will apply to Partnership officers and employees; (viii) modify provisions regarding related party transactions, including transactions with CBCL or its affiliates, and provisions involving the composition of the Partnership's Conflicts Committee, to express more clearly requirements regarding oversight of related party transactions; (ix) modify various provisions relating to the dissolution, continuation and liquidation of the Partnership to make it easier for Unitholders to elect to continue the Partnership following an event of dissolution and to conform certain provisions to current law; (x) add and modify various provisions relating to the Partnership's tax allocations and elections and the maintenance of capital accounts to conform to current law and clarify the Managing Partner's authority with respect thereto; and (xi) make various clarifying, conforming and clerical changes and eliminate various provisions dealing with rights or obligations that have been performed, expired, or otherwise are no longer pertinent to the Partnership's affairs, including all provisions concerning Class B Units in the Partnership (inasmuch as all outstanding Class B Units were cancelled in 1997) and provisions concerning the Partnership's special general partner (which in December 1997 transferred all of its interests as a general partner to the Managing Partner, and withdrew as a special general partner).

    Because of the complexity of the existing Partnership Agreement and the interrelationship of many of its provisions, a single conceptual change may require amendment to numerous provisions. Conversely, a single partnership provision may be affected by numerous proposed amendments. While the sections affected by the proposed amendments are identified, it is in many cases impractical to describe with specificity the exact language to be changed. The following descriptions of the proposed amendments must therefore be read in conjunction with and are qualified in their entirety by reference to Appendix D.

    AMENDMENTS RELATING TO CHANGE IN PARTNERSHIP NAME AND PURPOSE. These amendments involve the anticipated expansion of the Partnership's activities. Amendments to Section 2.2 would change the Partnership's name to Hawaii Land & Farming Company, L.P., a name selected so as to better reflect the expanded scope of the Partnership's activities following the Merger. Since "Mauna Loa" would no longer be included in the Partnership's name, former Section 2.8 has been deleted. That section constituted the grant of a license to the Partnership by Mauna Loa of the right to use the Mauna Loa-Registered Trademark- name.

    Section 2.3 of the existing Partnership Agreement essentially provides that the Partnership's business shall be limited to the ownership, operation, development and disposition of macadamia nut orchard properties and activities incidental thereto. Section 2.3 of the Amended Partnership Agreement permits the Partnership to engage in any activity permissible for a Delaware limited partnership, specifically including the macadamia nut operations authorized by the present Partnership Agreement, the activities of Homes (including home development and other activities involving the acquisition, ownership, development, improvement, leasing and sale of real property and improvements thereto), the ownership of interests in other entities, and anything incidental to the foregoing. However, the amendments to Section 2.3 limit this broad grant of authority by prohibiting the Partnership, without approval of a Majority Interest, from engaging in any activity that in the opinion of counsel or other tax advisor to the Partnership would likely disqualify the Partnership from qualifying as an Electing 1987 Partnership under Section 7704(g) of the Code. The purpose of the latter provision is to preclude the Partnership from engaging in business that would likely disqualify it from receiving partnership tax treatment, unless that change has been approved by a Majority Interest. A related amendment to Section 8.3 prohibits the

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
Managing Partner from revoking the Partnership's Section 7704(g) election without approval of a Majority Interest. Except as described above, or pursuant to any applicable provisions of the Partnership Agreement requiring approval of a Majority Interest in connection with mergers and certain other transactions (see "Summary of Amended Partnership Agreement--PURPOSES, BUSINESS AND MANAGEMENT"), the Managing Partner would not be required to provide prior notice to or obtain approval of Unitholders before undertaking additional activities. Any decision to undertake additional activities would be based on the business judgment of the Managing Partners' Board of Directors after obtaining any necessary opinion of counsel or other tax adviser.

    In connection with the amendments to Section 2.3, Section 7.8 (Sale of Additional Securities) is amended to clarify that the additional properties that may be acquired by the Partnership are not limited to macadamia orchard properties. Section 3.5(B) is similarly clarified as to the permissible businesses that persons other than the Managing Partner may engage in notwithstanding their relationship to the Partnership. Section 10.6 of the existing Partnership Agreement, relating to segregated accounts, is unnecessary, because such accounts were established in connection with the rights of the Class B Unitholders and the Class B Units have been surrendered. Section 10.6 is amended by replacing the existing language with a provision that the Partnership shall establish and maintain such accounts as may be necessary to determine properly the Partnership's revenue, expense, income and loss from its farming activities and the amounts of farming fees payable pursuant to farming contracts to which the Partnership is a party. Maintenance of such accounts will be necessary after the Merger because the farming fees are to be computed only with respect to the Partnership's farming activities. See "RELATIONSHIPS WITH C. BREWER AND COMPANY, LIMITED--Relationships Between the Partnership and CBCL--FARMING CONTRACTS".


    AMENDMENTS RELATING TO CHANGES TO DISTRIBUTION PROVISIONS. These amendments eliminate present requirements that all of the Partnership's net cash flow (as defined in the existing Partnership Agreement) be distributed quarterly, and grant the Managing Partner discretion to determine the amount and timing of all distributions. Section 9.1(A) of the existing Partnership Agreement provides that an amount equal to the Partnership's net cash flow for each quarter of the year, less any incentive fee, be distributed to partners and Assignees. Net cash flow is defined to mean operating cash flow less the sum of farming and management fees. Operating cash flow means gross revenues less gross expenses, plus payments under a 1989 cash flow warranty agreement or any similar cash flow, warranty or stabilization payments. Gross revenues generally constitutes all receipts of the Partnership other than loan proceeds, certain insurance recoveries, other receipts representing recoveries for lost or destroyed assets, proceeds of certain capital transactions and capital contributions to the Partnership. Gross expenses generally includes reserves established by the Managing Partner for potential expenditures or to effect a leveling of Partnership distributions, and all Partnership expenditures, other than principal payments on short-term debt, certain capital expenditures, expenditures made in connection with certain capital transactions, certain depreciation or amortization, farming fees, management fees, incentive fees, and certain other expenditures.


    Section 9.1(A) of the Amended Partnership Agreement grants the Managing Partner discretion to determine the timing and amount, if any, to be distributed to partners and Assignees after taking into account the anticipated cash needs and financial condition of the Partnership, estimated tax liabilities of partners and Assignees with respect to their shares of Partnership income, and the maintenance of such reserves as the Managing Partner deems appropriate for potential expenditures and partnership obligations or to effect a leveling of partnership distributions. Although Section 9.1(A) requires the Managing Partner to take into account estimated tax liabilities of Unitholders with respect to their share of Partnership income, it does not require that distributions be made in amounts sufficient to equal all or any part of such estimated tax liabilities. As a result, it is possible following adoption of the proposed amendments that the Managing Partner would not authorize distributions sufficient to cover tax liabilities incurred by partners or Assignees as the result of their ownership of Class A Units. For information concerning a tentative distribution policy adopted by the Managing Partner's Board of Directors, see

"RISK FACTORS AND SPECIAL CONSIDERATIONS--Risks Related to the Merger--CHANGES TO PARTNERSHIP DISTRIBUTION POLICY."

    The Amended Partnership Agreement eliminates definitions of net cash flow and related terms since computation of those amounts would no longer be required under Section 9.1 or by other provisions of the Amended Partnership Agreement.
Section 9.1(C), relating to cash flow deficits prior to 1991, is deleted as obsolete.


    Section 9.2 is amended to make clear that distributions of property or cash are to be made in accordance with the partners' and Assignees' allocable shares, based on the amount of cash (if any) plus the fair market value of the property distributed to them in such distribution. "Allocable share" as to the Managing Partner (and to all general partners as a group at such time as there is more than one general partner) is 1% and as to a holder of Class A Units is 99% multiplied by the number of Class A Units owned by such holder and divided by the total number of Class A Units.


    AMENDMENTS RELATING TO CHANGES TO MANAGEMENT AND INCENTIVE FEES. These amendments modify provisions that determine fees paid to the Managing Partner. The Partnership Agreement presently provides for the payment to the Managing Partner of a management fee and an incentive fee. The Amended Partnership Agreement eliminates the incentive fee and changes the basis for calculating the management fee. The Amended Partnership Agreement deletes Section 4.2 of the existing Partnership Agreement, which provides that the Managing Partner is to receive an annual incentive fee equal to one-half of one percent of the aggregate fair market value of all Depositary Units for the preceding calendar year, provided that the Partnership's net cash flow for the preceding year exceeded specified amounts. A conforming change is made to Section 4.3. Since 1986, the only incentive fee paid was $207,000 in 1988.

    Section 4.1 of the existing Partnership Agreement provides that the Managing Partner will also receive an annual management fee equal to two percent of operating cash flow for the immediately preceding year. The existing Partnership Agreement defines operating cash flow as described above under "AMENDMENTS RELATING TO CHANGES TO DISTRIBUTION PROVISIONS". Section 4.1 of the Amended Partnership Agreement provides for a management fee equal to two percent of the Partnership's net income, which is defined in the Amended Partnership Agreement to mean the net income of the Partnership from all sources determined in accordance with generally accepted accounting principles consistently applied, but calculated without regard to the management fee. The old formula (2% of operating cash flow) will remain effective from January 1, 1998 until the Effective Time of the Merger. The new formula (2% of net income) will become effective as of the Effective Time of the Merger for periods thereafter.

    The Partnership's operating cash flow over the years has almost always exceeded its net income, and has been relatively steady. Operating cash flow for Homes is far more volatile and unpredictable. If the Merger were to occur and the formula for calculating the management fee were not to be changed, it is possible that the Partnership's operating cash flow would produce a large management fee in some years and no fee at all in other years. This is due in part to the fact that accounting treatment for businesses engaged in the sale and development of land and homes differs from that used in many other enterprises. For example, interest payments are capitalized, thus resulting in a depletion of cash but no deduction in calculating net income; construction of infrastructure causes depletion of cash but is not an expense in calculating net income until land is sold; and sales of real estate can result in a positive operating cash flow, but not necessarily net income, in part because certain capitalized expenses and basis are deducted at the time real estate is sold.

    The management fee based on 2% of net income probably would be lower in most years than a fee based upon 2% of operating cash flow, because net income is usually a lower figure than operating cash flow. This is illustrated in the table below. However, total management fees may well be higher after the Merger, because the management fee formula will be applied to the net income of the Combined Company, which will include the business operations now conducted by Homes.

    The following table shows (1) management fees that were actually paid by the Partnership under the operating cash flow formula and (2) management fees that would have been paid by the Partnership under the net income formula for the years 1993-1997:

YEAR                                    RATE      OPERATING CASH FLOW  NET INCOME    MANAGEMENT FEE
-----------------------------------     -----     -------------------  -----------  -----------------
                                         (%)            (000's)          (000's)         (000's)
1993...............................         2.0        $   5,367(1)                     $     107
                                            2.0                         $   1,512              30
1994...............................         2.0            3,379(2)                            69
                                            2.0                               486              10
1995...............................         2.0            2,796                               56(3)
                                            2.0                             1,195              24
1996...............................         2.0            4,880                               98
                                            2.0                             3,033              61
1997...............................         2.0            3,549                               71
                                            2.0                             1,767              35

------------------------

(1) Operating cash flow in 1993 included a cash flow warranty payment of $1,589,000.

(2) Operating cash flow in 1994 included a cash flow warranty payment of $2,190,000.

(3) No management fee was paid in 1995 because a cash flow warranty agreement related to orchards acquired in 1989 provided that no management fee or farming fees would be paid if 1995 cash flow from those orchards fell short of certain levels.

    Both the existing Partnership Agreement and the Amended Partnership Agreement provide that the Managing Partner will be reimbursed for all expenses incurred in the conduct of Partnership business. Under both the existing Partnership Agreement and the Amended Partnership Agreement, the Managing Partner is also entitled to receive additional amounts equal to Hawaii general excise tax imposed on the Managing Partner with respect to the management fee.

    The Conflicts Committee of the Partnership and the Homes Negotiating Committee (in connection with its approval of the Amended Partnership Agreement) have reviewed and approved the proposed change to the management fee and the elimination of the incentive fee.

    AMENDMENTS RELATING TO LIMITATION OF ADDITIONAL CAPITAL CONTRIBUTIONS BY GENERAL PARTNERS. These amendments eliminate requirements that general partners make certain capital contributions. Section 7.2 of the existing Partnership Agreement requires that whenever additional capital contributions are made to the Partnership, the general partners (including the Managing Partner) contribute sufficient additional capital so that their aggregate contributions will continue to equal one percent of total capital contributions. Section 7.2 of the Amended Partnership Agreement eliminates this requirement, and states specifically that no such additional contributions will be required. Section 15.7, which requires the general partners upon dissolution and termination of the Partnership to contribute to the Partnership any deficit balances in their general partner capital accounts is not amended or affected by the amendment to
Section 7.2. Section 7.2 of the Amended Partnership Agreement also states that the allocable share of a general partner will not be reduced by reason of capital contributions received from other persons. As a result of these changes, the Managing Partner will not be required to make additional capital contributions in connection with the Merger or in connection with any other Partnership transaction involving additional capital contributions or issuance of additional Class A Units. Nonetheless, distributions upon termination of the Partnership will be made in proportion to capital accounts. Following the Merger, the Managing Partner's capital contribution will be less than 1% percent of total contributions, but the Managing Partner's aggregate share in profits and losses will remain at 1% percent. Since upon the issuance of additional Class A Units in connection with the Merger the Managing Partner's interest in Partnership capital will be reduced below 1%, the definition of "Prescribed Asset Value," which in the existing Partnership Agreement assumes a continued 1% Managing Partner capital interest, is revised accordingly. The Managing Partner does not believe the change in capital contribution requirements from the general partners will have a significant adverse affect on the Partnership's capital resources. The Partnership had $5,213,000 of working capital as of December 31, 1997. If Section 7.2 were not amended, and if the Managing Partner were required to make an additional capital contribution in connection with consummation of the Merger, it would be required to contribute approximately $225,000 (calculated, for purposes of illustration, by multiplying 5,557,220 additional Class A Units by an assumed market price of $4.00 and dividing the product by
99).

    AMENDMENTS RELATING TO PARTNERSHIP MERGERS. These amendments add additional provisions concerning mergers and consolidations involving the Partnership. The existing Partnership Agreement requires approval of a Majority Interest in connection with any merger or consolidation involving the Partnership, but does not otherwise address mergers or consolidations. The approval by Unitholders of the Homes Merger will be governed by the provisions of the existing Partnership Agreement. See "THE UNITHOLDERS MEETING--Vote Required" and "AMENDMENTS RELATING TO CLARIFYING, CONFORMING AND CLERICAL CHANGES AND DELETION OF OBSOLETE PROVISIONS" below.


    Existing Section 2.7, which deals with the initial limited partner of the Partnership, is obsolete. Revised Section 2.7 of the Amended Partnership Agreement replaces the existing provision with provisions that address mergers and consolidations generally, and the Homes Merger specifically. Section 2.7(A) of the Amended Partnership Agreement refers expressly to Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware RULPA"), which authorizes a limited partnership to merge or consolidate with other entities. It also refers to Section 17-211(g) of the Delaware RULPA, which provides that if such section is referred to expressly in a partnership agreement, an agreement of merger or consolidation may effect amendments to the partnership agreement of a constituent partnership or effect the adoption of a new partnership agreement that will be the surviving limited partnership in a merger or consolidation, and permits such amendments or adoption of a new partnership agreement to be made effective at the effective time of the merger or consolidation. Section 2.7(A) further provides that the Managing Partner may amend or terminate an agreement of merger or consolidation pursuant to provisions for such amendment or termination contained in the merger or consolidation agreement. The section also states that approval of an agreement of merger or consolidation by the requisite vote of the Unitholders will confer on the Managing Partner authority to take all actions necessary to consummate that transaction, including the issuance of Partnership units or other consideration to be delivered by the Partnership in accordance with the merger or consolidation agreement. Section 2.7(A) provides that if Class A Units are issued in any such merger or consolidation to the holders of securities of other entities, unless otherwise provided in the agreement of merger or consolidation: the assets of other constituent parties vested in the Partnership upon consummation of the transaction will constitute contributed property; the capital account associated with each Class A Unit issued with respect to the securities of the other entity is to reflect a proportionate amount of such contributed property's net agreed value; each person to whom such Class A Units are to be issued shall with respect to such Class A Units be deemed an Assignee automatically as of the effective time of the merger or consolidation and upon compliance by such person with the procedures set forth in the agreement of merger or consolidation (including submission of a properly completed and executed Transfer Application) or as may reasonably be established by the Managing Partner, shall be admitted automatically to the Partnership as a limited partner as of the date of such submission without further action of any person. Section 2.7(A) further provides that such person by submitting a Transfer Application shall be deemed to (i) have authorized the Managing Partner to execute the Amended Partnership Agreement on its behalf, (ii) agreed to be bound by the provisions of the Amended Partnership Agreement and (iii) have granted the Managing Partner the authority (including the power of attorney) set forth in Article 16 of the Amended Partnership Agreement. Section 2.7(A) also gives the Managing Partner the authority, subject to the requirements of the Code and the Treasury Regulations, to determine the federal income tax treatment of any merger or consolidation.

    Section 2.7(B) contains provisions specific to the Homes Merger. Section 2.7(B)(2) states that the Homes Merger is to be treated for federal income tax purposes as a contribution by Homes of its assets and liabilities and an assumption by the Partnership thereof in exchange for Class A Units to be issued in exchange for the Homes Common Stock, followed by a distribution by Homes of such Class A Units to the holders of Homes Common Stock in complete liquidation of Homes and a cash distribution by the Partnership in redemption of fractional Units. Section 2.7(B)(2) further provides that for federal income tax purposes, any cash paid to Homes stockholders who perfect their appraisal rights in connection with the Merger under Section 262 of the DGCL will be treated as the redemption by Homes of such stockholders' Homes Common Stock and the payment by the Partnership of Homes' liability resulting from such redemption. Section 2.7(B)(3) provides that the assets received by the Partnership in the Homes Merger will be deemed a capital contribution made in exchange for such Class A Units, that the net agreed value of such capital contribution shall be credited to the capital accounts established in connection with the Units so issued and that the Homes stockholders who receive such Class A Units pursuant to the Merger will succeed to such capital accounts. Section 2.7(B)(4) provides that the Agreed Value of the property acquired in the Homes Merger is to equal 66.7% of the Unit Price as of the Effective Time multiplied by the number of shares of Homes Common Stock outstanding immediately prior to the Effective Time, plus the amount of any liabilities assumed (or taken subject to) by the Partnership upon the Merger. Liabilities of Homes that are assumed by the Partnership, or to which Homes property is subject, will be subtracted from Agreed Value to determine Net Agreed Value, which will be utilized to establish capital accounts for stockholders of Homes who receive Class A Units upon consummation of the Merger. Section 2.7(B)(5) constitutes a ratification of the Merger Agreement and specific authorization for the Managing Partner to consummate the transactions contemplated by the Merger Agreement, including authority to execute and deliver for the Partnership, and to the extent necessary or appropriate its partners, appropriate documents and instruments, and authority to issue Class A Units, make cash payments in lieu of fractional Class A Units, accomplish admission to the Partnership of former stockholders of Homes, and otherwise take such action as the Managing Partner deems necessary or appropriate to effectuate the Merger and perform the Partnership's obligations under the Merger Agreement.

    AMENDMENTS RELATING TO ASSIGNEES, VOTING AND ADMISSION OF LIMITED PARTNERS. These amendments involve the definition, status and rights of Assignees and admission of limited partners.

    The provisions in the existing Partnership Agreement regarding the rights of limited partners and Assignees are in some respects ambiguous. Further, the public trading of Class A Units can create difficulties in determining the persons who are entitled to notice, voting and other rights with respect to the Partnership at a particular point in time. The existing Partnership Agreement provides that "Assignees" are persons to whom Class A Units have been transferred in accordance with Article 12 of the Partnership Agreement, and who have not yet become substituted limited partners. These amendments clarify the existing definition by referring to a transfer of Class A Units "of record." The amendments also expand the definition of "Assignee" to address the Merger and similar transactions. The definition of "Assignees" in the existing Partnership Agreement is expanded to include a person to whom one or more Class A Units are issued pursuant to a merger or consolidation, but who has not yet submitted the Transfer Application and complied with other securities exchange procedures necessary for such person to become a limited partner of the Partnership, and to include specifically a record holder of Homes Common Stock at the Effective Time whose Homes Common Stock is converted into Class A Units pursuant to the Merger and who has not, with respect to such Class A Units, become a limited partner. The existing Partnership Agreement is also amended to add a new provision (Section 5.5) which clarifies that an Assignee of record is entitled to an interest in the Partnership equivalent to that of a limited partner with respect to the rights to (i) share in profits and losses of the Partnership, (ii) receive distributions, including liquidating distributions, from the Partnership, and (iii) receive from the Partnership allocations of income, gain, loss, deduction, or credit or similar items, and has the right to vote on Partnership matters to the same extent as does a limited partner, but is otherwise subject to the limitations under the Delaware RULPA on the rights of an assignee who has not become a limited partner. Conforming changes are made to Sections 12.4(B) and 13.1(A) by deleting existing language that is superseded by new Section 5.5. "Unitholder" is added as a defined term in the Amended Partnership Agreement, to refer to a person who as of a particular record date is a limited partner or Assignee of record as to one or more Class A Units. The definition of "Record Date" is modified to refer to the identification of Unitholders (whether limited partners or Assignees). The definition of "Record Holder" is modified to encompass persons to whom Depositary Units have been assigned of record. The definition of "Limited Partner" is clarified to provide that a person ceases to be a limited partner with respect to any Class A Units transferred by such person in accordance with the Amended Partnership Agreement. Sections 11.1 (Issuance of Certificates), 11.2 (Lost, Stolen or Destroyed Certificates), 11.3 (Maintenance of Transfer Records) and 11.5 (Withdrawal of Certificates) are clarified for consistency and to conform to present practice. Section 13.2 is clarified to provide that the admission of additional limited partners in connection with a merger or consolidation shall be governed by the applicable provisions of Section 2.7.

    Consistent with Section 5.1, Section 7.4 is clarified to provide that Unitholders are not required to make any additional capital contributions. Sections 10.2(A) is clarified, consistent with present practice, to provide that each person who was a Unitholder on the last day of any month during the Partnership's year is to receive the tax information described in that section.
Section 10.1(B) of the existing Partnership Agreement is modified to provide that Assignees of record, as well as limited partners, are to receive annual financial statements.

    The existing Partnership Agreement is ambiguous with respect to the voting rights of Assignees and determination of the requisite vote required for approvals. See "THE UNITHOLDERS MEETING-- Vote Required". The definition of "Majority Interest" is clarified in the Amended Partnership Agreement to refer to Unitholders holding more than fifty percent (50%) of the Class A Units as of the applicable record date. Sections 6.1, 6.2, 6.3 and 6.6, relating to meetings of the limited partners, and Section 6.8, relating to action without a meeting, are amended to provide that Unitholders (which include Assignees of record) are entitled to notice of, to vote at, participate in and be counted in a quorum with respect to meetings of the limited partners. However, under Section 6.1, only limited partners are entitled to call such meetings. Conforming changes are made to Sections 3.7(C), 6.9, 12.2(A), 14.2 and 17.1, to replace references to a vote or consent of or notice to the partners or the limited partners, with corresponding references to Unitholders or to add references to Assignees. Sections 6.11 and 6.12(A) are clarified to treat Assignees in the same manner as limited partners with respect to amendments of the Partnership that would have a material adverse effect on them.


    AMENDMENTS RELATING TO OFFICERS AND EMPLOYEES OF THE
PARTNERSHIP. Historically, the Partnership's affairs have been conducted by employees and officers of the Managing Partner. That will change if the Merger occurs. Accordingly, these amendments reflect the expectation that after the Merger the Partnership will itself have employees, will conduct Homes' activities as a division of the Partnership, and will create divisional offices and titles. Section 3.6(A) is added to authorize the Managing Partner to appoint officers of the Partnership or divisions thereof and assign titles (including, without limitation, president, vice president, secretary, and treasurer) to any such person, which person may but shall not be required to be an employee of the Partnership. Each such officer will have the duties delegated by the Managing Partner and is included within the definition of related persons of the Partnership. A conforming and clarifying change is made to Section 5.2(A).
Section 3.3 of the existing Partnership Agreement permits the Managing Partner to establish and maintain retirement, incentive, benefit and other plans for its directors, officers and employees and employees of the Partnership. Section 3.3 is amended to extend this authority to the Partnership and permit such plans to cover Partnership officers. Sections 3.7 and 3.8(C) are revised to extend the present indemnification and income ownership provisions relating to the directors, officers and employees of a general partner to the officers and employees of the Partnership. Section 3.7(D) is revised to authorize the Managing Partner and the Partnership to purchase and maintain insurance on behalf of the directors, officers and employees of a general partner or the officers and employees of the Partnership. A corresponding change is made to
Section 14.8. Section 3.10 is amended to authorize the Managing

Partner to grant powers of attorney to officers or employees of the Partnership to execute conveyance documents on behalf of the Partnership. Section 3.1 is amended to state expressly the authority of the Managing Partner to hire and discharge employees of the Partnership.

    AMENDMENTS RELATING TO AGREEMENTS AND TRANSACTIONS WITH A GENERAL PARTNER OR RELATED PERSON. These amendments are proposed to express more clearly requirements regarding oversight of transactions between the Partnership and a general partner or related person, including transactions involving CBCL or its affiliates, by clarifying that transactions with CBCL and its affiliates are to be at arms-length and by modifying the provisions governing the composition of the Partnership's Conflicts Committee.

    Section 3.9(A) of the existing Partnership Agreement permits the Partnership to purchase goods and services from subsidiaries of CBCL or its subsidiaries only so long as and to the extent that, as determined by the Managing Partner, such purchases can be made on a basis at least as favorable as may be obtained from unrelated third parties for comparable goods and services. This section is amended to make clear that this limitation applies to transactions with CBCL and affiliates, as well as to CBCL's subsidiaries.

    Section 3.9(B) of the existing Partnership Agreement provides that the Conflicts Committee shall be composed of individuals who are not officers, directors, employees or shareholders of the general partners or any affiliate of the general partners; provided that one initial member of the Conflicts Committee may be a director of a subsidiary of CBCL. The proviso regarding the one initial member of the Conflicts Committee is deleted and the section is clarified to provide that the Conflicts Committee shall be composed of directors of the Managing Partner who are not (i) employees of a general partner or the Partnership, (ii) shareholders of the Managing Partner or (iii) officers, directors, employees or shareholders of any affiliate of a general partner; provided that ownership of Class A Units shall not preclude an individual from being a member of the Conflicts Committee. As revised, Section 3.9(B)(1) also provides explicitly that approval of an agreement, act, matter or transaction by the Conflicts Committee requires the affirmative vote in good faith by a majority of the directors who are members of the Conflicts Committee and who are not interested in the agreement, act, matter or transaction other than by virtue of their ownership of Class A Units or other securities of the Partnership.
Section 3.9(C) is clarified to provide that the submission or failure to submit an agreement, act, matter or transaction to a vote under Section 3.9(B)(1) or
Section 3.9(B)(2) shall not create any presumption or inference or otherwise be considered evidence that the agreement, act, matter or transaction was not fair and reasonable to and in the best interests of the Partnership.

    AMENDMENTS RELATING TO DISSOLUTION AND CONTINUATION OF THE
PARTNERSHIP. These amendments will make it easier for the Unitholders to elect to avoid dissolution of the Partnership or to continue the Partnership following an event of dissolution. The amendments also modify provisions regarding payment of Partnership liabilities in connection with the liquidation of the Partnership to reflect current law.

    Section 15.1(A) of the existing Partnership Agreement provides that the Partnership will be dissolved if a general partner ceases to be a general partner (other than by removal) unless (1) at the time there is at least one other general partner or (2) all partners agree in writing to continue the business of the partnership and to admit one or more general partners. Clause
(2) of that section is modified to provide that the Partnership will not be dissolved if a Majority Interest agree in writing or by affirmative vote to continue the business of the Partnership and to admit one or more general partners effective as of the date that the general partner ceases to be a general partner.

    Section 14.10 of the existing Partnership Agreement presently provides that an election to continue the Partnership may be effected upon written consent of a Majority Interest. Section 14.10 is revised to provide that an election to continue the Partnership may be effected upon written consent or by the affirmative vote of a Majority Interest. Section 14.10 is also clarified to provide that if the election to continue is made and a new managing general partner selected, the Partnership will continue without dissolution, otherwise, the Partnership shall be dissolved.

    The provisions of Section 15.4, specifying the priority of the payment of the liabilities of the Partnership in liquidation, have been modified to conform to the applicable provisions of the Delaware RULPA as currently in force.

    AMENDMENTS RELATING TO TAX AND CAPITAL ACCOUNT MATTERS. These amendments make various changes to tax allocation and capital account maintenance provisions of the existing Partnership Agreement, to conform those provisions to current law and clarify the application of the partnership allocation rules of the Code, to reflect the other amendments being proposed to be made to the Partnership Agreement, and to clarify the authority of the Managing Partner with respect to the selection of tax accounting conventions and methods, the making of elections and the filing of returns. These amendments are technical in nature and are not intended to effect a substantive change to the Unitholders' capital interests in the Partnership or their rights to Partnership distributions.

    In 1997, the IRS adopted new regulations governing the effect of the constructive tax termination of a partnership under Section 708(b)(1)(B) as a result of the sale or exchange of 50 percent or more of the interests in partnership income and capital within a 12 month period. Under the former regulations, the constructively terminated partnership was treated as distributing all of its assets and liabilities to its partners in liquidation, followed immediately thereafter by those partners contributing the assets and liabilities to a new partnership. Under the new regulations, the sequence is reversed, with the constructively terminated partnership being treated as contributing all of its assets and liabilities to a new partnership in exchange for interests in the new partnership, then distributing to its partners in liquidation the interests in the new partnership. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS-- Constructive Termination of Partnership." Sections 7.10(C), 7.10(E) and 8.2(F) are amended to reflect the new regulations. Section 8.3(A) is amended to provide that if there is or is anticipated to be a constructive tax termination of the Partnership, the Managing Partner may enter into agreements with the IRS to simplify the tax return filing requirements of the Partnership, provided that such agreements are not anticipated to have a material adverse effect on the Partnership or the Unitholders.

    Consistent with the requirements of the capital account maintenance rules under Section 704(b) of the Code, the properties of the Partnership are under certain circumstances, such as in connection with the Merger, required to be revalued on the books of the Partnership to fair market value and the capital accounts of the Managing Partner and the Unitholders adjusted to reflect their allocable shares of increases or, if applicable, decreases in value in the Partnership's assets relative to the values reflected on the books of the Partnership at the time of the revaluation. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Allocation of Partnership Income, Gain, Loss and Deduction--THE AMENDED PARTNERSHIP AGREEMENT." These adjustments are only for capital account accounting purposes as required by IRS regulations regarding partnership allocations and do not affect the Partnership's GAAP financial statements.

    Section 7.10(D) of the existing Partnership Agreement addresses capital account adjustments to be made in connection with the conversion of Class B Units to Class A Units and the issuance of additional Class A Units to Mauna Loa. These provisions are obsolete. See "AMENDMENTS RELATING TO CLARIFYING, CONFORMING AND CLERICAL CHANGES AND DELETION OF OUTDATED PROVISIONS". Section 7.10(D) is revised to provide that the capital accounts of the Partners and Assignees and the carrying values of all partnership properties shall be adjusted immediately prior to the issuance of additional Class A Units pursuant to Section 2.7 or 7.8, or at such time as the Managing Partner determines it to be necessary in connection with the issuance of Class A Units pursuant to the exercise of options granted in connection with a compensation plan under Section
3.3. The definitions of "Agreed Value", "Contributed Property", "Issue Price" and "Prescribed Asset Value" are amended consistent with these changes and other proposed amendments to the Partnership Agreement.

    Section 8.2(B) of the existing Partnership Agreement is revised to clarify that allocations attributable to contributed and adjusted properties are to be made in accordance with (or in a manner consistent with)

Section 704(c) of the Code and the treasury regulations thereunder. Section 8.2(F) is clarified to provide that the Managing Partner has the authority to utilize such methods as it deems appropriate in making allocations under Section 8.2.

    A "minimum gain chargeback" provision has been added as Sections 8.1(E) and 8.2(G)(2) to permit the Partnership to comply with certain requirements of
Section 704(b) of the Code in the event that the Partnership incurs non-recourse debt.


    Section 8.3 has been clarified to give the Managing Partner specific authority to cause the Partnership to enter into such agreements with the IRS as will simplify the tax return filing requirements of the Partnership, provided that such agreements are not anticipated to have a material adverse effect on the Partnership or the Unitholders. Section 8.3 has also been revised to prohibit the revocation of the Partnership's election to be an "Electing 1987 Partnership" within the meaning of Section 7704(g) of the Code without the approval of the Managing Partner and a Majority Interest and to give the Managing Partner the specific authority to make a similar election, on a protective basis if appropriate, for the reconstituted partnership upon any termination of the Partnership pursuant to Section 708 of the Code. Section 8.3 is also amended by deleting obsolete provisions regarding the Partnership's original Section 754 election, and election to deduct expenses incurred in organizing the Partnership. Section 8.3(B), which provides for a mandatory election to be governed by Section 732(d) of the Code, is also deleted as unnecessary. The definition of "Code" is updated to refer to the Internal Revenue Code of 1986 and "Treasury Regulations" is added as a defined term.


    AMENDMENTS RELATING TO CLARIFYING, CONFORMING AND CLERICAL CHANGES AND DELETION OF OBSOLETE PROVISIONS. These amendments make various clarifying, conforming and clerical changes and eliminate various provisions dealing with rights or obligations that have been performed, expired, or otherwise are no longer pertinent to the Partnership's affairs, including all provisions concerning Class B Units in the Partnership (inasmuch as all outstanding Class B Units were cancelled in 1997) and provisions concerning the Partnership's special general partner (which in December 1997 transferred all of its interests as a general partner to the Managing Partner, and withdrew as a special general partner).


    Under Sections 6.9(A)(8) and 7.8, the Managing Partner is not permitted to issue securities which are senior to the Class A Units with respect to distributions, allocations of profit and loss, liquidation or voting rights or which are convertible into or exchangeable for, or having optional rights to purchase, any securities having any such seniority, without the affirmative vote of a Majority Interest in the Partnership. A promissory note issued by the Partnership in connection with the borrowing of money by the Partnership may under certain circumstances and for certain purposes be considered a "security." The Managing Partner does not believe that the limitations in Sections 6.9(A)(8) and 7.8 were intended to restrict the Partnership's ability to borrow money without the approval of a Majority Interest, particularly in light of existing
Section 3.12, which gives the Managing Partner sole authority over whether to incur secured or unsecured debt or execute loan documents. Accordingly, Section 7.6, relating to creditors' interests in the Partnership, is clarified to provide that, for purposes of Sections 6.9(A)(8) and 7.8, a debt instrument or security of the Partnership, whether or not secured, that has no voting rights and is not convertible into or exchangeable for, and has no optional rights to purchase an interest in the Partnership, shall not be considered a security or class of securities senior to the Class A Units with respect to distributions, allocations of profit and loss, liquidation or voting rights. In other words, consistent with existing authority under Section 3.12 and present practice, the additional language clarifies the Managing Partner's right to cause the Partnership to borrow money without Unitholder approval.


    Section 7.8 is clarified by stating expressly that the section does not permit the issuance of securities of the Partnership without the approval by a Majority Interest if such approval is required by Sections 2.7, 3.3, 6.9(A)(3) or 6.9(A)(9); and that the restrictions on issuance of securities set forth in that section shall not apply to the issuance of securities pursuant to any plan or agreement that has been approved by a Majority Interest pursuant to or as contemplated by Sections 2.7, 3.3, 6.9(A)(3) or 6.9(A)(9).

    The Amended Partnership Agreement eliminates the defined term "Return of Capital," inasmuch as the term is no longer relevant under the Delaware RULPA (which formerly required under certain circumstances that distributions constituting a "Return of Capital" be repaid). Conforming changes are made to Sections 5.1, 5.4, 9.1(E), 15.5 and 15.6. Section 5.1 is amended to provide that limited partners and Assignees are not liable for any distribution made to them, except as provided by Delaware law. See "Summary of the Amended Partnership Agreement--LIMITED LIABILITY."

    Section 12.3, which presently permits Mauna Loa and its affiliates to transfer Class A Units among themselves, is amended to refer to HLF instead of Mauna Loa. (HLF is an affiliate of Mauna Loa.) Clarifying and clerical amendments are made regarding departing and successor general partners. Section
14.4 is clarified with respect to the date that a successor managing general partner will be admitted to the Partnership. Section 14.11(B) is amended to correct an erroneous cross-reference. Section 14.11(C) is clarified to provide that the designation of a third appraiser to value the interest of a departing partner is to be made by the appraisers designated by the departing partner and by the Partnership if no successor to the departing partner has been appointed.
Section 17.1 is amended to provide for the giving of notices by facsimile transmission.

    Provisions relating to the formation of the Partnership and initial public offering of Class A Units in 1986 (Sections 3.5, 3.9(D), 4.4, 7.1, 7.3, 8.2(F)(3), 12.4(D) of the existing Partnership Agreement) and the issuance of additional Class A Units in 1989 have been deleted or conformed, as have provisions in Sections 3.12(D), 7.2(C), 7.8, 7.14, 14.2(A) and 14.2(B) relating to time periods that have since expired. Under the existing Partnership Agreement, Class B Units were issued to affiliates of CBCL in connection with the transfer to the Partnership of certain orchard properties. The Class B Units were contingent obligations, which were convertible into Class A Units when certain cumulative distribution amounts were achieved. The existing Partnership Agreement also permits Class B Units to share in Partnership profits, losses and distributions arising from certain extraordinary dispositions of assets (referred to in the existing Partnership Agreement as "Capital Transactions"). In November 1997, the Partnership and the two holders of the Class B Units agreed to cancel all such Units in return for nominal payments ($10.00 to Mauna Loa for cancellation of 999,646 Class B Units and $5.00 to Mauna Loa Orchards, L.P. for cancellation of 500,000 Class B Units). Since all Class B Units have been cancelled, the Amended Partnership Agreement eliminates provisions concerning Class B Units and conversion thereof, related provisions concerning allocations and distributions to Class B Units, and provisions concerning Capital Transactions and the maintenance of Deferred Accounts. Accordingly, the following Sections are deleted or conformed: 7.8, 7.10, 7.10(D), 7.11, 7.13, 7.14, 8.1(A), 8.1(B), 8.1(C), 8.1(D), 8.2(C), 8.2(G), 9.1(B), 9.3, 14.6, and
15.4.

    The existing Partnership Agreement required that Mauna Loa remain a special general partner until 1996. It further provided that a successor general partner need not be appointed if the Partnership received a legal opinion that failure to select a successor would not result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes. Effective December 31, 1997, Mauna Loa withdrew as a special general partner, and transferred its general partner's interest to the Managing Partner. No successor was appointed. In connection therewith, the Partnership obtained the requisite legal opinion. Since the Partnership no longer has a special general partner, the Amended Partnership Agreement eliminates all provisions pertaining thereto. Although the Amended Partnership Agreement permits election of general partners in addition to the Managing Partner, there is no expectation that any such additional general partner will be elected. Accordingly, Sections 3.2, 7.2(B), 7.12, 14.3 and 14.5 are deleted, and conforming changes are made to Sections 3.1, 3.12(A), 6.9(A)(7), 6.11, 6.12(A), 6.13, 12.2(B), 14.8, 14.11 and 14.12.

    In addition to the other changes described in this section, the amendments to the existing Partnership Agreement reflected in Appendix D include changes that are clerical in nature, such as the deletion of defined terms that are not referred to elsewhere in the Partnership Agreement, the conforming of provisions to reflect the change in the name of the Managing General Partner from Mauna Loa

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Resources, Inc. to HLF Resources, Inc., the change to the Partnership's address, references to current law and correction of grammatical or typographical errors in the existing Partnership Agreement.

SUMMARY OF THE AMENDED PARTNERSHIP AGREEMENT

    IF THE MERGER IS EFFECTUATED (WHICH WILL NOT OCCUR UNLESS THE MERGER PROPOSAL AND ALL OF THE AMENDMENT PROPOSALS ARE APPROVED), ALL HOLDERS OF CLASS A UNITS WILL BE BOUND BY THE PROVISIONS OF THE AMENDED PARTNERSHIP AGREEMENT, AS IT MAY BE FURTHER AMENDED FROM TIME TO TIME. THE FOLLOWING PARAGRAPHS DISCUSS CERTAIN PROVISIONS OF THE AMENDED PARTNERSHIP AGREEMENT, WHICH IS SET FORTH AS APPENDIX D HERETO. SUCH DISCUSSION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ALL OF THE PROVISIONS OF SUCH AMENDED PARTNERSHIP AGREEMENT.

    ORGANIZATION. The Partnership was organized in 1986 as a Delaware limited partnership. Resources has been the Managing Partner since inception of the Partnership. Mauna Loa served as a special general partner until December 1997, when it transferred to the Managing Partner its .01% general partner's interest and withdrew as a general partner. As a result, Resources is presently the sole general partner of the Partnership, and holds a 1% general partner interest. The Unitholders, in the aggregate, hold a 99% interest in the Partnership. The Managing Partner does not own any Class A Units. Upon completion of the Merger, the Partnership will (assuming no Homes options are exercised and without consideration of cash payments made in lieu of issuing fractional Class A Units) have outstanding approximately 13,057,220 Class A Units. Following the Merger, the Managing Partner will retain a 1% interest in Partnership profits, losses and distributions, but will have less than a 1% interest in Partnership capital. If the Merger is consummated, Jefferies & Company, Inc., will be issued a warrant to acquire 125,000 Class A Units at an exercise price of $5.00 per unit. In addition, if the Option Plan Proposal is approved, as soon as practicable following the Effective Time the Partnership would issue options to acquire 79,998 Class A Units resulting from issuance of replacement options and from formula grants to each of the Managing Partner's nonemployee directors (see "THE UNIT OPTION PLAN").

    PURPOSES, BUSINESS AND MANAGEMENT. The purposes and business of the Partnership are to carry on any business permissible for a Delaware limited partnership (specifically including ownership and operation of macadamia nut orchards and the ownership, development and sale of real property). However, the Partnership is precluded, without approval of a Majority Interest, from entering into any activity that in the opinion of counsel or other tax advisor to the Partnership would likely disqualify the Partnership from qualifying as an "Electing 1987 Partnership" under Section 7704(g) of the Code (which would result in loss of partnership tax classification).

    The Managing Partner is authorized, in general, to perform all acts necessary to carry out the purposes and to conduct the business of the Partnership. The Managing Partner's authority includes the authority to cause the Partnership to issue additional Class A Units without Unitholder consent. See "SALE OF ADDITIONAL SECURITIES" below. Unitholders have no preemptive rights and may not, in their capacity as Unitholders, take part in the operation, management or control of the Partnership.

    The authority of the Managing Partner is limited in certain respects. The Managing Partner is prohibited, without the approval of a Majority Interest (calculated without exclusion of any Class A Units owned by the Managing Partner) from, among other things: selling or otherwise disposing of all or substantially all of the Partnership's assets; dissolving the Partnership or electing to continue the Partnership in certain instances; merging, consolidating or combining the business operations of the Partnership with those of any other entity; amending the Amended Partnership Agreement (except for certain amendments described under "AMENDMENT OF PARTNERSHIP AGREEMENT" below); issuing equity securities senior to the Class A Units; electing a new general partner of the Partnership; approving employee compensation plans providing for issuance of Class A Units or other securities of the Partnership; revoking the Partnership's election to be an Electing 1987 Partnership or engaging in any activity that in the opinion of tax counsel would likely make such election unavailable. The exercise of Unitholders' voting rights and

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the amendment of the Amended Partnership Agreement are each generally subject to receipt of an opinion of counsel for the Partnership that the action would not result in the loss of the limited liability of the limited partners, would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes and is permitted under the state statutes governing the rights, duties and liabilities of the Partnership and its partners.

    The general partners and related persons are permitted to conduct business with the Partnership. The Partnership may purchase goods and services from CBCL and its affiliates so long as the Managing Partner determines that such purchases can be made on a basis at least as favorable as those available from unrelated third parties for comparable goods and services. The Conflicts Committee of the Managing Partner's Board of Directors, on an annual basis, or more frequently as such committee may deem appropriate, reviews the Managing Partner's management of the Partnership and any conflicts of interest that may arise as a result of the relationship between the Managing Partner and CBCL or other related persons of the Managing Partner. The Conflicts Committee is composed of directors of the Managing Partner who are not employees of a general partner or the Partnership, stockholders of the Managing Partner, or officers, directors, employees, or stockholders of any affiliate of a general partner. However, ownership of Class A Units does not preclude an individual from serving on the Conflicts Committee.

    The Amended Partnership Agreement provides for a complete defense to any claim of invalidity or for damages or other relief under any agreement or transaction between the Partnership and a general partner or related person based upon an alleged conflict of interest, and the agreement or transaction shall be deemed to be fair and reasonable and in the best interest of the Partnership if, after full disclosure of the material facts as to the agreement or transaction and the interest of the general partner or related person, the agreement or transaction is authorized, approved or ratified by a majority of the Conflicts Committee and a majority of its members who are not interested in the matter (other than by ownership of Class A Units) or a disinterested majority of the Board of Directors of the Managing Partner, or is authorized, approved or ratified by Unitholders holding over 50% of the Class A Units other than those held by the Managing Partner or related persons. In addition, a general partner may assert a complete defense to any challenge to such an agreement or transaction based upon a conflict of interest if the agreement or transaction was fair and reasonable to the Partnership at the time it was authorized, approved or ratified by the Managing Partner. Approval may be prior to, at the time of or subsequent to the agreement or transaction. The failure of the Partnership to submit any agreement or transaction for approval pursuant to such procedures shall not create any presumption that the agreement or transaction was not fair and reasonable or in the best interests of the Partnership.

    FIDUCIARY RESPONSIBILITIES AND LIABILITIES OF THE MANAGING PARTNER; INDEMNIFICATION. The Managing Partner is accountable to the Partnership as a fiduciary. In all transactions for or with the Partnership, the Amended Partnership Agreement requires the Managing Partner to act in good faith and in a manner which the Managing Partner believes to be in, or not opposed to, the best interests of the Partnership. Under the Amended Partnership Agreement, the Managing Partner is liable to the Partnership and limited partners for gross negligence or willful and wanton misconduct, but neither the Managing Partner nor its directors or officers shall be liable to the Partnership, limited partners or Assignees for errors of judgment or for any acts or omissions which do not constitute gross negligence or willful or wanton misconduct.

    The Partnership is required to indemnify each general partner and its directors, officers and employees as well as officers and employees of the Partnership from and against any and all losses, claims, damages, liabilities, joint and several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all threatened, pending or completed claims, costs, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such person may be a party, or threatened to be made a party, by reason of its or his status as a general partner, or as a director, officer or employee of a general partner, or an officer or employee of the Partnership, or its or his management of the affairs of the Partnership, or which relate to the Partnership, its property, business or affairs, whether or not such person continues to be a general partner or a director, officer or employee of a

                                      101
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general partner or an officer or employee of the Partnership at the time any such liability or expense is paid or incurred. Indemnification is required to be made if (i) such person acted in good faith and in a manner it or he reasonably believed to be in, or not opposed to, the best interest of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe and did not believe its or his conduct was unlawful and (ii) such person's conduct did not constitute gross negligence or willful or wanton misconduct. The termination of a legal proceeding adverse to the indemnified person does not create a presumption that the indemnified person failed to meet this standard of conduct. Any indemnification under these provisions will be limited to the assets of the Partnership. The Partnership will also pay expenses (including legal fees) incurred by an indemnified party in defending any proceeding in advance of final disposition of such proceeding, provided the indemnified party agrees to repay the amount advanced if a court ultimately determines that the indemnified party is not entitled to indemnification from the Partnership.

    The Partnership is authorized to purchase insurance against liabilities asserted against and expenses incurred by such persons in connection with Partnership activities, whether or not the Partnership would have the power to indemnify the person against such liabilities under the provisions described above. The Partnership has purchased such insurance with respect to the officers and directors of the Managing Partner, and the Managing Partner expects that the Partnership will purchase such insurance with respect to officers and employees of the Partnership.

    The indemnity provided in the Amended Partnership Agreement is in addition to indemnification rights which a person may have under applicable law, contract or any other source. CBCL has agreed to indemnify the directors of the Managing Partner on substantially the same basis as described above. Insofar as indemnification for liabilities under the Securities Act may be permitted by the foregoing, the Partnership and Managing Partner have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    WITHDRAWAL OR REMOVAL OF A MANAGING PARTNER. The Managing Partner may withdraw as a general partner upon 90 days' written notice. The Managing Partner may only be removed by a vote of 66 2/3% in interest of the owners of Class A Units. Such removal is also subject to the selection of a successor and receipt of an opinion of counsel that such removal and the selection of a successor managing general partner would not result in the loss of the limited liability of any limited partner or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

    There is no assurance that the Partnership will be able to find a successor general partner if the Managing Partner withdraws. If the Managing Partner withdraws and the Partnership is unable to find a new managing general partner, it may prove impossible or difficult to conduct the business of the Partnership and the Partnership may be forced to liquidate its assets and wind up its affairs. In addition, if it were necessary to find a new managing general partner, such partner might insist on different or additional compensation from that provided in the Partnership Agreement. Mauna Loa and its affiliates also have the right to terminate the nut purchase contracts and the farming contracts if the Managing Partner is involuntarily removed and replaced with a managing general partner which is not affiliated with Mauna Loa. See "RELATIONSHIPS WITH
C. BREWER AND COMPANY, LIMITED--Relationships Between the Partnership and CBCL."

    In the event of such withdrawal or removal, the successor general partner will have the option to acquire that portion of the departing general partner's interest in the Partnership held as a general partner for a cash payment equal to the value (based on an agreement with the successor general partner) of its general partner's interest in the Partnership. If the option is not exercised, the general partner's interest of the departing general partner will be converted into Class A Units on a basis agreed by the Partnership and the departing general partner and the successor to the departing general partner is required to contribute to the capital of the Partnership cash or property having a net agreed value such that its general partner capital account, after giving effect to such contribution, shall be equal to that percentage of the capital

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
accounts of all partners and assignees that is equal to its allocable share as managing general partner. The Partnership will also be obligated to pay all amounts then due, if any, to the departing general partner (including the management fee prorated to the date of removal or withdrawal) within 60 days after the date of departure. In addition, the successor to the departing general partner will be required to assume all obligations theretofore incurred by the departing general partner as a general partner, except for liabilities which the departing general partner has incurred as a result of its own negligence or misconduct.

    A general partner will also cease to serve as a general partner upon its dissolution or termination, death or legal incapacity (in the case of an individual), or 120 days after notice is given to the Unitholders of the general partner's bankruptcy, insolvency, reorganization, or similar proceeding.

    COMPENSATION OF THE GENERAL PARTNERS; EXPENSES. The Managing Partner is entitled to receive from the Partnership on or about February 15 of each year a management fee equal to 2% of the Partnership's net income (calculated in accordance with generally accepted accounting principles but without regard to such management fee) for the immediately preceding calendar year; provided that, for 1998, the management fee will be the sum of (i) 2% of operating cash flow (as defined in the existing Partnership Agreement) from January 1, 1998 to the Effective Time of the Merger and (ii) 2% of net income (as defined in the Amended Partnership Agreement) from the Effective Time through December 31, 1998. The fee will be prorated and paid to the Managing Partner to the extent it serves as Managing Partner for less than the Partnership's full fiscal year. The Managing Partner is also entitled to receive reimbursement of all its direct costs and allocable indirect costs in managing the Partnership (including Hawaii general excise tax imposed on the Managing Partner with respect to the management fee). See "AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT-- Summary of Proposed Amendments--AMENDMENTS RELATING TO CHANGES TO MANAGEMENT AND INCENTIVE FEES."


    ALLOCATION OF PROFITS AND LOSSES. In general, the Unitholders have in the aggregate a 99% share and the Managing Partner (or, if there are multiple general partners, all such partners in the aggregate) have a 1% share of the profits and losses of the Partnership. Each owner of a Class A Unit participates in the profits and losses of the Partnership based on such owner's allocable share. The Managing Partner is authorized, without the consent of the Unitholders, to cause the Partnership to issue additional Class A Units or other classes or series of securities to raise additional capital, to acquire additional properties, or for other Partnership purposes. If additional Class A Units are issued, the percentage interest represented by the previously outstanding Class A Units will be diluted to the extent of such additional issuance. Items of income, gains, losses, deductions and credits generally are allocated for federal income tax purposes among the Unitholders in the same manner as the Partnership's profits and losses, subject to special rules relating to allocations of items attributable to properties reflected on the Partnership books at values other than the properties' tax bases and special basis adjustments which reflect the price at which Class A Units are purchased. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Allocation of Partnership Income, Gain, Loss and Deduction." Current distributions to Unitholders are made in accordance with their allocable shares. See "CASH DISTRIBUTIONS" below.



    CASH DISTRIBUTIONS. The Managing Partner has the sole discretion to determine the amount and timing of distributions to be made to holders of Class A Units, taking into account the anticipated cash needs and financial condition of the Partnership, the estimated tax liabilities of Unitholders with respect to their share of Partnership income, and the maintenance of such reserves as the Managing Partner deems appropriate for potential Partnership expenditures or to effect a leveling of Partnership distributions. All distributions are made 1% to the Managing Partner (or to all general partners in the aggregate), and 99% to Unitholders in proportion to the number of Class A Units held. Although the Managing Partner, in making distribution decisions, is required to consider tax liabilities of Unitholders arising from Partnership income, the Amended Partnership Agreement does not compel the Managing Partner to authorize distributions sufficient to satisfy such liabilities in whole or in part. As a result, ownership of Class A Units could cause Unitholders to incur tax liabilities that exceed distributions received from the Partnership.

    DISTRIBUTIONS OF PARTNERSHIP PROPERTY. The Managing Partner has the sole discretion to distribute to partners and Assignees Partnership property other than cash, combinations of cash and property, and additional Units or securities of the Partnership which have been authorized and issued in accordance with the Amended Partnership Agreement. Any such distribution shall be made in accordance with the partners' and Assignees' allocable shares, based on the amount of cash (if any) plus the fair market value of the property distributed to them in such distribution.

    SALE OF ADDITIONAL SECURITIES. In order to acquire additional properties or for any other Partnership purpose, the Managing Partner is authorized to cause to be issued additional Class A Units from time to time and is also authorized to issue, purchase, redeem or otherwise conduct transactions in options, appreciation rights, bonds, debentures and other securities of the Partnership. In general, the Managing Partner has sole and complete discretion in determining the consideration and terms and conditions with respect to any future issuance of Class A Units or other securities of the Partnership. However, the Managing Partner (i) cannot issue additional Class A Units to the Managing Partner or any of its affiliates for consideration with a value less than the Unit Price of the Class A Units (i.e., their trading price or fair market value) without the approval of a Majority Interest, (ii) shall not issue equity securities which are senior to the Class A Units with respect to distributions, allocations of profit and loss, liquidation or voting rights or which are convertible into or exchangeable for, or have optional rights to purchase, any securities having any such seniority without the approval of a Majority Interest; and (iii) is not permitted to issue Class A Units in connection with a merger or consolidation or employee plans unless the merger, consolidation or plan has been approved by a Majority Interest (and if such approval is given, the limitations set forth in clauses (i) and (ii) above are inapplicable). For purposes of these restrictions, the Amended Partnership Agreement provides that debt obligations of the Partnership, whether or not secured, that have no voting rights and are not convertible into or exchangeable for and have no optional rights to purchase an interest in the Partnership, will not be considered securities senior to Class A Units.

    The Managing Partner is required to do all things necessary to comply with the Delaware RULPA, the Code or any other applicable law, statute, rule, regulation or guideline of any federal, state or other governmental agency or any stock exchange on which the Class A Units or other securities of the Partnership are listed for trading, and is authorized and directed to do all things it deems necessary or advisable in connection with any such future issuance.

    TRANSFERABILITY; STATUS AS LIMITED PARTNERS OR ASSIGNEES. Except as described under "Limited Liability" below, the existing Class A Units are, and the Class A Units to be issued in the Merger will be, fully paid, and Unitholders will not be required to make additional contributions to the Partnership.

    Ownership of Class A Units is evidenced by Certificates, which are not transferable except by operation of law. However, upon deposit of Certificates with the Chase Mellon Shareholder Services, Inc. (or its successor, the "Depositary"), the Depositary will issue a transferable Depositary Receipt. A Homes stockholder who completes the certificate exchange procedures described under "THE MERGER-- Surrender of Homes' Stock Certificates," including delivery of a Transfer Application, will be issued a Depositary Receipt evidencing such person's Class A Units. By operation of the provisions of Section 2.7 of the Amended Partnership Agreement, each record holder of Homes Common Stock that is converted into Class A Units at the Effective Time will be an Assignee of record of Class A Units automatically as of the Effective Time of the Merger, and upon submission of such holder's Old Certificate and related materials, including a properly executed Transfer Application, will be automatically admitted to the Partnership as a limited partner as of the date of such submission.

    Although Depositary Receipts are transferable, no transfer of Depositary Receipts will be recorded or otherwise recognized by the Partnership unless and until the transferee has delivered a properly executed Transfer Application to the Depositary. By executing a Transfer Application and accepting a Depositary Receipt, transferees automatically request admission as substituted limited partners in the Partnership, agree among other things to be bound by the terms and conditions of the Amended Partnership Agreement and the agreement between the Partnership and the Depositary (the "Depositary Agreement")

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and appoint the Managing Partner as their attorney-in-fact. The record holder of a Depositary Receipt, pending admission as a substituted limited partner in the Partnership, has the rights of an Assignee. An Assignee is entitled to an interest in the Partnership equivalent to that of a limited partner with respect to the right to share in distributions from the Partnership, including liquidating distributions, and the right to vote directly on Partnership matters, but is otherwise subject to the limitations under the Delaware RULPA on the rights of an assignee who has not become a substituted limited partner. A transferee (other than a record holder of Homes Common Stock at the Effective
Time) will become a substituted limited partner only if the Managing Partner of the Partnership consents thereto. Unless the Depositary is notified to the contrary, the Managing Partner will be deemed to have given its consent to the admission of a transferee as a substituted limited partner and such admission shall be effective at and from the close of business on the last business day of the month in which a transferee's properly completed and executed Transfer Application was received. Transferees (other than a record holder of Homes
Common Stock at the Effective Time) who are not admitted as substituted limited partners will remain Assignees. Transferees who do not execute a Transfer Application will be treated neither as Assignees nor as record holders of Depositary Receipts and will not receive cash distributions, federal income tax allocations or reports furnished to Unitholders. Only a limited partner may surrender a Depositary Receipt and receive a Certificate representing Class A Units. Any such Certificate for Class A Units withdrawn from the Depositary is not transferable, except by operation of law. Certificates may be redeposited with the Depositary in exchange for transferable Depositary Receipts which will be executed and delivered in the manner described in the Depositary Agreement.

    AMENDMENT OF AMENDED PARTNERSHIP AGREEMENT. Proposed amendments of the Amended Partnership Agreement (other than those described below) approved by the Managing Partner and by at least a Majority Interest will be adopted. The Managing Partner and 95% of all Unitholders must consent to any amendment which, in the opinion of counsel to the Partnership, would result in the loss of limited liability to any Unitholder who does not consent thereto or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes. Except with the approval of 95% of all Unitholders, no amendment may in certain instances reduce the percentage of votes required of Unitholders or change the form of the Partnership to a general partnership. For purposes of the 95% vote requirements, Unitholders are only those for whom the Partnership has valid addresses.

    The consent of the Managing Partner (and any other general partner) would be required if the effect of any amendment would be to change the percentage interest of such partner or to increase the duties and liabilities of such partner in the Partnership.


    As under the existing Partnership Agreement, the Managing Partner may amend the Amended Partnership Agreement without the consent of the Unitholders if the amendment is to change the name of the Partnership; if the amendment is to elect to be bound by any successor limited partnership statute, and, if in the Managing Partner's opinion, the amendment does not have a material adverse effect upon the limited partners and Assignees (other than those who consent to the amendment); if the amendment would conform the Amended Partnership Agreement to changes in the Delaware RULPA or interpretations thereof which, in the sole discretion of the Managing Partner, it believes appropriate or desirable, provided that in its opinion the amendment does not have a materially adverse effect upon the Unitholders or the Partnership; subject to the approval of each general partner, if the amendment would change the allocation among the general partners of any amounts allocated to any of them; if the amendment is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership or a general partner or the directors or officers of a general partner from being in any manner subject to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or plan asset regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed by the Department of Labor, provided the amendment does not have a materially adverse effect on the Unitholders or the Partnership; if the amendment would reflect the exercise of any power granted to the Managing Partner under the Amended Partnership Agreement; if the amendment would make any change which, in the sole discretion of the Managing Partner, is advisable to qualify or to continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the sole discretion of the Managing Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes; if the amendment would make any change that is necessary or advisable, in the sole discretion of the Managing Partner, to satisfy any legal requirements, conditions or guidelines, that is necessary or desirable in order to implement certain provisions relating to tax allocations or that is necessary or desirable to facilitate the trading of the Depositary Receipts evidencing Class A Units; if the amendment corrects a clerical or technical error or omission; subject to the right of Unitholders to approve the issuance of securities senior to the Class A Units, if the amendment reflects the respective allocations, distributions, voting, liquidation and other rights, privileges, and preferences with respect to new securities issued by the Partnership; or if the amendment is similar to those listed above and does not have a material adverse effect on the Unitholders. Adoption of any of these amendments by the Managing Partner is subject to receipt of an opinion of counsel for the Partnership that the action would not result in the loss of the limited liability of the Unitholders, would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes and is permitted under the Delaware RULPA.


    MEETINGS; VOTING. Each Unitholder, including each limited partner and each Assignee of record on the applicable record date, is entitled to one vote for each of his Class A Units. Any action that is required or permitted to be taken by the Unitholders may be taken either at a meeting of the Unitholders or without a meeting if consents in writing setting forth the action so taken are signed by Unitholders owning not less than the minimum percentage interests that would be necessary to authorize or take such action at a meeting of the Unitholders. The Partnership does not conduct annual meetings of Unitholders. Meetings of limited partners may be called by a general partner or by limited partners owning at least 10% of the outstanding Class A Units. Unitholders may vote either in person or by proxy at meetings. Section 11.4 of the Amended Partnership Agreement entitles the Partnership to treat the record holder of Class A Units as the limited partner or Assignee in fact of such Class A Units. Accordingly, voting rights associated with a transferred Class A Unit will generally be exercisable by the transferee only if the transferee has become a limited partner or Assignee of record as of the applicable record date. Class A Units evidenced by Depositary Receipts held in nominee or street name accounts will be voted by the broker (or other nominee) pursuant to the instruction of the beneficial owners thereof. A Majority Interest represented in person or by proxy will constitute a quorum at a meeting of Unitholders. Except for the special amendments referred to under "AMENDMENT OF AMENDED PARTNERSHIP AGREEMENT" above and except as otherwise required by law, substantially all matters submitted to Unitholders are determined by the written consent or affirmative vote, in person or by proxy, of a Majority Interest. For matters on which Unitholders may vote, see "Summary of the Amended Partnership Agreement--PURPOSES, BUSINESS AND MANAGEMENT" and "--AMENDMENT OF AMENDED PARTNERSHIP AGREEMENT."


    LIMITED LIABILITY. Assuming that a limited partner is not a general partner and does not take part in the control of the business of the Partnership, within the meaning of the Delaware RULPA, and that he otherwise acts in conformity with the provisions of the Amended Partnership Agreement, his liability under the Delaware RULPA will be limited, subject to certain possible exceptions, generally to the amount of any unperformed agreement to make contributions to the Partnership in respect of his Class A Units, plus his share of any undistributed profits and assets of the Partnership. The Delaware RULPA specifies an extensive list of actions which do not constitute participation in control, including being a contractor, agent or employee of the Partnership or a general partner, consulting with or advising a general partner with respect to the business of the Partnership and voting on matters as to which voting rights are conferred. Even if a limited partner does participate in the control of the business, such limited partner will be liable only to persons who transact business with the Partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner of the Partnership. The Delaware RULPA precludes limited partnerships from making distributions if after giving effect thereto the liabilities of the partnership (other than liabilities to partners on account of their partnership interests and liabilities for which creditors' recourse is limited to specific property) would exceed the fair value of the partnership's assets (except that the fair value of property subject to limited recourse liability may be included in the partnership's assets only to the extent such property's value exceeds that liability). A limited partner who receives a distribution knowing that it violates such restriction is liable to the partnership for the amount of that distribution.

    POWER OF ATTORNEY. Each person who becomes a limited partner (including a person who becomes a limited partner in connection with a merger) grants an irrevocable power of attorney to the Managing Partner and its authorized officers to sign on such person's behalf any certificates of limited partnership, the Amended Partnership Agreement, the Depositary Agreement and other documents and instruments, including amendments of any of the foregoing, to form, reform or qualify the Partnership or to comply with any requirements relating to the business or proposed business of the Partnership.

    DISSOLUTION AND LIQUIDATION. The Partnership will continue until December 31, 2086, or until terminated pursuant to the Amended Partnership Agreement or by operation of law. The Partnership will be dissolved upon the happening of any one of the following events: a general partner ceases to be a general partner (other than by removal) unless (i) at the time there is at least one other general partner or (ii) a Majority Interest agree in writing or by affirmative vote to continue the business of the Partnership and to admit one or more general partners effective as of the date that the general partner ceases to be a general partner; the bankruptcy or insolvency of the Partnership; the sale of all or substantially all of the assets of the Partnership and distribution of any proceeds therefrom; the election of the Managing Partner to dissolve the Partnership together with the affirmative vote of a Majority Interest to dissolve; or any other event which causes the Partnership to be dissolved under the Delaware RULPA. No voluntary action may be taken to dissolve or liquidate the Partnership, however, unless such action is first proposed by the Managing Partner.


    If the business of the Partnership is not to be continued by a successor general partner, remaining general partners or, in the event of all general partners' bankruptcy or removal, such person as a court or a Majority Interest may designate, shall have authority to complete the winding up and liquidation of the Partnership. In connection with the winding up of the Partnership, the assets will be liquidated and the proceeds distributed first to creditors (including limited and general partners to the extent they are creditors) of the Partnership, in satisfaction of the liabilities of the Partnership (whether by payment or the making of reasonable provision for the payment thereof), and then to partners and Assignees in proportion to, and to the extent of their respective capital accounts. If the liquidator determines that an immediate sale of part or all of the Partnership assets would be impractical or would cause undue loss to the partners, the liquidator may, in its absolute discretion, distribute to some or all partners, in lieu of cash, as tenants in common, undivided interests in such assets as the liquidator deems unsuitable for liquidation. The liquidator may defer liquidation or distribution of assets to the partners in kind if it determines that a sale or distribution would be impractical or would cause undue loss to the partners.

                              THE UNIT OPTION PLAN

    The Board of Directors of the Managing Partner proposes that the Partnership approve and adopt the Mauna Loa Macadamia Partners, L.P. 1998 Unit Option Plan. Adoption of the Unit Option Plan requires approval of a majority of the Class A Units outstanding on the Partnership Record Date. See "THE UNITHOLDERS MEETING--Vote Required." The Unit Option Plan will not take effect unless the Merger Proposal, the Amendment Proposals and the Option Plan Proposal are approved.

    The Unit Option Plan provides for the discretionary award of options to purchase Class A Units to officers or employees of the Partnership or the Managing Partner (including such persons who are directors of the Managing Partner) and for automatic annual awards of options to purchase Class A Units to directors of the Managing Partner who are not employed by the Partnership or the Managing Partner (including nonemployee directors who may be officers of the Partnership or the Managing Partner). The Managing Partner's Board of Directors believes that the Unit Option Plan will enhance the ability of the Partnership and the Managing Partner to attract, retain, and reward key directors, officers and employees and to stimulate the interests of such persons in the financial success of the Partnership.

    A copy of the Unit Option Plan is attached hereto as Appendix F and incorporated herein by reference. The following summary of its principal provisions is qualified in its entirety by reference to the full text of the Unit Option Plan.

    The Unit Option Plan is to be administered by a committee of the Managing Partner's Board (the "Option Committee"). The Option Committee is to be comprised of two or more "nonemployee directors" within the meaning of applicable regulations under the Exchange Act. The Option Committee will have the discretionary authority to determine matters including: the employees to whom options from time to time may be granted under the Unit Option Plan; whether and to what extent options are to be granted under the Unit Option Plan; the number of Class A Units to be covered by each option granted under the Unit Option Plan; and the terms and conditions, not inconsistent with the terms of the Unit Option Plan, of any option granted thereunder. However, the Unit Option Plan provides for certain automatic option grants which are to a limited extent self-executing and not subject to Option Committee discretion. The Option Committee has the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Unit Option Plan as it deems advisable from time to time, to interpret the terms and provisions of the Unit Option Plan and any option granted under the Unit Option Plan (including any agreement between the Partnership and an optionee relating to an option), and otherwise supervise the administration of the Unit Option Plan. All decisions made by the Option Committee pursuant to the provisions of the Unit Option Plan are final and binding on all persons, including the Partnership and the optionees.

    The maximum number of Class A Units with respect to which options may be granted under the Unit Option Plan (whether as discretionary or automatic option grants) is 500,000. The Class A Units may be either unissued units or units which have been reacquired by the Partnership. In the event that any option granted under the discretionary grant provisions of the Unit Option Plan expires or terminates for any reason without having been exercised in full, the Class A Units covered by those expired or terminated options will be added to the Class A Units otherwise available for discretionary option grants.

    The Option Committee may grant options to officers and employees of the Partnership or the Managing Partner (including officers and employees who are directors of the Managing Partner), as selected by the Option Committee in its sole discretion. In granting options, the Option Committee may take into account the duties of the respective individuals, their present and potential contribution to the success of the Partnership, their compensation, and such other factors as the Option Committee deems relevant to accomplish the purposes of the Unit Option Plan.

    The Unit Option Plan provides for discretionary option grants and automatic option grants. Discretionary option grants may be made by the Option Committee at its discretion to any eligible individual other than a member of the Board who is not an officer or employee of the Partnership or the Managing Partner. Pursuant to the automatic option grants required under the Unit Option Plan, each individual who is not an employee of the Partnership or the Managing Partner (including a nonemployee officer of the Partnership or the Managing Partner) and who is or becomes a Board member on or after the effective date of the Unit Option Plan, will be granted an option to purchase 5,000 Class A Units following the effective date or upon initially becoming a Board member. Thereafter, each such Board member who has served on the Board for at least six months as of the date of grant will be awarded biennially an option to purchase an additional 5,000 Class A Units. However, automatic option grants will cease for any Board member who has been granted a cumulative total of automatic option grants to purchase 30,000 Class A Units under the Unit Option Plan.

    The exercise price per Class A Units which will be issuable upon the exercise of an option, other than an option issued in replacement of an option issued by the other party (such as Homes) in a merger or consolidation transaction, may not be less than the "Unit Price" of the Class A Units on the date the option is granted. "Unit Price" is defined by the Plan to mean the fair market value of Class A Units as of the time of grant. The Plan confers on the Option Committee the sole discretion and power to determine guidelines and procedures for determining such fair market value.

    The Option Committee will determine, in its discretion, the period or periods during which the options will be exercisable and whether they may be exercised in whole or in part. However, options will not be exercisable more than ten years after the date of grant. Each option granted will be exercisable in such installments as the Option Committee in its discretion determines. Automatic option grants will be exercisable ratably on a monthly basis over an 18-month period that will begin six months after the date of grant. Payment for Class A Units purchased upon exercise of an option will be in cash, payable in such manner as will be acceptable to the Partnership or, as permitted by the Committee, by delivery of a number of previously owned Class A Units with a value (determined based on Unit Price) equal to the exercise price, or a combination thereof. No Class A Units will be issued until full payment for the Class A Units has been made. Further, to the extent permitted under applicable laws and regulations, at the request of an optionee and with the approval of the Option Committee, the Partnership will cooperate in a "cashless exercise" of an option. A cashless exercise may be affected by the optionee's delivering to a registered securities broker acceptable to the Option Committee instructions to sell a sufficient number of unrestricted Class A Units to cover the costs and expenses associated with the exercise of the option.

    If an optionee's employment or service terminates for reasons other than death or disability, the options will continue to be exercisable, to the extent that they were exercisable on the date such employment or service terminated, for three months after such termination. If an optionee's employment or service terminates because of death (or within the above described three-month period following termination for reasons other than death or disability), the optionee's options will continue to be exercisable, to the extent they were exercisable on the date of such employment or service terminated, for 12 months after such termination. If an optionee's employment or service terminates because of disability, the optionee's options will continue to be exercisable, to the extent they were exercisable on the date of such employment or service terminated, for 12 months after such termination. In no event may any option be exercisable after the end of the period determined by the Option Committee. Any exercise after the optionee's death may be made only by such optionee's estate or by his beneficiaries or distributees who will have acquired the right to exercise the option.

    The Board may amend the Unit Option Plan or the terms and conditions of any option agreement at any time. However, no such amendment may be made without the optionee's consent which would impair the rights of the optionee with respect to an option that has already been granted. Moreover, the Unit Option Plan may not be amended without the approval of the Unitholders if an amendment would (a) increase the total number of Class A Units reserved under the Unit Option Plan;
(b) decrease the price of any option to less than the unit price on the date of grant; (c) change the class of individuals eligible to participate in the Unit Option Plan; or (d) extend the maximum term of option granted under the Unit Option Plan.

    In the event of a "Partnership Transaction", each outstanding option which is not to be assumed by the successor entity or replaced with a comparable option to purchase an equity interest of the successor entity or comparable compensation program will automatically be exercisable in full, except as limited by the terms of the agreements evidencing those options. A Partnership Transaction generally means certain mergers, acquisitions, and sales or other dispositions of all or substantially all of the assets of the Partnership.

    The Option Committee will also have the authority to provide for the automatic acceleration of outstanding options upon a "change in control" of the Partnership ("Change in Control") or upon the subsequent termination of the optionee's employment or service within a specified period following the Change in Control. A Change in Control generally means (a) an acquisition of more than 50% of the Partnership's outstanding voting units pursuant to a tender or exchange offer or (b) Resources ceasing to be the managing general partner of the Partnership.

    No income is recognized by the optionee upon the grant of an option. On the exercise by an optionee, the excess of the fair market value of the Class A Units when the option is exercised over its cost to the optionee will be taxable to the optionee as ordinary income and will generally be deductible for income tax purposes by the Partnership.

    The optionee's tax basis in his Class A Units will equal his cost for the units plus the amount of ordinary income he had to recognize with respect to the option exercise. Accordingly, upon a subsequent disposition of Class A Units acquired through exercise of the option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the Class A Units, equal to the difference between the amount realized upon disposition of the units by the optionee and his basis in the units.

    Section 18 of the Unit Option Plan provides that if the Partnership is the subject of a merger, consolidation, exchange of ownership interest, acquisition of ownership interests or assets, or similar transactions, the Committee may grant options in connection with the assumption, substitution or conversion by the Partnership of options that have been issued by another party to the transaction, and also permits the Managing Partner's Board of Directors to amend the Unit Option Plan or adopt supplements thereto in order to provide for such assumption, substitution or conversion, all without further action by the Unitholders. Options may be granted pursuant to this provision at less than the Unit Price if necessary to maintain the difference between the aggregate fair market value of the assumed option interests and the aggregate exercise price of such assumed option interests under the assumed, substituted or converted options. Section 18 further provides that in connection with any such transaction, options can be granted under the Unit Option Plan at such exercise prices and in such amounts as may be approved by a majority of outstanding Class A Units.

    The Homes option plan provides that all options will vest immediately prior to the Effective Time and will terminate if not exercised. See "THE MERGER--Homes Options." Pursuant to the Merger Agreement, any unexercised stock options granted under the C. Brewer Homes, Inc. 1993 Stock Option/Stock Issuance Plan will be cancelled as of the Effective Time of the Merger and the Partnership is not obligated to assume or otherwise convert the stock options into a right to receive Class A Units. However, the Partnership and Homes have entered into option replacement and cancellation agreements with the five Homes directors (Messrs. Bakes, Buyers, Heenan, Loo and Lucien) who are directors of the Managing Partner, or will become directors of the Managing Partner if the Merger occurs. Each of these individuals is expected to continue his employment or service with the Partnership or the Managing Partner as part of the class of eligible individuals under the Unit Option Plan. The option replacement and cancellation agreements are conditioned upon consummation of the Merger and upon the optionee serving as a director of the Managing Partner (and in Mr. Bakes' case, as an officer and employee of the Partnership) at the effective time of the Unit Option Plan. The agreements provide that such individuals will not exercise any of their Homes options covered thereby and that such options will therefore be cancelled at the Effective Time, in consideration of issuance of replacement options to purchase Class A Units under the Unit Option Plan. The option replacement agreements apply to Homes options held by the foregoing individuals with an exercise price of $2.4375 or less per share.

    The option replacement and cancellation agreements with such holders provide that the unexercised stock options held by each of the holders will be replaced with a comparable option to purchase Class A Units granted under the Unit Option Plan as of the Effective Time of the Merger. Each stock option will be replaced with a unit option granted under the Unit Option Plan to acquire Class A Units pursuant to new unit option agreements with each holder. The per unit exercise price for the replacement unit options granted to each optionee will be equal to the exercise price of such optionee's replaced stock option divided by two-thirds, which exercise price will likely vary from the Unit Price on the date of grant, and will be for a number of Class A Units equal to two-thirds of the number of shares of stock subject to the replaced stock option. The new options will provide for the same vesting dates as presently exist under the Homes stock options, disregarding acceleration of such dates attributable to the Merger.

    Approval of the Unit Option Plan by Unitholders will also constitute approval of option grants contemplated by such replacement and cancellation agreements. The following table summarizes the unit options which will be granted under the replacement and cancellation agreements entered into with the officers and directors of Homes if the Merger becomes effective and the Option Plan Proposal is approved at the Unitholders Meeting:

                                                                                           PER SHARE     PER UNIT
                                                                            NUMBER OF       OPTION     OPTION PRICE
                                                           NUMBER OF      OPTIONS UNDER      PRICE        UNDER
                                                         OPTIONS UNDER     PARTNERSHIP       UNDER     PARTNERSHIP
NAME                                                      HOMES PLAN          PLAN        HOMES PLAN       PLAN
------------------------------------------------------  ---------------  ---------------  -----------  ------------
Seth A. Bakes.........................................        50,000           33,333      $  2.1250    $   3.1875
John W.A. Buyers......................................         5,000            3,333         2.4375        3.6563
Kent T. Lucien........................................         5,000            3,333         2.4375        3.6563
David A. Heenan.......................................         5,000            3,333         2.4375        3.6563
Paul C.T. Loo.........................................         5,000            3,333         2.0625        3.0938
Paul C.T. Loo.........................................         5,000            3,333         2.4375        3.6563

    If the Option Plan Proposal is not approved but the Merger is consummated, the replacement and cancellation agreements provide that the Homes options covered by those agreements will nevertheless be cancelled immediately prior to the Effective Time in return for a payment (if any) in an amount calculated by multiplying the number of shares covered by the Homes option times the amount (if any) by which the closing selling price per share of Homes Class A Common Stock for the 20 consecutive trading days ending on the third trading day immediately prior to the Effective Time exceeds the exercise price.

    Neither Edward T. Foley, executive vice president and chief financial officer of Homes, nor Clinton R. Churchill, a director of Homes, will be a director, officer or employee of the Managing Partner or the Partnership after the Effective Time. They hold the following options to acquire Homes Common Stock at exercise prices of less than $5.00 per share:

                                                                NUMBER OF   EXERCISE
NAME                                                             OPTIONS      PRICE
-------------------------------------------------------------  -----------  ---------
Edward T. Foley..............................................      10,000   $  2.0625
Clinton R. Churchill.........................................       5,000   $  2.4375

    Homes has entered into agreements for the cancellation of the above two grants immediately before the Effective Time in consideration of cash payments (if any) that will be calculated using the same formula as set forth in the option replacement agreements for the cancellation of the Homes options covered thereby should the Option Plan Proposal not be approved.

    Except as set forth above, all other outstanding options held by directors, officers, employees and former employees of Homes have exercise prices of $5.00 per share or more, and therefore are not expected to be exercised prior to the Effective Time.

                               DISSENTERS RIGHTS

    Holders of shares of Homes Common Stock who do not vote in favor of the Merger Proposal and who properly demand appraisal of their Homes Common Stock will be entitled to appraisal rights in connection with the Merger under Section 262 of the Delaware General Corporate Law ("DGCL"). Class A Unit holders are not entitled to appraisal rights in connection with the Merger Proposal, the Amendment Proposals or the Option Plan Proposal.

    The following discussion is a summary of appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 which is attached to this Joint Proxy Statement/Prospectus as Appendix E. All references in
Section 262 and in this summary to a "stockholder" are to the record holder on the Homes Record Date of the shares of Homes Common Stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Homes Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

    Under the DGCL, holders of shares of Homes Common Stock who follow the procedure set forth in Section 262 will be entitled to have their shares of Homes Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

    Under Section 262, where a merger is submitted for approval at a meeting of stockholders, as in the case of the Homes Meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section 262. This Joint Proxy Statement/Prospectus shall constitute such notice, and the applicable statutory provisions are attached to this Joint Proxy Statement/Prospectus as Appendix E. Any holder of Homes Common Stock who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so, should review the following discussion and Appendix E carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

    A holder of shares of Homes Common Stock wishing to exercise his, her or its appraisal rights must deliver to Homes, before the vote on the Merger at the Homes Meeting, a written demand for appraisal of his, her or its shares of Homes Common Stock and must not vote in favor of the Merger Proposal. Because a duly executed proxy which does not contain voting instructions will, unless revoked, be voted for the Merger Proposal, a holder of shares of Homes Common Stock who votes by proxy and who wishes to exercise his, her or its appraisal rights must
(i) vote against the Merger Proposal, or (ii) abstain from voting on the Merger Proposal. A vote against the Merger, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of
Section 262. In addition, a holder of shares of Homes Common Stock wishing to exercise his, her or its appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares of record until the Effective Time. If any holder of shares of Homes Common Stock fails to comply with any of these conditions and the Merger becomes effective, the holder of shares of Homes Common Stock will only be entitled to receive Class A Units with respect to such shares in accordance with the Merger Agreement.

    Only a holder of record of shares of Homes Common Stock is entitled to assert appraisal rights for the shares of Homes Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as his, her or its name appears on his, her or its stock certificate, and must state that the stockholder intends thereby to demand appraisal of his, her or its shares in connection with the Merger. If the shares of Homes Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Homes Common Stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of Homes Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Homes Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Homes Common Stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of Homes Common Stock as to which appraisal is sought and where no number of shares of Homes Common Stock is expressly mentioned the demand will be presumed to cover all shares of Homes Common Stock held in the name of the record owner. Stockholders who hold their shares of Homes Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

    All written demands for appraisal pursuant to Section 262 should be sent or delivered to Homes at 255-A East Waiko Road, Wailuku, Maui, Hawaii 96793,
Attention: President.

    Within ten days after the Effective Time, the Partnership, as the surviving entity of the Merger, must notify each holder of Homes Common Stock who has complied with Section 262 and has not voted in favor of or consented to the Merger, of the date that the Merger became effective. Within 120 days after the Effective Time, but not thereafter, the Partnership or any holder of Homes Common Stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of his, her or its shares of Homes Common Stock. The Partnership is under no obligation to and has no present intention to file such a petition. Accordingly, it is the obligation of the Holders of Homes Common Stock to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

    Within 120 days after the Effective Time, any holder of Homes Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Partnership a statement setting forth the aggregate number of shares of Homes Common Stock entitled to demand appraisal rights not voted in favor of the Merger and with respect to which demands for appraisal have been received. Such statement must be mailed within ten days after a written request therefor has been received by the Partnership or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

    If a petition for an appraisal is timely filed by a holder of shares of Homes Common Stock entitled to demand appraisal rights and a copy thereof is served upon the Partnership, it will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all holders of Homes Common Stock who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those holders of Homes Common Stock who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the holders of shares of Homes Common Stock who demanded payment of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

    After determining the holders of Homes Common Stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of Homes Common Stock considering seeking appraisal should be aware that the fair value of their shares of Homes Common Stock as determined in an appraisal proceeding under Section 262 could be more than, the same as or less than the value of the Class A Units they would receive pursuant to the Merger if they did not seek appraisal of their shares of Homes Common Stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under
Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceeding. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Homes Common Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares of Homes Common Stock entitled to be appraised.

    Any holder of shares of Homes Common Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of Homes Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of Homes Common Stock (except dividends or other distributions payable to holders of record of Homes Common Stock as of a record date prior to the Effective Time).

    If any stockholder who demands appraisal of his, her or its shares of Homes Common Stock under Section 262 fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in the DGCL, the shares of Homes Common Stock of such stockholder will be converted into Class A Units pursuant to the Merger Agreement as described herein (without interest). A stockholder will fail to perfect, or effectively loses or withdraws, his, her or its right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder delivers to the Partnership a written withdrawal of his, her or its demand for appraisal and an acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the Partnership and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent Court of Chancery approval.

    FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS WILL RESULT IN THE LOSS OF SUCH RIGHTS.

    Pursuant to the Merger Agreement, from and after the Effective Time the Partnership will be solely responsible for the payment of any and all consideration that may be determined pursuant to Section 262 to be due to the holders of Homes Common Stock who have perfected their rights to appraisal as described herein.

                                 MARKET PRICES

    For certain information concerning market prices, dividends, distributions, and the number of holders of Homes Common Stock and Class A Units, see "SUMMARY--Comparative Security Price and Distribution Information."

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


    The following unaudited pro forma combined financial information is based upon historical financial statements of the Partnership and Homes, which are furnished with this Joint Proxy Statement/Prospectus, and should be read in conjunction with those financial statements and related notes. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the Merger as a purchase. Under purchase accounting, the purchase price will be allocated to acquired assets and liabilities based on their relative fair values at the Effective Time. Such allocations are subject to final determination based on various factors including estimates and studies as to the fair market values of the acquired assets and liabilities, and the books, records and accounting policies of Homes. These studies are expected to be completed after the Effective Time but before the end of 1998. Accordingly, the final allocations will be different from the amounts reflected herein. However, based on current information, management does not presently expect the final allocations to differ materially from the amounts presented herein.


    The unaudited pro forma combined statements of income for the year ended December 31, 1997 give effect to the acquisition of Homes applying the purchase method of accounting as if this transaction were consummated at the beginning of that year.

    The unaudited pro forma combined balance sheet presents the combined financial position of the Partnership and Homes as of December 31, 1997. The unaudited pro forma combined balance sheet reflects the acquisition of Homes applying the purchase method of accounting.

    The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations or the financial position of the Partnership had the Merger with Homes been consummated at the beginning of the year ended December 31, 1997, nor do these statements purport to represent the expected results for future periods. No pro forma adjustments were made to reflect any operational efficiencies that could be derived as a result of the Merger.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                            AS OF DECEMBER 31, 1997

             (IN THOUSANDS, EXCEPT PER UNIT AND PER SHARE AMOUNTS)

                                                               HISTORICAL
                                                         -----------------------   PRO FORMA    PRO FORMA
                                                         PARTNERSHIP    HOMES     ADJUSTMENTS   COMBINED
                                                         -----------  ----------  -----------  -----------
                                                  ASSETS
Current assets
  Cash and cash equivalents............................   $   2,914   $      602   $  --        $   3,516
  Account receivable from Mauna Loa....................       6,809       --          --            6,809
  Income taxes receivable..............................      --              869      --              869
  Other current assets.................................          20       --          --               20
                                                         -----------  ----------  -----------  -----------
    Total current assets...............................       9,743        1,471      --           11,214
Real estate developments...............................      --           33,650      14,214(2)     47,864
Land, orchards and equipment, net......................      56,692          119      --           56,811
Investment in Iao Partners, net of deferred gain.......      --            2,943        (701)(2)      2,242
Mortgage notes receivable..............................      --              764      --              764
Other assets...........................................         292          381        (292)(2)        381
                                                         -----------  ----------  -----------  -----------
    Total assets.......................................   $  66,727   $   39,328   $  13,221    $ 119,276
                                                         -----------  ----------  -----------  -----------
                                                         -----------  ----------  -----------  -----------

                         LIABILITIES, PARTNERS' CAPITAL AND STOCKHOLDERS' EQUITY

Current Liabilities
  Notes payable to banks...............................  $   --       $   24,806  $   --       $   24,806
  Accounts payable.....................................       3,681        1,166      --            4,847
  Distributions payable................................         568       --          --              568
  Other current liabilities............................         281        4,159      --            4,440
                                                         -----------  ----------  -----------  -----------
    Total current liabilities..........................       4,530       30,131      --           34,661
Deferred tax expense...................................       1,232        1,761      (1,761     (3)      1,232
                                                         -----------  ----------  -----------  -----------
    Total liabilities..................................       5,762       31,892      (1,761 )     35,893
                                                         -----------  ----------  -----------  -----------
Partners' capital and stockholders' equity
  General partners.....................................         610       --          --              610
  Class A limited partners.............................      60,355       --          22,418    )(2     82,773
  Class A common stock.................................      --               35         (35  (1)     --
  Class B common stock.................................      --               48         (48  (1)     --
  Additional paid-in capital...........................      --           27,370     (27,370  (1)     --
  Retained deficit.....................................      --          (19,993)     19,993 (1)     --
  Treasury stock.......................................      --              (24)         24 (1)     --
                                                         -----------  ----------  -----------  -----------
    Total partners' capital and stockholders' equity...      60,965        7,436      14,982       83,383
                                                         -----------  ----------  -----------  -----------
    Total liabilities, partners' capital and
      stockholders' equity.............................  $   66,727   $   39,328  $   13,221   $  119,276
                                                         -----------  ----------  -----------  -----------
                                                         -----------  ----------  -----------  -----------

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997

             (IN THOUSANDS, EXCEPT PER UNIT AND PER SHARE AMOUNTS)


                                                                   HISTORICAL
                                                             ----------------------   PRO FORMA    PRO FORMA
                                                             PARTNERSHIP    HOMES    ADJUSTMENTS   COMBINED
                                                             -----------  ---------  -----------  -----------
Macadamia nut sales........................................   $  12,128   $  --       $  --        $  12,128
Property sales.............................................      --          13,108      --           13,108
                                                             -----------  ---------  -----------  -----------
    Total revenue..........................................      12,128      13,108      --           25,236
                                                             -----------  ---------  -----------  -----------
Costs of farming...........................................       9,507      --          --            9,507
Cost of property sales.....................................      --          12,297        (862)(6)     11,435
                                                             -----------  ---------  -----------  -----------
    Total costs............................................       9,507      12,297        (862)      20,942
                                                             -----------  ---------  -----------  -----------
    Gross profit (loss)....................................       2,621         811         862        4,294

General and administrative expenses........................         961       2,349         (75)(5)      3,235
Asset impairment loss......................................      --           4,178      --            4,178
                                                             -----------  ---------  -----------  -----------
    Operating income (loss)................................       1,660      (5,716)        937       (3,119)

Equity in earnings of Iao Partners.........................      --             100      --              100
Interest income (expense)--net.............................         171        (206)     --              (35)
Merger acquisition costs...................................      --            (510)        510(7)     --
Other income--net..........................................      --               7      --                7
                                                             -----------  ---------  -----------  -----------
    Income (loss) before income tax (benefit)..............       1,831      (6,325)      1,447       (3,047)
Gross income tax...........................................      --          --             150(4)        150
Tax benefit................................................     (13,750)     (2,340)     16,090(3)     --
                                                             -----------  ---------  -----------  -----------
    Net income (loss)......................................   $  15,581   $  (3,985)  $ (14,793)   $  (3,197)
                                                             -----------  ---------  -----------  -----------
                                                             -----------  ---------  -----------  -----------
Weighted average number of common shares or Class A units
  outstanding..............................................       7,500       8,332                   13,057
                                                             -----------  ---------               -----------
                                                             -----------  ---------               -----------
Earnings (loss) per common share or Class A unit...........   $    2.06   $   (0.48)               $   (0.24)
                                                             -----------  ---------               -----------
                                                             -----------  ---------               -----------

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following table sets forth the determination and preliminary allocation of the estimated purchase price based on a market value of $3.89 per share of the Partnership's Class A Units. This market value is based on the average of the closing market price of the Partnership's Class A Unit for twenty days following the announcement of the Merger Proposal on November 6, 1997.


                                                                                      (IN
                                                                                  THOUSANDS)
Merger exchange of shares (5,557,220 of the Partnership's Class A Units in
  exchange for 8,331,665 shares of Homes Common Stock).........................   $    21,618
Estimated transaction costs and expenses.......................................           800
                                                                                 -------------
Estimated purchase price.......................................................   $    22,418
                                                                                 -------------
                                                                                 -------------


The preliminary allocation of the estimated purchase price is as follows:

Current assets.................................................   $   1,471
Real estate developments.......................................      47,864
Other assets...................................................       3,214
Notes payable to banks.........................................     (24,806)
Other current liabilities......................................      (5,325)
                                                                 -----------
                                                                  $  22,418
                                                                 -----------
                                                                 -----------

------------------------

(1) To record the Partnership's acquisition of all of the outstanding Homes Common Stock in exchange for Class A Units.

(2) To record the preliminary allocation of the estimated purchase price of $22.4 million.

(3) To adjust deferred income taxes and income tax benefit to reflect the change in tax status from corporation to partnership.

(4) To record the recognition of a gross income tax of 3.5%.

(5) To record the anticipated change to the Managing Partner's management fee from two percent of operating cash flow to two percent of net income.


(6) To adjust the cost of property sales assuming the Merger had been consummated at the beginning of the year ended December 31, 1997.


(7) To eliminate Homes' merger related acquisition costs.

            DESCRIPTION OF CLASS A UNITS AND OF CERTAIN DIFFERENCES
                         IN RIGHTS OF SECURITY HOLDERS

DESCRIPTION OF CLASS A UNITS

    For discussion of the rights of Unitholders under the Amended Partnership Agreement, see "AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT." The following paragraphs discuss certain provisions of the Depositary Agreement between the Partnership and Chase Mellon Shareholder Services, Inc. as Depositary and are qualified in their entirety by reference thereto. The Depositary Agreement is incorporated by reference as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

    GENERAL. The Partnership currently has outstanding 7,500,000 Class A Units. Holders of Class A Units have no preemptive rights and may not take part in the operation, management or control of the Partnership.

    Upon the consummation of the Merger, the Managing Partner will deposit with the Depositary nonnegotiable Class A Unit certificates ("Certificates") for the number of Class A Units issuable in the Merger. Upon completion by holders of Homes Common Stock of certificate exchange procedures, including the delivery of executed Transfer Applications (see "THE MERGER--Surrender of Homes Stock Certificates"), the Exchange Agent will deliver to such holders Depositary Receipts evidencing ownership of the number of Class A Units on deposit in registered form into which such holders' shares of Homes Common Stock were converted in the Merger. Such Depositary Receipts may be held in nominee accounts, provided that the broker (or other nominee) executes a Transfer Application and completes other certificate exchange procedures.

    Among other attributes, ownership of Class A Units evidences entitlement to participate in a percentage of the Partnership's profits, losses and distributions in accordance with the percentage interests in the Partnership represented thereby. See "AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT--Summary of the Amended Partnership Agreement--ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS." The percentage interest in the Partnership represented by outstanding Class A Units will be subject to dilution in the event that the Partnership issues more Class A Units or other classes or series of securities. See "--SALE OF ADDITIONAL SECURITIES."

    The Depositary Receipts are registered under the Exchange Act, and the Partnership is subject to the reporting and proxy solicitation requirements of the Exchange Act and the rules and regulations thereunder. The Partnership is required to file periodic reports containing financial and other information with the Commission. See "AVAILABLE INFORMATION."

    The Depositary Receipts currently outstanding are listed on the NYSE and it is a condition to consummation of the Merger that the additional Depositary Receipts to be issued in the Merger be approved for listing, subject to official notice of issuance, on the NYSE.

    TRANSFER OF CLASS A UNITS. Class A Units evidenced by Depositary Receipts are securities and are freely transferable except as restricted by federal or state securities laws. A transferee who executes a Transfer Application thereby seeks admission as a substituted limited partner in the Partnership in respect of the transferred ownership of Class A Units and grants a power of attorney in favor of the Managing Partner. A record holder of a Depositary Receipt has the right to negotiate the Depositary Receipt and the Class A Units evidenced thereby to a subsequent purchaser or transferee.

    The transfer of Depositary Receipts and the Class A Units evidenced thereby are only recorded on the books of the Partnership upon execution and delivery to the Depositary of a Transfer Application. If a transferee fails to execute and deliver a Transfer Application, the transfer will not be recorded, and the transferor will continue to be the record holder. As a result, the transferor will continue to be mailed tax information and any cash distributions made by the Partnership, even though the transferor has done everything necessary on his, her or its part to effect the transfer. The purpose of requiring a Transfer Application to recognize a transfer is to ensure that the transferee becomes a limited partner and the transferor ceases to be a limited partner with respect to the transferred Class A Unit.

    Whether or not a transferee executes the Transfer Application, a transferee, by acceptance of a Depositary Receipt, agrees to be bound by and hold the Depositary Receipt subject to the terms and conditions of the Partnership Agreement and the Depositary Agreement. A transferor has the duty to provide the transferee with all requisite information which may be necessary to effect the transfer of the Depositary Receipt.

    A limited partner may withdraw the Class A Units evidenced by his Depositary Receipts by surrendering the Depositary Receipts for a Certificate representing the same number of Class A Units evidenced by the surrendered Depositary Receipt. Class A Unit Certificates are not transferable except by bequest, inheritance or operation of law. To transfer such Certificates, a holder must redeposit the Certificate and request a Depositary Receipt, which may then be transferred. Any such redeposit requires at least 60 days' advance written notice to the Depositary.

    Lost, stolen or destroyed Certificates or Depositary Receipts will be replaced upon the furnishing of a bond or other adequate security to the Partnership.

    RESIGNATION AND REMOVAL OF DEPOSITARY. Subject to certain notice provisions, the Depositary may at any time resign or be removed by the Partnership, in which case a qualified successor will be appointed by the Partnership.

    AMENDMENT. Any provision of the Depositary Agreement, including the form of Certificate, Depositary Receipt or Transfer Application, may at any time and from time to time be amended by agreement between the Partnership and the Depositary in any respect deemed necessary or desirable by the Partnership, without any affirmative approval by the Unitholders. No amendment to the Depositary Agreement, however, may impair the right of a Unitholder to surrender a Depositary Receipt and withdraw any of the deposited Class A Units evidenced thereby, and no amendment to the Depositary Agreement may be made without the approval of the Managing Partner. The Depositary will furnish notice to each record holder of a Depositary Receipt, and to each securities exchange on which Depositary Receipts are listed for trading, of any material amendment made to the Depositary Agreement. Each record holder of a Depositary Receipt at the time any amendment of the Depositary Agreement becomes effective will be deemed, by continuing to hold such Depositary Receipt, to consent and agree to the amendment and to be bound by the Depositary Agreement as so amended.

    Upon request by the Partnership, the Depositary will give notice of any material change in the fees or charges payable by holders of Depositary Receipts or Certificates or transferees of Depositary Receipts to any securities exchange on which such Depositary Receipts are listed for trading. Any change in such fees or charges will not be effective until the expiration of 90 days after the date of such notice.

    TERMINATION. The Depositary will terminate the Depositary Agreement, whenever directed to do so by the Partnership, by mailing notice of termination to the record holders of all Depositary Receipts and Certificates then outstanding at least 30 days before the date fixed for the termination in such notice.

    DUTIES AND STATUS OF DEPOSITARY. The Depositary's only duties as depositary are the essentially ministerial ones set forth in the Depositary Agreement. In addition to acting as depositary for the Class A Units, the Depositary acts as a registrar and transfer agent for the Class A Units. The Depositary is compensated by the Partnership for serving in such capacities. All fees charged by the Depositary for transfers of Depositary Receipts and withdrawals of Certificates for Class A Units are borne by the Partnership and not by the holders of Depositary Receipts or Certificates (except that fees similar to those customarily paid by stockholders for surety bond premiums to replace lost or stolen certificates, tax or other governmental charges, special charges for services requested by holders of Depositary Receipts or Certificates, including redeposit of withdrawn Certificates, and other similar fees or charges, will be borne by the affected holder of a Depositary Receipt or Certificate, as the case may be). There is no charge to holders of Depositary Receipts or Certificates for disbursements of the Partnership's cash distributions.

    The Depositary's principal executive office is located at 85 Challenger Road, Ridgefield Park, New Jersey 07660.

DESCRIPTION OF CERTAIN DIFFERENCES IN RIGHTS OF HOLDERS OF HOMES COMMON STOCK
  COMPARED TO RIGHTS OF HOLDERS OF CLASS A UNITS

    The following summary compares a number of the principal differences between ownership of Homes Common Stock and Class A Units (assuming the proposed amendments to the Partnership Agreement are effectuated). This summary is qualified in its entirety by the discussion of the Amended Partnership Agreement under "AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT," and by the Amended Partnership Agreement set forth as Appendix D and incorporated herein by reference.

    GENERAL

    CLASS A UNITS. The Partnership's outstanding equity securities consist of 7,500,000 Class A Units, together with a 1% general partner's interest. The Partnership Agreement does not limit the number of Class A Units that may be issued.


    HOMES COMMON STOCK. Homes' authorized common stock consists of 20,000,000 shares of Class A Common Stock, $0.01 par value, and 5,750,000 shares of Class B Common Stock, $0.01 par value. As of April 30, 1998, there were outstanding 3,741,846 shares of Class A Common Stock and 4,589,819 shares of Class B Common Stock. Homes is also authorized to issue 1,000,000 shares of preferred stock, $0.01 par value, but none have been issued. A total of 4,335 shares of the Class B Common Stock is held in Treasury and is not deemed to be outstanding.


    The Class A Common Stock and the Class B Common Stock are identical in all respects except that (i) the holders of the Class A Common Stock are entitled to one vote per share and the holders of Class B Common Stock are entitled to three votes per share with respect to all matters on which holders of Common Stock are entitled to vote, (ii) if stock dividends are declared, holders of Class A Common Stock will receive shares of Class A Common Stock and holders of Class B Common Stock will receive shares of Class B Common Stock, and (iii) each share of Class B Common Stock automatically converts into one share of Class A Common Stock upon any sale, transfer or other disposition of such share of Class B Common Stock by the initial holder thereof. Dividends may be declared and paid to the holders of Class B Common Stock only if at such time an equal per share dividend is declared and paid to the holders of Class A Common Stock, and vice versa. No shares of Homes Common Stock have preemptive rights.

    DISTRIBUTION AND DIVIDENDS

    CLASS A UNITS. Under the Amended Partnership Agreement, the Managing Partner has discretion to determine the amount of distributions. The Partnership may not issue equity securities senior to Class A Units without approval of a Majority Interest.

    HOMES COMMON STOCK. Dividends may be declared on Homes Common Stock in the discretion of the Homes Board of Directors from funds legally available for dividends, subject to certain restrictions. Dividends may be declared and paid to the holders of Homes Class B Common Stock only if at such time an equal per share dividend is declared and paid to the holders of Homes Class A Common Stock, and vice versa. Homes is required to obtain stockholder approval to increase the number of authorized shares of Homes Class B Common Stock prior to paying any stock dividend on the Homes Class B Common Stock.

If stock dividends are declared, holders of Homes Class A Common Stock will receive shares of Homes Class A Common Stock and holders of Homes Class B Common Stock will receive shares of Homes Class B Common Stock. The Homes Board of Directors may authorize the issuance of preferred stock that ranks senior to the Homes Common Stock with respect to the payment of dividends and other rights. The Homes Board of Directors also is authorized to fix the limitations and restrictions, if any, upon the payment of dividends on Homes Common Stock to be effective while any shares of preferred stock are outstanding. Unless granted by contract, holders of Homes Common Stock do not have preemptive rights.

    CONVERSION

    CLASS A UNITS.  None of the Class A Units is convertible.

    HOMES COMMON STOCK. Each share of Homes Class B Common Stock is automatically converted into one fully paid and nonassessable share of Homes Class A Common Stock upon any sale, transfer, or other disposition of such share of Homes Class B Common Stock by the original holder thereof. None of the Homes Class A Common Stock is convertible.

    REDEMPTION

    Neither Class A Units nor Homes Common Stock is subject to redemption.

    VOTING RIGHTS

    CLASS A UNITS. Unitholders of the Partnership, including persons who are limited partners and persons who are Assignees of record on the applicable record date, are entitled to one vote per Class A Unit on matters submitted to them for a vote. The right of Unitholders to vote on Partnership matters is limited to specific decisions as to which Unitholder approval is required by the Partnership Agreement. See "AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT--Summary of the Amended Partnership Agreement--PURPOSES, BUSINESS AND MANAGEMENT" and "--AMENDMENT OF AMENDED PARTNERSHIP AGREEMENT."

    HOMES COMMON STOCK. The holders of the Homes Class A Common Stock are entitled to one vote per share and the holders of Homes Class B Common Stock are entitled to three votes per share, both with respect to all matters on which holders of Homes Common Stock are entitled to vote. Except as otherwise required by law, holders of Homes Class A Common Stock and Homes Class B Common Stock vote together as a single class, subject to any voting rights that may be granted to holders of Homes preferred stock. Generally, matters requiring the vote of Homes Common Stock are approved by the affirmative vote of the holders of a majority of the votes that may be cast by holders of the outstanding shares of Homes Common Stock, except for matters governed by Section 203 of the DGCL and other matters specified in Homes' Certificate of Incorporation or Bylaws, some of which matters require a supermajority vote of at least 66 2/3% of the combined voting power of all shares of Homes Common Stock. Directors are elected by a plurality of votes cast by holders of shares present in person or represented by proxy and entitled to vote at a meeting for the election of directors, if a quorum of stockholders is represented.

    LIQUIDATION RIGHTS

    CLASS A UNITS. Upon liquidation of the Partnership, Unitholders share in any assets available for distribution in accordance with the Partnership Agreement; generally, after payment of or provision of payment of creditors and contingent liabilities, to Unitholders of the Partnership in proportion to and to the extent of their capital accounts. The Managing Partner may, with the approval of a Majority Interest, cause the Partnership to issue securities which are (or are convertible into securities which are) senior to the Class A Units with respect to distributions, allocation of profit and loss, liquidation or voting rights.

    HOMES COMMON STOCK. In the event of liquidation (or dissolution or winding up) of Homes, the holders of Homes Common Stock are entitled to share ratably in any assets of Homes remaining after creditors have been paid or provided for and after provision for any liquidation preferences on any outstanding class or series of Homes preferred stock. The Homes Board of Directors may authorize the issuance of preferred stock that ranks senior to the Homes Common Stock with respect to dividends and the distribution of assets on liquidation and voting rights without stockholder approval.

    ASSESSMENTS AND LIMITED LIABILITY

    CLASS A UNITS. Under the terms of the Amended Partnership Agreement, the holders of Class A Units are not subject to additional assessments. The liability of holders of Class A Units with respect to the activities of the Partnership is generally limited to their capital contributions, and their share of assets and undistributed profits. In certain circumstances, Unitholders may be liable for amounts improperly distributed to them. Holders of Class A Units may become personally liable for the obligations of the Partnership to the extent that they, in addition to exercising their rights as Unitholders, also take part in the control of the Partnership's business. See "AMENDMENTS TO THE PARTNERSHIP AGREEMENT AND SUMMARY OF AMENDED PARTNERSHIP AGREEMENT--Summary of the Amended Partnership Agreement--LIMITED LIABILITY."

    HOMES COMMON STOCK. Shares of Homes Common Stock are fully paid and nonassessable. Stockholders generally do not have personal liability for obligations of Homes.

    TRANSFERABILITY

    CLASS A UNITS. Depositary Receipts (but not Certificates) representing Class A Units are freely transferable and are traded on the New York Stock Exchange.

    HOMES COMMON STOCK. Shares of Homes Common Stock are freely transferable and its Class A Common Stock is quoted on the Nasdaq National Market.

    STATUTORY ANTI-TAKEOVER PROVISIONS

    CLASS A UNITS. There is no provision in the Delaware RULPA, to which the Partnership is subject, comparable to the provisions contained in Section 203 of the DGCL.

    HOMES COMMON STOCK. Homes is subject to the provisions of Section 203 of the DGCL, which restricts "business combinations" involving Homes and an "interested stockholder" (as these terms are defined under Section 203) for three years following the date on which the stockholder acquired 15% or more of the outstanding voting stock of Homes unless certain statutory exceptions are satisfied.

    MANAGEMENT; PROVISIONS WITH ANTI-TAKEOVER EFFECTS

    CLASS A UNITS. Management of the Partnership is vested in the Managing Partner. Unitholders have no right to participate in the election of the Managing Partner's directors. The Managing Partner may be removed only upon the affirmative votes of Unitholders owning at least 66 2/3% of the Class A Units then outstanding. Any removal action by the Unitholders must provide for the election of a new managing general partner. The right of the Unitholders to remove the Managing Partner cannot be exercised unless the Partnership has received an opinion of independent counsel that the removal of the Managing Partner and the selection of its successor will not result in (i) the loss of limited liability of any Unitholder or (ii) the treatment of the Partnership as an association taxable as a corporation for federal income tax purposes.

    HOMES COMMON STOCK. The business and affairs of Homes are managed by or under the direction of the Homes' Board of Directors, whose members are elected by a plurality of the votes cast by stockholders

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at a meeting at which a quorum is present. Homes' Certificate of Incorporation and Bylaws contain certain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management. The right of stockholders to cumulate votes in the election of directors is eliminated. Homes' Board of Directors (or its remaining members, even though less than a quorum) is empowered to fill vacancies on the Board occurring for any reason for the remainder of the term in which the vacancy occurred. Stockholders may remove a director or the entire Board with or without cause, and such removal requires the affirmative vote of a majority of the outstanding voting stock. Homes' Certificate of Incorporation provides that stockholders may not take action by written consent but only at a stockholders' meeting.

    Homes' authorized preferred stock consists of 1,000,000 shares, $0.01 par value, none of which is outstanding. Preferred stock may be issued in series from time to time with such designations, relative rights, priorities, preferences, qualifications, limitations, and restrictions thereof, to the extent not fixed in Homes' Certificate of Incorporation, as the Homes Board of Directors determines. Homes' Board of Directors, without stockholder approval, can issue preferred stock with voting and conversion rights that could affect adversely the voting power of the holders of Homes Common Stock. The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of Homes.

    TAXATION

    CLASS A UNITS. For federal income tax purposes, the Partnership is subject to a tax of 3.5% of the Partnership's gross income for each taxable year from the active conduct of trades and business. In other respects the Partnership is not a taxpaying entity for federal income tax purposes. Instead, each holder of Class A Units includes his share of the income, gains, losses, deductions, and credits attributable to the Partnership's operations in computing his taxable income without regard to the cash distributed to such holder. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

    HOMES COMMON STOCK. Homes is a taxable entity. A holder of Homes Common Stock is not taxed with respect to Homes income but realizes taxable income to the extent Homes makes actual distributions to him out of current or accumulated earnings or in other cases if distributions exceed the basis in his Homes Common Stock. For a discussion of the tax consequences of the Merger, see "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

    FINANCIAL REPORTING

    CLASS A UNITS. The Partnership is subject to the reporting requirements of the Exchange Act and files annual and quarterly reports thereunder with the Commission and with the New York Stock Exchange. The Partnership also provides annual and quarterly reports to holders of Class A Units.

    HOMES COMMON STOCK. Homes is subject to the reporting requirements of the Exchange Act and files annual and quarterly reports thereunder with the Commission and also with the National Association of Securities Dealers, Inc. Homes also provides annual reports to its stockholders.

    MEETINGS AND PROPOSALS

    CLASS A UNITS. Meetings of the Unitholders may be called and business proposed by limited partners holding at least 10% of the outstanding Class A Units. In addition, the Managing Partner may call Unitholders' meetings and propose business to be conducted at such a meeting. The Partnership is not required to hold annual meetings.

    HOMES COMMON STOCK. Special meetings of stockholders of Homes may be called and business proposed at those meetings only by the Chairman of Homes' Board of Directors or by the Secretary at the written request of a majority of the total number of directors Homes would have if there were no

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vacancies, upon not fewer than 10 or more than 60 days' written notice. Homes is required to hold annual meetings.

    INDEMNIFICATION

    CLASS A UNITS. The Amended Partnership Agreement provides that the Partnership will indemnify its general partners, any directors, officers, partners, and employees of a general partner and officers and employees of the Partnership against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement that they incur in connection with threatened or actual litigation or other proceedings if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceedings, they had no reasonable cause to believe and they did not believe their conduct was unlawful, provided that such conduct does not constitute gross negligence or willful or wanton misconduct.

    HOMES COMMON STOCK. Section 145 of the DGCL permits a corporation to indemnify any person who is, or is threatened to be made, a party to any suit owing to the fact that the person is or was a director, officer, employee or agent acting on behalf of the corporation, subject to a determination by the Homes Board of Directors that the person has met certain standards of conduct. The Homes Bylaws require indemnification of any director or officer of Homes to the extent permitted by Section 145 of the DGCL and permits indemnification of any employee or agent to the extent permitted by Section 145 of the DGCL.

    FIDUCIARY DUTIES; LIMITS ON LIABILITY

    CLASS A UNITS. The Amended Partnership Agreement provides that the general partners are liable to the Partnership and the Unitholders for gross negligence or willful or wanton misconduct. The general partners and their directors or officers are not liable to either the Partnership or Unitholders for errors in judgment or for any acts or omissions that do not constitute gross negligence or willful or wanton misconduct. In all transactions for or with the Partnership, a general partner must act in good faith and in a manner that the general partner believes to be in, or not opposed to, the best interests of the Partnership.

    HOMES COMMON STOCK. As allowed under Section 102 of the DGCL, the Homes certificate of incorporation eliminates in certain circumstances the personal liability of Homes' directors for monetary damages for a breach of their fiduciary duty as directors.

    MERGERS

    CLASS A UNITS. The Amended Partnership Agreement permits the Partnership to merge or consolidate, subject to approval of a Majority Interest.

    HOMES COMMON STOCK. Except with respect to certain business combinations with interested stockholders governed by Section 203 of the DGCL, the DGCL permits one corporation to merge with another corporation or limited partnership and generally requires that the merger be approved by the holders of a majority of the outstanding shares of the corporation's stock. In addition to any affirmative vote required by DGCL, under certain conditions a "Business Combination" (as defined in the Homes certificate of incorporation) involving Homes requires the affirmative vote of at least 66 2/3% of the combined voting power of all shares of Homes Common Stock, unless such "Business Combination" is approved by two-thirds of the whole Homes Board of Directors. "Business Combination" generally includes mergers, asset sales and various other extraordinary transactions between Homes and an "Interested Stockholder" or an Interested Stockholder's affiliates. "Interested Stockholder" generally includes persons who beneficially own more than 10% of Homes' outstanding voting securities. (Homes has been advised by its counsel that the provisions of the Homes certificate of incorporation requiring the affirmative vote of 66 2/3% of the votes entitled to be cast to approve a Business Combination do not apply to the Merger because (i) the

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Merger is not a "Business Combination," as defined in the Homes certificate of incorporation, and (ii) the Merger was approved by a vote of four out of six Homes' directors, with the other two directors (one of whom, John W.A. Buyers, is an "Interested Stockholder" under the foregoing provisions) abstaining.)

    APPRAISAL RIGHTS

    CLASS A UNITS. Neither the Amended Partnership Agreement nor the Delaware RULPA provides for rights similar to the appraisal rights of Homes Common Stock under the DGCL.

    HOMES COMMON STOCK. Under the DGCL, a holder of Homes Common Stock who does not vote in favor of a merger or consolidation of Homes may, upon compliance with certain procedures, be entitled to receive the fair value of his shares in cash in lieu of the consideration he otherwise would have received in the merger or consolidation. See "DISSENTERS RIGHTS." Appraisal rights apply with respect to the Merger but are not available in certain mergers, including (i) mergers in which Homes is the surviving corporation and no vote of its stockholders is required and (ii) mergers when Homes Common Stock is listed on a national securities exchange or held of record by more than 2,000 holders and the holders of Homes Common Stock are not required to accept in exchange for their shares anything other than shares of stock of the surviving corporation that, on the effective date of the merger, would be listed on a national securities exchange or held of record by more than 2,000 holders, cash in lieu of fractional shares, or any combination thereof. See "DISSENTERS RIGHTS."

    DERIVATIVE ACTIONS. Under Delaware law, subject to various limitations, limited partners and stockholders may institute legal action on behalf of a limited partnership or a corporation (a derivative action) when the general partners or board of directors have refused to bring the action, or (in general) where an effort to cause the general partners or board of directors to do so would be unlikely to succeed.

    RIGHT TO LIST OF HOLDERS; INSPECTION OF BOOKS AND RECORDS


    CLASS A UNITS. Except for certain information kept confidential by the Managing Partner pursuant to the power described in Amended Partnership Agreement, all books, records, reports, and accounts shall be open to inspection by any partner, on reasonable notice at any reasonable time during business hours, for any purpose reasonably related to the partner's interest as a partner. A partner has the right to make copies of the records at his expense. A partner also may request an accounting of Partnership affairs, whenever circumstances render it just and reasonable; furnishing of such information or conducting such accounting is at the partner's expense. A copy of the list of the names and addresses of all partners shall be furnished to any partner, upon request in person or by mail to a general partner. The partner requesting the list must pay the cost of copying the list and mailing, before the list is delivered.


    HOMES COMMON STOCK. Under Section 220 of the DGCL, any stockholder, in person or by attorney or other agent, has the right upon written demand under oath stating the purpose thereof, during the usual hours of business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose means a purpose reasonably related to such person's interest as a stockholder.

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                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    THE FOLLOWING DISCUSSION IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND OWNERSHIP OF CLASS A UNITS. UNLESS OTHERWISE INDICATED, STATEMENTS OF LEGAL CONCLUSIONS SET FORTH IN THIS SUMMARY CONSTITUTE THE OPINION OF CARLSMITH BALL WICHMAN CASE & ICHIKI, COUNSEL TO THE PARTNERSHIP ("COUNSEL"). THIS SUMMARY IS BASED UPON CURRENT LAW AND THE OPINION OF COUNSEL. FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH MAY BE RETROACTIVE, COULD ALTER OR MODIFY THE DISCUSSION SET FORTH BELOW. THE OPINION OF COUNSEL, AS SET FORTH BELOW, IS ALSO BASED, AMONG OTHER THINGS, ON CERTAIN ASSUMPTIONS REGARDING THE FACTUAL CIRCUMSTANCES THAT WILL EXIST AT THE EFFECTIVE TIME OF THE MERGER AND ON THE TRUTH AND CORRECTNESS OF CERTAIN REPRESENTATIONS AND COVENANTS TO BE MADE BY THE PARTNERSHIP AND HOMES PRIOR TO OR AS OF THE EFFECTIVE TIME. IF ANY OF THESE FACTUAL ASSUMPTIONS OR REPRESENTATIONS IS INACCURATE, THE TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP OF CLASS A UNITS COULD DIFFER FROM THOSE DESCRIBED BELOW.

    Neither the Partnership nor Homes intends to apply for a ruling from the IRS with respect to the federal income tax consequences of the Merger, the classification of the Partnership as a partnership for federal income tax purposes or any other matter affecting the Partnership. There can be no assurance that the IRS will not take a view contrary to those expressed herein. Unitholders and stockholders of Homes should also be aware that the opinion of Counsel represents the best judgment of such Counsel, but is not binding on the IRS or the courts. The costs of any contest with the IRS and the consequences of an adverse determination will be borne directly or indirectly by the Unitholders and the Managing Partner, including former Homes stockholders as Unitholders after the Merger.

    The following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended ("Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to changes that may or may not be retroactively applied. Many of the applicable Code provisions, particularly those added or modified by the 1997 Tax Act, have not been interpreted by the courts or the IRS. There have also been numerous changes to the Treasury regulations under Subchapter K of the Code during the past several years. All statements of legal conclusions contained in this section, unless otherwise noted, reflect Counsel's opinion with respect to the matters set forth. Finally, Counsel is of the opinion that the federal income tax discussion in this section with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Managing Partner, Homes or the Partnership included in such discussion as to which no opinion is expressed). Counsel's opinion is based upon currently applicable law and, accordingly, such opinion may be made inapplicable by future legislation, changes in Treasury regulations, IRS administrative decisions or court decisions, or any other change in currently applicable law. The rules dealing with federal income taxation are under continual review by Congress and the IRS and are subject to frequent revision. No assurance can be given that applicable federal income tax laws will not be changed in a manner that would have a material impact on the Partnership or the Unitholders.

    Although the following discussion is a summary of material federal income tax consequences, it does not include a complete analysis of all the potential federal income tax consequences that may vary with or be contingent upon individual circumstances of particular Unitholders or stockholders of Homes or their status or classification as persons subject to special treatment under the federal income tax laws, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers, persons who acquired their Homes Common Stock pursuant to the exercise of employee stock options, taxpayers subject to the alternative minimum tax and other special status taxpayers. Except as specifically noted, this discussion also does not address any aspects of state, local, or foreign tax laws or any federal tax laws other than those pertaining to income tax. In particular, stockholders of Homes who are individuals should be aware that the federal income tax rate on long-term capital gains of individuals is lower than the tax rate on mid-term capital gains, that the tax rates applicable to such long-term and mid-term capital gains are significantly lower than the tax rate that may apply to ordinary income or short-term capital gains of individuals, and that the amount of long-term capital gain, mid-term capital gain, short-term capital gain or ordinary income that may be realized by a particular

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Homes stockholder as a result of the Merger may vary depending on such stockholder's particular circumstances. Finally, the discussion of the consequences of the Merger to the stockholders of Homes does not apply to those stockholders who exercise dissenters rights. ALL UNITHOLDERS AND STOCKHOLDERS OF HOMES SHOULD THEREFORE CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM ARISING FROM THE MERGER AND THE OWNERSHIP OF CLASS A UNITS.

PARTNERSHIP STATUS

    In general, an entity taxed as a partnership is not subject to federal income tax at the entity level. Rather, each partner is required to take into account in computing his federal income tax liability his allocable share of income, gains, losses, deductions and credits of the Partnership, regardless of whether cash distributions are made. Distributions by a partnership to a partner are generally not taxable unless the distribution is in excess of the partner's adjusted basis in his partnership interest.

    CHECK-THE-BOX REGULATIONS. Treasury regulations effective as of January 1, 1997 under Section 7701 of the Code, sometimes referred to as the "check-the-box" regulations, permit certain business entities to elect to be classified as either a partnership or a corporation for federal income tax purposes, provided the business entity is not a PER SE corporation under the regulations. If a partnership is treated as a corporation under the publicly traded partnership rules of Section 7704 of the Code, discussed below, it would be a PER SE corporation and would not be eligible to elect partnership classification. If a partnership is not treated as a corporation under the publicly traded partnership rules and treated itself as a partnership under prior regulations in effect under Section 7701 of the Code before January 1, 1997, the partnership automatically retains its partnership classification under the check-the-box regulations, unless it is subsequently treated as a corporation under the publicly traded partnership rules or otherwise elects to be classified as a corporation. The check-the-box regulations provide that an eligible entity retains the classification it claimed prior to January 1, 1997 if three requirements are satisfied: (i) it had a reasonable basis for its claimed classification; (ii) the entity and all of its members recognized the federal tax consequences of any change in classification within the 60 months prior to January 1, 1997; and (iii) neither the entity, nor any member, was notified in writing on or before May 8, 1996, that the classification of the entity was under examination.

    The Partnership treated itself as a partnership under the prior regulations in effect under Section 7701 of the Code before January 1, 1997. The Managing Partner has represented to Counsel that no change in the Partnership's classification occurred within 60 months prior to January 1, 1997 and neither the Partnership, the Managing Partner nor, to the best knowledge and belief of the Managing Partner, any Unitholder, has ever been notified in writing that the classification of the Partnership was under examination. In the opinion of Counsel, the Partnership had a reasonable basis for claiming partnership status prior to January 1, 1997. Thus, provided that no Unitholder was in fact notified in writing on or before May 8, 1996 that the classification of the Partnership was under examination, the Partnership will under the check-the-box regulations be classified as a partnership for federal income tax purposes unless the Partnership is taxable as a corporation pursuant to the publicly traded partnership rules or otherwise elects to be classified as a corporation.

    PUBLICLY TRADED PARTNERSHIPS. Section 7704(a) of the Code provides generally that publicly traded partnerships (other than such partnerships that receive at least 90% of their income from certain types of activities) are to be taxed as corporations. For tax years beginning after December 31, 1987 but prior to January 1, 1998, a "grandfather" rule allowed a partnership which was publicly traded on December 17, 1987 to continue its partnership classification so long as it did not add a substantial new line of business. For tax years beginning before January 1, 1998, the Partnership relied on this grandfather rule in retaining its partnership tax status. For tax years beginning after December 31, 1997, Section 7704(g) of the Code, added by the 1997 Tax Act, provides an exception from corporate classification for partnerships previously qualifying under the grandfather rule who elect to be an "Electing 1987 Partnership" and consent to the imposition of a 3.5% tax on the partnership's gross income. The Managing Partner has represented to Counsel that in accordance with IRS Notice 98-3, 1998-3 I.R.B. 48, the Partnership has timely filed with

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the IRS an election to be an "Electing 1987 Partnership" under Section 7704(g)
of the Code for its first taxable year beginning after December 31, 1997.

    A partnership's election under Section 7704(g) of the Code to be an Electing 1987 Partnership will cease to be in effect and the partnership will be subject to Section 7704(a) of the Code as of the first day after December 31, 1997 on which the partnership adds a substantial new line of business. The grandfather rule for prior years contained a similar limitation with respect to a publicly traded partnership's addition of a substantial new line of business. The Managing Partner has represented to Counsel that the Partnership has not added a substantial new line of business at any time after December 17, 1987. If a substantial new line of business has been or is added by the Partnership after December 17, 1987, including pursuant to the Merger, the Partnership would be classified as a corporation as of the date of such addition.

    The Partnership's status as an Electing 1987 Partnership would also cease if the Partnership's election is revoked. While no Treasury regulations, proposed regulations or other administrative pronouncements under Section 7704(g) address the issue, the applicable Treasury regulations relating to the grandfather rules for existing partnerships for tax years beginning prior to January 1, 1998 provide that the issuance of additional partnership units or the termination of a partnership under Section 708(b)(1)(B) of the Code due to the sale or exchange of 50 percent or more of the total interests in partnership capital and profits do not in themselves terminate the status of a partnership as an existing partnership. While there can be no assurance that the IRS would not take a contrary view, Counsel believes that since Section 7704(g) of the Code was enacted to extend the grandfather rule under the 1987 Act, a similar rationale should apply with respect to a termination of an Electing 1987 Partnership under
Section 708(b)(1)(B) of the Code. See "Disposition of Units" and "Constructive Termination of Partnership." Counsel is therefore of the view that if there is a constructive termination of the Partnership under Section 708(b)(1)(B) of the Code, such termination will not be treated as revocation of the Partnership's election and consent for purposes of Section 7704(g) or disqualify the reconstituted Partnership from qualifying as an Electing 1987 Partnership. As discussed below under "Constructive Termination of Partnership," the Managing Partner anticipates that the Merger will result in a constructive termination of the Partnership under Section 708(b)(1)(B) of the Code. Consequently, the Managing Partner intends to file a protective election for the reconstituted Partnership to be an Electing 1987 Partnership under Section 7704(g) of the Code.

    In addition to the exception for Electing 1987 Partnerships, there is also an exception from corporate classification for publicly traded partnerships which meet a qualifying income test. Under Section 7704(c) of the Code, if 90% or more of a publicly traded partnership's gross income for every taxable year beginning after December 31, 1987 consists of "qualifying income" (the "Passive Income Exception"), it will not be treated as a corporation under Section 7704(a). "Qualifying income" includes (1) interest and dividend income, (2) income and gains derived from the exploration, development, mining or production, processing, refining, transportation or marketing of any mineral or natural resource, (3) real property rents, (4) gains from the sale of real property (including real property held by one considered to be a "dealer" in such property), and (5) gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes "qualifying income." The IRS has recently proposed regulations that would expand the definition of "qualifying income." However, the Partnership does not have income of the type described in the proposed regulations. The legislative history of
Section 7704 of the Code expressly excludes from the term "qualifying income" income derived from farming (including the cultivation of fruits or nuts). More than 10% of the Partnership's gross income each year has consisted of income from the sale of harvested macadamia nuts. Since such income does not constitute "qualifying income," the Partnership does not not qualify for the Passive Income Exception.

    If at some time the Partnership ceased to be treated as an "Electing 1987 Partnership" and was treated as a corporation under the publicly-traded partnership rules, the Partnership would be treated as contributing all of its assets (subject to all of its liabilities) to a newly formed corporation in exchange for all of such corporation's stock and as distributing such stock to Unitholders in complete liquidation of their respective interests in the Partnership. This deemed contribution and liquidation would be tax-free to

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Unitholders and the Partnership, so long as the Partnership, at such time, did not have liabilities in excess of the basis of its assets. Thereafter, the Partnership would be treated as a corporation.

    CONSEQUENCES OF CORPORATION STATUS. If the Partnership is treated as a corporation under the publicly-traded partnership rules or for any other reason, it will be treated as a separate taxpayer, and its income, gains, losses, deductions and credits would be reported on its own return instead of being passed through directly to Unitholders. The Partnership's net income would be subject to federal income tax, under current law at rates up to 35%. Losses realized by the Partnership would not flow through to Unitholders. Distributions made to Unitholders generally would be treated either as a taxable dividend of current and accumulated earnings and profits or, in the absence of earnings and profits, as a nontaxable return of capital (to the extent of the Unitholder's basis in his Class A Units) or as taxable capital gain (after the Unitholder's basis in his Class A Units is reduced to zero) provided the Class A Units are held as capital assets and the Partnership is not a collapsible corporation under Section 341 of the Code.

    RELIANCE BY COUNSEL ON FACTUAL REPRESENTATIONS AND COVENANTS OF THE MANAGING PARTNER. Under present law, and subject to the conditions and qualifications set forth below, the Partnership will for federal income tax purposes be treated as a partnership so long as (a) the Partnership's election to be an "Electing 1987 Partnership" is not revoked, (b) there is not the addition of a "substantial new line of business with respect to the Partnership," within the meaning of Section 7704(g)(2) of the Code and (c) the Partnership does not elect to be taxed as a corporation under the check-the-box regulations. The foregoing opinion as to the partnership tax status of the Partnership is based principally upon Counsel's interpretation of the Treasury regulations under Section 7701 of the Code, its interpretation of Section 7704 of the Code, and upon the following factual representations and covenants made to Counsel by the Managing Partner with respect to the Partnership:

        1. In accordance with IRS Notice 98-3, the Partnership has made a valid election to be an "Electing 1987 Partnership" under Section 7704(g) of the Code for its first taxable year beginning after December 31, 1997;

        2. The Partnership will be operated in accordance with applicable state partnership statutes, the Amended Partnership Agreement and the statements and representations made in this Joint Proxy Statement/Prospectus.

        3. As of immediately prior to the Effective Time, the Partnership has not added a substantial new line of business, within the meaning of Section 10211(c) of the 1987 Act, Section 7704(g) of the Code or Section 1.7704-2 of the Treasury regulations, at any time after December 17, 1987, and neither the Partnership nor any lower tier partnership in which the Partnership, directly or indirectly through one or more other partnerships, holds an interest has added any such substantial new line of business during any taxable year.

        4. Neither the Partnership, any Managing Partner nor to the best knowledge of the Managing Partner any Unitholder has been notified in writing that the classification of the Partnership was under examination, and there was no change in the Partnership's classification as a partnership within the 60 months prior to January 1, 1997.

    It is a condition to Closing that the Partnership and Homes shall have received opinions from each of Carlsmith Ball Wichman Case & Ichiki, counsel to the Partnership, and from Brobeck Phleger & Harrison LLP, special tax counsel to the Partnership, to the effect that the Merger will not disqualify the Partnership from qualifying as an "Electing 1987 Partnership" under Section 7704(g) of the Code. It is important to note, however, that such opinions will not be binding on the IRS or the courts and there can be no assurance that the IRS may not successfully take a contrary position. Although there are regulations under the prior grandfather rule, there presently are no regulations, administrative pronouncements or court interpretations of the meaning of "a substantial new line of business" for purposes of Section 7704(g) or whether the reconstituted partnership resulting from the constructive termination of the Partnership under Section 708(b)(1)(B) may qualify as an "electing 1987 partnership." Also, the opinions will be premised in

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part on certain factual assumptions as of the Effective Time, which assumptions may not necessarily be valid in the future. While under the proposed amendments to the Partnership Agreement the Partnership may not, without approval by a Majority Interest, engage in any activity that in the opinion of counsel or other tax advisor to the Partnership would likely disqualify the Partnership from qualifying as an Electing 1987 Partnership under Section 7704(g) of the Code, any such opinion would not be binding on the IRS or the courts. It therefore cannot be assured that the Partnership will be able to retain its partnership tax status in the future, even if operated in accordance with the Amended Partnership Agreement. Moreover, there can be no assurance that future law changes will not adversely affect the tax classification of the Partnership.

    The discussion below is premised on Counsel's conclusion that the Partnership will be classified as a partnership for federal income tax purposes. If the Partnership is in fact not classified as a partnership, most, if not all, of the tax consequences described below would not be applicable to Unitholders and distributions to Unitholders could be materially reduced. The discussion below is also based on the assumption that the Partnership will not elect to be treated as an Electing Large Partnership under Sections 771 through 777 of the Code, as added by the 1997 Tax Act. While an Electing Large Partnership is classified as a partnership for federal income tax purposes, a number of the provisions contained in Parts I, II and III of Subchapter K of the Code (Section 701 through and including Section 761 of the Code) do not apply to such partnerships. The discussion which follows assumes that Parts I, II and III of Subchapter K will continue to apply to the Partnership.

PARTNER STATUS

    Unitholders who become limited partners pursuant to the provisions of the Amended Partnership Agreement will be treated as partners of the Partnership for federal income tax purposes. Under the terms of the Amended Partnership Agreement, the holders of Homes Common Stock pursuant to the Merger Agreement will be Assignees of Class A Units at the Effective Time and will have the right to become limited partners automatically upon compliance with certain procedures. Upon the issuance of Class A Units pursuant to the Merger at the Effective Time, such Persons will be treated as partners of the Partnership for federal income tax purposes.

    The IRS has publicly ruled that assignees of partnership interests who have not been admitted to a partnership as partners, but who have the capacity to exercise substantial dominion and control over the assigned partnership interests, will be treated as partners in the partnership for federal income tax purposes. On the basis of such ruling, except as otherwise described herein, (a) Assignees who have executed and delivered Transfer Applications and are awaiting admission as limited partners, and (b) Unitholders whose Class A Units are held in street name or by another nominee will also be treated as partners for federal income tax purposes. As such ruling does not extend, on its facts, to assignees of Class A Units who are entitled to execute and deliver Transfer Applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver such Transfer Applications, the tax status of such assignees is unclear. Such assignees should consult their own tax advisors with respect to their status as partners in the Partnership for federal income tax purposes. A purchaser or other transferee of Class A Units who does not execute and deliver a Transfer Application might not receive certain federal income tax information or reports furnished to record holders of Class A Units unless the Class A Units are held in a nominee or street name account and the nominee or broker has executed and delivered a Transfer Application with respect to such Class A Units. Notwithstanding the foregoing, persons who are record holders of Homes Common Stock at the Effective Time and thereby become Assignees of Class A Units will for federal income tax purposes be treated as partners with respect to such Class A Units whether or not they submit Transfer Applications.

    A beneficial owner of Class A Units whose Class A Units have been transferred to a short seller to complete a short sale would appear to lose his status as a Partner with respect to such Class A Units for federal income tax purposes. See "Tax Treatment of Operations" and "Disposition of Units--Treatment of Short Sales."

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OVERVIEW OF TAX CONSEQUENCES OF MERGER AND CONVERSION OF HOMES COMMON STOCK INTO
  CLASS A UNITS


    TAX TREATMENT OF MERGER AND CONVERSION OF HOMES COMMON STOCK. It is the opinion of Counsel that while the matter is not free from doubt, the Merger will for federal income tax purposes be treated as (a) a contribution by Homes of its assets and liabilities to the capital of the Partnership and the assumption by the Partnership of the aforesaid assets and liabilities of Homes in exchange for the Class A Units to be issued in exchange for the Homes Common Stock pursuant to the Merger Agreement, and (b) a distribution by Homes of such Class A Units to the stockholders of Homes in complete liquidation of Homes. Under Section 331 of the Code, property received by a stockholder of Homes in a distribution in complete liquidation of Homes will be considered full payment in exchange for such stockholder's Homes Common Stock. Accordingly, for federal income tax purposes, a stockholder of Homes will recognize gain or loss upon the Merger in an amount equal to the difference between the (1) sum of the fair market value of the Class A Units into which his Homes Common Stock will be converted at the Effective Time of the Merger and any cash received by him in lieu of a fraction of a Class A Unit and (2) his tax basis in such Homes Common Stock. Provided that the Homes Common Stock surrendered in the Merger constitutes a capital asset in the hands of the stockholder and Homes is not a "collapsible corporation" within the meaning of Section 341 of the Code, this gain or loss will be capital gain or loss.


    In general, the tax basis of Class A Units received by a stockholder of Homes as a result of the Merger initially will equal the fair market value of the Class A Units received by him in the Merger, plus his share of the non-recourse liabilities, if any, of the Partnership. See "Tax Consequences of Unit Ownership--Basis of Class A Units."

    Under Section 721 of the Code, Homes will not recognize gain or loss upon the deemed contribution of its assets and properties to the Partnership and the assumption of the Homes liabilities by the Partnership in exchange for Class A Units pursuant to the Merger, provided any money deemed distributed to Homes under Section 752(b) of the Code does not exceed Homes' basis in the Class A Units it is deemed to receive. Homes has represented to Counsel that the adjusted basis of its assets exceeds the amount of its liabilities, including any such liabilities that may arise as the result of the Merger. It therefore is not anticipated that Homes' deemed contribution of its assets and liabilities to the Partnership will result in the recognition of gain or loss to Homes. However, because the Merger is also treated for federal income tax purposes as a distribution by Homes of the Class A Units in complete liquidation of Homes, Homes will recognize gain (or loss) on such deemed distribution under Section 336(a) of the Code as if it had sold the Class A Units at their fair market value to the stockholders of Homes. For purposes of determining Homes' gain on such deemed sale, its tax basis with respect to the Class A Units will be its adjusted basis in the assets it is deemed to contribute to the Partnership plus its share of the Partnership's nonrecourse liabilities (if any), less the liabilities of Homes assumed by the Partnership in the Merger, provided, however, the determination of Homes' gain attributable to inventory and unrealized receivables of the Partnership will be determined under Section 751 of the Code. Section 751 of the Code treats amounts received in exchange for a partnership interest as realized from property which is not a capital asset to the extent attributable to the partnership inventory and unrealized receivables. See "Disposition of Units--Gain or Loss in General."

    Based on Homes' current estimates of the fair market values and adjusted tax bases of its assets and the amount of its liabilities to be assumed in the Merger, and assuming that the fair market value of the Class A Units deemed to be sold by Homes does not exceed approximately $4.40 per Class A Unit as of the Effective Time, the Merger is not expected to result in a tax liability to Homes. However, if the adjusted tax basis of Homes' assets is lower than is presently estimated, the amount of Homes' liabilities is greater than the basis of Homes' assets or if the fair market value of the Class A Units deemed to be sold by Homes is greater than approximately $4.40 per Class A Unit as of the date on which the Merger is effective, Homes may incur a tax liability as a result of the Merger, which tax liability may be substantial.

    Pursuant to the Merger, the Partnership will assume all tax liabilities of Homes, including any tax liability of Homes arising as a result of gain recognized by Homes on its deemed liquidation under Section 336(a) of the Code. Stockholders of Homes who receive the Class A Units as a result of the

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Merger will not assume any tax liabilities of Homes and such tax liabilities assumed by the Partnership will not be classified as "nonrecourse" liabilities of the Partnership (i.e., the Managing Partner will bear the risk of loss with respect to such tax liabilities). Accordingly, such assumed tax liabilities will not increase the basis of any Unitholder with respect to his Class A Units.

    The Merger will not be taxable to the Partnership or to the existing Unitholders. However, as discussed in the preceding paragraph, the Partnership will assume any tax liability which Homes incurs in the Merger. The Partnership's basis in the assets and properties which Homes is deemed to contribute to the Partnership will be the adjusted basis of such assets and properties to Homes at the Effective Time of the Merger.


    There are no regulations, published rulings or court cases which address specifically the tax treatment of the merger of a corporation with a partnership in a merger such as the Merger. While the IRS has ruled privately that the conversion of a corporation into a limited liability company that is taxed as a partnership ("LLC") by way of a merger of the corporation into the LLC is to be treated as a transfer by the corporation of its assets to the LLC in exchange for the LLC's assumption of the corporation's liabilities and the corporation's receipt of an ownership interest in the LLC, followed by a distribution by the corporation of the LLC interests to the shareholders of the corporation in liquidation of the corporation, the ruling by its terms may be relied on only by the taxpayer to whom it was issued and may not otherwise be used or cited as precedent. Further, the ruling predates proposed regulations issued by the IRS which address the effect of elective changes to an entity's tax classification. Under the proposed regulations, an election to change the tax status of an LLC from a corporation to a partnership is treated as a distribution of the LLC's assets and liabilities to its members in liquidation, followed by the contribution of those assets and liabilities by the members to a new partnership resulting from the conversion. Although the proposed regulations do not address the treatment of mergers such as the Merger, they create an element of uncertainty as to the IRS' treatment of such transactions. Thus, while it is Counsel's opinion that, for federal income tax purposes, the Merger will be treated as described above, it is possible that the IRS could characterize the Merger as either (i) a distribution by Homes of its assets and liabilities to the stockholders of Homes in liquidation, followed by such stockholders' contribution of the assets and liabilities to the Partnership in exchange for the Class A Units, or (ii) a contribution by the stockholders of Homes of their Homes Common Stock to the Partnership in exchange for Class A Units followed by a distribution by Homes of its assets and liabilities to the Partnership in liquidation. If the Merger is so characterized, the tax consequences to Homes, the stockholders of Homes and the Partnership may differ materially from those described in this tax discussion, particularly if the IRS successfully also takes the position that the fair market value of Homes' assets, net of its liabilities, is greater than the fair market value of the Class A Units issued pursuant to the Merger. In such event, the taxable gain to Homes and resulting tax liability to be assumed by the Partnership could be substantially greater than anticipated. In addition, if the Merger is successfully recharacterized by the IRS, there would be no constructive termination of the Partnership under
Section 708(b)(1)(B) and the Homes shareholders would not receive a basis adjustment under Section 743(b). See "Constructive Termination of Partnership" and "Tax Treatment of Operations--SECTION 754 ELECTION". Finally, the taxable gain and resulting tax liability to the Homes shareholders could be substantially greater (if the Merger is recharacterized under the preceding clause (i) as a liquidation of Homes and contribution of assets) or less (if the Merger is recharacterized under the preceding clause (ii) as a contribution of stock and liquidation of Homes) than anticipated.


    SECTION 754 ELECTION. The Partnership has made an election under Section 754 of the Code. If there is a transfer of Units by sale or exchange (or upon the death of a partner), the Section 754 election requires the Partnership to make certain adjustments to the basis of the Partnership's property with respect to the transferee Unitholder pursuant to Section 743(b) of the Code. Because the Class A Units issued in the Merger will be treated as distributed to the stockholders of Homes in a complete liquidation of Homes, the stockholders of Homes will be treated as having received such Class A Units in a sale or exchange for purposes of Section 754 of the Code. The effect of Section 754 of the Code on Unitholders, including the treatment of the Merger for purposes of
Section 754 and Section 743(b) of the Code, is discussed under

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"Tax Treatment of Operations--Section 754 Election," "Allocation of Partnership
Income, Gain, Loss and Deduction--THE AMENDED PARTNERSHIP AGREEMENT" and "Constructive Termination of Partnership."

    SECTION 704(C). Because the Merger will generally be treated as if Homes contributed its properties and assets to the Partnership in exchange for the Class A Units and because the Merger will result in a revaluation of the Partnership's assets to fair market value for purposes of maintaining the Partnership's capital accounts, with the capital accounts of the existing Unitholders and the Managing Partner being adjusted to reflect their allocable shares of unrealized appreciation or depreciation in the Partnership's assets, certain differences between the fair market values and tax bases of the Partnership's properties ("book-tax disparities") will arise. Section 704(c) of the Code and the applicable Treasury regulations require that income, gain, loss and deduction with respect to such contributed properties or such Adjusted Properties be shared among the Partners to take into account these book-tax disparities. In addition, because a Section 754 election is in effect, the basis adjustments arising as a result of this election will affect these book-tax disparities and will be applied using the principles of Section 704(c) of the Code. See "Allocation of Partnership Income, Gain, Loss and Deduction--The Amended Partnership Agreement" and "Tax Treatment of Operations--Section 754 Election."

TAX CONSEQUENCES OF UNIT OWNERSHIP

    TREATMENT OF PARTNERSHIP DISTRIBUTIONS. Distributions by the Partnership to a Unitholder generally will not be taxable to such Unitholder for federal income tax purposes to the extent of his basis in his Class A Units immediately before the distribution. Cash distributions in excess of such basis generally will result in taxable gain in the amount of such excess, a portion of which may be taxed as ordinary income. Any reduction, either through repayment or otherwise, in a Unitholder's share of any Partnership liabilities for which no Partner bears the economic risk of loss ("nonrecourse liabilities"), will be treated as a distribution of cash to such Unitholder. A decrease in a Unitholder's allocable share (as defined in the Amended Partnership Agreement) in the Partnership because of a Partnership offering of additional Class A Units will decrease such Unitholder's share of nonrecourse liabilities (if any) of the Partnership and thus will result in a corresponding deemed distribution of cash. The Merger will result in the issuance of additional Class A Units. Accordingly, if an existing Unitholder's allocable share of the Partnership's non-recourse liabilities before the Merger is less than such Unitholder's share of the Partnership's non-recourse liabilities after the Merger, including any such non-recourse liabilities of Homes assumed in the Merger, such decrease will be a deemed cash distribution to the Unitholder.

    When a partnership has substantially appreciated inventory or unrealized receivables ("Section 751 property"), Section 751(b) of the Code provides that a distribution, including a current distribution, a distribution in liquidation of a partner's interest or a distribution in dissolution of the partnership, can give rise to ordinary income where partners receive a disproportionate share of
Section 751(b) property or of other partnership property. This situation could arise, for example, where a dissolving partnership having Section 751(b) property does not distribute such Section 751 property proportionately to all partners. To the extent a partner does not receive his proportionate share of
Section 751 property (e.g., a partner receiving only cash), such partner would be treated as having sold the balance of his share of Section 751 property. The Partnership does not anticipate making any current distributions to Unitholders which would be treated as disproportionate distributions of Section 751 property or other property, nor does the Partnership anticipate making any liquidating distributions to Unitholders, other than distributions occurring upon the eventual dissolution of the Partnership. Upon dissolution of the Partnership, the Managing Partner has authority to distribute Partnership assets in a manner which could result in some Unitholders receiving a disproportionately greater share of cash and/or other non-Section 751 property and other Unitholders receiving a disproportionately greater share of Section 751 property. Such disproportionate distributions could cause a Unitholder who did not receive his proportionate share of Section 751 property to realize ordinary income to the extent the Unitholder's share of Section 751 property deemed sold for cash or other property exceeded the Unitholder's share of the Partnership's basis for such Section 751 property. See also "Disposition of Units."

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
    FLOW-THROUGH OF TAXABLE INCOME. Each Unitholder will be required to take into account his allocable share of income, gain, loss and deduction of the Partnership, including the Partnership's allocable share of income, gain, loss and deduction from its investment(s) in lower tier partnerships, without regard to whether corresponding cash distributions are received by Unitholders. Consequently, a Unitholder may be allocated income from the Partnership although he has not received a cash distribution in respect of such income. IT IS POSSIBLE THAT A UNITHOLDER'S SHARE OF TAXABLE INCOME, OR TAX LIABILITY WITH RESPECT THERETO, MAY EXCEED THE AMOUNT OF CASH DISTRIBUTED TO THE UNITHOLDER. See "AMENDMENTS TO PARTNERSHIP AGREEMENT AND SUMMARY OF THE AMENDED PARTNERSHIP AGREEMENT--Summary of Proposed Amendments--AMENDMENTS RELATING TO CHANGES TO DISTRIBUTION PROVISIONS."

    BASIS OF CLASS A UNITS. In general, a Unitholder's initial tax basis for his Class A Units will equal the price of such Class A Units to him plus his share of nonrecourse liabilities, if any, of the Partnership. For a stockholder of Homes who receives Class A Units in the Merger, his deemed purchase price for the Class A Units will be the fair market value of such Class A Units. The Merger will be treated as a distribution of the Class A Units in complete liquidation of Homes and will cause the stockholders of Homes to recognize gain or loss with respect to their Homes Common Stock; Section 334 (a) of the Code provides that in such circumstances, a distributee's basis in the distributed property equals the fair market value of such property at the time of distribution. A Unitholder's initial tax basis will generally be increased by
(a) a Unitholder's share of Partnership income and gain, including tax-exempt income and (b) increases in his share of nonrecourse liabilities incurred by the Partnership, if any, and decreased (but not below zero) by (i) his share of Partnership distributions, (ii) decreases in his share of nonrecourse liabilities of the Partnership, if any, (iii) his share of losses of the Partnership, and (iv) his share of nondeductible expenditures of the Partnership which are not chargeable to capital. See "Disposition of Units--Gain or Loss in General." If there is a constructive tax termination of the Partnership under
Section 708(b)(1)(B) of the Code, the adjusted basis of a Unitholder's partnership interest in the new partnership resulting from such termination will be the same as the adjusted basis of his interest in the terminated partnership. See "Constructive Termination of Partnership."

    LIMITATIONS ON DEDUCTIBILITY OF LOSSES.  The passive loss limitations of
Section 469 of the Code generally provide that individuals, estates, trusts and certain closely held corporations and personal service corporations can only deduct losses from passive activities (generally, activities in which the taxpayer does not materially participate) that are not in excess of the taxpayer's income from such passive activities or investments. Such passive loss limitations are to be applied separately with respect to publicly traded partnerships. Consequently, losses generated by the Partnership, if any, will only be available to offset future income generated by the Partnership and will not be available to offset income from other passive activities or investments (including other publicly traded partnerships) or salary or active business income. Passive losses which are not deductible because they exceed the Unitholder's income generated by the Partnership may be deducted in full when the Unitholder disposes of his entire investment in the Partnership to an unrelated party in a fully taxable transaction.

    In addition to the foregoing limitations, a Unitholder may not deduct from taxable income his share of Partnership losses, if any, to the extent that such losses exceed the lesser of (a) the adjusted tax basis of his Class A Units at the end of the Partnership's taxable year in which the loss occurs and (b) the amount for which the Unitholder is considered "at risk" at the end of that year. In general, a Unitholder will initially be "at risk" to the extent of the purchase price of his Class A Units. A Unitholder's "at risk" amount increases or decreases as his adjusted basis in his Class A Units increases or decreases, except that nonrecourse liabilities of the Partnership generally are not included in determining his "at risk" amount. Losses disallowed to a Unitholder as a result of these rules can be carried forward and may be allowable to the Unitholder to the extent that his adjusted basis or "at risk" amount (whichever was the limiting factor) is increased in a subsequent year. The "at risk" rules apply to an individual Unitholder, a stockholder of a corporate Unitholder that is an S corporation and a corporate Unitholder if fifty percent (50%) or more of the value of its stock is owned directly or indirectly by five or fewer individuals during the last half of the taxable year.

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    LIMITATIONS ON INTEREST DEDUCTIONS.  The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of such taxpayer's "net investment income." Investment interest expense includes
(i) interest on indebtedness properly allocable to property held for investment,
(ii) a partnership's interest expense attributed to portfolio income, and (iii) the portion of interest expense incurred or continued to purchase or carry an interest in a passive activity to the extent attributable to portfolio income. The computation of a Unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a Class A Unit to the extent attributable to portfolio income of the Partnership. Net investment income includes gross income from property held for investment, gain attributable to the disposition of property held for investment and amounts treated as portfolio income pursuant to the passive loss rules less deductible expenses (other than interest) directly connected with the production of investment income. In addition, a Unitholder's share of the Partnership's portfolio income from the foregoing sources will be treated as investment income.

    Investment interest deductions that are disallowed may be carried forward and deducted in subsequent years to the extent of net investment income in such years.

    CHARACTERIZATION OF PARTNERSHIP INCOME FOR PURPOSES OF LIMITATION ON DEDUCTIBILITY OF LOSSES AND INTEREST. A Unitholder's share of net income from the Partnership may be offset by any suspended passive losses from the Partnership, but may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships. The IRS has announced that Treasury regulations will be issued treating the net passive income (generally, income other than portfolio income less deductions and losses related to such income) from publicly traded partnerships, such as the Partnership, as investment income under Section 163(d) of the Code. Investment income may be offset by investment interest expense. Although not addressed in the IRS announcement, gain (in excess of losses from earlier years suspended under the passive loss limitations) from the sale or other dispositions of Class A Units may also be investment income under Section 163(d) of the Code that could also be offset by investment interest expense.

ALLOCATION OF PARTNERSHIP INCOME, GAIN, LOSS AND DEDUCTION

    Under Section 704(b) of the Code, a partnership's allocation of any item of income, gain, loss or deduction to a partner will not be given effect for federal income tax purposes unless it has "substantial economic effect," or is otherwise allocated in accordance with the partner's interest in the partnership. If the allocation does not satisfy this standard, it will be reallocated among the partners on the basis of their respective interests in the partnership, taking into account all facts and circumstances.

    TREASURY REGULATIONS. Treasury regulations under Section 704(b) of the Code delineate the circumstances under which the IRS will view partnership allocations as having an "economic effect" that is "substantial." Generally, for an allocation to have "economic effect" under the regulations (a) the allocation must be reflected as an appropriate increase or decrease in a capital account maintained for each partner in accordance with specific rules set forth in the regulations, (b) liquidating distributions (including complete redemption of a partner's interest in the partnership) must, throughout the term of the partnership, be made in accordance with the partners' positive capital account balances, and (c) any partner with a deficit balance in his capital account following a liquidating distribution must be unconditionally obligated (either by contract or state law) to restore the amount of such deficit to the partnership within a limited period of time.

    If the first two of these requirements are met, but the partner to whom an allocation of loss or deduction is made is not obligated to restore the full amount of any deficit balance in his capital account upon liquidation of the partnership, such allocation of loss or deduction will still have economic effect if (1) the agreement contains a "qualified income offset" provision and
(2) the allocation either does not (i) cause a deficit balance in a partner's capital account (reduced by certain anticipated adjustments, allocations and distributions specified in the regulations) as of the end of the partnership taxable year to

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which the allocation relates or (ii) increase any such deficit balance in this specially adjusted capital account by more than the partner's unpaid obligation to contribute additional capital to the partnership. A qualified income offset provision requires that in the event of any unexpected distribution (or specified adjustments or allocations) which results in a deficit "adjusted" capital account balance, there must be an allocation of income or gain to the distributee that eliminates the resulting capital account deficit as quickly as possible.

    The regulations require generally that capital accounts be (1) increased to reflect a partner's (i) capital contributions of cash or property and (ii) allocations of income or gains and (2) decreased to reflect (i) distributions of cash or property and (ii) allocations of deductions or losses. For this purpose, the regulations require that capital accounts be credited with the fair market value of contributed property (net of attendant liabilities) and reduced by the fair market value of distributed property (net of attendant liabilities). In addition, the regulations permit the adjustment of capital accounts to reflect the revaluation of existing partnership property ("adjusted property") to fair market value upon a contribution or distribution of money or other property in consideration for the acquisition or relinquishment of an interest in the partnership. Once a partner's capital account has been adjusted to reflect the value of a contributed or adjusted property, any item of depreciation, amortization, gain or loss attributable to such property must be computed, for capital account purposes, by taking into account such value (rather than tax basis). (References herein to the "book basis" of a property or to a partner's "book capital account" are intended to refer to such basis or capital account, as adjusted to reflect any such revaluation and recomputed depreciation, gain or loss.)

    Crediting a partner's capital account with the fair market value of a contributed property or adjusted property creates a disparity between the partner's book capital account and a pure "tax" capital account (a "book-tax disparity"), because the tax capital account would reflect only the tax basis, rather than the book basis, of such property. Book-tax disparities arising from a revaluation of any such property are eliminated through tax allocations that cause the partner whose book capital account reflects unrealized gain or loss attributable to any such property to bear the corresponding tax benefit or burden associated with the recognition of such unrealized gain or loss in accordance with the principles of Section 704(c) of the Code. The allocations of these tax items that differ in amount from their correlative book items do not have economic effect because they are not reflected in the partners' capital accounts, having already been reflected upon the revaluation of the contributed or adjusted property. The regulations provide, however, that the allocations of such items will be deemed to be in accordance with the partners' interests in the partnership if they are made in accordance with Section 704(c) principles.

    In general, deductions attributable to nonrecourse liabilities of a partnership (for which no partner bears the economic risk of loss) must be allocated in accordance with the partners' interests in the partnership. The amount of nonrecourse deductions for a taxable year equals the excess, if any, of the net increase in the amount of partnership "minimum gain" during that taxable year over the aggregate amount of any distributions during such year of proceeds of a nonrecourse liability that are allocable to an increase in partnership minimum gain. Partnership minimum gain is determined by computing, with respect to each nonrecourse liability of a partnership, the amount of gain (of whatever character), if any, that the partnership would realize for tax purposes by disposing of the partnership property (subject to such liability) in a taxable transaction in full satisfaction of such liability and for no other consideration. If, however, partnership property subject to one or more nonrecourse liabilities of a partnership is properly reflected on the books of the partnership at a book value that differs from the adjusted tax basis of such property, such book value, rather than adjusted tax basis, is used to compute the partnership minimum gain.

    Under the regulations, deductions attributable to nonrecourse liabilities of a partnership will be deemed to be allocated in accordance with the partners' interests in a partnership if the partnership agreement provides, among other required provisions, that allocations of nonrecourse deductions are made in a manner that is reasonably consistent with allocations (which have substantial economic effect) of

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other significant partnership items of income or loss attributable to partnership property securing the nonrecourse liabilities of the partnership. In addition, the partnership agreement must contain a "minimum gain chargeback" provision. In general, a partnership agreement contains a minimum gain chargeback provision if it provides that if there is a net decrease in partnership minimum gain for a partnership taxable year, each partner must be allocated (prior to any other allocations of partnership items under Section 704(b) of the Code) items of income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, an amount equal to such partner's share of the net decrease in partnership minimum gain during such year.

    The regulations also contain rules addressing both (1) the allocation of deductions attributed to nonrecourse loans made by a partner to a partnership and (2) the impact on the nonrecourse allocation rules of a partnership's distribution of proceeds from a nonrecourse loan (whether made by a third party or a partner). Due to the highly technical nature of these rules and the fact that it is not presently contemplated by the Managing Partner that the Partnership will (1) borrow on a nonrecourse basis from a partner or (2) distribute nonrecourse debt proceeds to the Partners, these rules are not discussed herein.

    An allocation must not only satisfy the economic effect test to be respected, but that economic effect must also be "substantial." The economic effect of an allocation is substantial if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. As a general matter, however, the economic effect of an allocation is not substantial if, at the time the allocation is adopted, the after-tax economic consequences of at least one partner may, in present value terms, be enhanced by such allocation, but there is a strong likelihood that the after-tax economic consequences of no other partner will, in present value terms, be substantially diminished by such allocation.

    THE AMENDED PARTNERSHIP AGREEMENT. The Amended Partnership Agreement provides that a capital account be maintained for each Partner. The capital account maintenance provisions of the Amended Partnership Agreement are consistent with the applicable tax accounting principles set forth in the regulations, and provide that all allocations to a Partner be reflected by an appropriate increase or decrease in the Partner's capital account. In addition, distributions upon liquidation of the Partnership are to be made in accordance with positive capital account balances. Unitholders are not required to contribute capital to the Partnership to restore deficit balances in their capital accounts upon liquidation of the Partnership. However, the Amended Partnership Agreement contains a qualified income offset provision, discussed above, which under the regulations should obviate the requirement to restore negative capital accounts. The Amended Partnership Agreement also contains a minimum gain chargeback provision.

    In general, the Partnership's items of income, gain, loss, deduction and credit will be allocated, for book and tax purposes, in accordance with the allocable shares of the Managing Partner and the Unitholders.

    Immediately prior to the issuance of Class A Units pursuant to the Merger, the existing properties of the Partnership will be revalued on the books of the Partnership to fair market value and the capital accounts of the Managing Partner and the existing Unitholders will be adjusted to reflect their allocable shares of increases or, if applicable, decreases in value in the Partnership's assets relative to the values presently reflected on the books of the Partnership maintained for capital account accounting purposes. With respect to these adjusted properties, all subsequent items of income, gain, loss and deductions will be required to first be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code. Thus, depreciation and amortization deductions, as well as gain or loss, attributable to these adjusted properties will be allocated in a manner such that the Managing Partner and the existing Unitholders bear, over the life of the adjusted properties, the deferred tax burden attributable

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to the unrealized appreciation credited to their capital accounts (through allocations of a disproportionately reduced share of depreciation and increased share of gain attributable to such appreciated properties) or, if the adjusted properties have decreased in value, the deferred tax benefit attributable to such decrease and reflected in their capital accounts (through allocations of a disproportionately increased share of depreciation and an increased share of loss attributable to such devalued properties). Existing Unitholders should, thus, be aware that if the revaluation of the Partnership's depreciable property results in an increase in the book value of such depreciable property in excess of its tax basis, the revaluation will result in the existing Unitholders receiving a smaller portion of the tax depreciation with respect to such depreciable property, and the revaluation of the Partnership's appreciated property will also cause the existing Unitholders to be allocated a larger portion of the tax gain from a subsequent disposition of such property to the extent necessary to eliminate any remaining book-tax disparity. As a result of these revaluations of the Partnership's property, stockholders of Homes who become Unitholders pursuant to the Merger will be allocated depreciation deductions and gain or loss attributable to these adjusted properties, generally, as if such properties had a tax basis equal to the fair market values established upon their revaluation. Thus, with respect to the Partnership's existing property that is revalued upwards, the new Unitholders will be allocated a disproportionately greater share of depreciation and lesser share of tax gain attributable to such properties, and if the Partnership has property which is revalued downward, the new Unitholders will be allocated a disproportionately lesser share of depreciation and a lesser share of tax loss attributable to such devalued properties.

    Based on present estimates by the Managing Partner, the revaluation of the Partnership's properties is anticipated to result in a disproportionate shift of the Partnership's depreciation deductions following the Merger from the existing Unitholders to the stockholders of Homes, resulting in an increased allocation of taxable income (but not distributions) to the existing Unitholders relative to the stockholders of Homes. The Managing Partner intends to utilize a convention and allocation method that minimizes the effect of this required shift to the existing Unitholders. The Managing Partner estimates that the effect of this shift, together with the effect of the constructive tax termination, will be to reduce the depreciation deductions available to the existing Unitholders by approximately $0.009 per Class A Unit in 1998, $0.034 per Class A Unit in 1999, $0.030 per Class A Unit in 2000 and decreasing amounts thereafter. The corresponding estimates of increases in depreciation deductions available to the Homes stockholders who become Unitholders are approximately $0.012 per Class A Unit in 1998, $0.045 per Class A Unit in 1999, $0.040 per Class A Unit in 2000 and decreasing amounts thereafter. The discrepancy between the per unit reductions to the existing Unitholder and the per unit increases to the Homes stockholders is due to the relative number of Class A Units held (or to be held) by the two groups.

    The properties deemed contributed by Homes in connection with the Merger will be credited to Homes' capital account at fair market value. With respect to these contributed properties, all items of income, gain, loss and deduction shall also be allocated pursuant to Section 704(c) of the Code to take into account the book-tax disparities that would exist as to Homes because of differences between the Partnership's tax basis in the contributed properties (generally a carryover of Homes tax basis in such property) and the fair market value of the contributed properties for capital account purposes. Stockholders of Homes who receive Class A Units in the Merger will be treated as transferees of the Class A Units from Homes, and for purposes of Section 704(c) of the Code and the applicable Treasury regulations, allocations with respect to the contributed properties received from Homes would generally be made to such Unitholders in the same manner as they would have been made to Homes. Normally, these Unitholders would bear, over the life of such contributed properties, the deferred tax burden attributable to the contributed properties' unrealized appreciation (if any) or the deferred tax benefit attributable to such contributed properties' unrealized depreciation (if any), measured as of Effective Time of the Merger. However, because the Partnership has made a
Section 754 election, the basis of the contributed properties as to these Unitholders should be adjusted as provided in Section 743(b) of the Code to reflect the fair market value of the Class A Units as of the Effective Time of the Merger. As to such Unitholders, the combined effect of the Section 754 election and basis adjustment and the operative provisions of

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Section 704(c) and the applicable Treasury Regulations should, over time, result generally in such Unitholders being allocated items of income, gain, loss or deduction as if there had been no difference between such contributed properties' book value and its tax basis at the time of contribution. However, because of the complexity of the calculations and the interaction of Sections 704(c) and 743(b), this result is not certain.

    Under Section 704(c) principles, a partner cannot be allocated more depreciation, gain or loss than the total amount of any such item recognized by the partnership in a particular taxable period. This rule, often referred to as the "ceiling limitation," will apply equally to the Section 704(c) allocation of items attributable to the Partnership's existing properties and to the contributed properties in the Merger. Without certain remedial allocations, the ceiling limitation could prevent Homes stockholders acquiring Class A Units in the Merger from receiving depreciation, gain or loss comparable to that which they would have received had the tax basis of such properties actually been adjusted to fair market value. Under the Amended Partnership Agreement, the Managing Partner is permitted to make certain remedial allocations. Because of the election under Section 754 of the Code and the basis adjustment under
Section 743(b) of the Code, the combined effect of the basis adjustment and the remedial allocations should eliminate the adverse effect of the ceiling limitation on a subsequent purchaser of Class A Units, regardless of whether the seller of the Class A Units is an existing Unitholder or a present stockholder of Homes. However, because of the complexity of the calculations and the interaction of Sections 704(c) and 743(b), this result is not certain.

    The Amended Partnership Agreement also requires gain from the sale of properties of the Partnership that is characterized as recapture income to be allocated among the Unitholders and the Managing Partner in the same manner in which such Partners were allocated the deductions giving rise to such recapture income. The regulations tend to support a special allocation of recapture income. However, such regulations do not specifically address a special allocation based on the allocation of the deductions giving rise to such recapture income, as provided for in the Amended Partnership Agreement. Therefore, it is not clear that the allocations of recapture income provided for in the Amended Partnership Agreement will be given effect for federal income tax purposes. If the allocations with respect to such recapture income are not respected, such items will be reallocated to all Unitholders and the Managing Partner according to their allocable shares.


    It is the opinion of Counsel that while the matter is not free from doubt, the allocations of income, gain, loss and deduction (and items thereof) under the Amended Partnership Agreement will be respected as having "substantial economic effect." However, because of the complexities arising from the Partnership's Section 754 election, the accounting and allocation conventions utilized by the Partnership and the allocation principles under Section 704(c) with respect to property that has been revalued on the books of the Partnership this result cannot be assured. Unitholders and stockholders of Homes should be aware that certain aspects of the allocations contained in the Amended Partnership Agreement may be challenged by the IRS, and such challenges may be sustained. If an allocation contained in the Amended Partnership Agreement is not given effect for federal income tax purposes, items of income, gain, loss, deduction or credit will be reallocated among the Unitholders and the Managing Partner in accordance with their respective interests in such items, based upon all the relevant facts and circumstances. Such reallocation among the Unitholders and the Managing Partner of such items of income, gain, loss, deduction or credit allocated under the Amended Partnership Agreement could result in additional taxable income to the Unitholders. Such reallocation of Partnership items could also affect the uniformity of the intrinsic federal income tax characteristics of the Class A Units. See "Uniformity of Units."


TAX TREATMENT OF OPERATIONS

    ADDITIONAL TAX ON ELECTING 1987 PARTNERSHIPS. Under Section 7704(g)(3) of the Code, as added by the 1997 Act, the Partnership, as an Electing 1987 Partnership, is subject to a tax of 3.5% of the Partnership's gross income for each taxable year from the active conduct of trades and businesses by the Partnership.

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Because following the Merger the Partnership will also be a partner in another partnership, the Partnership's gross income for purposes of this tax will include the Partnership's distributive share of the gross income from such lower tier partnership from the active conduct of trades and businesses conducted by such other partnership. This tax is generally treated as imposed by Chapter 1, Normal Taxes and Surtaxes, of the Code, except for purposes of determining the amount of any credit allowable under Chapter 1 of the Code. The tax is neither deductible by the Partnership nor creditable by the Unitholders.

    INCOME AND DEDUCTIONS IN GENERAL. Each Unitholder will be required to report on his income tax return his allocable share of income, gains, losses and deductions of the Partnership. Such items must be included on the Unitholder's federal income tax return without regard to whether the Partnership makes a distribution of cash to the Unitholder. A Unitholder is generally entitled to offset his allocable share of the Partnership's passive income with his allocable share of losses generated by the Partnership, if any. See "Tax Consequences of Unit Ownership--Limitations on Deductibility of Losses." Except for the 3.5% tax described in "Tax Treatment of Operations--Additional Tax on Electing 1987 Partnership," no federal income tax will be payable by the Partnership. However, the Partnership will assume pursuant to the Merger any tax liability of Homes resulting from the Merger, as well as any tax liabilities of Homes for prior taxable years of Homes unless such tax liabilities are covered by the tax indemnity provided by CBCL in connection with the spin-off of Homes in 1993.

    ACCOUNTING METHOD AND TAXABLE YEAR. The Partnership will continue to use the accrual method of accounting and, generally, will be required to capitalize direct and indirect expenses and its costs with respect to the development of the real properties received from Homes in the Merger and held for sale to customers in the ordinary course of business. The Partnership has adopted the calendar year as its taxable year.

    INCOME FROM PARTNERSHIP ASSETS. Proceeds from the sale of macadamia nuts and any other property held for sale to customers in the ordinary course of the Partnership's business ("dealer property") will be taxable to the Unitholders as ordinary income. Any gain or loss realized on the sale or exchange of property used in the Partnership's business, if held by the Partnership for more than one year, will be taxed as gain or loss described in Section 1231 of the Code, except to the extent of any recapture income. See "Depreciation Deductions; Recapture" below. A Unitholder's distributive share of any Section 1231 gain or loss will be aggregated, at the individual Unitholder level, with any other gains and losses realized by such Unitholder from the disposition of property used in a trade or business, as defined in Section 1231(b) of the Code. Section 1231 gains and losses are further aggregated with gains and losses resulting from the involuntary conversion of such properties and of capital assets held in connection with a trade or business or a transaction entered into for profit for the requisite holding period. If a net gain results, all such gains and losses will be capital gains and losses; if a net loss results, all such gains and losses will be ordinary income and losses. In addition, net Section 1231 gains will be treated as ordinary income to the extent of prior net Section 1231 losses of the taxpayer or predecessor taxpayer for the five most recent prior taxable years, to the extent such losses have not previously been offset against
Section 1231 gains. Losses are deemed recaptured in the chronological order in which they arose.

    Much of the real property acquired by the Partnership from Homes in the Merger will be considered dealer property, the sale of which will generate ordinary income or loss. The Partnership will also acquire from Homes in the Merger real property that Homes believes should not be considered dealer property and therefore would generate capital gain or loss if and when such property is sold by the Partnership. Interest income from the Partnership's short-term cash investments and from residential mortgages received by the Partnership in the Merger and from subsequent sales of real property by the Partnership will also be ordinary income. The Partnership will generally not be permitted to use the installment method of reporting gain from the sale of real property which is treated as dealer property, except in those situations where the Partnership sells unimproved residential lots and elects under Section 453(l) of the Code to pay interest on the deferred tax liability from the sale. This means if the Partnership realizes gain

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from real property (other than unimproved residential lots or property that is not dealer property) sold under a deferred payment arrangement, the Partnership will be required for federal income tax purposes to recognize such gain at the time of sale, even though it will not receive full payment for such property until some later time.

    INITIAL TAX BASIS OF PARTNERSHIP ASSETS. The tax basis established for the various assets of the Partnership will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of the Partnership's assets. The Partnership's basis in the contributed property received from Homes in the Merger will be the same as the basis Homes had with respect to such contributed property immediately prior to the Effective Time. The revaluations of the existing properties of the Partnership will not modify the Partnership's tax basis with respect to those properties, although as previously discussed, the allocations provided in the Amended Partnership Agreement will provide the Unitholders with tax benefits or burdens that reflect the difference between the tax basis of such properties and their book value following the revaluation. While similar rules will also apply to the new Unitholders with respect to the contributed properties transferred by Homes in the Merger, these new Unitholders will receive a special adjustment with respect to their share of the Partnership's tax basis in the Partnership's assets pursuant to Section 743(b) of the Code. See "Allocation of Partnership Income, Gain, Loss and Deduction--THE AMENDED PARTNERSHIP AGREEMENT."

    HOLDING PERIOD OF HOMES' PROPERTIES. As of the Effective Time, the Partnership's holding period with respect to the assets deemed to be contributed to the Partnership by Homes pursuant to the Merger will be the same as Homes' holding period with respect to such assets.

    DEPRECIATION DEDUCTIONS; RECAPTURE. Any recognizable gain arising from a disposition of depreciable property (other than real property that has been depreciated using the straight-line method) by the Partnership will be subject to recapture (i.e., taxed as ordinary income rather than capital gain) to the extent of previous depreciation deductions attributable to the property and any basis reductions as a result of investment credit attributable to the property. Recapture may also result upon disposition of Class A Units or upon certain distributions by the Partnership (including deemed distributions upon the issuance of additional Class A Units by the Partnership). See "Tax Consequences of Unit Ownership--Treatment of Partnership Distributions." The Managing Partner does not anticipate that any significant portion of the assets being acquired from Homes in the Merger will be depreciable property for federal income tax purposes.

    DEDUCTIBILITY OF FEES. The Partnership will claim deductions for the management fees paid to the Managing Partner as such fees are accrued. These fees will be deductible to the extent they are considered ordinary and necessary business expenses of the Partnership under Section 162 of the Code.

    SECTION 754 ELECTION.  The Partnership has made the election permitted by
Section 754 of the Code. Such election is irrevocable without the consent of the IRS. The election will generally require a purchaser of Class A Units to adjust his share of the basis in the Partnership's properties ("inside basis") pursuant to Section 743(b) of the Code to fair market value, as if he had acquired a direct interest in the Partnership's assets. In the case of Class A Units to be issued in connection with the Merger, the Section 743(b) adjustment acts in concert with Section 704(c) allocations in providing the purchaser of such Class A Units with a fair market value inside basis. See "Allocation of Partnership Income, Gain, Loss and Deduction." The Section 743(b) adjustment is attributed solely to a purchaser of Class A Units and is not reflected in the basis of Partnership assets associated with all of the Unitholders. The allocation of the
Section 743(b) adjustment must be made in accordance with the principles of
Section 1060 of the Code. Based on these principles, the IRS may seek to reallocate some portion of this Section 743(b) adjustment to nondepreciable goodwill.

    A Section 754 election is advantageous if the transferee's basis in such Class A Units is higher than such Class A Units' share of the aggregate basis to the Partnership of the Partnership's assets immediately

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prior to the transfer. In such case, pursuant to the election, the transferee would take a new and higher basis in his share of the Partnership's assets for purposes of calculating, among other items, his depreciation deductions and his share of any gain or loss on a sale of the Partnership's assets. Conversely, a
Section 754 election is disadvantageous if the transferee's basis in such Class A Units is lower than such Class A Units' share of the aggregate basis of the Partnership's assets immediately prior to the transfer. Thus, the amount which a Unitholder will be able to obtain upon a subsequent sale of his Class A Units may be affected either favorably or adversely by the election.

    The calculations under Section 743 are highly complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative cost to the Partnership, the Managing Partner will apply certain conventions in determining and allocating the Section 743 basis adjustments. It is possible that the IRS will successfully assert that the conventions utilized by the Managing Partner do not satisfy the technical requirements of the Code or the regulations and, thus, require different basis adjustments to be made.

    In the event of a termination of the Partnership under Section 708(b)(1)(B) of the Code because of the sale or exchange of 50 percent or more of the total interests in Partnership capital and profits within a 12-month period, recently issued regulations provide that a Section 754 election, including an election made by the terminated partnership on its final return, that is in effect for the taxable year of the terminated partnership in which the sale occurs, applies with respect to the incoming partner. A partner with a special basis adjustment in the old partnership under Section 743(b) will continue to have the same basis adjustment under Section 743(b) of the Code in the new partnership, regardless of whether the new partnership has a Section 754 election in effect. A termination of the Partnership under Section 708(b)(1)(B) would, however, terminate the Section 754 election as to the partnership created as a result of the termination. In such event, the Managing Partner is authorized under the Amended Partnership Agreement to make a new Section 754 election for its first taxable year following the termination.

    ESTIMATES OF RELATIVE FAIR MARKET VALUE AND BASIS OF PROPERTIES. The consequences of the acquisition, ownership and disposition of Class A Units will depend in part on estimates by the Managing Partner of the relative fair market values and determinations of the tax bases of the assets of the Partnership. The federal income tax consequences of such estimates and determination of basis may be subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determinations of basis were found to be incorrect, the character and amount of items of income, gain, loss, deduction or credit previously reported by Unitholders might change, and Unitholders might be required to amend their previously filed tax returns and pay additional tax or to file claims for refund.

DISPOSITION OF UNITS

    GAIN OR LOSS IN GENERAL. If a Class A Unit is sold or otherwise disposed of, the determination of gain or loss from the sale or other disposition will be based on the difference between the amount realized and the tax basis for such Unit. See "Tax Consequences of Unit Ownership--Basis of Units." Upon the sale of his Class A Units, a Unitholder's "amount realized" will be measured by the sum of the cash or other property received plus the portion of the Partnership's nonrecourse liabilities, if any, allocated to the Class A Units sold. Similarly, upon a gift of his Class A Units, a Unitholder will be deemed to have realized an amount equal to the portion of the Partnership's nonrecourse liabilities, if any, allocable to such Class A Units. To the extent that the amount of cash or other property received plus the allocable share of the Partnership's nonrecourse liabilities, if any, exceeds the Unitholder's basis for the Class A Units disposed of, the Unitholder will recognize gain. The tax liability resulting from any such gain could exceed under certain limited circumstances the amount of cash received upon the disposition of such Class A Units.

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    The IRS has ruled that a partner must maintain an aggregate adjusted tax basis for his interests in a single partnership (consisting of all interests acquired in separate transactions). On a sale of a portion of such aggregate interest, such partner would be required to allocate his aggregate tax basis between the interest sold and the interest retained by some equitable apportionment method. If applicable, the aggregation of tax basis of a Unitholder effectively prohibits a Unitholder from choosing among Class A Units with varying amounts of inherent gain or loss to control the timing of the recognition of such inherent gain or loss as would be possible in a stock transaction. Thus, the ruling may result in an acceleration of gain or deferral of loss on a sale of a portion of a Unitholder's Class A Units. It is not clear whether such ruling applies to publicly traded partnerships, such as the Partnership, the interests in which are evidenced by separate registered certificates providing a verifiable means of identifying each separate interest and tracing the purchase price of such interest. A Unitholder considering the purchase of additional Class A Units or a sale of Class A Units purchased at differing prices should consult his tax advisor as to the possible consequences of that ruling.

    To the extent that a portion of the amount realized upon the sale of a Class A Unit is attributable to a Unitholder's share of "inventory items" and "unrealized receivables" of the Partnership, as those terms are defined in
Section 751 of the Code, such portion will be treated as ordinary income. For this purpose, inventory items generally include any property the sale of which would give rise to ordinary income to the Partnership (e.g., property held primarily for sale to customers and property used in the Partnership's business with a holding period of less than one year). "Unrealized receivables" include potential depreciation recapture associated with Partnership assets.

    It is anticipated the Partnership will have substantial unrealized receivables as a result of recapturable depreciation deductions with respect to certain properties currently held by the Partnership. See "Tax Treatment of Operations--COST RECOVERY DEDUCTIONS; RECAPTURE". However, the Managing Partner does not anticipate that such properties would constitute inventory for purposes of Section 751 of the Code. By comparison, a substantial portion of the properties being acquired from Homes in the Merger will be considered inventory for purposes of Section 751, as would the macadamia nuts produced by the Partnership. See "Income from Partnership Assets." Any loss recognized upon the sale of Class A Units will generally be a capital loss. Ordinary income attributable to unrealized receivables and inventory items may exceed the net taxable gain realized upon a sale of Class A Units and may be recognized even if there is a net taxable loss realized upon the sale. Gain from the sale or other disposition of a Class A Unit may constitute investment income under Section 163(d) of the Code.

    A Unitholder must report to the transfer agent (on behalf of the Partnership) any transfer of Class A Units. See "Administrative
Matters--INFORMATION RETURN FILING REQUIREMENTS."

    The treatment of distributions received after a Unitholder has disposed of his Class A Units is unclear. Such a distribution may be fully taxable as ordinary income or may reduce a Unitholder's basis for the Class A Units disposed of, resulting in a larger gain or smaller loss from such disposition.

    TRANSFEROR/TRANSFEREE ALLOCATIONS. The Managing Partner has adopted a monthly method of allocating Partnership income among Unitholders. Under this method, a Unitholder on the last day of a calendar month will be allocated the entire succeeding month's income (or loss) with respect to the Class A Unit, even if the Unitholder disposes of the Class A Unit before the end of the succeeding month. Conversely, a Unitholder who acquires a Class A Unit on or after the first day of a calendar month will not be allocated income (or loss) for that month with respect to that Class A Unit, even if the Class A Unit is held on the last day of the month. This method of allocation necessarily results in transferors and transferees of Class A Units being allocated items of income or loss which did not actually accrue while they were Unitholders. The IRS may contend that taxable income or loss of the Partnership must be allocated among the Unitholders in a manner different from that presently used. If the IRS were to sustain any such contention, the Unitholders' respective tax liabilities would be adjusted, and some Unitholders would be required to pay additional tax. The Managing Partner is authorized to revise the Partnership's method of

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allocation between transferors and transferees, as well as among Partners whose interests otherwise vary during a taxable period, in order to comply with any regulations promulgated by the IRS.

    TREATMENT OF SHORT SALES. It would appear that a Unitholder whose Class A Units are loaned to a "short seller" to cover a short sale of Class A Units would be considered as having transferred beneficial ownership of such Class A Units and would, thus, no longer be a Partner with respect to such Class A Units during the period of such loan. As a result, during such period any Partnership income, gain, deductions, losses or credits with respect to such Class A Units would appear not to be reportable by such Unitholder, any cash distributions received by the Unitholder with respect to such Class A Units would be fully taxable and all of such distributions would appear to be treated as ordinary income. The IRS may also contend that a loan of Class A Units to a "short seller" constitutes a taxable exchange. If such a contention were successfully made, the lending Unitholder may be required to recognize gain or loss. Unitholders desiring to assure their status as partners should modify their brokerage account agreements, if any, to prohibit their brokers from borrowing their Class A Units. The IRS has announced that it is actively studying issues relating to the tax treatment of short sales of partnership interests.

CONSTRUCTIVE TERMINATION OF PARTNERSHIP

    Under Section 708(b)(1)(B) of the Code, a partnership will be considered to have terminated for federal income tax purposes if within a twelve-month period there is a sale or exchange of 50% or more of the interests in partnership capital and profits. In this regard, however, a Class A Unit that changes hands several times during a 12-month period will only be counted once for purposes of determining whether a termination has occurred. A termination of the Partnership under Section 708(b)(1)(B) will also terminate any lower tier partnership in which the Partnership owns a 50% or greater interest.

    Based on estimates of sales and exchanges of interests in Partnership capital and profits during the 12 months prior to the Effective Time and the number of Class A Units to be issued in connection with the Merger, the Managing Partner anticipates that the Merger will result in the constructive tax termination of the Partnership under Section 708(b)(1)(B) of the Code. Upon such a termination, the Partnership will be deemed to have (i) contributed all of its assets and liabilities to a new partnership in exchange for interests in the new partnership and (ii) distributed the interests in the new partnership to the Managing Partner and the Unitholders, including the former stockholders of Homes (as assignees of Homes), in liquidation. The constructive termination will result in the Partnership's depreciable assets being treated as newly placed in service on the date of termination, thereby extending the period over which such properties are depreciated and delaying the resulting cost recovery deductions allocable to Unitholders.

    A Unitholder will not recognize any taxable gain or loss as a result of the deemed contribution of assets to or distribution of interests in the "new" partnership by the "old" partnership incident to a termination of the Partnership. The Unitholders' capital accounts will be unaffected by a termination and no new Section 704(c) allocations will occur, since property of the Partnership will be treated as property to which Section 704(c) applies only to the extent Section 704(c) applied to such property in the hands of the terminated partnership. While the issue is not free from doubt, it is reasonable to conclude that a Unitholder's basis and holding period with respect to the Class A Units will not change as a result of a termination under Section 708(b)(1)(B). The Partnership will have to file tax returns for the period ending with the date of the termination, and will have to make a new Section 754 election for such an election to be in effect for the new partnership. If the Unitholder's taxable year is other than the calendar year, the inclusion of more than one year of Partnership taxable income in a single taxable year of the Unitholder will occur. A termination of the Partnership will not generally affect the characterization of the Partnership as a partnership for tax purposes, and will not affect its status as a partnership under Delaware law. A termination of the Partnership could cause the Partnership or its assets to become subject to other unfavorable statutory or regulatory changes enacted prior to the termination, but previously not applicable to the Partnership or its assets because of protective "transitional" rules.

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    If the Partnership's tax return for the short tax year resulting from the termination is not timely filed or the Partnership fails to furnish the Partners or nominees with timely and correct information statements required under
Section 6031(b) of the Code, such failures could have some or all of the following consequences. First, failure to file a timely partnership return would subject the Partnership to a penalty equal to $50, multiplied by the number of persons who were Unitholders during any part of the taxable year and multiplied by the number of months (or fraction thereof) during which such a failure continued (up to a maximum of 5 months), unless such failure was due to reasonable cause. Secondly, failure to provide timely and complete information statements to the Unitholders or nominees would subject the Partnership to a penalty of $50 for each statement with respect to which such failure occurs, up to a maximum of $100,000 per calendar year, unless such failure is due to reasonable cause and not willful neglect. The Amended Partnership Agreement gives the Managing Partner the authority to cause the Partnership to enter into such agreements with the IRS as will simplify the return filing requirements of the Partnership, provided that such agreements are not anticipated to have a material adverse effect on the Partnership or the Unitholders.

UNIFORMITY OF UNITS

    Since the Partnership cannot match transferors and transferees of Class A Units, uniformity of the intrinsic economic and tax characteristics of the Class A Units to a purchaser of such Class A Units must be maintained. In the absence of such uniformity, compliance with a number of federal income tax requirements, both statutory and regulatory, could be substantially diminished. In addition, such non-uniformity could have a negative impact on the ability of a Unitholder to dispose of his interest in the Partnership. Various circumstances can give rise to a lack of uniformity in the intrinsic tax characteristics of (i) Class A Units sold pursuant to the initial offering of Class A Units in 1986, (ii) Class A Units issued by the Partnership in 1989, (iii) Class A Units to be issued in connection with the Merger, (iv) Class A Units issued by the Partnership subsequent to the Merger, including such Class A Units issued pursuant to an employee benefit plan of the Partnership such as the Unit Option Plan; and (v) all Class A Units following a termination of the Partnership under Section 708(b)(1)(B) of the Code.

    The Partnership intends to specially allocate items of income and deduction in a manner that is intended to preserve the uniformity of intrinsic tax characteristics among Class A Units. Such special allocations will be made solely for federal income tax purposes. See "Allocation of Partnership Income, Gain, Loss and Deduction--THE AMENDED PARTNERSHIP AGREEMENT."

ADMINISTRATIVE MATTERS

    PARTNERSHIP INCOME TAX INFORMATION RETURNS AND PARTNERSHIP AUDIT
PROCEDURES. The Partnership plans to furnish Unitholders with tax information within 90 days after the close of each Partnership taxable year. Specifically, the Partnership intends to furnish to each Unitholder a Schedule K-1 which sets forth his allocable share of the Partnership's income, gains, losses, deductions and credits, if any. In preparing such information, the Managing Partner will necessarily use various accounting and reporting conventions to determine each Unitholder's allocable share of income, gains, losses and deductions. There is no assurance that any such conventions will yield a result that conforms to the requirements of the Code, regulations thereunder or administrative pronouncements of the IRS. The Managing Partner cannot assure current or prospective Unitholders that the IRS will not contend that such accounting and reporting conventions are impermissible. Contesting any such allegations would result in additional expense to the Partnership. In addition, if the IRS were to prevail, Unitholders could incur additional significant liability for taxes and interest.

    The federal income tax information returns filed by the Partnership may be audited by the IRS. The Code contains partnership audit procedures that significantly simplify the manner in which IRS audit adjustments of partnership items are resolved. Adjustments (if any) resulting from such an audit may require each Unitholder to file an amended tax return, and possibly may result in an audit of the

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
Unitholder's return. Any audit of a Unitholder's return could result in adjustments of non-Partnership as well as Partnership items.

    Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit is determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with each partner. The Code provides for one partner to be designated as the "Tax Matters Partner" for these purposes. The Amended Partnership Agreement appoints the Managing Partner as the Tax Matters Partner for the Partnership.

    The Tax Matters Partner is entitled to make certain elections on behalf of the Partnership and Unitholders and can extend the statute of limitations for assessment of tax deficiencies against Unitholders with respect to Partnership items. In connection with adjustments to Partnership tax returns proposed by the IRS, the Tax Matters Partner may bind any Unitholder with less than a one percent (1%) profits interest in the Partnership to a settlement with the IRS unless the Unitholder elects, by filing a statement with the IRS, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all the Unitholders are bound) of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, such review may be sought by any Unitholder having at least a one percent (1%) interest in the profits of the Partnership and by Unitholders having, in the aggregate, at least a five percent (5%) profits interest. Only one judicial proceeding will go forward, however, and each Unitholder with an interest in the outcome may participate.

    The Unitholders will generally be required to treat Partnership items on their federal income tax returns in a manner consistent with the treatment of the items on the Partnership information return. In general, that consistency requirement is waived if the Unitholder files a statement with the IRS identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the treatment of the item by the Unitholder to the treatment on the Partnership return. Even if the consistency requirement is waived, adjustments to the Unitholder's tax liability with respect to Partnership items may result from an audit of the Partnership's or the Unitholder's tax return. Intentional or negligent disregard of the consistency requirement may subject a Unitholder to substantial penalties.

    NOMINEE REPORTING. Persons who hold an interest in the Partnership as a nominee for another person must report certain information to the Partnership. Temporary Treasury regulations provide that such information should include (a) the name, address and taxpayer identification number of the beneficial owners and the nominee; (b) whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or
(iii) a tax-exempt entity; (c) the amount and description of Class A Units held, acquired or transferred for the beneficial owners; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are a United States person and certain information on Class A Units they acquire, hold or transfer for their own account. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed for failure to report such information to the Partnership. The nominee is required to supply the beneficial owner of the Class A Units with the information furnished to the Partnership.

    INFORMATION RETURN FILING REQUIREMENTS. A Unitholder who sells or exchanges Class A Units is required to notify the Partnership in writing of such sale or exchange, and the Partnership is required to notify the IRS of such transaction and to furnish certain information to the transferor and transferee. However, these reporting requirements do not apply with respect to a sale by an individual who is a citizen of the United States and who effects such sale through a broker.

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
    NOTIFICATION OF NON-FOREIGN STATUS BY NON-FOREIGN UNITHOLDERS. The IRS has issued procedural guidelines under Section 1446 of the Code, which permit a partnership to rely on certifications made by its non-foreign partners under penalties of perjury as to their non-foreign status. The withholding regulations also contain procedures for claiming non-foreign status under Sections 1441 and 1442 of the Code. Any Unitholder failing to submit to the Depositary a completed Form W-9 may be subject to federal income tax withholding by the Partnership under Section 1446 of the Code and, if applicable, Section 1441 or 1442 of the Code as a foreign investor.

    REGISTRATION AS A TAX SHELTER. The Code requires that "tax shelters" be registered with the Secretary of the Treasury. It is arguable that the Partnership will not constitute a tax shelter subject to the registration requirement. However, in connection with the initial offering of Class A Units in 1986, the principal organizer of the Partnership registered the Partnership as a tax shelter with the IRS in the absence of assurance that the Partnership would not be classified as a tax shelter and in light of the substantial penalties which might be imposed if registration was required and not undertaken. The IRS assigned the Partnership a tax shelter registration number:
86203000020. ISSUANCE OF THE REGISTRATION NUMBER DOES NOT INDICATE THAT AN INVESTMENT IN THE PARTNERSHIP OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE IRS. The Managing Partner must furnish the registration number to the Unitholders, and a Unitholder who sells or otherwise transfers a Class A Unit in a subsequent transaction must furnish the registration number to the transferee. The penalty for failure of the transferor of a Class A Unit to furnish such registration number to the transferee is $100 for each such failure. The Unitholders must disclose the tax shelter registration number of the Partnership on Form 8271 to be attached to the tax return on which any deduction, loss, credit or other benefit generated by the Partnership is claimed or income of the Partnership is included. A Unitholder who fails to disclose the tax shelter registration number on his return, without reasonable cause for such failure, will be subject to a $50 penalty for each such failure. (Any penalties discussed herein are not deductible for federal income tax purposes.)

    INTEREST ON DEFICIENCIES. The Code imposes interest on tax deficiencies. The interest rate is adjusted every three months based on the federal short-term rate plus three (3) percentage points and is compounded daily. Interest accruing with respect to any large corporate underpayment for periods after the applicable date is increased to the federal short-term rate plus five (5) percentage points under Section 6621(c) of the Code. The applicable date is the 30th day after the earlier of (1) the date on which the first letter of proposed deficiency allowing an opportunity for administrative review is sent to the corporation, or (2) the date on which a deficiency notice under Section 6612 is sent. A large corporate underpayment means any underpayment of tax by a C corporation for any taxable period if the amount of the underpayment exceeds $100,000.

    IMPOSITION OF ACCURACY-RELATED PENALTY. If Section 6662 of the Code applies to any portion of an underpayment of tax required to be shown on a return, there is added to the tax an amount equal to 20% of the portion of the underpayment to which that section applies. The application of Section 6662 includes underpayments attributable to (i) negligence or disregard of rules or regulations, (ii) any substantial understatement of income tax and (iii) any substantial valuation misstatement under Chapter 1 of the Code. An understatement is substantial if it exceeds the greater of 10% of the tax required to be shown on the return for the taxable year, or $5,000 ($10,000 for most corporations). For Partnership taxable years ending after August 5, 1997, penalties relating to any adjustment of a partnership item of the Partnership will be determined in a partnership level proceeding under the Subchapter C of Chapter 63, Subtitle F of the Code, rather than at the individual Unitholder level. Unitholders may, however, raise any partner-level defenses to such penalties in a refund action.

    The amount of any understatement subject to penalty generally is reduced if any portion (i) is attributable to an item with respect to which there is, or was, "substantial authority" for the position taken on the return or (ii) is attributable to an item as to which the pertinent facts are disclosed on the return and there is a reasonable basis for the tax treatment of such item by the taxpayer. In the case of an item

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
attributable to a tax shelter, as defined in Section 6662(d)(2)(C)(iii) of the Code, a taxpayer cannot utilize the disclosure/reasonable basis rule and can also not use the substantial authority rule unless the taxpayer reasonably believes that the tax treatment of the item was "more likely than not" the proper treatment. While the Managing Partner has taken the position that the Partnership is not a tax shelter, although it has registered as such, the IRS may take the position that the Partnership cannot utilize the disclosure/ reasonable basis rule and cannot use the substantial authority rule unless it also satisfies the "more likely than not" requirement. Assuming that the Partnership is not a tax shelter, if any Partnership items of income, gain, loss, deduction or credit included in the distributive shares of Unitholders might result in such an understatement of income for which no "substantial authority" exists, the Partnership must disclose the pertinent facts on its return and have a reasonable basis for the tax treatment of such items to avoid the imposition of this penalty.

TAX-EXEMPT ENTITIES AND REGULATED INVESTMENT COMPANIES

    Certain entities otherwise generally exempt from federal income taxes (such as individual retirement accounts ("IRAs"), employee benefit plans and other charitable or exempt organizations) are nevertheless taxed under Section 511 of the Code on net unrelated business taxable income in excess of $1,000, and each such entity must file a tax return for each year in which it has more than $1,000 of gross income included in computing unrelated business taxable income. A tax-exempt entity that becomes a Unitholder will be entitled to offset its distributive share of unrelated business taxable income from the Partnership by the $1,000 specific deduction provided in Section 512 of the Code (if such amount is otherwise available to offset such Partnership income). Employee benefit plans and other tax-exempt entities classified as trusts for federal income tax purposes, including IRAs, are taxable on their unrelated business taxable income at the rates applicable to taxable trusts, which are essentially the same as the rates applicable to individuals, except that taxable income levels at which rates increase are compressed so as to apply the highest tax rate to taxable income exceeding $7,500. Other tax-exempt entities that are classified as corporations for federal income tax purposes are taxable on their unrelated business income at the rates applicable to taxable corporations.

    If a tax-exempt entity becomes a Unitholder and a trade or business regularly carried on by the Partnership is an unrelated trade or business with respect to such tax-exempt entity, that tax-exempt Unitholder must include its share (whether or not distributed) of the gross income of the Partnership from such unrelated trade or business and its share of the Partnership deductions directly connected with such gross income. It is possible that a tax-exempt Unitholder's allocable share of certain types of income derived from the Partnership, such as interest, may not be treated as unrelated business taxable income of the Unitholder under Section 512(b) of the Code. A tax-exempt Unitholder's share of gross income from the Partnership is no longer automatically treated as unrelated business taxable income solely by reason of the Partnership's status as a publicly traded partnership. Each tax-exempt entity which becomes a Unitholder will need to consult with its own tax advisor to determine whether such Unitholder's allocable share of gross income from an investment in Class A Units will be unrelated business taxable income. Stockholders of Homes who are tax-exempt entities should consider whether the after-tax return on Class A Units will compare favorably with other investment alternatives.

    Regulated investment companies are required to derive 90% or more of their gross income from interest, dividends, gains from the sale of stocks or securities or foreign currency or certain related sources. It is not anticipated that any significant amount of the Partnership's gross income will be "qualifying income" for this purpose.

EMPLOYEE BENEFIT PLANS AND INDIVIDUAL RETIREMENT ACCOUNTS

    An investment in the Partnership by an employee benefit plan is subject to certain additional considerations because the investments of such plans are subject to the fiduciary responsibility provisions of ERISA, and restrictions imposed by Section 4975 of the Code. As used herein, the term "employee benefit plan" refers to corporate pension, profit sharing and stock bonus plans, pension and profit sharing

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
plans of self-employed individuals, individual retirement accounts and employee welfare benefit plans. Among other things, consideration should be given to (a) whether such investment is prudent under Section 404(a)(1)(B) of ERISA; (b) whether in making such investment, such plan will satisfy the diversification requirement of Section 404(a)(1)(C) of ERISA; and (c) whether such investment will result in recognition of unrelated business taxable income by such plan. See "Tax-Exempt Entities and Regulated Investment Companies." THE PERSON WITH INVESTMENT DISCRETION WITH RESPECT TO THE ASSETS OF AN EMPLOYEE BENEFIT PLAN (A "FIDUCIARY") SHOULD CONSULT SUCH PERSON'S ATTORNEY OR OTHER ADVISOR WITH REGARD TO WHETHER AN INVESTMENT IN THE PARTNERSHIP IS A PROPER INVESTMENT FOR SUCH PLAN.

    In addition, a fiduciary of an employee benefit plan should consider whether such plan will, by investing in the Partnership, be deemed to own an undivided interest in the assets of the Partnership, with the result that the Managing Partner also would be a fiduciary of such plan and the Partnership would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code. United States Department of Labor Regulation Section 2510.3-101 provides certain rules for determining whether an employee benefit plan that invests in the Partnership will be deemed to own an undivided interest in the underlying assets of the Partnership. These rules provide that assets of a limited partnership will not be "plan assets" of an employee benefit plan which purchases an equity security of such partnership if the security is (i) freely transferable, (ii) widely held and (iii) either (A) registered under Section 12(b) or Section 12(g) of the Exchange Act or (B) sold to the plan as a part of a public offering of such securities pursuant to an effective registration statement under the Securities Act where the security is then timely registered under Section 12(b) or Section 12(g) of the Exchange Act. The Managing Partner believes that under the foregoing rules an employee benefit plan that invests in the Partnership will not be deemed to own an undivided interest in the Partnership's assets.

OTHER TAXES

    Unitholders should also consider potential state and local tax consequences to them of an investment in and operation of the Partnership. State and local income or franchise tax laws may differ from federal income tax law with respect to the treatment of partnerships. An individual Unitholder's distributive share of the taxable income or loss of the Partnership generally will be required to be included in determining his reportable income for state and local tax purposes in the jurisdiction in which the Unitholder is a resident. In addition, Hawaii will in certain circumstances require the filing of tax returns by nonresident Unitholders as a result of their investment in the Partnership. Individual nonresident Unitholders will not be obligated to file Hawaii income tax returns or pay Hawaii income tax for any year unless their gross income from Hawaii sources, including their share of Partnership income (as reflected on the Forms K-1 received from the Partnership), exceeds the amount of any personal exemptions that the taxpayer may claim and the standard deduction for Hawaii income tax purposes for the year or they are otherwise engaged in business in Hawaii. Individual nonresident Unitholders whose Hawaii-source gross income for any year exceeds the amount of any personal exemptions that the taxpayer may claim and the standard deduction for Hawaii income tax purposes for the year (or who are engaged in business in Hawaii) will be required to file Hawaii state income tax returns and will be taxable on their Hawaii-source income at graduated rates up to 10%. Nonresident Unitholders which are entities (e.g., corporations, estates and trusts) will be required to file Hawaii income tax returns and will be taxable on their Hawaii-source income without regard to the aforementioned limitation. To the extent that a nonresident Unitholder pays tax to Hawaii by virtue of Partnership operations, the Unitholder may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income.

    IT IS THE RESPONSIBILITY OF EACH PROSPECTIVE UNITHOLDER TO INVESTIGATE THE LEGAL AND TAX CONSEQUENCES, UNDER THE LAWS OF PERTINENT STATES OR LOCALITIES, OF HIS INVESTMENT IN THE PARTNERSHIP. ACCORDINGLY, EACH PROSPECTIVE UNITHOLDER SHOULD CONSULT, AND MUST DEPEND UPON, HIS OWN COUNSEL OR OTHER ADVISOR WITH REGARD TO THOSE MATTERS. FURTHER, IT IS THE RESPONSIBILITY OF EACH UNITHOLDER TO FILE ALL STATE AND LOCAL, AS WELL AS FEDERAL, TAX RETURNS THAT MAY BE REQUIRED OF SUCH UNITHOLDER.

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
            THE PARTNERSHIP'S MANAGEMENT BEFORE AND AFTER THE MERGER

    The Partnership presently has no officers or directors. Instead, the officers and directors of the Managing Partner perform all management functions for the Partnership. Each director of the Managing Partner is elected for a term of one year and until his successor is duly elected and qualified. Each officer of the Managing Partner is elected by the Board of Directors of the Managing Partner and is subject to removal by that board at any time.

CURRENT DIRECTORS OF THE MANAGING PARTNER

    JAMES S. ANDRASICK. 53 years old; director of Managing Partner since 1986; president and director of Mauna Loa; president of CBCL since September 1992.

    JOHN W. A. BUYERS. 69 years old; chairman since 1989 and director of Managing Partner since 1986; chairman of Mauna Loa since August 1992; chairman and chief executive officer of CBCL; chairman and president of Buyco; chairman of Homes.

    JAMES H. CASE. 78 years old; director and member of Conflicts Committee of Managing Partner since 1986; senior partner of the law firm of Carlsmith Ball Wichman Case & Ichiki; not an employee, officer, or director of any CBCL affiliate other than the Managing Partner.

    RALPH C. HOOK, JR. 74 years old; director and member of Conflicts Committee of Managing Partner since 1986; not an employee, officer, or director of any CBCL affiliate other than the Managing Partner.

    KENT T. LUCIEN. 44 years old; president and director of Managing Partner since September 1995; vice president of Mauna Loa; executive vice president and chief financial officer of CBCL; director of Homes.

CURRENT EXECUTIVE OFFICERS OF THE MANAGING PARTNER

    JOHN W. A. BUYERS. 69 years old; chairman and chief executive officer of Managing Partner since 1989.

    KENT T. LUCIEN. 44 years old; president of Managing Partner since September 1995.

    GREGORY A. SPRECHER. 50 years old; senior vice president and chief financial officer of Managing Partner since June 1997; not otherwise an employee, officer, or director of any CBCL affiliate.

BUSINESS EXPERIENCE OF CURRENT DIRECTORS AND EXECUTIVE OFFICERS

    CURRENT DIRECTORS OF THE MANAGING PARTNER

    JAMES S. ANDRASICK. Mr. Andrasick was promoted to president and chief operating officer of CBCL in September 1992, and is one of its directors. From 1989 until September 1992, he was executive vice president in charge of the sugar, distribution and Central America operations. From 1983 to 1988 he served as executive vice president, finance and administration and chief financial officer with responsibilities for finance and administration as well as spice and guava operations. He joined CBCL in 1978 as vice president and controller after serving three years on the IU International Corporation corporate development staff. In 1980 he became senior vice president and chief financial officer of CBCL. Previously, he had been employed by the Ford Motor Company at its world headquarters and product development groups in various supervisory positions in finance. Mr. Andrasick received his bachelor's degree from the U.S. Coast Guard Academy and his master's degree from the Massachusetts Institute of Technology. Mr. Andrasick is also a director of Olokele Sugar Company (a subsidiary of CBCL), Honolulu, Hawaii, and Wailuku Agribusiness Co., Inc. (a subsidiary of CBCL), Wailuku, Hawaii. In addition, Mr. Andrasick is a trustee of the Hawaii Maritime Center and the U.S. Coast Guard Foundation, a director of the American Red Cross,

Hawaii State Chapter, and chairman of the board of governors of the Hawaii Employers Council. He resides in Honolulu, Hawaii.

    JOHN W. A. BUYERS. Mr. Buyers was elected chairman of the Managing Partner in 1988 and has been chairman of Mauna Loa since July 1992. He has been chairman of the board and chief executive officer of CBCL since 1992. From 1982 to 1992, he was chairman and president of CBCL. He has been chairman and a director of Homes since 1992, and chairman and president of Buyco since 1986. From 1975 to 1982, he was president and chief executive officer of CBCL. From 1971 to 1975, Mr. Buyers was president and chief executive officer of General Waterworks Company in Philadelphia, Pennsylvania. After service in the U.S. Marine Corps, Mr. Buyers graduated CUM LAUDE from Princeton University in 1952 and later received an M.A. in Industrial Management from the Massachusetts Institute of Technology as a Sloan Fellow. He is also a director of First Hawaiian Bank, Honolulu, Hawaii, First Hawaiian Inc., Honolulu, Hawaii, John B. Sanfilippo & Sons, Inc. (a commercial nut company), and several CBCL affiliated companies. He is a member of the U.S. Chamber of Commerce Committee on Food and Agriculture in Washington, D.C., and is vice chairman and a director of Pacific International Center for High Technology in Honolulu, Hawaii. He resides in Honolulu, Hawaii.

    JAMES H. CASE. Mr. Case is senior partner in the Hawaii law firm of Carlsmith Ball Wichman Case & Ichiki. Mr. Case graduated with an A.B. from Williams College and received a J.D. from Harvard Law School. He became associated with the Carlsmith law firm in 1951 and became a partner in 1959. He has served on the boards of directors of Hamakua Sugar Company, Inc., Paauilo, Hawaii, InterIsland Resorts, Ltd., Honolulu, Hawaii, Pacific Club, Honolulu, Hawaii, Central Union Church, Honolulu, Hawaii, Hanahauoli School, Honolulu, Hawaii, and Arcadia Retirement Residence, Honolulu, Hawaii. He resides in Honolulu, Hawaii.

    RALPH C. HOOK, JR. Dr. Hook is director of the Family Business Center of Hawaii, which is part of the College of Business Administration at the University of Hawaii. He joined the faculty of the University of Hawaii in 1968 as Dean of the College of Business Administration. In 1974, he returned to teaching as Professor of Marketing in the College of Business Administration. He became a Professor Emeritus of Marketing in June 1995. Dr. Hook received a bachelor's and master's degrees from the University of Missouri at Columbia and a Ph.D. in Marketing from the University of Texas at Austin. He has been a member of the board of Pan Pacific Institute of Ocean Science since 1974 and of Hook Brothers Corporation since 1983. He was appointed a Trustee of Tokai University, Honolulu Center in 1988. He resides in Honolulu, Hawaii.

    KENT T. LUCIEN. Mr. Lucien currently serves as president of the Managing Partner and has been executive vice president and the chief financial officer of CBCL since 1991. Previously he served as a vice president and as an executive vice president of the Managing Partner. Mr. Lucien is a director of Homes and served as its executive vice president and chief executive officer from April 1993 to April 1994. He joined CBCL as a senior analyst in 1980. Mr. Lucien is an honors graduate of Occidental College and received an M.B.A. from Stanford University. He resides in Honolulu, Hawaii.

    EXECUTIVE OFFICERS WHO DO NOT SERVE AS DIRECTORS

    GREGORY A. SPRECHER. Mr. Sprecher has served as senior vice president and chief financial officer of the Managing Partner since June 1997. From 1974 to 1990, Mr. Sprecher served as treasurer and controller for Enivel, Inc., d.b.a. Young Laundry & Dry Cleaning, in Honolulu. He served as Enivel's chief financial officer and treasurer from 1990 to 1994. In 1994, the company was sold to American Linen, and Mr. Sprecher served there as project manager until 1995. Mr. Sprecher has served as managing general partner in several general partnerships in Honolulu from 1980 to the present. Mr. Sprecher has a B.S. in Finance from California State College at Long Beach. He resides in Honolulu, Hawaii.

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
PROSPECTIVE DIRECTORS AND EXECUTIVE OFFICERS


    If the Merger is effectuated, Mauna Loa will cause the Managing Partner's Board of Directors to be increased from five to seven members. Mr. Andrasick will cease to serve on the Board, and Seth A. Bakes, David A. Heenan, and Paul C.T. Loo will be elected as directors. Messrs. Bakes, Heenan and Loo are presently directors of Homes, and Mr. Bakes serves as Homes' president and chief executive officer. Following the Merger, Mr. Bakes will be named president of the Partnership's Land Division, and Mr. Lucien (who is and will continue to be the Managing Partner's president) will become the Managing Partner's chief executive officer, a position presently held by Mr. Buyers. Mr. Sprecher will continue to serve as chief financial officer of the Managing Partner.


    Set forth below is information concerning the ages, principal occupations and business experience of Messrs. Bakes, Heenan and Loo.

    SETH A. BAKES. Seth A. Bakes, age 44, has been president and chief executive officer and a director of Homes since January 1997. From August 1995 to January 1997, he was Managing Director of Del Amo Financial Center in California. From March 1986 to August 1995, he was vice president--finance and then a development partner with Winger Development Company, a California real estate developer. Mr. Bakes has a masters degree in Business Administration from the Amos Tuck School of Business Administration at Dartmouth College.

    DAVID A. HEENAN. David A. Heenan, age 57, has been a director of Homes since December 1993, and a trustee for the Estate of James Campbell since January 1995. From May 1982 to December 1994, Mr. Heenan was chairman, president and chief executive officer of Theo. H. Davies & Co., Ltd., the North American holding company for the Hong Kong-based Jardine Matheson. Mr. Heenan joined Theo. H. Davies & Co., Ltd. in May 1982. From April 1975 to April 1982, Mr. Heenan served as vice president for academic affairs at the University of Hawaii and, before that, as dean of its business school. Mr. Heenan is also a director of Pacific Century Financial Corporation (the holding company of Bank of Hawaii) and Aloha Airlines, Inc.

    PAUL C.T. LOO. Paul C.T. Loo, age 66, has been a director of Homes since January 1997, has held various positions with Dean Witter Reynolds, Inc. since 1960 and has been a senior vice president since 1985. Mr. Loo has also been a director of CBCL and Buyco since 1986 and serves on the three-member executive committee of CBCL.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The Partnership is managed by the Managing Partner. Compensation paid by the Managing Partner to its chief executive officer and other executive officers is reimbursed by the Partnership, as provided in Section 4.5 of the Partnership Agreement. The following table reflects the aggregate compensation for services in all capacities paid by the Managing Partner to its chief executive officer for the years ended December 31, 1997, 1996 and 1995. For calendar year 1997, there were no executive officers who received more than $100,000 in compensation. In addition, there were no long-term compensation awards or payouts during those years.

                                                                                      ANNUAL COMPENSATION
                                                                          --------------------------------------------
NAME AND PRINCIPAL POSITION                                                 YEAR       SALARY      BONUS       OTHER
------------------------------------------------------------------------  ---------  ----------  ----------  ---------
John W. A. Buyers, .....................................................       1997  $   --      $   --      $   9,600
  chief executive officer                                                      1996      --          --          8,400
                                                                               1995      --          --          8,400

    NO OPTION, SAR, LONG-TERM INCENTIVE OR PENSION PLANS. The Managing Partner does not presently have an option plan, SAR plan, or long-term incentive plan. The present executive officers of the Managing Partner are included in the pension plan and other benefits plans of its parent company CBCL.

As such, the Managing Partner is not responsible for making any payments on the retirement of any of its present executive officers.

    NO EMPLOYMENT CONTRACTS OR TERMINATION AGREEMENTS. The Managing Partner does not have any employment or severance agreements with any of its present executive officers. Mr. Bakes currently has an employment agreement with Homes that will become a contractual obligation of the Combined Company. The Managing Partner and Mr. Bakes have entered into an agreement that if the Merger occurs, Mr. Bakes' existing employment agreement will be modified as described in the following section.


    COMPENSATION OF EXECUTIVE OFFICERS. The Managing Partner does not have a compensation committee as the chief executive officer of the Managing Partner is not compensated for serving in that position. No change in that policy is anticipated following the Merger. The only executive officer of the Managing Partner employed by it is Mr. Sprecher, who has served as its chief financial officer since June 1997. Mr. Sprecher's salary (which is currently $100,000 per year) and guideline bonus percentage are administered under the salary policies of CBCL. Any bonus payments are approved by the Managing Partner's Board of Directors annually, based on the overall performance of the Partnership (as evidenced by its net income for the year) and on general and administrative cost control performance. Performance in both categories is measured relative to the original Partnership operating budget approved by the Managing Partner's Board of Directors at the beginning of each year.


    Mr. Bakes, who was appointed president and chief executive officer of Homes in January 1997, is the only executive officer of Homes whose annual salary and bonus is in excess of $100,000 and who is expected to become an executive officer of the Combined Company. The following table reflects the aggregate compensation for services in all capactities paid by Homes to Mr. Bakes in Homes fiscal years ended March 31, 1998 and March 31, 1997.


                                                                                              LONG-TERM COMPENSATION
                                                                                            --------------------------
                                                                ANNUAL COMPENSATION         SECURITIES
                                                          --------------------------------  UNDERLYING
NAME AND PRINCIPAL POSITION                  FISCAL YEAR  SALARY(1)     BONUS      OTHER      OPTIONS        OTHER
-------------------------------------------  -----------  ----------  ---------  ---------  -----------  -------------
Seth A. Bakes, president and                       1998   $  191,667  $  --      $  25,000(3)     --      $     5,313(5)
  chief executive officer(2)...............        1997       47,115     --         63,877(4)     50,000      --


------------------------

(1) Includes employee contributions to 401(k) Plan.


(2) Mr. Bakes became an employee of Homes in January 1997.



(3) Represents rent paid by Homes of $25,000 to a CBCL affiliate for a residence on Maui occupied by Mr. Bakes.


(4) Represents relocation expenses paid by Homes.


(5) Represents employer contributions to 401(k) Plan.


Mr. Bakes has agreed to the cancellation of the options granted to him in fiscal year 1997 at the Effective Time of the Merger in consideration of the grant of an option covering 33,333 Class A Units to be made immediately after the Effective Time (or if the Merger occurs but the Unit Option Proposal is not approved, a cash payment in settlement of such options). See "THE UNIT OPTION PLAN."

    Mr. Bakes, in his capacity as president and chief executive officer of Homes, is currently paid a base salary of $200,000 per annum, subject to increases based on certain performance factors, and is eligible for awards under Homes' executive incentive programs. Homes has also agreed that Mr. Bakes will be eligible to receive certain stock option grants based on price targets for Homes Common Stock. Mr. Bakes' compensation arrangements and other employment terms are set forth in a letter agreement between Homes and Mr. Bakes. The Partnership and Mr. Bakes have entered into a letter agreement setting forth the changes to Mr. Bakes' agreement with Homes that will apply if the Merger is consummated. The letter agreement provides that Mr. Bakes' current salary of $200,000 per year will continue, subject to adjustment at the discretion of the Managing Partner's Board of Directors; that a new executive incentive program will be developed by the compensation committee of the Combined Company for Mr. Bakes' position; that the provisions of Mr. Bakes' existing agreement concerning options would no longer apply, but that Mr. Bakes would receive options to acquire 33,333 Class A Units pursuant to his stock option replacement agreement, and that management of the Managing Partner and the Combined Company's compensation committee would develop appropriate unit option grant recommendations for option grants to Mr. Bakes and for key executives working under his supervision (if the Unit Option Plan is approved); that Mr. Bakes would be elected to the Managing Partner's Board of Directors and would serve as a director at the will of its sole stockholder; that Mr. Bakes would not receive directors' fees for serving as a director and will not receive options under provisions of the Unit Option Plan providing for automatic option grants to nonemployee directors; and that Mr. Bakes would be eligible for standard benefits provided to officers of the Managing Partner.


    For further information concerning compensation for executive officers of Homes for its fiscal years ended March 31, 1997, 1996 and 1995, see the Proxy Statement for Homes' 1997 Annual Meeting of Stockholders which is incorporated by reference into Homes Form 10-K/A (Appendix G hereto).


    DIRECTOR COMPENSATION. Directors of the Managing Partner presently receive a quarterly retainer of $1,500 and a meeting fee of $600 per meeting. Members of the Conflicts Committee receive a meeting fee of $600 per meeting. There are no other agreements or arrangements between the Managing Partner and its directors. If the Merger is effectuated, the Managing Partner intends to increase the quarterly retainer to $2,500 and reduce the meeting fee to $500. Mr. Bakes would not receive directors' fees.

                 BENEFICIAL OWNERSHIP OF PRINCIPAL UNITHOLDERS
                        AND MANAGEMENT--THE PARTNERSHIP


    As of April 30, 1998, (i) no person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) was known by the Partnership or the Managing Partner to be the beneficial owner of more than 5% of the Class A Units; (ii) the Managing Partner did not own any Class A Units; and (iii) no director or executive officer of the Managing Partner owned more than 1% of the Class A Units.



    The table below sets forth certain information as to the Class A Units beneficially owned by the directors of the Managing Partner, and all directors and executive officers of the Managing Partner as a group, as of April 30, 1998.


                                                                                                PERCENT OF
                                                                                    CLASS A       CLASS A
NAME OF BENEFICIAL OWNER                                                          UNITS OWNED      UNITS
-------------------------------------------------------------------------------  -------------  -----------
James S. Andrasick.............................................................       --             *
John W.A. Buyers...............................................................        4,176         *
James H. Case(1)...............................................................        8,000         *
Ralph C. Hook(2)...............................................................        4,000         *
Kent T. Lucien.................................................................        7,500         *
All directors and executive officers as a group (6 persons)....................       23,676          0.3%

*   Less than 1%

------------------------

(1) Beneficially owned by James H. Case pursuant to a self-directed retirement plan sponsored by Carlsmith Ball Wichman Case & Ichiki, a law firm in which Mr. Case is a partner, and administered by Pacific Century Trust. Mr. Case has sole voting power with respect to such Units.

(2) Beneficially owned by Ralph C. Hook pursuant to the Ralph C. Hook Revocable Living Trust dated March 1, 1993. Dr. Hook has sole voting power with respect to such Units.

      BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT--HOMES


    The following table sets forth information regarding the beneficial ownership of the Homes Class A Common Stock and Class B Common Stock as of April 30, 1998 by: (i) each person who is known to Homes to own beneficially more than five percent of the outstanding shares of Homes Class A Common Stock or Class B Common Stock; (ii) each Homes director; (iii) each individual who was serving as an executive officer of Homes during its last fiscal year and whose total annual salary and bonus exceeded $100,000; and (iv) all directors and executive officers, as a group; but excluding shares under options as to which the optionees have entered into agreements not to exercise such options. (See "THE MERGER-- Homes Options"). Each share of Class A Common Stock is entitled to one vote; each share of Class B Common Stock is entitled to three votes.



                                                                                     COMMON STOCK(1)
                                                                   ---------------------------------------------------
                                                                           CLASS A                    CLASS B
                                                                   ------------------------  -------------------------
                                                                               PERCENTAGE                 PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                                SHARES     OF CLASS(2)     SHARES     OF CLASS(3)
-----------------------------------------------------------------  ---------  -------------  ----------  -------------
John W.A. Buyers(4)(5)(6)........................................      5,000        *           843,827         18.4%

SC Fundamental Inc., The SC Fundamental
  Value Fund, L.P., SC...........................................    492,600         13.2%       --           --
  Fundamental Value BVI, Inc., Gary N. Siegler
  and Peter M. Collery(7)
  10 East 50th St.,
  21st Floor
  New York, NY 10022

Fred H. Brenner and Annette J. Brenner(8)........................    443,500         11.9        --           --
  514 N. Wynnewood Ave.
  Wynnewood, PA 19096

Richard W. Kazmaier Trust(9).....................................     --           --           388,379          8.5
  676 Elm Street
  Concord, MA 01742

Marvin J. Tilker(10).............................................     25,000        *           372,050          8.1
  415 South St. 14004
  Honolulu, HI 96813

Jean E. Rolles Trust UA Feb. 4, 1988(11).........................     --           --           364,543          7.9
  3087 La Pietra Circle
  Honolulu, HI 96815

Ing Family Partnership...........................................     --           --           361,283          7.9
  841 Bishop Street, Suite 860
  Honolulu, HI 96813

John J. Sherrerd(12).............................................     --           --           328,768          7.2
  833 Miurfield Road
  Bryn Mawr, PA 19010

John W.A. Buyers Generation......................................     --           --           235,396          5.1
  Skipping Trust UA July 20, 1989(13)
  Jane B. Russo
  126 W. 75th Street
  New York, NY 10023

Clinton R. Churchill(5)..........................................     14,200        *            --           --

                                                                                     COMMON STOCK(1)
                                                                   ---------------------------------------------------
                                                                           CLASS A                    CLASS B
                                                                   ------------------------  -------------------------
                                                                               PERCENTAGE                 PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                                SHARES     OF CLASS(2)     SHARES     OF CLASS(3)
-----------------------------------------------------------------  ---------  -------------  ----------  -------------
David A. Heenan(5)(14)...........................................     10,800        *            --           --

Paul C.T. Loo(5).................................................     --            *           189,119          4.1

Kent T. Lucien(5)................................................     10,000        *           112,901          2.5

Seth A. Bakes....................................................     --            *            --           --

Edward T. Foley(15)..............................................     25,000        *            --           --

Rodney L. Gilliland(16)..........................................     --           --            --           --

All executive officers and directors as a group                       80,400          2.1     1,151,266         25.1
  (9 persons)(16)................................................

* Less than 1%


------------------------

(1) Except as indicated in the footnotes to this table, the stockholders named in the table are believed by Homes to have sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


(2) Based on 3,741,846 shares of the Homes' Class A Common Stock outstanding on April 30, 1998.



(3) Based on 4,589,819 shares of the Homes' Class B Common Stock outstanding on April 30, 1998.


(4) Mr. Buyer's address is 828 Fort Street, Honolulu, HI 96813.


(5) Includes options to purchase shares of Class A Common Stock as follows:
    Buyers 5,000; Churchill 10,000; Heenan 10,000; and Lucien 10,000. These options were granted pursuant to the Homes' automatic stock option grant program for nonemployee Board members. For purposes of this table, it has been assumed that all such options are exercisable; however, all of such options are substantially out-of-the money in that none has an exercise price less than $5.375. See "THE MERGER--Homes Options.".


(6) These shares, other than the 5,000 option shares identified in Note 5, are beneficially owned by the J.W.A. Buyers Revocable Living Trust dated December 20, 1989, voting power over which is held by John W.A. Buyers.

(7) Beneficial ownership is based in part on an amended Schedule 13D filed on or about January 5, 1996, which states: (i) The SC Fundamental Inc., beneficially owns and shares voting and dispositive power over 322,950 shares of Class A Common Stock; (ii) SC Fundamental Value BVI, Inc. beneficially owns 167,650 shares of Class A Common Stock which it purchased as managing general partner of the investment manager of SC Fundamental Value BVI, Ltd. and shares voting and dispositive power with respect to such shares; and (iii) Gary N. Siegler and Peter M. Collery is each a controlling stockholder, executive officer and director of SC Fundamental Inc. and SC Fundamental Value BVI, Inc. and by virtue of such status may be deemed to own beneficially such shares.


(8) Includes 121,600 shares beneficially owned by Fred H. Brenner and 321,900 shares beneficially owned by Annette J. Brenner. Fred and Annette Brenner, as husband and wife, beneficially own an aggregate of 443,500 shares, and each of them disclaims beneficial ownership of the shares owned by the other.


(9) Includes 27,096 shares beneficially owned by the 56-22 Irrevocable Trust UA December 8, 1989, 252,898 shares beneficially owned by the Richard W. Kazmaier 1988 Irrevocable Trust and 108,385 shares beneficially owned by the KSG Trust. Voting power over the Richard W. Kazmaier 1988 Trust is shared with Alexander A. Bernhard and Costas C. Rodis, who are also the sole trustees and share voting power over the KSG Trust.

(10) Includes 39,646 shares beneficially owned by the Marvin J. Tilker Trust dated November 21, 1989, 12,379 shares beneficially owned by the Marvin Tilker Irrevocable Trust dated November 21, 1989, and 320,025 shares beneficially owned by the Marvin J. Tilker Revocable Trust dated October 9, 1983.

(11) Includes 1,081 shares beneficially owned by the Cutter Scott Rolles Trust UA December 26, 1985 and 1,081 shares beneficially owned by the Parker Scott Rolles Trust UA October 12, 1988. Homes believes that voting control over each of these trusts is held by Jean E. Rolles.

(12) Includes 81,289 shares beneficially owned by the John J.F. Sherrerd Deed Trust dated June 9, 1989, over which Kathleen C. Sherrerd, wife of John J.F. Sherrerd, has voting power, and 27,457 shares beneficially owned by Kathleen
    C. Sherrerd.


(13) Includes 28,908 shares owned by the John W.A. Buyers Educational Trust dated July 20, 1989. Voting power over both trusts is shared by Jane Buyers Russo, Rebecca H. Buyers-Basso and Elsie Buyers Viehman, all of whom are adult daughters of John W.A. Buyers.


(14) Includes 800 shares of Class A Common Stock beneficially owned by the Nery
    L. Heenan Revocable Living Trust. Nery L. Heenan is the wife of David A. Heenan.

(15) Consists of options to purchase shares of Class A Common Stock. For purposes of this table, it has been assumed that all such options are exercisable. The exercise price of these option shares is $9.75.

(16) Includes options held by all executive officers and directors as a group, including options held by B. Eben Dale for 12,000 shares, to purchase an aggregate of 72,000 shares of Class A Common Stock. Mr. Gilliland is no longer an executive officer. The totals for the group also include 3,400 shares of Class A Common Stock and 5,419 shares of Class B Common Stock held by Mr. Dale.

                                 LEGAL MATTERS

    The validity of the Class A Units to be issued in connection with the Merger will be passed upon for the Partnership by Carlsmith Ball Wichman Case & Ichiki, Honolulu, Hawaii. James H. Case, a senior partner of that firm, is a director of the Managing Partner, is the beneficial owner of 8,000 Class A Units, and if the Unit Option Plan is approved would receive options thereunder.

                                    EXPERTS

    The balance sheets as of December 31, 1997 and 1996 and the statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1997 for the Partnership, incorporated by reference in this Joint Proxy Statement/Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The balance sheets as of March 31, 1997 and 1996 and the statements of operations and cash flows for each of the three years in the period ended March 31, 1997 for Homes, incorporated by reference in this Joint Proxy Statement/Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, which report appears below and is given on the authority of that firm as experts in accounting and auditing. The report of Coopers & Lybrand L.L.P. contains a paragraph which emphasizes certain events and uncertainties (unaudited) arising subsequent to the date of their original report which are disclosed in "RISK FACTORS AND SPECIAL CONSIDERATIONS--Risks Related to the Merger--Refinancing Required" and "PARTIES TO THE MERGER--Homes--REFINANCING REQUIREMENTS" included elsewhere in this Joint Proxy Statement/Prospectus.

    The balance sheet as of June 30, 1997 for Mauna Loa Resources Inc. included in this Joint Proxy Statement/Prospectus has been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

          REPORT OF INDEPENDENT ACCOUNTANTS FOR C. BREWER HOMES, INC.

To the Stockholders of C. Brewer Homes, Inc.

    We have audited the financial statements and the financial statement schedules of C. Brewer Homes, Inc. as listed in Item 14(a) of this Form 10-K. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C. Brewer Homes, Inc. as of March 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

    Effective December 18, 1997, C. Brewer Homes, Inc. and Mauna Loa Macadamia Partners, L.P. entered into an agreement to merge. As discussed in Note 6, the primary credit facility of C. Brewer Homes, Inc. was to mature on May 31, 1998. Consummation of the merger is conditioned upon, among other things, C. Brewer Homes, Inc. securing an extension of its credit facility until at least August 31, 1998, without material adverse change to its terms. On March 25, 1998, the Company obtained an extension of its credit facility to December 1, 1998. It is anticipated that the merged enterprise will refinance the existing debt. There is no assurance that the merger will be consummated or that such refinancing can be achieved.

                                             COOPERS & LYBRAND L.L.P.

Honolulu, Hawaii

June 30, 1997, except as to the

fourth paragraph above for which the

date is March 25, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                          FOR MAUNA LOA RESOURCES INC.

To the Stockholder
Mauna Loa Resources Inc.

    We have audited the accompanying balance sheet of Mauna Loa Resources Inc. as of June 30, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Mauna Loa Resources Inc. as of June 30, 1997, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Honolulu, Hawaii
April 8, 1998

                            MAUNA LOA RESOURCES INC.

                                 BALANCE SHEET

                                 JUNE 30, 1997

                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                             ASSETS
Current assets:
  Accounts receivable from Mauna Loa Macadamia Partners, L.P.........................  $     118
  Prepaid expenses...................................................................         22
                                                                                       ---------
    Total current assets.............................................................        140
Investment in Mauna Loa Macadamia Partners, L.P......................................        463
Furniture and equipment, net of $14 of accumulated depreciation......................         10
                                                                                       ---------
                                                                                       $     613
                                                                                       ---------
                                                                                       ---------

                              LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Income taxes payable...............................................................         74
  Other accrued liabilities..........................................................         53
                                                                                       ---------
    Total current liabilities........................................................        127
                                                                                       ---------

Stockholder's equity:
  Common stock; no par value; 1,000 shares authorized, issued and outstanding........          1
  Retained earnings..................................................................        485
                                                                                       ---------
    Total stockholder's equity.......................................................        486
                                                                                       ---------
                                                                                       $     613
                                                                                       ---------
                                                                                       ---------

        The accompanying notes are an integral part of the balance sheet

                           MAUNA LOA RESOURCES INC.,
                        NOTES TO THE FINANCIAL STATEMENT

1. OPERATIONS AND OWNERSHIP


    Mauna Loa Resources Inc. (the "Company") was created to act as general partner for Mauna Loa Macadamia Partners, L.P. (the "Partnership"). The Partnership owns 4,027 tree acres of macadamia orchards on the Island of Hawaii. Once the nuts are harvested, the Partnership sells them to another entity which processes and markets the finished products. Financial information for the Partnership is incorporated by reference in the Joint Proxy Statement/Prospectus.


    The Partnership was owned 99% by limited partners and 1% collectively by the managing general partner (the Company with a .99% interest) and by the special general partner (Mauna Loa Macadamia Nut Corporation with a .01% interest). Subsequent to June 30, 1997, the Company became the sole general partner.

    The Company is a subsidiary of Mauna Loa Macadamia Nut Corporation, which in turn is a subsidiary of C. Brewer and Company, Limited ("C. Brewer"), whose parent company is Buyco, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Cash Management System

    Under a cash management system instituted by C. Brewer, the Company's cash receipts are deposited to C. Brewer's bank "concentration" account. Cash is transferred from the concentration account to existing bank accounts of the Company in amounts sufficient to cover disbursements.

(b) Financial Instruments

    The fair value of all financial instruments approximates the carrying value as the majority of the financial instruments have fairly short durations until maturity.

(c) Furniture and Equipment

    Furniture and equipment is carried at cost and depreciated over its useful lives of 5 to 10 years.

(d) Income Taxes

    The Company is included in the consolidated federal and state income tax returns of Buyco, Inc. The tax liability is determined on a separate company basis pursuant to a tax sharing arrangement.

    The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Such differences were not significant as of June 30, 1997.

(e) Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                             STOCKHOLDER PROPOSALS


    In the event that the Merger has not been consummated in advance of the 1998 Annual Meeting of Stockholders of Homes, stockholder proposals intended to be considered at the 1998 Annual Meeting of Stockholders have been received by Homes no later than May 1, 1998. The proposal must be mailed to the Corporation's principal executive offices, 255 East Waiko Road, Wailuku, Hawaii 96793, Attention: Seth A. Bakes. Such proposals may be included in the proxy statement for the 1998 Annual Meeting if they comply with certain rules and regulations promulgated by the Commission.


                                 OTHER MATTERS

    The Partnership and Homes do not know of any business other than that described in this Joint Proxy Statement/Prospectus which will be presented for consideration at the respective Special Meetings. If any other matter properly comes before the respective Special Meetings or at any adjournments or postponements thereof, the Proxy holders named in the accompanying Proxies will vote their respective shares represented by such Proxies in accordance with their best judgment and, as applicable, in accordance with said Proxies.


    It is important that all outstanding Class A Units be represented at the Unitholders Meeting and that all outstanding shares of Homes Common Stock be represented at the Homes Meeting. Because the vote of a majority of all the votes that are eligible to be cast by the holders of Class A Units and Homes Common Stock at their respective meetings is required to approve the Merger and all Proposals to be considered, abstentions and broker non-votes will in effect be votes against the Merger Proposal and, in the case of the Unitholders Meeting, the Amendment Proposals and the Option Plan Proposal. YOU ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE WHICH IS ENCLOSED FOR YOUR CONVENIENCE. Unitholders and stockholders who are present at their respective meetings may revoke their proxies and vote in person or, if they prefer, may refrain from voting in person and allow their proxies to be voted.

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                                   AGREEMENT
                                      AND
                                 PLAN OF MERGER

                             C. BREWER HOMES, INC.
                       MAUNA LOA MACADAMIA PARTNERS, L.P.

                               December 18, 1997

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
                                                                         ARTICLE I
  DEFINITIONS.....................................................................      A-1
                                                                        ARTICLE II
  THE MERGER AND RELATED MATTERS..................................................      A-5
       2.1 The Merger................................................................   A-5
       2.2 Conversion of the Corporation's Stock.....................................   A-6
       2.3 Adjustments for Dilution and Other Matters................................   A-7
       2.4 Exchange Procedures.......................................................   A-7
       2.5 Admission, Voting and Distributions.......................................   A-8
       2.6 No Liability..............................................................   A-8
       2.7 Withholding Rights........................................................   A-8
       2.8 Limited Partnership Agreement of Surviving Entity; Fiscal Year............   A-8
       2.9 Management of the Surviving Entity........................................   A-9
       2.10 Options...................................................................  A-9
                                                                       ARTICLE III
  THE CLOSING.....................................................................      A-9
       3.1 Closing...................................................................   A-9
       3.2 Filings...................................................................   A-9
       3.3 Documents to be Delivered.................................................   A-9
                                                                        ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF THE CORPORATION...............................     A-10
       4.1 Incorporation, Standing, and Power........................................  A-10
       4.2 Capitalization............................................................  A-10
       4.3 Subsidiaries..............................................................  A-10
       4.4 Financial Statements......................................................  A-10
       4.5 SEC/Regulatory Filings....................................................  A-11
       4.6 Authority of the Corporation..............................................  A-11
       4.7 Insurance.................................................................  A-11
       4.8 Title to Assets...........................................................  A-12
       4.9 Real Estate...............................................................  A-12
       4.10 Litigation................................................................ A-12
       4.11 Taxes..................................................................... A-12
       4.12 Compliance with Laws and Regulations...................................... A-13
       4.13 Performance of Obligations................................................ A-13
       4.14 Employees................................................................. A-14
       4.15 Brokers and Finders....................................................... A-14
       4.16 Material Contracts........................................................ A-14
       4.17 Absence of Material Change................................................ A-15
       4.18 Licenses and Permits...................................................... A-15
       4.19 No Material Liabilities; Environmental.................................... A-16
       4.20 Employee Benefit Plans.................................................... A-17
       4.21 Corporate Records......................................................... A-19
       4.22 Power of Attorney......................................................... A-19
       4.23 Disclosure Documents, Reports and Applications............................ A-19
       4.24 Accuracy of Information Furnished......................................... A-20
       4.25 Accounting Records........................................................ A-20
       4.26 Intellectual Property Rights.............................................. A-20

                                       i
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                                                                         ARTICLE V
  REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP...............................     A-20
       5.1 Organization, Standing, and Power.........................................  A-20
       5.2 Capitalization............................................................  A-21
       5.3 Subsidiaries..............................................................  A-21
       5.4 Financial Statements......................................................  A-21
       5.5 SEC/Regulatory Filings....................................................  A-21
       5.6 Authority of the Partnership..............................................  A-21
       5.7 Insurance.................................................................  A-22
       5.8 Title to Assets...........................................................  A-22
       5.9 Real Estate...............................................................  A-22
       5.10 Litigation................................................................ A-23
       5.11 Taxes..................................................................... A-23
       5.12 Compliance with Laws and Regulations...................................... A-24
       5.13 Performance of Obligations................................................ A-24
       5.14 Employees................................................................. A-24
       5.15 Brokers and Finders....................................................... A-24
       5.16 Material Contracts........................................................ A-24
       5.17 Absence of Material Change................................................ A-25
       5.18 Licenses and Permits...................................................... A-25
       5.19 No Material Liabilities; Environmental.................................... A-25
       5.20 Partnership Records....................................................... A-26
       5.21 Disclosure Documents, Reports and Applications............................ A-27
       5.22 Accuracy of Information Furnished......................................... A-27
       5.23 Accountants' Letters...................................................... A-27
       5.24 Validity of Units......................................................... A-27
                                                                        ARTICLE VI
                        COVENANTS OF THE CORPORATION PENDING EFFECTIVE TIME OF THE
  MERGER..........................................................................     A-28
       6.1 Limitation on the Corporation's Conduct Prior to Effective Time...........  A-28
       6.2 No Solicitation, Etc......................................................  A-29
       6.3 Affirmative Conduct of the Corporation Prior to Effective Time............  A-30
       6.4 Access to Information.....................................................  A-31
       6.5 Notices...................................................................  A-31
       6.6 Stockholders' Meeting.....................................................  A-32
       6.7 Termination of Corporation Stock Option Plan..............................  A-32
                                                                       ARTICLE VII
  COVENANTS OF THE PARTNERSHIP....................................................     A-32
       7.1 Limitation on the Partnership's Conduct Prior to Effective Time...........  A-32
       7.2 Affirmative Conduct of the Partnership Prior to Effective Time............  A-33
       7.3 Access to Information.....................................................  A-33
       7.4 Notices...................................................................  A-34
       7.5 Unitholders' Meeting......................................................  A-34
                                                                      ARTICLE VIII
  ADDITIONAL COVENANTS............................................................     A-34
       8.1 Regulatory Matters........................................................  A-34
       8.2 Certain Legal Impediments to Merger.......................................  A-35
       8.3 Additional Agreements; Parties............................................  A-35
       8.4 Publicity.................................................................  A-35
       8.5 Affiliates Agreements and Stability Agreements............................  A-36

                                       ii
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                                                                        ARTICLE IX
  CONDITIONS PRECEDENT TO THE MERGER..............................................     A-36
       9.1 Stockholder and Unitholder Approval.......................................  A-36
       9.2 No Judgments or Orders....................................................  A-36
       9.3 Regulatory Approvals......................................................  A-36
       9.4 Tax Matters...............................................................  A-36
       9.5 S-4 and Proxy Statement...................................................  A-36
       9.6 NYSE Listing..............................................................  A-36
                                                                         ARTICLE X
  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE CORPORATION......................     A-37
      10.1 Legal Opinion.............................................................  A-37
      10.2 Representations and Warranties; Performance of Covenants..................  A-37
      10.3 Authorization of Merger and Amendments to Limited Partnership Agreement...  A-37
      10.4 Absence of Certain Changes................................................  A-37
      10.5 Certificates..............................................................  A-37
                                                                        ARTICLE XI
  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTNERSHIP......................     A-38
      11.1 Legal Opinion.............................................................  A-38
      11.2 Representations and Warranties; Performance of Covenants..................  A-38
      11.3 Authorization of Merger...................................................  A-38
      11.4 Absence of Conditions.....................................................  A-38
      11.5 Third Party Consents......................................................  A-38
      11.6 Absence of Certain Changes................................................  A-38
      11.7 Certificates..............................................................  A-38
      11.8 Blue Sky Matters..........................................................  A-39
      11.9 Agreements................................................................  A-39
      11.10 Stability Agreements...................................................... A-39
      11.11 Loan Extension............................................................ A-39
      11.12 Amendments to Partnership Agreement....................................... A-39
                                                                       ARTICLE XII
  EMPLOYEE MATTERS................................................................     A-39
      12.1 Employee Retention........................................................  A-39
      12.2 Employee Benefits.........................................................  A-39
      12.3 Prior Service Credit......................................................  A-39
      12.4 Indemnification of Directors and Officers.................................  A-39
                                                                      ARTICLE XIII
  TERMINATION.....................................................................     A-40
      13.1 Termination...............................................................  A-40
      13.2 Effect of Termination.....................................................  A-41
                                                                       ARTICLE XIV
  MISCELLANEOUS...................................................................     A-41
      14.1 Expenses..................................................................  A-41
      14.2 Notices...................................................................  A-41
      14.3 Successors and Assigns....................................................  A-42
      14.4 Counterparts..............................................................  A-42
      14.5 Effect of Representations and Warranties..................................  A-42
      14.6 Third Parties.............................................................  A-42
      14.7 Schedules; Exhibits; Integration..........................................  A-42
      14.8 Governing Law.............................................................  A-42
      14.9 Captions..................................................................  A-42

                                      iii
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      14.10 Severability.............................................................. A-42
      14.11 Waiver, Modification and Amendment........................................ A-42
      14.12 Attorney's Fees........................................................... A-42
      14.13 Jury Waiver............................................................... A-43

                                                                          EXHIBITS
                                                  A  Form of Affiliate's Agreement
                                               B  Opinion of Partnership's Counsel
                                               C  Opinion of Corporation's Counsel

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

    This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of the 18th day of December 1997, by and between Mauna Loa Macadamia Partners, L.P., a Delaware limited partnership ("the Partnership"), and C. Brewer Homes, Inc., a Delaware corporation (the "Corporation").

                                   RECITALS:

    WHEREAS, the Partnership and the Corporation desire to effect a merger (the "Merger") in accordance with the terms of this Agreement.

    WHEREAS, the Board of Directors of Mauna Loa Resources Inc., in its capacity as the managing general partner of the Partnership, and the Board of Directors of the Corporation believe that it is in the best interests of the Partnership, the Corporation, and their respective unitholders and stockholders to provide for the Merger of the Corporation with and into the Partnership upon the terms and subject to the conditions set forth herein.

    WHEREAS, the Partnership and Corporation entered into an Agreement and Plan of Merger as of December 18, 1997, and now desire to enter into an Amended and Restated Agreement and Plan of Merger effective as of the same date of December 18, 1997.

    WHEREAS, the Partnership and the Corporation desire to make certain representations, warranties, covenants, and agreements in connection with the contemplated Merger.

    NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants, and agreements contained herein, the Partnership and the Corporation hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

    1.1 "Affiliate" of, or a Person "Affiliated" with, a specific Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

    1.2 "Alternative Transaction" means any of the following involving the Corporation (other than transactions with the Partnership): any merger, consolidation, share exchange, or other business combination; a sale, lease, exchange, mortgage, pledge, transfer, or other disposition of assets of the Corporation (as applicable) representing 10% or more of the Corporation's assets (other than in the ordinary course of business and other than the sale for reasonably equivalent value of any or all of the assets listed in Schedule 1.2 hereto); a sale of shares of capital stock or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock (exclusive of the sale of shares upon the exercise of options outstanding at December 1, 1997), representing 10% or more of the voting power of the Corporation; or a tender offer or exchange offer for at least 10% of the outstanding shares of the Corporation.

    1.3 "Average Price of Partnership Units" means the average of the closing price of the Partnership's Class A Depositary Units on the NYSE as reported in The Wall Street Journal for the twenty (20) consecutive trading days ending on the third trading day immediately prior to the Closing Date. The term

"trading day" shall mean a day on which trading generally takes place on the NYSE and on which trading in the Partnership Units has not been halted or suspended.

    1.4  "Bankruptcy Exception" has the meaning set forth in Section 4.6.

    1.5 "Burial Site" means any portion of a property which may qualify as a "burial site" as defined under Haw. Rev. Stat. Section 6E-2.

    1.6 "Business Day" means any day other than Saturday, Sunday, or a day recognized as a holiday by either the Partnership or the Corporation.

    1.7 "Class B Units" means the Class B Units authorized by the Limited Partnership Agreement as of the date hereof.

    1.8  "Certificate of Merger" has the meaning set forth in Section 2.1.

    1.9  "Closing" has the meaning set forth in Section 3.1.

    1.10 "Closing Date" means the date on which the Closing is to be conducted, as provided by Section 3.1.

    1.11  "Code" means the Internal Revenue Code of 1986, as amended.

    1.12 "Conservation Laws" means any applicable federal, state, or local statute, law, ordinance, rule, regulation, or order relating to the conservation, preservation, management or protection of an Endangered Species and related Critical Habitat, including without limitation: (i) the Endangered Species Act of 1973, as amended, 16 U.S.C. Section 1531 ET SEQ.; and (ii) Hawaii laws regarding Conservation of Aquatic Life, Wildlife, and Land Plants, as amended, Haw. Rev. Stat. Chapter 195D, as such laws have been amended or supplemented now or in the future.

    1.13 "Corporation Options" means options, rights, or warrants to purchase Corporation Stock granted by the Corporation.

    1.14  "Corporation Real Property" has the meaning set forth in Section 4.9.

    1.15 "Corporation Scheduled Contracts" has the meaning set forth in Section 4.16.

    1.16 "Corporation Schedules" means the Schedules prepared and delivered by the Corporation pursuant to this Agreement.

    1.17 "Corporation Stock" means the Class A Common Stock and the Class B Common Stock of the Corporation.

    1.18 "Corporation Stock Option Plan" means the C. Brewer Homes, Inc. 1993 Stock Option Plan and each program thereunder.

    1.19 "Critical Habitat" means any portion of the properties owned or leased by the Partnership or the Corporation which may qualify as "critical habitat" as defined under the Conservation Laws.

    1.20 "Delaware RULPA" means the Delaware Revised Uniform Limited Partnership Act, as amended.

    1.21 "Depositary" means the Person then serving as the Partnership's depositary under the Depositary Agreement.

    1.22 "Depositary Agreement" means the depositary agreement between the Partnership and the Depositary, as amended or supplemented from time to time.

    1.23 "Depositary Receipt" means a depositary receipt, executed and delivered by the Depositary or agents appointed by the Depositary in accordance with the Depositary Agreement, evidencing ownership of one or more Depositary Units.

    1.24 "Depositary Unit" means a Partnership Unit on deposit with the Depositary pursuant to the Depositary Agreement.

    1.25  "DGCL" means the Delaware General Corporation Law, as amended.

    1.26 "Effective Time" means the date and time of filing of the Certificate of Merger with the Secretary of State of Delaware or such later effective time as may be agreed by the parties and set forth in such Certificate.

    1.27 "Employee Benefit Plan" has the meaning set forth in Section 3(2) of ERISA.

    1.28 "Employee Pension Benefit Plan" has the meaning set forth in Section 3(2) of ERISA.

    1.29  "Employee Plans" has the meaning set forth in Section 4.20(a).

    1.30 "Endangered Species" means any: (i) aquatic life, wildlife and plant that is included in the definition of "endangered species" under the Conservation Laws; and (ii) aquatic life, wildlife and plant included in the definition of "threatened species" under the Conservation Laws.

    1.31 "Environmental Law" means any applicable federal, state, or local statute, law, ordinance, rule, regulation, or order relating to the environment, natural resources, or human health, including without limitation: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 2601 ET SEQ.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 ET SEQ.; (iii) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; (iv) the Clean Air Act, as amended, 42 U.S.C. Section 7401 ET SEQ.; (v) the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 ET SEQ.; (vi) the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, insofar as such Act relates to environmental, natural resources or human health matters;
(vii) the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C.
Section 1101 ET SEQ.; (viii) the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ.; and (ix) Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.
Section 136 ET SEQ., as such laws have been amended or supplemented now or in the future.

    1.32 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    1.33  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    1.34 "Exchange Agent" means the Person appointed by the General Partner of the Partnership, which may be a Person serving as the Depositary or as the Transfer Agent, to effect the exchange of certificates contemplated by Section 2.4.

    1.35  "Exchange Ratio" has the meaning set forth in Section 2.2(a).

    1.36 "Financial Statements of the Partnership" means (i) the audited financial statements and notes thereto of the Partnership and the related opinions thereon included in the Partnership's Annual Reports on Form 10-K for the years ended December 31, 1994, 1995, and 1996 and (ii) the unaudited interim financial statements and notes thereto of the Partnership included in the Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997.

    1.37 "Financial Statements of the Corporation" means (i) the audited financial statements and notes thereto of the Corporation and the related opinions thereon included in the Corporation's Annual Reports on Form 10-K for the years ended March 31, 1995, 1996, and 1997 and (ii) the unaudited interim financial statements and notes thereto of the Corporation included in the Corporation's Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 1997.

    1.38 "General Partner" means the managing general partner of the Partnership, which at the date of this Agreement is Mauna Loa Resources Inc.; "General Partners" means the Partnership's managing general partner and any other Person who may then be an additional general partner of the Partnership.

    1.39 "Hazardous Substances" means: (i) substances that are defined or listed in, or otherwise classified pursuant to, or the use or disposal of which are regulated by, any Environmental Law as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," "pollutants" or "contaminants"; (ii) oil, petroleum, or petroleum products; and (iii) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

    1.40 "Historic Site" means any portion of a property which may qualify as "historic property" as defined under Haw. Rev. Stat. Section 6E-2.

    1.41 "Immediate Family" means a Person's spouse, parents, in-laws, children, and siblings.

    1.42  "IRS" means the Internal Revenue Service.

    1.43 "Knows", "known" and "knowledge", when used with reference to the Corporation or the Partnership, means the actual knowledge of any director or executive officer of the Corporation or the General Partner of the Partnership, respectively, or the knowledge which such a director or executive officer should have after reasonable inquiry with respect to the matter in question.

    1.44 "Limited Partnership Agreement" means the Agreement of Limited Partnership of Mauna Loa Macadamia Partners, L.P., as amended from time to time.

    1.45  "NYSE" means the New York Stock Exchange.

    1.46 "Partnership Scheduled Contracts" has the meaning set forth in Section 5.14.

    1.47 "Partnership Schedules" means the schedules prepared and delivered by the Partnership pursuant to this Agreement.

    1.48  "Partnership Units" mean the Class A Units of the Partnership.

    1.49 "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, government, or governmental department or agency.

    1.50 "Proxy Statement" means the Joint Proxy Statement/Prospectus that is used to solicit proxies for the Stockholders' Meeting and the Unitholders' Meeting, and to offer and sell the Partnership Units to be issued in connection with the Merger.

    1.51 "Related Group of Persons" means Affiliates, members of an Immediate Family, or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC.

    1.52 "S-4" means the registration statement on Form S-4 to be filed with the SEC relating to the registration under the Securities Act of the Depositary Units to be issued in connection with the Merger.

    1.53  "SEC" means the Securities and Exchange Commission.

    1.54 "SEC Filings of the Corporation" means all reports, registration statements, proxy statements, or other filings made by the Corporation with the SEC during the time period from March 31, 1993 through the date of this Agreement.

    1.55 "SEC Filings of the Partnership" means all reports, registration statements, proxy statements, or other filings made by Partnership with the SEC during the time period from December 31, 1992 through the date of this Agreement.

    1.56  "Securities Act" means the Securities Act of 1933, as amended.

    1.57 "Stockholders' Meeting" means the meeting of the Corporation's stockholders referred to in Section 6.6, including any adjournments or postponements thereof.

    1.58  "Surviving Entity" means the business entity surviving the Merger.

    1.59 "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, workers' compensation, disability, Pension Guaranty Benefit Corporation premium, real property, personal property, ad valorem, sales, use, transfer, conveyance, registration, value added, alternative, or add-on minimum, estimated, or other taxes, or assessments in the nature of taxes, of any kind whatsoever and however denominated, including any interest, penalty, or addition thereto, whether disputed or not.

    1.60 "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to or required to be filed in connection with any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    1.61 "Transfer Agent" means the Depositary or any bank, trust company, or other Person appointed by the Partnership to act as transfer agent for Depositary Receipts.

    1.62 "Transfer Application" means a request for admission as a Substituted Limited Partner or Additional Limited Partner, an agreement to be bound by the terms of the Limited Partnership Agreement and the Depositary Agreement, a power of attorney, and the provision of such other information as the Partnership shall request in such forms as are approved by the Partnership, as provided by the Limited Partnership Agreement.

    1.63 "Understanding" means any contract, agreement, understanding, commitment, or offer, whether written or oral, which is, or to the knowledge of the Corporation or the Partnership, as applicable, if accepted by another Person is reasonably likely to become, a binding obligation of such entity.

    1.64 "Unit Certificate" means a non-negotiable certificate issued by the Partnership evidencing ownership of one or more Partnership Units.

    1.65 "Unitholders' Meeting" means the meeting of Partnership unitholders referred to in Section 7.5, including any adjournments or postponements thereof.

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

    2.1 THE MERGER. The Merger shall become effective at the date and time of filing with the Secretary of State of Delaware of a duly executed and verified certificate of merger ("Certificate of Merger") (or at such later effective date and time as may be agreed by the parties and set forth in the Certificate of Merger) in accordance with applicable provisions of Delaware law. At the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of Delaware law, including without limitation Section 17-211(h) of the Delaware RULPA and/or Sections 259(a) and 263 of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time the following transactions will be deemed to have occurred simultaneously:

        (a) The Corporation shall be merged with and into the Partnership with the Partnership being the Surviving Entity, the separate corporate existence of the Corporation shall cease, and the Partnership shall continue its existence as the Surviving Entity under the laws of the State of Delaware;

        (b) All the properties, rights, privileges, powers, and franchises of the Partnership and the Corporation shall be vested in the Partnership as the Surviving Entity, and all debts, liabilities, obligations and duties of the Partnership and the Corporation shall become the debts, liabilities, obligations, and duties of the Partnership as the Surviving Entity;

        (c) The Partnership as the Surviving Entity shall succeed to and assume all the rights, privileges, liabilities, and obligations of the Corporation, under each and every note, license, agreement, contract, arrangement, or other instrument or obligation of the Partnership and the Corporation;

        (d) Each Partnership Unit issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding Partnership Unit of the Surviving Entity and shall not be converted or otherwise affected by the Merger; and

        (e) Each share of Corporation Stock issued and outstanding immediately prior to the Effective Time shall be automatically cancelled, shall cease to be an issued and outstanding share of the Corporation's stock and shall be converted at the Effective Time into Partnership Units to be represented, upon compliance by the holder thereof with the exchange procedures contemplated by Section 2.4, by Unit Certificates or Depositary Receipts and the right to receive cash in lieu of fractional Partnership Units, as provided in Section 2.2.

    2.2  CONVERSION OF THE CORPORATION'S STOCK.

    (a)  EXCHANGE RATIO.  Subject to the other provisions of this Article II,
(i) each share of Corporation Stock, regardless of class, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into six hundred and sixty-seven thousandths (.667) of a Partnership Unit (the "Exchange Ratio"), and (ii) each share of Corporation Stock, regardless of class, that is held by the Partnership or that is held as treasury stock by the Corporation, shall be cancelled.

    (b) NO FURTHER TRANSFERS. Immediately prior to the Effective Time, the share transfer books of the Corporation shall be closed and no transfer of Corporation Stock shall thereafter be made or recognized.

    (c) NO FRACTIONAL UNITS. Notwithstanding any other provisions of this Agreement, each holder of shares of Corporation Stock who would otherwise have been entitled to receive a fraction of a Partnership Unit (after taking into account all shares of Corporation Stock held by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a Partnership Unit multiplied by the Average Price of Partnership Units. No holder of Corporation Stock converted in the Merger will be entitled to distributions, voting rights, or any other rights as a unitholder in respect of any fractional share of a Partnership Unit.

    (d) CALCULATIONS. The Average Price of Partnership Units, and any calculation required by Section 2.3, shall be prepared by the Partnership prior to the anticipated Effective Time and shall be set forth in a certificate executed by the Chief Financial Officer of the General Partner and furnished to the Corporation on the Closing Date. Such certificate shall show the manner of calculation in reasonable detail, and shall be conclusive absent manifest error. For purposes of this Agreement, any calculation of the Exchange Ratio or of a portion of a Partnership Unit shall be rounded to the nearest one-thousandth (.001), and any cash payment shall be rounded to the nearest cent.

    (e) DISSENTING SHARES. Each outstanding share of Corporation Stock as to which a written demand for appraisal has been delivered in accordance with
Section 262 of the DGCL at or prior to the vote of the Corporation's stockholders on the Merger and not withdrawn at or prior to the time of such vote and which is not voted in favor of the Merger shall not be converted into Partnership Units (and/or the right to receive cash in lieu of fractional units) unless and until the holder (a "Dissenting Stockholder") shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal of and payment for his or her shares of Corporation Stock under such
Section 262, at which time such holder's shares shall be converted in accordance with Sections 2.2(a) through 2.2(d). The Corporation agrees that prior to the Effective Time it will not, except with the prior written consent of the Partnership, voluntarily make any payment with respect to, or settle or offer to settle, any such demand. Each Dissenting Stockholder who becomes entitled, pursuant to the provisions of said Section 262, to payment for his or her shares of Corporation Stock shall receive payment therefor from the Partnership (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions).

    2.3  ADJUSTMENTS FOR DILUTION AND OTHER MATTERS.

    (a) ANTIDILUTION. If prior to the Effective Time, the outstanding Partnership Units or shares of Corporation Stock shall have been increased, decreased, changed into, or exchanged for a different number or kind of units or securities, in each case as a result of a reorganization, recapitalization, reclassification, split, reverse split or other similar change in capitalization (provided that no such action may be taken by the Partnership or the Corporation without the other party's prior written consent as provided herein), then an appropriate adjustment or adjustments will be made to the Exchange Ratio.

    (b) EXERCISE OF CERTAIN OPTIONS. If prior to the Effective Time the Corporation issues more than 10,000 shares of Corporation Stock as a result of the exercise of Corporation Options, the Exchange Ratio shall be adjusted so as to equal the amount, rounded to the nearest one-thousandth, obtained by dividing 5,563,891 by the number of shares of Corporation Stock issued and outstanding immediately prior to the Effective Time.

    2.4  EXCHANGE PROCEDURES.

    (a) EXCHANGE AGENT. No later than the Effective Time, the Partnership shall deposit with the Depositary Unit Certificates for the number of Partnership Units issuable in the Merger, and will cause the Depositary to deliver to the Exchange Agent Depositary Receipts in respect of the Unit Certificates so deposited. The Partnership shall also deposit with the Exchange Agent an amount of cash sufficient to cover payments in lieu of fractional Partnership Units. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Depositary Receipts held by it from time to time hereunder, except that it shall receive and hold all distributions paid with respect to Partnership Units represented thereby for the account of the Persons entitled thereto. Not later than five Business Days prior to the Effective Time, the Partnership shall give written notice to the Corporation of the name, address, contact person and telephone number of the Exchange Agent.

    (b) EXCHANGE OF CERTIFICATES. As promptly as practicable after the Effective Time, the Partnership shall cause the Exchange Agent to send to each holder of record of Corporation Stock immediately prior to the Effective Time transmittal materials (including the Partnership's then-current form of Transfer Application) for use in exchanging Corporation Stock certificates. Each holder of a certificate formerly representing Corporation Stock who surrenders or has surrendered such certificate (or customary affidavits and indemnification regarding the loss or destruction of such certificate) to the Exchange Agent, together with properly executed transmittal materials and an executed Transfer Application, shall, upon acceptance thereof, be entitled to a Depositary Receipt (or, if such holder so elects, a Unit Certificate) representing the number of whole Partnership Units to which such holder is entitled (and cash in lieu of fractional Partnership Units to which such holder would otherwise be entitled). The Exchange Agent shall accept such stock certificate upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal practices. The Partnership shall not be obligated to deliver Unit Certificates, Depositary Receipts, or cash in lieu of fractional Partnership Units to which any former holder of Corporation Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing shares of Corporation Stock (or customary affidavits and indemnification regarding the loss or destruction of such certificate) for exchange, together with properly executed transmittal materials, as provided in this Section 2.4. If any Depositary Receipt or Unit Certificate, or any check representing cash and/or declared but unpaid distributions, is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the Person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

    (c) AFFILIATES. Certificates surrendered for exchange by any Person constituting an "affiliate" of the Corporation for purposes of Rule 145 under the Securities Act who has been so designated by the

Partnership in a notice delivered to the Exchange Agent, shall not be exchanged for Depositary Receipts or Unit Certificates, until the Partnership notifies the Exchange Agent that it has received a written agreement from such Person as contemplated by Section 8.5(a).

    2.5 ADMISSION, VOTING AND DISTRIBUTIONS. Stockholders of record of the Corporation immediately prior to the Effective Time upon their compliance with the exchange procedures contemplated by Section 2.4 (including submission of a properly completed and executed Transfer Application), shall automatically be admitted to the Partnership as limited partners in accordance with the provisions of the Limited Partnership Agreement, as amended pursuant to Section 2.8, and (until such holder's Partnership Units are transferred of record, as provided by the Limited Partnership Agreement then in effect) shall thereafter have all the rights of a limited partner of the Partnership. Until surrendered or exchanged in accordance with the provisions of Section 2.4 of this Agreement, at and after the Effective Time each certificate theretofore representing shares of Corporation Stock shall for all purposes represent only (i) the right to be admitted to the Partnership as a limited partner automatically upon compliance by the holder thereof with the exchange procedures contemplated by Section 2.4, and thereupon to receive, upon admission to the Partnership, Unit Certificates or Depositary Receipts with respect to the number of whole Partnership Units into which such shares have been converted, together with cash in lieu of fractional Partnership Units, and (ii) prior to admission to the Partnership of the holder thereof, the right to vote on any matters submitted to the vote of limited partners after the Merger and the right to receive distributions from the Partnership, in respect of the number of whole Partnership Units into which such holder's shares of Corporation Stock have been converted in the Merger.

    2.6 NO LIABILITY. Neither the Partnership, the Corporation, nor the Exchange Agent shall be liable to any holder of shares of Corporation Stock for any Partnership Units (or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law.

    2.7 WITHHOLDING RIGHTS. The Partnership or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Corporation Stock such amounts as the Partnership or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by the Partnership or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Corporation Stock in respect of which such deduction and withholding was made by the Partnership or the Exchange Agent.

    2.8 LIMITED PARTNERSHIP AGREEMENT OF SURVIVING ENTITY; FISCAL YEAR. At the Unitholders' Meeting to be held pursuant to Section 7.5, there shall be submitted for approval of the unitholders amendments to the Partnership's Certificate of Limited Partnership and its Limited Partnership Agreement: (a) changing the name of the Partnership to Hawaii Land & Farming Company, L.P.; (b) eliminating the provisions thereof pertaining to Class B Units; (c) replacing all existing provisions concerning mandatory distributions of cash flow with provisions that confer on the General Partner discretion to determine the amount and timing of all distributions; (d) eliminating provisions concerning the Partnership's special general partner (subject to the acquisition by the present General Partner of the general partnership interest held by the special general partner, or the conversion of such interest to a limited partnership interest represented by Partnership Units); (e) modifying the Limited Partnership Agreement in such respects as may in the good faith business judgment of the General Partner be necessary or desirable to reflect the broadened scope of the Partnership's business following the Merger; and (f) accomplishing such other changes, if any, as may be proposed by the General Partner. The Partnership's Certificate of Limited Partnership and Limited Partnership Agreement, as it is proposed by the General Partner to be amended, shall be subject to approval by the Negotiating Committee of the Corporation's Board of Directors (which approval shall not be unreasonably withheld or delayed). Such amendments shall be effective prior to the Effective Time. At the Effective Time, the Limited Partnership Agreement of the Partnership, as in effect immediately prior to the Effective Time, shall continue to be the limited partnership agreement of the Surviving Entity until it shall be further amended in accordance with its terms. The Partnership's fiscal year of January 1 to December 31 shall not be altered in connection with the Merger.

    2.9 MANAGEMENT OF THE SURVIVING ENTITY. At the Effective Time of the Merger, Mauna Loa Resources Inc. shall continue to serve as the General Partner of the Partnership, and neither its corporate structure (including its articles and bylaws) nor its directors and officers shall be affected by the transactions contemplated hereby, although it is anticipated that prior to the Effective Time Mauna Loa Resources Inc. will change its name to HLF, Inc. and that as soon as practicable after the Effective Time the number of members of its Board of Directors will be increased from five (5) to seven (7), consisting of the following persons (unless unable or unwilling to serve): John W.A. Buyers, Kent
T. Lucien, David A. Heenan, Seth A. Bakes, Paul C.T. Loo, James H. Case, and Ralph C. Hook, Jr.

    2.10 OPTIONS. Pursuant to the terms of the Corporation Stock Option Plan, each option issued thereunder that has not been exercised prior to the Effective Time shall be cancelled as of the Effective Time. No such option shall be assumed by the Partnership or otherwise converted into the right to receive Partnership Units. The Corporation shall be permitted to enter into agreements with holders of each unexercised in-the-money Corporation Stock Option providing for the cancellation and settlement thereof immediately prior to the Effective Time in consideration of a cash payment by the Corporation in the amount specified in such agreement; provided, however, that the form and substance of such agreements shall require the written approval of the Partnership's General Partner (which shall not be unreasonably withheld or delayed), and (iii) the aggregate amount paid by the Corporation pursuant to such agreements with all optionees shall not exceed $50,000.

                                  ARTICLE III
                                  THE CLOSING

    3.1 CLOSING. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 9:00 a.m. (Hawaii time), on the first Friday (unless such date is not a Business Day, in which case it will be the preceding Business Day) occurring after the satisfaction of the conditions set forth in Articles IX, X, and XI, or at such other time and date as the parties may agree. The Closing will be conducted at the offices of Carlsmith Ball Wichman Case & Ichiki, 1001 Bishop Street, Suite 2200, Honolulu, Hawaii, or such other location as the parties may agree.

    3.2 FILINGS. On the Closing Date, or as soon as practicable thereafter, the Partnership shall cause to be duly filed with the Delaware Secretary of State, as required by applicable law and regulations, a duly executed Certificate of Merger, together with all requisite supporting documents. The Partnership and the Corporation shall each execute, deliver, certify, file and/or record every document, certificate, or other instrument that is required under Delaware law or required under the law of any other state in which the Partnership or the Corporation is qualified to do business or owns property in order for the effectiveness of the Merger to be recognized.

    3.3 DOCUMENTS TO BE DELIVERED. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary, in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time, each of the parties hereto hereby covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge, and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to effectuate the transactions set forth herein or contemplated hereby, and the appropriate partners, officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may reasonably be required to effectuate such transactions. Without limiting the foregoing, if at any time the Surviving Entity shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Entity the title to or its assumption of any property, right or obligation of the Partnership or the Corporation, or otherwise to carry out the provisions hereof, the proper representatives of the Partnership, or of the Corporation immediately prior to the Effective Time, shall execute and deliver any and all proper deeds, assignments, assurances and assumptions and do all things necessary or proper to vest, perfect or convey title to such property or right in or accomplish or evidence the assumption of any obligation by the Surviving Entity, and otherwise to carry out the provisions hereof.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

    The Corporation represents and warrants to the Partnership as follows:

    4.1 INCORPORATION, STANDING, AND POWER. The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Corporation has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the location of any of its owned or leased properties makes such qualification necessary, other than in such jurisdictions where the failure to be so licensed would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Corporation.

    4.2 CAPITALIZATION. The authorized capital stock of the Corporation consists of 20,000,000 shares of Class A Common Stock, $0.01 par value, 5,750,000 shares of Class B Common Stock, $0.01 par value, and 1,000,000 shares of Preferred Stock, $0.01 par value, issuable in series. As of December 1, 1997, 3,492,847 shares of Class A Common Stock, 4,838,818 shares of Class B Common Stock, and no shares of Preferred Stock were outstanding. Since December 1, 1997, the Corporation has not issued any shares of its capital stock, except pursuant to exercise of Corporation Options, and since that date has not issued or agreed to issue any options, warrants or rights to acquire any shares of its capital stock. All of the outstanding shares of Corporation Stock are duly authorized, validly issued, fully paid and nonassessable, and neither are entitled to, nor were issued in violation of, any preemptive rights. Except for Corporation Options to acquire a total of 204,000 shares of the Class A Common Stock, as of the date of this Agreement, there were no outstanding options, warrants, or other rights in or with respect to the unissued shares of Corporation Stock nor any securities convertible into such stock, and the Corporation is not obligated to issue any additional shares of Corporation Stock or any additional options, warrants, or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. Schedule 4.2 sets forth, as of the date of this Agreement, the name of each holder of a Corporation Option, the number of shares of Corporation Stock covered thereby, the exercise price per share thereunder and the expiration date thereof.

    4.3 SUBSIDIARIES. Except as disclosed in the SEC Filings of the Corporation, the Corporation does not own, directly or indirectly, any outstanding stock of or other equity or voting interest in any corporation, partnership, joint venture, or other entity.

    4.4 FINANCIAL STATEMENTS. The Corporation has previously made available to the Partnership copies of the Financial Statements of the Corporation. Each of the Financial Statements of the Corporation (as well as the financial statements of the Corporation included in any of its subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q): (a) presents or will present fairly the financial condition of the Corporation as of the respective dates indicated and its results of operations and changes in financial position/cash flow, as applicable, for the respective periods then ended (subject, in the case of unaudited interim financial statements, to normal recurring adjustments and the absence of certain footnote information); (b) have been or will be prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated in such financial statements for periods ended prior to the date of this Agreement or, in the case of financial statements for periods ended after the date of this Agreement, except for such changes as may be required by the Financial Accounting Standards Board); and (c) are, or in the case of subsequent reports will be, in accordance with the books and records of the Corporation, which books and records are and will be complete and accurate in all material respects.

    4.5 SEC/REGULATORY FILINGS. Since March 31, 1993 the Corporation has filed all material reports, registrations, and statements that were required to be filed with the SEC and any other applicable federal, state, or local governmental or regulatory authority (other than tax authorities). The Corporation has previously made available to the Partnership a copy of all SEC Filings of the Corporation. As of their respective dates, the SEC Filings of the Corporation complied in all material respects with the requirements of their respective forms, the information contained therein was true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    4.6 AUTHORITY OF THE CORPORATION. The execution and delivery by the Corporation of this Agreement and, subject to the requisite approval of the stockholders of the Corporation, the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Corporation, including without limitation approval by a vote of the Board of Directors of the Corporation, and this Agreement is a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium, or other similar laws affecting the rights of creditors generally and by general equitable principles (the "Bankruptcy Exception"). Except as set forth in Schedule 4.6, neither the (i) execution and delivery by the Corporation of this Agreement; (ii) the consummation of the Merger or the transactions contemplated hereby; nor (iii) compliance by the Corporation with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of the certificate of incorporation, as amended, or bylaws, as amended, of the Corporation; (b) subject to receipt of such consents and the giving of such notifications as are set forth in Schedule 4.6, constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement, or other instrument or obligation to which the Corporation is a party, or by which the Corporation or any of its properties or assets is bound, if, in any such circumstances, such event would reasonably be expected to have consequences materially adverse to the Corporation; or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Corporation or any of its properties or assets, if such violation would reasonably be expected to have consequences materially adverse to the Corporation. Except as set forth in Schedule 4.6, no consent of, approval of, notice to, or filing with any regulatory agency or governmental authority having jurisdiction over any aspect of the business or assets of the Corporation, and no consent of, approval of, or notice to any other Person that, in either case, if not obtained or given would reasonably be expected to have consequences materially adverse to the Corporation, is required in connection with the execution and delivery by the Corporation of this Agreement or the consummation by the Corporation of the Merger or the transactions contemplated hereby, except (i) the approval of this Agreement and the transactions contemplated hereby by the stockholders of the Corporation;
(ii) the filing of the Certificate of Merger with the Delaware Secretary of State and of appropriate merger documents with other relevant authorities pursuant to Section 3.2; and (iii) such filings, approvals, consents, or waivers as are required under federal or state securities laws.

    4.7 INSURANCE. Set forth on Schedule 4.7 is a list of all bonds and all policies of insurance affording coverage to the Corporation as of December 9, 1997, showing the name of the issuer or insurance company, the nature of the coverage, limits, the annual premiums and the expiration dates. The Corporation has made available to the Partnership copies of all such policies of insurance and bonds. The

Corporation has coverage under such policies of insurance and bonds with respect to its assets and businesses against such casualties and contingencies and in such amounts, types, and forms as its directors and executive officers believe to be appropriate for its businesses, operations, properties, and assets. All such insurance policies and bonds are in full force and effect. Except as set forth on Schedule 4.7, no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew or to materially amend any such policy or bond or generally disclaimed liability thereunder, there is no default under any such policy or bond and all material claims of the Corporation thereunder have been filed in a timely fashion.

    4.8 TITLE TO ASSETS. The Corporation has good and marketable title to all its material properties and assets (other than real property) owned or stated to be owned by the Corporation (including without limitation all personal and intangible properties reflected in the Corporation's September 30, 1997 Quarterly Report on Form 10-Q or acquired thereafter and in either case not subsequently disposed of for fair value in the ordinary course of business). All such properties and assets are free and clear of all mortgages, liens, encumbrances, pledges, or charges of any kind or nature except: (a) as set forth in the SEC Filings of the Corporation; (b) for liens or encumbrances for current taxes not yet due; (c) for liens that are not substantial in character, amount, or extent or that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of the Corporation; or (d) as set forth on Schedule 4.8.

    4.9 REAL ESTATE. Schedule 4.9 sets forth a list of real property owned by the Corporation as of the date hereof (the "Corporation Real Property"). The Corporation as of the date of this Agreement leases no real property other than a house on Maui and its offices on the islands of Maui and Hawaii. The Corporation has good and marketable title to the Corporation Real Property, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments, and encumbrances (collectively "encumbrances"), except (a) for rights of lessors, lessees, co-lessees, or sublessees in such matters that are reflected in the applicable lease; (b) for taxes not yet due and payable or being contested by the Corporation in good faith; (c) for encumbrances of public record; (d) for such imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (e) as described in the SEC Filings of the Corporation or set forth on
Schedule 1.2 or Schedule 4.9.

    4.10 LITIGATION. Except as specifically identified in the SEC Filings of the Corporation or on Schedule 4.10, there are no private or governmental suits, claims, actions, or proceedings pending, nor to the Corporation's knowledge, threatened against the Corporation (whether as a defendant, cross-defendant or third party defendant) or against any of its directors, officers, or employees relating to the performance of their duties in such capacities or against or affecting any properties of the Corporation that individually or in the aggregate has had or would reasonably be expected to have a material adverse effect upon the business, financial condition, or results of operations of the Corporation or materially to hinder or delay the Merger or that may involve a payment by the Corporation in excess of $100,000 of applicable insurance coverage. Also, except as specifically identified in the SEC Filings of the Corporation or on Schedule 4.10, there are no material judgments, decrees, stipulations, or orders against the Corporation enjoining it or any of its directors, officers, or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

    4.11  TAXES.

    (a) The Corporation has filed all Tax Returns required to be filed by it on or before the date hereof and has paid all Taxes, together with any interest and penalties owing in connection therewith, shown on such Tax Returns to be due in respect of the periods covered by such Tax Returns or which are required to be paid by it without the filing of a Tax Return. The Corporation does not have any known liability for Taxes with respect to such periods in excess of the amounts so paid, except (a) to the extent accruals or reserves therefor are set forth in the Financial Statements of the Corporation, (b) for such taxes as are being contested in good faith, or (c) as otherwise set forth in Schedule 4.11.
Schedule 4.11 sets forth a complete list of (i) all Tax Returns of the Corporation for periods ending before the date of this Agreement which have not yet been filed and the due dates therefor; (ii) dates through which the IRS or any other taxing authority has examined the Tax Returns of the Corporation;
(iii) all Tax Returns of the Corporation for which the statute of limitations for the assessment of Taxes has not yet expired, the expiration date(s) of such statutes of limitations, and whether such statutes of limitations have been requested to be extended; and (iv) all Tax Returns of the Corporation that have been examined by any taxing authority or are presently under examination by any taxing authority and the results or status of such examinations. Except as set forth on Schedule 4.11, neither the IRS nor any other taxing authority is now asserting or to the knowledge of the Corporation threatening or proposing to assert any deficiency or claim for material additional Taxes of the Corporation, nor is any administrative or court proceeding pending with respect thereto. Except as set forth in Schedule 4.11, the Corporation has not entered into a closing agreement or similar arrangement with the IRS or any other taxing authority that is presently in effect. The Corporation has made available to the Partnership true and complete copies of all Tax Returns filed by the Corporation for all years for which the statute of limitations for the assessment of Taxes has not yet expired. The Corporation has complied with the information reporting requirements under the Code in all material respects.

    (b) As of the Effective Time, the Corporation will have timely filed all Tax Returns not due as of the date hereof but required to be filed prior to the Effective Time (taking into account valid extensions) and paid all Taxes, together with any interest and penalties owing in connection therewith, shown on such Tax Returns to be due in respect of the periods covered by such Tax Returns or which are required to be paid by it without the filing of a Tax Return. The positions taken by the Corporation in connection with the Tax Returns described in the preceding sentence and in Section 4.11(a) were (or in the case of the returns not yet filed, will be) asserted with reasonable cause and in good faith. The Corporation has made available to the Partnership true and complete copies of its Tax Returns for the fiscal year ended March 31, 1997.

    (c) Except as set forth in Schedule 4.11, the Corporation has not agreed to nor is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Except as set forth in
Schedule 4.11, to the knowledge of the Corporation, the Corporation has no liability for Taxes, including employment taxes, of any Person other than the Corporation under Treasury Regulation Section 1.1502-6, or as a transferee or successor, or otherwise. Except as set forth in Schedule 4.11, the Corporation has not made, nor is it obligated to make, nor is it a party to any agreement that would reasonably be expected to obligate it to make, any payments that are not deductible pursuant to Section 280G of the Code.

    4.12 COMPLIANCE WITH LAWS AND REGULATIONS. The Corporation is not in default under or in breach of any provision of its certificate of incorporation or bylaws, each as amended, or in violation of any law, ordinance, rule, or regulation promulgated by any governmental agency or regulatory authority, where such default, breach or violation would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Corporation. Except as disclosed in SEC Filings of the Corporation, no governmental agency or regulatory authority has initiated or, to the best knowledge of the Corporation threatened, any proceeding or investigation into the business or operations of the Corporation.

    4.13 PERFORMANCE OF OBLIGATIONS. The Corporation has performed in all material respects all of the obligations required to be performed by it to date, is not in default under or in breach of any term or provision of any material covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such nonperformance, default or breach would have a material adverse effect on the business, financial condition, or results of operations of the Corporation. To the Corporation's knowledge, except as disclosed in the SEC Filings of the Corporation, no party with whom the Corporation has an agreement that is of material importance to the business of the Corporation is in default thereunder.

    4.14  EMPLOYEES.

    (a) There are no controversies pending or, to the knowledge of the Corporation threatened, between the Corporation and any of its employees that are likely to have a material adverse effect on the business, financial condition, or results of operations of the Corporation. The Corporation is not a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

    (b) Except as disclosed on Schedule 4.14, in the SEC Filings of the Corporation, or as otherwise specifically provided by this Agreement, there are no Understandings with respect to the employment of any officer or employee of the Corporation that are not terminable by the Corporation without liability on not more than thirty (30) days' notice.

    (c) Except as disclosed in the Financial Statements of the Corporation, in the SEC Filings of the Corporation, or on Schedule 4.14, all material sums due for employee compensation have been paid or accrued and all employer contributions for employee benefits, including deferred compensation obligations, and any benefits under any Employee Plan have been duly and adequately paid or provided for in accordance with plan documents.

    (d) Schedule 4.14 sets forth the name of each director, officer, employee, agent, or representative of the Corporation and every other Person entitled to receive any benefit, any increase in benefits, any acceleration of vesting or benefits, or any payment of any amount under any existing employment agreement, severance plan, or other benefit plan or Understanding as a result of the consummation of any transaction contemplated in this Agreement (other than financial advisors, accountants, attorneys, proxy solicitors, information agents, printers, or other Persons providing services to the Corporation or the Partnership of a type customarily provided in connection with transactions like those contemplated by this Agreement), and with respect to each such Person, sets forth the nature of such benefit, increase, or acceleration, or the amount of such payment, the event triggering the benefit increase, acceleration or payment, and the date of, and parties to, such employment agreement, severance, or other benefit plan or Understanding. The Corporation has previously made available to the Partnership a complete and accurate listing of the names and current annual salary rates of all Persons employed by the Corporation showing for each such Person the amounts paid or payable as salary, bonus payments, and any indirect compensation for the year ended March 31, 1997, the names of all of the directors and officers of the Corporation, and the names of all Persons, if any, holding tax or other powers of attorney for the Corporation.

    4.15 BROKERS AND FINDERS. Except for financial advisory services performed for the Corporation by Hambrecht & Quist pursuant to an agreement dated July 8, 1997, a copy of which has been furnished to the Partnership, neither the Corporation nor any of its officers, directors, employees, or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees in connection with this Agreement or the transactions contemplated hereby.

    4.16 MATERIAL CONTRACTS. Except as set forth as an exhibit to the Corporation's 1997 Annual Report on Form 10-K, any of the subsequent SEC Filings of the Corporation, on Schedule 4.16 or elsewhere in the Corporation Schedules (all items described in this Section 4.16, including those so set forth as exhibits, being referred to herein as "Corporation Scheduled Contracts"), the Corporation is not as of the date of this Agreement a party or otherwise subject to:

        (a) any employment, deferred compensation, bonus, or consulting contract that requires payment by the Corporation of $100,000 or more per annum;

        (b) any contract or agreement that restricts the Corporation (or would restrict any Affiliate of the Corporation after the Effective Time) from competing in any line of business with any Person or using or employing the services of any Person;

        (c) any lease of real or personal property providing for annual lease payments by or to the Corporation in excess of $100,000 per annum;

        (d) any mortgage of real property or any pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of the Corporation in personal property, which real or personal property in any such case has a value of $100,000 or more;

        (e) any agreement to acquire equipment or any commitment to make capital expenditures in excess of $100,000;

        (f) other than agreements entered into in the ordinary course of business (including agreements entered into in connection with land development and sales and home building and sales of the properties identified in Schedule 1.2), any agreement for the purchase, sale or lease of any real or personal property, or for the grant of any preferential right to purchase, sell or lease any such property or asset, that in any such case involves aggregate consideration of $100,000 or more;

        (g) any agreement for the borrowing of any money (other than liabilities or borrowings made in the ordinary course of business since September 30, 1997 not exceeding, individually or in the aggregate, $500,000 at any one time outstanding);

        (h) any guarantee or indemnification agreement made outside the ordinary course of business which involves potential liability likely to exceed $100,000;

        (i) any material agreement which would be terminable other than at the election of the Corporation as a result of the consummation of the transactions contemplated by this Agreement;

        (j) any Understanding of any other kind (other than Understandings entered into by the Corporation in the ordinary course of its business or that otherwise relate to the sale of the properties identified in Schedule 1.2) that either (i) is not terminable on 30 days' or less notice and involves future payments or receipts or performances of services or delivery of items requiring payment of $100,000 or more to or by the Corporation or
    (ii) that is otherwise material to the business, financial condition, or results of operations of the Corporation.

The Corporation has made available to the Partnership copies of all Corporation Scheduled Contracts, including all amendments and supplements thereto.

    4.17 ABSENCE OF MATERIAL CHANGE. Except as set forth in the Corporation's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 or September 30, 1997, or in other SEC Filings of the Corporation, or Schedules 1.2, 4.16 or elsewhere in this Agreement or the Corporation Schedules, since March 31, 1997, the business of the Corporation has been conducted only in the ordinary course, substantially in the same manner as theretofore conducted and there has not occurred: (i) any event (including the incurrence of liabilities of any nature, whether or not accrued, contingent or otherwise) that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Corporation; (ii) any amendment to the certificate of incorporation or bylaws of the Corporation; (iii) any declaration, setting aside, or payment of any dividend or any other distribution in respect of the capital stock of the Corporation; or (iv) any change by the Corporation in accounting principles or methods or tax methods, except as required or permitted by the Financial Accounting Standards Board.

    4.18 LICENSES AND PERMITS. Other than as may be required to be obtained from time to time by the Corporation in connection with the future development of properties it now or in the future owns or leases, the Corporation has all material licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Corporation.

    4.19  NO MATERIAL LIABILITIES; ENVIRONMENTAL.

    (a) Schedule 4.19 sets forth all material liabilities of the Corporation, including liabilities for Hazardous Substances or under any Environmental Law, contingent or otherwise, that are not reflected or reserved against in the Financial Statements of the Corporation, except for liabilities disclosed in the SEC Filings of the Corporation and liabilities incurred or accrued since September 30, 1997 in the ordinary course of business that have not had and are not reasonably expected to have a material adverse effect on the business, financial condition, or results of operations of the Corporation. Except as set forth in Schedule 4.19, the Corporation knows of no basis for the assertion against it of any liability, obligation, or claim that could reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Corporation.

    (b) Except as set forth in Schedule 4.19 or in the SEC Filings of the Corporation, to the Corporation's knowledge, all of the properties and operations of the Corporation are in compliance in all material respects with all Environmental Laws applicable to such properties and operations.

    (c) Except as set forth in Schedule 4.19 or in the SEC Filings of the Corporation, to the Corporation's knowledge, the Corporation has obtained and is in compliance with all material permits, licenses, and authorizations that are required for its operations under Environmental Laws.

    (d) Except as set forth in Schedule 4.19 or in the SEC Filings of the Corporation, or except to the extent that as a result thereof, no material liability has been incurred or would reasonably be expected to be incurred by the Corporation: (i) to the Corporation's knowledge, no Hazardous Substances exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from, any of the properties of the Corporation except in accordance in all material respects with Environmental Laws; (ii) the Corporation has no knowledge that any prior owners, occupants, or operators of any such properties ever deposited, disposed of, or allowed to be deposited or disposed of, in, on, or under or handled or processed on, or released, emitted, or discharged from, such properties any Hazardous Substances except in accordance in all material respects with Environmental Laws; and (iii) the use that the Corporation has made, makes, or intends to make of its properties will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Substance on, in, or from any such properties except in accordance in all material respects with applicable Environmental Laws.

    (e) Except as set forth in Schedule 4.19 or in the SEC Filings of the Corporation, there is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending, or, to the knowledge of the Corporation, threatened against the Corporation relating in any way to any violation of any applicable Environmental Law. Except as set forth in Schedule 4.19 or in the SEC Filings of the Corporation, to the knowledge of the Corporation, it has no material liability for remedial action with respect to an Environmental Law, nor has the Corporation received any written requests for information relating to any material violation of any Environmental Law from any governmental authority with respect to the condition, use, or operation of any of its properties, nor has it received any written notice from any governmental authority or any written notice from any other Person with respect to any material violation of or material liability for any remedial action under any Environmental Law.

    (f) Except as set forth in Schedule 4.19 or in the SEC Filings of the Corporation, to the knowledge of the Corporation, there are no material Historic Sites or Burial Sites on its properties.

    (g) Except as set forth in Schedule 4.19 or in the SEC Filings of the Corporation, to the knowledge of the Corporation: (i) there are no Endangered Species or Critical Habitats on its properties; and (ii) the

Corporation has received no written notice of an investigation of Endangered Species or Critical Habitat on its properties.

    (h) The Corporation has made available to the Partnership true copies of all environmental assessments and reports obtained by the Corporation since January 1, 1993 with respect to properties of the Corporation and will after the date of this Agreement upon request of the Partnership make available to the Partnership such additional environmental assessments and reports as the Corporation may subsequently obtain concerning properties of the Corporation.

    (i) As used in this Section 4.19, the term "properties" shall include all real property now owned, operated or leased by the Corporation, and all property of which the Corporation could be deemed an "owner" or "operator" under any applicable Environmental Law.

    4.20  EMPLOYEE BENEFIT PLANS.

    (a) Schedule 4.20 sets forth all Employee Benefit Plans and any collective bargaining agreements or labor contracts in which the Corporation participates, or by which it is bound, including, without limitation: (i) any profit sharing, stock bonus, employee stock ownership, deferred compensation, bonus, stock option, stock appreciation rights, phantom stock, stock purchase, pension, retainer, consulting, retirement, welfare, or incentive plan or agreement; (ii) any plan providing for "fringe benefits" to its employees, including but not limited to vacation, holiday, sick leave, disability, severance, medical, hospitalization, dental, vision, counseling, life insurance and other insurance plans, personal leave, employee discount, educational, and related benefits;
(iii) any written employment agreement and any other employment agreement not terminable at will; or (iv) any other Employee Benefit Plan (all of the foregoing being referred to collectively as the "Employee Plans"). Except as set forth in Schedule 4.20, (i) the Corporation is in compliance in all material respects with the reporting and disclosure requirements of Part 1 of Subtitle IB of ERISA and the corresponding provisions of the Code to the extent applicable to all Employee Benefit Plans; (ii) the Corporation has performed in all material respects all of its obligations under all Employee Plans required to be performed heretofore; and (iii) there are no actions, suits or claims pending or, to the knowledge of the Corporation, threatened against any Employee Plan or the assets of such plans, and to the best knowledge of the Corporation, no facts exist which are likely to give rise to any material actions, suits or claims against such plans or the assets of such plans. The Corporation shall notify the Partnership in writing of any such actions, suits, or claims existing after the date of this Agreement but before the Effective Time.

    (b) The Employee Pension Benefit Plans described on Schedule 4.20 have been duly authorized by the Board of Directors of the Corporation. Except as set forth in Schedule 4.20, each such plan and associated trust intended to be qualified under Section 401(a) and to be exempt from tax under Section 501(a) of the Code, respectively, has either received a favorable determination letter from the IRS, has applied for such a determination letter (or will apply for such a determination letter) before the expiration of the remedial amendment period set forth in Section 401(b) of the Code, as the IRS may extend such period, and to the knowledge of the Corporation no event has occurred that will or is likely to give rise to disqualification of any such plan which is intended to be qualified under Section 401(a) of the Code or loss of the exemption from tax of any such trust which is intended to be exempt from tax under Section 501(a) of the Code. Except as disclosed in Schedule 4.20, no event has occurred that will or is likely to subject any such plans to material tax under Section 511 of the Code. Except as disclosed in Schedule 4.20, none of such plans has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan. No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any of such plans that could subject the Corporation to material excise tax or penalty. All costs of each Employee Pension Benefit Plan have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. No Employee Pension Benefit Plan maintained by the Corporation, or any entity that is part of a group that includes that Corporation and that is treated as a single employer under Section 414 of the

Code ("Controlled Group Member") has incurred any "accumulated funding deficiency" (as defined in Section 302(2) of ERISA), whether or not waived, taking into account contributions made within the period described in Section 412(c)(10) of the Code; nor has the Corporation failed to make any contributions or pay any amount due and owing as required by law or the terms of any Employee Benefit Plan or employment agreement. No nondeductible contributions (within the meaning of Section 4972 of the Code) have been made with respect to any Employee Pension Benefit Plan that could subject the Corporation to any excise tax or penalty. Since the last valuation date for each Employee Pension Benefit Plan, there has been no amendment or change to such plan that would increase the amount of benefits thereunder.

    (c) Except as set forth on Schedule 4.20, the Corporation (or any Controlled Group Member) does not sponsor or participate in, nor has it sponsored or participated in, any Employee Pension Benefit Plan to which Section 4021 of ERISA applies that would create a liability under Title IV of ERISA.

    (d) The Corporation (or any Controlled Group Member) does not sponsor or participate in, nor has it sponsored or participated in, any Employee Pension Benefit Plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or "multiple employer plan" (within the meaning of Section 413 of the
Code).

    (e) All group health plans of the Corporation (including any plans of Affiliates of the Corporation that must be taken into account under Section 162(i) or (k) of the Code as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988 and Section 4980B of the Code) have been operated in compliance in all material respects with the group health plan continuation coverage requirements and notice requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA to the extent such requirements are applicable.

    (f) To the best knowledge of the Corporation, there have been no acts or omissions by the Corporation that have given rise to or may give rise to material fines, penalties, or related charges under Sections 502(c) or (i) or 4071 of ERISA or Chapter 43 of the Code which could be imposed on the Corporation.

    (g) Except as described in Schedule 4.14 or Schedule 4.20, the Corporation does not maintain any Employee Benefit Plan or employment agreement pursuant to which any benefit or other payment will be required to be made by the Corporation to, or pursuant to which any benefit or other payment will accrue or vest in, any director, officer, or employee of the Corporation, in either case as a result of the consummation of the transactions contemplated by the Agreement.

    (h) To the best knowledge of the Corporation, no "reportable event," as defined in Section 4043 of ERISA, has occurred with respect to any of the Employee Pension Benefit Plans.

    (i) To the best knowledge of the Corporation, all amendments required to bring each of the Employee Pension Benefit Plans into conformity with all of the applicable provisions of Section 401(a) of the Code have been made, or will be made before the expiration of the remedial amendment period, if applicable, as set forth under Section 401(b) of the Code, as such period may be extended by the IRS.

    (j) The Corporation has made available to the Partnership true and correct copies of all documents with respect to the plans and agreements referred to in
Schedule 4.20, including all amendments and supplements thereto, and all related summary plan descriptions. For each of the Employee Benefit Plans of the Corporation referred to in Schedule 4.20, the Corporation has made available to the Partnership true and correct copies of (i) to the extent required to be filed, the Form 5500, 5500-C or 5500-R that was filed in each of the three most recent plan years, including without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants to the extent required; (ii) if applicable, the most recent determination letter from the IRS; (iii) if applicable, the statement of assets and liabilities as of the most recent valuation date; and (iv) if applicable, the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each of said plans for the most recently ended plan year. The documents referred to in subdivisions (iii) and (iv) fairly present the financial condition of each of said plans as of and at such dates and the results of operations of each of said plans, all in accordance with generally accepted accounting principles or on the cash method of accounting applied on a consistent basis.

    (k) Except as set forth in Schedule 4.20, the Corporation has no obligation to provide, or any liability with respect to, any post-retirement benefits for any current or former employee under any "welfare benefit plan" (within the meaning of Section 3(1) of ERISA).

    (l) The written terms of each of the Employee Plans and any related trust agreement, group annuity contract, insurance policy or other agreement, have been administered in substantial compliance with the applicable requirements of ERISA.

    (m) All contributions to the Employee Plans for all periods ending prior to the Effective Time (including periods from the first day of the current plan year to the Effective Time) will be made or accrued prior to the Effective Time by the Corporation, as applicable, in accordance with prior practice.

    (n) All material expenses and liabilities up to the Effective Time with respect to all of the Corporation Employee Plans have been, or will on the Effective Time, be fully and properly accrued on the Corporation's books and records (subject to normal recurring audit adjustments in the case of unaudited books, records, and financial statements) to the extent required by generally accepted accounting principles.

    4.21 CORPORATE RECORDS. The minute books of the Corporation accurately reflect (or in the case of meetings held between October 1, 1997 and the date of this Agreement will in due course so reflect) all material actions taken since January 1, 1993, by the respective stockholders, boards of directors and committees of the Corporation (other than the Compensation Committee which does not prepare minutes of its meetings), and contain true and complete copies of its certificate of incorporation, bylaws, and other charter documents, and all amendments thereto.

    4.22 POWER OF ATTORNEY. Except as set forth in Schedule 4.22, or included or provided for in the Corporation Scheduled Contracts, the Corporation has not granted to any Person a power of attorney or similar authorization that is still in effect.

    4.23 DISCLOSURE DOCUMENTS, REPORTS AND APPLICATIONS. None of the information supplied or to be supplied by or on behalf of the Corporation for inclusion in the S-4 or the Proxy Statement, or incorporated by reference therein, or any amendments or supplements thereto will, at the respective times such documents are filed or become effective, and in the case of the Proxy Statement or any amendment thereof or supplement thereto at the date it is mailed to stockholders of the Corporation and unitholders of the Partnership and at the times of the Stockholders' Meeting and Unitholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Corporation represents, warrants, and agrees that through the Effective Time of the Merger, each of the reports, registrations, statements, applications and other filings filed by it or the Corporation with the SEC or any other governmental agency or regulatory authority will be filed on a timely basis, will comply in all material respects with all of the applicable statutes, rules, and regulations enforced or promulgated by the governmental agency or regulatory authority with which it will be filed, and that the information contained therein will be true and correct in all material respects (and in the case of such filings with the SEC will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading). Any financial statement contained in any such report, registration, statement, application, or other filing that is intended to present the financial position of the Corporation will fairly present its financial position and will be prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. Notwithstanding anything to the contrary set forth in this Section 4.23, the Corporation makes no representation or warranty with respect to any information supplied by or relating to the Partnership.

    4.24 ACCURACY OF INFORMATION FURNISHED. The representations and warranties made by the Corporation hereby or in the Corporation Schedules contain no statements of material fact that are untrue or misleading, and do not omit to state any material fact that is necessary under the circumstances to prevent the statements contained herein or therein from being misleading.

    4.25  ACCOUNTING RECORDS.

    (a) The Corporation maintains records that accurately, validly, and fairly reflect its transactions and dispositions of assets and maintains a system of internal accounting controls, policies and procedures sufficient to make it reasonable to expect that (i) such transactions are executed in accordance with its management's general or specific authorization, (ii) such transactions are recorded in conformity with generally accepted accounting principles and in such a manner as to permit preparation of financial statements in accordance with generally accepted accounting principles and any other criteria applicable to such statements and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) records of such transactions are retained, protected, and duplicated in accordance with prudent business practices.

    (b) The data processing equipment, data transmission equipment, related peripheral equipment, and software used by the Corporation in the operation of its business (including any disaster recovery facility) to generate and retrieve such records are adequate for the needs of the Corporation.

    (c) The Corporation has made available to the Partnership for inspection all management letters and opinions and all reviews, correspondence, and other documents in the files of the Corporation, prepared by any certified public accounting firm and delivered to the Corporation since March 31, 1995.

    4.26 INTELLECTUAL PROPERTY RIGHTS. Schedule 4.26 contains a true, correct, and complete list of all trademarks, service marks and patents used by the Corporation that are material to the conduct of its business. Except as set forth in Schedule 4.26, the Corporation owns, has the exclusive right to use, sell, license, or dispose of, has the exclusive right to bring actions for the infringement of, and has taken all appropriate actions and made all applicable applications and filings pursuant to any applicable laws to perfect or protect its interest in, all such trademarks, services marks and patents. Neither the execution, delivery and performance of this Agreement nor the consummation of the Merger or any of the other transactions contemplated hereby will materially impair the right of the Corporation or the Surviving Entity to use, sell, license, or dispose of or to bring any action for the infringement of, any such trademarks, service marks or patents. The Corporation has taken all reasonable steps necessary or appropriate to safeguard and maintain its proprietary rights in all such trademarks, service marks, and patents.

                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

    The Partnership represents and warrants to the Corporation as follows:

    5.1 ORGANIZATION, STANDING, AND POWER. The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware. The Partnership has all requisite partnership power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the location of any of its owned or leased properties makes such qualification necessary, other than in such jurisdictions where the failure to be so licensed would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Partnership.

    5.2 CAPITALIZATION. As of the date of this Agreement, 7,500,000 Class A Units ("Partnership Units") and no Class B Units are issued and outstanding. All of the outstanding Partnership Units are duly authorized, validly issued, fully paid and nonassessable, and neither are entitled to, nor were issued in violation of, any preemptive rights. Except for warrants issued or to be issued to Jefferies & Company, Inc. to acquire up to 125,000 Partnership Units at an exercise price of $5.00 per unit, which warrants will expire if not exercised within five years from the Effective Time, there are no outstanding options, warrants, or other rights to acquire Partnership Units or Class B Units from the Partnership, nor any securities convertible into such units, and the Partnership is not obligated to issue any such additional units or any additional options, warrants, or other rights in or with respect to, nor any securities convertible into, such units. The Partnership Units collectively represent a 99% interest in the Partnership. The Partnership's General Partners own in the aggregate a 1% interest in the Partnership.

    5.3 SUBSIDIARIES. Except as disclosed in the SEC Filings of the Partnership, the Partnership does not own, directly or indirectly, any outstanding stock of or other equity or voting interest in any corporation, partnership, joint venture, or other entity.

    5.4 FINANCIAL STATEMENTS. The Partnership has previously furnished to the Corporation copies of the Financial Statements of the Partnership. The Financial Statements of the Partnership (as well as the financial statements of the Partnership included in any of its subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q): (a) present or will present fairly the financial condition of the Partnership as of the respective dates indicated and its results of operations and changes in financial position/cash flow, as applicable, for the respective periods then ended (subject, in the case of unaudited interim financial statements, to normal recurring adjustments and the absence of certain footnote information); (b) have been or will be prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated in such financial statements for periods ended prior to the date of this Agreement or, in the case of financial statements for periods ended after the date of this Agreement, except for such changes as may be required by the Financial Accounting Standards Board); and (c) are, or in the case of subsequently filed reports will be, in accordance with the books and records of the Partnership, which books and records are and will be complete and accurate in all material respects.

    5.5 SEC/REGULATORY FILINGS. Since December 31, 1992, the Partnership has filed all material reports, registrations, and statements that were required to be filed with the SEC and any other applicable federal, state, or local governmental agency or regulatory authority (other than tax authorities). The Partnership has previously made available to the Corporation a copy of all SEC Filings of the Partnership. As of their respective dates, the SEC Filings of the Partnership complied in all material respects with the requirements of their respective forms and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    5.6 AUTHORITY OF THE PARTNERSHIP. The execution and delivery by the Partnership of this Agreement, and, subject to the requisite approval of the unitholders of the Partnership, the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary partnership action on the part of the Partnership, including without limitation approval by a vote of the Board of Directors of the General Partner, and this Agreement is a valid and binding obligation of the Partnership, enforceable in accordance with its terms, subject to the Bankruptcy Exception. Except as set forth in Schedule 5.6, neither the (i) execution and delivery by the Partnership of this Agreement; (ii) the consummation of the Merger or the transactions contemplated hereby; nor (iii) compliance by the Partnership with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of its Limited Partnership Agreement or Certificate of Limited Partnership; (b) subject to receipt of such consents and the giving of such notifications as are set forth in Schedule 5.6, constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement, or other instrument or obligation to which the Partnership is a party, or by which the Partnership or any of its properties or assets is bound, if, in any such circumstances, such event would reasonably be expected to have consequences materially adverse to the Partnership; or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Partnership or any of its properties or assets, if such violation would reasonably be expected to have consequences materially adverse to the Partnership. Except as set forth in Schedule 5.6, no consent of, approval of, notice to, or filing with any regulatory agency or governmental authority having jurisdiction over any aspect of the business or assets of the Partnership, and no consent of, approval of, or notice to any other Person that, in either case, if not obtained or given would have consequences materially adverse to the Partnership, is required in connection with the execution and delivery by the Partnership of this Agreement or the consummation by the Partnership of the Merger or the transactions contemplated hereby, except (i) the approval of this Agreement and the transactions contemplated hereby by the unitholders of the Partnership; (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and of appropriate merger documents with other relevant authorities pursuant to Section 3.2; and (iii) such filings, approvals, consents, or waivers as are required under federal or state securities laws.

    5.7 INSURANCE. Set forth on Schedule 5.7 is a list of all bonds and all policies of insurance affording coverage to the Partnership as of December 15, 1997, showing the name of the issuer or insurance company, the nature of the coverage, limits, the annual premiums and the expiration dates. The Partnership has made available to the Corporation copies of all such policies of insurance and bonds. The Partnership has coverage under such policies of insurance and bonds with respect to its assets and businesses against such casualties and contingencies and in such amounts, types, and forms as the General Partner's directors and executive officers believe to be appropriate for the Partnership's businesses, operations, properties, and assets. All such insurance policies and bonds are in full force and effect. Except as set forth on Schedule 5.7, no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew or to materially amend any such policy or bond or generally disclaimed liability thereunder, there is no default under any such policy or bond and all material claims of the Partnership thereunder have been filed in a timely fashion.

    5.8 TITLE TO ASSETS. The Partnership has good and marketable title to all its material properties and assets (other than real property) owned or stated to be owned by the Partnership (including without limitation all personal and intangible properties reflected in the Partnership's September 30, 1997 Quarterly Report on Form 10-Q or acquired thereafter and in either case not subsequently disposed of for fair value in the ordinary course of business). All such properties and assets are free and clear of all mortgages, liens, encumbrances, pledges, or charges of any kind or nature except: (a) as set forth in the SEC Filings of the Partnership; (b) for liens or encumbrances for current taxes not yet due; (c) for liens that are not substantial in character, amount, or extent or that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of the Partnership; or (d) as set forth on Schedule 5.8.

    5.9 REAL ESTATE. Schedule 5.9 sets forth a list of real property, including leaseholds, owned or leased by the Partnership as of the date hereof (the "Partnership Real Property"). The Partnership has good and marketable title to the Partnership Real Property owned by it and valid leasehold interests in the Partnership Real Property leased by it, as described on Schedule 5.9, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments, and encumbrances (collectively "encumbrances"), except (a) for rights of lessors, lessees, co-lessees, or sublessees in such matters that are reflected in the applicable lease; (b) for current taxes not yet due and payable or being contested by the Partnership in good faith; (c) for encumbrances of public record; (d) for such imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (e) as described in the SEC Filings of the Partnership or set forth on
Schedule 5.9.

    5.10 LITIGATION. Except as specifically identified in the SEC Filings of the Partnership or on Schedule 5.10, there are no private or governmental suits, claims, actions, or proceedings pending, nor to the Partnership's knowledge, threatened against the Partnership or its General Partners (whether as a defendant, cross-defendant or third-party defendant) or any of their directors, officers, or employees relating to the performance of any of their duties on behalf of the Partnership or against or affecting any properties of the Partnership that individually or in the aggregate has had or would reasonably be expected to have a material adverse effect upon the business, financial condition, or results of operations of the Partnership or materially to hinder or delay the Merger or that may involve a payment by the Partnership in excess of $100,000 of applicable insurance coverage. Also, except as specifically identified in the SEC Filings of the Partnership or on Schedule 5.10, there are no material judgments, decrees, stipulations, or orders against the Partnership or its General Partners enjoining any of them in respect of, or the effect of which is to prohibit, the Partnership from engaging in any business practice or acquiring any property or conducting any business in any area. Schedule 5.10 lists all pending litigation in which the Partnership is named as a defendant, cross-defendant, or third-party defendant.

    5.11  TAXES.

    (a) The Partnership has filed all Tax Returns required to be filed by it on or before the date hereof and has paid all Taxes, together with any interest and penalties owing in connection therewith, shown on such Tax Returns to be due in respect of the periods covered by such Tax Returns or which are required to be paid by it without the filing of a Tax Return. The Partnership does not have any known liability for Taxes with respect to such periods in excess of the amounts so paid, except (a) to the extent accruals or reserves therefor are set forth in the Financial Statements of the Partnership, (b) for such taxes as are being contested in good faith, or (c) as otherwise set forth in Schedule 5.11.
Schedule 5.11 sets forth a complete list of (i) all Tax Returns of the Partnership for periods ending before the date of this Agreement which have not yet been filed and the due dates therefor; (ii) dates through which the IRS or any other taxing authority has examined the Tax Returns of the Partnership;
(iii) all Tax Returns of the Partnership for which the statute of limitations for the assessment of Taxes has not yet expired, the expiration date(s) of such statutes of limitations, and whether such statutes of limitations have been requested to be extended; and (iv) all Tax Returns of the Partnership that have been examined by any taxing authority or are presently under examination by any taxing authority and the results or status of such examinations. Except as set forth on Schedule 5.11, neither the IRS nor any other taxing authority is now asserting or to the knowledge of the Partnership threatening or proposing to assert any deficiency or claim for material additional Taxes of the Partnership, nor is any administrative or court proceeding pending with respect thereto. Except as set forth in Schedule 5.11, the Partnership has not entered into a closing agreement or similar arrangement with the IRS or any other taxing authority that is presently in effect. The Partnership has made available to the Corporation true and complete copies of all Tax Returns filed by the Partnership for all years for which the statute of limitations for the assessment of Taxes has not yet expired. The Partnership has complied with the information reporting requirements under the Code in all material respects.

    (b) As of the Effective Time, the Partnership will have timely filed all Tax Returns not due as of the date hereof but required to be filed prior to the Effective Time (taking into account valid extensions) and paid all Taxes, together with any interest and penalties owing in connection therewith, shown on such Tax Returns to be due in respect of the periods covered by such Tax Returns or which are required to be paid by it without the filing of a Tax Return. The positions taken by the Partnership in connection with the Tax Returns described in the preceding sentence and in Section 5.11(a) were (or in the case of the returns not yet filed, will be) asserted with reasonable cause and in good faith. The Partnership will deliver to the Corporation when available true and complete copies of its Tax Returns for the fiscal year ended December 31, 1997.

    (c) Except as set forth in Schedule 5.11, the Partnership has not agreed to nor is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Except as set forth in Schedule 5.11, to the knowledge of the Partnership, the Partnership has no liability for Taxes, including employment taxes, of any Person other than the Partnership or as a transferee or successor or otherwise. Except as set forth in Schedule 5.11, the Partnership has not made, nor is it obligated to make, nor is it a party to any agreement that would reasonably be expected to obligate it to make, any payments that are not deductible pursuant to Section 280G of the Code.

    5.12 COMPLIANCE WITH LAWS AND REGULATIONS. The Partnership is not in default under or in breach of any provision of its Certificate of Limited Partnership or Limited Partnership Agreement, as amended, or in violation of any law, ordinance, rule, or regulation promulgated by any governmental agency or regulatory authority, where such default, breach or violation would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Partnership. Except as disclosed in SEC Filings of the Partnership or in Schedule 5.12, no governmental agency or regulatory authority has initiated or, to the best knowledge of the Partnership threatened, any proceeding or investigation into the business or operations of the Partnership.

    5.13 PERFORMANCE OF OBLIGATIONS. The Partnership has performed in all material respects all of the obligations required to be performed by it to date, is not in default under or in breach of any term or provision of any material covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where any such nonperformance, default or breach would have a material adverse effect on the business, financial condition, or results of operations of the Partnership. To the Partnership's knowledge, no party with whom the Partnership has an agreement that is of material importance to the business of the Partnership is in default thereunder.

    5.14 EMPLOYEES. The Partnership does not now have, and never has had, any employees. Schedule 5.14 lists all employees of the General Partner.

    5.15 BROKERS AND FINDERS. Except for financial advisory services performed for the Partnership by Jefferies & Company, Inc., pursuant to an agreement dated March 24, 1997, a copy of which has been furnished to the Corporation, neither the Partnership nor its General Partners nor any of their respective officers, directors, employees, or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees in connection with this Agreement or the transactions contemplated hereby.

    5.16 MATERIAL CONTRACTS. Except as set forth as an exhibit to the Partnership's 1996 Annual Report on Form 10-K or any of the subsequent SEC Filings of the Partnership, or on Schedule 5.16 or elsewhere in the Partnership Schedules (all items described in this Section 5.16, including those so set forth as exhibits, being referred to herein as "Partnership Scheduled Contracts"), the Partnership is not a party or otherwise subject to:

        (a) any employment, deferred compensation, bonus, or consulting contract that requires payment by the Partnership of $100,000 or more per annum;

        (b) any contract or agreement that restricts the Partnership (or would restrict any Affiliate of the Partnership after the Effective Time) from competing in any line of business with any Person or using or employing the services of any Person;

        (c) any lease of real or personal property providing for annual lease payments by or to the Partnership in excess of $100,000 per annum;

        (d) any mortgage of real property or any pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of the Partnership in personal property, that in any such case has a value of $100,000 or more;

        (e) any agreement to acquire equipment or any commitment to make capital expenditures of $100,000 or more;

        (f) other than agreements entered into in the ordinary course of business, any agreement for the purchase, sale or lease of any real or personal property, or for the grant of any preferential right to purchase, sell or lease any such property, that in any such case involves aggregate consideration of $100,000 or more;

        (g) any agreement for the borrowing of any money (other than liabilities or borrowings made in the ordinary course of business since September 30, 1997 not exceeding, individually or in the aggregate, $500,000 at any one time outstanding);

        (h) any guarantee or indemnification agreement which involves potential liability likely to exceed $100,000;

        (i) any material agreement which would be terminable other than at the election of the Partnership as a result of the consummation of the transactions contemplated by this Agreement;

        (j) any Understanding of any other kind that either (i) is not terminable on 30 days' or less notice and involves future payments or receipts or performances of services or delivery of items requiring payment of $100,000 or more to or by the Partnership or (ii) that is otherwise material to the business, financial condition, or results of operations of the Partnership.

The Partnership has made available to the Corporation copies of all Partnership Scheduled Contracts, including all amendments and supplements thereto.

    5.17 ABSENCE OF MATERIAL CHANGE. Except as set forth in the Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, or September 30, 1997, or in other SEC Filings of the Partnership,
Schedule 5.16 or 5.17 or elsewhere in the Partnership Schedules, since December 31, 1996, the business of the Partnership has been conducted only in the ordinary course, substantially in the same manner as theretofore conducted and there has not occurred: (i) any event (including the incurrence of liabilities of any nature, whether or not accrued, contingent or otherwise) that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Partnership; (ii) any amendment to the Limited Partnership Agreement or Certificate of Limited Partnership of the Partnership; (iii) any declaration, setting aside or payment of any distribution in respect of the Partnership Units, Class B Units or the interests of the General Partner in the Partnership other than normal cash distributions to holders of such units or interests and payment of fees to the General Partner in the ordinary course of business; or (iv) any change by the Partnership in accounting principles or methods or tax methods, except as required or permitted by the Financial Accounting Standards Board.

    5.18 LICENSES AND PERMITS. The Partnership has all material licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Partnership.

    5.19  NO MATERIAL LIABILITIES; ENVIRONMENTAL.

    (a) Schedule 5.19 sets forth all material liabilities of the Partnership, including liabilities for Hazardous Substances or under any Environmental Law, contingent or otherwise, that are not reflected or reserved against in the Financial Statements of the Partnership, except for liabilities disclosed in the SEC Filings of the Partnership and liabilities incurred or accrued since September 30, 1997 in the ordinary course of business that have not had and are not reasonably expected to have a material adverse effect on the business, financial condition, or results of operations of the Partnership. Except as set forth in Schedule 5.19, the Partnership knows of no basis for the assertion against it of any liability, obligation, or claim that would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Partnership.

    (b) Except as set forth in Schedule 5.19 or in the SEC Filings of the Partnership, to the Partnership's knowledge, all of the properties and operations of the Partnership are in compliance in all material respects with all Environmental Laws applicable to such properties and operations.

    (c) Except as set forth in Schedule 5.19 or in the SEC Filings of the Partnership, to the Partnership's knowledge, the Partnership has obtained and is in compliance with all material permits, licenses, and authorizations that are required for its operations under Environmental Laws.

    (d) Except as set forth in Schedule 5.19 or in the SEC Filings of the Partnership, or except to the extent that as a result thereof, no material liability has been incurred or would reasonably be expected to be incurred by the Partnership: (i) to the Partnership's knowledge, no Hazardous Substances exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from, any of the properties of the Partnership except in accordance in all material respects with Environmental Laws; (ii) the Partnership has no knowledge that any prior owners, occupants, or operators of any such properties ever deposited, disposed of, or allowed to be deposited or disposed of, in, on, or under or handled or processed on, or released, emitted, or discharged from, such properties any Hazardous Substances except in accordance in all material respects with Environmental Laws; and (iii) the use that the Partnership has made, makes, or intends to make of its properties will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Substance on, in, or from any such properties except in accordance in all material respects with applicable Environmental Laws.

    (e) Except as set forth in Schedule 5.19 or in the SEC Filings of the Partnership, there is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending, or, to the knowledge of the Partnership, threatened against the Partnership relating in any way to any violation of any applicable Environmental Law. Except as set forth in Schedule 5.19 or in the SEC Filings of the Partnership, to the knowledge of the Partnership, it has no material liability for remedial action with respect to an Environmental Law, nor has the Partnership received any written requests for information relating to any material violation of any Environmental Law from any governmental authority with respect to the condition, use, or operation of any of its properties, nor has it received any written notice from any governmental authority or any written notice from any other Person with respect to any material violation of or material liability for any remedial action under any Environmental Law.

    (f) Except as set forth in Schedule 5.19 or in the SEC Filings of the Partnership, to the knowledge of the Partnership, there are no material Historic Sites or Burial Sites on its properties.

    (g) Except as set forth in Schedule 5.19 or in the SEC Filings of the Partnership, to the knowledge of the Partnership: (i) there are no Endangered Species or Critical Habitats on its properties; and (ii) the Partnership has received no written notice of an investigation of Endangered Species or Critical Habitat on its properties.

    (h) The Partnership has made available to the Corporation true copies of all environmental assessments and reports obtained by the Partnership since January 1, 1993 with respect to properties of the Partnership and will after the date of this Agreement upon request of the Corporation make available to the Corporation such additional environmental assessments and reports as the Partnership may subsequently obtain concerning properties of the Partnership.

    (i) As used in this Section 5.19, the term "properties" shall include all real property now owned, operated or leased by the Partnership, and all property of which the Partnership could be deemed an "owner" or "operator" under any applicable Environmental Law.

    5.20 PARTNERSHIP RECORDS. The records of the Partnership and the minute books of the General Partner accurately reflect (or in the case of meetings held between October 1, 1997 and the date of this Agreement will in due course so reflect) all material actions taken since January 1, 1993, by the unitholders of the Partnership and by the board of directors or stockholders of the General Partner, and contain true and complete copies of the Partnership's Certificate of Limited Partnership, Limited Partnership Agreement, and all amendments thereto. The Partnership maintains records that accurately, validly, and fairly reflect its transactions and dispositions of assets and maintains a system of internal accounting controls, policies and procedures sufficient to make it reasonable to expect that (i) such transactions are executed in accordance with its management's general or specific authorization, and (ii) such transactions are recorded in conformity with generally accepted accounting principles and in such a manner as to permit preparation of financial statements in accordance with generally accepted accounting principles and any other criteria applicable to such statements and to maintain accountability for assets.

    5.21 DISCLOSURE DOCUMENTS, REPORTS AND APPLICATIONS. None of the information supplied or to be supplied by or on behalf of the Partnership for inclusion in the S-4 or the Proxy Statement, or incorporated by reference therein, or any amendments or supplements thereto will, at the respective times such documents are filed or become effective, and in the case of the Proxy Statement or any amendment thereof or supplement thereto at the date it is mailed to holders of Partnership Units and stockholders of the Corporation and at the times of the Unitholders' Meeting and Stockholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Partnership represents, warrants, and agrees that through the Effective Time of the Merger, each of the reports, registrations, statements, applications and other filings filed by it with the SEC or any other governmental agency or regulatory authority will be filed on a timely basis, will comply in all material respects with all of the applicable statutes, rules, and regulations enforced or promulgated by the governmental agency or regulatory authority with which it will be filed, and that the information contained therein will be true and correct in all material respects (and in the case of such filings with the SEC will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading). Any financial statement contained in any such report, registration, statement, application, or other filing that is intended to present the financial position of the Partnership will fairly present its financial position and will be prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. Notwithstanding anything to the contrary set forth in this Section 5.21, the Partnership makes no representation or warranty with respect to any information supplied by or relating to the Corporation.

    5.22 ACCURACY OF INFORMATION FURNISHED. The representations and warranties made by the Partnership hereby or in the Partnership Schedules contain no statements of material fact that are untrue or misleading, and do not omit to state any material fact that is necessary under the circumstances to prevent the statements contained herein or therein from being misleading.

    5.23 ACCOUNTANTS' LETTERS. The Partnership has made available to the Corporation for inspection all management letters and opinions and all reviews, correspondence, and other documents in the files of the Partnership, prepared by any certified public accounting firm and delivered to the Partnership since December 31, 1994.

    5.24 VALIDITY OF UNITS. The Partnership Units issuable to holders of Corporation Stock upon consummation of the Merger will be duly authorized, validly issued, fully paid, and (except as otherwise provided by the Delaware RULPA) nonassessable at the Effective Time.

                                   ARTICLE VI
                          COVENANTS OF THE CORPORATION
                      PENDING EFFECTIVE TIME OF THE MERGER

    The Corporation covenants and agrees with the Partnership as follows:

    6.1  LIMITATION ON THE CORPORATION'S CONDUCT PRIOR TO EFFECTIVE
TIME. Except (i) as contemplated by this Agreement, (ii) as required by the Corporation's lender or bonding agent, (iii) for sales of property identified in
Schedule 1.2, (iv) for expenditures pursuant to Corporation Scheduled Contracts and (v) for the potential development expenditures identified in Schedule 6.1 (and related agreements, contracts and Understandings), between the date hereof and the Effective Time the Corporation will conduct its businesses only in the normal and customary manner and in accordance with sound business practices, and the Corporation shall not, without the prior written consent of the Partnership (which shall not be unreasonably withheld or delayed):

        (a) issue any Corporation Stock (except pursuant to the exercise of Corporation Options outstanding as of the date hereof), any other securities of the Corporation (including long term debt, other than substantially in conformity with its current credit arrangements or substituted credit arrangements that are substantially the same as its current credit arrangements) or any rights, options, or other securities that would permit any Person to acquire any Corporation Stock or any other securities (including long term debt) of the Corporation;

        (b) declare, set aside, or pay any dividend or make any other distribution upon, or purchase or redeem any shares of, Corporation Stock;

        (c) amend its certificate of incorporation or its bylaws;

        (d) grant any general or uniform increase in the rate of pay of employees or employee benefits;

        (e) grant increases in salary, incentive compensation, or employee benefits or pay bonuses to any Person (except for (i) such salary increases as are made in the ordinary course of business that do not in the aggregate exceed $100,000 per annum; and (ii) such other increases as are required by any pre-existing contract, arrangement or plan disclosed on the Corporation Schedules);

        (f) make any capital expenditure or development expenditure, in either case in excess of $100,000, except for ordinary repairs, renewals, and replacements;

        (g) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) in excess of $200,000 (net of any amounts paid or payable under any tax indemnity), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency in excess of $100,000 (net of any amounts paid or payable under any tax indemnity);

        (h) adopt or amend any Employee Plan or other benefit plan or arrangement of any such type except for such amendments as are required by law or do not materially increase the costs or benefits of such plan or arrangement;

        (i) change any of the Corporation's accounting policies except such changes as may be required by the Financial Accounting Standards Board;

        (j) grant any Person a power of attorney or similar authority other than in connection with tax audits or the S-4;

        (k) make any material investment by merger, purchase of stock or securities, contributions to capital, property transfers, or otherwise in any other Person;

        (l) amend, modify, or terminate, except in accordance with its terms, any Corporation Scheduled Contract or enter into any agreement, contract or Understanding that, if in effect on the date hereof, would be a Corporation Scheduled Contract;

        (m) sell, lease, mortgage, pledge or otherwise dispose of any of its assets (other than as listed in Schedule 1.2) that are material, individually or in the aggregate, to the Corporation, except (i) in the ordinary course of business consistent with past practice (ii) as disclosed to the Partnership in writing prior to the date hereof; (iii) assets listed on Schedule 1.2 that are sold for reasonably equivalent value; and (iv) sales of land and homes in the ordinary course of business consistent with past practice;

        (n) take any action that would reasonably be expected to affect materially and adversely or to delay the ability of the Partnership or the Corporation to obtain any approvals, consents, or waivers required for the transactions contemplated by this Agreement or to affect materially and adversely the ability of the Corporation to perform its covenants or agreements under this Agreement on a timely basis; or

        (o) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.1.

    6.2  NO SOLICITATION, ETC.

    (a) The Corporation shall not, and shall cause its officers, directors, employees, agents, legal and financial advisors, and Affiliates not to, directly or indirectly, initiate or solicit any Alternative Transaction. The Corporation immediately shall cease and cause to be terminated any activities, discussions, or negotiations conducted prior to the date of this Agreement with any parties other than the Partnership with respect to any Alternative Transaction.

    (b) The Corporation shall not, and shall cause each of its officers, directors, employees, agents, legal and financial advisors, and Affiliates not to, directly or indirectly, consider, recommend or accept any proposal to effectuate, or participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, or assist or participate in, facilitate or encourage, any effort or attempt to effect, any Alternative Transaction; provided that the Corporation may provide information or undertake such discussions or negotiations in connection with or consider, recommend or accept an unsolicited, bona fide written offer from a Person other than the Partnership to effect an Alternative Transaction if the Board of Directors of the Corporation reasonably and in good faith determines, based on advice of its outside counsel, that the failure to provide such information to or undertake such discussions or negotiations with the Person submitting, or to consider, recommend or accept, such unsolicited written offer could cause the members of the Corporation's Board of Directors to breach their fiduciary duties under applicable laws.

    (c) The Corporation promptly shall communicate to the Partnership the terms of any proposal that it may receive in respect of any Alternative Transaction, and the Corporation shall keep the Partnership informed as to the status of any actions, including negotiations or discussions or the provision of information, taken pursuant to subsection (b) of this Section 6.2.

    (d) In the event that the Corporation recommends or accepts, or executes any letter of intent, agreement in principle or definitive agreement concerning, any Alternative Transaction, (i) the Partnership shall be entitled to terminate this Agreement, and (ii) the Corporation shall make a payment to the Partnership of $1 million in cash upon consummation of the Alternative Transaction as to which the Partnership has exercised its termination right under Section 6.2(d)(i) or, if such Alternative Transaction is not consummated, upon consummation of any other Alternative Transaction (other than any other Alternative Transaction which is either (i) a sale by the Corporation of its capital stock which is not intended to and does not result in a change in control of the Corporation or
(ii) a tender offer or exchange offer for less than 50% of the Corporation's outstanding stock which is not solicited or encouraged by the Corporation's Board of Directors) that is consummated within 12 months following the date on which the Partnership exercised its termination right under Section 6.2(d)(i).

    6.3  AFFIRMATIVE CONDUCT OF THE CORPORATION PRIOR TO EFFECTIVE
TIME.  Between the date hereof and the Effective Time, the Corporation shall:

        (a) use and devote its best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with customers, suppliers, lenders, employees, and others having business relationships with the Corporation;

        (b) use commercially reasonable efforts to keep in full force and effect all of the existing material permits, entitlements and licenses of the Corporation;

        (c) use commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties for which it is responsible and on its respective business operations;

        (d) perform its material contractual obligations and not become in material default on any thereof;

        (e) duly and timely file all reports and returns required to be filed with any federal, state, or local governmental authority, unless any extensions have been duly granted by such authority;

        (f) duly observe and substantially comply with and perform all material obligations and duties imposed by all federal and state laws, and rules, regulations, and orders imposed by federal or state governmental authorities;

        (g) maintain its assets and properties in good condition and repair, normal wear and tear excepted;

        (h) promptly advise the Partnership in writing of any event or any other transaction within the Corporation's knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of five percent (5%) or more of the outstanding Corporation Stock prior to the record date fixed for the Stockholders' Meeting or any adjournment thereof to approve this Agreement and the transactions contemplated hereby;

        (i) promptly notify the Partnership regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of the Corporation, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of the Corporation;

        (j) furnish to the Partnership, as soon as practicable, and in any event within fifteen days after it is prepared, (i) a copy of any material report submitted to the Board of Directors or any committee thereof of the Corporation, provided, however, that the Corporation need not furnish to the Partnership communications from the Corporation's financial advisor concerning the Merger (other than those referred to or included in the S-4) or communications of the Corporation's legal counsel regarding the Corporation's rights and obligations under this Agreement or the transactions contemplated hereby or books, records, and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) copies of all reports, filings, certificates, correspondence, and other documents filed with or received from the SEC or any other governmental agency or regulatory authority, to the extent permitted by law (and the Corporation shall use its reasonable best efforts to obtain any waiver or consent necessary to provide such materials under applicable law), (iii) such other existing reports as the Partnership may reasonably request relating to the Corporation, and (iv) all proxy statements, information statements, financial statements, reports, letters, and communications sent by the Corporation to its stockholders or other security holders;

        (k) promptly notify the Partnership of any fact or event that does or could reasonably be expected to cause the Corporation Schedules to be incorrect in any material respect as of the date of this Agreement or as of the Closing Date;

        (l) use commercially reasonable efforts to obtain any requisite third party consent with respect to any contract, agreement, lease, license, amendment, permit, or release that is material to the business of the Corporation or that is contemplated or required to be obtained by the Corporation in connection with this Agreement or the Merger, without the imposition of materially burdensome conditions;

        (m) promptly notify the Partnership of the filing of any material litigation, or the filing of any governmental or regulatory action, including any investigation or notice of investigation or similar proceeding, and of any information acquired by the Corporation concerning any material claims asserted or threatened against the Corporation or any of its assets; and

        (n) prepare and timely file all tax returns and amendments thereto required to be filed by the Corporation on or before the Effective Time. The Partnership shall have a reasonable opportunity to review all such returns and amendments thereto on a pre-filing basis. The Corporation shall discharge all taxes, assessments and governmental charges in the nature of taxes upon or against it or any of its properties or assets, and all tax liabilities at any time existing, before the same shall become delinquent and before penalties accrue thereon, except to the extent and as long as:
    (i) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such manner as not to cause any material adverse effect upon the condition (financial or otherwise) or operations of the Corporation; and (ii) the Corporation shall have set aside on its books appropriate reserves relating thereto, if any.

    6.4 ACCESS TO INFORMATION. The Corporation will afford the Partnership and its representatives, counsel, accountants, agents, and employees access during normal business hours to all of the Corporation's businesses, operations, properties, books, files, and records, other than (a) books, records, and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records, and documents that the Corporation is legally obligated to keep confidential. Such right of access shall be exercised by the Partnership in such manner as to minimize any disruption of, or interference with, the normal business operations of the Corporation. Upon the request of the Partnership, the Corporation will request that the independent auditors of the Corporation provide reasonable access to auditors' work papers with respect to the businesses and properties of the Corporation, including tax accrual work papers prepared for the Corporation during the preceding sixty (60) months. No examination or review conducted by the Partnership under this Section 6.4 shall constitute a waiver or relinquishment on the part of the Partnership of the right to rely upon the representations and warranties made by Corporation herein; provided, that the Partnership shall disclose in writing to the Corporation any fact or circumstance it may discover that the Partnership believes renders any representation or warranty made by the Corporation hereunder incorrect in any respect. The Partnership covenants and agrees that it and its representatives, counsel, accountants, agents, and employees will hold in strict confidence all documents and information concerning the Corporation so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the S-4 or Proxy Statement), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to the Corporation.

    6.5 NOTICES. The Corporation will promptly notify the Partnership of any event of which the Corporation obtains knowledge which has had or may reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Corporation or in the event that the Corporation determines that it is or is likely to become unable to fulfill any of the conditions to the performance of the Partnership's obligations hereunder, as set forth in Articles IX or XI herein.

    6.6 STOCKHOLDERS' MEETING. The Corporation will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its stockholders to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of the Corporation shall, except to the extent it is advised by its outside counsel that to do so could constitute a violation of its fiduciary duties, recommend that the Corporation's stockholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of the Corporation shall, except to the extent it is advised by its outside counsel that to do so could constitute a violation of its fiduciary duties, use its reasonable best efforts (including if the Partnership so requests the retention of a proxy solicitation firm and an information agent) to obtain the requisite vote of its stockholders to approve this Agreement and the transactions contemplated hereby.

    6.7 TERMINATION OF CORPORATION STOCK OPTION PLAN. The Corporation will take all steps necessary to cause the Corporation Stock Option Plan to be terminated as of or prior to the Effective Time.

                                  ARTICLE VII
                          COVENANTS OF THE PARTNERSHIP
                      PENDING EFFECTIVE TIME OF THE MERGER

    The Partnership covenants and agrees with Corporation as follows:

    7.1  LIMITATION ON THE PARTNERSHIP'S CONDUCT PRIOR TO EFFECTIVE
TIME. Between the date hereof and the Effective Time, except as contemplated by this Agreement, the Partnership will conduct its businesses only in the normal and customary manner and in accordance with sound business practices, and the Partnership shall not, without the prior written consent of the Corporation (which shall not be unreasonably withheld or delayed):

        (a) take any action that would cause the number of Partnership Units outstanding immediately prior to the Effective Time to exceed 7,500,000, or (except for the warrants referred to in Section 5.1) issue any rights, options, or other securities that would entitle any Person to acquire any Partnership Units or Class B Units; purchase, redeem or otherwise acquire Partnership Units; or make any cash or other distributions to holders of Partnership Units or Class B Units other than normal cash distributions to holders of Partnership Units, and normal cash distributions and payment of fees to the General Partner, in the ordinary course of business consistent with past practice;

        (b) change any of the Partnership's accounting policies, except such changes as may be required by the Financial Accounting Standards Board;

        (c) make any material investment by merger, purchase of stock or securities, contributions to capital, property transfers, or otherwise in any other Person;

        (d) take any action that would reasonably be expected to affect adversely or delay the ability of the Corporation or the Partnership to obtain any approvals, consents, or waivers required for the transactions contemplated by this Agreement or to affect adversely the ability of the Partnership to perform its covenants or agreements under this Agreement on a timely basis;

        (e) amend the Limited Partnership Agreement or Certificate of Limited Partnership of the Partnership (except as provided in Section 2.8) without the prior written approval of the Corporation (which approval shall not be unreasonably withheld or delayed); or

        (f) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.1.

    7.2  AFFIRMATIVE CONDUCT OF THE PARTNERSHIP PRIOR TO EFFECTIVE
TIME.  Between the date hereof and the Effective Time, the Partnership shall:

        (a) use and devote its best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with customers, suppliers, lenders, and others having business relationships with the Partnership;

        (b) use commercially reasonable efforts to keep in full force and effect all of the existing material permits, entitlements and licenses of the Partnership;

        (c) perform its material contractual obligations and not become in material default on any thereof;

        (d) duly and timely file all reports and returns required to be filed with any federal, state, or local governmental authority, unless any extensions have been duly granted by such authority;

        (e) duly observe and substantially comply with and perform all material obligations and duties imposed by all federal and state laws, and rules, regulations, and orders imposed by federal or state governmental authorities;

        (f) promptly notify the Corporation regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities arising from the Partnership;

        (g) furnish to the Corporation, as soon as practicable, (i) copies of all reports, filings, certificates, correspondence, and other documents filed with or received from the SEC or any other governmental agency or regulatory authority pertaining to the transactions contemplated hereby, to the extent permitted by law (and the Partnership shall use its reasonable best efforts to obtain any waiver or consent necessary to provide such materials under applicable law), (ii) all proxy statements, information statements, financial statements, reports, letters, and communications sent by the Partnership to its unitholders, and (iii) a copy of any material report concerning the Partnership submitted to the Partnership or to the Board of Directors of the General Partner, or any committee thereof, provided, however, that there need not be furnished to the Corporation communications from the Partnership's financial advisor concerning the Merger (other than those referred to or included in the S-4) or communications of legal counsel regarding the Partnership's rights and obligations under this Agreement or the transactions contemplated hereby or books, records, and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product;

        (h) promptly notify the Corporation of any fact or event that does or could reasonably be expected to cause the Partnership Schedules to be incorrect in any material respect as of the date of this Agreement or as of the Closing Date;

        (i) use commercially reasonable efforts to obtain any requisite third party consent with respect to any contract, agreement, lease, license, amendment, permit, or release that is material to the business of the Partnership or that is contemplated or required to be obtained by the Partnership in connection with this Agreement or the Merger, without the imposition of materially burdensome conditions; and

        (j) promptly notify the Corporation of the filing of any material litigation, or the filing of any governmental or regulatory action, including any investigation or notice of investigation or similar proceeding, and of any information acquired by the Partnership concerning any material claims asserted or threatened against the Partnership or any of its assets.

    7.3 ACCESS TO INFORMATION. The Partnership will afford the Corporation and its representatives, counsel, accountants, agents, and employees access during normal business hours to all of the Partnership's businesses, operations, properties, books, files, and records, other than (a) books, records, and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records, and documents that the Partnership is legally obligated to keep confidential. Such right of access shall be exercised by the Corporation in such manner as to minimize any disruption of, or interference with, the normal business operations of the Partnership. Upon the request of the Corporation, the Partnership will request that the independent auditors of the Partnership provide reasonable access to auditors' work papers with respect to the businesses and properties of the Partnership, including tax accrual work papers prepared for the Partnership during the preceding sixty (60) months. No examination or review conducted by the Corporation under this Section 7.3 shall constitute a waiver or relinquishment on the part of the Corporation of the right to rely upon the representations and warranties made by Partnership herein; provided, that the Corporation shall disclose in writing to the Partnership any fact or circumstance it may discover that the Corporation believes renders any representation or warranty made by the Partnership hereunder incorrect in any respect. The Corporation covenants and agrees that it and its representatives, counsel, accountants, agents, and employees will hold in strict confidence all documents and information concerning the Partnership so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the S-4 or Proxy Statement), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to the Partnership.

    7.4 NOTICES. The Partnership will promptly notify the Corporation of any event of which the Partnership obtains knowledge which has had or may reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Partnership or in the event that the Partnership determines that it is or is likely to become unable to fulfill any of the conditions to the performance of the Corporation's obligations hereunder, as set forth in Articles IX or X herein.

    7.5 UNITHOLDERS' MEETING. The Partnership will take all action necessary in accordance with applicable law and its Limited Partnership Agreement to convene a meeting of its unitholders to consider and vote upon this Agreement and the transactions contemplated hereby, and the amendments to its Certificate of Limited Partnership and Limited Partnership Agreement contemplated by Section 2.8.

                                  ARTICLE VIII
                              ADDITIONAL COVENANTS

    8.1  REGULATORY MATTERS.

    (a) The Partnership and the Corporation shall promptly prepare and the Partnership shall file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. The Partnership shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Corporation and Partnership shall promptly thereafter mail the Proxy Statement to their respective stockholders and unitholders. The Partnership shall also use reasonable efforts to obtain any necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and obtain the approval for listing on the NYSE of the Depositary Units to be issued in the Merger. Each party shall immediately notify the other party in writing in the event that such party becomes aware that the S-4 or Proxy Statement at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or that the S-4 or the Proxy Statement otherwise is required to be amended or supplemented, which notice shall specify, in reasonable detail, the circumstances thereof.

    (b) The parties hereto shall cooperate with each other and use reasonable efforts to prepare and file promptly all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals, and authorizations of all third parties and governmental agencies and regulatory authorities that are necessary or advisable to consummate the transactions contemplated by this Agreement and (subject to Sections 11.4 and 11.5) to comply with the terms and conditions of all such permits, consents, approvals, and authorizations and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Partnership or the Corporation, as the case may be, which appear in any filing made with, or written materials submitted to, any third party or any governmental authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals, and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

    (c) The Partnership and the Corporation shall, upon request, furnish each other with all information concerning themselves, their respective partners, directors, officers, and stockholders or unitholders, and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or the S-4 or any other statement, filing, notice, or application made by or on behalf of the Partnership or the Corporation to the SEC or any other governmental authority in connection with the transactions contemplated by this Agreement.

    (d) The Partnership and the Corporation shall promptly advise each other upon receiving any communication from any Person whose consent or approval is required for consummation of the transactions contemplated by this Agreement which seeks to impose material conditions upon the grant of such approval or consent, or which causes such party to believe that there is a reasonable likelihood that such consent or approval will not be obtained, or that the receipt thereof will be delayed beyond June 15, 1998.

    8.2 CERTAIN LEGAL IMPEDIMENTS TO MERGER. The Partnership and the Corporation each agree to use commercially reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and to use commercially reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

    8.3 ADDITIONAL AGREEMENTS; PARTIES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly or cause to be done promptly, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using commercially reasonable efforts to obtain all necessary actions or nonactions, extensions, waivers, consents, and approvals from other Persons, effecting all necessary registrations, applications, and filings and (subject to Sections 11.4 and 11.5) obtaining any required contractual consents and regulatory approvals.

    8.4 PUBLICITY. The initial press release announcing this Agreement shall be a joint press release or dual press releases, which in either case shall (subject to the proviso in the last sentence of this Section 8.4) be issued only with the prior approval of the other party as to the content and timing thereof. Thereafter the Partnership and the Corporation shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any governmental authority or with any national securities exchange with respect thereto. Neither party shall issue any such press release or public statement concerning the transactions contemplated hereby without the prior approval of the other party, which shall not be unreasonably withheld or delayed; provided that if either party hereto, on the advice of counsel, determines that a disclosure is required by law, it may make such disclosure without the approval of the other party, but only after affording such party a reasonable opportunity to review and comment upon the disclosure.

    8.5  AFFILIATES AGREEMENTS AND STABILITY AGREEMENTS.

    (a) At least 40 days prior to the anticipated Closing Date, the Corporation after consulting with its counsel shall deliver to the Partnership a letter identifying all Persons who were, at the time this Agreement was submitted for approval to the stockholders of the Corporation, "affiliates" of the Corporation for purposes of Rule 145 under the Securities Act, and the Corporation shall update that letter as of the Closing Date. The Corporation shall use all reasonable efforts to cause each such affiliate to deliver to the Partnership at or prior to the Closing Date a written "Affiliates" agreement, substantially in the form of Exhibit A.

    (b) Prior to the Closing Date, the Corporation shall use all reasonable efforts to cause each Person or group of Persons who holds five percent (5%) or more of the Corporation Class B Common Stock (regardless of whether such Person is an "affiliate") to deliver to the Partnership an agreement in form reasonably satisfactory to the Partnership (a "Stability Agreement") to the effect that during the one (1) year period following the Merger such Person or group will not sell Partnership Units received in the Merger.

                                   ARTICLE IX
                       CONDITIONS PRECEDENT TO THE MERGER

    The obligations of each party hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

    9.1 STOCKHOLDER AND UNITHOLDER APPROVAL. The transactions contemplated hereby shall have received all requisite approvals of the stockholders of the Corporation and the unitholders of the Partnership.

    9.2 NO JUDGMENTS OR ORDERS. No judgment, decree, injunction, order, or proceeding shall be outstanding by any governmental agency or entity or any regulatory authority or court which prohibits, enjoins or restrains consummation of the Merger or the other transactions contemplated by this Agreement.

    9.3 REGULATORY APPROVALS. To the extent required by applicable law or regulation, there shall have been obtained or granted all approvals, waivers, or consents of any governmental agency or regulatory authority necessary for consummation of the Merger and the transactions contemplated hereby, all such approvals, waivers, or consents shall remain in full force and effect, and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied, and there shall be in effect no statute, rule, or regulation that prohibits or makes illegal consummation of the Merger.

    9.4 TAX MATTERS. The Partnership and the Corporation shall have received an opinion in a form reasonably satisfactory to each of them to the effect that the Merger will not disqualify the Surviving Entity from qualifying as an "Electing 1987 Partnership" under Section 7704(g) of the Code, from each of Carlsmith Ball Wichman Case & Ichiki, counsel to the Partnership, and Brobeck, Phleger & Harrison LLP, special tax counsel to the Partnership.

    9.5 S-4 AND PROXY STATEMENT. The S-4 shall have become effective under the Securities Act and shall not be subject to any stop order or proceeding seeking a stop order and copies of the Proxy Statement shall have been timely mailed.

    9.6 NYSE LISTING. The Depositary Receipts issuable to holders of Corporation Stock upon consummation of the Merger shall have been duly authorized for listing on the NYSE, subject to official notice of issuance.

                                   ARTICLE X
           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE CORPORATION

    All of the obligations of the Corporation to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by the Corporation:

    10.1 LEGAL OPINION. The Corporation shall have received the opinion of counsel to the Partnership reasonably satisfactory to the Corporation, dated as of the Closing Date, as to the matters set forth in Exhibit B hereto.

    10.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. All covenants, terms and conditions of this Agreement to be complied with and performed by the Partnership at or before the Closing Date shall have been complied with and performed in all material respects; and the representations and warranties of the Partnership contained herein shall have been true and correct in all material respects on and as of the date of this Agreement (or on the date when made in the case of a representation or warranty which by its express provisions is made with respect to a date prior to the date of this Agreement), and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, provided that representations and warranties that are made as of a specific date need be true in all material respects only as of such date.

    10.3 AUTHORIZATION OF MERGER AND AMENDMENTS TO LIMITED PARTNERSHIP AGREEMENT. All actions necessary to authorize the execution, delivery and performance of this Agreement by the Partnership, and the consummation of the transactions contemplated hereby, including the adoption and effectiveness of the amendments to the Limited Partnership Agreement and Certificate of Limited Partnership contemplated by Section 2.8, shall have been duly and validly taken by the General Partner and unitholders of the Partnership, as required by its governing documents and by applicable law.

    10.4 ABSENCE OF CERTAIN CHANGES. Between the date of this Agreement and the Effective Time, there shall not have occurred any change or event (other than changes or events resulting from non-catastrophic weather conditions) that has had or could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Partnership, including without limitation any such material adverse effect resulting from changes to the health or nut-bearing capacity of the orchards owned or leased by the Partnership.

    10.5 CERTIFICATES. There shall have been delivered to the Corporation on the Closing Date (i) a certificate dated the Closing Date and executed by the Chief Executive Officer and the Chief Financial Officer of the General Partner of the Partnership certifying compliance with all of the provisions of Sections 10.2, 10.3 and 10.4; (ii) a certificate of the Secretary of the General Partner attaching and certifying the adoption and continued effectiveness of all resolutions of the Board of Directors of the General Partner authorizing this Agreement, the Merger and the transactions contemplated hereby, certifying that the unitholders of the Partnership have approved the Merger and the amendments to the Limited Partnership Agreement, and certifying the incumbency and signatures of the officers of the General Partner; and (iii) certificates issued by the Department of Commerce and Consumer Affairs of the State of Hawaii and the Secretary of State of the State of Delaware, each dated not earlier than two
(2) days prior to the Closing Date, certifying the valid existence and good standing of the General Partner and the Partnership, respectively.

                                   ARTICLE XI
           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTNERSHIP

    All of the obligations of the Partnership to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by the Partnership:

    11.1 LEGAL OPINION. The Partnership shall have received the opinion of counsel to the Corporation reasonably satisfactory to the Partnership, dated as of the Closing Date, as to the matters set forth in Exhibit C hereto.

    11.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. All the covenants, terms, and conditions of this Agreement to be complied with and performed by Corporation at or before the Closing Date shall have been complied with and performed in all material respects; and the representations and warranties of the Corporation contained herein shall have been true and correct in all material respects on and as of the date of this Agreement (or on the date when made in the case of a representation or warranty which by its express provisions is made with respect to a date prior to the date of this Agreement), and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, provided that representations and warranties that are made as of a specific date need be true in all material respects only as of such date.

    11.3 AUTHORIZATION OF MERGER. All actions necessary to authorize the execution, delivery and performance of this Agreement by the Corporation, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by the Board of Directors and stockholders of the Corporation, as required by its governing documents and by applicable law.

    11.4 ABSENCE OF CONDITIONS. There shall not be any action taken by any governmental entity or agency or regulatory authority in connection with the grant of any approval, waiver, or consent referred to in Section 9.3, or any statute, rule, regulation or order enacted, entered, proposed, or deemed applicable to the Merger, which does or would impose any condition or restriction upon the Corporation, the Partnership or the Surviving Entity that the Partnership reasonably determines in the good faith exercise of its business judgment is or would be materially burdensome to any such entity.

    11.5 THIRD PARTY CONSENTS. The Corporation and the Partnership shall have obtained all consents of other parties to their material mortgages, notes, leases, franchises, agreements, licenses, and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach, or loss of rights or benefits thereunder, and no such consent shall impose any condition or restriction on the Corporation, the Partnership or the Surviving Entity that the Partnership reasonably determines in the good faith exercise of its business judgment is or would be materially burdensome to any such entity.

    11.6 ABSENCE OF CERTAIN CHANGES. Between the date of this Agreement and the Effective Time, there shall not have occurred any change or event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Corporation.

    11.7 CERTIFICATES. There shall have been delivered to the Partnership on the Closing Date (i) a certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Corporation certifying compliance with all of the provisions of Sections 11.2, 11.3, 11.5 (insofar as it pertains to the Corporation) and 11.6; (ii) a certificate of the Secretary of the Corporation attaching and certifying the adoption and continued effectiveness of all resolutions of the Corporation's Board of Directors authorizing this Agreement, the Merger and the transactions contemplated hereby, certifying that the stockholders of the Corporation have approved the Merger, and certifying the incumbency and signatures of the officers of the Corporation; and (iii) a certificate issued by the Secretary of State of the State of Delaware dated not earlier than two (2) days prior to the Closing Date certifying the valid existence and good standing of the Corporation.

    11.8 BLUE SKY MATTERS. The issuance of Partnership Units in the Merger shall have been qualified or registered with the appropriate governmental entity under any applicable state securities or Blue Sky laws, and such qualifications or registrations shall be in effect on the Closing Date, if required by such laws.

    11.9 AGREEMENTS. Each of those Persons identified by the Corporation pursuant to Section 8.5(a) shall have executed and delivered to the Partnership agreements acceptable to the Partnership in substantially the form of Exhibit A.

    11.10 STABILITY AGREEMENTS. Each of the Persons referred to in Section 8.5(b) who will own five percent (5%) or more of the Partnership Units at the Effective Time shall have executed and delivered to the Partnership a Stability Agreement.

    11.11 LOAN EXTENSION. The Corporation shall have secured an extension of the maturity date of its existing credit facility with Bank of Hawaii to a date which is not earlier than August 31, 1998 without material adverse changes to the terms and conditions of such credit facility.

    11.12 AMENDMENTS TO PARTNERSHIP AGREEMENT. The amendments to the Partnership's Certificate of Limited Partnership and its Limited Partnership Agreement contemplated by Section 2.8 shall have been duly adopted by the Partnership's unitholders and made effective.

                                  ARTICLE XII
                                EMPLOYEE MATTERS

    12.1 EMPLOYEE RETENTION. Subject to the employee requirements of the Surviving Entity, as determined in the sole good faith business judgment of the Partnership's General Partner, the Partnership shall endeavor to provide employment at the Effective Time to all current employees of the Corporation, but nothing in this Agreement shall limit the discretion of the Surviving Entity as to retention of any such employees following the Effective Time.

    12.2 EMPLOYEE BENEFITS. Employee benefits provided to employees of the Corporation who are retained by the Surviving Entity following the Effective Time shall, in the aggregate, be substantially equivalent to the employee benefits to which the Corporation's employees were entitled and that were in effect as of the date hereof. The General Partner shall also use reasonable efforts to cause the Partnership to adopt, and to obtain any requisite approval by the Partnership's unitholders of, a plan providing for issuance to the Surviving Entity's employees of options to acquire Partnership Units, Partnership Unit appreciation rights, or similar equity-based compensation. Notwithstanding the foregoing, nothing herein contained shall require the Partnership to adopt or maintain any particular plan, program, policy, or arrangement following the Effective Time, except that unless otherwise agreed by the parties prior to the Effective Time, the Partnership shall assume the Corporation's existing 401(k) plan.

    12.3 PRIOR SERVICE CREDIT. Employees of the Corporation who become participants in any employee benefit plan, practice, or policy of the Surviving Entity shall be given credit thereunder for all service prior to the Effective Time with the Corporation, or any predecessor employer (to the extent such credit was given by the Corporation), for purposes of eligibility and vesting, for determination of benefits such as vacation and sick leave allowances, and for such other purposes, if any for which such service is either taken into account or recognized by the Surviving Entity.

    12.4 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Partnership agrees that all rights to indemnification or exculpation existing as of December 1, 1997 in favor of the directors and officers of the Corporation as provided in its certificate of incorporation, bylaws, or in any indemnification agreements or arrangements listed and identified as such on the Corporation Schedules shall, with respect to matters occurring prior to the Effective Time, survive the Merger and continue in full force and effect for a period of six years following the Effective Time.

                                  ARTICLE XIII
                                  TERMINATION

    13.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger upon the occurrence of any of the following:

        (a) by the mutual consent of the Partnership and the Corporation if the Board of Directors of the Corporation and of the General Partner of the Partnership so determine;

        (b) by the Corporation or the Partnership, if the Board of Directors of the Corporation or of the General Partner of the Partnership so determines, if any governmental authority or regulatory agency shall have denied any approval, waiver, or consent required for consummation of the Merger and such denial has become final and nonappealable;

        (c) by the Partnership, if the Board of Directors of its General Partner so determines, if (i) the Corporation's Board of Directors fails to recommend approval of the Agreement to the stockholders of the Corporation or withdraws, revokes, or materially modifies its recommendation in a manner adverse to the Partnership; (ii) the stockholders of the Corporation fail to approve the Agreement at the Stockholders' Meeting; or (iii) there occurs a material breach by the Corporation of any representation, warranty, or agreement contained herein which is not cured or not curable within thirty
    (30) days after written notice of such breach is given to the Corporation (but in the case of such event that is curable within such 30-day period, this Agreement shall not be terminated pursuant to this Section 13.1(c) or
    Section 13.1(e) unless such 30-day period has first elapsed);

        (d) by the Corporation, if its Board of Directors so determines, (i) in the event of a material breach by the Partnership of any representation, warranty, or agreement contained herein which is not cured or not curable within thirty (30) days after written notice of such breach is given to the Partnership (but in the case of such event that is curable within such 30-day period this Agreement shall not be terminated pursuant to this
    Section 13.1(d) or Section 13.1(e) unless such 30-day period has first elapsed); or (ii) in the event the unitholders of the Partnership fail to approve the Agreement and the amendments to the Agreement of Limited Partnership at the Unitholders' Meeting; or

        (e) by the Partnership or the Corporation, if the Board of Directors of the Corporation or of the General Partner of the Partnership so determines, in the event that the Merger is not consummated on or prior to August 31, 1998, provided, however, that a party shall not be entitled to terminate this Agreement pursuant to this Section 13.1(e) if the failure to consummate the Merger by such time is due to the breach of any representation, warranty or agreement in this Agreement by the party seeking to terminate;

        (f) by the Partnership or Corporation, if the Board of Directors of the Corporation or of the General Partner of the Partnership so determines, if any governmental or regulatory authority or agency, or court of competent jurisdiction, shall have issued a final and nonappealable permanent order or injunction enjoining, or otherwise prohibiting the consummation of the Merger and the time for appeal or petition for reconsideration of such order or injunction shall have expired without such appeal or petition being granted;

        (g) by the Board of Directors of the Partnership's General Partner, in accordance with Section 6.2(d).

    13.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to this Article XIII, this Agreement shall be void and have no further effect, except that no termination of this Agreement under this Article XIII for any reason or in any manner shall release, or be construed as so releasing, the

Corporation or the Partnership from its or their respective obligations, (a) under the last sentence of Section 6.4, the last sentence of Section 7.3, or under Sections 6.2(d) or 14.1 hereof, or (b) from any liability or damage to the other party hereto arising out of in connection with or otherwise relating to, directly or indirectly, said party's intentional breach, default or failure to perform any of its covenants, agreements, duties or obligations arising hereunder.

                                  ARTICLE XIV
                                 MISCELLANEOUS

    14.1 EXPENSES. Each party hereto shall pay its own costs and expenses, including but not limited to those of its attorneys and accountants, in connection with this Agreement and the transactions contemplated hereby; provided that if the Merger is not consummated the costs of printing, filing and mailing the S-4 and the Proxy Statement shall be divided equally between the parties and each party shall upon demand promptly reimburse the other for any amounts owed by reason of this Section 14.1.

    14.2 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

To Corporation:    C. Brewer Homes, Inc.
                   255-A East Waiko Road
                   Wailuku, Hawaii 96793
                   Attention: Seth A. Bakes
                   Facsimile Number: (808) 242-5316

With copies to:    Goodsill Anderson Quinn & Stifel
                   1099 Alakea Street, Suite 1800
                   Honolulu, HI 96813
                   Attention: David J. Reber, Esq.
                   Facsimile Number: (808) 547-5880

To the             Mauna Loa Macadamia Partners, L.P.
Partnership:       827 Fort Street
                   Honolulu, Hawaii 96813
                   Attention: Kent T. Lucien
                   Facsimile Number: (808) 544-6261

With copies to:    Carlsmith Ball Wichman Case & Ichiki
                   Pacific Tower, Suite 2200
                   1001 Bishop Street
                   Honolulu, Hawaii 96813
                   Attention: William E. Atwater, Esq.
                   Facsimile Number: (808) 523-0842

    Any such notice, request, instruction, or other document shall be deemed received on the date delivered personally or sent by facsimile transmission, or on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the Persons shown above may change its address for purposes of this Section by giving notice in accordance herewith.

    14.3 SUCCESSORS AND ASSIGNS. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors, and permitted assigns; provided, however, that this Agreement and all rights, privileges, duties, and obligations of the parties hereto may not be assigned or delegated by either party hereto without the prior written consent of the other party hereto.

    14.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one original document.

    14.5 EFFECT OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Corporation and the Partnership contained in this Agreement shall terminate immediately after the Effective Time.

    14.6 THIRD PARTIES. Except for Sections 12.3 and 12.4, this Agreement shall not benefit or create any right or cause of action on the part of any Person other than the Partnership and the Corporation.

    14.7 SCHEDULES; EXHIBITS; INTEGRATION. This Agreement, together with the Schedules and exhibits hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith, except that the existing Confidentiality Agreement between the parties shall remain in effect. In the event there is any absolute unconditional representation contained in this Agreement, said representation shall be modified by any contrary information specifically referring to said representation that is set forth in any Schedule.

    14.8 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware (however, not to the exclusion of any applicable Federal law), without regard to Delaware statutes or judicial decisions regarding choice of law questions.

    14.9 CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

    14.10 SEVERABILITY. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein without a materially adverse impact on the financial or business benefits to the parties hereto that would otherwise be provided by this Agreement.

    14.11 WAIVER, MODIFICATION AND AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be waived by the party benefitted by that provision or by both parties. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition. Except as otherwise required by law, and except that the Exchange Ratio may not be reduced (other than pursuant to the adjustment provisions set forth in Section 2.3) without the approval of the stockholders of the Corporation, this Agreement may be modified, amended or terminated, and any waiver may be given, on behalf of the Corporation or the Partnership by action of the Board of Directors of the Corporation or of the General Partner of the Partnership, respectively, without action by their respective stockholders or unitholders and whether before or after the meetings of such stockholders and unitholders contemplated hereby. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents. Except as otherwise required by law, any reference herein to action by the Corporation or the Partnership shall mean action by or pursuant to authorization of the Board of Directors of the Corporation or the Board of Directors of the Partnership's General Partner, respectively.

    14.12 ATTORNEY'S FEES. In the event either party to this Agreement brings an action or suit against the other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach by such other party of any duty or obligation created hereunder, the prevailing party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, reasonable legal fees and court costs (whether or not taxable as such).

    14.13 JURY WAIVER. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY MATTER ARISING OUT OF THIS AGREEMENT OR RELATED TO THIS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION OR MATTER CONTEMPLATED IN THIS AGREEMENT.

    IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                                MAUNA LOA MACADAMIA PARTNERS, L.P.

                                By:  MAUNA LOA RESOURCES INC.
                                     Its General Partner

                                By:  /s/ KENT T. LUCIEN
                                     -----------------------------------------
                                     Name: Kent T. Lucien
                                     Title: President

                                                                                                "Partnership"

                                C. BREWER HOMES, INC.

                                By:  /s/ SETH A. BAKES
                                     -----------------------------------------
                                     Name: Seth A. Bakes
                                     Title: President

                                                                                                "Corporation"

                                   EXHIBIT A
                             AFFILIATE'S AGREEMENT

Mauna Loa Macadamia Partners, L.P.
P.O. Box 1826
Honolulu, Hawaii 96805

Ladies and Gentlemen:

    Reference is made to the Amended and Restated Agreement and Plan of Merger, dated as of December 18, 1997 (the "Merger Agreement"), by and between Mauna Loa Macadamia Partners, L.P. (the "Partnership") and C. Brewer Homes, Inc. (the "Corporation"), which Merger Agreement provides for the merger of the Corporation with and into the Partnership (the "Merger"). Capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

    In the Merger, shares of the Corporation's common stock will be converted into the right to receive Partnership Units. I have been informed that the Merger constitutes a transaction covered by Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"); that I may be deemed to be an "affiliate" of the Corporation within the meaning of Rule 145; and that, accordingly, the Partnership Units I acquire in connection with the Merger may only be disposed of in conformity with the provisions hereof.

    1.  I represent, warrant and agree as follows:

        a. I have full power to execute this Affiliate's Agreement and to make the representations, warranties and agreements herein, and to perform my obligations hereunder.

        b. I will not sell, transfer or dispose of any Partnership Units which I acquire in connection with the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such Units and other securities being referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale, transfer or disposition is effected (i) pursuant to an exemption from the registration requirements of the Securities Act as provided in Section 3 hereof, or (ii) pursuant to an effective registration statement under, and in compliance with, the Securities Act (provided that I may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of the Partnership Units except as provided herein).

        c. I have consulted such legal and financial counsel as I have deemed appropriate in connection with the execution of this Affiliate's Agreement.

    2. I understand that the Partnership is under no obligation to register the sale, transfer or other disposition of the Restricted Securities by me or on my behalf under the Securities Act or to take any other action necessary in order to make available an exemption from registration requirements of the Securities Act.

    3. The Partnership acknowledges that the provisions of Section 1(b) of this Affiliate's Agreement will be satisfied as to any sale by me of Restricted Securities pursuant to Rule 145(d) under the Securities Act, as evidenced by a broker's letter stating that the requirements of Rule 145 have been met; provided, however, that if counsel for the Partnership reasonably believes that the provisions of Rule 145 have not been complied with, or if requested by the Partnership in connection with a proposed disposition, I shall furnish to the Partnership a copy of a "no action" letter or other communication from the staff of the SEC or an opinion of counsel in form and substance satisfactory to the Partnership and its counsel, to the effect that the applicable provisions of paragraphs (c), (e), (f) and (g) of Rule 144 under the Securities Act have been complied with or that the disposition may be otherwise effected in the manner requested in compliance with the Securities Act.

    4. I also understand that stop transfer instructions will be given to the Partnership's transfer agent with respect to the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities, or any substitutions therefor, a legend stating in substance:

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES AND MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND HAWAII LAND & FARMING COMPANY, L.P., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HAWAII LAND & FARMING COMPANY, L.P.,"

    The Partnership agrees that such stop transfer instructions and legend will be promptly removed if the provisions of Section 3 are complied with, and further, after the expiration of 12 months from the date the Restricted Securities issued in the Merger were acquired from the Partnership, upon request, the Partnership will remove such legend.

    5. This Affiliate's Agreement shall be binding upon and enforceable against my administrators, executors, representatives, heirs, legatees, devisees, successors, assigns and any pledgee holding the Restricted Securities as collateral.

    6. In the event any party to this Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach of any duty or obligation created hereunder by such other party, the prevailing party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, legal fees and court costs (whether or not taxable as such).

    7. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY MATTER ARISING OUT OF THIS AGREEMENT OR RELATED TO THIS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION OR MATTER CONTEMPLATED IN THIS AGREEMENT.

    IN WITNESS WHEREOF, I have executed the foregoing Affiliate's Agreement this
  day of          , 1998.

                                Very truly yours,

                                ------------------------------------------
                                Name:

  Agreed to and accepted this
    day of          , 1998:

  MAUNA LOA MACADAMIA PARTNERS, L.P.

       -----------------------------------------
       Title:
  By:

                                   EXHIBIT B
                  FORM OF OPINION OF THE PARTNERSHIP'S COUNSEL

    The opinion of counsel required by Section 10.1 of the Amended and Restated Agreement and Plan of Merger (the "Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to the Corporation and shall contain opinions to the effect set forth below. (All capitalized terms not otherwise defined herein have the meanings specified in the Agreement).

    1. Any consent or approval of, notice to or filing with, and any waiting period imposed by, any governmental agency or regulatory authority which is required or applicable under Delaware, Hawaii or Federal law in connection with the execution and delivery of the Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated thereby has been obtained as specified in such opinion, or has expired.

    2. The portion of the S-4 (including the Proxy Statement and any amendments or supplements thereto) relating to the Partnership as of the effective date of the S-4 and as of the date of mailing of the Proxy Statement and the respective dates of the Stockholders' Meeting and Unitholders' Meeting, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and all applicable rules and regulations thereunder (except no opinion need be expressed as to operating statistics, financial statements, financial schedules or other financial or statistical data, or as to material relating to and supplied by the Corporation).

    3. The amendments to the Partnership's Certificate of Limited Partnership and its Limited Partnership Agreement, as described in the S-4, have been duly adopted and are effective.

    4. The Partnership Units issuable to holders of Corporation Stock upon consummation of the Merger in the manner contemplated by the Agreement will be duly authorized, validly issued, fully paid and (except as otherwise provided by the Delaware RULPA) nonassessable.

    Counsel shall further state that although such counsel has not itself confirmed the accuracy or completeness of, or otherwise verified the information included in the S-4 or the Proxy Statement, on the basis of the information developed in the course of such counsel's performance of legal services for the Partnership in connection with the Agreement and in connection with preparation of the S-4 and Proxy Statement, including such counsel's participation in conferences with representatives of the Partnership and its auditors, such counsel has not become aware of any information which has caused such counsel to believe that the S-4, insofar as its contents relate to the Partnership (other than the operating statistics, financial statements, financial schedules, and other financial and statistical data contained therein), as of its effective date, failed to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Proxy Statement (as amended or supplemented, if so amended or supplemented) insofar as its contents relate to the Partnership (other than the operating statistics, financial statements, financial schedules, and other financial and statistical data contained therein) as of the date of mailing and as of the respective times of the Stockholders' Meeting and Unitholders' Meeting, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    In rendering its opinion, such counsel may rely, to the extent that such counsel deems reliance necessary or appropriate, as to matters of the law of states in which such counsel is not admitted to practice, upon the opinion of counsel admitted to practice in such states, and as to matters of fact upon certificates of government officials, officers of the Partnership or of its General Partners and the Partnership's registrar and transfer agent. The opinion may be limited to matters of Delaware, Hawaii and Federal law, and such counsel may expressly exclude any opinions as to choice of law matters and antitrust matters and may add such other qualifications and explanations of the basis of its opinions as may be reasonably acceptable to the Corporation.

                                   EXHIBIT C
                  FORM OF OPINION OF THE CORPORATION'S COUNSEL

    The opinion of counsel required by Section 11.1 of the Amended and Restated Agreement and Plan of Merger (the "Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to the Partnership and shall contain opinions to the effect set forth below. (All capitalized terms not otherwise defined herein have the meanings specified in the Agreement).

    1. The execution and delivery by the Corporation of the Agreement, the consummation of the transactions contemplated thereby, and compliance by the Corporation with the provisions thereof will not constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any Corporation Scheduled Contract or, to such counsel's knowledge, of any contract then in effect that, if in effect on the date of the Agreement, would constitute a Corporation Scheduled Contract.

    2. Any consent or approval of, notice to or filing with, and any waiting period imposed by, any governmental agency or regulatory authority which is required or applicable under Delaware, Hawaii or Federal law in connection with the execution and delivery of the Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated thereby has been obtained as specified in such opinion, or has expired.

    3. The portion of the S-4 (including the Proxy Statement and any amendments or supplements thereto) relating to the Corporation as of the effective date of the S-4 and as of the date of mailing of the Proxy Statement and the respective dates of the Unitholders' Meeting and Stockholders' Meeting, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and all applicable rules and regulations thereunder (except no opinion need be expressed as to operating statistics, financial statements, financial schedules or other financial or statistical data, or as to material relating to and supplied by the Partnership).

    4. To such counsel's knowledge, there are no Persons who should be deemed "affiliates" of the Corporation as of the time of the Stockholders' Meeting, other than those Persons identified pursuant to Section 8.5(a) of the Agreement.

    Counsel shall further state that although such counsel has not itself confirmed the accuracy or completeness of, or otherwise verified the information included in the S-4 or the Proxy Statement, on the basis of the information developed in the course of such counsel's performance of legal services for the Corporation in connection with the Agreement and in connection with preparation of the S-4 and Proxy Statement, including such counsel's participation in conferences with representatives of the Corporation and its auditors, such counsel has not become aware of any information which has caused such counsel to believe that the S-4, insofar as its contents relate to the Corporation (other than the operating statistics, financial statements, financial schedules, and other financial and statistical data contained therein), as of its effective date, failed to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Proxy Statement (as amended or supplemented, if so amended or supplemented) insofar as its contents relate to the Corporation (other than the operating statistics, financial statements, financial schedules, and other financial and statistical data contained therein) as of the date of mailing and as of the respective times of the Unitholders' Meeting and Stockholders' Meeting, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    In rendering its opinion, such counsel may rely, to the extent that such counsel deems reliance necessary or appropriate, as to matters of the law of states in which such counsel is not admitted to practice, upon the opinion of counsel admitted to practice in such states, and as to matters of fact upon certificates of government officials, officers of the Corporation and the Corporation's registrar and transfer agent. The opinion may be limited to matters of Delaware, Hawaii and Federal law, and such counsel may expressly exclude any opinions as to choice of law matters and antitrust matters and may add such other qualifications and explanations of the basis of its opinions as may be reasonably acceptable to the Partnership.

                                                                      APPENDIX B

                                                       JEFFERIES & COMPANY, INC.

                                               580 California Street, Suite 2080
                                                 San Francisco, California 94104
                                                        Telephone (415) 263-1400
                                                              Fax (415) 263-1444

CORPORATE FINANCE

                               December 12, 1997

Board of Directors
MAUNA LOA RESOURCES, INC.
827 Fort Street
Honolulu, HI 96813

Re: The proposed merger transaction between Mauna Loa Macadamia Partners, L.P. ("NUT" or the "Company"), and C. Brewer Homes, Inc. ("CBHI"), pursuant to which all of the outstanding common stock of CBHI would be converted into limited partner units of NUT at a rate of 0.667 limited partner units of NUT for each share of CBHI common stock outstanding as of the effective date (the "Transaction"); all upon the terms and conditions more fully set forth in a Merger Agreement (the "Agreement") to be entered into by and among NUT and CBHL.

To the Members of the Board of Directors:

    You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of the outstanding limited partner units (the "Units") of the Company (the "Unitholders"), of the rate at which common shares of CBHI will be exchanged for Units of NUT in connection with the Transaction (the "Exchange Rate"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

    Jefferies & Company, Inc. ("Jefferies"), as part of its investment banking business, is regularly engaged in the evaluation of capital structures, the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. In the ordinary course of our business, we may trade the securities of NUT and CBHI for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

    As you are aware, Jefferies will receive a fee for providing this opinion. In addition to delivering this opinion, Jefferies has acted as exclusive financial advisor to Mauna Loa Resources, Inc. ("Mauna Loa") in connection with the Transaction and has actively assisted Mauna Loa in negotiating the terms thereof.

    In conducting our analysis and arriving at the opinion expressed herein, we have reviewed certain financial and other information that was publicly available or furnished to us by NUT and CBHI, including certain internal financial analyses, budgets, reports and other information prepared by the respective company's management. We have also held discussions with various members of senior management of the Company and CBHI concerning each company's historical and current operations, financial conditions and prospects, as well as the strategic and operating benefits anticipated from the business combination. In addition, we have conducted such other reviews, analyses and inquiries relating to NUT and CBHI as we considered appropriate in rendering this opinion.

Board of Directors

MAUNA LOA RESOURCES, INC.

December 12, 1997

Page 2

    In our review and analysis and in rendering this opinion, we have relied upon, but have not independently investigated or verified, the accuracy, completeness and fair presentation of all financial and other information that was provided to us by NUT or CBHI, or that was publicly available to us (including, without limitation, the information described above and the financial projections prepared by NUT and CBHI regarding the estimated future performance of the respective companies before and after giving effect to the Transaction). This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects.

    With respect to the financial projections provided to and examined by us, we note that projecting future results of any company is inherently subject to vast uncertainty. You have informed us, however, and we have assumed with your permission, that such projections were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of the companies as to the future performance of each company. In addition, although we have performed sensitivity analyses thereon, in rendering this opinion we have assumed, with your permission, that each company will perform in accordance with such projections for all periods specified therein. Although such projections did not form the principal basis for our opinion, but rather constituted one of many items that we employed, changes thereto could affect the opinion rendered herein. We have assumed, with your permission, that the Transaction will be a contribution of assets and will be accounted for under the "purchase" accounting method and that the surviving entity will be treated as a master limited partnership.

    We have not been requested to, and did not solicit third party indications of interest in acquiring all or any part of the Company; or make any independent evaluation or appraisal of the assets or liabilities of, nor conduct a comprehensive physical inspection of any of the assets of, NUT or CBHI, nor have we been furnished with any such appraisals. Our opinion is based on economic, monetary, political, market and other conditions existing and which can be evaluated as of the date of this opinion (including, without limitation, current market prices of the common stock of the Company and CBHI); HOWEVER, such conditions are subject to rapid and unpredictable change and such changes could affect the conclusions expressed herein. We have made no independent investigation of any legal matters affecting NUT or CBHI, and we have assumed the correctness of all legal and accounting advice given to such parties and their respective boards of directors, including (without limitation) advice as to the accounting and tax consequences of the Transaction to NUT, CBHI and their respective security holders.

    In rendering this opinion we have also assumed, with your permission, that:
(i) the terms and provisions contained in the definitive Agreement (including any schedules and exhibits thereto) will not differ from those contained in the drafts of those documents we have heretofore reviewed; (ii) the conditions to the consummation of the Transaction set forth in the Agreement will be satisfied without material expense; and (iii) there is not now, and there will not as a result of the consummation of the transactions contemplated by the Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which NUT, CBHI or any of their respective subsidiaries or affiliates is a party.

    Moreover, in rendering the opinion set forth below we note that the consummation of the Transaction is conditioned upon the approval of NUT's Unitholders, and we are not recommending that NUT, its Board of Directors, any of its security holders or any other person should take any specific action in connection with the Transaction. Our opinion does not constitute a recommendation of the Transaction over any alternative transactions which may be available to NUT, and does not address NUT's underlying business decision to effect the Transaction. Finally, we are not opining as to the market value of the

Board of Directors

MAUNA LOA RESOURCES, INC.

December 12, 1997

Page 3

consideration to be issued to the stockholders of CBHI or the prices at which any of the securities of NUT may trade upon and following the consummation of the Transaction.

    Based upon and subject to the foregoing, and upon such other matters as we consider relevant, it is our opinion as investment bankers that, as of the date hereof, the Exchange Rate to be used in connection with the Transaction is fair to the Unitholders from a financial point of view.

    It is understood and agreed that this opinion is provided for the use of the Board of Directors of Mauna Loa as one element in the Board's consideration of the Transaction, and may not be used for any other purpose, or otherwise referred to, relied upon or circulated, without our prior written consent. Without limiting the foregoing, this opinion does not constitute a recommendation to any Unitholder (or any other person) as to how such person should vote with respect to the Transaction. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. This opinion may be reproduced in full in any proxy statement mailed to holders of limited partner units in connection with the Transaction but may not otherwise be disclosed publicly in any manner without our prior written approval.

                                          Sincerely,

                                          JEFFERIES & COMPANY, INC.

                                                                      APPENDIX C

HAMBRECHT & QUIST LLC

                                                                 One Bush Street
                                                         San Francisco, CA 94104
                                                                  (415) 439-3000

December 15, 1997

Confidential

The Board of Directors
C. Brewer Homes, Inc.
255 East Waiko Road
Wailuku, Hawaii 96793

Gentlemen:

    You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock (the "Common Stock") of C. Brewer Homes, Inc. ("C. Brewer" or the "Company") of the consideration to be received by such shareholders in connection with the proposed merger (the "Proposed Transaction") of C. Brewer with and into Mauna Loa Macadamia Partners, L.P. ("Mauna Loa") pursuant to the Agreement and Plan of Merger among Mauna Loa and C. Brewer (the "Agreement"). This opinion speaks on and as of November 5, 1997, the date our oral opinion was delivered to the Board of Directors of the Company.

    We understand that the terms of the Agreement provide, among other things, that each issued and outstanding share of Common Stock shall be converted into the right to receive 0.667 partnership units of Mauna Loa, as more fully set forth in the Agreement. For purposes of this opinion, we have assumed that the Proposed Transaction will be accounted for as a purchase.

    Hambrecht & Quist LLC ("Hambrecht & Quist"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Board of Directors of C. Brewer in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion.

    In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

        (i) reviewed the publicly available consolidated financial statements of Mauna Loa for recent years and interim periods to date and certain other relevant financial and operating data of Mauna Loa (including its capital structure) made available to us from published sources and from the internal records of Mauna Loa;

        (ii) reviewed certain internal financial and operating information, including certain projections, relating to Mauna Loa prepared by the management of Mauna Loa;

       (iii) discussed the business, financial condition and prospects of Mauna Loa with certain of its officers;

The Board of Directors

December 15, 1997

Page 2

        (iv) reviewed the publicly available consolidated financial statements of C. Brewer for recent years and interim periods to date and certain other relevant financial and operating data of C. Brewer made available to us from published sources and from the internal records of C. Brewer;

        (v) reviewed certain internal financial and operating information, including certain projections, relating to C. Brewer prepared by the management of C. Brewer;

        (vi) discussed the business, financial condition and prospects of C. Brewer with certain of its officers;

       (vii) reviewed the recent reported prices and trading activity for the common stocks of Mauna Loa and C. Brewer and compared such information and certain financial information for Mauna Loa and C. Brewer with similar information for certain other companies engaged in businesses we consider comparable;

      (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

        (ix) reviewed a draft of the Agreement dated December 12, 1997;

        (x) discussed the tax and accounting treatment of the Proposed Transaction with Mauna Loa and Mauna Loa's lawyers and accountants; and

        (xi) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

    In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning Mauna Loa or C. Brewer considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information. We have not prepared any independent valuation or appraisal of any of the assets or liabilities of Mauna Loa or C. Brewer, nor have we conducted a physical inspection of the properties and facilities of either company. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of Mauna Loa and C. Brewer. For purposes of this opinion, we have assumed that neither Mauna Loa nor C. Brewer is a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of November 5, 1997 and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Mauna Loa common stock will trade subsequent to the Effective Time (as defined in the Agreement). We were not requested to, and did not, solicit indications of interest from any other parties in connection with a possible acquisition of, or business combination with, C. Brewer.

    It is understood that this letter is for the information of the Board of Directors only and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in the Proxy Statement. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction.

The Board of Directors

December 15, 1997

Page 3

    Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the consideration to be received by the holders of the Common Stock in the Proposed Transaction is fair to such holders from a financial point of view. We express no opinion, however, as to the adequacy of any consideration received in the Proposed Transaction by Mauna Loa or any of its affiliates.

                                Very truly yours,

                                HAMBRECHT & QUIST LLC

                                By             /s/ PAUL B. CLEVELAND
                                     -----------------------------------------
                                                 Paul B. Cleveland
                                                 MANAGING DIRECTOR

+
                                                               <*>APPENDIX D</*>

                              AMENDED AND RESTATED
                    <*>AGREEMENT OF LIMITED PARTNERSHIP</*>

     Set forth below is the text of the Partnership's Agreement of Limited Partnership, as proposed to be amended and restated. The text shows the proposed additions and deletions to the existing Partnership Agreement. Language proposed to be deleted is marked as <#>strikeout</#>; language proposed to be added is in
                        <*>BOLDFACE AND UNDERSCORED.</*>

                               -- - - - - - - - -

                          <*>AMENDED AND RESTATED</*>

                          AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
 <#>MAUNA LOA MACADAMIA PARTNERS</#> <*>HAWAII LAND & FARMING COMPANY</*>, L.P.

    This Agreement of Limited Partnership <#>entered as of April 14, 1986</#>,
as amended and restated<*>, EFFECTIVE</*> as <*>OF          , 1998,</*>
<#>October 12, 1989,</#> is made by and among <*>HLF RESOURCES, INC. (FORMERLY
KNOWN AS</*> Mauna Loa Resources Inc.), a Hawaii corporation, as <#>a general partner, Mauna Loa Macadamia Nut Corporation, a Hawaii corporation, as a</#>
<*>MANAGING</*> general partner, and <#>Mauna Loa</#> <*>HLF</*> Resources, Inc.
as attorney-in-fact for each of the Limited Partners of this limited partnership as provided herein.

    <#>In consideration of the premises, the parties hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act upon the following terms and conditions: </#><*>THE PARTNERSHIP WAS FORMED AS A LIMITED PARTNERSHIP UNDER THE LAWS OF THE STATE OF DELAWARE PURSUANT TO AN AGREEMENT OF LIMITED PARTNERSHIP DATED APRIL 14, 1986 AND A CERTIFICATE OF LIMITED PARTNERSHIP DATED APRIL 14, 1986 FILED BY THE PARTNERSHIP WITH THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON AUGUST 14, 1986. THE AGREEMENT OF LIMITED PARTNERSHIP WAS AMENDED AND RESTATED AS OF OCTOBER 14, 1989. THEREAFTER, THE PARTNERSHIP'S SPECIAL GENERAL PARTNER HAS WITHDRAWN, THE PARTNERSHIP HAS CONTINUED WITHOUT DISSOLUTION, ALL CLASS B UNITS HAVE BEEN CANCELLED, AND THE PARTNERSHIP AND C. BREWER HOMES, INC. HAVE ENTERED INTO AN AGREEMENT AND PLAN OF MERGER DATED DECEMBER 18, 1997, PROVIDING, AMONG OTHER THINGS, THAT THE AGREEMENT OF LIMITED PARTNERSHIP IS TO BE FURTHER AMENDED AND RESTATED.

    NOW, THEREFORE, THE AGREEMENT OF LIMITED PARTNERSHIP, AS PREVIOUSLY AMENDED AND RESTATED, IS FURTHER AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:</*>

                                   ARTICLE 1
                                  DEFINITIONS

    When used in this Agreement, the following terms shall have the meanings set forth below except as otherwise specifically modified:

    "Additional Limited Partner" means a Person admitted to the Partnership pursuant to <*>SECTION 2.7 OR</*> Section 13.2 as a Limited Partner.

    "Adjusted Basis" means, with respect to Partnership assets as of any date of determination, the Partnership's adjusted basis in such assets, as determined for federal income tax purposes.

    "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 7.10(D).

------------------------
+ FOR EDGAR FILING, LANGUAGE THAT WILL BE ADDED IS PRECEDED BY A "<*>" AND
  FOLLOWED BY A "</*>". LANGUAGE THAT WILL BE ELIMINATED IS PRECEDED BY A "<#>" AND FOLLOWED BY A "</#>".

    "Affiliate" means any <#>person</#> <*>PERSON</*> that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

    "Agreed Value" of <#>the Original Orchard Properties contributed by Mauna Loa to the Partnership in exchange for Units pursuant to Section 7.1 means the sum of (a) the excess of (i) that amount arrived at by multiplying the Initial Class A Unit Issue Price by four million, over (ii) the consideration other than the Original Orchard Properties transferred by Mauna Loa and Ka'u for the Class A Units pursuant to Section 7.1 (as determined by the Managing General Partner), and (b) the amount of any liabilities either assumed by the Partnership upon such exchange or to which such Contributed Properties are subject when contributed. The "Agreed Value" of</#> any <#>other</#> Contributed Property transferred to the Partnership means the fair market value of such property as determined by the Managing General Partner using such reasonable method of valuation as it may <#>adopt</#> <*>DETERMINE.</*> The Managing General Partner may, in its discretion, utilize such methods as it deems reasonable and appropriate to allocate the aggregate Agreed Value of multiple Contributed Properties transferred to the Partnership in a single or integrated transaction among the individual Contributed Properties. The <*>FOREGOING DISCRETION OF THE MANAGING GENERAL PARTNER IN DETERMINING AND ALLOCATING AGREED VALUE SHALL BE SUBJECT TO THE REQUIREMENTS OF THE CODE AND THE TREASURY REGULATIONS.</*>
<#>Agreed Value of any property shall reflect any adjustment made pursuant to
Section 7.10(C).</#>

    "Agreement" means this limited partnership agreement as the same may be amended from time to time.

    "Allocable Share" means (a) as to the Managing General Partner <*>(OR IF THERE IS MORE THAN ONE GENERAL PARTNER, AS TO ALL GENERAL PARTNERS IN THE AGGREGATE), ONE PERCENT (1%)</*> <#>, .99%, (b) as to the Special General Partner, .01%, and (c)</#> <*>AND (B)</*> as to a Limited Partner or Assignee, at any particular time, 99% multiplied by the number of Class A Units owned by such Limited Partner or Assignee and divided by the total number of Class A Units outstanding at such time.

    <#>"Annual Indicated Distributions per Unit" means, with respect to each
Class A Unit, $1.00 for 1986, $1.05 for 1987, $1.10 for 1988, $1.15 for 1989 and
$1.20 for all subsequent years; provided that in the event the Partnership makes any Capital Distributions, "Annual Indicated Distributions per Unit" shall thereafter mean an amount with respect to each Class A Unit for each calendar year equal to the product of the Unrecovered Class A Capital as of the beginning of such year multiplied by the following percentages:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
1986                                                                                      10.0%
1987                                                                                      10.5%
1988                                                                                      11.0%
1989                                                                                      11.5%
All subsequent years                                                                      12.0%

    Notwithstanding the foregoing, solely for the purpose of determining the Indicated Distributions for any quarter during a year after 1990 in order to calculate the number of Class B Units that may be converted to Class A Units for such year pursuant to Section 7. 11(C) and the number of Class A Units that may be issued for such year pursuant to Section 7.12 (but not for the purpose of determining the Indicated Distributions for any year prior to the year for which such calculation is being made or for any other purpose under this Agreement), the term "Annual Indicated Distributions per Unit" shall mean, with respect to any Class A Unit, an amount equal to the product of the Unrecovered Class A Capital at the beginning of such year multiplied by 13%. If the Unrecovered Class A Capital is reduced during a year due to a Capital Distribution, the Annual Indicated Distributions per Unit shall be reduced for the period after such Capital Distribution to reflect the reduction in Unrecovered Class A Capital. Appropriate adjustments shall also be made to the Annual Indicated Distributions per Unit for any Class A Unit splits.</#>

    "Assignee" means (I) a Person to whom one or more Units have been transferred <*>OF RECORD</*> in accordance with Article 12<#>,</#> and who has not become a Substituted Limited Partner<*>, (II) A PERSON TO WHOM ONE OR MORE UNITS ARE ISSUED PURSUANT TO SECTION 2.7(A) AND WHO HAS NOT BECOME A SUBSTITUTED LIMITED PARTNER OR AN ADDITIONAL LIMITED PARTNER, AND (III) A RECORD HOLDER OF CORPORATION STOCK AT THE EFFECTIVE TIME (AS SUCH TERMS ARE DEFINED IN SECTION 2.7(B)) WHOSE CORPORATION STOCK IS CONVERTED INTO UNITS PURSUANT TO THE HOMES MERGER AND WHO HAS NOT, WITH RESPECT TO SUCH UNITS, BECOME A LIMITED PARTNER.</*>

    "Book-Tax Disparities" means differences that exist between the balance of a Partner's Capital Account, as maintained pursuant to Section 7.10, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles (such disparities reflecting the differences between the Carrying Value of either Contributed Properties or Adjusted Properties, as adjusted from time to time, and the Adjusted Basis thereof).

    "Capital Account" means the capital account maintained for each Partner and Assignee pursuant to Section 7.10.

    "Capital Contribution" means any cash or Contributed Property which a Contributing Partner contributes or is deemed to have contributed to the Partnership pursuant to <*>SECTION 2.7 OR</*> Article 7.

    <#>"Capital Conversion Balance" means, as of any point in time, that amount as determined at such time, equal to any contribution to the Partnership made pursuant to Section 7.2(C) by Mauna Loa reduced by cumulative Conversion Reduction Amounts with respect to prior issuances of Class A Units to Mauna Loa pursuant to Section 7.12.

    "Capital Distributions" means, at any time of determination, the cumulative amounts of any distributions made pursuant to Section 9.1(B)(3) with respect to a Class A Unit from the Capital Transaction Account on or prior to such time. Any Class A Units issued pursuant to Section 7.11(C) or 7.12 shall be deemed to have received all Capital Distributions made with respect to the Class A Units issued in the Initial Offering.

    "Capital Expenditures" means expenditures for the acquisition of assets having a useful life to the Partnership of more than one year.

    "Capital Transaction" means a sale, condemnation, exchange, or other disposition (or series of related dispositions) of assets with a fair market value in excess of 10% of the fair market value of all assets of the Partnership, as determined by the Managing General Partner utilizing such reasonable valuation methods as it deems appropriate. In the event the proceeds of any Capital Transaction are to be paid in more than one installment then each such installment shall be treated as a separate Capital Transaction for purposes of this Agreement, except for the purpose of determining whether more than 10% of the Partnership assets have been disposed of.

    "Capital Transaction Account" means that segregated account maintained in accordance with Section 10.6(C).

    "Capital Transaction Premium" means that amount determined with respect to a Capital Transaction by multiplying (a) the initial Carrying Value of the property disposed of in the subject Capital Transaction by (b) a percentage determined with respect to the period in which the Capital Transaction occurs according to the following schedule: 14% if the Capital Transaction occurs in 1986 and reduced by 1% per calendar year thereafter.

    "Capital Transaction Premium per Unit" means that amount determined with respect to a Capital Transaction equal to the product of (a) the Capital Transaction Premium with respect to the property disposed of in the Capital Transaction divided by the number of Class A Units issued in the Initial Offering, multiplied by (b) 99%.</#>

    "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation and cost recovery deductions charged to Capital Accounts pursuant to Section
<#>7.10(A)</#> <*>7.10(B)</*> with respect to such Contributed Property, and (b)
with respect to any property other than a Contributed Property, the Adjusted Basis of such property. The Carrying Value of the Partnership Properties shall be adjusted from time to time in accordance with Sections <#>7.10(C),</#> 7.10(D) and 7.10(E) and to reflect charges, additions, or other adjustments to such Carrying Values for dispositions, acquisitions or improvements of Partnership Properties, as deemed appropriate by the Managing General Partner.

    <#>"Cash Account" means that segregated account maintained in accordance with Section 10.6(A).

    "Cash Account Subsidy Ratio" means the quotient of (a) the Initial Class A Unit Issue Price multiplied by 4 million, divided by (b) the sum of (i) the initial balance of the Over-Allotment Cash Account and (ii) the Initial Class A Unit Issue Price multiplied by 4 million.</#>

    "Certificate" means a non-negotiable certificate issued by the Partnership evidencing ownership of one or more Class A Units <*>AND ADMISSION TO THE PARTNERSHIP AS A LIMITED PARTNER.</*>

    "Certificate of Limited Partnership" means the certificate of limited partnership for the Partnership recorded or filed pursuant to the Delaware Act, as the certificate may be amended or restated from time to time.

    "Class A Units" means those units of limited partners' interest in the Partnership acquired or issued pursuant to this Agreement.

    <#>"Class B Units" means those contingent rights issued by the Partnership pursuant to Section 7.1 representing the right to be issued additional Class A Units pursuant to Section 7.11.

    "Class B Unitholders" means the holders of Class B Units from time to time.

    "Closing Date" means the "First Closing Date" as defined in the Underwriting Agreement.</#>

    "Code" means the Internal Revenue Code of <#>1954</#> <*>1986,</*> as amended and in effect from time to time. References in this Agreement to the Code or to sections of the Code shall include any successor statutes or sections.

    "Contributed Property" means property transferred to the Partnership by a Contributing Partner as a contribution to the Partnership<*>, INCLUDING PROPERTY</*> <#>(or</#> deemed to have been <#>contributed to the Partnership upon a termination of the Partnership pursuant to Section 708 of the Code), any such property retaining</#> <*>SO CONTRIBUTED IN CONNECTION WITH ANY MERGER OR CONSOLIDATION. ANY SUCH PROPERTY SHALL RETAIN</*> its status as Contributed Property until becoming Adjusted Property as a result of adjustments to its Carrying Value made following its contribution <*>OR DEEMED CONTRIBUTION TO THE PARTNERSHIP. "CONTRIBUTED PROPERTY" SHALL NOT INCLUDE PROPERTY DEEMED TO BE TRANSFERRED TO THE PARTNERSHIP, AS A NEW PARTNERSHIP, UPON A TERMINATION OF THE PARTNERSHIP PURSUANT TO SECTION 708(B)(1)(B) OF THE CODE AND SECTION 1.708-1(B)(1)(II) AND (IV) OF THE TREASURY REGULATIONS, AS IN EFFECT FOR TERMINATIONS OCCURRING ON OR AFTER MAY 9, 1997, EXCEPT TO THE EXTENT SUCH PROPERTY WAS CONTRIBUTED PROPERTY IMMEDIATELY PRIOR TO SUCH TERMINATION.</*><#>(or deemed contribution).</#>

    "Contributing Partner" means each Partner or Assignee transferring <#>a</#> Contributed Property to the Partnership as a contribution to the Partnership<#>(or as a deemed contribution upon a termination of the Partnership pursuant to Section 708 of the Code)</#>.

    <#>"Conversion Reduction Amount" means, as of any point in time at which
Class A Units are issued pursuant to either Section 7.11(C) or 7.12, that amount equal to (a) in the case of an issuance under Section 7.11(C), the Cumulative Excess Distributions relating to such issuance and (b) in the case of an issuance under Section 7.12. (i) if the number of Class A Units issued is determined under the formula set forth in Section 7.12(A), the Cumulative Excess Distributions relating to such issuance, and (ii) if the number of Class A Units is determined under the formula set forth in Section 7.12(B), the Unit Price of the Class A Units multiplied by the number of Class A Units issued at such point in time.

    "Conveyance Agreement" means those certain agreements, designated as the Conveyance Agreement and the Assignment of Lease and Consent, to be entered into among the General Partners, Ka'u and the Partnership wherein the General Partners and Ka'u contribute and convey to the Partnership certain assets and the Partnership agrees to assume certain liabilities as such assets and liabilities are provided therein.

    "Cumulative Distribution Deficit," as determined at any point in time, means that amount, if any, equal to the excess of (a) the sum of any Distribution Deficits for each calendar quarter of the Partnership beginning with the calendar quarter which includes the Closing Date and ending on or prior to such point of determination, over (b) the sum of any Excess Distributions for each calendar quarter of the Partnership beginning with the calendar quarter which includes the Closing Date and ending on or prior to such point of determination. The Cumulative Distribution Deficit attributable to the Class A Units issued in the Initial Offering shall not be reduced or otherwise diluted with respect to such Class A Units upon issuances of additional Units pursuant to Section 7.8.

    "Cumulative Distribution Deficit per Unit," as determined at any point in time, means an amount equal to the product of (a) the Cumulative Distribution Deficit at such point in time divided by the number of Class A Units outstanding at such point in time, multiplied by (b) 99%.

    "Cumulative Excess Distributions," as determined at any point in time. means that amount, if any, equal to the excess of (a) the sum of any Excess Distributions for each calendar quarter of the Partnership beginning with the calendar quarter which includes the Closing Date and ending on or prior to such point of determination, over (b) the sum of (i) the sum of any Distribution Deficits for each calendar quarter of the Partnership beginning with the calendar quarter which includes the Closing Date and ending on or prior to such point of determination, (ii) the cumulative Conversion Reduction Amounts with respect to prior issuances of Class A Units to Mauna Loa pursuant to Sections 7.11(C) and 7.12 and (iii) amounts distributed to the Partners and Assignees pursuant to Section 9.1(B)(1).

    "Current Carrying Value per Unit" means, with respect to any Partnership Property, the product of (a) the Carrying Value of such Property at the time of its disposition by the Partnership divided by the number of Class A Units outstanding at the time of such disposition, multiplied by (b) 99%.

    "Deferred Account" means that account that will be maintained for a Class B Unitholder with respect to such Unitholders' Class B Units.

    "Deficit Cash Flow" means, as determined for each calendar quarter, the excess, if any, of (a) the sum of (i) the Indicated Distributions for such quarter, and (ii) any Incentive Fee payable for such quarter, over (b) the Net Cash Flow for such quarter.</#>

    "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as amended and in effect from time to time.

    "Departing Partner" means a General Partner, as of the effective date of any withdrawal or removal of such General Partner.

    "Depositary" means any Person selected by the Managing General Partner to serve as depositary or any successor to it as depositary under the Depositary Agreement or any other Person appointed to serve as depositary.

    "Depositary Agreement" means the agreement so designated, <#>to be</#> entered into between the Partnership and the Depositary, as it may be amended or supplemented from time to time.

    "Depositary Receipt" means a depositary receipt, executed and delivered by the Depositary or agents appointed by the Depositary in accordance with the Depositary Agreement, evidencing ownership of one or more Depositary Units.

    "Depositary Unit" means a Class A Unit on deposit with the Depositary pursuant to the Depositary Agreement.

    <#>"Distribution Deficit," as determined for each calendar quarter, means the excess, if any, of (a) the Indicated Distributions for such quarter, over
(b) the actual distributions to the Partners and Assignees for such quarter pursuant to Sections 9.1(A) and 9.1(B)(1).

    "Excess Cash Flow," as determined for each calendar quarter, means the excess, if any, of (a) the Net Cash Flow for such quarter, over (b) the sum of
(i) the Indicated Distributions for such quarter, and (ii) any Incentive Fee payable for such quarter.

    "Excess Distributions," as determined for each calendar quarter, means the excess, if any, of the (a) the actual distributions to the Partners and Assignees for such quarter pursuant to Sections 9.1(A) and 9.1(B)( 1) over (b) the Indicated Distributions for such quarter.</#>

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor to such statute.

    <#>"Farming Fee" means the fee payable to Mauna Loa pursuant to the Farming
Contract to be entered into between the Partnership and Mauna Loa.

    "Final Determination" means a final adjudication regarding subject federal income tax issues or a final administrative determination of such issues agreed to by Mauna Loa or the Managing General Partner.

    "First Year Deficit Cash Flow" means the excess, if any, of (a) the sum of
(i) the Indicated Distributions for the quarter ending December 31, 1986, (ii) the accounts and fees payable by the Partnership as of December 31, 1986, and
(iii) $3.5 million, over (b) the sum of (i) the balance of the Cash Account as of December 31. 1986, (ii) the balance of the Operating Cash Account as of December 31, 1986 (after any required transfers from the Over-Allotment Cash Account through such date), and (iii) the accounts receivable of the Partnership as of December 31, 1986.

    "First Year Excess Cash Flow" means the excess, if any, of (a) the sum of
(i) the balance of the Cash Account as of December 31, 1986, (ii) the balance of the Operating Cash Account as of December 31, 1986 (after any required transfers from the Over-Allotment Cash Account through such date) and (iii) the accounts receivable of the Partnership as of December 31, 1986, over (b) the sum of (i) the Indicated Distributions for the quarter ending December 31, 1986, (ii) the accounts and fees payable by the Partnership as of December 31, 1986, and (iii) $3.5 million.</#>

    "General Partner Capital Account" means that Capital Account maintained for each General Partner with respect to the interest of such General Partner as a general partner of the Partnership.

    "General Partners" means <#>MLR and Mauna Loa in their </#><*>HLF IN ITS</*> capacity as <*>A</*> general <#>partners</#> <*>PARTNER</*> of the Partnership, and any successor or additional general partners. "General Partner" means one of the General Partners.

    <#>"Gross Expenses" means all expenditures of the Partnership, computed by the accrual method of accounting, whether incurred directly or indirectly, with respect to the Partnership's operations and activities during the relevant period, including, but not limited to, costs of farming, insurance, taxes, rentals, general and administrative expense, and payments of principal and interest on indebtedness of the Partnership (other than principal payments on debt having a term of one year or less), but not including Capital Expenditures of the Partnership (or any depreciation or amortization with respect to such Capital Expenditures), depreciation or amortization with respect to Contributed Properties or Adjusted Properties, expenditures in connection with a Capital Transaction, the Farming Fee, Management Fee or Incentive Fee incurred during the relevant period, or any deemed expenditure of the Partnership as a result of an allocation of a portion of the initial value (or Adjusted Basis) of the Contributed Properties to inventory items. "Gross Expenses" also includes reserves established, in the Managing General Partner's discretion, for any potential expenditures of the Partnership or in order to effect a leveling of Partnership distributions.

    "Gross Revenues" means all receipts of the Partnership from any source, computed by the accrual method of accounting, including cash amounts released from reserves previously established for Gross Expenses, but does not include loan proceeds, net recoveries under insurance policies, other net receipts representing a recovery for the loss or destruction of Partnership assets, proceeds of a Capital Transaction or capital contributions to the Partnership.</#>

    <*>"HLF" MEANS HLF RESOURCES, INC. (FORMERLY KNOWN AS MAUNA LOA RESOURCES
INC.), A HAWAII CORPORATION, AND ANY SUCCESSOR TO HLF RESOURCES, INC. BY MERGER OR CONSOLIDATION OR BY SALE OR TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF HLF RESOURCES, INC.

    "HOMES" MEANS C. BREWER HOMES, INC., A DELAWARE CORPORATION.

    "HOMES MERGER" MEANS THE MERGER OF HOMES WITH AND INTO THE PARTNERSHIP, WITH THE PARTNERSHIP BEING THE SURVIVING ENTITY, PURSUANT TO THE HOMES MERGER AGREEMENT.

    "HOMES MERGER AGREEMENT" MEANS THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, EFFECTIVE AS OF DECEMBER 18, 1997, BETWEEN HOMES AND THE PARTNERSHIP, AS AMENDED FROM TIME TO TIME.</*>

    <#>"Incentive Fee" means the fee paid to the Managing General Partner pursuant to Section 4.2.

    "Indicated Distributions" means, with respect to any calendar quarter, the quotient of (a) the product obtained by multiplying the Quarterly Indicated Distributions per Unit for such quarter by the number of Class A Units outstanding on the Record Date for payment of regular cash distributions for such quarter or, if no cash distributions were paid for such quarter, the number of Class A Units outstanding on the last business day of such quarter, divided by (b) 99%.

    "Initial Carrying Value per Unit" means, with respect to any Partnership Property, the product of (a) the Carrying Value of such Property at the date of its acquisition by the Partnership divided by the number of Class A Units outstanding on such date, multiplied by (b) 99%.

    "Initial Class A Unit Offering Price" means that price specified in the Underwriting Agreement as the price at which a Class A Unit will be offered by the Underwriters to the public.</#>

    <#>"Initial Class A Unit Issue Price" means that price specified in the
Underwriting Agreement as the price at which a Class A Unit will be Purchased by the Underwriters.

    "Initial Contribution" means cash in the aggregate amount of $2.0 million, reduced by the cash contributed by Mauna Loa and MLR pursuant to Section 7.2(A)(1) and 7.2(B)(1), to be contributed by Mauna Loa to the Partnership on the Closing Date in exchange for Class A Units.

    "Initial Limited Partner" means Mauna Loa.

    "Initial Offering" means the initial public offering of the Depositary Units, as more fully described in the Registration Statement.</#>

    "Issue Price" means <*>(1)</*> the price at which a Unit is purchased from the Partnership<*>, OR (2) IN THE CASE OF UNITS ISSUED IN CONNECTION WITH A MERGER, CONSOLIDATION, OR CONTRIBUTION OF PROPERTY TO THE PARTNERSHIP, THE FAIR MARKET VALUE OF A UNIT SO ISSUED AS DETERMINED BY THE MANAGING GENERAL PARTNER USING ANY REASONABLE METHOD OF VALUATION (INCLUDING BUT NOT LIMITED TO THE UNIT PRICE AS OF (OR THE AVERAGE UNIT PRICE OVER A PERIOD OF TRADING DAYS ENDING AT OR SHORTLY BEFORE) THE EFFECTIVE TIME OF THE MERGER OR CONSOLIDATION OR CONTRIBUTION, OR ANY OTHER METHOD OF VALUATION CONTAINED OR REFLECTED IN THE AGREEMENT OF MERGER OR CONSOLIDATION)</*>.

    <#>"Ka'u" means Ka'u Agribusiness Co., Inc., and any successor to Ka'u
Agribusiness Co., Inc. by merger or consolidation or by sale or transfer of all or substantially all of the assets of Ka'u Agribusiness Co., Inc.</#>

    "Limited Partner Capital Account" means that Capital Account maintained for each Limited Partner or Assignee with respect to such Limited Partner's or Assignee's Class A Units.

    "Limited Partners" means the <#>Initial Limited Partners and the</#> holders of Class A Units who have been admitted to the Partnership as Substituted Limited Partners or as Additional Limited Partners. "Limited Partner" means one of the Limited Partners. <*>A PERSON CEASES TO BE A LIMITED PARTNER WITH RESPECT TO ANY CLASS A UNITS TRANSFERRED BY SUCH PERSON IN ACCORDANCE WITH THIS AGREEMENT.</*>

    "Majority Interest" means those <#>Persons</#> <*>UNITHOLDERS</*> holding more than fifty percent (50%) of the Class A Units <*>AS OF THE APPLICABLE RECORD DATE.</*> <#>eligible to receive notice of or to vote or consent with respect to any matter.</#>

    "Management Fee" means the fee paid to the Managing General Partner pursuant to Section 4.1.

    "Managing General Partner" means <#>MLR</#> <*>HLF</*> or its successor as managing general partner of the Partnership.

    <#>"Mauna Loa" means Mauna Loa Macadamia Nut Corporation, a Hawaii corporation, and any successor to Mauna Loa Macadamia Nut Corporation by merger or consolidation or by sale or transfer of all or substantially all of the assets of Mauna Loa Macadamia Nut Corporation.

    "MLR" means Mauna Loa Resources Inc., a Hawaii corporation, and any successor to Mauna Loa Resources Inc. by merger or consolidation or by sale or transfer of all or substantially all of the assets of Mauna Loa Resources Inc.</#>

    "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended.

    "Net Agreed Value" means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, <*>OR</*> (b) in the case of any property distributed to a Partner pursuant to Section 9.2 or distributed in liquidation of the Partnership pursuant to Section 15.4(C), the Partnership's Carrying Value for such property at the time such property is distributed reduced by any liabilities attributable to such property either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.

    <#>"Net Cash Flow" means, for any period, the Operating Cash Flow for such period, less the sum of (a) the Farming Fee for such period and (b) the Management Fee for such period.</#>

    <*>"NET INCOME" SHALL MEAN, WITH RESPECT TO ANY PERIOD, THE NET INCOME OF
THE PARTNERSHIP FROM ALL SOURCES, AS DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, CONSISTENTLY APPLIED.</*>

    <#>"Net Proceeds of a Capital Transaction" means the proceeds received by the Partnership in connection with a Capital Transaction, after (a) the payment of all costs and expenses of any kind or nature incurred by the Partnership in connection with such Capital Transaction, (b) the utilization of any such proceeds in connection with the discharge of debts and other obligations of the Partnership required or intended (as determined by the Managing General Partner, in its sole and absolute discretion) to be discharged with the proceeds of such Capital Transaction and (c) the retention of such proceeds or a portion thereof in connection with the creation of or addition to any reserves established by the Managing General Partner, in its sole discretion, to provide for any amounts required to be paid by the Partnership. "Net Proceeds of a Capital Transaction" does not include any interest payable on installment obligations received by the Partnership upon a Capital Transaction.

    "Operating Cash Account" means that Segregated Account maintained in accordance with Section 10.6(D).

    "Operating Cash Flow" means, with respect to any period, the Gross Revenues for such period less the Gross Expenses for such period, plus (i) payments received by the Partnership under a Cash Flow Warranty Agreement, dated as of July 1, 1989, among Ka'u Agribusiness Co. Inc., a Hawaii corporation, Mauna Kea Agribusiness Co., Inc., a Hawaii corporation, and Mauna Loa Orchards, LP., a Hawaii limited partnership, and (ii) similar cash flow warranty or stabilization payments received by the Partnership to supplement the cash flows from particular orchards.

    "Organization Expenses" means all expenses incurred by the Partnership or Mauna Loa in connection with the organization of the Partnership, the transfer of the Original Orchard Properties to the Partnership and the Initial Offering.

    "Original Orchard Properties" means the entire interests in macadamia nut orchard properties transferred by Mauna Loa and Ka'u to the Partnership pursuant to Section 7.1 and the Conveyance Agreement.

    "Over-Allotment Cash Account" means that segregated account maintained in accordance with Section 10.6(B).

    "Over-Allotment Subsidy Ratio" means the quotient of (a) the initial balance of the Over-Allotment Cash Account, divided by (b) the sum of (i) the initial balance of the Over-Allotment Cash Account and (ii) the Initial Class A Unit Issue Price multiplied by 4 million.</#>

    "Partner" means a General Partner or a Limited Partner; and "Partners" means the General Partners and all Limited Partners.

    "Partnership" means the limited partnership created by this Agreement and any successor partnership continuing the business of the Partnership which is a reformation or reconstitution of a partnership governed by this Agreement.

    "Partnership Interest" means the interest of a Person in the Partnership.

    "Partnership Property" means any and all property, real or personal, now or hereafter owned by the Partnership or in or to which the Partnership has any interest, right or claim.

    "Person" means an individual, partnership, joint venture, estate, association, corporation, <*>LIMITED LIABILITY COMPANY, LIMITED LIABILITY PARTNERSHIP,</*> trust company, trust or other entity.

    "Prescribed Asset Value" means, as of any date of determination:

    <*>(I) IN THE CASE OF THE ISSUANCE OF CLASS A UNITS PURSUANT TO SECTION 2.7
OR SECTION 7.8,</*> that amount determined by dividing (a) <#>that amount equal to</#> the product of <#>(i)</#><*>(X)</*> the total number of outstanding Class A Units (<*>EXCLUDING THE</*> <#>including</#>Class A Units to be issued)
<#>pursuant to Section 7.8, Section 7.11 or Section 7.12, if such issuance triggered an asset valuation pursuant to Section 7.10(D)) times (ii)(1) in the case of a valuation occasioned by an issuance of Class A Units pursuant to
Section 7.11 or 7.12,</#> <*>TIMES (Y) THE ISSUE PRICE OF THE CLASS A UNITS TO BE ISSUED, BY (B) A FRACTION, THE NUMERATOR OF WHICH IS THE CAPITAL ACCOUNT OF ALL LIMITED PARTNERS AND ASSIGNEES AND THE DENOMINATOR OF WHICH IS THE CAPITAL ACCOUNT OF ALL PARTNERS; AND</*>

    (II) <*>IN THE CASE OF</*> an actual distribution pursuant to Section 9.2,
<#>or a deemed distribution occurring as a result of Section 708 of the Code
(except as otherwise provided in clauses (2) or (3)),</#> <*>THAT AMOUNT DETERMINED BY DIVIDING (A) THE PRODUCT OF (X) THE TOTAL NUMBER OF OUTSTANDING CLASS A UNITS, TIMES (Y)</*> the Unit Price of such Class A Units as of the date of <*>DISTRIBUTION, BY (B) A FRACTION, THE NUMERATOR OF WHICH IS THE CAPITAL ACCOUNT OF ALL LIMITED PARTNERS AND ASSIGNEES AND THE DENOMINATOR OF WHICH IS THE CAPITAL ACCOUNT OF ALL PARTNERS.</*> <#>issuance or distribution, (2) in the case of a valuation occasioned by an issuance of

Class A Units pursuant to Section 7.8 (except as otherwise provided in clause
(4)) the Issue Price of such Class A Units, (3) in the case of a valuation occasioned by a deemed distribution and recontribution occurring in connection with the Initial Offering pursuant to Section 708 of the Code, the Initial Class A Unit Issue Price, or (4) in the case of an event described in Section 7.10(F), the Initial Class A Unit Offering Price, by (b) 99%.

    "Prescribed Capital Balance" means, with respect to a Partner or Assignee as of any date of determination, that amount equal to the product obtained by multiplying (a) the Prescribed Asset Value as of such date, by (b) the Partner's or Assignee's Allocable Share as of such date (taking into consideration any Class A Units issued pursuant to Section 7.11 on such date).

    "Quarterly Indicated Distributions per Unit" means, with respect to any calendar quarter of a particular year, one-fourth of the Annual Indicated Distributions per Unit for such year, provided that in determining the Quarterly Indicated Distributions per Unit for any relevant period within a quarter of a calendar year (including any partial quarter in 1986 and the quarter in which the Partnership is liquidated and its assets distributed), the Quarterly Indicated Distributions per Unit determined for such quarter shall be evenly prorated on a daily basis, based on the reduced number of days in the quarter. If the Unrecovered Class A Capital is reduced during a quarter due to a Capital Distribution, the Quarterly Indicated Distributions per Unit for such quarter shall be reduced for the period after such Capital Distribution to reflect the reduction in Unrecovered Class A Capital.</#>

    "Recapture Income" means any income or gain of the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the
Code) treated as ordinary income for federal income tax purposes pursuant to any provision of the Code converting capital gain to ordinary income as a result of prior deductions.

    "Record Date" means the date established by the Managing General Partner, in its discretion, for determining (a) the identity of <#>Persons</#>
<*>UNITHOLDERS (WHETHER LIMITED PARTNERS OR ASSIGNEES)</*> entitled to notice of or to vote at any meeting of the Partnership or entitled to vote by ballot or give consent to Partnership action in writing without a meeting or entitled to exercise rights in respect of any other lawful action, or (b) the identity of Persons entitled to receive any report or distribution from the Partnership as a Partner or Assignee.

    "Record Holder" of a Depositary Unit means the Person in whose name the Depositary Receipt evidencing such Depositary Unit is issued <*>OR TO WHOM IT HAS BEEN ASSIGNED OF RECORD,</*> as registered on the books of the Depositary as of the close of business on a particular business day, and as applied to the holder of a Certificate means the Person shown as the owner of such Certificate on the records of the Depositary or the Partnership.

    <#>"Registration Statement" means the Registration Statement on Form S-1
(No. 33-4903) filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended to register the offering and sale of the Depositary Units in the Initial Offering, as it may be amended from time to time.</#>

    "Related Person" means a General Partner, any partner, officer, director or Affiliate of a General Partner, <#>or </#><*>ANY OFFICER OR DIRECTOR OF THE PARTNERSHIP, AND</*> any Person in which any of the foregoing has a material financial interest.

    <#>"Residual Gain" or "Residual Loss" means any net gain or net loss of the
Partnership for federal income tax purposes resulting from a Capital Transaction, to the extent such net gain or net loss is not allocated under
Section 8.2(B) to eliminate Book-Tax Disparities.

    "Return of Capital" means any distribution to the extent that the distribution reduces the Partner's share of the fair market value of the net assets of the Partnership below the value (as set forth in the

Partnership's books and records) of the contribution attributable to the Partner or his Assignee which has not been distributed to the Partner or his Assignee.</#>

    "Service" means the Internal Revenue Service.

    <#>"Special General Partner" means Mauna Loa in its capacity as the special general partner of the Partnership, or any successor thereto.</#>

    "Substituted Limited Partner" means a <#>person</#> <*>PERSON</*> who is admitted to the Partnership as a Limited Partner pursuant to this Agreement in place of and with all the rights of a Limited Partner pursuant to Section 13.1.

    "Transfer Agent" means the Depositary or any bank, trust company, or other Person appointed by the Partnership to act as transfer agent for Depositary Receipts.

    "Transfer Application" means a request for admission as a Substituted Limited Partner or Additional Limited Partner, an agreement to be bound by the terms of this Agreement and the Depositary Agreement, a power of attorney, and the provision of such other information as the Partnership shall request in such forms as are approved by the Partnership.

    <*>"TREASURY REGULATIONS" MEANS THE INCOME TAX REGULATIONS, INCLUDING
TEMPORARY REGULATIONS, PROMULGATED UNDER THE CODE, AS SUCH REGULATIONS MAY BE AMENDED FROM TIME TO TIME (INCLUDING CORRESPONDING PROVISIONS OF SUCCEEDING REGULATIONS).</*>

    <#>Underwriters" means those underwriting firms listed in the Underwriting
Agreement or an exhibit or schedule thereto that agree to purchase the Class A Units from Mauna Loa and the Partnership.

    "Underwriting Agreement" means that agreement to be entered into prior to the Closing Date among Mauna Loa, on its own behalf and as agent for Ka'u, the Partnership and the Underwriters with respect to the purchase of the Class A Units by the Underwriters in the Initial Offering.</#>

    "Unit" means a Class A Unit <#>or a Class B Unit</#>. "Units" means all of such Class A Units <#>and Class B Units</#> outstanding at the time of determination.

    <*>"UNITHOLDER" MEANS A PERSON WHO AS OF A PARTICULAR RECORD DATE IS A
LIMITED PARTNER OR ASSIGNEE AS TO ONE OR MORE CLASS A UNITS. "UNITHOLDERS" MEANS ALL SUCH LIMITED PARTNERS AND ASSIGNEES OF RECORD.</*>

    "Unit Price" of a Class A Unit or a Depositary Unit means, as of any date of determination, (a) if such Unit or Depositary Unit is one of a class of Depositary Units listed or admitted to trading on a National Securities Exchange, the average of the last reported sale prices per Depositary Unit regular way or, in case no such reported sale takes place on any such date, the average of the mean of the last reported bid and asked prices per Depositary Unit regular way, in either case on the principal National Securities Exchange on which such Depositary Units are listed or admitted to trading, for the five trading days immediately preceding the date of determination; (b) if such Unit or Depositary Unit is not of a class of Depositary Units listed or admitted to trading on a National Securities Exchange but is of a class quoted by NASDAQ, the average of the last reported sale prices per Depositary Unit if last reported sale prices are quoted by NASDAQ or, in case no such reported sale takes place on any such day or in case last reported sale prices are not quoted by NASDAQ, the average of the mean of the closing bid and asked prices per Depositary Unit, for the five trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the Managing General Partner for such purpose if said Bureau is not at the time furnishing quotations; or (c) if such Unit or Depositary Unit is not of a class of Depositary Units listed for trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of such Unit as of such date of determination, as determined by the Managing General Partner using any reasonable method of valuation it may select. <#>Notwithstanding the foregoing, for purposes of calculating the Incentive Fee payable to the Managing General Partner pursuant to Section 4.2, the term

"Unit Price" shall be determined in the foregoing manner, but based on the sales prices of the Depositary Units on the first trading day of each month, rather than by means of a five-day average. "Unit Price" of a Class B Unit means the fair market value of a Class B Unit as determined by the Managing General Partner using any reasonable method of valuation it may select.</#>

    "Unrealized Gain" attributable to a Partnership Property means, as of any date of determination, the excess, if any, of the fair market value of such property (as determined under Section 7.10(D)<#>(4)</#> or 7.10(E)) as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 7.10(D) or 7.10(E) as of such date).

    "Unrealized Loss" attributable to a Partnership Property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 7.10(D) or 7.10(E) as of such date) over the fair market value of such property (as determined under Section 7.10(D)<#>(4)</#> or 7.10(E)) as of such date of determination.

    <#>"Unrecovered Class A Capital" means, with respect to a Class A Unit, at any time of determination, $10 multiplied by the quotient of (a) the Initial Class A Unit Offering Price minus prior Capital Distributions with respect to such Class A Unit, divided by (b) the Initial Class A Unit Offering Price.</#>

                                   ARTICLE 2
                            THE LIMITED PARTNERSHIP

    2.1 FORMATION OF THE PARTNERSHIP. The <#>General Partners and the Initial Limited Partner hereby form the Partnership </#><*>PARTNERSHIP WAS FORMED</*> as a limited partnership organized under the Delaware Act, which Act, as amended
<*>AND IN EFFECT FROM TIME TO TIME,</*> and any successor statutes thereto
<*>MADE APPLICABLE AT THE ELECTION OF THE GENERAL PARTNER</*> pursuant to
Section 3.11 <*>HEREOF,</*> and this Agreement shall govern the rights and liabilities of the parties and their successors in interest.

    2.2 PARTNERSHIP NAME. The name of the Partnership is "<#>Mauna Loa Macadamia Partners,</#> <*>HAWAII LAND & FARMING COMPANY,</*> L.P." The Partnership may conduct business under such other name or names as the Managing General Partner may from time to time deem necessary, appropriate or advisable, including the name of the Managing General Partner. The Managing General Partner in its sole discretion may change the name of the Partnership at any time and from time to time. The General Partners and the Limited Partners <#>hereto</#>
<*>(THROUGH THE MANAGING GENERAL PARTNER AS THEIR ATTORNEY-IN-FACT)</*> shall promptly execute, and the Managing General Partner shall file and record with proper offices in each jurisdiction in which the Partnership does, or elects to do, business, and publish such certificates or other statements or instruments as are required by the limited partnership statute, fictitious name statute, assumed name statute or any other similar statute in effect in such jurisdiction in order to conduct the Partnership business therein as a partnership in which the limited partners have limited liability.

    2.3 BUSINESS AND PURPOSE OF THE PARTNERSHIP. The business and purpose of the Partnership shall be<#>, and shall be limited to,</#> <*>THE CARRYING ON OF ANY BUSINESS AND THE DOING OF ANY ACT THAT A LIMITED PARTNERSHIP ORGANIZED UNDER THE DELAWARE ACT MAY CARRY ON, INCLUDING THE OWNERSHIP OF STOCK OR OTHER INTERESTS IN ANY CORPORATION, LIMITED LIABILITY COMPANY, TRUST OR OTHER ENTITY, OR THE ENTERING INTO ANY PARTNERSHIP, JOINT VENTURE OR OTHER SIMILAR ARRANGEMENT, INCLUDING, WITHOUT LIMITATION, (I) THE ACQUISITION, OWNERSHIP, MANAGEMENT, OPERATION, DEVELOPMENT, LEASING, SALE AND DISPOSITION OF MACADAMIA NUT ORCHARD PROPERTIES AND THE SALE OR OTHER DISPOSITION OF MACADAMIA NUTS GROWN ON SUCH PROPERTIES; (II) THE ACQUISITION, OWNERSHIP, MANAGEMENT, DEVELOPMENT, IMPROVEMENT, LEASING, SALE AND DISPOSITION OF REAL PROPERTY AND THE IMPROVEMENTS, FIXTURES AND ANCILLARY PERSONAL PROPERTY THEREON, INCLUDING THE DEVELOPMENT, SALE AND LEASING OF HOMES AND COMMERCIAL AND INDUSTRIAL BUILDINGS; AND (III) ANYTHING INCIDENTAL TO THE FOREGOING; PROVIDED THAT THE PARTNERSHIP SHALL NOT, WITHOUT APPROVAL BY A MAJORITY INTEREST, ENGAGE IN ANY ACTIVITY THAT IN THE OPINION OF COUNSEL OR OTHER TAX ADVISOR TO THE PARTNERSHIP WOULD LIKELY DISQUALIFY THE PARTNERSHIP FROM

QUALIFYING AS AN "ELECTING 1987 PARTNERSHIP" UNDER SECTION 7704(G) OF THE CODE.</*> <#>the acquisition, ownership, management, operation, development, leasing and disposition of macadamia nut orchard properties ; the carrying on of any business and the doing of any act relating to or arising from the acquisition, ownership, management, operation, leasing and disposition of macadamia nut orchard properties that a limited partnership organized under the Delaware Act may carry on; the ownership of stock in any corporation or the entering into any partnership, joint venture or other similar arrangement, to engage in any of the foregoing; and anything incidental to the foregoing.</#>

    2.4 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership shall be at <#>827</#> <*>828</*> Fort Street, Honolulu, Hawaii, 96813, but the Managing General Partner may substitute or establish such other place or places of business for the Partnership (within or without the State of Hawaii) as it may, from time to time, deem necessary or appropriate; provided, however, that the Managing General Partner shall give the Limited Partners notice in writing of any change of address of the principal place of business of the Partnership and, in connection therewith, shall amend the Certificate of Limited Partnership in accordance with applicable requirements of law. The Managing General Partner shall select one or more Persons to act as the registered agent for service of process on the Partnership and shall designate a registered office where such agent may be found. The initial agent for service of process is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware <*>19801</*><#>19501</#>.

    2.5 TERM OF THE PARTNERSHIP. The Partnership commenced on April 14, 1986, the date that the Certificate of Limited Partnership was filed in accordance with the provisions of the Delaware Act, and shall continue until December 31, 2086, or until the earlier termination of the Partnership in accordance with
Article 15.

    2.6 EXECUTION OF DOCUMENTS. The Managing General Partner, on its own behalf and as attorney-in-fact for the other Partners of the Partnership pursuant to the power of attorney granted in Article 16, shall execute, acknowledge and file or deliver all certificates of limited partnership, amended or restated certificates, instruments or other documents and counterparts thereof and make all filings and recordings and perform all other acts as shall be necessary to comply with the laws of the State of Delaware for the formation, continuation or reformation of the Partnership, thereafter for the continued good standing of the Partnership, and, when appropriate, for the termination of the Partnership. The Managing General Partner shall also execute such certificates, amended or restated certificates and other documents conforming hereto and do such filing, recording, publishing and other acts as may be appropriate to comply with the requirements of law for the formation, continuation, reformation, qualification and/or operation of a limited partnership (or as a partnership in which the limited partners have limited liability) in all jurisdictions where the Partnership may wish to do business, which shall be accomplished prior to doing business in any such jurisdiction if deemed necessary by the Managing General Partner for the maintenance of such limited liability.

    <#>2.7  INITIAL LIMITED PARTNER.  In order to create the Partnership under the Delaware Act, the Managing General Partner has heretofore accepted a capital contribution in the amount of $1,000 from the Initial Limited Partner for an interest as a Limited Partner. As of the Closing Date, the interest so acquired by the Initial Limited Partner in its capacity as such shall be terminated and the amount contributed by it to the Partnership shall be refunded. Any interest or other profit which may have resulted from the investment or other use of such amount paid by the Initial Limited Partner to the Partnership shall be distributed one percent to the General Partners in accordance with their relative percentage interests and ninety-nine percent to the Initial Limited Partner. The interest acquired by the Initial Limited Partner pursuant to this
Section 2.7 is not transferable except by operation of law.</#>

    <*>2.7  MERGER AND CONSOLIDATION; SPECIFIC PROVISIONS CONCERNING THE HOMES
MERGER.</*>

        <*>(A)</*> <*>IN ACCORDANCE WITH SECTION 17-211 OF THE DELAWARE ACT, THE
    PARTNERSHIP MAY, PURSUANT TO AN AGREEMENT OF MERGER OR CONSOLIDATION, AND SUBJECT TO THE APPROVAL REQUIREMENTS SET FORTH IN SECTION 6.9(A)(3) HEREOF, MERGE OR CONSOLIDATE WITH ONE OR MORE LIMITED PARTNERSHIPS OR OTHER BUSINESS ENTITIES.

    IN ACCORDANCE WITH SECTION 17-211(G) OF THE DELAWARE ACT, AN AGREEMENT OF MERGER OR CONSOLIDATION APPROVED IN ACCORDANCE WITH SUBSECTION 17-211(B) THEREOF MAY (I) EFFECT ANY AMENDMENT TO THIS AGREEMENT OR (II) EFFECT THE ADOPTION OF A NEW PARTNERSHIP AGREEMENT FOR A LIMITED PARTNERSHIP THAT IS TO BE THE SURVIVING OR RESULTING LIMITED PARTNERSHIP IN THE MERGER OR CONSOLIDATION. ANY AMENDMENT TO THIS AGREEMENT OR ANY ADOPTION OF A NEW PARTNERSHIP AGREEMENT MADE PURSUANT TO THE FOREGOING SENTENCE MAY BE MADE EFFECTIVE AT THE EFFECTIVE TIME OR DATE OF THE MERGER OR CONSOLIDATION. NOTWITHSTANDING PRIOR APPROVAL GIVEN PURSUANT TO SECTION 6.9(A)(3) OR OTHERWISE, AN AGREEMENT OF MERGER OR CONSOLIDATION MAY BE TERMINATED OR AMENDED BY THE MANAGING GENERAL PARTNER PURSUANT TO ANY PROVISION FOR SUCH TERMINATION OR AMENDMENT CONTAINED IN THE AGREEMENT OF MERGER OR CONSOLIDATION. APPROVAL OF AN AGREEMENT OF MERGER OR CONSOLIDATION BY THE REQUISITE VOTE OF THE UNITHOLDERS SHALL CONFER ON THE MANAGING GENERAL PARTNER AUTHORITY TO TAKE ALL SUCH ACTIONS FOR AND ON BEHALF OF THE PARTNERSHIP AS THE MANAGING GENERAL PARTNER DEEMS NECESSARY, CONVENIENT OR APPROPRIATE TO EFFECTUATE THE MERGER OR CONSOLIDATION, AND ALL OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT OF MERGER OR CONSOLIDATION, INCLUDING WITHOUT LIMITATION THE ISSUANCE BY THE PARTNERSHIP OF UNITS OR OTHER PARTNERSHIP SECURITIES, OR THE PROVIDING OF ANY OTHER CONSIDERATION, INCLUDING, WITHOUT LIMITATION, CASH, TO BE DELIVERED BY THE PARTNERSHIP IN ACCORDANCE WITH THE AGREEMENT OF MERGER OR CONSOLIDATION. IF UNITS ARE TO BE ISSUED IN ANY SUCH MERGER OR CONSOLIDATION TO THE HOLDERS OF SECURITIES OF ANY OTHER ENTITY THAT IS A PARTY TO THE MERGER OR CONSOLIDATION, THEN UNLESS OTHERWISE PROVIDED IN THE AGREEMENT OF MERGER OR CONSOLIDATION: THE PROPERTIES, RIGHTS, PRIVILEGES, POWERS AND FRANCHISES OF ANY OTHER CONSTITUENT PARTY TO THE MERGER OR CONSOLIDATION THAT ARE VESTED IN THE PARTNERSHIP UPON CONSUMMATION OF THE MERGER OR CONSOLIDATION SHALL CONSTITUTE CONTRIBUTED PROPERTY; THE CAPITAL ACCOUNT ASSOCIATED WITH EACH UNIT ISSUED WITH RESPECT TO THE SECURITIES OF SUCH OTHER ENTITY SHALL REFLECT A PROPORTIONATE AMOUNT OF THE CONTRIBUTED PROPERTY'S NET AGREED VALUE; EACH PERSON TO WHOM SUCH UNITS ARE TO BE ISSUED SHALL WITH RESPECT TO SUCH UNITS BE AN ASSIGNEE AUTOMATICALLY AS OF THE EFFECTIVE TIME OF THE MERGER OR CONSOLIDATION AND UPON COMPLIANCE BY SUCH PERSON WITH SUCH PROCEDURES AS MAY BE SET FORTH IN THE AGREEMENT OF MERGER OR CONSOLIDATION (INCLUDING THE SUBMISSION OF A PROPERLY COMPLETED AND EXECUTED TRANSFER APPLICATION) OR AS MAY BE REASONABLY ESTABLISHED BY THE MANAGING GENERAL PARTNER, SHALL BE ADMITTED TO THE PARTNERSHIP AS A LIMITED PARTNER AUTOMATICALLY AS OF THE DATE OF SUCH SUBMISSION WITHOUT FURTHER ACTION OF ANY PERSON. EACH PERSON BY SUBMITTING A TRANSFER APPLICATION IN ACCORDANCE WITH THE PRECEDING SENTENCE SHALL BE DEEMED TO (I) HAVE AUTHORIZED THE MANAGING GENERAL PARTNER TO EXECUTE THIS AGREEMENT ON ITS BEHALF, (II) HAVE AGREED TO BE BOUND BY THE PROVISIONS OF THIS AGREEMENT AND (III) HAVE GRANTED THE MANAGING GENERAL PARTNER THE AUTHORITY (INCLUDING THE POWER OF ATTORNEY) SET FORTH IN ARTICLE 16. SUBJECT TO THE REQUIREMENTS OF THE CODE AND THE TREASURY REGULATIONS, THE MANAGING GENERAL PARTNER SHALL HAVE THE AUTHORITY TO DETERMINE THE FEDERAL INCOME TAX TREATMENT OF ANY MERGER OR CONSOLIDATION.

        (B)(1)FOR PURPOSES OF THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE MEANINGS ASCRIBED THERETO IN THE HOMES MERGER AGREEMENT: "CORPORATION STOCK", "EFFECTIVE TIME", "EXCHANGE RATIO" AND "SURVIVING ENTITY."

           (2) FOR U.S. FEDERAL INCOME TAX PURPOSES, THE HOMES MERGER SHALL BE TREATED AS (A) A CONTRIBUTION BY HOMES OF ITS ASSETS AND LIABILITIES TO THE PARTNERSHIP (AND THE ASSUMPTION BY THE PARTNERSHIP OF THE ASSETS AND LIABILITIES OF HOMES) IN EXCHANGE FOR THE UNITS TO BE ISSUED IN EXCHANGE FOR THE CORPORATION STOCK PURSUANT TO THE HOMES MERGER AGREEMENT, (B) A DISTRIBUTION BY HOMES OF SUCH UNITS TO THE HOLDERS OF THE CORPORATION STOCK IN COMPLETE LIQUIDATION OF HOMES AND (C) A CASH DISTRIBUTION BY THE PARTNERSHIP IN REDEMPTION OF FRACTIONAL UNITS. FOR FEDERAL INCOME TAX PURPOSES, ANY CASH PAID TO HOLDERS OF CORPORATION STOCK WHO PERFECT THEIR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER UNDER SECTION 262 OF THE DELAWARE GENERAL CORPORATE LAW WILL BE TREATED AS THE REDEMPTION BY HOMES OF SUCH HOLDERS' CORPORATION STOCK AND THE PAYMENT BY THE PARTNERSHIP OF HOMES' LIABILITY RESULTING FROM SUCH REDEMPTION.</*>

           <*>(3)</*> <*>FOR PURPOSES OF THIS AGREEMENT, THE HOMES MERGER SHALL
       BE TREATED AS A CAPITAL CONTRIBUTION BY HOMES OF ITS ASSETS AND LIABILITIES IN EXCHANGE FOR THE UNITS TO BE ISSUED PURSUANT TO THE MERGER, THE NET AGREED VALUE OF THE CONTRIBUTED PROPERTY ACQUIRED BY THE PARTNERSHIP IN THE MERGER SHALL BE CREDITED TO THE CAPITAL ACCOUNTS ESTABLISHED WITH RESPECT TO SUCH UNITS IN ACCORDANCE WITH SECTION 2.7(A) AND THE HOLDERS OF THE CORPORATION STOCK WHO RECEIVE SUCH UNITS PURSUANT TO THE MERGER WILL SUCCEED TO SUCH CAPITAL ACCOUNTS.</*>

           <*>(4)</*> <*>IN THE CASE OF CONTRIBUTED PROPERTY ACQUIRED IN THE
       HOMES MERGER, "AGREED VALUE" MEANS THE SUM OF (A) THAT AMOUNT WHICH IS SIXTY-SIX AND SEVEN TENTHS PERCENT (66.7%) OF THE UNIT PRICE AS OF THE EFFECTIVE TIME TIMES THE NUMBER OF SHARES OF CORPORATION STOCK ISSUED AND OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE TIME, AND (B) THE AMOUNT OF ANY LIABILITIES OF HOMES ASSUMED OR TAKEN SUBJECT TO BY THE PARTNERSHIP UPON THE MERGER; PROVIDED, HOWEVER, IF THE EXCHANGE RATIO IS ADJUSTED PURSUANT TO THE HOMES MERGER AGREEMENT, THE PERCENTAGE SET FORTH IN CLAUSE (A) OF THIS DEFINITION SHALL BE ADJUSTED TO REFLECT THE AMENDED EXCHANGE RATIO, AS ADJUSTED IN ACCORDANCE WITH ARTICLE II OF THE HOMES MERGER AGREEMENT.</*>

           <*>(5)</*> <*>THE HOMES MERGER HAS HERETOFORE BEEN APPROVED BY A
       MAJORITY INTEREST IN THE PARTNERSHIP AND, WITHOUT THE NEED FOR ANY FURTHER CONSENT OR OTHER ACTION BY ANY PARTNER, THE HOMES MERGER AGREEMENT IS HEREBY RATIFIED AND CONFIRMED AND THE PARTNERSHIP AND THE MANAGING GENERAL PARTNER ON BEHALF OF THE PARTNERSHIP ARE AUTHORIZED TO TAKE ALL ACTIONS NECESSARY, CONVENIENT OR DESIRABLE TO CONSUMMATE THE HOMES MERGER AND ALL OF THE TRANSACTIONS CONTEMPLATED BY THE HOMES MERGER AGREEMENT. WITHOUT LIMITING THE FOREGOING, THE MANAGING GENERAL PARTNER IS HEREBY AUTHORIZED (WITHOUT THE NEED FOR THE CONSENT OF OR OTHER ACTION BY ANY PERSON), AT SUCH TIME IN ITS SOLE DISCRETION AS IT DEEMS NECESSARY, CONVENIENT OR APPROPRIATE, TO EXECUTE, ACKNOWLEDGE, VERIFY, DELIVER, AND RECORD, FOR AND IN THE NAME OF THE PARTNERSHIP AND, TO THE EXTENT NECESSARY, CONVENIENT OR APPROPRIATE, THE PARTNERS, ANY AND ALL DOCUMENTS AND INSTRUMENTS (INCLUDING, WITHOUT LIMITATION, A CERTIFICATE OF MERGER), AND TO ISSUE UNITS, CERTIFICATES AND DEPOSITARY RECEIPTS, TO MAKE CASH OR OTHER PAYMENTS IN LIEU OF FRACTIONAL UNITS, TO ACCOMPLISH THE ADMISSION TO THE PARTNERSHIP OF FORMER SHAREHOLDERS OF HOMES AS ADDITIONAL LIMITED PARTNERS OF THE PARTNERSHIP, AND TO DO ALL OTHER ACTS OR THINGS THAT THE MANAGING GENERAL PARTNER DEEMS NECESSARY, CONVENIENT OR APPROPRIATE TO EFFECTUATE THE MERGER AND TO PERFORM THE PARTNERSHIP'S OBLIGATIONS UNDER THE HOMES MERGER AGREEMENT.</*>

    <#>2.8  RIGHTS TO MAUNA LOA-REGISTERED TRADEMARK- NAME AND TRADEMARK.  The
name and trademark Mauna Loa-Registered Trademark- is the exclusive property of Mauna Loa. The Partnership is hereby granted a non-exclusive, non-transferable royalty-free right and license to use such name and trademark in connection with the operations of the Partnership as described in the Registration Statement, provided that none of the Limited Partners of the Partnership shall, by such grant, have any right to use such name or trademark. Mauna Loa shall have all right to control all use made of the name and mark by the Partnership, and the Partnership agrees to submit samples of all proposed uses of the name and mark for written approval thereof by Mauna Loa. Any and all use of the name and mark by the Partnership shall inure to the benefit of Mauna Loa.</#>

                                   ARTICLE 3
                              THE GENERAL PARTNER

    3.1 MANAGEMENT POWER. Subject to Sections 6.9 and 6.12, the Managing General Partner shall have full, exclusive and complete discretion, power and authority in the management and control of the business of the Partnership, shall make all decisions affecting the business of the Partnership, and may do or cause to be done any and all acts it deems necessary or appropriate to accomplish the purposes of the Partnership<*>, INCLUDING WITHOUT LIMITATION THE HIRING AND DISCHARGE OF PARTNERSHIP EMPLOYEES.</*> Any Person dealing with the Managing General Partner shall not be required to determine or inquire into the authority and power of the Managing General Partner to bind the Partnership and to execute, acknowledge, deliver and perform obligations under any and all documents. The expression of any power or right of the Managing General Partner in this Agreement shall not limit or exclude any other power or right which is not specifically or expressly set forth in this Agreement or the Delaware Act. Except as expressly provided to the contrary in this Agreement, <#>MLR</#> <*>HLF</*> and its successors as Managing General Partner shall manage all of the affairs of the Partnership without the need for the concurrence of <#>the Special</#> <*>ANY OTHER PERSON THAT MAY THEN BE A</*> General Partner, notwithstanding any reference in this Agreement to General Partners.

    3.2 <#>SPECIAL GENERAL PARTNER. Mauna Loa shall be the Special General Partner until it ceases to be a General Partner. If Mauna Loa serves as Managing General Partner by virtue of Section 14.12, Mauna Loa shall again become Special General Partner when it ceases to serve as Managing General Partner pursuant to
Section 14.12 unless the Limited Partners have elected a new Special General Partner or removed Mauna Loa.</#><*>[INTENTIONALLY OMITTED]</*>

    3.3 COMPENSATION <#>PLAN</#>PLANS. The Managing General Partner <*>AND THE PARTNERSHIP</*> may pay pensions, and establish and carry out pension, profit-sharing, bonus, purchase, option, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions for <*>OFFICERS AND</*> employees of the Managing General Partner or the Partnership, and any director
<#>or officer</#> of the Managing General Partner, except that any such plans, trusts and provisions which provide for the issuance of Units or any other securities of the Partnership must be approved by the affirmative vote of a Majority Interest in the Partnership. The Managing General Partner <*>AND THE PARTNERSHIP</*> may, to the fullest extent permitted by law, indemnify and purchase and maintain insurance on behalf of any fiduciary of such plans, trusts or provisions, including without limitation health insurance, medical and dental reimbursement, life insurance, accident insurance and disability insurance and, as provided in Section 3.7, liability insurance.

    3.4 LIABILITY OF GENERAL PARTNERS. The General Partners shall be liable to the Partnership and the Limited Partners for gross negligence or willful or wanton misconduct, but neither the General Partners nor their directors or officers shall be liable to either the Partnership or any Limited Partner or to Persons who have acquired interests in the Units, whether as Assignees or otherwise, for errors in judgment or for any acts or omissions that do not constitute gross negligence or willful or wanton misconduct. In all transactions for or with the Partnership, a General Partner shall act in good faith and in a manner which the General Partner believes to be in, or not opposed to, the best interests of the Partnership.

    3.5  SIMILAR ACTIVITIES<#> OF GENERAL PARTNERS</#>.

        (A) The Managing General Partner shall not acquire any assets (other than Partnership Interests) or enter into or conduct any business or activity in which the Partnership is permitted to be engaged, except that the Managing General Partner may acquire assets and may enter into or conduct any business or activity in connection with the performance by it of the terms of this Agreement or incidental to its status as a Partner in this Partnership or incidental to the acquisition, ownership or disposition of Partnership Interests.

        (B) <#>The Special</#> <*>A GENERAL PARTNER OTHER THAN THE MANAGING</*> General Partner, any Affiliate of <#>a</#> <*>ANY</*> General Partner, or any director, officer or employee of any General Partner or any Affiliate of
    <#>a</#> <*>ANY</*> General Partner<*>, OR ANY OFFICER OR EMPLOYEE OF THE
    PARTNERSHIP (UNLESS OTHERWISE RESTRICTED BY THE MANAGING GENERAL PARTNER)</*> shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, may engage in <#>the acquisition, ownership, management, operation, development, leasing and disposition of macadamia nut orchards</#> <*>ANY BUSINESS DESCRIBED IN SECTION 2.3,</*> and any other business and activities, including business interests and activities in direct competition with the Partnership, for their own account and for the account of others, without having or incurring any obligation to offer any interest in such properties, business or activities to the Partnership, or any Partner, and, except as specified in Section 3.5(A), no other provision of this Agreement shall be deemed to prohibit the General Partners or any such Person from conducting such other business and activities. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of <#>the Special</#> a General Partner, any Affiliate of a General Partner or any director, officer or employee of any General Partner or an Affiliate of a General Partner. The General Partners and any Affiliate of the General Partners may acquire Partnership Interests <#>in addition to those acquired by any of those Persons on the Closing Date,</#> and shall be entitled to exercise all rights of a Limited Partner or Assignee, as applicable, relating to such interests.

    <*>3.6  APPOINTMENT OF PARTNERSHIP OFFICERS; </*>ACTIVITIES OF OFFICERS AND
DIRECTORS.

        <*>(A)</*> <#>Any officers and directors</#> <*>THE MANAGING GENERAL
    PARTNER MAY, FROM TIME TO TIME AS IT DEEMS ADVISABLE, APPOINT OFFICERS OF THE PARTNERSHIP OR DIVISIONS THEREOF AND ASSIGN TITLES (INCLUDING, WITHOUT LIMITATION, PRESIDENT, VICE PRESIDENT, SECRETARY, AND TREASURER) TO ANY SUCH PERSON, WHICH PERSON MAY BUT SHALL NOT BE REQUIRED TO BE AN EMPLOYEE OF THE PARTNERSHIP. EACH SUCH OFFICER SHALL HAVE THE DUTIES DELEGATED BY THE MANAGING GENERAL PARTNER.</*>

        <*>(B)</*> <*>EACH OFFICER, DIRECTOR AND EMPLOYEE</*> of a General
    Partner <*>AND EACH OFFICER AND EMPLOYEE OF THE PARTNERSHIP</*> shall have the right to be otherwise employed by an entity or entities other than the
    <*>GENERAL PARTNER OR THE</*> Partnership on a part-time or full-time basis, except as determined by the <*>MANAGING</*> General Partner. Nothing herein shall prevent any officer<*>,</*> <#>OR</#> director <*>OR EMPLOYEE</*> of a General Partner <*>OR OF AN AFFILIATE OF A GENERAL PARTNER, OR AN OFFICER OR EMPLOYEE OF THE PARTNERSHIP,</*> from becoming a Limited Partner or Assignee, whereupon such Person shall be entitled to all rights and shall be subject to all obligations relating to the Units and shall as to such Units be deemed a Limited Partner or Assignee, as applicable.

    3.7 INDEMNIFICATION OF GENERAL PARTNERS<*>, DIRECTORS, OFFICERS AND EMPLOYEES.</*>

        (A) The General Partners <#>and</#><*>,</*> the directors, officers and employees of a General Partner <*>AND THE OFFICERS AND EMPLOYEES OF THE PARTNERSHIP </*>(<*>EACH,</*> individually, an "Indemnitee"), shall each, to the extent permitted by law, be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint and several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all threatened, pending or completed claims, costs, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be a party, or threatened to be made a party by reason of its status as a General Partner or a director, officer or employee of a General Partner or <*>AS AN OFFICER OR EMPLOYEE OF THE PARTNERSHIP, OR</*> its management of the affairs of the Partnership, or which relate to the Partnership, its property, business or affairs, whether or not the Indemnitee continues to be a General Partner or a director, officer or employee of a General Partner <*>OR AS AN OFFICER OR EMPLOYEE OF THE PARTNERSHIP</*> at the time any such liability or expense is paid or incurred, if the Indemnitee acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal <#>proceeding</#>
    <*>PROCEEDINGS,</*> had no reasonable cause to believe and did not believe its conduct was unlawful, provided that the Indemnitee's conduct does not constitute gross negligence or willful or wanton misconduct. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership or a presumption that the Indemnitee had reasonable cause to believe that its conduct was unlawful or that the Indemnitee's conduct constituted gross negligence or willful or wanton misconduct.

        (B) Expenses (including legal fees and expenses) incurred in defending any proceeding shall be paid by the Partnership in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.

        (C) The indemnification provided by this Section 3.7 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the <#>Partners</#> <*>UNITHOLDERS,</*> as a matter of law or otherwise, both as to action in the Indemnitee's capacity as a General Partner or as a director, officer or employee of a General Partner <*>OR AS AN OFFICER OR EMPLOYEE OF THE PARTNERSHIP</*> and to action in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

        (D) The <*>MANAGING GENERAL PARTNER AND THE</*> Partnership may purchase and maintain insurance, to the extent the Managing General Partner determines in its sole discretion that it is commercially reasonable to do so, on behalf of a General Partner<*>, THE DIRECTORS, OFFICERS AND EMPLOYEES OF A GENERAL PARTNER OR THE OFFICERS AND EMPLOYEES OF THE PARTNERSHIP,</*> and such other Persons as the Managing General Partner shall determine against any liability which may be asserted against or expense which may be incurred by such Person in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify the Person against the liability under the provisions of this Agreement.

        (E) For purposes of this Section 3.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines" within the meaning of paragraph (A) of this
    Section 3.7; and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

        (F) An Indemnitee shall not be denied indemnification in whole or in part under this Section 3.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

        (G) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of these indemnification provisions.

        (H) The provisions of this Section 3.7 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

    3.8  OTHER MATTERS CONCERNING GENERAL PARTNERS.

        (A) Each of the General Partners may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        (B) Each of the General Partners may execute any of its powers or perform any of its duties either directly or by or through agents, including, without limitation, any Related Person. A General Partner may consult with counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisers selected by it (who may serve as such for the Partnership or any Related Person) and any opinion of such Person as to matters which the General Partner believes to be within its professional or expert competence shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with that opinion. The General Partners shall not be responsible for the misconduct, negligence, acts or omissions of any such Person and shall assume no obligations in connection therewith other than the obligation to use due care in the selection of such Persons.

        (C) Any and all fees, commissions, compensation and other consideration received by a General Partner or a partner, director, officer, agent or employee of a General Partner <*>OR THE PARTNERSHIP</*> permitted hereunder shall be the exclusive property of the recipient, in which the Partnership shall have no right or claim to such amounts.

    3.9  AGREEMENTS WITH A GENERAL PARTNER OR A RELATED PERSON.

        (A) Subject to the provisions of this Section 3.9, a General Partner and any Related Person may deal with the Partnership in connection with carrying out the business of the Partnership or otherwise, as an independent contractor or as an agent for others, and may receive from such others or the Partnership profits, compensation, commissions or other amounts which the Managing General Partner in good faith believes to be reasonable without having to account to the Partnership therefor. The Partnership shall purchase goods and services from <#>subsidiaries of</#> C. Brewer and Company, Limited or its subsidiaries <*>OR AFFILIATES</*> only so long as and to the extent that, as determined by the Managing General Partner, such purchases can be made on a basis at least as favorable as may be obtained from unrelated third parties for comparable goods or services.

        (B) The satisfaction of any one of the following conditions shall be a complete and absolute defense to any claim of invalidity or for damages or other relief with respect to any agreement, act, matter or transaction between the Partnership and a General Partner or a Related Person based upon the fact that the General Partner or Related Person is a party thereto and shall constitute a determination that the agreement, act, matter or transaction was fair and reasonable to and in the best interests of the
    Partnership:

           (1) The material facts as to the agreement, act, matter or transaction and as to the relationship or interest of the General Partner or Related Person are fully disclosed or known to (a) <#>any</#>
       <*>ALL</*> directors (or Persons in a similar role with respect to an entity other than a corporation) of the Managing General Partner who are not interested in the agreement<*>, ACT, MATTER,</*> or transaction (other than by virtue of their ownership of capital stock of an Affiliate of the Managing General Partner), including <#>any</#> directors who are members of a committee organized to evaluate transactions in which any party has an actual or potential conflict of interest (the "Conflicts Committee") and a majority of such directors of the Managing General Partner affirmatively vote in good faith to authorize, approve or ratify the agreement, act, matter or transaction or (b) the Conflicts Committee and a majority of the directors who are members of the Conflicts Committee <*>AND WHO ARE NOT INTERESTED IN THE AGREEMENT, ACT, MATTER OR TRANSACTION (OTHER THAN BY VIRTUE OF THEIR OWNERSHIP OF CLASS A UNITS OR OTHER SECURITIES OF THE PARTNERSHIP)</*> affirmatively vote in good faith to authorize, approve or ratify the agreement, act, matter or transaction; or

           (2) The material facts as to the agreement, act, matter or transaction and as to the relationship or interest of the General Partner or Related Person are fully disclosed or known to the <#>Limited Partners</#> <*>UNITHOLDERS</*> and such agreement, act, matter or transaction is specially authorized, approved or ratified by a Majority Interest (excluding for purposes of computing the outstanding Class A Units and the Class A Units eligible to vote all Class A Units held by the General Partner or Related Persons); or

           (3) The agreement, act, matter or transaction is fair and reasonable to the Partnership at the time it is authorized, approved or ratified by the Managing General Partner.

    The Conflicts Committee shall be composed <*>OF DIRECTORS OF THE MANAGING GENERAL PARTNER WHO ARE NOT (I) EMPLOYEES OF A GENERAL PARTNER OR THE PARTNERSHIP, (II) SHAREHOLDERS OF THE MANAGING GENERAL PARTNER OR (III) OFFICERS, DIRECTORS, EMPLOYEES OR SHAREHOLDERS OF ANY AFFILIATE OF A GENERAL PARTNER; PROVIDED THAT OWNERSHIP OF UNITS SHALL NOT PRECLUDE AN INDIVIDUAL FROM BEING A MEMBER OF THE CONFLICTS COMMITTEE.</*> <#>on and after the Closing Date of individuals who are not officers, directors, employees or shareholders of the General Partners or any Affiliate of the General Partners; provided that one initial member of the Conflicts Committee may be a director of a subsidiary of
C. Brewer and Company, Limited.</#>

        (C) <#>The failure of the Partnership</#><*>THE SUBMISSION OR FAILURE</*> to submit any agreement, act, matter or transaction <*>TO A VOTE</*> under Section 3.9(B)(1) or Section 3.9(B)(2) shall not create any presumption or inference or otherwise be considered evidence that the agreement, act, matter or transaction was not fair and reasonable to and in the best interests of the Partnership.

        <#>(D)</#> <#>Each of the Partners and Assignees hereby approves, ratifies and confirms the execution, delivery and performance of all agreements, acts, matters or transactions described in the prospectus contained in the Registration Statement and authorizes, ratifies and confirms such execution, delivery and performance by the Managing General Partner on behalf of the Partnership, without any further act, approval or vote of the Limited Partners, Assignees or the Partnership. Any action taken by the Managing General Partner pursuant to the terms of any such agreement or with respect to any such matter or transaction shall not constitute a breach by the Managing General Partner of any duty that the Managing General Partner may owe the Partnership or the Partners under this Agreement or under applicable law.</#>

    3.10 CONVEYANCES. The Managing General Partner has the express authority to convey title to any Partnership Property by a conveyance executed by the Managing General Partner alone on behalf of the Partnership<*>, AND MAY GRANT POWERS OF ATTORNEY TO OFFICERS OR EMPLOYEES OF THE PARTNERSHIP TO EXECUTE CONVEYANCE DOCUMENTS ON BEHALF OF THE PARTNERSHIP.</*>

    3.11 ELECTION TO BE GOVERNED BY SUCCESSOR LIMITED PARTNERSHIP LAW. The Managing General Partner may, in its sole discretion and without any vote or concurrence of the Limited Partners, elect for the Partnership to be governed by any statutes adopted to succeed or replace the Delaware Act on or after the date any part of such successor or replacement statute takes effect and to procure any permits, orders or approvals of any governmental authority in connection with such an election.

    3.12  INDEBTEDNESS.

        <#>(A)</#> <#>Subject to Section 3.12(B), the</#><*>THE</*> Managing
    General Partner shall have the sole discretion and exclusive authority to determine whether, on behalf of the Partnership, to execute any loan or credit agreement or incur indebtedness, secured or unsecured, as it believes to be in the best interests of the Partners or of the Partnership. A General Partner or an Affiliate of a General Partner may lend money to the Partnership on such terms as the Managing General Partner may determine, provided, however, that the General Partner or Affiliate may not charge the Partnership interest greater than the rate (including points or other financing charges or fees) that would be charged the Partnership (without reference to the Managing General Partner's or <#>Special</#> <*>ANY OTHER</*> General Partner's financial abilities or guaranties) by unrelated lenders on comparable loans for the same purpose. The Partnership shall not lend funds to the General Partners or their Affiliates. Loans by a Partner to the Partnership shall not be considered Capital Contributions.

        <#>(B)</#> <#>Through December 31, 1990, if the Partnership borrows funds for the purpose of funding working capital or maintaining level quarterly distributions, any such borrowings must be paid down for a period of at least 60 consecutive days in every twelve-month period, unless the Managing General Partner determines that such a pay-down would have a material adverse effect on the financial condition of the Partnership. During this period, if the Partnership borrows for the purpose of acquisitions or purposes other than funding working capital, maintaining level quarterly distributions or funding capital projects designed to increase orchard yields or reduce operating costs, such borrowings will in no case exceed 10% of the Partnership's initial capital. Prior to 1991, the Partnership will not borrow for the purpose of acquisitions if, on a historical pro forma basis (based on the immediately preceding calendar year) such acquisition would result in reductions in distributions to the holders of Class A Units below the Annual Indicated Distribution per Unit or accelerate the use of cash in the Cash Account to support Indicated Distributions.</#>

    3.13 CONFIDENTIALITY. The Managing General Partner may keep confidential from the Limited Partners and Assignees<#>,</#> for such period of time as the Managing General Partner deems reasonable, any information which the Managing General Partner reasonably believes to be in the nature of trade secrets or other information disclosure of which the Managing General Partner in good faith believes could damage the Partnership or its business or which the Partnership is required by agreements with third parties to keep confidential.

                                   ARTICLE 4
                      COMPENSATION OF THE GENERAL PARTNERS

    4.1 MANAGEMENT FEE. The Partnership shall pay an annual Management Fee to the Managing General Partner, payable in arrears on February 15 of each year (or as soon as practicable thereafter when <#>Operating Cash Flow</#> <*>NET INCOME</*> for the prior year is determined), equal to <#>two percent (2%) of Operating Cash Flow for the immediately preceding calendar year. For years ending on December 31, 1991 and 1992, the annual Management Fee shall be foregone if and to the extent that the payment of the Management Fee would result in actual distributions per Class A Unit for such year to be less than the Annual Indicated Distribution per Unit for such year. For all other years, the Management Fee shall be payable notwithstanding that such payment results in the distributions for such year to be less than the aggregate Indicated Distributions for such year.</#><*>(A) TWO PERCENT (2%) OF NET INCOME, COMPUTED WITHOUT REGARD TO THE MANAGEMENT FEE, FOR THE IMMEDIATELY PRECEDING CALENDAR YEAR, PLUS (B) AN AMOUNT EQUAL TO THE HAWAII GENERAL EXCISE TAX IMPOSED ON THE MANAGING GENERAL PARTNER WITH RESPECT TO THE MANAGEMENT FEE (INCLUDING GENERAL EXCISE TAX); PROVIDED THAT THE MANAGEMENT FEE FOR 1998 SHALL BE AN AMOUNT THAT IS THE AGGREGATE OF (I) A FEE FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH THE DAY BEFORE THE HOMES MERGER IS EFFECTIVE, INCLUSIVE, CALCULATED FOR SUCH PERIOD BASED ON THE FORMULA IN EFFECT PRIOR TO THE AMENDMENT AND RESTATEMENT OF THIS AGREEMENT IN CONNECTION WITH SUCH MERGER, PLUS (II) A FEE FOR THE PERIOD FROM THE DATE ON WHICH THE HOMES MERGER IS EFFECTIVE THROUGH DECEMBER 31, 1998, INCLUSIVE, CALCULATED FOR SUCH PERIOD BASED ON THE FORMULA SET FORTH IN THE PRECEDING CLAUSES (A) AND (B).</*>

    4.2 <#>INCENTIVE FEE. Beginning February 15, 1988, the Partnership shall pay an annual Incentive Fee to the Managing General Partner for services rendered in managing the Partnership's activities, payable in arrears on February 15 for the preceding year (or as soon thereafter as Operating Cash Flow for the preceding year is determined). The Incentive Fee shall be equal to one-half of one percent (.5%) of the aggregate fair market value of the Depositary Units for such preceding calendar year, provided that payment of the Incentive Fee shall be made only if and to the extent the Partnership's aggregate Net Cash Flow for such preceding calendar year exceeds the sum of (A) the aggregate Indicated Distributions for such preceding year and (B) the Cumulative Distribution Deficit as of the end of the second preceding year. For this purpose, the aggregate fair market value of the Depositary Units for any calendar year shall be the product of (A) the quotient of the sum of the Unit Prices for the Depositary Units on the first trading day of each month during such year divided by 12, multiplied by (B) the difference of (1) the weighted average number of Class A Units outstanding during such year less (2) the weighted average number of Class A Units held by the General Partners and their Affiliates during such year.</#> <*>[INTENTIONALLY OMITTED]</*>

    4.3 PRORATION OF <*>MANAGEMENT FEES.</*> In the event the Managing General Partner shall cease to serve as Managing General Partner during any calendar year, a prorated portion of the Management Fee <#>and the Incentive Fee</#> for such year shall be payable in arrears to the Managing General Partner on February 15 of the next year according to the number of complete and partial months of the year during which the Managing General Partner served in such capacity.

    4.4 <#>ORGANIZATION EXPENSES. The Partnership shall pay or reimburse Mauna Loa for any title insurance with respect to the Partnership Property. In addition, if the Underwriters' over-allotment option is exercised in whole or in part, the Partnership shall pay or reimburse Mauna Loa for all other Organization Expenses to the extent of the product of such Organization Expenses multiplied by the Over-Allotment Subsidy Ratio.</#><*>[INTENTIONALLY OMITTED]</*>

    4.5 EXPENSES OF GENERAL PARTNERS. The Partnership shall pay all expenses, disbursements and advances <*>REASONABLY</*> incurred by the General Partners in connection with the conduct of Partnership business, including without limitation office expenses, secretarial expenses and expenses for entertainment, travel and similar items, general and administrative expenses, amounts paid to any Person retained to perform services for the Partnership and other incidental expenses necessary or appropriate to the conduct of the Partnership's business (including without limitation, expenses reasonably allocated to a General Partner by its Affiliates and which are reasonably allocated to the Partnership), in addition to any reimbursement as a result of indemnification pursuant to Section 3.7, and General Partners shall be promptly reimbursed by the Partnership for any such items plus any Hawaii general excise taxes with respect to such items and such reimbursement. The Managing General Partner shall determine such fees and expenses which are allocated to the Partnership in any reasonable manner.

                                   ARTICLE 5
                       THE LIMITED PARTNERS AND ASSIGNEES

    5.1  LIMITED LIABILITY.

        <#>(A)</#> No Limited Partner or Assignee shall be personally liable for any of the obligations of the Partnership, <*>OR FOR ANY DISTRIBUTION MADE TO SUCH LIMITED PARTNER OR ASSIGNEE,</*> except as provided by Delaware law.

        <#>(B)</#> <#>To the extent required by law, each Limited Partner or
    Assignee receiving a distribution which represents a Return of Capital may be liable to return such distribution. A General Partner may not seek to recover any distribution to the extent it constituted a Return of Capital, unless the General Partner has applied all other available Partnership assets to the payment of liabilities of the Partnership and the liabilities of the Partnership, other than to Partners and Assignees as such, have not been fully paid, satisfied, assumed or discharged.</#> In no event shall any Limited Partner or Assignee be obligated under any circumstances to make any additional Capital Contribution to the Partnership for any purpose whatsoever.

    5.2  RESTRICTIONS ON LIMITED PARTNERS AND ASSIGNEES.

        (A) No Limited Partner or Assignee shall participate as such in the management and control of the business of the Partnership or transact any business for the Partnership, unless such Limited Partner or Assignee is also a General Partner or other Person employed or engaged to transact any such business by or on behalf of a General Partner or the Partnership. The transaction of any such business by any such Person employed or engaged to do so by or on behalf of a General Partner or the Partnership shall not affect, impair or eliminate the limitations on the liability of the Limited Partner or Assignee under this Agreement or applicable law. <*>THIS SECTION 5.2(A) SHALL NOT PRECLUDE A LIMITED PARTNER OR ASSIGNEE FROM SERVING AS AN EMPLOYEE, OFFICER OR DIRECTOR OF A GENERAL PARTNER OR AS AN OFFICER OR EMPLOYEE OF THE PARTNERSHIP AND EXERCISING ALL RIGHTS, DUTIES AND POWERS RELATING THERETO.</*>

        (B) No Limited Partner or Assignee shall have the power to represent, sign for or bind a General Partner or the Partnership, unless such Limited Partner or Assignee is also a General Partner or other Person given such power in a capacity other than as a Limited Partner or Assignee by the Managing General Partner.

    5.3 OUTSIDE ACTIVITIES. A Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in any independent business ventures of any other Limited Partner or any Assignee.

    5.4 NO WITHDRAWAL OR DISSOLUTION. No Limited Partner shall at any time withdraw from the Partnership, except as provided in this Agreement. No Limited Partner shall have the right to have the Partnership dissolved or the right to a
<#>Return</#> <*>RETURN</*> of <#>Capital</#> <*>CAPITAL</*> from the
Partnership, except as provided in this Agreement. The legal incompetency, bankruptcy, termination, dissolution, withdrawal, expulsion or death of a Limited Partner shall not cause a dissolution of the Partnership.

    5.5 <*>RIGHTS OF ASSIGNEES. AN ASSIGNEE IS ENTITLED TO AN INTEREST IN THE PARTNERSHIP EQUIVALENT TO THAT OF A LIMITED PARTNER WITH RESPECT TO THE RIGHTS TO (I) SHARE IN PROFITS AND LOSSES OF THE PARTNERSHIP, (II) RECEIVE DISTRIBUTIONS, INCLUDING LIQUIDATING DISTRIBUTIONS, FROM THE PARTNERSHIP, AND
(III) RECEIVE FROM THE PARTNERSHIP ALLOCATIONS OF INCOME, GAIN, LOSS, DEDUCTION, OR CREDIT OR SIMILAR ITEMS, AND SHALL HAVE THE RIGHT TO VOTE ON PARTNERSHIP MATTERS TO THE SAME EXTENT AS DOES A LIMITED PARTNER, BUT WILL OTHERWISE BE SUBJECT TO THE LIMITATIONS UNDER THE DELAWARE ACT ON THE RIGHTS OF AN ASSIGNEE WHO HAS NOT BECOME A LIMITED PARTNER.</*>

                                   ARTICLE 6
                        MEETINGS AND VOTING; AMENDMENTS

    6.1 MEETINGS. Meetings of the Limited Partners may be called by the Managing General Partner or by Limited Partners owning at least ten percent (10%) of the Class A Units. Any Limited Partner calling a meeting shall specify the number of Class A Units as to which the Limited Partner is exercising the right to call a meeting, and only those specified Class A Units shall be counted for the purpose of determining whether the required ten percent (10%) standard of the preceding sentence has been met. Limited Partners may call a meeting only as to matters on which they have the right to vote. Limited Partners shall call a meeting by delivering to the Managing General Partner one or more calls in writing, stating that the signing Persons wish to call a meeting and indicating the purposes for which the meeting is to be called. Within sixty (60) days after receipt of such call or within such a greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Managing General Partner shall send a notice of the meeting to the <#>Limited Partners</#>
<*>UNITHOLDERS</*> either directly or indirectly through the Depositary. A meeting shall be held at a time and place determined by the Managing General Partner on a date not less than ten (10) nor more than sixty (60) days after the mailing of notice of the meeting. <#>Partners</#> <*>UNITHOLDERS</*> may vote either in person or by proxy at any meeting. No matter shall be voted upon by
<#>Limited Partners</#> <*>UNITHOLDERS</*> at any meeting of the Limited
Partners unless the requirements of Section 6.10 shall be satisfied as to such matter.

    6.2 NOTICE OF MEETING. Notice of a meeting called pursuant to Section 6.1 and any report shall be given either personally or by mail or other means of written communication, addressed to the <#>Partner</#> <*>UNITHOLDER</*> at the address of the <#>Partner</#> <*>UNITHOLDER</*> appearing on the books of the Partnership or Depositary. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit or certificate of mailing of any notice or report in accordance with the provisions of this Article 6, executed by a General Partner, transfer agent, registrar of Units or mailing organization shall be prima facie evidence of the giving of notice. If any notice or report addressed to the <#>Partner</#> <*>UNITHOLDER</*> at the address of the <#>Partner</#> <*>UNITHOLDER</*> appearing on the books of the Partnership is returned to the Partnership by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, said notice or report and any subsequent notices or reports shall be deemed to have been duly given without further mailing if they are available for the <#>Partner</#> <*>UNITHOLDER</*> at the principal executive office of the Partnership for a period of one year from the date of the giving of the notice or report to all other <#>Partners</#>
<*>UNITHOLDERS</*>.

    6.3  RECORD DATE.  For purposes of determining the <#>Limited Partners</#>
<*>UNITHOLDERS</*> entitled to notice <*>OF</*> or to vote at a meeting of the
Limited Partners or to give consents without a meeting as provided in Section 6.8, the Managing General Partner may set a Record Date which shall be not less than ten (10) days nor more than sixty (60) days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any securities exchange or market system on which the Depositary Units are listed for trading, in which case the rule, regulation, guideline or requirement of such securities exchange or market system shall govern).

    6.4 ADJOURNMENT. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting, and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken unless such adjournment shall be for more than forty-five (45) days. At the adjourned meeting the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article 6.

    6.5 WAIVER OF NOTICE; CONSENT TO MEETING; APPROVAL OF MINUTES. The transactions of any meeting of Limited Partners, however called and noticed, and wherever held, are as valid as though <#>had at</#> a meeting <*>HAD BEEN</*> duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents, and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Person at a meeting shall constitute a waiver of notice of the meeting, except when the Person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting but not so included, if the objection is expressly made at the meeting.

    6.6 QUORUM. A Majority Interest represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of a Majority Interest shall be deemed to constitute the act of all <#>Limited Partners</#> <*>UNITHOLDERS</*> unless a higher percentage is required with respect to such action under the provisions of this Agreement. The <#>Limited Partners</#> <*>UNITHOLDERS</*> present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough
<#>Limited Partners</#> <*>UNITHOLDERS</*> to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite percentage of interests of <#>Limited Partners</#> <*>UNITHOLDERS</*> specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the vote of a majority of the Class A Units represented either in person or by proxy, but no other business may be transacted, except as provided in Section <#>6.1</#> <*>6.5</*>.

    6.7 CONDUCT OF MEETING. The Managing General Partner shall have full power and authority concerning the manner of conducting any meeting of Limited Partners <#>or the solicitation of </#><*>AND OF SOLICITING</*> written consents, including without limitation the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 6.10, the conduct of voting, the validity and effect of any proxies, the appointment of proxies and inspectors of votes, the revocation of written consents and the determination of any controversies, votes or challenges arising in connection with or during the meeting or <*>THE SOLICITATION OF</*> written consents. The Managing General Partner shall designate a Person to serve as chairman of the meeting and shall further designate a Person to take the minutes of the meeting, in either case including, without limitation, a partner, director or officer of a

General Partner. All minutes shall be kept with the records of the Partnership maintained by the Managing General Partner.

    6.8 ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if a consent in writing setting forth the action so taken is signed by <#>Limited Partners</#>
<*>UNITHOLDERS</*> owning not less than the minimum percentage of interests that would be necessary to authorize or take such action at a meeting at which all the <#>Limited Partners</#> <*>UNITHOLDERS</*> were present and voted. Prompt notice of the taking of action without a meeting shall be given to the
<#>Limited Partners</#> <*>UNITHOLDERS</*> who have not consented in writing.
The Managing General Partner may specify that any written ballot submitted to
<#>Limited Partners</#> <*>UNITHOLDERS</*> for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, not less than twenty (20) days, specified by the Managing General Partner. If a ballot returned to the Partnership does not vote all of the Class A Units held by the
<#>Limited Partner</#> <*>UNITHOLDER</*>, the Partnership shall be deemed to have failed to receive a ballot for the Class A Units which were not voted. If consent to the taking of any action by the <#>Limited Partners</#>
<*>UNITHOLDERS</*> is solicited by any Person other than by or on behalf of a
General Partner, the written consents shall have no force and effect unless and until (A) they are deposited with the Partnership in care of the Managing General Partner, (B) consents sufficient to take the action proposed are dated as of a date not more than ninety (90) days prior to the date the consents are deposited with the Partnership, and (C) an opinion of counsel for the Partnership is delivered to the Partnership pursuant to Section 6.10 which would have allowed the <#>Limited Partners</#> <*>UNITHOLDERS</*> to take such action at a duly called meeting of the Limited Partners.

    6.9  VOTING RIGHTS.

        (A) Subject to Section 6.10 and 6.12, the <#>Limited Partners</#>
    <*>UNITHOLDERS</*> shall have the right to vote on all matters specified below and the actions specified therein may be taken by the Managing General Partner only with the affirmative vote of at least a Majority Interest <#>in the Partnership</#> and with the separate concurrence of the Managing General Partner.

           (1) Amendment of this Agreement, including an amendment extending the term of the Partnership, except as otherwise specifically permitted by this Agreement;

           (2) Dissolution of the Partnership, other than pursuant to Section 15.1(A), (C), (D), OR (E) <#>or (F)</#>;

           (3) Approval or disapproval of any merger, consolidation or combination of the business operations of the Partnership with those of any other Person;

           (4) Approval or disapproval of a sale of all or substantially all of the assets of the Partnership;

           (5) When the Partnership would otherwise dissolve and its business would not otherwise be continued pursuant to the terms of this Agreement, election to continue or election of a new General Partner to continue the business of the Partnership;

           (6) Approval or disapproval of any matter submitted to the <#>Limited Partners</#> <*>UNITHOLDERS</*> pursuant to Section 3.9;

           (7) Except as provided in Article 14, <#>election of a Special General Partner or</#> election of a Managing General Partner;

           (8) Issuance of any new class of securities which are senior to the Class A Units with respect to distributions, allocations of profit and loss, liquidation or voting rights or which are convertible into or exchangeable for, or having optional rights to purchase, any securities having any such seniority;

           (9) Approval or disapproval of any compensation plan, trust or provisions for employees which provide for the issuance of Units or other securities of the Partnership; and

           (10) As expressly provided in Sections <*>2.3</*>, 3.3, 7.8, 12.2 and elsewhere, if any, in this Agreement.

        (B) Except as expressly provided in this Agreement, <#>Limited Partners</#> <*>UNITHOLDERS</*> shall have no voting rights.

        (C) Except as expressly provided otherwise in this Agreement, the General Partners and their Affiliates shall have the right to vote any Class A Units held by them with respect to any matter submitted to a vote of Partners.

    6.10 VOTING RIGHTS CONDITIONAL. The voting rights set forth in Section 6.9 shall not be exercised unless the Partnership shall have received the favorable written opinion of counsel for the Partnership to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (1) shall not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability therefor, (2) will not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes, and (3) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

    6.11  AMENDMENTS BY THE MANAGING GENERAL PARTNER; PROCEDURE ON
AMENDMENT. Subject to Section 6.12, the Managing General Partner may without prior notice or consent of any <#>Partner</#> <*>UNITHOLDER</*> amend any provision of this Agreement (1) to elect to be bound by any successor statute governing limited partnerships pursuant to the power granted in Section 3.11,
(2) if in its opinion such amendment does not have a material adverse effect upon the <#>Limited Partners</#> <*>UNITHOLDERS</*> or the Partnership, as the case may be, other than <#>Limited Partners</#> <*>UNITHOLDERS</*> who consent to the amendment, (3) to conform this Agreement to changes in the Delaware Act or interpretations thereof which, in the sole discretion of the Managing General Partner, it believes appropriate, necessary or desirable, provided that such amendment does not have a materially adverse effect upon the <#>Limited Partners</#> <*>UNITHOLDERS</*> or the Partnership, (4) <#>subject to Section 6.12(C),</#> to change the allocation between the General Partners <*>(IN THE EVENT THERE IS MORE THAN ONE)</*> of any amounts allocated to any or all General Partners, (5) if the amendment is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership or a General Partner or the partners, directors or officers of a General Partner from being in any manner subject to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the Department of Labor, provided that such amendment does not have a materially adverse effect upon the <#>Limited Partners</#> <*>UNITHOLDERS</*> or the Partnership, (6) to reflect the exercise of any power granted to the Managing General Partner under this Agreement, (7) to make any change which, in the sole discretion of the Managing General Partner is advisable to qualify or to continue the qualification of the Partnership<#>,</#> as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable in the sole discretion of the Managing General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes, (8) to make any change that is necessary or advisable, in the sole discretion of the Managing General Partner, to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or contained in any federal or state statute or that is necessary or desirable in order to implement the provisions of the last sentence of Section <#>8.2(G)(1)</#> <*>8.2(F)</*>, or that is necessary or desirable to facilitate the trading of the Depositary Units or comply with any rule, regulation, guidelines or requirement of any securities exchange or market system on which the Depositary Units are or will be listed for trading, compliance with any of which the Managing General Partner deems to be in the best interests of the Partnership and the Limited Partners, (9) to correct a mistake or clerical or technical error or omission in this Agreement, (10) subject to Section 6.9(A)(8), as necessary to reflect the respective allocations, distributions, voting, liquidation and other rights, privileges and preferences with respect to new securities issued by the Partnership, and (11) any other amendment similar to the foregoing that does not have a materially adverse effect on the <*>PARTNERSHIP OR THE
UNITHOLDERS</*> <#>Limited Partners</#>; provided, however, that the Managing General Partner shall not make any of the foregoing amendments unless the Partnership shall have received the favorable written opinion of counsel for the Partnership to the effect that such amendment (1) shall not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability thereof, (2) will not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes, and (3) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners. The amendment shall promptly thereafter be disclosed to the <#>Limited Partners</#>
<*>UNITHOLDERS</*>. In the event an amendment shall have been approved pursuant to this Article 6, the Managing General Partner shall execute such amendment, certificate and other documents as may be reasonably required for the purpose of effectuating the same; provided, however, that nothing in this Article 6 shall be construed to limit the authority of the Managing General Partner to admit Additional Limited Partners or Substituted Limited Partners.

    6.12  RESTRICTED AMENDMENTS.

        (A) Except with the affirmative vote of the Managing General Partner and holders of 95% of the outstanding Class A Units for which the Partnership has valid current addresses, no amendment shall be adopted which would (i) result in the loss of limited liability of any <#>Limited Partner</#>
    <*>UNITHOLDER</*> or result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes, or
    (ii) change the form of the Partnership to a general partnership.

        (B) Notwithstanding the provisions of Section 6.11, no provision of this Agreement which establishes a percentage of votes required of the Partners to take any action shall be amended, altered, changed, respected or rescinded in any respect which would have the effect of reducing the voting requirement, unless such action is approved by the written consent or the affirmative vote of holders of outstanding Class A Units whose aggregate percentage interests in such Class A Units constitute not less than the voting requirements sought to be reduced. This Section 6.12(B) shall only be amended with the approval by written consent or affirmative vote of the Managing General Partner and holders of 95% of the outstanding Class A Units for which the Partnership has valid current addresses.

        (C) Notwithstanding the provisions of Section 6.11, the consent of
    <#>the Special</#> <*>A</*> General Partner shall be required for any amendment, if such amendment would increase <#>the Special</#> <*>SUCH</*> General Partner's duties or liabilities or if the amendment would have
    <#>materially</#> <*>MATERIAL</*> adverse consequences to <#>the Special</#>
    <*>SUCH</*> General Partner.

    6.13 AMENDMENT OF AGREEMENT. In connection with the admission to the Partnership of any successor Managing General Partner or <#>Special</#> <*>ANY ADDITIONAL</*> General Partner, the Managing General Partner shall take all steps necessary and appropriate to prepare and record or file any amendment or restatement to this Agreement and the Certificate of Limited Partnership that may be required with respect to such admission and may for this purpose exercise the power of attorney granted pursuant to Article 16.

                                   ARTICLE 7
             CAPITAL CONTRIBUTIONS<#>, TRANSFER TO UNDERWRITERS</#>
                              AND CAPITAL ACCOUNTS

    7.1 <#>CONTRIBUTION OF MAUNA LOA AND KA'U AS LIMITED PARTNERS. On the Closing Date, Mauna Loa and Ka'u shall transfer their respective interests in the Original Orchard Properties and the Initial Contribution

(as adjusted pursuant to Section 7.2) to the Partnership pursuant to the Conveyance Agreement in exchange for that number of Class A Units designated in the Conveyance Agreement. Mauna Loa shall also pay the Organization Expenses of the Partnership (subject to Section 4.4). At the time of such Capital Contribution, the Partnership shall assume (or take the Original Orchard Properties subject to) all liabilities to be assumed by the Partnership in accordance with the Conveyance Agreement. Mauna Loa's and Ka'u's respective Limited Partner Capital Accounts shall be appropriately credited with the amount of the Initial Contribution, the Net Agreed Value of the Original Orchard Properties and the Organization Expenses paid on the Partnership's behalf. In addition to the Class A Units, as consideration for additional (but unagreed) value, if any, in the Original Orchard Properties on the Closing Date, Mauna Loa and Ka'u shall be issued that number of Class B Units designated in the Conveyance Agreement. The Partnership shall issue to Mauna Loa the Class B Units to which Ka'u is entitled. No credit shall be given for any unagreed value of the Original Orchard Properties for which such Class B Units are issued until such value is established through Partnership operations or dispositions of such Original Orchard Properties as provided herein. The Class B Units shall not be transferable except by operation of law or to an Affiliate of Mauna Loa; provided, that Mauna Loa shall not be entitled to transfer the Class B Units to an Affiliate that is not a Partner except upon receipt by the Partnership of an opinion of counsel that the conversion of such Class B Units by such Affiliate will not result in adverse tax consequences, if any, that would not otherwise have resulted upon Mauna Loa's conversion of such Class B Units.</#><*>[INTENTIONALLY OMITTED]</*>

    7.2 CONTRIBUTION OF GENERAL PARTNERS. <*>NO GENERAL PARTNER SHALL BE OBLIGATED TO MAKE AN ADDITIONAL CAPITAL CONTRIBUTION TO THE PARTNERSHIP (AND THE ALLOCABLE SHARE OF A GENERAL PARTNER SHALL NOT BE REDUCED) IN CONNECTION WITH ANY CAPITAL CONTRIBUTION MADE OR DEEMED TO BE MADE TO THE PARTNERSHIP BY ANY OTHER PERSON, WHETHER PURSUANT TO SECTION 2.7, SECTION 7.8 OR OTHERWISE.</*>

        <#>(A)</#> <#>(1)On the Closing Date, the Managing General Partner shall contribute to the Partnership cash in an amount such that its Capital Contribution then being made as Managing General Partner shall be equal to .99% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership pursuant to this
    Section 7.2(A)(1), Section 7.2(B)(1), Section 7.1 and Section 7.3(B). The amount of the Initial Contribution required to be contributed by Mauna Loa pursuant to Section 7.1 shall be reduced on a dollar-for-dollar basis by the amount of the cash contribution made by the Managing General Partner pursuant to this Section 7.2(A)(1).</#>

        <#>(2)</#> <#>Following the Closing Date, whenever a Partner makes a
    Capital Contribution to the Partnership pursuant to Section 7.2(C) or
    Section 7.8, the Managing General Partner shall contribute to the Partnership cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made as Managing General Partner shall be equal to .99% of the total Capital Contributions (based on amounts credited to Capital Accounts on account thereof) to the Partnership pursuant to this Section 7.2(A)(2), Section 7.2(B)(2), and Section 7.2(C) or Section 7.8, as the case may be.</#>

        <#>(B)(1)</#><#>On the Closing Date, the Special General Partner shall contribute to the Partnership cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution then being made as a Special General Partner shall be equal to .01% of the total Capital Contributions (based on the amounts credited to the Capital Accounts on account thereof) to the Partnership pursuant to Sections 7.1, 7.2(A)(1), this Section 7.2(B)(1), and Section 7.3(B). The Initial Contribution required to be contributed by Mauna Loa pursuant to Section 7.1 shall be reduced on a dollar-for dollar basis by the amount of the cash contribution made by Mauna Loa pursuant to this Section 7.2(B)(1).</#>

        <#>(2)</#> <#>Following the Closing Date, whenever a Partner makes a
    Capital Contribution to the Partnership pursuant to Section 7.2(C) or
    Section 7.8, the Special General Partner shall contribute to the Partnership cash in an amount or property having a Net Agreed Value, such that its Capital Contributions then being made as a Special General Partner shall be equal to .01% of the total

    Capital Contributions (based on amounts credited to Capital Accounts on account thereof) to the Partnership pursuant to Section 7.2(A)(2), this
    Section 7.2(B)(2), and Section 7.2(C) or Section 7.8, as the case may be.</#>

        <#>(C)</#> <#>In the event the Managing General Partner determines that there exists a First Year Deficit Cash Flow as of December 31, 1986, Mauna Loa shall be obligated to contribute to the Partnership. in its capacity as Special General Partner, that amount of cash that is equal to the lesser of
    (1) such First Year Deficit Cash Flow, or (2) $1.5 million, reduced in either instance on a dollar-for-dollar basis by amounts contributed to the Partnership by the General Partners pursuant to Sections 7.2(A)(2) and 7.2(B)(2) incident to Mauna Loa's contribution. Mauna Loa shall make any such Capital Contribution by March 31, 1987. Mauna Loa shall, upon the occurrence of certain events in accordance with Section 7.12, be entitled to receive additional Class A Units in consideration of any Capital Contributions made pursuant to this Section 7.2(C).</#>

    7.3  <#>SALE OF CLASS A UNITS TO THE UNDERWRITERS.</#>

        <#>(A)</#> <#>Pursuant to the Underwriting Agreement, Mauna Loa shall sell to the Underwriters Class A Units issued to Mauna Loa and Ka'u in connection with the Initial Offering as more fully described in the Registration Statement.</#>

        <#>(B)</#> <#>In the event an Underwriter shall exercise its option to purchase additional Class A Units pursuant to the Underwriting Agreement, the Partnership shall issue to such Underwriter that number of Class A Units to be purchased by such Underwriter pursuant to the exercise of such option upon receipt of cash specified in the Underwriting Agreement. For purposes of this Agreement all Units issued pursuant to this Section 7.3(B) shall be deemed to be issued on the Closing Date regardless of whether the issuance actually occurs on the Closing Date.</#> <*>[INTENTIONALLY OMITTED]</*>

    7.4  UNITS NOT ASSESSABLE.  Units shall not be assessable, and the
<#>Limited Partners</#> <*>UNITHOLDERS</*> shall not be required to make any additional Capital Contribution.

    7.5 NO INTEREST ON CAPITAL CONTRIBUTION. Partners and Assignees shall not receive interest on or with respect to all or any part of their Capital Contribution or on the balances in Partners' Capital Accounts.

    7.6 CREDITOR'S INTEREST IN THE PARTNERSHIP. No creditor who makes a loan to the Partnership shall have or acquire at any time as a result of making the loan any direct or indirect interest in the profits, capital or property of the Partnership other than as a creditor. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.
<*>FOR PURPOSES OF SECTIONS 6.9(A)(8) AND 7.8, A DEBT OBLIGATION OF THE
PARTNERSHIP, WHETHER OR NOT SECURED, THAT HAS NO VOTING RIGHTS AND IS NOT CONVERTIBLE INTO OR EXCHANGEABLE FOR, AND HAS NO OPTIONAL RIGHTS TO PURCHASE AN INTEREST IN THE PARTNERSHIP, SHALL NOT BE CONSIDERED A SECURITY OR CLASS OF SECURITIES SENIOR TO THE CLASS A UNITS WITH RESPECT TO DISTRIBUTIONS, ALLOCATIONS OF PROFIT AND LOSS, LIQUIDATION OR VOTING RIGHTS.</*>

    7.7 NATURE OF INTERESTS. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and none of the Partners shall have any direct ownership of such property.

    7.8 SALE OF ADDITIONAL SECURITIES. In order to raise additional capital, to acquire additional <#>macadamia orchard</#> properties or other assets, to redeem or retire Partnership debt or for any other Partnership purpose, the Managing General Partner is authorized to cause to be issued additional Units from time to time to General Partners, Limited Partners or to other Persons and to admit such Persons as Additional Limited Partners in the Partnership. In addition, the Managing General Partner is authorized to cause to be issued, purchased, redeemed, exchanged, traded or granted calls, options, appreciation rights, partners' interests, bonds, debentures and other securities of the Partnership from time to time. The Managing General Partner shall have sole and complete discretion in determining the consideration and terms and conditions with respect to any future issuance of Units or any other securities of the Partnership; provided, however, that the Managing General Partner shall not (A) issue additional Units to the

Managing General Partner or any of its Affiliates for consideration having a fair value less than the aggregate Unit Price of all Units being <*>SO</*> issued without the approval of a Majority Interest<#>, except as provided in Sections 7.11 and 7.12; (B) through December 31, 1990, shall not issue any additional Class A Units after the Initial Offering if, on a historical pro forma basis (based on the immediately preceding calendar year) such issuance would result in reductions of distributions to all holders of Class A Units (including newly issued Class A Units) below the Annual Indicated Distribution per Unit or accelerate the use of cash in the Cash Account to support Indicated Distributions; and (C) shall not</#>; <*>OR (B)</*> issue securities which are senior to the Class A Units with respect to distributions, allocations of profit and loss, liquidation or voting rights or which are convertible into or exchangeable for, or having optional rights to purchase, any securities having any such seniority, without the affirmative vote of a Majority Interest<*>.</*>
<#>in the Partnership; provided further, that the acquisition by the Partnership of certain interests in approximately 1,260 tree acres of macadamia orchard properties from Mauna Loa Orchards, L.P., a Hawaii limited partnership ("MLO"), and Howard Butcher III, an individual who is a limited partner of MLO, in exchange for 3,000,000 Class A Units (or, with respect to a portion of such Class A Units which are proposed to be sold in an underwritten public offering, the net proceeds to the Partnership from such sale) and 500,000 Class B Units, as more specifically set forth in the Proxy Statement dated August 21, 1989 and any amendments thereto, shall be specifically excepted from the limitations set forth in clauses (A) and (B) of this Section. Such specific exception shall not act as a waiver of the limitations set forth in clauses (A) and (B) of this Section with regard to any future acquisitions of macadamia orchard properties or assets.</#> The Managing General Partner shall do all things necessary to comply with the Delaware Act, the Code or other applicable law, statute, rule, regulation or guideline of any federal, state or other governmental agency or any stock exchange on which the Depositary Units or other securities of the Partnership are listed for trading, and is authorized and directed to do all things it deems necessary or advisable in connection with any such future issuance. <*>NOTHING IN THIS SECTION 7.8 SHALL PERMIT THE ISSUANCE OF SECURITIES OF THE PARTNERSHIP WITHOUT THE APPROVAL BY A MAJORITY INTEREST IF SUCH APPROVAL IS REQUIRED BY SECTIONS 2.7, 3.3, 6.9(A)(3) OR 6.9(A)(9); AND THE RESTRICTIONS ON ISSUANCE OF SECURITIES SET FORTH IN THIS SECTION 7.8 SHALL NOT APPLY TO ISSUANCE OF SECURITIES PURSUANT TO ANY PLAN OR AGREEMENT THAT HAS BEEN APPROVED BY A MAJORITY INTEREST PURSUANT TO OR AS CONTEMPLATED BY SECTIONS 2.7, 3.3, 6.9(A)(3) OR 6.9(A)(9).</*>

    7.9 NO PREEMPTIVE RIGHTS. No Partner or Assignee shall have any preemptive, preferential or other right including, without limitation, with respect to (A) additional Capital Contributions to the Partnership, (B) the issuance or sale of Units or other interests in the Partnership, (C) the issuance of any obligation, evidence of indebtedness or other interest of or in the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any Units, (D) the issuance of any right of subscription to, or right to receive, any warrant or option for the purchase of any Units, or (E) the issuance or sale of any other securities that may be issued or sold by the Partnership.

    7.10 CAPITAL ACCOUNTS. The Partnership shall maintain Capital Accounts for the Partners and Assignees <#>and Deferred Accounts for the Class B Unitholders</#> in accordance with the following provisions of this Section 7.10:

        (A) The Partnership shall maintain for each General Partner a separate General Partner Capital Account. Such General Partner Capital Account shall be increased by (1) the cash amount or Net Agreed Value of all Capital Contributions made by such General Partner pursuant to this Agreement and
    (2) all items of Partnership income and gain computed in accordance with
    Section 7.10(B) and allocated to such General Partner pursuant to Section
    8.1 and decreased by (3) the cash amount or Net Agreed Value of all distributions of cash or property made to such General Partner pursuant to this Agreement and (4) all items of Partnership deductions and loss computed in accordance with Section 7.10(B) and allocated to such General Partner pursuant to Section 8.1.

        The Partnership shall maintain for each Limited Partner and Assignee a separate Limited Partner Capital Account with respect to the Class A Units held by such Limited Partner or Assignee. The Limited Partner Capital Account associated with each Limited Partner's or Assignee's Class A Units shall be increased by (1) the cash amount or the Net Agreed Value of all Capital Contributions made in exchange for the issuance of such Class A Units, and (2) all items of income and gain computed in accordance with
    Section 7.10(B) and allocated with respect to such Class A Units pursuant to
    Section 8.1 and decreased by (3) the cash amount or Net Agreed Value of all distributions of cash or property made with respect to such Class A Units pursuant to this Agreement and (4) all items of deduction and loss computed in accordance with Section 7.10(B) and allocated with respect to such Class A Units pursuant to Section 8.1.

    <#>The Partnership shall maintain for each Class B Unitholder a separate
Deferred Account with respect to the Class B Units held by such Class B Unitholder. The Deferred Accounts shall initially have a zero balance and shall be increased or decreased for all items of income, gain and loss allocated to the Class B Unitholders pursuant to Section 8.1 and shall be decreased by all distributions to the Class B Unitholders pursuant to Section 9.1(B); provided that if it is ultimately established pursuant to a Final Determination that the Class B Unitholders' contributions to the Partnership in exchange for Class B Units have an ascertainable value as of the Closing Date, appropriate adjustments shall be made to the Deferred Accounts in a manner consistent with such determination. The Deferred Accounts shall be adjusted as provided in
Section 7.10(D) upon the issuance of Class A Units to the Class B Unitholders pursuant to Section 7.11. Following the conversion of all of the Class B Units to Class A Units or upon the lapse of the right to convert Class B Units, any remaining balance of the Deferred Account shall be transferred to any General Partner Capital Account of the subject Class B Unitholder.</#>

        (B) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Capital Accounts <#>or Deferred Accounts</#>, the determination, recognition and classification of such item shall generally be the same as its determination, recognition and classification for federal income tax purposes, provided that:

           (1) Any deductions for depreciation, cost recovery or amortization attributable to a Contributed Property shall be determined as if the Adjusted Basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 7.10(D) <*>OR SECTION 7.10(E)</*> to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the Adjusted Basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

           (2) Any income, gain or loss attributable to the disposition of any property shall be determined by the Partnership as if the Adjusted Basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

           (3) If the Partnership's Adjusted Basis in a property is reduced for federal income tax purposes pursuant to Section 48(q)(1) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners and Assignees pursuant to Section 8.1(A). Any restoration of such Adjusted Basis pursuant to Section 48(q)(2) of the Code shall be allocated in the same manner to the Partners and Assignees to whom such deemed deduction was allocated.

           (4) The computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

           (5) All fees and expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership interest that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of maintaining Capital Accounts, be treated as an item of deduction and shall be allocated among the Partners and Assignees pursuant to Section 8.1.

        (C) <#>Generally, a</#> <*>A</*> transferee of a Unit shall succeed to the Capital Account associated with the Unit transferred. <#>However, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership Properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners and Assignees (including the transferee of a Unit) and recontributed by such Partners and Assignees in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 7.10(E) (and such adjusted Carrying Values shall constitute the Agreed Values of such properties upon their deemed recontribution to the reconstituted Partnership). The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 7.10.</#>

        (D) (1) <#>Upon a Class B Unitholder's conversion of Class B Units to Class A Units pursuant to Section 7.11, any balance in the Deferred Account of such Class B Unitholder shall be transferred to the Limited Partner Capital Account maintained with respect to the Class A Units received by such Class B Unitholder upon the conversion, but only to the extent that the resulting Limited Partner Capital Account balance of the Class B Unitholder with respect to the Class A Units received does not exceed the Prescribed Capital Balance attributable to such Class A Units. The Capital Account of each Partner and Assignee (including the Capital Account of the Class B Unitholder with respect to the Class A Units received) shall immediately be adjusted to reflect any Unrealized Gain or Unrealized Loss allocated to such Partner pursuant to Section 7.10(D)(3). Following this adjustment to the Capital Accounts, the Limited Partner Capital Accounts of all Limited Partners and Assignees (including any Class B Unitholder holding any Class A Units, including those issued upon the conversion) shall, if and to the extent necessary, be appropriately adjusted to reflect a balance equal to each such Partner's or Assignee's Prescribed Capital Balance.

        (2) Upon the issuance of Class A Units to Mauna Loa pursuant to Section 7.12, with respect to the Units issued, Mauna Loa's General Partner Capital Account shall be reduced by the Conversion Reduction Amount relating to such issuance of Class A Units and Mauna Loa's Limited Partner Capital Account shall immediately be increased by an amount equal to this Conversion Reduction Amount.

        (3) Upon the conversion of Class B Units to Class A Units pursuant to
    Section 7.11 or upon an issuance of additional Class A Units pursuant to
    Section 7.8 or Section 7.12</#><*>IMMEDIATELY PRIOR TO THE ISSUANCE OF ADDITIONAL CLASS A UNITS PURSUANT TO SECTION 2.7 OR 7.8, OR AT SUCH TIME MANAGING GENERAL PARTNER DETERMINES IT TO BE NECESSARY IN CONNECTION WITH THE ISSUANCE OF UNITS PURSUANT TO THE EXERCISE OF OPTIONS GRANTED IN CONNECTION WITH A COMPENSATION PLAN UNDER SECTION 3.3,</*> the Capital Accounts of all Partners and Assignees, and the Carrying Values of all Partnership Properties shall<#>, upon such conversion or issuance,</#> be adjusted (consistent with the provisions hereof) to reflect any Unrealized Gain or Unrealized Loss attributable to all Partnership Properties. <#>Upon the conversion of Class B Units to Class A Units pursuant to Section 7.11, any</#> <*>SUCH</*> Unrealized Gain or Unrealized Loss shall be allocated
    <#>1% to the General Partners </#><*>AMONG THE PARTNERS AND ASSIGNEES
    (IMMEDIATELY PRIOR TO SUCH ISSUANCE)</*> in accordance with their Allocable Shares<*>.</*><#>, and 99% to the Limited Partners (including any Class B Unitholder participating in such conversion) and Assignees as follows: (a) first, any such Unrealized Gain or Unrealized Loss allocated to the Limited Partners and Assignees shall be allocated among the Limited Partners and Assignees in a manner that will, to the extent possible, bring the Capital Accounts of the Limited Partners and Assignees into a relative balance reflective of such parties' respective Allocable Shares (as adjusted for the issuance of the Class A Units resulting from the conversion), and (b) second, any remaining Unrealized Gain or Unrealized Loss allocated to the Limited Partners and Assignees shall be allocated among the Limited Partners and Assignees in accordance with their respective Allocable Shares (as adjusted for the issuance of the Class A Units resulting from the conversion). Upon an issuance of Class A Units pursuant to Section 7.8 or
    Section 7.12, any Unrealized Gain or Unrealized Loss shall be allocated among the Partners and Assignees (immediately prior to such issuance) in accordance with their Allocable Shares</#><*>.</*>

        <#>(4)</#><*>(2)</*> For purposes of this Section 7.10(D), the aggregate fair market value of the Partnership Properties, as of any date of determination, shall be equal to the sum of (i) the Prescribed Asset Value as of such date, <#>(ii) the Capital Conversion Balance as of such date,
    (iii) the balance of the Class B Unitholders' Deferred Accounts as of such date, and (iv)</#> <*>AND (II)</*> the amount of any outstanding Partnership indebtedness as of such date, as determined in the discretion of the Managing General Partner. The Carrying Values of the respective Partnership Properties shall be adjusted according to their relative fair market values, as determined by the Managing General Partner utilizing such methods as it deems appropriate.

        (E) Immediately prior to the distribution of any Partnership Properties, the Capital Accounts of all Partners <*>AND ASSIGNEES</*> and the Carrying Values of all Partnership Properties shall be adjusted to reflect any Unrealized Gain or Unrealized Loss attributable to the Partnership Properties. In the case of a current distribution pursuant to Section 9.2<#> or a deemed distribution occurring as a result of Section 708 of the Code</#>, such Unrealized Gain or Unrealized Loss (determined in the manner provided in Section 7.10(D)<#>(4)</#>) shall be allocated among the Partners and Assignees in accordance with their Allocable Shares. In the case of a liquidating distribution pursuant to Section 15.4, such Unrealized Gain or Unrealized Loss (determined by the Managing General Partner or other liquidator, using such reasonable method of valuation as it may adopt) shall be allocated among the Partners<#>,</#> <*>AND</*> Assignees<#> and Class B Unitholders</#> in accordance with the provisions of Section 8.1.<#>as if such assets had been sold in a Capital Transaction.

        (F) In the event that it is determined pursuant to a Final Determination that the Underwriters purchasing Class A Units pursuant to Section 7.3(B) will not be treated as partners for purposes of the application of Section 743 of the Code, such issuance of Class A Units shall be treated as an issuance of additional Class A Units for purposes of Sections 7.8 and 7.10 hereof.

    7.11 CONVERSION OF CLASS B UNITS TO CLASS A UNITS. The outstanding Class B Units shall from time to time be converted to Class A Units in accordance with this Section 7.11:

        (A) If for the year ending December 31, 1986, the Partnership has First Year Excess Cash Flow, then, effective as of December 31, 1986, that number of Class B Units shall be converted to Class A Units determined by the following quotient: such First Year Excess Cash Flow divided by the Unit Price of the Class A Units as of December 31, 1986. Any Class A Unit issued pursuant to this Section 7.11(A) shall be redeemed by the Partnership pursuant to Section 9.3.

        (B) If as of December 31, 1990, there is a positive balance in the Cash Account (taking into account any required transfers from the Operating Cash Account to the Cash Account pursuant to Section 10.6(D) for the period through December 31, 1990), then, effective as of March 31, 1991, that number of Class B Units shall be converted to Class A Units determined according to the following quotient: such positive balance divided by the Unit Price of the Class A Units as of March 31, 1991. Any Class A Units issued pursuant to this Section 7. 11(B) shall be redeemed by the Partnership pursuant to Section 9.3.

        (C) If for any year of the Partnership after 1990 and prior to 2007 while Class B Units remain outstanding, the Partnership has made Cumulative Excess Distributions, as determined based on distributions for periods through the end of such year, then, effective as of March 31 of the next year or the first Record Date for distributions for such year if other than March 31, that number of Class B Units outstanding shall be converted to Class A Units as determined by the following quotient: such

    Cumulative Excess Distributions divided by the Annual Indicated Distributions per Unit for such prior fiscal year.

    7.12 ISSUANCE OF ADDITIONAL CLASS A UNITS TO MAUNA LOA. In consideration of any additional Capital Contributions required to be made by Mauna Loa pursuant to Section 7.2(C), Mauna Loa shall be entitled to be issued additional Class A Units in accordance with this Section 7.12. If for any year of the Partnership after 1990, the Partnership has made Cumulative Excess Distributions, determined based on distributions for periods through the end of such year, and after taking into consideration any conversion of Class B Units to Class A Units pursuant to Section 7.11(C) with respect to such year, then, effective as of March 31 of the next year or the first Record Date for distributions for such year if other than March 31, that number of additional Class A Units shall be issued to Mauna Loa as determined by the following formula: the lesser of (A) the quotient derived by dividing such Cumulative Excess Distributions by the Annual Indicated Distributions per Unit for such prior year, or (B) the quotient derived by dividing the Capital Conversion Balance, as of the end of such prior year, by the Unit Price of the Class A Units as of the date of conversion.

    7.13 REGISTRATION OF CLASS A UNITS. At any time after the conversion of Class B Units to Class A Units by Mauna Loa or the issuance of Class A Units to Mauna Loa in consideration of any additional Capital Contributions by Mauna Loa, upon the request of Mauna Loa, the Partnership shall file with the Securities and Exchange Commission as promptly as practicable after receiving such request, and use its best efforts to cause to become effective, a registration statement under the Securities Act of 1933 registering the offering and sale of all or a portion of the Class A Units owned by Mauna Loa and included in such request; provided that the Partnership shall not be required to file more than one such registration solely with respect to the Class A Units owned by Mauna Loa each year. If the Partnership has executed a letter of intent with respect to a proposed offering of Class A Units with a prospective managing underwriter and intends to file a registration statement within thirty (30) days, and if the managing underwriter advises Mauna Loa in writing that marketing factors require a limitation of the number of Class A Units to be underwritten, then the number of Class A Units that may be included in the underwriting by Mauna Loa shall be limited as provided below and the registration shall not be considered to be solely with respect to Class A Units owned by Mauna Loa. If (but without any obligation to do so) the Partnership proposes to register (including for this purpose a registration effected by the Partnership for Unitholders other than Mauna Loa) any of its Class A Units or other securities in connection with an underwritten public offering of the securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Partnership employee benefit plan, a Securities and Exchange Commission Rule 145 transaction, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Class A Units held by Mauna Loa), the Partnership shall, at such time, promptly give Mauna Loa written notice of the proposed registration. Upon the written request of Mauna Loa given within twenty (20) days after giving of such notice by the Partnership, the Partnership shall cause to be included in the filing all of the Class A Units that Mauna Loa has requested to be registered. The Partnership may withdraw any such filing at any time before it becomes effective, or postpone its effectiveness, without any obligation or liability to Mauna Loa. The Partnership shall not be required to include any of Mauna Loa's securities in an underwritten offering of the Partnership's securities unless Mauna Loa accepts the terms of the underwriting as agreed upon between the Partnership and the underwriters selected by it and agrees to execute such documents in connection with the registration as the Partnership may reasonably request. If the total amount of securities, including Class A Units owned by Mauna Loa, requested to be included in the offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Partnership shall be required to include in the offering only that number of such securities, including Class A Units owned by Mauna Loa, which the underwriters believe in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportion as shall be mutually agreed to by such selling security holders). In connection with any registration pursuant to this Section 7.13, the Partnership shall promptly prepare and file such documents as may be necessary to register or qualify such Class A Units subject to such registration under the securities laws of such states as Mauna Loa shall reasonably request and do any and all other acts and things which may reasonably be necessary or advisable to enable Mauna Loa to consummate a public sale of such Class A Units in such states. Registrations effected under this paragraph shall be effected at the expense of Mauna Loa in proportion to the securities registered for Mauna Loa.</#>

<*>7.11</*> <*>[INTENTIONALLY OMITTED]</*>

<*>7.12</*> <*>[INTENTIONALLY OMITTED]</*>

<*>7.13</*> <*>[INTENTIONALLY OMITTED]</*>

    7.14 CHANGES IN OUTSTANDING UNITS. The Managing General Partner is authorized to effect any Class A Unit split or declare and pay pro rata distributions of Class A Units to the holders of Class A Units.<#> In the event of any such Class A Unit split or distribution, appropriate adjustments shall be made to the Indicated Distributions per Unit and the number of Class B Units convertible into Class A Units.</#>

                                   ARTICLE 8
                        ALLOCATION OF INCOME AND LOSSES

    8.1  ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES.

        (A) For purposes of maintaining the Capital Accounts and in determining the rights of the Partners<#>,</#> <*>AND</*> Assignees <#>and Class B Unitholders</#> among themselves, each item of income, gain, and loss of the Partnership (computed in accordance with Section 7.10(B)) shall, except as otherwise provided in this Section 8.1, be allocated among the Partners and Assignees in accordance with their respective Allocable Shares.

        (B) <#>In the event the Partnership undertakes a Capital Transaction while any Class B Units remain outstanding, any gain (computed in accordance with Section 7.10(B)) arising upon such Capital Transaction shall be allocated (1) first, among the Partners and Assignees in accordance with their Allocable Shares until the gain allocated to the Limited Partners and Assignees equals the product of (a) the number of then outstanding Class A Units and (b) the excess, if any, of (i) the sum of the Initial Carrying Value per Unit with respect to the property disposed of in the Capital Transaction, the Capital Transaction Premium per Unit with respect to the property disposed of and the Cumulative Distribution Deficit per Unit as of the date of such Capital Transaction, over (ii) the Current Carrying Value per Unit with respect to the property disposed of at the time of the Capital Transaction; (2) then to the Class B Unitholders until the gain allocated to each Class B Unit equals the Initial Carrying Value per Unit with respect to the property disposed of; and (3) any balance, in accordance with the Partners' and Assignees' Allocable Shares, but assuming for this purpose that all outstanding Class B Units had been converted to Class A Units pursuant to Section 7.11 immediately prior to the Capital Transaction.</#><*>[INTENTIONALLY OMITTED]</*>

        (C) <#>In the event the Partnership undertakes a Capital Transaction while any Class B Units remain outstanding, any loss arising upon such Capital Transaction (computed in accordance with Section 7.10(B)) shall be allocated (1) first, to the Class B Unitholders until the balance reflected in the Deferred Accounts associated with the Class B Units is reduced to zero; and (2) then among the Partners and Assignees in accordance with their Allocable Shares.</#><*>[INTENTIONALLY OMITTED]</*>

        (D) In the event a Partner<#>,</#> <*>OR</*> Assignee <#>or Class B Unitholder</#> receives an adjustment, allocation or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Income Tax Regulations, such Partner<#>,</#> <*>OR</*> Assignee <#>or Class B Unitholder</#> shall be allocated items of income and gain in an amount and manner sufficient to eliminate any deficit balance in such Partner's<#>,</#>
    <*>OR</*> Assignee's <#>or Class B Unitholder's</#> Capital Account <#>or
    Deferred Account</#> as quickly as possible. <*>

        (E) EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.704-2(F) OF THE REGULATIONS, IF THERE IS A NET DECREASE IN PARTNERSHIP MINIMUM GAIN DURING ANY FISCAL YEAR OF THE PARTNERSHIP, EACH PARTNER AND ASSIGNEE SHALL BE SPECIALLY ALLOCATED ITEMS OF PARTNERSHIP INCOME AND GAIN FOR SUCH FISCAL YEAR (AND, IF NECESSARY, SUBSEQUENT FISCAL YEARS) IN AN AMOUNT EQUAL TO SUCH PERSON'S SHARE OF THE NET DECREASE IN PARTNERSHIP MINIMUM GAIN, DETERMINED IN ACCORDANCE WITH SECTION 1.704-2(G) OF THE REGULATIONS. ALLOCATIONS PURSUANT TO THE PREVIOUS SENTENCE SHALL BE MADE IN PROPORTION TO THE RESPECTIVE AMOUNTS REQUIRED TO BE ALLOCATED TO EACH PARTNER AND ASSIGNEE PURSUANT THERETO. THE ITEMS TO BE SO ALLOCATED SHALL BE DETERMINED IN ACCORDANCE WITH SECTIONS 1.704-2(F)(6) AND 1.704-2(J)(2) OF THE REGULATIONS. THIS SECTION 8.1(E) IS INTENDED TO COMPLY WITH THE MINIMUM GAIN CHARGEBACK REQUIREMENT IN SECTION 1.704-2(F) OF THE REGULATIONS AND SHALL BE INTERPRETED CONSISTENTLY THEREWITH.</*>

    8.2  TAX ALLOCATIONS.

        (A) For federal income tax purposes, all income, gain, loss and deduction (and each item thereof) shall, except as otherwise provided in this Section 8.2, be allocated among the Partners and Assignees in accordance with their respective Allocable Shares.

        (B) In the case of any Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions attributable thereto shall be allocated for federal income tax purposes among the Partners and Assignees as follows:

           (1) In the case of a Contributed Property, such items shall <*>IN ACCORDANCE WITH SECTION 704(C) OF THE CODE AND THE TREASURY REGULATIONS THEREUNDER,</*> be allocated among the Partners and Assignees in a manner that takes into account the variation between the Agreed Value of such property and its Adjusted Basis at the time of contribution in attempting to eliminate Book-Tax Disparities.<#>Except as otherwise provided in paragraph (C) below, any items of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners and Assignees in accordance with their respective Allocable Shares.</#><*>

           (2) IN THE EVENT THE CARRYING VALUE OF ANY PARTNERSHIP PROPERTY IS ADJUSTED PURSUANT TO SECTION 7.10(D) OR 7.10(E), SUBSEQUENT ALLOCATIONS TO PARTNERS AND ASSIGNEES OF SUCH ITEMS WITH RESPECT TO SUCH ADJUSTED PROPERTY SHALL TAKE ACCOUNT OF ANY VARIATION BETWEEN THE ADJUSTED BASIS OF SUCH PROPERTY AND ITS CARRYING VALUE IN A MANNER CONSISTENT WITH
       SECTION 704(C) OF THE CODE AND THE TREASURY REGULATIONS THEREUNDER.</*><#>(2) In the case of an Adjusted Property, such items shall (a) first, be allocated among the Partners and Assignees in a manner (consistent with the principles of Section 704 and the regulations thereunder) which takes into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 7.10(D)(3) in attempting to eliminate Book-Tax Disparities, and (b) second, in the event such property was originally a Contributed Property, be allocated among the Partners and Assignees in a manner consistent with the first sentence of paragraph (B)(1) above. Except as otherwise provided in paragraph (C) below, any items of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners and Assignees in accordance with their respective Allocable Shares.</#>

        (C) <#>In the event the Partnership undertakes a Capital Transaction while any Class B Units remain outstanding, any Residual Gain or Residual Loss recognized upon such Capital Transaction shall be allocated in a manner consistent with the manner in which the gain or loss computed with respect to such Capital Transaction for purposes of maintaining Capital Accounts pursuant to Section 7.10(B) is allocated pursuant to Section 8.1(B) or 8.1(C), whichever is applicable.</#> <*>[INTENTIONALLY OMITTED]</*>

        (D) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners and Assignees in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, such allocations, once made, shall be adjusted as necessary to take into account those adjustments authorized under Sections 734 and 743 of the Code.

        (E) To the extent of any Recapture Income resulting from the sale or other taxable disposition of a Partnership Property, the amount of any gain from such disposition allocated to a Partner or Assignee (or its successor in interest) for federal income tax purposes pursuant to the foregoing provisions shall be deemed to be Recapture Income to the extent such Partner or Assignee (or successor) has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income (to the extent such Partner or Assignee (or successor) has not theretofore recognized such income upon an issuance of Class A Units by the Partnership).

        (F) <#>(1)</#>It is intended that the allocations in this Section 8.2 shall effect an allocation for federal income tax purposes in a manner consistent with Section 704 and related sections of the Code and shall comply with any limitations or restrictions therein to the extent reasonably possible without causing the Units to not have uniform characteristics for federal income tax purposes. The Managing General Partner shall have the authority and discretion, without the approval of the Limited Partners and Assignees, to adopt such conventions <*>AND UTILIZE SUCH METHODS</*> as it deems appropriate in making the allocations pursuant to this Section 8.2 and to modify and amend the provisions of this Section 8.2 and related provisions of this Agreement for the purpose of complying with Treasury Regulations promulgated under Section 704 of the Code, rulings or positions of the Service or court decisions or as the Managing General Partner otherwise deems advisable; provided that the Managing General Partner shall not have the authority to adopt conventions or amendments which would cause the Units to not have uniform characteristics for federal income tax purposes.

    <#>(2)</#> <#>In the event a "technical termination" of the Partnership occurs under Section 708 of the Code upon either the assignment by Mauna Loa of Class A Units to the Underwriters pursuant to the Initial Offering or any other assignment of Units, it is intended that the allocations provided in this
Section 8.2 be applied to take into account the variation, if any, between the Agreed Value of the Contributed Property and its Adjusted Basis for federal income tax purposes, as determined under Section 732 of the Code, following the deemed distribution and recontribution of such properties which occurs as a result of such termination.</#>

    <#>(3)</#> <#>In addition, if the initial Adjusted Basis of the Original
Orchard Properties is increased (along with an attribution of value to the Class B Units) pursuant to a Final Determination, the federal income tax attributes resulting from such increased Adjusted Basis shall be allocated solely to the Class B Unitholders. Any such allocation of tax attributes shall not be reflected in the Deferred Accounts of the Class B Unitholders.</#>

        (G) <*>(1)</*> In the event a Partner<#>,</#> <*>OR</*> Assignee <#>or Class B Unitholder</#> receives an adjustment, allocation or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Income Tax Regulations, such Partner<#>,</#> <*>OR</*> Assignee <#>or Class B Unitholder</#> shall be allocated items of income and gain in an amount and manner consistent with the allocation of income and gain pursuant to Section <#>8.1(E)</#>
    <*>8.1(D).</*>

        <*>(2) IN THE EVENT THERE IS A NET DECREASE IN PARTNERSHIP MINIMUM GAIN
    DURING ANY FISCAL YEAR OF THE PARTNERSHIP, EACH PARTNER AND ASSIGNEE SHALL BE SPECIALLY ALLOCATED ITEMS OF INCOME AND GAIN IN AN AMOUNT AND MANNER CONSISTENT WITH THE ALLOCATION OF INCOME AND GAIN PURSUANT TO SECTION 8.1(E).</*>

        (H) In the event of the transfer of a Unit during a year, each item of Partnership income, gain, loss, deduction and credit attributable to the transferred Unit shall, for federal income tax purposes, be prorated between the transferor and transferee using such methods as may be adopted by the Managing General Partner, in its discretion, to comply with Section 706 of the Code. For this purpose, a Partner or an Assignee of record shall, to the extent practicable and consistent with the preceding sentence, be allocated taxable income and loss (and items thereof) from the date such Partner or Assignee acquired his Partnership Interest as if such Partner or Assignee became a Partner or Assignee of record on such date; provided that the Partnership shall not, by reason of this sentence, be obligated to reallocate taxable income or loss (or items thereof) previously reported for tax purposes or file amended tax returns or other documents reflecting any such reallocation.

        (I) If the Allocable Shares of the Partners and Assignees are changed during a taxable year due to the issuance of additional partnership Interests, items of Partnership income, gain, loss, deduction and credit shall be allocated among the Partners and Assignees to take into account their varying Allocable Shares during the year. In this regard, the Managing General Partner shall adopt such methods as it deems necessary or appropriate, in its discretion, in order to comply with Section 706 of the Code.

    8.3  TAX ELECTIONS.

    <#>(A)</#> Except as otherwise provided herein, the Managing General Partner shall, in its sole discretion, determine whether to make any available election under the Code. The Managing General Partner may, in its discretion, make the election under Section 754 of the Code in accordance with applicable regulations thereunder to cause the basis of Partnership Property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code. Such election may also be made, in the Managing General Partner's discretion, for the reconstituted Partnership upon any termination of the Partnership pursuant to
Section 708 of the Code. <*>IF THERE IS OR IS ANTICIPATED TO BE A TERMINATION OF THE PARTNERSHIP PURSUANT TO SECTION 708(B)(1)(B) OF THE CODE, THE MANAGING GENERAL PARTNER MAY, IN ITS DISCRETION, CAUSE THE PARTNERSHIP TO ENTER INTO SUCH AGREEMENTS WITH THE IRS AS WILL SIMPLIFY THE TAX RETURN FILING REQUIREMENTS OF THE PARTNERSHIP, PROVIDED THAT SUCH AGREEMENTS ARE NOT ANTICIPATED TO HAVE A MATERIAL ADVERSE EFFECT ON THE PARTNERSHIP OR ON THE UNITHOLDERS. THE PARTNERSHIP HAS ELECTED TO BE AN "ELECTING 1987 PARTNERSHIP" WITHIN THE MEANING OF SECTION 7704(G) OF THE CODE, AND SHALL NOT REVOKE SUCH ELECTION WITHOUT THE APPROVAL OF THE MANAGING GENERAL PARTNER AND A MAJORITY INTEREST. THE MANAGING GENERAL PARTNER SHALL HAVE THE AUTHORITY TO MAKE A SIMILAR ELECTION, ON A PROTECTIVE BASIS IF APPROPRIATE, FOR THE RECONSTITUTED PARTNERSHIP UPON ANY TERMINATION OF THE PARTNERSHIP PURSUANT TO SECTION 708 OF THE CODE.</*> <#>In connection with the Initial Offering, the Managing General Partner shall make a
Section 754 election for the Partnership as constituted prior to a sale of the Class A Units to the Underwriters. The Managing General Partner shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.</#>

    <#>(B)</#> <#>The General Partners, the Underwriters and any Limited Partner
and Assignees, by agreeing to the terms of this Agreement hereby elect to be governed by the provisions of Section 732(d) of the Code upon a termination of the Partnership pursuant to Section 708 of the Code if the Managing General Partner, in its absolute discretion, deems such election to be advisable at any time. All such parties hereby further agree to execute and file all documents and to take any other steps necessary to effect such election and appoint the Managing General Partner as their authorized agent to take such steps on their behalf.</#>

                                   ARTICLE 9
                                 DISTRIBUTIONS

    9.1  TIME AND AMOUNT OF CASH DISTRIBUTIONS.

        (A) <#>During the period through December 31, 1990, as of the close of each quarter, an amount equal to the Net Cash Flow of the Partnership for such quarter shall</#> <*>THE MANAGING GENERAL PARTNER, IN ITS SOLE DISCRETION BUT SUBJECT TO APPLICABLE LAW, SHALL DETERMINE THE AMOUNT, IF ANY, TO</*> be distributed to the Partners and Assignees of record on the Record Date set for
    <*>DISTRIBUTION, TAKING INTO ACCOUNT THE ANTICIPATED CASH NEEDS AND OVERALL
    FINANCIAL CONDITION OF THE PARTNERSHIP, THE ESTIMATED TAX LIABILITIES OF THE PARTNERS AND ASSIGNEES WITH RESPECT TO THEIR SHARES OF PARTNERSHIP INCOME, AND THE MAINTENANCE OF SUCH RESERVES AS THE MANAGING GERNERAL PARTNER DEEMS APPROPRIATE FOR POTENTIAL EXPENDITURES AND OBLIGATIONS OF THE PARTNERSHIP OR TO EFFECT A LEVELING OF PARTNERSHIP DISTRIBUTIONS. ALL SUCH DISTRIBUTIONS SHALL BE MADE IN ACCORDANCE WITH SUCH PARTNERS' AND ASSIGNEES' ALLOCABLE SHARES.</*> <#>the distribution in accordance with their Allocable Shares to the extent such Net Cash Flow does not exceed an amount equal to the sum of
    (1) the Indicated Distributions for such quarter and (2) the Cumulative Distribution Deficit as of the end of the prior quarter. In addition, any amount credited to the Operating Cash Account pursuant to Section 9.1(C) with respect to such quarter shall be distributed to such Partners and Assignees in accordance with their Allocable Shares. During the period after December 31, 1990, an amount equal to the Net Cash Flow for each quarter, reduced by amount of any Incentive Fee payable with respect to such quarter, shall be distributed to the Partners and Assignees of record on the Record Date set for distribution in accordance with their Allocable Shares. The Managing General Partner, in its sole discretion, may determine that any distribution described in this Section 9.1(A) shall be a lesser amount or shall not be made because distribution of the full amount could have a materially adverse effect on the operations or financial condition of the Partnership.</#>

        <#>(B)</#> <#>In the event the Partnership undertakes a Capital
    Transaction, the Managing General Partner, may, in its discretion, distribute to the Partners, Assignees and Class B Unitholders the Net Proceeds of the Capital Transaction as reflected in the Capital Transaction Account. Any such distributions shall be made (1) first, among the Partners and Assignees in accordance with their Allocable Shares to the extent of any Cumulative Distribution Deficit as determined for the last quarter ending prior to the date of the distribution; (2) next, among the Partners and Assignees in accordance with their Allocable Shares to the extent of any aggregate Capital Transaction Premium previously credited to the Partners and Assignees with respect to Capital Transactions occurring on or prior to the date of the distribution, less any prior distributions pursuant to this
    Section 9.1(B)(2); (3) next, to the Partners and Assignees in accordance with their Allocable Shares up to an amount equal to the aggregate initial Carrying Values of all assets disposed of in Capital Transactions occurring on or prior to such date and (4) then, to the Partners, Assignees and the Class B Unitholders in accordance with their proportionate interests in any balance of the Capital Transaction Account (taking into account allocations made pursuant to Section 8.1(B)).</#>

        <#>(C)</#> <#>In the event there is a Deficit Cash Flow for any quarter through December 31, 1990, the Cash Account and Over-Allotment Cash Account shall be charged, and the Operating Cash Account shall be credited, with an aggregate amount equal to such Deficit Cash Flow (or such lesser remaining cash balances in the Cash Account and Over-Allotment Cash Account) in order to fund Indicated Distributions as follows: (1) first, the Cash Account shall be charged according to the Cash Account Subsidy Ratio applied to such Deficit Cash Flow and the Over-Allotment Cash Account shall be charged according to the Over-Allotment Subsidy Ratio applied to such Deficit Cash Flow until the cash balance of either the Cash Account or the Over-Allotment Cash Account is exhausted; and then (2) if any balance remains in the Cash Account, 100% shall be charged to the Cash Account until the Cash Account is exhausted.</#>

        <*>(B)</*> <*>[INTENTIONALLY OMITTED]</*>

        <*>(C)</*> <*>[INTENTIONALLY OMITTED]</*>

        (D) Nothing in this Partnership Agreement or this Section shall serve as a limitation on the Managing General Partner's right to retain or use the Partnership's assets or its revenues as, in the opinion of the Managing General Partner, may be required to satisfy the anticipated present and future cash needs of the Partnership.

        (E) The General Partner may make distributions to Partners and Assignees from any funds of the Partnership, including distributions that may constitute a <#>Return</#> <*>RETURN</*> of <#>Capital</#> <*>CAPITAL.</*>

    9.2 DISTRIBUTIONS OF PARTNERSHIP PROPERTY. In its sole discretion <*>BUT SUBJECT TO APPLICABLE LAW,</*> the Managing General Partner may distribute to Partners and Assignees Partnership property other than cash, combinations of cash and property, and additional Units or securities of the Partnership which have been authorized and issued pursuant to the terms of this Agreement. <*>ANY SUCH DISTRIBUTION SHALL BE MADE IN ACCORDANCE WITH THE PARTNERS' AND ASSIGNEES' ALLOCABLE SHARES, BASED ON THE AMOUNT OF CASH (IF ANY) PLUS THE FAIR MARKET VALUE OF THE PROPERTY DISTRIBUTED TO THEM IN SUCH DISTRIBUTION.</*>

    9.3 <#>REDEMPTION OF UNITS. In the event Mauna Loa is entitled to convert any Class B Units to Class A Units pursuant to Sections 7.11(A) or 7.11(B), such Class A Units shall be immediately redeemed upon conversion for a price equal to the Unit Price as of the date of conversion.</#> <*>[INTENTIONALLY OMITTED]</*>

    9.4 TAX WITHHOLDING. Notwithstanding anything to the contrary herein, the Managing General Partner may withhold appropriate amounts from distributions to the Partners and Assignees, determined in the discretion of the Managing General Partner, as may be necessary to satisfy withholding requirements under federal and state law.

                                   ARTICLE 10
                             ACCOUNTING AND REPORTS

    10.1 FISCAL YEAR AND METHOD OF ACCOUNTING. The fiscal year of the Partnership shall be the calendar year or such other year as the Managing General Partner selects. Each fiscal month of the Partnership shall end on the last day of the calendar month or such other day as the Managing General Partner selects. All amounts computed for the purposes of this Agreement (other than for tax purposes) and all applicable questions concerning the rights of Partners and Assignees shall be determined using generally accepted accounting principles as in effect from time to time.

    10.2  REPORTS.

        (A) The Managing General Partner shall use its best efforts to prepare and furnish within ninety (90) days after the close of each Partnership taxable year to each Person who was <#>the holder of record of a Certificate or Depositary Receipt</#> <*>A UNITHOLDER</*> on the last day of any month during the Partnership's year the information necessary for the preparation of such Person's United States federal income tax return and any <#>United States or</#> state income tax returns or the tax returns of any other jurisdiction required of such Person as a result of the operations of the Partnership. The Partners and Assignees agree to furnish the Managing General Partner with such information as may be necessary or helpful in preparing the tax returns or other filings of the Partnership.

        (B) As soon as practicable, but in no event later than ninety (90) days after the close of each fiscal year, the Managing General Partner shall mail or deliver to each Limited Partner <*>AND ASSIGNEE</*> of record reports containing financial statements of the Partnership for the fiscal year, including a balance sheet, statements of operations, changes in Partners' equity and changes in financial position. Such statements shall be prepared in accordance with generally accepted accounting principles and audited and certified by a nationally recognized firm of independent public accountants selected by the Managing General Partner, and are to be accompanied by a supplementary summary.

        (C) As soon as practicable but in no event later than forty-five (45) days after the close of each fiscal quarter, except the last fiscal quarter of each fiscal year, the Managing General Partner shall mail or otherwise furnish to each Limited Partner and each Assignee of record a quarterly report for the fiscal quarter containing such financial and other information as the Managing General Partner deems appropriate.

    10.3 TAX CONTROVERSIES. Subject to the provisions hereof, the Managing General Partner is designated as the "Tax Matters Partner" (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Managing General Partner and to do and refrain from doing any or all things reasonably required by the Managing General Partner to conduct such proceedings.

    10.4 BOOKS AND RECORDS. The Managing General Partner shall maintain all records necessary for documenting and reporting the business and affairs of the Partnership. Except as restricted by law, books and records of the Partnership may be maintained by the Managing General Partner at any location selected by it. Any records maintained by the Partnership in the regular course of its business, including the record of the holders and Assignees of Units, books of account, and records of Partnership proceedings may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable period of time. Except for information kept confidential by the Managing General Partner pursuant to the power described in Section 3.13, all books, records, reports and accounts shall be open to inspection by any Partner or duly authorized representatives of the Partner on reasonable notice at any reasonable time during business hours, for any purpose reasonably related to the Partner's interest as a Partner, and the Partner or the representatives at the expense of the Partner shall have the further right to make copies or excerpts therefrom. A Limited Partner may request an accounting of Partnership affairs whenever circumstances render it just and reasonable, but the furnishing of such information or conducting such accounting shall be at the Limited Partners' own expense. The Partner and the Partner's representatives shall not divulge to any other Person any confidential or proprietary data, information or property or any trade secrets of the Partnership. A copy of the list of the names and addresses of all Partners shall be furnished to any Partner or the representatives upon request in person or by mail to a General Partner. The Person requesting the list shall pay the cost of copying the list and mailing before the list is delivered. The Partnership will maintain information on holders of Units for four years after such Persons cease to hold Units in the Partnership. Assignees shall have no rights under this
Section 10.4.

    10.5 BANK ACCOUNTS. The Partnership shall establish and maintain accounts in financial institutions (including, without limitation, national or state banks, trust companies, or savings and loan institutions) in such amounts as the Managing General Partner may deem necessary from time to time. The funds of the Partnership shall be deposited in such accounts and shall not be commingled with the funds of <#>either</#> <*>ANY</*> General Partner or any Affiliate thereof. Checks shall be drawn on and withdrawals of funds shall be made from any such accounts for Partnership purposes and shall be signed by the Person or Persons designated by the Managing General Partner. Temporary surplus funds of the Partnership may be invested in commercial paper, time deposits, short-term government obligations or other investments as shall be determined by the Managing General Partner.

    10.6  <#>SEGREGATED ACCOUNTS.</#><*>ACCOUNTING FOR FARMING
ACTIVITIES.</*> <*>THE PARTNERSHIP SHALL ESTABLISH AND MAINTAIN SUCH ACCOUNTS AS MAY BE NECESSARY TO DETERMINE PROPERLY THE PARTNERSHIP'S REVENUE, EXPENSE, INCOME AND LOSS FROM ITS FARMING ACTIVITIES AND THE AMOUNTS OF FARMING FEES PAYABLE PURSUANT TO FARMING CONTRACTS TO WHICH THE PARTNERSHIP IS A PARTY.</*>

    <#>(A)</#> <#>The Partnership shall maintain a Cash Account as a segregated account subject to the provisions hereof. The Cash Account shall initially consist of the Initial Contribution and the amounts contributed by the General Partners pursuant to Section 7.2(A)(1) and 7.2(B)(1), and shall be increased by any contribution by Mauna Loa pursuant to Section 7.2(C), any amounts contributed by the General Partners pursuant to Section 7.2(A)(2) and Section 7.2(B)(2) and any amounts credited to the Cash Account and charged to the Operating Cash Account pursuant to Section 10.6(D). Any receipts with respect to assets held in the Cash Account shall be added to the Cash Account, and any net income with respect to the Cash

Account shall be transferred to the Operating Cash Account on a quarterly basis. The Cash Account shall be utilized for the purpose of supplementing Net Cash Flow to provide the Indicated Distributions to the Partners and Assignees to the extent provided in Section 9.1(C), funding redemption of Class A Units pursuant to Section 9.3 and funding Partnership working capital requirements to the extent not otherwise funded from Partnership revenues. Any amounts charged to the Cash Account in funding distributions to the Partners and Assignees pursuant to Section 9.1(C) shall be transferred from the Cash Account to the Operating Cash Account. The Cash Account shall be closed upon the redemption of the Class A Units on March 31, 1991 pursuant to Section 9.3.</#>

    <#>(B)</#> <#>The Partnership shall maintain an Over-Allotment Cash Account as a segregated account subject to the provisions hereof. The Over-Allotment Cash Account shall initially consist of any cash received by the Partnership from the Underwriters upon an exercise of their over-allotment option. Any receipts with respect to assets held in the Over-Allotment Cash Account shall be added to the Over-Allotment Cash Account, and any net income with respect to the Over-Allotment Cash Account shall be transferred to the Operating Cash Account on a quarterly basis. The Over-Allotment Cash Account shall be utilized for the purposes of paying (or reimbursing Mauna Loa for) certain Organization Expenses pursuant to Section 4.4, funding capital projects designed to increase yields or reduce operating costs, acquiring additional properties, if suitable properties are found, and supplementing Net Cash Flow to provide the Indicated Distributions to the Partners and Assignees to the extent provided in Section 9.1(C). Any amounts charged to the Over-Allotment Cash Account in funding distributions to the Partners and Assignees pursuant to Section 9.1(C) shall be transferred from the Over-Allotment Cash Account to the Operating Cash Account. The Over-Allotment Cash Account shall be closed on March 31, 1991, and the balance of the Over-Allotment Cash Account shall be transferred to the Operating Cash Account.</#>

    <#>(C)</#> <#>The Partnership shall maintain a Capital Transaction Account as a segregated account subject to the provisions hereof. Any Net Proceeds of a Capital Transaction shall be transferred to the Capital Transaction Account. Any receipts with respect to assets held in the Capital Transaction Account shall be added to the Capital Transaction Account, and any net income with respect to the Capital Transaction Account shall be transferred to the Operating Cash Account on a quarterly basis. Any amounts distributed to the Partners, Assignees and the Class B Unitholders pursuant to Section 9.1(B) shall be withdrawn from the Capital Transaction Account for the purpose of making such distributions. In addition, the Capital Transaction Account may be utilized to fund capital projects designed to increase yields or reduce operating costs, to acquire additional properties, if suitable properties are found, or for other Partnership purposes as the Managing General Partner deems appropriate in its discretion.</#>

    <#>(D)</#> <#>The Partnership shall maintain an Operating Cash Account as a segregated account subject to the provisions hereof. The Operating Cash Account shall consist of and be increased by all receipts of the Partnership, including loan proceeds, not added to the Cash Account, the Over-Allotment Cash Account or the Capital Transaction Account. The Operating Cash Account shall be utilized to pay all expenses of the Partnership and to make all distributions to the Partners and Assignees, other than distributions in redemption of Class A Units pursuant to Section 9.3. As of the end of each calendar quarter through December 31, 1990, an amount equal to any Excess Cash Flow for such quarter, less distributions made for such quarter pursuant to Section 9.1(A)(2), shall be charged to the Operating Cash Account and credited to the Cash Account.</#>

    <#>(E)</#> <#>All assets held in the accounts provided for in this Section
10.6 shall be invested in bank accounts or certificates of deposit, short-term United States government securities, "money market" funds, bonds with a Moody's rating of no less than a BBB or a comparable rating from a different rating service or other similar investment grade securities.</#>

    <#>(F)</#> <#>Notwithstanding anything to the contrary in this Section 10.6, the Managing General Partner may, in its discretion, utilize any funds in any of the aforementioned accounts for the purpose of making short-term advances to other accounts.</#>

                                   ARTICLE 11
                         ISSUANCE AND TRANSFER OF UNITS

    11.1 ISSUANCE OF CERTIFICATES. <#>Upon the issuance of Class A Units, the</#><*> THE</*> Managing General Partner shall <*>(SUBJECT TO SATISFACTION OF ANY REQUIREMENTS APPLICABLE PURSUANT TO SECTION 2.7 OR 13.2)</*> cause the Partnership to issue one or more Certificates <#>substantially in the form of the Certificate attached hereto as Exhibit A</#> in the name of each Class A Limited Partner certifying that the Limited Partner named therein is a Class A Limited Partner in the Partnership as provided in the Partnership's books and records<#>,</#> <*>AND</*> stating the number of Class A Units into which his Partnership Interest is divided<#>, and including as a part thereof a form of assignment, subject to this Article 11, sufficient to convey the partnership interest of a limited partner to an assignee under the Delaware Act</#>. Upon the transfer of a Unit in accordance with the terms of this Agreement, the Managing General Partner shall cause the Partnership to issue replacement Certificates, according to such procedures as the Managing General Partner may establish.

    11.2 LOST, STOLEN OR DESTROYED CERTIFICATES. The Partnership shall issue a new Certificate or cause to be issued a new Depositary Receipt in place of any Certificate or Depositary Receipt previously issued if the registered owner of the Certificate or Depositary Receipt:

        (a) makes proof by affidavit, in form and substance satisfactory to the Managing General Partner, that a previously issued Certificate or Depositary Receipt has been lost, destroyed or stolen;

        (b) requests the issuance of a new Certificate or Depositary Receipt before the Partnership has notice that the Certificate <*>OR DEPOSITARY RECEIPT</*> has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

        (c) if requested by the Managing General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the Managing General Partner, with such surety or sureties and with fixed or open penalty, as the Managing General Partner may direct, in its discretion, to indemnify the Partnership and the Depositary against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate
    <*>OR DEPOSITARY RECEIPT</*>; and

        (d) satisfies any other reasonable requirements imposed by the Managing General Partner.

If a Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate or Depositary Receipt, and a transfer of the Units represented by the Certificate or Depositary Receipt is registered before receiving such notification, the Partner or Assignee shall be precluded from making any claim against the Partnership or any Transfer Agent for such transfer or for a new Certificate or Depositary Receipt.

    11.3 MAINTENANCE OF TRANSFER RECORDS. The Partnership's Depositary, registrar and transfer agent (who may be the same Person) will maintain records reflecting the <*>CERTIFICATES AND</*> Depositary Receipts registered in the name of each Assignee and Limited Partner, and any subsequent transfers of Depositary Receipts to Assignees and Substituted Limited Partners.

    11.4 RECORD HOLDER. The Partnership shall be entitled to treat the Record Holder as the Limited Partner or Assignee in fact of the Units represented thereby and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Depositary Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) is acting as a nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Depositary Receipts or Certificates, as between the Partnership on the one hand and such Persons on the other hand, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) beneficially and of record, (b) must execute and deliver a Transfer Application and (c) will be bound by the

Partnership Agreement and will have the obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

    11.5 WITHDRAWAL OF CERTIFICATES. Upon the written request of any Limited Partner or Assignee accompanied by a surrendered Depositary Receipt held by a Limited Partner or Assignee, the Partnership will cause to be issued to such Person a Certificate or Certificates in the name of such Person evidencing the same number of Units. <#>If such Person is an Assignee, upon the issuance of the Certificate, this Agreement shall be amended to effect the admission of such Assignee</#> <*>UPON COMPLIANCE WITH SECTION 13.1(A) AND ISSUANCE OF CERTIFICATE(S) TO AN ASSIGNEE, SUCH ASSIGNEE SHALL BE ADMITTED</*> as a Substituted Limited Partner, <*>AND SUCH</*> <#>which</#> admission shall be set forth on the books and records of the Partnership. A Limited Partner may redeposit any such Certificate with the Depositary which shall then reissue Depositary Receipts in the name of the Limited Partner or an Assignee thereof upon sixty (60) days' prior written notice.

    11.6 LEGENDS. The Partnership may cause to be imposed, imprinted or stamped on any Certificate or Depositary Receipt one or more legends or restrictions on transfer which the Managing General Partner in its sole discretion believes may be necessary or advisable to comply with federal or state securities laws or other applicable laws, rules, regulations or agreements.

                                   ARTICLE 12
                             TRANSFERS OF INTERESTS

    12.1  TRANSFER.

        (A) The term "transfer", when used in this Article 12 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a General Partner assigns its Partnership Interest as a General Partner to another Person or by which the holder of a Unit assigns its Partnership Interest evidenced thereby to another Person as Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition.

        (B) No Partnership Interest or Unit shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
    Article 12 and <*>IN</*> Article 13. Any transfer or purported transfer of any Partnership Interest or Unit not made in accordance with this Article 12 and Article 13 shall be null and void.

    12.2  TRANSFER OF INTERESTS OF GENERAL PARTNERS.

        (A) The Managing General Partner may not transfer all or any part of its Partnership Interest as the Managing General Partner unless (i) a Majority Interest <#>of the Limited Partners</#> consents to such transfer and (ii) the Partnership receives an opinion of counsel that such transfer would not result in the loss of limited liability of any Limited Partner in the Partnership or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

        (B) <#>The Special</#> <*>A GENERAL PARTNER OTHER THAN THE MANAGING</*> General Partner may not transfer all or any part of its <*>GENERAL</*> Partnership Interest <#>as the Special General Partner</#> unless (i) the Managing General Partner consents in writing to such transfer and (ii) the Partnership receives an opinion of counsel that such transfer would not result in the loss of limited liability of any Limited Partner in the Partnership or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

        (C) Neither subsections (A) or (B) of this Section 12.2 nor any other provisions of this Agreement shall be construed to prevent (and all
    <#>Partners</#> <*>UNITHOLDERS</*> hereby expressly consent to) (i) the transfer by a General Partner of its Partnership Interest to an Affiliate, or the transfer by a General Partner of its Partnership Interest upon its merger or consolidation into any other corporation or the transfer by it of all or substantially all of its assets to another corporation, and the assumption of the rights and duties of the General Partner by such Affiliate or the transferee corporation, provided such Affiliate or such corporation furnishes to the Partnership an opinion of counsel that such merger, consolidation, transfer or assumption will not result in a loss of limited liability of any Limited Partner or result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes,
    (ii) the transfer by a General Partner of or the mortgage, pledge, hypothecation or granting a security interest in all or any part of its interest in items of Partnership income, gains, losses, deductions, credits, distributions or surplus or (iii) the General Partner's mortgaging, pledging, hypothecating or granting a security interest in any Units owned by such General Partner as collateral for a loan or loans.

    12.3 TRANSFER OF UNITS. Any Class A Units, including<#>,</#> Units held by a General Partner, may be transferred following deposit of such Class A Units with the Depositary. Class A Units that have never been deposited with the Depositary or that have been withdrawn from the Depositary and not redeposited are not transferable except by operation of law; provided, however, that
<#>Mauna Loa</#> <*>HLF</*> or its Affiliates may, without restriction, transfer between or among themselves, Class A Units that have never been deposited with the Depositary and Class A Units that have been withdrawn from the Depositary and not redeposited and any Partner may transfer Class A Units to the Partnership or a General Partner.

    12.4  TRANSFER OF DEPOSITARY UNITS.

        (A) Except as provided in Section 12.3, the Partnership shall not recognize transfers of Class A Units or interests therein except by
    <#>transfers</#><*>TRANSFER</*> of Depositary Receipts representing
    Depositary Units. Depositary Units may be transferred only in the manner provided in this Agreement and the Depositary Agreement. No transfer of Depositary Receipts evidencing Depositary Units will be recorded or otherwise recognized by the Partnership unless and until the transferee has delivered a properly executed Transfer Application to the Depositary.

        (B) A transferee who has completed and delivered a Transfer Application shall be deemed (i) to have agreed to be bound by the terms and conditions of the Depositary Agreement and the Depositary Receipt, (ii) to have requested admission as a Substituted Limited Partner, (iii) to have agreed to comply with and be bound by this Agreement and to execute any document that the Managing General Partner may reasonably require to be executed in connection with the transfer and admission as a Substituted Limited Partner pursuant to Article 13 and as a party to this Agreement, (iv) to have represented and warranted that such transferee has authority to enter into the Depositary Agreement and this Agreement, (v) to have appointed the Managing General Partner attorney-in-fact to execute any document that the Managing General Partner may deem necessary or appropriate to be executed in connection with the transfer and his admission as a Substituted Limited Partner, (vi) to have given the power of attorney set forth in Article 16 and (vii) to have given the consents and waivers contained herein. Until admitted as a Substituted Limited Partner pursuant to Article 13, the Record Holder of a Depositary Receipt shall be an Assignee in respect of such Depositary Units. <#>Except as specifically provided in this Agreement, an Assignee shall not be treated as or have the rights of a Partner with the rights granted to an Assignee pursuant to this Agreement.</#>

        (C) Each distribution in respect of Class A Units shall be paid by the Partnership, directly or through the Depositary or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

        <#>(D)</#> <#>Notwithstanding anything to the contrary herein, the
    Underwriters purchasing Class A Units pursuant to the Underwriting Agreement shall not be required to execute a Transfer Application in order to effect the transfer of the Depositary Receipts evidencing the Class A Units to such Underwriters or to constitute such Underwriters as Substituted Limited Partners or Additional Limited Partners with respect to the Class A Units evidenced thereby. Each such Underwriter, by acquiring such Depositary Receipts in connection with the Initial Offering, shall be deemed to have agreed to comply with and be bound by the terms and conditions of this Agreement, the Depositary Agreement, and the Depositary Receipt and to have taken the other actions specified in the Transfer Application and Sections 12.4(A) and 12.4(C) as if such Underwriter had executed the Transfer Application.</#>

    12.5 DEPOSITARY ARRANGEMENTS. The Managing General Partner shall have full authority to amend, extend or terminate the Depositary Agreement or the services of a Depositary if, in the sole discretion of the Managing General Partner, it deems it appropriate to do so. If the services of a Depositary are terminated, the Managing General Partner shall make substitute, comparable or other arrangements to facilitate trading of Class A Units or interests in Class A Units.

                                   ARTICLE 13
            ADMISSION OF SUBSTITUTED AND ADDITIONAL LIMITED PARTNERS

    13.1  ADMISSION OF SUBSTITUTED LIMITED PARTNERS.

        (A) Any <#>person</#> <*>PERSON</*> shall have the right to request admission as a Substituted Limited Partner subject to the conditions of and in the manner permitted by the terms of this Agreement. By transfer of a Depositary Receipt, the transferor is deemed to have given the transferee the right to request admission as a Substituted Limited Partner subject to the conditions of and in the manner permitted under this Agreement. A transferee who does not execute a Transfer Application, however, shall have only the right to negotiate such Depositary Receipt to a purchaser or other transferee. Each transferee of a Depositary Receipt (including any Person, such as a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, acquiring such Depositary Unit for the account of another Person) shall apply to become a Substituted Limited Partner with respect to Depositary Units transferred to such Person by executing and delivering a Transfer Application at the time of such transfer. Such transferee shall become a Substituted Limited Partner at such time as the Managing General Partner consents thereto, which consent may be given or withheld in the Managing General Partner's sole discretion. If such consent is withheld, such transferee shall be an Assignee. <#>An Assignee is entitled to an interest in the Partnership equivalent to that of a Limited Partner with respect to the right to receive distributions from the Partnership, including liquidating distributions, but will not have the right to vote directly on Partnership matters and will otherwise be subject to the limitations under the Delaware Act on the rights of an assignee who has not become a limited partner. The Managing General Partner will vote, and exercise other powers attributable to Class A Units owned by an Assignee at the direction of such Assignee.</#> Unless the Depositary is notified to the contrary, the Managing General Partner shall be deemed to have given its consent to the admission of a transferee as a Substituted Limited Partner, and such admission shall be effective, at and from the close of business on the last business day of the calendar month in which a properly executed Transfer Application is received by a Transfer Agent.

        (B) Under the terms of the Depositary Agreement, the Depositary shall be obligated to prepare, as of the close of business on the last business day of each month, a list or other appropriate evidence setting forth the transfers of Depositary Units registered by all Transfer Agents since the last business day of the preceding month (the "transfer record"), setting forth the business day on which such Substituted Limited Partner was admitted to the Partnership and, as promptly as practicable after the last business day of each month, to submit the transfer record to the Managing General Partner.

        (C) The admission of an Assignee as a Substituted Limited Partner shall be effective without the consent of any of the Partners other than the Managing General Partner.

    13.2 ADMISSION OF ADDITIONAL LIMITED PARTNERS. A Person <#>(other than the Initial Limited Partner in its capacity as such)</#> who makes a Capital Contribution to the Partnership<*>, OTHER THAN IN CONNECTION WITH A MERGER OR CONSOLIDATION,</*> shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the Managing General (a) an acceptance, in form satisfactory to the Managing General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in
Article 16, and (b) such other documents or instruments as may be required in order to effect his admission as a Limited Partner, and such admission shall become effective on the date that the Managing General Partner determines in its sole discretion that such conditions have been satisfied and issues to such Additional Limited Partner a certificate evidencing ownership of his Class A Units. <*>THE ADMISSION TO THE PARTNERSHIP OF ADDITIONAL LIMITED PARTNERS IN CONNECTION WITH A MERGER OR CONSOLIDATION SHALL BE GOVERNED BY THE APPLICABLE PROVISIONS OF SECTION 2.7.</*>

                                   ARTICLE 14
                          CHANGES IN GENERAL PARTNERS

    14.1  GENERAL PARTNER CEASING TO BE A GENERAL PARTNER.

        (A) A General Partner shall cease to be a General Partner of the Partnership only upon the occurrence of any one or more of the following events:

        (1) The General Partner's withdrawal from the Partnership;

        (2) The General Partner's removal as a General Partner;

        (3) Effective as provided in (B) below, an order for relief against the General Partner is entered under Chapter 7 of the federal bankruptcy law, or the General Partner, (a) makes a general assignment for the benefit of creditors, (b) files a voluntary petition under the federal bankruptcy law,
    (c) files a petition or answer seeking for that General Partner any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against that General Partner in any proceeding of this nature, or (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of that General Partner's properties;

        (4) The death of an individual General Partner;

        (5) The entry by a court of competent jurisdiction of an order adjudicating an individual General Partner incompetent to manage the General Partner's person or property;

        (6) In the case of a General Partner who is acting as a General Partner by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

        (7) In the case of a General Partner that is a separate partnership, the dissolution and commencement of winding up of the separate partnership;

        (8) In the case of a General Partner that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; or

        (9) In the case of a General Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership.

    (B) Any event described in Section 14.1(A)(3) shall cause a General Partner to cease to be a General Partner only as provided in this Section 14.1(B). Immediately upon the later of (a) the entering of the order for relief under Chapter 7 of the federal bankruptcy law or (b) the final disposition of any appeal by the General Partner from the entering of such an order, and immediately upon the occurrence of any of the other events described in Section 14.1(A)(3), the General Partner shall give notice of the event to the Partners. The General Partner shall cease to be a General Partner one hundred twenty (120) days after such notice is given.

    14.2  WITHDRAWAL OR REMOVAL OF THE MANAGING GENERAL PARTNER.

    (A) <#>MLR covenants and agrees that it shall continue to act as Managing General Partner of the Partnership until the date which is ten years after the Closing Date, subject to its right to transfer its interest as a General Partner pursuant to Section 12.2 of this Agreement. At any time after the date which is ten years from the Closing Date, the</#> <*>THE</*> Managing General Partner may withdraw from the Partnership effective upon at least 90 days' advance written notice to the <#>Limited Partners</#> <*>UNITHOLDERS,</*> such withdrawal to take effect on the date specified in such notice. Except as provided in Section 14.8, any transfer by the Managing General Partner of all of its interest as a General Partner pursuant to Section 12.2 shall constitute the withdrawal of the Managing General Partner for purposes of this Section 14.2(A). If the Managing General Partner gives a notice of withdrawal, a Majority Interest may, prior to the effective date of such withdrawal, elect a successor Managing General Partner. If no successor Managing General Partner is elected, the Partnership shall be dissolved pursuant to Section 15.1.

    (B) The Managing General Partner may be removed only <#>in accordance with the following:

        (1) before the tenth anniversary of the Closing Date, only upon the affirmative votes of Limited Partners owning at least 95% of the Class A Units then outstanding for which the Partnership has valid current addresses; and

        (2) from and after the tenth anniversary of the Closing Date, only</#> upon the affirmative votes of <#>Limited Partners</#> <*>UNITHOLDERS</*> owning at least 66 2/3% of the Class A Units then outstanding. Any such action by the <#>Limited Partners</#> <*>UNITHOLDERS</*> for removal of the Managing General Partner must also provide for the election of a new Managing General Partner. The right of the <#>Limited Partners</#>
    <*>UNITHOLDERS</*> to remove the Managing General Partner shall not exist or be exercised unless the Partnership has received an opinion of independent counsel that the removal of the Managing General Partner and the selection of a successor Managing General Partner will not result in (i) the loss of limited liability of any Limited Partner or (ii) the treatment of the Partnership as an association taxable as a corporation for federal income tax purposes.

    14.3  <#>WITHDRAWAL OR REMOVAL OF SPECIAL GENERAL PARTNER.</#>

    <#>(A)</#> <#>Mauna Loa covenants and agrees that it shall continue to act as Special General Partner of the Partnership until the date which is ten years after the Closing Date, subject to its right to transfer its interest as a General Partner pursuant to Section 14.8 of this Agreement. At any time after the date which is ten years from the Closing Date, the Special General Partner may withdraw from the Partnership upon at least 90 days' advance written notice to the Managing General Partner, except as otherwise provided herein, such withdrawal to take effect on the date specified in such notice. Except as provided in Section 14.8, the transfer by the Special General Partner of all of its interest as a General Partner shall constitute the withdrawal of the Special General Partner for purposes of this Section 14.3(A). Upon receiving such notice, the Managing General Partner shall select a successor Special General Partner within such 90-day period. Such withdrawal of the Special General Partner shall not become effective unless the Partnership has received by the end of such 90-day period an opinion of independent counsel that the Special General Partner's withdrawal from the Partnership (following the selection of the successor Special General Partner) would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.</#>

    <#>(B)</#> <#>If the Special General Partner ceases to be a General Partner, the Managing General Partner shall as promptly as practicable select a successor Special General Partner. Pending such selection, the person who is at the time the President of the Special General Partner shall be the Special General Partner, effective as of the time the Special General Partner ceases to be a General Partner.</#>

    <#>(C)</#> <#>Notwithstanding the foregoing, a successor Special General
Partner need not be selected if (i) the Partnership has received an opinion of counsel that the failure to select a successor would not result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or (ii) the Partnership is already treated in all material respects as an association taxable as a corporation for federal income tax purposes. If a successor Special General Partner is not selected, the Managing General Partner shall have the rights, and be subject to the obligations, of a successor to the Special General Partner.</#><*>[INTENTIONALLY OMITTED]</*>

    14.4 ADMISSION OF SUCCESSOR MANAGING GENERAL PARTNER. A successor Managing General Partner selected pursuant to Section 14.2 or the transferee of or successor to the entire Partnership Interest of the Managing General Partner shall be admitted to the Partnership as the Managing General Partner, effective as of the date an amendment or restatement of the Certificate of Limited Partnership is filed with the Secretary of State of the State of Delaware effecting such substitution <*>OR EFFECTIVE AS OF THE DATE CONTEMPLATED BY
SECTION 15.1(A).</*>

    14.5 <#>Admission of Successor Special General Partner. A successor Special General Partner selected pursuant to Section 14.3 or the transferee of or successor to the entire Partnership Interest of the Special General Partner shall be admitted to the Partnership as the Special General Partner upon furnishing to the Managing General Partner (a) an acceptance in form satisfactory to the Managing General Partner of all terms of this Agreement, including, without limitation, the power of attorney granted in Article 16, and
(b) such other documents as the Managing General Partner shall require, effective as of the date an amendment or restatement of the Certificate of Limited Partnership is filed.</#><*>[INTENTIONALLY OMITTED]</*>

    14.6 RIGHTS ON REMOVAL OR WITHDRAWAL. A General Partner which has ceased to be a General Partner shall be entitled to all compensation accrued as of the date of its removal or withdrawal and shall have the same rights to inspect and make copies or excerpts of the books and records of the Partnership as is provided to Limited Partners until all amounts due the General Partner as of the date the General Partner ceased to be a General Partner have been paid. The General Partner shall be a creditor of the Partnership as to all such amounts owed to it by the Partnership, and shall not have any portion of its interest as General Partner converted to an interest as a Limited Partner or Assignee except as provided in <#>Sections 7.11, 7.12 and</#> <*>SECTION</*> 14.11. As to any Class A Units so held or received, the General Partner shall be entitled to exercise all of the voting rights provided under this Agreement as a Partner.

    14.7 LIABILITY ON REMOVAL OR WITHDRAWAL. If, at the time of the Departing Partner's departure, the Partnership is indebted to the Departing Partner under this Agreement or any other instrument or agreement for funds advanced, properties sold, services rendered, or costs and expenses incurred by the Departing Partner, the Partnership shall, within sixty (60) days after the effective date of such Departing Partner's departure, pay to the Departing Partner the full amount of such indebtedness. In addition, the successor to the Departing Partner shall assume all obligations theretofore incurred by the Departing Partner, as General Partner of the Partnership, except for the liabilities which the Managing General Partner has incurred as a result of its own negligence or misconduct.

    14.8 SUCCESSOR AND PREDECESSOR GENERAL PARTNERS. Unless a General Partner has ceased to be a General Partner pursuant to <#>Sections</#> <*>SECTION</*>
14.2 <#>and 14.3,</#> the General Partner shall have the right to transfer its business, including a transfer by operation of law, as provided in Section 12.2(C), and any Person continuing the business of the General Partner shall immediately become a General Partner of this Partnership and any successor or reconstituted partnership and shall have the exclusive right to possess Partnership Property to continue the Partnership and shall continue the business of the Partnership pursuant to the terms and provisions of this Agreement without any action or vote of any Person. If the Partnership dissolves because a General Partner ceases to be a General Partner, then this Partnership shall be reformed and reconstituted and its business continued as provided in this
Section 14.8, Section 14.9 and Article 15. lf it is necessary or advisable to reform and reconstitute this Partnership and to continue its business, the remaining and successor General Partners shall elect to reform and reconstitute the Partnership and to continue its business. When any Person ceases to be a General Partner under this Agreement or a partner, director or officer of a General Partner, <*>OR CEASES TO BE AN OFFICER OR EMPLOYEE OF THE PARTNERSHIP,</*> that Person shall continue to have the benefit of any provisions of this Agreement providing for indemnity, exculpation or insurance which protected the Person as a General Partner or a partner, director or officer of a General Partner<*> OR AN OFFICER OR EMPLOYEE OF THE PARTNERSHIP,</*> or which limited or defined the liability of the Person with respect to activities in which such Person engaged as a General Partner.

    14.9 AUTOMATIC CONTINUATION OF PARTNERSHIP. If a General Partner ceases to be a General Partner (other than by removal which does not in any event dissolve the Partnership), the Partnership shall not be dissolved and its business shall be continued by the remaining General Partner or Partners, if any. The remaining General Partner or Partners agree to take any and all reasonable steps to continue the business of the Partnership.

    14.10 VOTE ON CONTINUATION OF PARTNERSHIP. Unless a higher vote is required by the Delaware Act, upon an event of dissolution described in Section 15.1(A), the Partnership shall thereafter be <#>terminated</#> <*> DISSOLVED</*> unless a Majority Interest (and all <#>Partners</#><*> UNITHOLDERS </*>hereby expressly consent that such an election may be effected upon written consent<*> OR BY THE AFFIRMATIVE VOTE </*> of a Majority Interest) pursuant to Section 6.9(A)(5) elects to continue the Partnership. Unless an election to continue the Partnership is made within ninety (90) days of the event of dissolution, the Partnership <*>SHALL BE DISSOLVED AND</*> shall conduct only activities necessary to wind up its affairs. If such an election to continue the Partnership is made then:

        (a) within such ninety (90) day period a successor Managing General Partner shall be selected by a Majority Interest;

        (b) the Partnership shall continue<*> WITHOUT DISSOLUTION </*>; and

        (c) all necessary steps shall be taken to amend the Agreement, and the successor Managing General Partner may for this purpose exercise the powers of attorney granted pursuant to Article 16.

    14.11  INTEREST OF DEPARTING PARTNER AND SUCCESSOR.

    (A) A Departing Partner shall, at the option of its successor exercisable prior to the effective date of the departure of the Departing Partner, promptly receive from its successor in exchange for its interest as a General Partner, an amount in cash equal to the fair market value of the Departing Partner's interest as a General Partner, determined as of the effective date of departure. If the option is exercised, the Departing Partner shall, as of the effective date of departure, cease to share in any allocations or distributions with respect to its interest as a General Partner. For purposes of this Section 14.11, the fair market value of the Departing Partner's Partnership Interest as a General Partner herein shall be such value as may be agreed by the Departing Partner and the successor.

    (B) If the successor to a Departing Partner does not exercise the option described in Section <#>12.12(A) or, in the case of the Special General Partner, if no successor has been selected</#><*>14.11(A)</*>, the interest of the Departing Partner as a General Partner of the Partnership shall be converted into Class A Units on a basis agreed by the Partnership and the Departing Partner.

    (C) In the absence of an agreement pursuant to (A) or (B) above within thirty (30) days after the effective date of the Departing Partner's departure, the value of the interests of the Departing Partner shall be determined by an appraiser selected by the Departing Partner and its successor (or<#>, in the case of the Special General Partner,</#> the Partnership if no successor has been selected), the determination of which shall be conclusive as to the matter. If those parties cannot agree as to such appraiser within forty-five (45) days after the effective date of such departure, then such appraiser shall be designated by <*>THE</*> two appraisers selected by the Departing Partner and its successor <*>(OR THE PARTNERSHIP IF NO SUCCESSOR HAS BEEN SELECTED).</*>

    (D) If the successor to a Departing Partner does not exercise the option described in paragraph (A) above, the successor shall at the effective date of its admission to the Partnership contribute to the capital of the Partnership cash or property having a Net Agreed Value such that its General Partner Capital Account, after giving effect to such contribution, shall be equal to that percentage of the Capital Accounts of all Partners <*> AND ASSIGNEES</*> that is equal to its Allocable Share as Managing General Partner<#>, in the case of a successor Managing General Partner, or its Allocable Share as Special General Partner, in the case of a successor Special General Partner</#>. In such event, such successor shall be entitled to <#>the</#> <*>ITS</*> Allocable Share, as the case may be, of all Partnership allocations and distributions.

    14.12  MANAGING GENERAL PARTNER.  The Managing General Partner shall be
<#>MLR</#><*> HLF</*> and any successor to <#>MLR</#> <*>HLF </*>which becomes a
General Partner of the Partnership pursuant to Section 14.8. If there is no such successor, then <#>the Special</#><*> ALL OTHER</*> General <#>Partner</#> PARTNERS shall <*>JOINTLY</*> be Managing General Partner until the Partners have elected a successor to serve as Managing General Partner.

                                   ARTICLE 15
                    DISSOLUTION, WINDING UP AND LIQUIDATION

    15.1 DISSOLUTION. The Partnership shall be dissolved upon the expiration of its term or upon the first occurrence of one of the following:

    (A) A General Partner ceases to be a General Partner (other than by removal) unless (1) at the time there is at least one other General Partner or (2) <#>all Partners</#> <*>A MAJORITY INTEREST</*> agree in writing <*>OR BY AFFIRMATIVE VOTE</*> to continue the business of the Partnership and to admit one or more General Partners <*>EFFECTIVE AS OF THE DATE THAT THE GENERAL PARTNER CEASES TO BE A GENERAL PARTNER</*>;

    (B) an election to dissolve the Partnership by the Managing General Partner which is approved by the affirmative vote of a Majority Interest;

    (C) The Partnership becomes insolvent or bankrupt;

    (D) The sale or disposition of all or substantially all assets of the Partnership, including the cessation of active business, the distribution of all cash and the termination of reserves for liabilities; or

    (E) any other event that, notwithstanding an agreement to the contrary, would cause its dissolution under the Delaware Act.

    15.2 AUTHORITY TO WIND UP. If dissolution occurs for any reason, the Managing General Partner (unless such Managing General Partner has ceased to be a General Partner pursuant to Section 14.1(A)(2), (3) or (8)<*>)</*>, shall have the authority to wind up the business and affairs of the Partnership. The Managing General Partner shall name upon its withdrawal, dissolution, liquidation, or removal a legal representative who will have such authority to wind up the business and affairs of the Partnership upon such event. If the Partnership is dissolved by all General Partners ceasing to be General Partners pursuant to Section 14.1(A)(2) or (3), any Person designated by a decree of court or designated by vote of a Majority Interest shall wind up the affairs of the Partnership and shall be entitled to compensation therefor as approved by the court or a vote of a Majority Interest.

    15.3 ACCOUNTING. Upon dissolution (if the business of the Partnership is not continued), and again upon the termination of the Partnership after the winding up of the affairs of the Partnership is complete, an accounting of the Partnership shall be made and it shall be audited or reviewed by the independent public accountants of the Partnership, and a report thereof as audited or reviewed shall be furnished to the General Partners or their legal representative and to all Limited Partners and Assignees.

    15.4 WINDING UP AND LIQUIDATION. Upon dissolution of the Partnership, it shall be wound up and liquidated as rapidly as business circumstances permit. If the liquidator determines that an immediate sale of part or all of the Partnership assets would be impractical or would cause undue loss to the Partners <*>AND ASSIGNEES,</*> the liquidator may, in its absolute discretion, distribute to some or all Partners <*>AND ASSIGNEES,</*> in lieu of cash, as tenants in common undivided interests in such assets as the liquidator deems unsuitable for liquidation. The liquidator may defer liquidation or distribution of assets to the Partners <*>AND ASSIGNEES</*> in kind if it determines that a sale or such a distribution would be impractical or would cause undue loss to the Partners <*>AND ASSIGNEES.</*> The liabilities of the Partnership shall be entitled to payment in the following order:

        <#>(A)</#> <#>Those to creditors, in the order of priority as provided by law, except those to secured creditors the obligations owed to whom will be assumed or otherwise transferred on liquidation of Partnership assets;</#>

        <#>(B)</#> <#>Those amounts deemed necessary by the General Partner or the Persons winding up the affairs of the Partnership for any contingent liabilities or obligations of the Partnership shall be set aside as a reserve for contingent liabilities to be distributed as at such time and in such manner hereunder as the Persons winding up the affairs of the Partnership shall determine in their sole discretion;</#>

        <*>(A)</*> <*>THOSE TO CREDITORS, INCLUDING PARTNERS AND ASSIGNEES WHO
    ARE CREDITORS, TO THE EXTENT OTHERWISE PERMITTED BY LAW, IN SATISFACTION OF LIABILITIES OF THE PARTNERSHIP (WHETHER BY PAYMENT OR THE MAKING OF REASONABLE PROVISIONS FOR PAYMENT THEREOF); AND</*>

        <#>(C)</#><*>(B)</*> To the Partners <*>AND</*> Assignees <#>and Class B
    Unitholders</#> in proportion to and to the extent of their respective Capital Accounts <#>and Deferred Accounts</#> on the date of distribution.

    15.5 NO RECOURSE AGAINST GENERAL PARTNERS. The Limited Partners and Assignees shall look solely to the assets of the Partnership for the payment of any income allocated to the Limited Partners or Assignees or the <#>Return</#>
<*>RETURN</*> of <#>Capital</#><*>CAPITAL,</*> and if the assets of the
Partnership remaining after payment or discharge of the debts and liabilities of the Partnership are insufficient to return the Capital Contribution, they shall have no recourse against any General Partner, any director, officer, employee or partner of a General Partner or <*>THE PARTNERSHIP, OR</*> any Limited Partner or Assignee for such purpose.

    15.6 CLAIM OF LIMITED PARTNERS AND ASSIGNEES. No Limited Partner or Assignee shall have the right or power to demand or receive property other than cash, whether as a <#>Return</#> <*>RETURN</*> of <#>Capital</#> capital, a distribution, a payment on liquidation or otherwise.

    15.7 RESTORATION OF NEGATIVE ACCOUNT BALANCE. Upon the dissolution and termination of the Partnership, the General Partners shall contribute to the Partnership any deficit balance in their General Partner Capital Accounts.

                                   ARTICLE 16
                               POWER OF ATTORNEY

    <#>The Initial Limited Partner, each</#> <*>EACH</*> Person who becomes a
Limited Partner, each Person who executes a Transfer Application and any General Partner by executing or becoming bound by this Agreement irrevocably constitutes and appoints the Managing General Partner of the Partnership,<#> its authorized officers,</#> its successors as Managing General Partner, and the authorized officers <#>of the

Managing General Partner</#> <*>THEREOF,</*> the true and lawful attorneys for such Person and in such Person's name, place, and stead for such Person's use and benefit to sign, certify and acknowledge, swear to, and, to the extent necessary, to file and record (1) this Agreement, the Depositary Agreement, the Certificate of Limited Partnership and all amendments <#>thereto</#><*>TO ANY OF THE FOREGOING;</*> (2) any other instrument which may be required to be filed by the Partnership under the laws of any state or by any government agency which the <*>MANAGING</*> General <#>Partners deem</#> <*>PARTNER DEEMS</*> advisable to file, including, but not limited to, certificates of fictitious name statements, and amendments to or cancellation of the Certificate of Limited Partnership; (3) all certificates and other instruments (including, at the option of a <*>MANAGING</*> General Partner, this Agreement) and all amendments thereof which the Managing General Partner deems appropriate or necessary to qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in all jurisdictions in which the Partnership may conduct business or own any Property; and (4) instruments relating to the admission of Additional or Substituted Limited Partners.

    Each Person also authorizes the Managing General Partner to take any further action which it shall consider necessary or appropriate in connection with any of the foregoing, thereby giving the Managing General Partner full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or appropriate to be done in connection with the foregoing as fully as such Person might or could do if personally present, and thereby ratifying and confirming all that the Managing General Partner shall lawfully do or cause to be done by virtue thereof.

    The foregoing grant of authority:

        (a) shall be a power of attorney coupled with an interest, is irrevocable, and shall survive, and not be affected by, the signing Person's death, subsequent disability, or incapacity; <#>and</#>

        <*>(B) MAY BE EXERCISED FOR EACH LIMITED PARTNER BY A FACSIMILE
    SIGNATURE OF OR ON BEHALF OF THE MANAGING GENERAL PARTNER OR BY LISTING (OR REFERRING TO) ALL THE LIMITED PARTNERS OR EXECUTING AN INSTRUMENT WITH A SINGLE SIGNATURE ACTING AS ATTORNEY-IN-FACT FOR ALL OF THEM; AND</*>

        <#>(b)</#><*>(C)</*> shall survive the delivery of an assignment by the signing Person of the whole or a portion of his interest in the Partnership.

    Each Person who has given the Managing General Partner a power of attorney pursuant to this Article 16 <#>hereby agrees to</#> <*>SHALL </*> execute and deliver to the Managing General Partner within five (5) days after receipt of the Managing General Partner's written request therefor such other and further statements of interest and holdings, designations, powers of attorney and other instruments that the Managing General Partner deems necessary to comply with any laws, rules or regulations relating to the business or proposed business of the Partnership. Such power of attorney shall not supersede any other part of this Agreement nor shall it be used to deprive such Person of any of such Person's rights under this Agreement or to deprive a Limited Partner or Assignee of his rights as a Limited Partner or Assignee. It is intended only to provide a simplified system for execution of documents and the conduct of the business of the Partnership.

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

    17.1 NOTICES. All notices or other communications required or permitted to be given pursuant to this Agreement shall, in the case of notices or communications required or permitted to be given to <#>Limited Partners</#>
<*>UNITHOLDERS,</*> be in writing and shall be considered as properly given or made if <*>SENT BY FACSIMILE TRANSMISSION, IF</*> personally delivered or if mailed by United States first class mail, postage prepaid, or if sent by prepaid telegram, and addressed to such <#>Limited Partner's</#> <*>UNITHOLDER'S</*> address for notices as it appears on the records of the Partnership, and, in the case of notices or communications required or permitted to be given to a General Partner, shall be in writing and shall be considered as properly given or made if <*>SENT BY FACSIMILE TRANSMISSION, IF</*> personally delivered, or if sent by prepaid telegram, or if mailed by United States certified or registered mail return receipt requested, postage prepaid, and addressed to a General Partner at <#>827</#> <*>828</*> Fort Street, Honolulu, Hawaii 96813. Any
<#>Limited Partner</#> <*>UNITHOLDER</*> may change the address for notices, by giving notice of such change to the Partnership, and a General Partner may change its address for notices by giving notice of such change to all <#>Limited Partners</#> <*>UNITHOLDERS.</*> Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such
<#>Partner's</#> <*>UNITHOLDER'S</*> address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement. Any notice or other communication shall be deemed to have been given as of the date on which it is personally delivered or <*>SENT BY FACSIMILE TRANSMISSION OR,</*> if mailed or telegraphed, the date on which it is deposited in the United States mails or transmitted, in each case in compliance with the terms of this Section 17.1, except that any notice or other communication
<*>SENT BY FACSIMILE TRANSMISSION,</*> mailed or telegraphed to a General
Partner which is not received by the General Partner within ten (10) days after the date of its mailing or transmission shall be deemed to have been given as of the date actually received by the General Partner.

    17.2 CHOICE OF LAW. This Agreement and all rights and liabilities of the parties hereto with reference to the partnership shall be subject to and governed by the laws of the State of Delaware as applied to agreements among Delaware residents to be entered into and performed entirety within Delaware.

    17.3 ARTICLE AND SECTION HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

    17.4 SOLE AGREEMENT. This Agreement and the exhibits hereto constitute the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings pertaining thereto.

    17.5 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties had all signed the same document. All counterparts shall be construed together and shall constitute one agreement. Each party shall become bound by the Agreement immediately upon affixing his or her signature hereto, independently of the signature of any other party.

    17.6 REMEDIES CUMULATIVE. The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which any Person may be lawfully entitled.

    17.7 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

    17.8 WAIVER OF ACTION FOR PARTITION. Each of the parties hereto irrevocably waives during the term of the Partnership any right that he may have to maintain any action for partition with respect to the Partnership Property.

    17.9 ASSIGNABILITY. Subject to the restrictions on transferability contained herein, each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

    17.10 GENDER AND NUMBER. Whenever the context requires, the gender of all words used hereby shall include the masculine, feminine and neuter, the singular of all words shall include the singular and plural, and the plural of all words shall include the singular and plural.

    17.11 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purpose of this Agreement.

    17.12 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

    17.13 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the maximum extent permissible under applicable law.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                                          GENERAL <#>PARTNERS:</#>
                                          <*>PARTNER:</*>
                                          <#>MAUNA LOA</#> HLF RESOURCES, INC.

                                          By:
--------------------------------------------------------------------------------
                                              Kent T. Lucien
                                             <#>Senior Vice</#> President

                                          By:
--------------------------------------------------------------------------------
                                              <#>Kathleen Oshiro</#> <*>DARYLE
                                          S. NEKOBA</*>
                                             <#>Secretary</#> <*>SECRETARY</*>

                                          <#>MAUNA LOA MACADAMIA NUT
                                          CORPORATION</#>
                                          <#>By:
--------------------------------------------------------------------------------
                                          Kent T. Lucien
                                          Vice President

                                          By:
--------------------------------------------------------------------------------
                                          Kathleen Oshiro
                                          Secretary

</#>LIMITED PARTNERS:
                                          By:  <#>MAUNA LOA RESOURCES INC.</#>
                                              <*>HLF RESOURCES, INC.</*>
            --------------------------------------------------------------------
            --------------------------------------------------------------------
                                              as attorney-in-fact for each
                                              of the Limited Partners

                                          By:
--------------------------------------------------------------------------------
                                              Kent T. Lucien
                                             <#>Senior Vice</#> President

                                          By:
--------------------------------------------------------------------------------
                                              <#>Kathleen Oshiro</#><*>DARYLE S.
                                          NEKOBA</*>
                                             Secretary

                                                                      APPENDIX E

                          DELAWARE GENERAL CORPORATION
                                LAW, SECTION 262

    262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (l) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section
    Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or factional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting, with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) or (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
(d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholder entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 120, L. '97, eff. 7-1-97.)

                                                                      APPENDIX F

                       MAUNA LOA MACADAMIA PARTNERS, L.P.
                             1998 UNIT OPTION PLAN

                       MAUNA LOA MACADAMIA PARTNERS, L.P.
                             1998 UNIT OPTION PLAN

    SECTION 1. PURPOSE. This Mauna Loa Macadamia Partners, L.P. 1998 Unit Option Plan ("Plan") is established by Mauna Loa Macadamia Partners, L.P. ("Partnership"). The purpose of the Plan is to advance the interests of the Partnership by encouraging and enabling its officers and employees, and the directors, officers and employees of HLF Resources, Inc. ("HLF"), in its capacity as the Managing General Partner of the Partnership, to acquire and retain a proprietary interest in the Partnership by ownership of Partnership Units. Capitalized terms used in this Plan to the extent not otherwise specifically defined herein shall have the same meanings assigned to such terms in the Agreement of Limited Partnership of Mauna Loa Macadamia Partners, L.P. which is in effect as of the Effective Date. Wherever any words are used under the Plan in the masculine, feminine, or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply.

    SECTION 2. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date of its adoption by the Board of Directors of HLF ("Board"), as Managing General Partner ("Effective Date"). However, the Plan shall be subject to approval by the holders of a majority of the Partnership's outstanding Units entitled to vote thereon at a meeting of the Partnership's unitholders prior to or following adoption of the Plan by HLF Board, provided that any vote following such adoption by the HLF Board shall be taken within 12 months of adoption of the Plan by HLF Board. Notwithstanding, options may be granted under this Plan prior to obtaining unitholder approval of the Plan, but any such options shall be contingent upon such unitholder approval being obtained and such options may not be exercised prior to such approval. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated under Section 17 herein.

    SECTION 3. ADMINISTRATION. The Board shall appoint a committee ("Committee") of two or more Board members to assume full responsibility for the administration of the Plan. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Committee shall hold meetings at such times and places as they may determine, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Plan. Any action of the Committee with respect to the Plan shall be taken by majority vote or the unanimous written consent of the Committee members.

    With respect to compliance with Rule 16b-3 as described in Section 24 below, it is intended that the Committee shall be comprised solely of two or more "nonemployee directors" in a manner complying with Code of Federal Regulation
Section 240.16b-3(b)(3).

    Subject to the other provisions of this Plan, and with a view to effecting its purpose, the Committee shall have sole authority, in its absolute discretion: (a) to construe and interpret the Plan; (b) to define the terms used herein; (c) to determine, to the extent not provided by the Plan, the terms and conditions of options granted pursuant to the terms of the Plan; and (d) to make all other determinations and do all other things necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs, and beneficiaries.

    SECTION 4. MAXIMUM NUMBER OF UNITS SUBJECT TO THE PLAN. The aggregate number of Partnership Units which may be granted under the Plan shall be 500,000 Units. The Units to be issued upon exercise of an option may be unissued Units or reacquired Units. If any of the options granted under the Plan expire or terminate for any reason before they have been exercised in full, the unpurchased Units subject to those expired or terminated options shall cease to reduce the number of Units available for purposes of the Plan.

    SECTION 5. ADJUSTMENTS. If the then outstanding Units are changed into or exchanged for a different number or kind of Units or securities through merger, consolidation, combination, exchange of Units, other reorganization, recapitalization, reclassification, Unit distribution, Unit split, or reverse Unit split

(other than through a transaction that is a Partnership Transaction, which shall have the effects set forth in Section 16), an appropriate and proportionate adjustment shall be made in the maximum number and kind of Units or securities as to which options may be granted under this Plan. A corresponding adjustment changing the number and kind of Units or securities allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each Unit or any other security covered by the option.

    SECTION 6. ELIGIBILITY AND PARTICIPATION. The persons eligible ("Eligible Individual") to receive a grant of options in accordance with the terms of the Plan are: (a) officers and employees of the Partnership; (b) officers and employees of HLF; and (c) members of the Board of Directors of HLF ("Director").

    SECTION 7.  GRANT OF OPTION.

       a.  DISCRETIONARY OPTION GRANTS.

        The Committee shall have the authority to grant at its discretion an option for the purchase of a designated number of Units as it may determine to any Eligible Individual. However, a Director who is not an officer or employee of the Partnership or HLF shall not be eligible for a discretionary option grant under this Section 7.a. Each option granted under this Plan shall be evidenced by a Unit option agreement and such other instruments in the form approved by the Committee.

       b.  AUTOMATIC OPTION GRANTS.

        With the exception of any Director who is an employee of the Partnership or HFL, each Director (including a Director who is an officer, but not an employee, of the Partnership or HFL) shall be entitled to an automatic option grant under this Section 7.b (and for purposes of eligibility for such automatic option grant, the reference to the term Director under this
    Section 7.b shall mean exclusively such a nonemployee Director). Each Director who is a Board member as of the Effective Date or who first becomes a Board member at any time after the Effective Date, whether through election at the annual shareholders meeting of HLF or through appointment by the Board, shall automatically be granted an option to purchase 5,000 Units. The option shall be granted as soon as practicable following unitholders approval pursuant to Section 2 herein, in the case of a Director who is a Director as of the Effective Date, or at the time of initial election or appointment, in the case of a Director who becomes a Board member after the Effective Date. Thereafter, each Director who continues to serve as a Board member shall be granted on a biennial basis on July 1, commencing with a grant at July 1, 2000, an option to purchase 5,000 Units, provided he has continuously served as a Board member for at least six months prior to the date of such meeting and provided that he continues to serve as a Board member subsequent to such meeting. Notwithstanding the preceding provisions of this Section 7.b, in no event shall any Director be granted options under this Section 7.b to purchase greater than 30,000 Units in the aggregate (which aggregate limitation shall apply only to options issued under this section 7.b and not to options that may be granted under Section 7.a).

    SECTION 8. DURATION OF OPTIONS. Each option and all rights thereunder granted pursuant to the terms of this Plan shall expire no later than ten years from the date on which the option is granted. In addition, each option shall be subject to earlier termination as may be determined by the Committee and as may be provided under the terms of the Plan.

    SECTION 9. EXERCISE PRICE. The exercise price for each Unit subject to any option granted hereunder, except as provided for in Section 18, shall be equal to the Unit Price at the time of the grant of the option ("Exercise Price"). The term "Unit Price" shall mean the fair market value of a Class A partnership unit at the grant time of the option. The Committee shall have the sole discretion and power to determine the guidelines and procedures for determining such fair market value.

    SECTION 10. EXERCISE OF OPTIONS. Each option shall be exercisable in whole or part at such time or times and during such period as is determined by the Committee and set forth in the applicable Unit option agreement. However, any automatic option granted under Section 7.b shall become exercisable in 18 equal and cumulative monthly installments with the first such installment commencing 6 months from the date of the automatic grant.

    The person exercising an option may do so only by written notice of exercise delivered to the Committee, in such form as the Committee prescribes or approves from time to time, specifying the number of Units to be purchased and accompanied by a tender of the Exercise Price for those Units. The Exercise Price of any Units purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Partnership or (subject to compliance with any applicable requirements of Rule 16b-3 (or any successor
Rule) of the Exchange Act) by delivery of Units, or a combination thereof, at the time of exercise of the option. If any portion of the Exercise Price is paid in Units, those Units shall be tendered at their then Unit Price. Fractional Units resulting from any adjustment in options pursuant to Section 5 herein shall be settled in cash based on the Unit Price of the Unit.

    To the extent permitted under applicable laws and regulations, at the request of the optionee and with the approval of the Committee, the optionee may make a "cashless exercise" of an option. A cashless exercise may be effected by the optionee's delivering to a registered securities broker acceptable to the Committee instructions to sell a sufficient number of units to cover the cost and expenses associated with the exercise of the option.

    A person exercising an option who has not already been admitted to the Partnership as a limited partner shall, upon exercise of the option, compliance with the provisions of this Plan, and submission of a properly completed and executed Transfer Application, automatically be admitted as a limited partner of the Partnership.

    SECTION 11. COMPLIANCE WITH SECURITIES LAWS. Units shall not be issued with respect to any option granted under the Plan unless the exercise of that option and the issuance and delivery of the Units pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Units may then be listed, and shall be further subject to the approval of counsel for the Partnership with respect to such compliance. The Partnership may also require an optionee to furnish evidence satisfactory to the Partnership and its counsel (including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise) that the Units are being purchased only for investment purposes and without any present intention to sell or distribute the Units in violation of any state or federal law, rule, or regulation. Further, each optionee shall consent to the imposition of one or more legends on the certificates for Units issued upon exercise of his or her option restricting their transferability as required by law.

    SECTION 12. OPTION RIGHTS UPON TERMINATION OF SERVICE. If an optionee under this Plan ceases to be employed by either the Partnership or HLF or ceases to serve as an officer (unless such former officer continues as an employee) or Director of HLF for any reason other than death or Disability (as described in Section 14 below), his option shall terminate at the end of the three-month period following the date on which the individual ceases his employment or service, as the case may be. However, any option in such case, to the extent it is not otherwise exercisable or vested at the time, shall immediately terminate upon the optionee's cessation of employment or service.

    For purposes of Sections 12 through 14, an optionee shall be deemed to be an employee or shall be deemed to remain in service as an officer or employee under this Plan for so long as he remains in the employ of the Partnership or HLF or any parent or subsidiary entity ("Parent" and "Subsidiary", respectively), or remains an officer or Director of HLF or any Parent or Subsidiary. For this purpose, any entity (other than the Partnership or HLF) in an unbroken chain of entities ending with the Partnership or

HLF shall be considered a Parent of the Partnership or HLF, provided that each such entity in the unbroken chain (other than the Partnership or HLF) owns, at the time of determination, an interest possessing 50% or more of the total combined voting power in one of the other entities in such chain. Further, each entity (other than the Partnership or HLF) in an unbroken chain of entities beginning with the Partnership or HLF shall be considered to be a Subsidiary of the Partnership or HLF, provided each such entity (other than the last entity) in an unbroken chain owns, at the time of determination, an interest possessing 50% or more of the total combined voting power in one of the other entities in such chain.

    SECTION 13. OPTION RIGHTS UPON DEATH OF OPTIONEE. If an optionee dies while employed by the Partnership or HLF or while serving as an officer or Director of HLF, or dies during the three-month period following his termination of employment or service as described in the above Section 12, his option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the optionee's rights under the option shall pass by will or by the laws of descent and distribution. However, any option in this case, to the extent not otherwise exercisable or vested at the time, shall immediately terminate upon the optionee's cessation of employment or service due to death.

    SECTION 14. OPTION RIGHTS UPON DISABILITY OF OPTIONEE. If an optionee ceases to be employed by the Partnership or HLF or ceases to serve as a Director or officer of HLF due to "Disability", his option shall expire one year after the date of such termination of service unless by its terms it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of such termination of service, by the optionee or by his legal guardian on behalf of the optionee. For purposes of this Section 9, the term "Disability" shall mean the individual's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, or any successor definition of the term "permanent and total disability" under Section 22(e)(3) of the Internal Revenue Code of 1986, as amended ("Code"). However, any option in this case, to the extent not exercisable or vested at the time, shall immediately terminate upon the optionee's cessation of employment or service due to Disability.

    SECTION 15. OPTIONS NOT TRANSFERABLE. Options granted pursuant to the terms of this Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and shall not be subject to execution, attachment, or similar process; except that (i) at the holder's election, such options may be transferred to and held by a trust of which the optionee is both a trustee and beneficiary, and (ii) at the discretion of the Committee such options may be transferred to members of the optionee's immediate family, provided that in each such case such options shall continue to be subject to all restrictions set forth in this Plan, provided further, however, that in the case of any option held by a Person who is subject to
Section 16 of the Exchange Act, these exceptions shall not apply if such exception would make unavailable to such option the exemption provided by Rule 16b-3 of the Exchange Act or any successor Rule. Such options may be exercised during the lifetime of an optionee only by (a) the optionee, (b) by a trust of which the optionee is both a trustee and beneficiary, (c) on behalf of the optionee, by a person holding the optionee's power of attorney for that purpose,
(d) the duly appointed guardian of the person and property of an optionee who is disabled within the meaning of Code Section 22(e)(3), or (e) other transferee permitted by this Section 15.

    SECTION 16.  PARTNERSHIP TRANSACTIONS/CHANGES IN CONTROL.

        a. PARTNERSHIP TRANSACTIONS. In the event of one or more of the following unitholder-approved transactions to which the Partnership is a party (a "Partnership Transaction"):

           1. a merger or consolidation in which the Partnership is not the surviving entity,

           2. the sale, transfer, or other disposition of all or substantially all of the assets of the Partnership in liquidation or dissolution of the Partnership, or

           3. any reverse merger in which the Partnership is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Partnership's outstanding Units are transferred to holders different from those who held such securities immediately prior to such merger, then the exercisability of each option outstanding under this Plan shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Partnership Transaction, become fully exercisable with respect to the total number of Units at the time subject to such option and may be exercised for all or any portion of such Units. However, an outstanding option shall not so accelerate if and to the extent: (1) such option is, in connection with the Partnership Transaction, to be assumed by the successor entity or parent thereof or replaced with a comparable option to purchase equity interests of the successor entity or parent thereof; (2) such option is to be replaced by a comparable cash incentive program of the successor entity based on the option spread at the time of the Partnership Transaction; or (3) the acceleration of such option is subject to other limitations imposed by the Committee at the time of the option grant. The determination of comparability under clause (1) or (2) above shall be made by the Committee, and its determination shall be final, binding, and conclusive. Upon the consummation of the Partnership Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor entity or its parent.

    Each outstanding option which is assumed in connection with the Partnership Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Partnership Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Partnership Transaction, had such person exercised the option immediately prior to such Partnership Transaction. Appropriate adjustments shall also be made to the option price payable per Unit, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Partnership Transaction shall be appropriately adjusted.

    The grant of options under the Plan shall in no way affect the right of the Partnership to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

       b.  CHANGES IN CONTROL.

        The Committee shall have the discretionary authority, exercisable either in advance of any actually anticipated "Change in Control" (as defined hereunder) or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options upon the occurrence of the Change in Control. The Committee shall also have full power and authority to condition any such option acceleration upon the subsequent termination of the optionee's service within a specified period following the Change in Control.

        For all purposes of this Section, a "Change in Control" shall be deemed to occur in the event:

           1. any person or related group of persons (other than the Partnership or a person that directly or indirectly controls, is controlled by, or is under common control with, the Partnership) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 ("Exchange Act") of securities possessing more than 50% of the total combined voting power of the Partnership's outstanding securities pursuant to a tender or exchange offer made directly to the Partnership's unitholders which the Board does not recommend such unitholders to accept; or

           2.  HLF ceases to be the Managing General Partner of the Partnership.

        Any options accelerated in connection with or Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

    SECTION 17. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate at the end of the term of the Plan described in Section 2, or shall terminate at such earlier time as the Board may determine. No options shall be granted under the Plan after the applicable termination date. However, all option grants outstanding on such termination date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants. Subject to the limitation contained in Section 18 herein, the Board may at any time without further approval of the Partnership unitholders terminate or suspend the Plan or amend or revise its terms, including the form and substance of the option agreements to be used hereunder; provided, however, that without approval by the unitholders of the Partnership representing a majority of the voting power (as contained in Section 2 herein) no amendment or revision shall
(a) increase the maximum aggregate number of Units that may be sold or distributed pursuant to options granted under this Plan, except as permitted under Section 5 herein; (b) increase the maximum term established under the Plan for any option; (c) permit the granting of an option to anyone other than as provided in Section 5 herein; or (d) alter the Exercise Price for any option.

    SECTION 18. OPTION ASSUMPTION OR SUBSTITUTION. If the Partnership or any of its Subsidiaries is a party to a merger, consolidation, reorganization, exchange of ownership interest, acquisition of ownership interest or assets, or similar transaction, the Committee may grant options hereunder in connection with the assumption, substitution, or conversion by the Partnership of options that have been issued by another party to the transaction, and as may be necessary the Board may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such assumption, substitution, or conversion, all without further action by the Partnership unitholders. Notwithstanding Section 9, options granted under this Section 18 may be for an Exercise Price that is less than Unit Price as may be determined by the Committee in order that the difference between the aggregate fair market value of the assumed option interests and the aggregate exercise price of such assumed option interests may be maintained under the assumed, substituted, or converted option granted hereunder. Further, in connection with any transaction described in the first sentence of this Section 18, options may be granted under the Plan at such exercise prices and in such amounts as may be approved or ratified by a majority of outstanding Units, notwithstanding any other provision hereof.

    Without limiting the generality of the foregoing and notwithstanding anything in the Plan to the apparent contrary, the Partnership is authorized to issue options under the Plan to such persons in such amounts and at the exercise prices set forth in Exhibit A to the Plan immediately after the Effective Time of the contemplated merger between C. Brewer Homes, Inc. and the Partnership pursuant to that certain Amended and Restated Agreement and Plan of Merger between the parties dated as of December 18, 1997, as it may be amended from time to time.

    SECTION 19. PRIOR RIGHTS AND OBLIGATIONS. No amendment, suspension, or termination of the Plan shall, without the consent of the individual who has received an option, alter or impair any of that person's rights or obligations under any option granted under the Plan prior to that amendment, suspension, or termination. However, the grant of an option shall not affect in any way the right or power of the Partnership: to make adjustments, reclassifications, reorganizations or changes of its capital or business structure; to merge or consolidate; or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

    SECTION 20. PRIVILEGES OF UNIT OWNERSHIP. Notwithstanding the exercise of any option granted pursuant to the terms of this Plan, no individual shall have any of the rights or privileges of a unitholder of the Partnership in respect of any Units issuable upon the exercise of his or her option until certificates representing the Units have been issued and delivered. No Units shall be required to be issued and delivered upon exercise of any option unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

    SECTION 21. RESERVATION OF UNITS. The Partnership, during the term of this Plan, shall at all times reserve and keep available such number of Units as shall be sufficient to satisfy the requirements of the Plan.

    SECTION 22. CONTINUED SERVICE. Nothing contained in this Plan shall be construed as conferring upon an individual the right to continue in the employment of either the Partnership or HLF or serve as an officer or Director of HLF. The options granted hereunder shall be made to Eligible Individuals in their individual capacities.

    SECTION 23. TAX WITHHOLDING. The exercise of any option granted under this Plan is subject to the condition that if at any time the Partnership shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Units pursuant thereto, then in such event, the exercise of the option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Partnership. Subject to approval of the Board (which approval shall comply with Code of Federal Regulation Section 240.16b-3(e) in the case of a Person subject to the provisions of Section 16 of the Exchange Act), such Person may elect to satisfy the withholding requirement, in whole or in part, by having the Partnership withhold Units having a fair market value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction.

    SECTION 24. RULE 16B-3 REQUIREMENTS. With respect to any Person who is subject to the provisions of Section 16 of the Exchange Act, the provisions of the Plan and all transactions thereunder are intended and shall be construed and applied so as to comply with all applicable requirements and conditions of Rule 16b-3 or any successor Rule under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                   EXHIBIT A

                                                                            NUMBER OF OPTIONS    PER UNIT OPTION
NAME                                                                           UNDER PLAN        PRICE UNDER PLAN
-------------------------------------------------------------------------  -------------------  ------------------
Seth A. Bakes............................................................          33,333           $   3.1875
John W.A. Buyers.........................................................           3,333               3.6563
Kent T. Lucien...........................................................           3,333               3.6563
David A. Heenan..........................................................           3,333               3.6563
Paul C.T. Loo............................................................           3,333               3.0938
                                                                                    3,333               3.6563

                                                                      APPENDIX G
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                  FORM 10-K/A
                                AMENDMENT NO. 2
                                       TO

  /X/ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED MARCH 31, 1997
                                        OR

  / /    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

           FOR THE TRANSITION PERIOD FROM             TO
                         COMMISSION FILE NUMBER 0-22948
                            ------------------------
                             C. BREWER HOMES, INC.

             (Exact name of registrant as specified in its charter)

                  DELAWARE                             99-0145055
      (State or other jurisdiction of                 (IRS Employer
       incorporation or organization)              Identification No.)

              (Address of principal executive offices) (Zip code)
                   255 EAST WAIKO ROAD WAILUKU, HAWAII 96793

       Registrant's telephone number, including area code: (808) 242-6833

        Securities registered pursuant to Section 12(b) of the Act: None
          Securities registered pursuant to Section 12(g) of the Act:

                              CLASS A COMMON STOCK
                                (TITLE OF CLASS)

    Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    Indicate by check mark if disclosure of delinquent files pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. / /

    The aggregate market value of the Class A Common Stock held by non-affiliates of the registrant on June 6, 1997 was $6,829,132.

    The number of shares outstanding of each of the registrant's classes of common stock on June 6, 1997 was as follows:

        Class A Common Stock (Par Value $.01 per share) 3,376,424 shares Class B Common Stock (par value $.01 per share) 4,959,576 shares

                      DOCUMENTS INCORPORATED BY REFERENCE

    Definitive Proxy Statement relating to the Company's 1997 Annual Meeting of Stockholders to be filed hereafter (incorporated into Part III hereof).

           Form 10-K/A

           Amendment No. 1

        The undersigned Registrant hereby:

           1. Amends Items 1, 6, 7, 8 and 14 of its annual Report on Form 10-K for the fiscal year ended March 31, 1997 (the "Form 10-K") and files such amended Items 1, 6, 7, 8 and 14 herewith;

           2. Amends Schedules III and IV of the Form 10-K and files such amended Schedules III and IV herewith; and

           3.  Files Exhibits 10.56 and 10.57 herewith.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

ITEM 1. BUSINESS.

GENERAL

    C. Brewer Homes, Inc. (the "Company") is a land developer and homebuilder in the State of Hawaii with operations on the islands of Maui, Kauai and Hawaii. The Company has extensive landholdings, totaling approximately 2,689 acres on these islands, and is one of the largest owners of entitled residential units on the island of Maui. The Company believes that its existing landholdings will provide sufficient inventory to enable the Company to develop and sell land, and build and sell new homes for more than ten years without acquiring additional land. In addition, for the next 20 years the Company will have access to approximately 1,964 acres of additional land through a land purchase option granted to the Company by its former parent, C. Brewer and Company, Limited ("CBCL").

    From late 1993 through early 1997, the Company's business strategy was focused primarily on the construction and sale of homes. In early 1997, the Company expanded its business strategy to include the development and sale of lots and parcels of land, which had been the Company's primary business strategy prior to late 1993. The Company currently intends to continue in the business of building and selling homes. The Company is presently selling homes on the island of Maui at its Kaimana, Halemalu and Iao Parkside developments. The single-family and multi-family homes included in the Kaimana, Halemalu and Iao Parkside developments range in size from 657 square feet to 1,927 square feet, and in price from $118,000 to $275,000.

    Kaimana is a 179-unit single-family residential project and Halemalu is a 30-unit single-family residential project of the Kehalani master-planned community on the island of Maui. In November 1994, the Company began selling single-family homes at Kaimana and delivered the first homes in March 1995. Through March 31, 1997, 67 home sales had closed at Kaimana. In October 1995, the Company began selling the single-family homes at Halemalu and through March 31, 1997, 27 home sales had closed. The Company is currently planning the next subdivision at Kehalani called Nanea. This subdivision would include 80 single-family residential homes. The Kehalani development is expected to consist of a total of approximately 2,100 homes, ranging from affordably priced multi-family condominiums to executive-quality single-family homes. The Kehalani site provides panoramic vistas of the Pacific Ocean and Mount Haleakala and will be one of the largest planned residential communities on the island of Maui.

    Iao Parkside is a 28-acre, 480-unit low-rise garden condominium project being constructed and sold through a 50% joint venture partnership with Schuler Homes, Inc. ("SHI"). This project is targeted at first-time buyers under Hawaii's affordable housing policy. The joint venture partnership began accepting reservations at this project in March 1993 and executing sales contracts in July 1993. Through March 31, 1997, 348 home sales had closed. In addition, during fiscal year 1997, the Company and SHI mutually determined not to jointly develop the Kula Lei project through this partnership as previously contemplated.

    The Company's Puueo I project is an 800-home master-planned community located on 314 acres on the island of Hawaii, adjacent to the city of Hilo. The County Council approved the Company's change of zone application to residential and commercial, subject to certain water source verifications. The Company does not anticipate any problems with providing such satisfactory assurances and is proceeding with the preliminary planning for this residential development.

    The Company's Kalihiwai Ridge II project on the island of Kauai is a rural estate community in which the Company is currently offering homesites. For the fiscal year ended March 31, 1997, two land parcel sales had closed at Kalihiwai Ridge II.

    The Company has also received entitlements for its Piihana project located on 79 acres on the island of Maui near the Company's Iao Parkside project. The Piihana project is located one mile northwest of the

Wailuku business district at the base of the West Maui Mountains. The entitlements allow for up to 600 residential units.

    During fiscal year 1997, the Company completed the relocation of its headquarters to the island of Maui from Honolulu, Hawaii.

    The Company requires capital to plan projects, obtain entitlements, acquire and develop land, construct homes, and for working capital. The Company intends to fund its capital requirements through a combination of internally generated funds, bank and other financing. The Company further intends to primarily rely on bank financing for its home construction requirements. As a result, the Company's business and earnings are substantially dependent on its ability to obtain financing on acceptable terms. The Company also plans to seek additional financing, a portion of the proceeds from which will be used to fund necessary development work at its Kehalani master-planned community. No assurance can be given that the Company will be able to obtain such financing or that any such financing will be on terms acceptable to the Company.

    For more than 20 years, the Company operated as the real estate development and investment subsidiary of CBCL. In connection with the Company's initial public offering of its Class A Common Stock (the "Initial Public Offering") in December 1993, CBCL transferred to the Company CBCL's entire inventory of entitled land, together with certain unentitled land, at historical cost, and granted the Company an option to purchase up to approximately 1,982 additional acres of unentitled land. The Company believes that the land transferred to it by CBCL, together with the land subject to the option, constitute substantially all of CBCL's real estate on which residential and commercial development are feasible within the next 20 years.

    The Company currently owns approximately 2,174 acres of entitled land in the State of Hawaii, of which approximately 1,018 acres have the entitlements necessary to build approximately 3,817 residential units and approximately 1,136 acres have entitlements for approximately 60 lots. In addition, the Company has entitlements for approximately 20 acres designated for commercial use. Of the Company's approximately 3,817 entitled residential units, approximately 2,697 are located on the island of Maui. Over the next several years, the Company intends to seek entitlements for its unentitled land holdings of approximately 515 acres. The Company estimates that these unentitled land holdings could represent up to approximately 900 additional residential units.

    "Entitled" land has received all discretionary land use approvals necessary for residential development from the appropriate state and county governments, except for any required tract maps, subdivision approvals, and grading and building permits. "Unentitled" land has not received all of such approvals. "Entitled" units refers to residential units that are located on entitled land.

THE RESTRUCTURING

    The Company was initially incorporated in the State of Hawaii in October 1970. In October 1994, the Company changed its state of incorporation from Hawaii to Delaware. Prior to the Initial Public Offering in December 1993, the Company was a wholly owned subsidiary of CBCL, which is a wholly owned subsidiary of Buyco, Inc. ("Buyco"). Buyco is the common parent of an affiliated group of corporations formed in connection with the acquisition of CBCL in 1986. Pursuant to a restructuring and distribution (the "Restructuring"), which was effected immediately prior to the consummation of the Company's Initial Public Offering, all of the 5,750,000 outstanding shares of the Class B Common Stock of the Company were distributed by CBCL to Buyco, which in turn distributed such stock to its 74 stockholders on the basis of 1.08 shares of Company Class B Common Stock for each share of Buyco common stock held.

    As part of the Restructuring, CBCL and its subsidiaries transferred to the Company CBCL's entire inventory of entitled land (approximately 731 acres) and certain unentitled land (approximately 725 acres) at historical cost. Furthermore, CBCL granted the Company an option to purchase up to approximately

1,982 additional acres of currently unentitled land on the islands of Maui and Hawaii at fair market value at the time of exercise of the option. See "--Land Subject to Option/Right of First Refusal" and "--Relationship with C. Brewer and Company, Limited." The Company believes that the entitled land and certain unentitled land transferred to it by CBCL and the unentitled land subject to the option together constitute substantially all of CBCL's real estate on which residential and commercial development are feasible within the next 20 years (based on the Company's estimate of the time necessary to obtain the required entitlements and complete the necessary infrastructure for these land parcels).

    Of the land transferred to the Company by CBCL, the transfer of approximately 656 acres (principally comprising the Company's land on the island of Maui) was effected as a contribution to capital. The transfer of the balance of the land, consisting of approximately 800 acres on the island of Hawaii, was effected as an exchange for approximately 11 acres of unentitled land located on the island of Kauai and 18,130 acres of unentitled land located on the island of Hawaii owned by the Company (on which land the Company believes residential and commercial development are not feasible within the next 20 years based on the Company's estimate of the time necessary to obtain the required entitlements and complete the necessary infrastructure). The Company also transferred to CBCL all of the capital stock of Kilauea Irrigation Co., Inc., a water irrigation company.

    In connection with the Restructuring, the Company and CBCL entered into a number of agreements for the purpose of defining their ongoing relationship, including certain tax and other indemnification arrangements. These agreements were not the result of negotiations between independent parties. There can be no assurance that each of such agreements is, or all of them taken as a whole are, on terms comparable to those that would have resulted from negotiations between unaffiliated parties. The ongoing relationship between the Company and CBCL, including the amendment of any of the agreements between the Company and CBCL, could result in conflicts of interest between the Company and CBCL. Such conflicts of interest will be resolved by a committee of the Board of Directors of the Company comprised of two directors who are not officers or employees of the Company or any of its affiliates, including CBCL ("Outside Directors"), and one employee-director. See "--Relationship with C. Brewer and Company, Limited."

    Prior to the Restructuring, CBCL was indebted to The Prudential Insurance Company of America ("Prudential") in the aggregate amount of approximately $54 million and, in addition, CBCL had a line of credit in the amount of $21.5 million with First Hawaiian Bank and SeaFirst Bank (together, the "Bank Group"). All of such debt was guaranteed by the Company. Subsequently, CBCL refinanced the line of credit with First Hawaiian Bank as the sole lender. In connection with the Restructuring, Prudential and the Bank Group agreed to release the Company from all such guarantees. In connection with such release, the Company issued an unsecured $25 million term note payable to CBCL (the "CBCL Note"). The principal amount of the CBCL Note was determined as a result of negotiations between the Company and CBCL and after consideration of a number of factors, including the market value of the properties being transferred and the necessity of pledging the CBCL Note to Prudential and First Hawaiian Bank in connection with their release of the Company's guarantees. In September 1995, as a result of obtaining new loan facilities, the Company paid off the remaining principal balance of $19.3 million plus interest accrued and payable on the CBCL Note. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Financial Condition" and "Note 6 to Notes to Financial Statements."

    Buyco obtained a ruling from the Internal Revenue Service (the "IRS") that the distribution of the shares of Class B Common Stock to the Buyco stockholders as part of the Restructuring qualified as a tax-free "spin-off" under Section 355 of the Internal Revenue Code, and accordingly no taxable gain or loss was recognized by the Company, Buyco or CBCL upon such distribution. The IRS ruling does not cover all tax aspects of the Restructuring, and certain transactions undertaken prior to or as part of the Restructuring could give rise to substantial federal and state income taxes for CBCL and the Company. CBCL and its affiliated companies (other than the Company) have agreed to indemnify the Company against all such taxes, as well as against all taxes arising from operations of members of the Buyco affiliated group (other than taxes arising from the Company's operations during 1993 and after) and intercompany transactions between members of the group prior to the Restructuring. To the extent that any taxes for periods through the Restructuring are assessed against the Company, and CBCL and its affiliated companies (other than the Company) are unable to satisfy their indemnity obligations, there could be a material adverse effect on the Company.

THE HAWAII HOUSING MARKET

    The Company presently conducts all of its business in the State of Hawaii, primarily on the island of Maui and also on the islands of Kauai and Hawaii. In addition, all of the Company's operations on Maui are concentrated in central Maui. Although Hawaii was one of the country's fastest growing economies in the late 1980s, the Company believes that the recessions in the United States, particularly in California, and Japan have contributed to a slowdown in Hawaii's economy during the 1990s. After adjusting for inflation, Hawaii's gross state product grew 0.2% in each year from 1992 to 1994, and 0.5% in 1995, after having grown by a total of 18.9% between 1986 and 1990. Estimated growth in gross state product in 1996 has been reported at approximately 1.0%. The Company has observed a reduction in the rate of new home sales since late 1993, which the Company believes to be the result of increases in Hawaii unemployment rates and the general lack of confidence in the Hawaii economy by prospective home buyers. Any prolonged economic stagnation or downturn in Hawaii could have a material adverse effect on the Company's business.

    In addition, much of the land in the State of Hawaii, particularly on the islands of Maui, Kauai and Hawaii, has historically not been supported by adequate public infrastructure (e.g., roads, water utilities, sewage and drainage facilities) necessary for residential development. As a result of the high cost of providing infrastructure, developers face significant difficulty in profitably pricing their homes. Infrastructure constraints also limit the speed at which new housing could be constructed even if environmental and other land use considerations could be resolved more quickly. For example, the availability and cost of domestic water connection may pose a major limitation for developers in certain areas of central Maui. Infrastructure construction is further complicated by the terrain and climate of Hawaii, which may necessitate extensive grading and constructing retaining walls and drainage systems to control erosion. The total investment in infrastructure for a large residential community in Hawaii can be substantial.

    The Company's planned residential projects are long-term in duration. In Hawaii it can take in excess of ten years from the decision to develop unentitled land until the first home or homesite is sold, depending on the nature of the governmental approval process, the project's size, the state of the economy and the physical characteristics of the site. In addition, before planned residential projects can generate any revenue, significant capital expenditures and carrying costs are required for, among other things, compliance with governmental land use and environmental requirements, land development and installation of infrastructure.

    The entitlement process for development of property in Hawaii is lengthy, complex and costly, involving numerous state and county discretionary regulatory approvals. Conversion of an unentitled parcel of land to residential zoning usually requires the following approvals: adoption of or amendment to the County Community Plan to reflect the desired general land use; approval by the State Land Use Commission to reclassify the parcel to an urban designation; County Council approval to rezone the property to the specific use desired; and, if the parcel is located in the Coastal Zone Management area, the granting of a Special Management Area Permit by the County Planning Commission. In obtaining the necessary land entitlements at the state and county levels, the Company obtains approvals from these authorities for related matters, including density, provisions for affordable housing, roads, utilities and the dedication of acreage for schools, parks and other purposes. County approval is typically obtained after state approval. Subsequent to county approval of entitlements, subdivision approvals and building permits must be obtained. The entitlement process is complicated by the conditions, restrictions and exactions that are placed on these approvals, such as requirements for construction of infrastructure improvements, payment of impact fees, restrictions on the permitted uses of the land and provisions of affordable housing.

    The County of Maui controls land use initially through a Community Plan process prior to specific zoning designation. The Community Plan process results in designations of general categories of land use--residential, commercial, agricultural, resort, parks, etc. The Community Plan process involves approval by a Citizens' Advisory Committee, the County Planning Commission and the County Council. This entire process was approved in 1987, approximately eight years after the process began. Maui County began the process of updating the present Community Plan in 1992.

    The development process for a planned residential project entails a range of activities, including architectural design, civil engineering, grading raw land, constructing public infrastructure such as streets, utilities and public facilities, and finishing individual homesites. The Company intends to design and control the construction and installation by contractors and subcontractors of all infrastructure in its planned projects. As part of its planned projects, the Company intends to contract with third parties to develop commercial zones, public areas and recreational amenities, including shopping centers, schools, libraries, community centers, parks and other essential facilities. The Company believes that phased development of its projects will provide flexibility to react to changing market conditions and to create stable and attractive neighborhoods.

    The climates and geology of Hawaii present certain risks of natural disasters. In September 1992, Hurricane Iniki caused a delay in the construction of roads and utilities at the Company's Kalihiwai Ridge project on the island of Kauai as construction resources were directed to civil recovery projects for the community. In addition, certain of the Company's projects are located on the island of Hawaii, where the Kilauea volcano is currently active. To the extent that hurricanes, severe storms, volcanoes or other natural disasters occur, the Company's business may be adversely affected.

SUMMARY OF CURRENT AND FUTURE PROJECTS

    The following table presents information relating to the Company's projects at March 31, 1997.

                                                                               ACTUAL OR          HOMES
                                                                              ANTICIPATED      SUBJECT TO      ESTIMATED
                                                  APPROXIMATE    ESTIMATED      DATE OF       PENDING SALES      PRICE
                                      PRODUCT      REMAINING     REMAINING      INITIAL       CONTRACTS AT       RANGE
                          LOCATION    TYPE(1)        ACRES         UNITS      CLOSINGS(S)      3/31/97(3)       ($000S)
                          ---------  ----------  -------------  -----------  -------------  -----------------  ----------
ENTITLED
Iao Parkside(4).........       Maui          MF            8           132          1993                9      $  118-160
Kehalani(5)
  Kaimana...............       Maui          SF           18           112          1995               18         180-275
  Halemalu..............       Maui          SF            1             3          1995           --             207-215
  Nanea.................       Maui          SF           16            80          1998           --             200-250
  Commercial............       Maui           P           20        --            --               --              --
  Phase 2...............       Maui        MF/P           29           326          1998           --             130-200
  Phase 3...............       Maui     SF/MF/L          160           639          1998           --             120-325
  Phase 4...............       Maui     SF/MF/L          279           805          2000           --             190-360
Piihana.................       Maui       SF/MF           79           600          2002           --              --
Kalihiwai Ridge II......      Kauai           P           36             8          1991           --             147-299
Kalihiwai Ridge III.....      Kauai           P        1,100            52          2001           --              --
Puueo I.................     Hawaii     SF/MF/L          314           800          1999           --              85-350
Kulaimano...............     Hawaii     SF/MF/L          114           320          2002           --              --
                                                       -----         -----                            ---
  Subtotal..............                               2,174         3,877                             27
                                                       -----         -----                            ---
Untitled(6)
Puueo II(7).............     Hawaii        SF/L          164        --            --               --              --
Wainaku(7)..............     Hawaii     SF/MF/L          121        --            --               --              --
Kaumana(8)..............     Hawaii           P          202        --            --               --              --
Iao II(9)...............       Maui           P           28        --            --               --              --
                                                       -----         -----                            ---
  Subtotal..............                                 515        --                             --
                                                       -----         -----                            ---
  Total.................                               2,689         3,877                             27
                                                       -----         -----                            ---
                                                       -----         -----                            ---

------------------------

(1) SF = Single-family units; MF = Multi-family units; P = Parcels; L=Lots.

(2) Calendar year. Anticipated closing dates are based upon the Company's current planning estimates and forecasts.

(3) Refers to sales contracts that have not yet closed; because such contracts are subject to numerous contingencies, no assurance can be given that they will result in actual closings. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Deferred Revenue and Backlog."

(4) Represents 100% of the project by Iao Partners, a joint venture partnership (in which the Company has a 50% interest) between the Company and SHI.

(5) The Kehalani master-planned community includes approximately 127 acres planned for schools, parks, and open space, including a community recreation center.

(6) The land for these projects is not currently entitled for residential development; therefore, estimates of price ranges are not currently available. Because of the unentitled nature of this land and the uncertainty as to when it may become available for residential development, the Company considers this land as held for investment and not as part of its current inventory.

(7) The land for these projects is not currently entitled for residential development. Based upon the Company's current planning estimates, the unentitled land for the Puueo II and Wainaku projects could represent up to approximately 900 residential units.

(8) This represents the Company's 55% undivided ownership of this 366-acre parcel of land. The other 45% is owned by Mauna Kea Agribusiness Company, Inc., a subsidiary of CBCL.

(9) The Company is currently contemplating the sale of its Iao II land.

LAND SUBJECT TO OPTION/RIGHT OF FIRST REFUSAL

    The Company believes that its existing landholdings will provide sufficient inventory to enable the Company to develop and sell land, and build and sell new homes for more than ten years. The Company and CBCL entered into an Option/Right of First Refusal Agreement which provides that, among other things, for 20 years from the date of the Initial Public Offering, the Company will have the option to purchase up to approximately 1,982 acres of currently unentitled land on the islands of Maui and Hawaii from CBCL at fair market value at the time of exercise of the option (less a discount of 3.5% representing customary selling costs avoided by CBCL). See "--Relationship with C. Brewer and Company, Limited."

    To date, the Company has purchased 18 acres of land pursuant to the Option/Right of First Refusal Agreement, which it has since resold. As of March 31, 1997, the property subject to the Option/Right of First Refusal Agreement is described in the following table. All such land is unentitled.

                                                                            APPROXIMATE
PROPERTY                                                                    LOCATION     ACREAGE
--------------------------------------------------------------------------  ---------  -----------
Waiolani II...............................................................       Maui          56
Iao III...................................................................       Maui          80
Wailuku II................................................................       Maui         512
Maalaea...................................................................       Maui         261
Paukukalo.................................................................       Maui           5
Papaikou Point............................................................     Hawaii         113
Kukui Point...............................................................     Hawaii         102
Pepeekeo Point............................................................     Hawaii         812
Papaikou..................................................................     Hawaii          23
                                                                                            -----
  Total...................................................................                  1,964
                                                                                            -----
                                                                                            -----

LAND SALES

    From late 1993 through early 1997, the Company's business strategy was focused primarily on the construction and sale of homes. In early 1997, the Company expanded its business strategy to include the development and sale of lots and parcels of land, which had been the Company's primary business strategy prior to late 1993. Therefore, the Company may from time to time develop and/or sell certain parcels of its land, including certain commercial sites. For example, at the Company's Kehalani project, there are approximately 20 acres of land zoned for commercial use, which the Company may develop or sell to third parties. In addition, the Company is offering homesites for sale at its Kalihiwai Ridge II project, and may sell its Kalihiwai Ridge III project as bulk property to a third party.

RECENT COMMENCEMENT OF HOMEBUILDING ACTIVITIES; THE HOMEBUILDING INDUSTRY

    Although the Company has been holding, entitling, developing, marketing and selling land for over 20 years, it has only been building homes since late 1993 and, to date, has closed a total of 558 home sales. As a result, the Company is subject to the risks inherent in establishing a new line of business. Because the Company has only recently commenced homebuilding operations, the Company's historical financial performance is not necessarily a meaningful indicator of future results. For example, the Company's cost of property sales has increased substantially and therefore its gross margin as a percentage of property sales has declined as compared to periods prior to the commencement of homebuilding activities.

    Historically, most sectors of the homebuilding industry have been cyclical and have been significantly affected by changes in general economic conditions, levels of consumer confidence and income, housing demand, interest rates, unemployment rates, and the availability of financing. In addition, homebuilders such as the Company are subject to various risks including competitive overbuilding, environmental risks, cost overruns, lack of public infrastructure, changes in government regulation, availability and cost of capital, and increases in real estate taxes and other local government fees.

    The Company is also subject to certain risks associated with the availability and cost of materials and labor, delays in construction schedules and cost overruns. For example, homebuilders nationwide have experienced significant volatility in the cost of lumber, with lumber prices varying by as much as 50% over a several month period. The Company's developments are also susceptible to delays caused by strikes or other events involving construction trade unions. Environmental regulations can also have an adverse impact on the availability and price of certain raw materials such as lumber. In addition, the Company's operations are susceptible to delays caused by weather disturbances, international events affecting the shipping industry and the transportation of building materials necessary for the Company's business, and other factors not within a developer's control.

CONSTRUCTION

    In the past, all construction activities for the Company were typically performed by experienced general contractors who enter into fixed-price contracts for the construction of infrastructure and homes for specific residential developments. However, the Company currently anticipates that in the future it will operate as its own general contractor for the construction of homes at its residential developments. The general contractor manages the construction process, coordinates the activities of all subcontractors, suppliers and building inspectors, and follows plans prepared by consulting architects and engineers who are retained by the Company and whose designs are responsive to the local market conditions. Engineering, site preparation and environmental impact analysis work is contracted to independent firms that are familiar with local requirements.

    The Company employs a number of individuals with experience in residential development and homebuilding, including architectural design, construction, marketing and finance. These skills are collectively applied toward each development opportunity to arrive at a product that incorporates the recommendations of key staff, as well as outside consultants. Company management makes all significant product design and building decisions and monitors the construction of each project relative to the budget, timing and quality standards established by the Company. Homes under construction are inspected regularly by employees and professional consultants to ensure product quality.

    The Company employs contractors who have significant experience in constructing infrastructure and building residential dwellings in Hawaii, and who have production capability sufficient to meet the Company's needs. To demonstrate financial capability, the Company requires that contractors be able to provide performance and payment bonds from rated surety companies. Contracts are either bid or negotiated, depending upon the circumstances.

    Construction time for the Company's homes depends on the time of year, availability of labor, materials and supplies and other factors. See "-- Government Regulation and Environmental Matters." Materials and supplies are generally secured by independent contractors, subcontractors and suppliers from customary trade sources. Construction time for multi-family homes generally ranges from five to nine months, and construction time for detached single-family homes generally ranges from two to four months.

    The Company is not presently experiencing any serious labor or material shortages. However, in the past, the Company has experienced delays in obtaining the necessary material and labor to install steel framing systems at its Waiolani I project. The Hawaii residential construction industry has experienced serious labor and material shortages, including lumber, insulation, drywall, cement and carpenters. Delays in construction of homes due to these shortages or to inclement weather conditions could have an adverse effect upon the Company's homebuilding operations. In addition, the Company's operations are susceptible to delays caused by strikes, weather disturbances and international events affecting the shipping industry and the transportation of building materials to Hawaii.

    The Company generally provides a limited warranty of workmanship and materials with respect to each of its homes. The Company typically requires contractors to provide a one-year warranty on materials and workmanship, and to convey any extended warranties with respect to structural components to the homeowner. However, to the extent that warranty claims are not covered by the Company's contractors or subcontractors, the Company has established an allowance to cover warranty expenses. The Company's historical experience is that such warranty expenses generally fall within the allowance established although no assurance can be given that this will be the experience in the future. At Waiolani I, the Company contracted its homebuilding work to qualified contractors who provided the Company with a warranty so that any claims relating to workmanship and materials will generally be the primary responsibility of the Company's contractors.

PRODUCT LINES

    The Company plans to offer a variety of product lines tailored to meet the specific demands of the demographic and socio-economic markets it serves. These products range from entitled land, to lot sales, to the sale of finished homes. The Company also plans to sell or develop the commercial areas designated in certain of its projects. The particular product line selected by the Company is dependent on a number of factors, including the Company's analysis of market demand, the cost of acquiring and developing the underlying parcels of land, the size and category of housing generally available in the area, and the demographic and economic characteristics of the specific market.

    Home prices, design and styles for each project are determined based on the Company's experience and market research to ensure that each product line is tailored to meet consumer demands. The Company's current product offerings principally target entry-level and first-time move-up buyers. The Company believes that it is positioned to meet the changing needs of the market as a result of its intent to construct homes and/or develop land for sale in relatively small phases to meet current demand and through its ability to modify its plans as marketing circumstances change.

    The Company believes that providing amenities for new home communities enhances the inherent value of the communities and the desirability of the Company's homes in the market. These amenities are designed to create a family-oriented environment and an enhanced lifestyle. By developing homes in close proximity to schools, parks, shopping and community recreation centers, the Company believes it offers home buyers uniquely attractive living opportunities. In addition, features within the homes, including high-quality finishes and fixtures, create an appealing living environment. In many of its homes, the Company offers the home buyer attractive options such as appliances, cabinet and flooring upgrades, air conditioning, outdoor lanais and greenhouse windows.

MARKETING AND SALES

    The Company employs professional marketing and sales personnel, and maintains its own real estate brokerage operation. Marketing programs and materials are developed with the assistance of consultants in graphics, advertising, copyrighting and public relations. The Company advertises and promotes its products in local print media, including newspapers, magazines and radio.

    The Company is using four model homes at Kaimana to promote this subdivision at its Kehalani project. The Company sells its products both through its own sales force and in conjunction with cooperating brokerages. The Company has negotiated an exclusive sales arrangement with a broker for its

Kalihiwai Ridge II project. The Company's joint venture partnership with SHI has entered into an exclusive sales arrangement with respect to Iao Parkside.

    The Company seeks to price its homes very competitively and to market its homes in advance of construction, in an effort to minimize levels of unsold inventory upon completion of a project. The Company accomplishes these pre-sales by publishing a pre-sale advertisement and entering into pre-construction sales contracts with the purchasers. The sales contracts generally provide for requisite mortgage approval within a specified period, and the Company attempts to minimize cancellations by requiring a cash deposit and assessing the financial qualifications of potential home buyers. The Company's sales contracts are typically subject to cancellation by the purchaser under specified circumstances, such as the failure to obtain financing.

    The Company believes that the rate of new home sales continues to be negatively effected by a lack of confidence in Hawaii's economy by prospective home buyers. If new home sales rates continue at their current levels or decline further, the Company's financial results will be adversely affected. In response to current market conditions, the Company has provided, and may provide in the future, certain sales incentives to stimulate buyer interest. In addition, the Company has continued to lower sales prices to encourage buyers to purchase homes. As a result, the Company's gross margin as a percentage of sales on residential homes has declined, and may decline in the future.

CUSTOMER FINANCING

    Substantially all home buyers utilize long-term mortgage financing to purchase their homes and lenders generally make loans only to borrowers who satisfy such lender's income and other requirements. Although mortgage financing for qualified home buyers is currently available, there can be no assurance that mortgage financing will remain readily available to the Company's customers due to general economic conditions, the restricted ability of banks and savings and loan institutions to finance the purchase of homes by home buyers and other factors. In particular, during periods of high interest rates, it is generally more difficult for people to qualify for mortgage loans due to the higher payments associated with higher interest rates. Moreover, restrictions on the deductibility of mortgage interest for federal income tax purposes could adversely affect the Company's operations.

    The Company's Iao Parkside project meets applicable Federal Housing Administration ("FHA") or Veterans Administration ("VA") requirements. In addition, the portion of the Company's projects at Kehalani and Piihana that are required to be "affordable," as well as any additional projects whose entitlements require "affordable" housing, are also expected to meet applicable FHA or VA requirements. FHA and VA financing generally enables home buyers to purchase homes with lower down payments than the down payments required by conventional mortgage lenders. The principal reasons why certain of the Company's projects may not meet applicable FHA or VA requirements is that the base price of homes in those projects exceeds established FHA or VA maximum home prices. The Company believes that the availability of FHA and VA financing broadens the group of potential purchasers for the Company's homes. Loans are generally permitted for up to 90% to 97% of the value of the home. In addition, FHA and VA financing have other suitability requirements similar to conventional financing requirements.

    The Company has, from time to time, provided medium-term mortgage financing to its customers in conjunction with the sales of land and residential lots. The Company generally requires a down payment of 20% to 25% of the sales price on a Company-financed transaction for lots and land parcels. The Company reviews each loan application on the merits of each applicant. Consideration is given to, among other factors, the applicant's monthly debt payments-to-income ratio, the applicant's liquid assets, net worth and credit payment history. The Company currently offers mortgage financing to purchasers of lots at its Kalihiwai Ridge II project and, on a limited basis, a second mortgage of up to 20% of the selling price for certain homes at its Kehalani project. The Company may continue to provide customer mortgage financing for future land and home sales.

COMPETITION AND MARKET FACTORS

    The land development and homebuilding industries are highly competitive. The Company competes for desirable properties, financing, raw materials and skilled labor. Moreover, the Company competes for land and residential sales with numerous large and small developers, including some developers with greater financial and other resources than the Company, government built or subsidized housing units, individual resales of existing homes and condominiums, and available rental housing. Competition for the acquisition of raw land is particularly intense in Hawaii, largely due to the concentration of land ownership and the limited supply of land available for development.

    The real estate industry is cyclical and affected by consumer confidence levels, prevailing economic conditions generally and by interest rate and unemployment levels in particular. The Company believes that the general slowdown in Hawaii's economy, including a recent increase in the unemployment rate, has caused a decline in Hawaii's home sales rates, which has increased the competition for home buyers among Hawaii's homebuilders. Various other factors affect the housing industry and demand for new homes, including the availability of labor and materials and increases in the costs thereof, changes in costs associated with home ownership such as increases in property taxes and energy costs, changes in consumer preferences, demographic trends and the availability of and changes in mortgage financing programs.

    The Company is one of the leading real estate developers in Hawaii and believes it competes favorably as a result of its real estate development expertise, its knowledge of the Hawaii real estate market and the local government permitting and approval process.

HAWAII'S "AFFORDABLE" HOUSING REQUIREMENTS

    Governmental agencies in Hawaii have implemented formal and informal policies at both the state and county levels to increase the supply of low-and moderate-income housing. As a condition to classifying land for urban development, the Hawaii State Land Use Commission and the County Councils for each county in Hawaii determine, on a project-by-project basis, requirements for the provision by residential developers of "affordable" housing, most often at the time of entitlement proceedings before those bodies. Generally, the State of Hawaii requires developers of residential projects to offer for sale to eligible buyers a portion (typically 50% to 60%) of the total number of units in the project at prices that are affordable to buyers whose incomes range up to 140% of the local median income. Counties in Hawaii support this policy and normally impose requirements that may be more restrictive than that imposed by the state. For purposes of determining whether a home is "affordable," the Hawaii State Land Use Commission and the counties assess whether a purchaser is able to satisfy certain specified mortgage criteria. Margins on "affordable" homes could decline if interest rates rise, since affordable home price levels vary inversely with interest rates.

    Generally, homes sold under government-imposed price limitations must first be offered to owner-occupants. If after 180 days such homes have not been purchased by qualified purchasers or the state or county, they may then be sold to any other purchaser at the affordable price. In addition, to ensure that homes sold pursuant to "affordable" housing requirements remain "affordable" to other eligible buyers and to prevent speculation, state and local governments typically impose transfer restrictions on purchasers of "affordable" homes. These restrictions generally provide that if a home is to be sold or transferred within a one-to-ten-year period following its original sale, the government has the option to purchase the home on a formula price basis.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

    Changes in federal income tax laws and state and local property tax laws may affect demand for new homes and therefore the value of developable real property. In addition, various federal, state and local authorities regulate the manner in which the Company conducts its sales activities and other dealings with its customers. Approvals may be required for sales literature and contract forms, among others. The

Company is also subject to a number of laws imposing registration, filing and disclosure requirements with respect to its residential developments. For example, the Federal Consumer Credit Protection Act requires that, among other things, certain disclosures be made to purchasers about finance charges in credit transactions.

    The Company is subject to local, state and federal statutes, ordinances, rules and regulations protecting health and safety, archeological preservation laws and environmental laws, including laws protecting endangered species. The particular laws which apply to any given project vary greatly according to the site, the site's environmental condition and the present and former uses of the site. Environmental laws (i) may cause the Company to incur substantial compliance, mitigation and other costs, (ii) may prohibit or severely restrict development in certain environmentally sensitive areas, and (iii) may delay completion of the Company's projects. Some of the properties held for development by the Company were formerly sites of large agricultural operations, which involved the use of pesticides and other agricultural chemicals. Although environmental laws have not had a material adverse effect on the Company to date, and management is not currently aware of any environmental compliance issues that are expected to have a material adverse effect on the Company, no assurance can be given that such laws will not have a material adverse effect on the Company's operations in the future.

LAND ACQUISITION COSTS; RESTRICTIONS ON LAND USE AND DEVELOPMENT

    Although the Company believes that its existing landholdings will provide sufficient inventory to enable the Company to develop and sell land, and build and sell new homes for more than ten years, the Company intends, on a selective basis, to acquire additional land for residential development. Such additional land, including land subject to the option granted to it by CBCL and acquired at fair market value, will not have the same low cost as the Company's owned property. Therefore, the Company's costs for new projects will be significantly higher than for projects on currently owned land.

    In addition, the Company is subject to local, state and federal statutes, ordinances, rules and regulations affecting land use and building design. Approximately 515 acres of the Company's existing supply of land and the approximately 1,964 acres currently subject to the option granted to the Company by CBCL are not fully entitled. Before developing any of its unentitled land, the Company will be required to obtain a variety of regulatory approvals from state and local governmental authorities relating to such matters as permitted land uses and levels of density, the installation of utilities, and the dedication of acreage for open space, parks, schools and other community purposes. After these entitlements are granted, subdivision approvals and building permits must be obtained. Changes in circumstances or in applicable law may require amended or additional approvals. Based on the Company's experience, it may take over ten years from the decision to develop unentitled land until the delivery of a first home. The Company may incur substantial costs in connection with the land use approval process. In addition to costs and fees required in connection with various applications, counties may assess "impact fees" based on governmental assessment of the effects of the Company's projects on existing communities, including such things as infrastructure, transportation, waste disposal, education and air quality. The Company is subject to risks associated with changes in governmental regulations and increases in property taxes and other governmental fees.

INSURANCE

    CBCL has agreed to continue to provide the Company with insurance coverage under CBCL's policies and self-insurance programs. The insurance provided by CBCL includes property damage, builders' risks, general and automobile liability, workers' compensation, blanket crime and fiduciary liability. The Company may elect to obtain its own insurance coverage in the future and may, in such event, terminate the insurance coverage from CBCL after giving proper notice thereof. The Company is required to reimburse CBCL for the Company's share of the premiums for such coverage.

    In addition, subsequent to Hurricane Iniki in September 1992, many of the insurance companies doing business in Hawaii have restricted, curtailed or suspended the issuance of homeowners' insurance policies on single-family and multi-family homes. This has had the effect of both reducing the availability of hurricane insurance and, in general, increasing the cost of such insurance. Mortgage financing for a new home is conditioned on, among other things, the availability of adequate homeowners' insurance. There can be no assurance that homeowners' insurance will be available or affordable to prospective purchasers of the Company's homes. Long-term restrictions on or unavailability of homeowners' insurance could have a material adverse effect on the Company's business.

TITLE TO PROPERTIES

    The Company is currently unable to obtain policies of insurance assuring it of good and marketable title to certain parcels of land acquired from CBCL in the Restructuring. The Company believes that the defects in title arise from a variety of causes, including, but not limited to, defects in documenting transfers of the property, lack of paper title, lack of conveyance by co-owners and missing probate records, most of which defects occurred in the late 1800s and early 1900s. The Company believes that this condition exists with respect to approximately one acre of its 79 acres of land at its Piihana project. Title to a 50% undivided interest in approximately one acre out of its 28 acres at its Iao II project is vested in another party, and the Company is in the process of attempting to acquire that 50% undivided interest. As a result of title uncertainties, the Company is sometimes unable to obtain insurance policies, delivery of which is typically a condition to obtaining financing for a project. In order to cure title defects and obtain appropriate title insurance, the Company has initiated, or intends to initiate, legal actions to "quiet title" such parcels in its name. The process of prosecuting actions to quiet title is sometimes lengthy and could have the effect of delaying the Company's planned development of particular projects. Although in the past the Company has been able to resolve title defects satisfactorily through this legal process, no assurance can be given that the Company will prevail in its current or intended title actions or will otherwise be able to obtain insurable title to such properties. Based upon currently available information, the Company believes that none of these property title matters will have a material adverse effect on its business.

RELATIONSHIP WITH C. BREWER AND COMPANY, LIMITED

    The Company was initially incorporated in the State of Hawaii in October 1970. In October 1994, the Company changed its state of incorporation from Hawaii to Delaware. Prior to the Initial Public Offering in December 1993, the Company was a wholly owned subsidiary of CBCL, which is a wholly owned subsidiary of Buyco. Buyco is the common parent of an affiliated group of corporations formed in connection with the acquisition of CBCL in 1986. Initially a trading company, in 1876 CBCL's business became principally focused on the operation of sugar plantations and, over the subsequent years, CBCL increased its landholdings to support this business. In the late 1970s and early 1980s, CBCL diversified into other businesses, including the growing, packaging and marketing of macadamia nut, guava, and coffee products, as well as the distribution of industrial products and services. CBCL was an independent, publicly traded company listed on the New York Stock Exchange until 1978, when it was acquired by International Utilities Corporation. In 1986, a group of investors led by John W.A. Buyers, CBCL's Chairman and Chief Executive Officer, formed Buyco, which completed a leveraged buyout of CBCL.

    In connection with the Restructuring, the Company and CBCL entered into a number of agreements for the purpose of defining their ongoing relationship. These agreements were not the result of negotiations between independent parties. There can be no assurance that each of such agreements is, or that all of the agreements taken as a whole are, on terms comparable to those that would have resulted from negotiations between unaffiliated parties. Additional or modified agreements, arrangements and transactions may be entered into by the Company and CBCL and its affiliates. Any such future agreements, arrangements and transactions will be determined through negotiation among the Company, CBCL and its affiliates, as the case may be, and it is possible that conflicts of interest may arise. A committee of the Board of Directors of the Company comprised of two Outside Directors and one employee-director will resolve such conflicts of interest.

    Set forth below are summaries of certain agreements, arrangements and transactions among the Company, CBCL and certain of their affiliates. Copies of such agreements are included as exhibits to the Company's Registration Statement on Form S-1, and the following discussions with respect to such agreements are qualified in their entirety by reference to the agreements as filed with the Securities and Exchange Commission.

    INTERCOMPANY AGREEMENT

    Management Services. The Intercompany Agreement provides that CBCL will make available to the Company, at the Company's request, various services to the Company, including human resources and risk management. The Company will pay CBCL monthly the fully burdened cost of such services, including where appropriate, a reasonable allocation of the costs of data processing facilities, wage and fringe benefit costs, and occupancy and material costs. In addition, CBCL will be reimbursed for any out-of-pocket expenses incurred in connection with providing the services, as well as for extraordinary services.

    The agreement between the Company and CBCL regarding provision of services renews automatically for one-year periods unless written notice of termination by either party is received by the other party not less than 60 days prior to the end of the applicable term. CBCL makes no representations or warranties with respect to services provided under the Intercompany Agreement, except that CBCL agrees to perform such services with the same degree of care, skill and prudence customarily exercised in its own operations. CBCL will not be liable for any losses or damages suffered in respect to services performed under the Intercompany Agreement, other than losses or damages arising from CBCL's intentional or negligent failure to perform or its negligence in the performance of such services.

    Access to Information. The Intercompany Agreement provides that each of CBCL and the Company will be granted access to certain records and information in the possession of the other party. The Intercompany Agreement generally requires each party to retain all such information in its possession for three years after the Restructuring occurs (other than tax returns and related documents, which may be requested to be retained for a longer period), and thereafter to give the other party prior notice of any planned disposition of such information.

    Insurance. The Intercompany Agreement requires CBCL to provide insurance coverage to the Company under insurance policies issued to CBCL and CBCL's self-insurance programs, and requires the Company to pay a premium for such coverage, subject to renegotiation annually. The insurance includes property damage, builders' risk, general and automobile liability, workers' compensation, blanket crime and fiduciary liability. Risks not covered under such policies or programs will be borne by the Company. Either party may terminate the insurance coverage, in whole but not in part, upon 120 days' prior written notice. If the Company terminates the insurance coverage, the Company will nonetheless be obligated to pay the then current annual premium. If CBCL terminates the insurance coverage, the Company will receive a pro-rata refund on the premium paid. The Intercompany Agreement also provides for the allocation of proceeds under existing insurance policies between CBCL and the Company after the Restructuring and sets forth procedures for the administration of insured claims.

    Trademark License. Under the Intercompany Agreement, CBCL granted to the Company in perpetuity (subject to the conditions described below) an exclusive royalty-free right and license to use the trade name, trademark and service mark "C. Brewer" as the distinctive portion of the Company's name and in connection with the development and sale of residential real estate. The Company may sublicense the trademark and may change the form and manner of the trademark, in each case subject to the prior written approval of CBCL, which shall not be unreasonably withheld. As a condition of the trademark license, the Company will establish and maintain quality control standards, policies and procedures acceptable to CBCL. The trademark license may be terminated by CBCL only upon an uncured material breach of the section of the Intercompany Agreement relating to the trademark license or upon the insolvency or liquidation of the Company.

    Taxes. The Intercompany Agreement provides that Buyco, CBCL and their affiliated companies (other than the Company) will pay all federal and state income taxes and other taxes accruing to the Buyco affiliated group of corporations prior to the Restructuring and pay all taxes arising from the Restructuring (including any taxes resulting from the transfer of assets to CBCL and its affiliates pursuant to the Restructuring); provided that the Company will pay all taxes associated with the Company's operations accruing during 1993 and thereafter and certain fees and conveyance taxes arising from the transfer of assets from the Company to affiliates of CBCL as part of the Restructuring.

ASSET EXCHANGE AGREEMENT AND CONTRIBUTION AGREEMENT

    Allocation of Assets and Liabilities. The Company, CBCL and certain of their subsidiaries entered into an Asset Exchange Agreement (the "Asset Exchange Agreement") and a Contribution Agreement (the "Contribution Agreement"), which together provided for the principal corporate transactions required to effect the Restructuring, including the transfer to the Company of CBCL's inventory of entitled land and certain unentitled land at CBCL's historical cost basis, the transfer by the Company to CBCL of certain unentitled, undeveloped land as well as the stock of Kilauea Irrigation Co., Inc., and the allocation between the Company and CBCL of certain liabilities. The Asset Exchange Agreement contains representations by the parties thereto regarding each company's ownership of the real property being transferred by it in connection with the Restructuring. The Contribution Agreement contains representations by CBCL and certain of its subsidiaries regarding their ownership of the real property being contributed by them to the Company in connection with the Restructuring.

    Subject to certain exceptions, these agreements provide for assumptions and cross-indemnities designed to allocate financial responsibility for general corporate liabilities. The liabilities assumed by the Company include (i) certain liabilities specifically assumed by the Company arising out of or in connection with the real property transferred by the Company to CBCL and (ii) certain liabilities arising under the Securities Act of 1933, as amended. Liabilities assumed by CBCL include liabilities primarily arising out of or in connection with real property transferred to the Company by CBCL and to CBCL by the Company in the Restructuring, including environmental liabilities and liabilities for any deferred or rollback taxes with respect to such property. Both the Asset Exchange Agreement and the Contribution Agreement include procedures for notice and payment of indemnification claims and provide that a party required to indemnify another party for a claim or suit brought by a third party may elect to assume the defense of such claim. Any indemnification payments will be adjusted to reflect the receipt of insurance proceeds and the effect of federal, state and local taxes. In addition, (i) to the extent that CBCL or any affiliate of CBCL defaults in the making of any indemnification payments owed to the Company and such default is not cured, the Company may offset against such defaulted amounts any payments owed by it to CBCL pursuant to the Option/Right of First Refusal Agreement (as described below) at a rate of $1.20 for every $1.00 of unpaid indemnification obligation and (ii) to the extent that the Company defaults in the making of any indemnification payments owed CBCL or any of its affiliates and such default is not cured, CBCL may offset against such defaulted amounts any payments owed by it to the Company pursuant to the Development and Management Services Agreement (as described below) at a rate of $1.20 for every $1.00 of unpaid indemnification obligation.

    Office Sublease. The Asset Exchange Agreement provides that CBCL will sublease approximately 2,800 square feet of office space to the Company in Honolulu. The aggregate rental expense for this property was approximately $150,000 annually. The Company's rental obligations under this sublease terminated in fiscal year 1997 in connection with the relocation of its corporate headquarters to the island of Maui.

DEVELOPMENT AND MANAGEMENT SERVICES AGREEMENT

    The Company and CBCL entered into a Development and Management Services Agreement (the "Development and Management Services Agreement") pursuant to which the Company provides certain land entitlement, development (including planning and engineering) and management services to CBCL. CBCL pays the Company on a monthly basis the fully burdened cost of such services plus 30%. In addition, the Company is reimbursed for the actual cost of any out-of-pocket expenses incurred in connection with providing the services, as well as for extraordinary services.

    The Development and Management Services Agreement expired in December 1996. The Company and CBCL have agreed to continue the provisions of this Agreement through March 31, 1998.

OPTION/RIGHT OF FIRST REFUSAL AGREEMENT

    The Company, CBCL and certain of their subsidiaries entered into an Option/Right of First Refusal Agreement which provides that, among other things, for 20 years from the date of the Initial Public Offering in December 1993, the Company will have the option to purchase up to approximately 1,982 acres of currently unentitled land in the State of Hawaii from CBCL at its fair market value (less a discount of 3.5% representing customary selling costs avoided by CBCL) at the time of exercise of the option. The Company will undertake an appraisal of such property at the time of exercise of the option and will not be required to purchase any property at a price above such appraisal (less a discount of 3.5% representing customary selling costs avoided by CBCL). In the event the Company and CBCL are unable to agree on a fair market value, the fair market value will be determined by a three-party appraisal procedure set forth in the Option/Right of First Refusal Agreement.

    If, prior to the Company's exercise of the option, CBCL desires to sell such property, the Company will have a right of first offer and a right of first refusal prior to the sale of such property to a third party upon the same terms as those available to a third party. Except pursuant to the Development and Management Services Agreement, for a period of ten years from the date of the Initial Public Offering, CBCL will be restricted from developing or causing to be developed any of its properties for residential use. However, CBCL will retain the right (i) to subdivide its properties, (ii) subject to the option and right of first refusal, to sell its properties, and (iii) subject to the option and right of first refusal, to hold direct and indirect interests in entities that are engaged in planning or construction of such properties, provided that neither CBCL nor any of its subsidiaries controls any such entity or is actively involved in the development of such residential real estate. CBCL has agreed that for a period of five years from the date of the Initial Public Offering, it will not, without the consent of the Company's Outside Directors, take any steps to entitle any property not subject to the option and right of first refusal. If the Company's Outside Directors consent to such entitlement activities or if such property is otherwise entitled, such property will then become subject to the right of first refusal.

BONDS AND OTHER OBLIGATIONS

    The Company is frequently required, in connection with the development of its projects, to obtain performance, maintenance and other bonds. The amount of these bonds outstanding at any time varies in accordance with the Company's pending development activities. In the event any such obligations are drawn upon because of the Company's failure to build required infrastructure, the Company would be obligated to reimburse the issuing surety company or bank. At March 31, 1997, there were approximately $6.2 million in outstanding bonds for such purposes.

EMPLOYEES

    At March 31, 1997, the Company employed 20 persons full time, of whom 15 were executive, accounting and administrative personnel (including eight project management and land development personnel), and five were sales and marketing personnel. Although none of the Company's employees are covered by collective bargaining agreements, certain of the general contractors and subcontractors that the Company engages are represented by labor unions or are subject to collective bargaining arrangements. The Company believes that its relations with its employees are good.

EXECUTIVE OFFICERS OF THE REGISTRANT

    The following are the names and respective ages as of March 31, 1997 of the executive officers of the Company who are elected by and serve at the discretion of the Board of Directors:

NAME                            AGE                       POSITION
------------------------------  ---   -------------------------------------------------
Seth A. Bakes.................  43    President and Chief Executive Officer

Edward T. Foley...............  45    Executive Vice President and Chief Financial
                                        Officer

Rodney L. Gilliland...........  57    Senior Vice President, Residential Sales and
                                        Marketing

B. Eben Dale..................  51    Vice President, Hawaii Operations/Legal

    Seth A. Bakes has been President and Chief Executive Officer and a Director of the Company since January 1997. From August 1995 to January 1997, he was Managing Director of Del Amo Financial Center. From March 1986 to August 1995, he was Vice President--Finance and then a Development Partner with Winger Development Company, a California real estate developer. Mr. Bakes has a masters degree in Business Administration from the Amos Tuck School of Business Administration at Dartmouth College.

    Edward T. Foley has been the Company's Executive Vice President and Chief Financial Officer since January 1997. From April 1994 to December 1996, he was Senior Vice President and Chief Financial Officer of the Company. From June 1990 to June 1993, he was Vice President and Corporate Controller of Castle & Cooke Properties, Inc., a large real estate developer in Hawaii and California. From June 1985 to June 1990, he was Assistant Corporate Controller of Dole Food Company, Inc.

    Rodney L. Gilliland has been the Company's Senior Vice President of Residential Sales and Marketing since September 1995. From December 1994 to August 1995, he was the Company's Vice President of Residential Sales and Marketing. From August 1992 to December 1994, he consulted on residential development projects in Indonesia and Las Vegas. From March 1986 to February 1992, he was Vice President of Sales and Marketing for the Arvida Company, a California real estate developer. From 1977 to 1986, he was Vice President of Sales and Marketing for Ponderosa Homes, a major homebuilding company in California.

    B. Eben Dale has been the Company's Vice President, Hawaii Operations/Legal since August 1993. From August 1991 through July 1993, he was the Company's Vice President, Ka'u Projects/Legal and from October 1989 to July 1991, he was Manager, Ka'u Projects/Legal. From January 1987 through September 1989 he was the Company's Manager, Legal and Property Control. From November 1984 to December 1986, he was Staff Attorney and Manager, Property Planning and Control, and from September 1982 to October 1984, he was Staff Attorney.

ITEM 2. PROPERTIES.

    The Company terminated a sublease with CBCL in fiscal year 1997 for approximately 2,800 square feet of office space for its corporate headquarters in Honolulu, Hawaii in connection with the relocation of 18 its headquarters to the island of Maui. On the island of Maui, the Company rents 2,500 square feet of office space pursuant to a lease with a subsidiary of CBCL which expires in October 1997. On the island of Hawaii, the Company leases approximately 645 square feet. This lease will expire in January 1999. The Company believes that the rent it pays to CBCL is no more favorable than that which would be paid to a third party for comparable space.

ITEM 3. LEGAL PROCEEDINGS.

    The Company is involved in routine litigation arising in the ordinary course of business. Such matters, if decided adversely to the Company, would not, in the opinion of management, have a material adverse effect on the financial condition of the Company.

    In November 1993, the Hawaii State Housing Finance and Development Corporation ("HFDC") approved the preliminary selection of the Company as the developer of a 530-home project located in Lahaina, Maui. In September 1994, the Company began marketing the homes and received reservations for 75 of the first 83 homes being offered. However, just prior to the sale of the land to the Company by the HFDC, litigation was commenced against HFDC on behalf of certain native Hawaiian interests asserting claims to the land and seeking to recover damages from the State of Hawaii. Although the Company is not a party to this litigation, it is currently unable to proceed with the project, primarily due to the HFDC's inability to convey clear title to the land to the Company in light of the litigation. The Company is currently pursuing a claim for recovery from the HFDC of costs expended by the Company for this project. However, at this time the Company cannot reliably estimate the amount, if any, to be recovered.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY--HOLDERS.

    No matters were submitted during the fourth quarter of fiscal year 1997 to a vote of security-holders, through the solicitation of proxies or otherwise.

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

PRICE RANGE OF CLASS A COMMON STOCK

    The Company's Class A Common Stock has been quoted on the Nasdaq National Market under the symbol "CBHI" since December 14, 1993. The following table shows the high and low closing sales prices for the Class A Common Stock of the Company for the periods indicated, as reported by the Nasdaq National Market:

                                                                                                       HIGH         LOW
                                                                                                    -----------  ---------
Quarter ended June 30, 1995.......................................................................           6       4 1/4
Quarter ended September 30, 1995..................................................................       6 5/8           5
Quarter ended December 31, 1995...................................................................       6 1/8       3 3/4
Quarter ended March 31, 1996......................................................................       4 7/8       3 5/8
Quarter ended June 30, 1996.......................................................................       4 1/2       2 3/4
Quarter ended September 30, 1996..................................................................       3 1/2       2 3/4
Quarter ended December 31, 1996...................................................................       3 1/4       1 5/8
Quarter ended March 31, 1997......................................................................       3 3/4       1 5/8
Quarter ended June 30, 1997 (through June 6, 1997)................................................       2 3/4       2 1/4

    The closing sale price of the Company's Class A Common Stock as reported on the Nasdaq National Market on June 6, 1997 was 2 3/8 per share. There is no established public trading market for the Company's Class B Common Stock. As of June 6, 1997, there were approximately 64 holders of record of the Company's Class A Common Stock and approximately 96 holders of record of the Company's Class B Common Stock.

DIVIDENDS

    The Company has not declared or paid any cash dividends on its Class A Common Stock or Class B Common Stock since the Initial Public Offering. The Company anticipates that all earnings in the foreseeable future will be retained to finance the continuing development of its business and does not anticipate paying cash dividends on its Class A Common Stock or Class B Common Stock in the foreseeable future. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will depend upon, among other things, future earnings, the success of the Company's business activities, capital requirements, the general financial condition of the Company and general business conditions.

RECENT SALES OF UNREGISTERED SECURITIES

    Between January 1, 1997 and March 31, 1997, the Registrant issued the following securities which were not registered under the Securities Act of 1933 (the "Securities Act"): the Registrant granted stock options to three of its employees and non-employee directors under its 1993 Stock Option/Stock Issuance Plan covering an aggregate of 65,000 shares of the Registrant's Class A Common Stock, at exercise prices ranging from $2.0625 to $2.125 per share.

    The sales and issuances of securities in the transactions described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving any public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

ITEM 6. SELECTED FINANCIAL DATA.

    The following selected financial data of the Company are qualified by reference to and should be read in conjunction with the financial statements, related notes thereto and other financial data included elsewhere herein. Through March 28, 1993, the Company's revenue had been derived from the development and sale of lots and parcels of land and did not include homebuilding activities. These historical results are not necessarily indicative of the results to be expected in the future.

                                                                                FISCAL YEAR ENDED
                                                         ---------------------------------------------------------------
                                                          MARCH 31,    MARCH 31,    MARCH 31,    MARCH 31,    MARCH 28,
                                                            1997         1996         1995         1994         1993
                                                         -----------  -----------  -----------  -----------  -----------
                                                             (IN THOUSANDS, EXCEPT EARNINGS (LOSS) PER COMMON SHARE)
STATEMENT OF INCOME (LOSS) DATA
Property sales.........................................   $  14,907    $   7,820    $  17,066    $  30,347    $  14,422
Cost of property sales.................................      13,216        5,413       11,829       17,447        3,716
                                                         -----------  -----------  -----------  -----------  -----------
  Gross margin.........................................       1,691        2,407        5,237       12,900       10,706
General and administrative expenses....................       2,681        2,926        3,304        2,610        2,689
Asset impairment loss..................................       3,537        1,325       --           --           --
Relocation charge......................................      --              700       --           --           --
                                                         -----------  -----------  -----------  -----------  -----------
  Operating income (loss)..............................      (4,527)      (2,544)       1,933       10,290        8,017
Equity in earnings of Iao Partners.....................         137          712        1,340        2,137       --
Interest income (expense)--net.........................         (14)         135         (236)          42          298
Other income (expense)--net............................        (238)        (691)        (162)         106           96
                                                         -----------  -----------  -----------  -----------  -----------
  Income (loss) before income taxes (benefit)..........      (4,642)      (2,388)       2,875       12,575        8,411
  Income taxes (benefit)...............................      (1,671)        (921)       1,120        4,865        3,196
                                                         -----------  -----------  -----------  -----------  -----------
  Net income (loss)....................................   $  (2,971)   $  (1,467)   $   1,755    $   7,710    $   5,215
                                                         -----------  -----------  -----------  -----------  -----------
                                                         -----------  -----------  -----------  -----------  -----------
Weighted average number of common shares outstanding...       8,332        8,333        8,336
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------
Earnings (loss) per common share.......................   $   (0.36)   $   (0.18)   $    0.21
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------
PRO FORMA DATA(1)
Income before income taxes.............................                                          $  11,082
Income taxes...........................................                                              4,283
                                                                                                -----------
Net income.............................................                                          $   6,799
                                                                                                -----------
                                                                                                -----------
Weighted average number of common shares outstanding...                                              6,506
                                                                                                -----------
                                                                                                -----------
Pro forma earnings per common share....................                                          $    1.05
                                                                                                -----------
                                                                                                -----------
BALANCE SHEET DATA
Real estate developments...............................   $  34,230    $  36,606    $  27,424    $  15,352    $  14,996
Total assets...........................................      39,925       45,925       49,293       47,576       19,954
Notes payable..........................................      24,939       27,395       22,125       25,000       --
Stockholders' equity...................................       8,716       11,687       13,178       11,451        8,892

--------------------------

(1) Pro forma to give effect to the Restructuring, including (i) the transfer by CBCL to the Company of certain land suitable for residential development and the transfer by the Company to CBCL of non-strategic unentitled land and other assets, (ii) the assumption of $25 million of indebtedness from CBCL evidenced by the CBCL Note, and (iii) the recognition of additional revenue for development and management services provided to CBCL. See "Item 1. Business--The Restructuring." Earnings per common share are not considered relevant for the periods prior to the Restructuring in December 1993. For purposes of the Pro Forma Data, calculations assume such transactions were effected as of the beginning of the fiscal year ended March 31, 1994.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

    Except for the historical financial information contained herein, the following discussion and analysis may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. The Company's actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: (i) variability in quarterly operating results, (ii) risks associated with the concentration of the Company's business in Hawaii, (iii) risks associated with the lack of adequate public infrastructure in Hawaii, (iv) risks associated with the long-term nature of planned residential projects, high capital investment and carrying costs, (v) risks associated with the entitlement process for development of property in Hawaii, (vi) risk of natural disasters, (vii) risks associated with the recent commencement of homebuilding activities, (viii) risks associated with the homebuilding industry, (ix) the rate of new home sales, (x) effects of interest rate increases and the availability of mortgage financing, (xi) risks associated with environmental and conservation matters, (xii) increased land acquisition costs, (xiii) risks associated with competition, (xiv) restrictions on land use and development, (xv) reduced availability of homeowners' insurance in Hawaii,
(xvi) risks associated with the inability to obtain policies of insurance assuring the Company of good and marketable title to certain parcels of land,
(xvii) risks associated with obtaining performance, maintenance and other bonds, (xviii) effects of increases in unemployment in Hawaii (xix) risks associated with operating as a general contractor, and (xx) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

    The following discussion of results of operations and financial condition should be read in conjunction with the Selected Financial Data and the Financial Statements and Notes thereto.

OVERVIEW

    The Company, which was a subsidiary of CBCL before December 1993, had historically performed the land entitlement, development and marketing functions for CBCL. As such, before the quarter ended December 31, 1993, the Company's revenue was derived from the sale of developed land, including sales of large parcels and individual lots. From late 1993 through early 1997, the Company's business strategy was focused primarily on the construction and sale of homes, except for its Kalihiwai Ridge II project on the island of Kauai which included the improvement and sale of large parcels suitable for homesites. In early 1997, the Company expanded its business strategy to include the development and sale of lots and parcels of land.

    In fiscal year 1993, the Company sold approximately 28 acres of land to its 50% joint venture partner, Schuler Homes, Inc. ("SHI"), who subsequently contributed this land to the partnership. As a result, the Company deferred 50% of the revenue and costs relating to the sale. Through March 31, 1997, the Company has recognized approximately $6.6 million of the deferred income from this sale. The company is not required to fund the operation of Iao Partners after its initial contribution of land. At March 31, 1997, the Company had deferred income of approximately $1.0 million related to this sale that will be recognized as home sales at the Iao Parkside project are closed.

    During fiscal year 1997, the Company completed relocating its headquarters to the island of Maui from Honolulu, Hawaii and, at the same time, completed implementing a workforce reduction. As a result of such relocation and workforce reduction, the Company recorded a pre-tax special charge of $700,000 in the fourth quarter of fiscal year 1996.

    In addition, during the fourth quarter of fiscal year 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that an impairment loss on long-lived assets be recognized whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Pursuant to the adoption of SFAS No. 121, the Company recognized an asset impairment loss of $1.3 million in fiscal year 1996 related to the Villages at Leiali'i project in Lahaina, Maui.

    In fiscal year 1997, the Company determined that certain costs related to the Kaimana subdivision of the Kehalani master-planned community would not be recovered and, accordingly, recognized an asset impairment loss of $2.2 million. In addition, the Company is contemplating the sale of its Iao II land. The carrying cost of the Iao II land parcel has been reduced to the estimated sales price, resulting in an asset impairment loss of $1.1 million. The Company also recognized an asset impairment loss of $237,000 related to remnant costs associated with certain developments.

    Except as indicated above, the Company generally records a sale and recognizes income when a closing occurs and title passes to the purchaser. To the extent that the Company provides mortgage financing to a purchaser, minimum down payment and continuing investment criteria required by generally accepted accounting principles must be met before sales are recorded and income is recognized. The Company currently offers mortgage financing only to purchasers of lots at its Kalihiwai Ridge II and, on a limited basis, a second mortgage of up to 20% of the selling price for certain homes at its Kehalani project. The Company may continue to provide customer mortgage financing for future land and home sales.

    During fiscal year 1997, pursuant to a decree of foreclosure, the Company reacquired certain property it had sold in fiscal year 1993 which was subject to a mortgage note receivable. As a result, the Company reclassified approximately $1.4 million from mortgage notes receivable to real estate developments in fiscal year 1997.

RESULTS OF OPERATION

    PROPERTY SALES. The Company's property sales consist of home sale closings and land sales. The Company's revenue from property sales for the fiscal year ended March 31, 1997 was $14.9 million compared to $7.8 million for the fiscal year ended March 31, 1996. This increase was primarily the result of higher home sale closings in fiscal year 1997 as compared to fiscal year 1996. At the Kaimana at Kehalani subdivision on the island of Maui, the Company closed 36 single-family home sales at an average price of $240,000 in fiscal year 1997 compared to 22 home sale closings at an average price of $259,000 in fiscal year 1996. At the Halemalu at Kehalani subdivision, the Company closed 27 home sales at an average price of $205,000 in fiscal year 1997 compared to no home sale closings in the prior year. At Kalihiwai Ridge II on the island of Kauai, the Company sold two land parcels for a total of $365,000 in fiscal year 1997 compared to two land parcel sales in fiscal year 1996 for a total of $340,000. During fiscal year 1997, the Company recognized $300,000 compared to $500,000 recognized in the prior fiscal year related to the deferred gain on the land sale to SHI, which property was subsequently contributed to the Iao Partners 50%-owned joint venture in fiscal year 1993. In addition, the Company had no sales of land on the island of Hawaii in the 1997 fiscal year while 49 acres of land on the island of Hawaii were sold in fiscal year 1996 for approximately $1.0 million.

    The Company's revenue from property sales for the fiscal year ended March 31, 1996 was $7.8 million compared to $17.1 million in the fiscal year ended March 31, 1995. This decrease was the result of the Company closing the last remaining home sale at its now completed Waiolani I project on the island of Maui in fiscal year 1996 compared to 43 home sale closings at an average selling price of $295,000 in fiscal year 1995. At the Kaimana at Kehalani project on the island of Maui, the Company closed 22 single-family homes sales at an average price of $259,000 in fiscal year 1996 compared to nine home sale closings at an average price of $265,000 in fiscal year 1995. At Kalihiwai Ridge II on the island of Kauai, the Company closed the sale of two land parcels for a total of $340,000 in fiscal year 1996 compared to one land parcel sale in fiscal year 1995 where the Company recognized $922,000 in revenue. During fiscal year 1996, the Company recognized $500,000 of revenue compared to $1.0 million recognized in the previous fiscal year related to the deferred gain on the land sale to SHI, which property was subsequently contributed to Iao Partners 50%-owned joint venture in fiscal year 1993. In addition, the Company sold 49 acres of land on the island of Hawaii in fiscal year 1996 for approximately $1.0 million, while no such sales occurred in fiscal year 1995.

    COST OF PROPERTY SALES. Cost of property sales for fiscal year 1997 was $13.2 million compared to $5.4 million in fiscal year 1996. The increase in cost of property sales in fiscal year 1997 compared to fiscal year 1996 was principally due to higher property sales. Cost of property sales as a percentage of property sales increased from 69% in fiscal year 1996 to 89% in fiscal year 1997. This increase was primarily the result of lower home sales prices in fiscal year 1997 compared to the previous fiscal year.

    Cost of property sales for fiscal year 1996 decreased to $5.4 million compared to $11.8 million in fiscal year 1995. The decrease in cost of property sales in fiscal year 1996 compared to fiscal year 1995 was primarily attributable to lower property sales. As a percentage of property sales, cost of property sales was 69% in both fiscal years 1996 and 1995.

    ASSET IMPAIRMENT LOSS. During the fourth quarter of fiscal year 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This accounting pronouncement requires that long-lived assets, including homebuilding inventories, be reviewed for impairment and, if circumstances indicate that the carrying amount of the asset may not be recoverable, an impairment loss should be recognized.

    In fiscal year 1997 the Company decided to lower the selling prices of units at the Kaimana subdivision of the Kehalani development because of market pressures. The Company determined that certain costs related to the Kaimana subdivision of the Kehalani development would not be recovered and, accordingly, recognized an asset impairment loss of $2.2 million based on the estimated discounted cash flows for the project using the revised selling prices. In addition, the Company is currently contemplating the sale of its Iao II land. The carrying cost of the Iao II land parcel has been reduced to the estimated sales price, resulting in an asset impairment loss of $1.1 million. The Company also recognized an asset impairment loss of $237,000 related to remnant costs associated with certain developments.

    In November 1993, the Hawaii State Housing and Finance Development Corporation ("HFDC") approved the preliminary selection of the Company as the developer of Village I of the Villages at Leiali'i located in Lahaina, Maui. In September 1994, the HFDC gave final approval to the terms of the financing and development agreements. The Company then began marketing the homes and received reservations for 75 of the first 83 homes being offered. However, just prior to the sale of the land to the Company by HFDC, litigation was commenced against the HFDC by the Office of Hawaiian Affairs and by certain other native Hawaiian interests challenging the HFDC's right to sell the land and seeking, among other things, an injunction preventing the sale of the land.

    Although the Company is not a party to this litigation, it is currently unable to proceed with the project, due to HFDC's inability to convey clear title to the land. In April 1996, the Circuit Court of Hawaii denied a request by HFDC for partial summary judgment, further delaying the project. In view of the litigation and other facts and circumstances regarding the Leiali'i project, the Company believes that the asset has been impaired as defined under SFAS 121 and, consequently, recognized an asset impairment loss, assuming no value to the asset, of $1.3 million in fiscal year 1996.

    The Company is pursuing a claim for the recovery from HFDC of costs expended by the Company for Village I of the Villages at Leiali'i project, which includes, but is not limited to, the costs written off as discussed above. The claim is based on the inability of the HFDC to convey clear title to the Village I land to the Company. The Company cannot, at this time, reliably estimate the amount, if any, to be recovered.

    RELOCATION CHARGE. During the fourth quarter of fiscal year 1996, the Company recorded a pre-tax special charge of $700,000 for costs related to the relocation of the Company's headquarters from the island of Oahu to the island of Maui and a related corporate workforce reduction.

    GENERAL AND ADMINISTRATION EXPENSES. General and administrative expenses declined from $2.9 million in fiscal year 1996 to $2.7 million in fiscal year 1997. General and administrative expenses include charges from CBCL for risk management, employee benefits, human resources, office maintenance and other services provided to the Company, offset by the Company's charges to CBCL for certain land entitlement, development (including planning and engineering) and management services. Net charges to CBCL for such services were approximately $34,000 for fiscal year 1997 compared to approximately $500,000 for fiscal year 1996. The decrease was primarily due to management services provided to CBCL in fiscal year 1996 by the Company for a specific land matter. No such service was provided in fiscal year 1997.

    General and administrative expenses for fiscal year 1996 declined 11% to $2.9 million from $3.3 million in fiscal year 1995. The decrease in general and administrative expenses in fiscal year 1996 as compared to fiscal year 1995 was attributable to a reduction in the Company's management incentive compensation and profit sharing costs.

    EQUITY IN EARNINGS OF IAO PARTNERS. The Company and SHI entered into a joint venture partnership agreement in October 1992 (which was subsequently amended in October 1993), in connection with the acquisition by SHI of the Iao Parkside property from the Company. SHI contributed the Iao Parkside property and $25,000 to the joint venture partnership and the Company contributed $25,000. Each partner has a 50% interest in the joint venture partnership, which is engaged in the development and sale of 480 "affordable" multi-family condominium homes on approximately 28 acres. The equity in earnings recognized for this joint venture was $137,000 for the year ended March 31, 1997 compared to $712,000 for the year ended March 31, 1996. The decrease represents the Company's share of income from the closing of 36 multi-family home sales at the Iao Parkside project in fiscal year 1997 compared to 60 multi-family home sales closed in fiscal year 1996. To date, 348 home sales have been closed at the Iao Parkside Project.

    In fiscal year 1996, the Company recognized $712,000 in equity earnings versus $1.3 million in fiscal year 1995 related to its 50% share of Iao Partners. This represented the closing of 60 multi-family home sales in fiscal year 1996 compared to 108 multi-family home sales closed in fiscal year 1995.

    Because of declining demand for units at Iao Parkside and the resultant decline in gross margins, Iao Partners continues to evaluate its marketing strategy including selling prices and sales programs. Iao Partners is also attempting to minimize its inventory of prebuilt inventory all in an effort to improve financial results for Iao Partners.

    INTEREST INCOME (EXPENSE)--NET. Interest income (expense)--net consists of interest earned from the temporary investment of cash balances in investment-grade, short-term, interest-bearing securities, and interest revenue associated with purchase money mortgage notes owned by the Company, offset by interest expense incurred which is not capitalized. Interest expense--net for fiscal year 1997 was $14,000 compared to interest income--net of $135,000 in fiscal year 1996. Interest expense--net for fiscal year 1997 declined over fiscal year 1996 primarily as a result of lower interest income due to reduced cash balances.

    Interest income--net in fiscal year 1996 was $135,000 which compares to interest expense--net of $236,000 in the fiscal year 1995. Interest income--net for fiscal year 1996 was improved over fiscal 1995 primarily as a result of increased construction activity at the Company's Kehalani project that resulted in higher capitalization of interest costs.

    OTHER INCOME (EXPENSE)--NET. Other income (expense)--net consists of miscellaneous income and expense items including certain marketing and advertising expenses. Other income (expense)--net for fiscal year 1997 decreased to $238,000 from $691,000 in the fiscal year 1996 primarily due to lower marketing and advertising expenses.

    Other income (expense)--net for fiscal year 1996 increased to $691,000 from $162,000 in fiscal year 1995, principally the result of start-up marketing and advertising expenses for the Company's Kehalani project incurred in fiscal year 1996.

DEFERRED REVENUE AND BACKLOG

    The Company deferred 50% of the revenue from the land sold to SHI at its Iao Parkside project. As of March 31, 1997, the Company had a total of $1.2 million in deferred revenue that will be recognized as the homes in this project are sold to the public.

    At March 31, 1997, the Company's backlog subject to pending sales contracts consisted of 27 homes with an aggregate sales value of $5.1 million. At Kehalani, 18 homes were in backlog with an aggregate sales value of $3.9 million. At Iao Parkside, nine homes were in backlog with an aggregate sales value of $1.2 million. The backlog at Iao Parkside represents 100% of the joint venture's pending sales. The financial results of this joint venture partnership are not consolidated into the Company's results but rather, are accounted for by the equity method. Accordingly, the Company will not recognize the revenue from such contracts, but will recognize 50% of the financial results of this joint venture partnership. It is the Company's practice to include a sale in backlog at the contract price upon execution of a pre-construction sales contract and receipt of money on deposit. The Company's sales contracts are typically subject to cancellation by the purchaser under specified circumstances such as the failure to obtain financing. As a result, no assurances can be given that the homes which presently comprise backlog will result in actual closings nor can assurances be given as to when such closings may occur. In addition, the Company believes that home sales rates at its projects continue to be adversely affected by various factors, including uncertainty of prospective home buyers resulting from a downturn in the Hawaiian economy.

LIQUIDITY AND FINANCIAL CONDITION

    The Company requires capital to plan projects, obtain entitlements, acquire and develop land, construct homes, and for working capital. Prior to the Company's Restructuring and Initial Public Offering, the Company used internally generated funds and funds from CBCL for working capital and development purposes, including planning, entitling, engineering, site preparation, construction of roads, water and sewer lines, as well as the construction and marketing of its lots and parcels of land. In December 1993, the Company consummated its Initial Public Offering of Class A Common Stock, which resulted in net proceeds to the Company of $27.4 million.

    In connection with the Restructuring and Initial Public Offering, the Company issued a $25 million unsecured term note payable to CBCL that bore interest at the rate of 9.32% per annum and was scheduled to mature in April 2003. During fiscal year 1996, the Company used a portion of the proceeds from a new debt financing to pay off the outstanding balance of this note including accrued but unpaid interest. See discussion below.

    The Company has both short and long-term capital requirements, including those relating to its Kehalani project. The Company intends to fund its capital requirements through a combination of internally generated funds, and bank and other financing. The Company further intends to primarily rely on bank financing for its home construction requirements. As a result, the Company's business and earnings are substantially dependent on its ability to obtain financing on acceptable terms. The Company also plans to seek additional financing, a portion of the proceeds from which will be used to fund necessary development work at its Kehalani master-planned community. No assurance can be given that the

Company will be able to obtain such financing or that any such financing will be on terms acceptable to the Company.

    On August 31, 1995, the Company entered into two secured revolving loan agreements (an infrastructure loan agreement and a building loan agreement) with the Bank of Hawaii and City Bank ("Lenders") that provide for a maximum outstanding balance of $35 million and which were scheduled to expire in September 1998. On September 5, 1996, the Company entered into two modification agreements with the Lenders which amended the terms and conditions of the existing revolving loan facilities to allow advances not to exceed an aggregate of $4 million for working capital purposes. Under the infrastructure loan modification agreement, the working capital advance shall not exceed $1.5 million with interest accruing at the Bank of Hawaii's base rate plus one-half (0.5) percentage point with infrastructure loan advances accruing interest at the base rate plus one (1.0) percentage point. Under the building loan modification agreement, the working capital advance shall not exceed $2.5 million with interest accruing on both the working capital and the construction advances at Bank of Hawaii's base rate plus one half (0.5) percentage point. The infrastructure loan and building loan agreements were also amended to require the Company to remit to the Lenders 100% of the net proceeds from the sale of each home sold at the Company's Kehalani project. In addition to the collateral already held by the Lenders, CBCL delivered a guaranty of payment for the Company's indebtedness related to the working capital advances. Such guaranty by CBCL is secured by a first mortgage lien on the Company's Kalihiwai Ridge III property located on the island of Kauai.

    Originally, all advances made under both loan modification agreements for working capital purposes together will all accrued and unpaid interest were due and payable in full on April 30, 1997. However, the Company has recently received and accepted a commitment letter from the Lenders pursuant to which the Lenders have agreed to amend the terms and conditions of the existing revolving loan facilities, including an amendment to allow advances for working capital purposes of up to $6 million. The Company has accepted the terms and conditions as outlined in the commitment letter, which also provides that (i) the Company must obtain a guaranty of payment from CBCL for the Company's indebtedness related to the working capital advances, (ii) the Company must deliver a first mortgage on its Puueo I and II properties on the island of Hawaii, in addition to a first mortgage already held by the Lenders on the Company's Kehalani property, as collateral to secure all of the loan facilities and, (iii) all outstanding indebtedness related to the loan facilities will be due and payable on May 31, 1998. The Company believes that such an amendment to the existing loan facilities is necessary for the Company to meet its working capital requirements through fiscal year 1998. In addition, the Company is also seeking to generate additional funds through sales of certain land parcels. Moreover, the Company anticipates that it will require additional long-term financing to further develop its projects. The Company is continuing its ongoing efforts to obtain such long-term financing. Failure to obtain such working capital facility and long-term financing would have a material adverse effect on the Company's business.

NEW ACCOUNTING STANDARDS

    In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share," which is required to be implemented for financial statements for periods after December 15, 1997, including interim periods; earlier application is not permitted. The Company does not anticipate the adoption of SFAS No. 128 will have a material effect on its earnings (loss) per common share.

INFLATION

    The Company may be adversely affected during periods of high inflation primarily because of the impact of higher interest rates, which may significantly affect the ability of customers to obtain permanent mortgage financing. In addition, inflation also increase the Company's construction and financing costs. Price increases for affordable homes are based on annual increases, if any, in local median income levels. In the last three years, inflation has not had a material effect on the Company.

CERTAIN FACTORS THAT MIGHT AFFECT FUTURE OPERATING RESULTS

    In addition to other information in this Annual Report on Form 10-K, the following are important factors that should be considered in evaluating the Company and its business.

    The Company presently conducts all of its business in the State of Hawaii, primarily on the island of Maui but also on the islands of Kauai and Hawaii. In addition, all of the Company's Maui operations are concentrated in central Maui. Although Hawaii was one of the country's fastest growing economies in the late 1980s, the Company believes that the recessions in the United States, particularly in California, and Japan have contributed to a slowdown in Hawaii's economy during the 1990s. After adjusting for inflation, Hawaii's gross state product grew 0.2% in each year from 1992 to 1994, and 0.5% in 1995, after having grown by a total of 18.9% between 1986 and 1990. Estimated growth in gross state product in 1996 has been reported at approximately 1.0%. The Company has observed a reduction in the rate of new home sales since late 1993, which the Company believes to be the result of increases in Hawaii unemployment rates and the general lack of confidence in the Hawaii economy by prospective home buyers. Any prolonged economic stagnation or downturn in Hawaii could have a material adverse effect on the Company's business.

    The Company has experienced, and expects to continue to experience, variability in revenue and net income on a quarterly basis. Many factors contribute to this variability including: (i) the timing of home closings and land sales; (ii) the condition of the real estate markets and the economy in general in Hawaii; (iii) the cyclical nature of the homebuilding industry and changes in prevailing interest rates; (iv) costs of materials and labor; (v) the availability and cost of capital; (vi) delays in construction schedules caused by the timing of inspections and approvals by regulatory agencies including zoning approvals and receipt of entitlements; the completion of necessary public infrastructure, the timing of utility hookups, and adverse weather. Any increases in home mortgage interest and local unemployment rates may also adversely affect future demand for the Company's homes. This variability may cause the Company's overall results of operations to fluctuate significantly on a quarter-to-quarter basis and revenues anticipated to occur in a fiscal quarter may not be earned until subsequent fiscal quarters.

    In addition, much of the land in the State of Hawaii, particularly on the islands of Maui, Kauai and Hawaii, has historically not been supported by adequate public infrastructure (e.g., roads, water utilities, sewage and drainage facilities) necessary for residential development. As a result of the high cost of providing infrastructure, developers face significant difficulty in profitably pricing their homes. Infrastructure constraints also limit the speed at which new housing can be constructed even if environmental and other land use considerations can be resolved more quickly. For example, the availability and cost of domestic water connection may pose a major limitation for developers in certain areas of central Maui. Infrastructure construction is further complicated by the terrain and climate of Hawaii, which may necessitate extensive grading and constructing retaining walls and drainage systems to control erosion. The total investment in infrastructure for a large residential community in Hawaii can be substantial.

    The Company's planned residential projects are long-term in duration. In Hawaii it can take in excess of ten years from the decision to develop unentitled land until the first home or homesite is sold, depending on the nature of the governmental approval process, the project's size, the state of the economy and the physical characteristics of the site. In addition, before planned residential projects can generate any revenue, significant capital expenditures and carrying costs are required for, among other things, compliance with governmental land use and environmental requirements, land development and installation of infrastructure.

    The entitlement process for development of property in Hawaii is lengthy, complex and costly, involving numerous state and county discretionary regulatory approvals. Conversion of an unentitled parcel of land to residential zoning usually requires the following approvals: adoption of or amendment to the County Community Plan to reflect the desired general land use; approval by the State Land Use Commission to reclassify the parcel to an urban designation; County Council approval to rezone the property to the specific use desired; and, if the parcel is located in the Coastal Zone Management area, the granting of a Special Management Area Permit by the County Planning Commission. In obtaining the necessary land entitlements at the state and county levels, the Company obtains approvals from these authorities for related matters, including density, provisions for affordable housing, roads, utilities and the dedication of acreage for schools, parks and other purposes. County approval is typically obtained after state approval. Subsequent to county approval of entitlements, subdivision approvals and building permits must be obtained. The entitlement process is complicated by the conditions, restrictions and exactions that are placed on these approvals, such as requirements for construction of infrastructure improvements, payment of impact fees, restrictions on the permitted uses of the land and provisions of affordable housing.

    The climates and geology of Hawaii present certain risks of natural disasters. In September 1992, Hurricane Iniki caused a delay in the construction of roads and utilities at the Company's Kalihiwai Ridge project on the island of Kauai as construction resources were directed to civil recovery projects for the community. In addition, certain of the Company's projects are located on the island of Hawaii, where the Kilauea volcano is currently active. To the extent that hurricanes, severe storms, volcanoes or other natural disasters occur, the Company's business may be adversely affected.

    Although the Company has been holding, entitling, developing, marketing and selling land for over 20 years, it has only been building homes since late 1993 and, to date, has closed a total of 558 home sales. As a result, the Company is subject to the risks inherent in establishing a new line of business. Because the Company has only recently commenced homebuilding operations, the Company's historical financial performance is not necessarily a meaningful indicator of future results. For example, the Company's cost of property sales as a percentage of property sales has increased substantially and therefore its gross margin has declined as compared to periods prior to the commencement of homebuilding activities.

    Historically, most sectors of the homebuilding industry have been cyclical and have been significantly affected by changes in general economic conditions, levels of consumer confidence and income, housing demand, interest rates and the availability of financing. In addition, homebuilders such as the Company are subject to various risks including competitive overbuilding, environmental risks, cost overruns, lack of public infrastructure, changes in government regulation, availability and cost of capital, and increases in real estate taxes and other local government fees.

    The Company is also subject to certain risks associated with the availability and cost of materials and labor, delays in construction schedules and cost overruns. For example, homebuilders nationwide have experienced significant volatility in the cost of lumber, with lumber prices varying by as much as 50% over a several month period. The Company's developments are also susceptible to delays caused by strikes or other events involving construction trade unions. Environmental regulations can also have an adverse impact on the availability and price of certain raw materials such as lumber. In addition, the Company's operations are susceptible to delays caused by weather disturbances, international events affecting the shipping industry and the transportation of building materials necessary for the Company's business, and other factors not within a developer's control.

    In the past, the Company has experienced delays in obtaining the necessary material and labor to install steel framing systems at its Waiolani I project. The Hawaii residential construction industry has experienced serious labor and material shortages, including lumber, insulation, drywall, cement and carpenters. Delays in construction of homes due to these shortages or to inclement weather conditions could have an adverse effect upon the Company's homebuilding operations. In addition, the Company's operations are susceptible to delays caused by strikes, weather disturbances and international events affecting the shipping industry and the transportation of building materials to Hawaii.

    The rate of new home sales in fiscal year 1997 was higher than the rate of new home sales experienced in fiscal year 1996, which the Company believes to be the result of substantially reduced home sales prices. If new home sales rates continue at their current levels or decline further, the Company's financial results will be adversely affected. In response to current market conditions, the Company has provided, and may provide in the future, certain sales incentives to encourage buyer interest. As a result, the Company's gross margin as a percentage of sales on residential homes has declined, and may decline in the future.

    Substantially all home buyers utilize long-term mortgage financing to purchase their homes and lenders generally make loans only to borrowers who satisfy the lenders' income and other requirements. Although mortgage financing for qualified home buyers is currently available, there can be no assurance that mortgage financing will remain readily available to the Company's customers due to general economic conditions, the restricted ability of banks and savings and loan institutions to finance the purchase of homes by home buyers and other factors. In particular, during periods of high interest rates, it is generally more difficult for people to qualify for mortgage loans due to the higher payments associated with higher interest rates. Moreover, restrictions on the deductibility of mortgage interest for federal income tax purposes could adversely affect the Company's operations.

    The Company is subject to local, state and federal statutes, ordinances, rules and regulations protecting health and safety, archeological preservation laws and environmental laws, including laws protecting endangered species. The particular laws which apply to any given project vary greatly according to the site, the site's environmental condition and the present and former uses of the site. Environmental laws (i) may cause the Company to incur substantial compliance, mitigation and other costs, (ii) may prohibit or severely restrict development in certain environmentally sensitive areas, and (iii) may delay completion of the Company's projects. Some of the properties held for development by the Company were formerly sites of large agricultural operations, which involved the use of pesticides and other agricultural chemicals. No assurance can be given that such laws will not have a material adverse effect on the Company's operations in the future.

    Although the Company believes that its existing landholdings will provide sufficient inventory to enable the Company to develop and sell land, and build and sell new homes for more than ten years, the Company intends, on a selective basis, to acquire additional land for residential development. Such additional land, including land subject to the option granted to it by CBCL and acquired at fair market value, will not have the same low cost as the Company's owned property. Therefore, the Company's costs for new projects will be significantly higher than for projects on currently owned land.

    The land development and homebuilding industries are highly competitive. The Company competes for desirable properties, financing, raw materials and skilled labor. Moreover, the Company competes for land and residential sales with numerous large and small developers, including some developers with greater financial and other resources than the Company, government built or subsidized housing units, individual resales of existing homes and condominiums, and available rental housing. Competition for the acquisition of raw land is particularly intense in Hawaii, largely due to the concentration of land ownership and the limited supply of land available for development.

    The real estate industry is cyclical and affected by consumer confidence levels, prevailing economic conditions generally and by interest rate and unemployment levels in particular. The Company believes that the general slowdown in Hawaii's economy, including a recent increase in the unemployment rate, has caused a decline in Hawaii's home sales rates, which has increased the competition for home buyers among Hawaii's homebuilders. Various other factors affect the housing industry and demand for new homes, including the availability of labor and materials and increases in the costs thereof, changes in costs associated with home ownership such as increases in property taxes and energy costs, changes in consumer preferences, demographic trends and the availability of and changes in mortgage financing programs.

    The Company is subject to local, state and federal statutes, ordinances, rules and regulations affecting land use and building design. Approximately 515 acres of the Company's existing supply of land and approximately 1,964 acres currently subject to the option granted to the Company by CBCL are not fully entitled. Before developing any of its unentitled land, the Company will be required to obtain a variety of regulatory approvals from state and local governmental authorities relating to such matters as permitted land uses and levels of density, the installation of utilities, and the dedication of acreage for open space, parks, schools and other community purposes. After these entitlements are granted, subdivision approvals and building permits must be obtained. Changes in circumstances or in applicable law may require amended or additional approvals. Based on the Company's experience, it may take over ten years from the decision to develop unentitled land until the delivery of a first home. The Company may incur substantial costs in connection with the land use approval process. In addition to costs and fees required in connection with various applications, counties may assess "impact fees" based on governmental assessment of the effects of the Company's projects on existing communities, including such things as infrastructure, transportation, waste disposal, education and air quality. The Company is subject to risks associated with changes in governmental regulations and increases in property taxes and other governmental fees.

    Subsequent to Hurricane Iniki in September 1992, many of the insurance companies doing business in Hawaii have restricted, curtailed or suspended the issuance of homeowners' insurance policies on single-family and multi-family homes. This has had the effect of both reducing the availability of hurricane insurance and, in general, increasing the cost of such insurance. Mortgage financing for a new home is conditioned on, among other things, the availability of adequate homeowners' insurance. There can be no assurance that homeowners' insurance will be available or affordable to prospective purchasers of the Company's homes. Long-term restrictions on or unavailability of homeowners' insurance could have a material adverse effect on the Company's business.

    The Company is currently unable to obtain policies of insurance assuring it of good and marketable title to certain parcels of land. The Company believes that the defects in title arise from a variety of causes, including, but not limited to, defects in documenting transfers of the property, lack of paper title, lack of conveyance by co-owners and missing probate records, most of which defects occurred in the late 1800s and early 1900s. The Company believes that this condition exists with respect to approximately one acre of its 79 acres of land at its Piihana project. Title to a 50% undivided interest in approximately one acre out of its 28 acres at its Iao II project is vested in another party, and the Company is in the process of attempting to acquire that 50% undivided interest. As a result of title uncertainties, the Company is sometimes unable to obtain insurance policies, delivery of which is typically a condition to obtaining financing for a project. In order to cure title defects and obtain appropriate title insurance, the Company has initiated, or intends to initiate, legal actions to "quiet title" such parcels in its name. The process of prosecuting actions to quiet title is sometimes lengthy and could have the effect of delaying the Company's planned development of particular projects. No assurance can be given that the Company will prevail in its current or intended title actions or will otherwise be able to obtain insurable title to such properties.

    The Company is frequently required, in connection with the development of its projects, to obtain performance, maintenance and other bonds. The amount of these bonds outstanding at any time varies in accordance with the Company's pending development activities. In the event any such obligations are drawn upon because of the Company's failure to build required infrastructure, the Company would be obligated to reimburse the issuing surety company or bank, which could have a material adverse effect on the Company's financial statements.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                            ---------
Report of Independent Accountants.........................................................................         33
Statements of Income (Loss) for the years ended March 31, 1997, March 31, 1996 and March 31, 1995.........         34
Balance Sheets as of March 31, 1997 and March 31, 1996....................................................         35
Statements of Cash Flow for the years ended March 31, 1997, March 31, 1996 and March 31, 1995.............         36
Notes to Financial Statements.............................................................................      37-48

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE STOCKHOLDERS OF C. BREWER HOMES, INC.

    We have audited the financial statements and the financial statement schedules of C. Brewer Homes, Inc. as listed in Item 14(a) of this Form 10-K. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C. Brewer Homes, Inc. as of March 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                          COOPERS & LYBRAND L.L.P.

Honolulu, Hawaii
June 30, 1997

                             C. BREWER HOMES, INC.

                          STATEMENTS OF INCOME (LOSS)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
Property Sale....................................................................  $  14,907  $   7,820  $  17,066
Cost of property sales...........................................................     13,216      5,413     11,829
                                                                                   ---------  ---------  ---------
  Gross margin...................................................................      1,691      2,407      5,237
General and administrative expenses..............................................      2,681      2,926      3,304
Asset impairment loss............................................................      3,537      1,325     --
Relocation charge................................................................     --            700     --
                                                                                   ---------  ---------  ---------
  Operating income (loss)........................................................     (4,527)    (2,544)     1,933
Equity in earnings of Iao Partners...............................................        137        712      1,340
Interest income (expense)--net...................................................        (14)       135       (236)
Other income (expense)--net......................................................       (238)      (691)      (162)
                                                                                   ---------  ---------  ---------
  Income (loss) before income taxes (benefit)....................................     (4,642)    (2,388)     2,875
  Income taxes (benefit).........................................................     (1,671)      (921)     1,120
                                                                                   ---------  ---------  ---------
  Net income (loss)..............................................................  $  (2,971) $  (1,467) $   1,755
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Earnings (loss) per common share.................................................  $   (0.36) $   (0.18) $    0.21
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Weighted average number of common shares outstanding.............................      8,332      8,333      8,336
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    The accompanying notes are an integral part of the financial statements.

                             C. BREWER HOMES, INC.

                                 BALANCE SHEETS

                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                                               1997        1996
                                                                                            ----------  ----------
                                                      ASSETS
Cash and cash equivalents.................................................................  $      147  $    3,080
Mortgage notes receivable.................................................................         794       2,636
Real estate developments..................................................................      34,230      36,606
Investment in Iao Partners, net of deferred land gain.....................................       3,347       2,936
Property and equipment--net...............................................................         172         162
Income taxes receivable...................................................................         856          75
Other assets..............................................................................         379         430
                                                                                            ----------  ----------
  Total assets............................................................................  $   39,925  $   45,925
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable to banks....................................................................  $   24,939  $   27,395
Accounts payable..........................................................................         469         702
Accrued expenses..........................................................................       3,821       3,777
Deferred income taxes.....................................................................       1,761       2,181
Other liabilities.........................................................................         219         183
                                                                                            ----------  ----------
  Total liabilities.......................................................................      31,209      34,238
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Commitments and contingencies
Stockholders' equity
  Class A Common Stock, $.01 par value, one vote per share, 3,087,200 shares issued and outstanding at March 31, 1997 and 2,700,173 shares issued and outstanding at March 31,
    1996..................................................................................          31          27
  Class B Common Stock, $.01 par value, three votes per share, 5,248,800 shares issued and outstanding at March 31, 1997 and 5,635,827 shares issued and outstanding at March 31,
    1996..................................................................................          53          57
Additional paid-in capital................................................................      27,370      27,370
Retained deficit..........................................................................     (18,714)    (15,743)
Treasury stock, at cost, 4,335 shares.....................................................         (24)        (24)
                                                                                            ----------  ----------
Total stockholders' equity................................................................       8,716      11,687
                                                                                            ----------  ----------
  Total liabilities and stockholders' equity..............................................  $   39,925  $   45,925
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    The accompanying notes are an integral part of the financial statements.

                             C. BREWER HOMES, INC.

                            STATEMENTS OF CASH FLOW

                                 (IN THOUSANDS)

                                                                                   1997        1996        1995
                                                                                ----------  ----------  ----------
Operating activities
  Net income (loss)...........................................................  $   (2,971) $   (1,467) $    1,755
  Adjustments to net income (loss)
    Depreciation..............................................................          60          49          24
    Deferred income taxes.....................................................        (420)       (485)        307
    Equity in earnings of Iao Partners........................................        (137)       (712)     (1,340)
    Amortization of deferred land gain........................................        (274)       (458)       (823)
  Changes in operating assets and liabilities
    Mortgage notes receivable.................................................       1,842         (63)        476
    Real estate developments..................................................       2,376      (9,182)    (12,036)
    Income taxes receivable...................................................        (781)        (75)     --
    Other assets..............................................................          51         744         251
    Accounts payable..........................................................        (233)     (6,199)      4,769
    Income taxes payable......................................................      --            (167)     (1,358)
    Accrued expenses..........................................................          44         473         363
    Other liabilities.........................................................          36        (769)       (819)
                                                                                ----------  ----------  ----------
    Cash flow used in operating activities....................................        (407)    (18,311)     (8,431)
                                                                                ----------  ----------  ----------
Investing activities
  Capital expenditures........................................................         (70)        (45)       (208)
  Other.......................................................................      --              11          10
                                                                                ----------  ----------  ----------
    Cash flow used in investing activities....................................         (70)       ( 34)       (198)
                                                                                ----------  ----------  ----------
Financing activities
  Loan proceeds...............................................................      11,306      32,714      --
  Loan payments...............................................................     (13,762)    (27,444)     (2,875)
  Capital distributions to C. Brewer and Company, Ltd. Limited................      --          --             (28)
  Purchase of treasury stock..................................................      --             (24)     --
                                                                                ----------  ----------  ----------
    Cash flow from (used in) financing activities.............................      (2,456)      5,246      (2,903)
                                                                                ----------  ----------  ----------
Decrease in cash and cash equivalents.........................................      (2,933)    (13,099)    (11,532)
Cash and cash equivalents at beginning of year................................       3,080      16,179      27,711
                                                                                ----------  ----------  ----------
Cash and cash equivalents at end of year......................................  $      147  $    3,080  $   16,179
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

    The accompanying notes are an integral part of the financial statements.

                             C. BREWER HOMES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. OPERATING, BASIS OF OPERATING AND RESTRUCTURING

    C. Brewer Homes, Inc. (the "Company") is a land developer and homebuilder in the State of Hawaii with operations on the islands of Maui, Kauai and Hawaii.

    In December 1993, the Company completed an initial public offering ("IPO") of 2,586,000 shares of its Class A Common Stock resulting in proceeds to the Company, after deducting commissions and offering expenses, of $27.4 million.

    Before the IPO, the Company was a wholly owned subsidiary of C. Brewer and Company, Limited ("CBCL"), a wholly owned subsidiary of Buyco, Inc. ("Buyco"). Pursuant to a restructuring in connection with the IPO, all of the Company's 5,750,000 outstanding shares of Class B Common Stock were distributed by CBCL to Buyco, which in turn distributed such stock to its stockholders on a pro-rata basis. In connection with the restructuring of the Company in December 1993, CBCL transferred to the Company its inventory of entitled land and granted the Company an option to purchase up to approximately 1,982 additional acres of unentitled land. The Company transferred to CBCL certain unentitled land, undeveloped land and all of the stock of a water irrigation company on the island of Kauai. The Company recognized the acquisition of such land at CBCL's cost basis. Additionally, as part of the restructuring, the Company issued an unsecured $25 million term note payable to CBCL.

    In connection with the restructuring, the Company entered into various agreements with CBCL defining their ongoing relationship, including a Contribution Agreement, an Intercompany Agreement, a Development and Management Service Agreement, an Asset Exchange Agreement and an Option/Right of First Refusal Agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include time deposits with maturities of less than three months at time of purchase.

    REAL ESTATE DEVELOPMENTS

    Real estate developments are stated at cost and include undeveloped land, partially improved land, finished lot and home construction costs. Costs are amortized to cost of property sales as closings occur. Costs are allocated under the relative sales value method, the specific identification method or the area method, where deemed appropriate by the nature of the costs and/or the project.

    REVENUE AND PROFIT RECOGNITION

    Revenue from the sale of real estate is generally recognized when closings have occurred, required down payments are received and other criteria for sale and profit recognition are satisfied in accordance with generally accepted accounting principles. The revenue and cost for property sold prior to substantial completion of site improvements is deferred and recognized proportionate to the percentage of completion of the project. In addition, the cost recovery method is used for profit recognition where appropriate. Gains on sales of property to non-controlled affiliates are recognized currently. For real estate sales to affiliates, income is deferred to the extent of the Company's proportionate ownership interest in the affiliate.

                             C. BREWER HOMES, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, less accumulated depreciation of $164,000 and $104,000 at March 31, 1997 and March 31, 1996, respectively.
Depreciation is computed principally by the straight-line method over estimated useful lives. The costs and accumulated depreciation of property and equipment retired or otherwise disposed of are removed from the accounts and any gain or loss is recognized in the year of disposition.

    INVESTMENTS

    Investments are recorded under the equity method of accounting. Investments are carried at cost plus equity in undistributed earnings or losses.

    INCOME TAXES

    The provision for income taxes was determined using the liability approach provided for by Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates in effect for the year in which the differences are expected to reverse.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying values of financial instruments are reasonable estimates of their fair values, as such financial instruments are near maturity or bear interest at a current market rate.

    ASSET IMPAIRMENT

    In fiscal year 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. If it is determined that the carrying amount of an asset may not be recoverable, the Company is required to recognize an asset impairment loss.

    The Company's determination as to the recoverability of long-lived assets is based, in part, on estimates of future cash flows expected to be generated or realized from such assets.

    STOCK-BASED COMPENSATION

    In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." This standard encourages a fair-value method of accounting for employee stock options or similar equity instruments, but allows continued use of the intrinsic value based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." The Company follows the accounting provisions set forth in APB No. 25 and has adopted the disclosure-only provisions required by SFAS No. 123 in its financial statements for the years ended March 31, 1997 and 1996. The effect on net income (loss) for stock options issued in fiscal years 1997 and 1996 using the fair value method was not significant.

                             C. BREWER HOMES, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    EARNINGS (LOSS) PER COMMON SHARE

    Earnings (loss) per common share is computed using the weighted average number of common shares outstanding during the period.

    Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share," is required to be implemented for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. The Company does not anticipate that adoption of SFAS No. 128 will have a material effect on its earnings (loss) per common share.

3. MORTGAGE NOTES RECEIVABLE

    Mortgage notes receivable bear interest at an annual rate of 8.5% to 9.5% and are collateralized by real property. The weighted average interest rate of mortgage notes receivable was approximately 9.1% and 9.2% at March 31, 1997 and March 31, 1996, respectively.

    The Company has sold certain of its mortgage notes receivable, primarily with recourse. No mortgage notes receivable were sold during fiscal years 1997, 1996 or 1995. The balance of the recourse mortgage notes receivable which have been sold and remain outstanding amounted to $204,000 at March 31, 1997 and $383,000 at March 31, 1996.

    During fiscal year 1997, pursuant to a decree of foreclosure, the Company reacquired certain property it had sold in fiscal year 1993 which was subject to a mortgage note receivable. As a result, the Company reclassified approximately $1.4 million from mortgage notes receivable to real estate developments in fiscal year 1997.

4. REAL ESTATE DEVELOPMENTS

    Real estate developments were as follows (in thousands):

                                                                            1997       1996
                                                                          ---------  ---------
Finished projects.......................................................  $   9,146  $  14,034
Development projects in progress........................................     16,725     14,475
Land held for future development........................................      8,359      8,097
                                                                          ---------  ---------
                                                                          $  34,230  $  36,606
                                                                          ---------  ---------
                                                                          ---------  ---------

    Development projects in progress consist principally of land, land improvement costs and construction costs for projects which are in various stages of development but not ready for sale.

    In fiscal year 1997, the Company determined that certain costs related to the Kaimana subdivision of the Kehalani master-planned community would not be recovered and, accordingly, recognized an asset impairment loss of $2.2 million. In addition, the Company is contemplating the sale of its Iao II land. The

                             C. BREWER HOMES, INC.

4. REAL ESTATE DEVELOPMENTS (CONTINUED)
carrying cost of the Iao II land parcel has been reduced to the estimated sales price, resulting in an asset impairment loss of $1.1 million. The Company also recognized an asset impairment loss of $237,000 related to remnant costs associated with certain developments.

    The Company was selected by the Hawaii State Housing and Finance Development Corporation (HFDC) as the developer for Village I of the Villages at Leiali'i. Because of litigation against the HFDC regarding claims to this state-owned land, the Company is not able to proceed with the project. In view of the litigation and other facts and circumstances regarding the Leiali'i project, the Company believes that the capitalized development costs have been impaired as defined under SFAS No. 121 and, consequently, has written off approximately $1.3 million of the assets related to this project in fiscal year 1996.

5. INVESTMENT IN IAO PARTNERS, NET OF DEFERRED LAND GAIN

    During fiscal year 1993, the Company sold land to Schuler Homes, Inc. ("SHI"), an unrelated entity, for $8 million. SHI subsequently contributed the land to a joint venture partnership, Iao Partners, which is owned 50% by both the Company and SHI. The Company recognized 50% of the gain on the original sale in fiscal year 1993 and deferred the remainder of the gain, which gain represented the Company's proportionate interest in Iao Partners. The deferred gain will be recognized as the property is developed and homes are sold to unrelated individuals. To date, 348 multi-family homes have been sold at the Iao Parkside Project. The deferred gain amounted to $1,047,000 at March 31, 1997 and $1,332,000 at March 31, 1996.

    Iao Partners is engaged in the development and sale of 480 condominium homes. The construction of the project and the day-to-day activities of the joint venture partnership are managed by SHI. Under the partnership agreement, SHI realizes 70% of any favorable budget variance relating specifically to building construction costs. As a result, SHI was allocated $137,000 and $712,000 of Iao's total pre-tax income for the years ended March 31, 1997 and March 31, 1996, respectively.

                             C. BREWER HOMES, INC.

5. INVESTMENT IN IAO PARTNERS, NET OF DEFERRED LAND GAIN (CONTINUED)
    During fiscal year 1996, the Company and SHI agreed to an early distribution from Iao Partners to SHI of $4 million which represents a partial distribution of SHI's capital account. Condensed financial information relating to the Company's investment in Iao Partners is as follows (in thousands):

                                                                 1997       1996
                                                               ---------  ---------
Assets
  Cash.......................................................  $   1,397  $       8
  Real estate development....................................     10,176     12,476
  Other assets...............................................      2,030      1,523
                                                               ---------  ---------
    Total assets.............................................  $  13,603  $  14,007
                                                               ---------  ---------
                                                               ---------  ---------
Liabilities & Partners' Capital
  Accounts payable...........................................  $      10  $      57
  Due to SHI.................................................     --            762
  Deferred revenue...........................................        118     --
  Other liabilities..........................................         12     --
                                                               ---------  ---------
    Total liabilities........................................        140        819
  Partners' capital
    SHI......................................................      9,110      8,973
    The Company..............................................      4,353      4,215
                                                               ---------  ---------
    Total liabilities & partners' capital....................  $  13,603  $  14,007
                                                               ---------  ---------
                                                               ---------  ---------


                                                                 1997       1996       1995
                                                               ---------  ---------  ---------
Statement of Income
  Sales of residential real estate...........................  $   4,656  $   7,830  $  13,871
  Cost of residential real estate sold.......................      4,499      6,521     10,934
                                                               ---------  ---------  ---------
    Gross profit.............................................        157      1,309      2,937
  Interest income............................................        127        122         72
  General and administrative expense.........................         (9)        (6)        (4)
                                                               ---------  ---------  ---------
  Pre-tax income.............................................  $     275  $   1,425  $   3,005
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

                             C. BREWER HOMES, INC.

6. DEBT

    NOTES PAYABLE TO BANKS

    On August 31, 1995, the Company entered into two secured revolving loan agreements (an infrastructure loan agreement and a building loan agreement) with the Bank of Hawaii and City Bank ("Lenders") that provide for a maximum outstanding balance of $35 million and which were scheduled to expire in September 1998. On September 5, 1996, the Company entered into two modification agreements with the Lenders which amended the terms and conditions of the existing revolving loan facilities to allow advances not to exceed an aggregate of $4 million for working capital purposes. Under the infrastructure loan modification agreement, the working capital advance shall not exceed $1.5 million with interest accruing at the Bank of Hawaii's base rate plus one-half (0.5) percentage point with infrastructure loan advances accruing interest at the base rate plus one (1.0) percentage point. Under the building loan modification agreement, the working capital advance shall not exceed $2.5 million with interest accruing on both the working capital and the construction advances at Bank of Hawaii's base rate plus one half (0.5) percentage point. The infrastructure loan and building loan agreements were also amended to require the Company to remit to the Lenders 100% of the net proceeds from the sale of each home sold at the Company's Kehalani project. In addition to the collateral already held by the Lenders, CBCL delivered a guaranty of payment for the Company's indebtedness related to the working capital advances. Such guaranty by CBCL is secured by a first mortgage lien on the Company's Kalihiwai Ridge III property located on the island of Kauai.

    Originally, all advances made under both loan modification agreements for working capital purposes together with all accrued and unpaid interest were due and payable in full on April 30, 1997. However, the Company has recently received and accepted a commitment letter from the Lenders pursuant to which the Lenders have agreed to amend the terms and conditions of the existing revolving loan facilities, including an amendment to allow advances for working capital purposes of up to $6 million. The Company has accepted the terms and conditions as outlined in the commitment letter, which also provides that (i) the Company must obtain a guaranty of payment from CBCL for the Company's indebtedness related to the working capital advances, (ii) the Company must deliver a first mortgage on its Puueo I and II properties on the island of Hawaii, in addition to a first mortgage already held by the Lenders on the Company's Kehalani property, as collateral to secure all of the loan facilities and, (iii) all outstanding indebtedness related to the loan facilities will be due and payable on May 31, 1998. The Company believes that such an amendment to the existing loan facilities is necessary for the Company to meet its working capital requirements through fiscal year 1998. In addition, the Company is also seeking to generate additional funds through sales of certain land parcels. Moreover, the Company anticipates that it will require additional long-term financing to further develop its projects. The Company is continuing its ongoing efforts to obtain such long-term financing. Failure to obtain such working capital facility and long-term financing would have a material adverse effect on the Company's business.

    NOTE PAYABLE TO C. BREWER AND COMPANY, LIMITED

    In connection with the fiscal year 1994 restructuring, the Company issued an unsecured $25 million term note payable to CBCL. The loan had an interest rate of 9.32% per annum and was repaid in fiscal year 1996.

                             C. BREWER HOMES, INC.

6. DEBT (CONTINUED)
    INTEREST COST

    Total interest incurred was as follows (in thousands):

                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
Interest capitalized to real estate developments.................  $   2,296  $   2,245  $     915
Interest expense.................................................        141        203      1,419
                                                                   ---------  ---------  ---------
                                                                   $   2,437  $   2,448  $   2,334
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
Interest paid....................................................  $   1,760  $   2,820  $   2,125
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

7. INCOME TAXES

    The components of income tax expense (benefit) and tax payments for the last three fiscal years were as follows (in thousands):

                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
Current..........................................................  $    (856) $     (76) $     813
Deferred.........................................................       (815)      (845)       307
                                                                   ---------  ---------  ---------
                                                                   $  (1,671) $    (921) $   1,120
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
Payments (refunds)...............................................  $    (473) $    (193) $   2,153
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The Company's reported income tax expense varied from the expense calculated using the U.S. federal statutory income tax rate for the last three fiscal years as follows (in thousands):

                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
Expenses computed at U.S. federal statutory income tax rate......  $  (1,624) $    (836) $   1,006
State tax, net of federal income tax impact......................       (181)       (92)       114
Other............................................................        134          7     --
                                                                   ---------  ---------  ---------
                                                                   $  (1,671) $    (921) $   1,120
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The sources of deferred tax assets (liabilities) and the tax effect are as follows (in thousands):

                                                                             1997       1996
                                                                           ---------  ---------
Basis difference in property.............................................  $  (1,107) $  (1,127)
Expenses deducted in different period for tax return purposes............       (362)      (733)
Revenue recognized in different period for tax return purposes...........     (1,382)      (950)
Expenses not currently deductible for tax return purposes................      1,925      1,259
Other....................................................................       (835)      (630)
                                                                           ---------  ---------
                                                                           $  (1,761) $  (2,181)
                                                                           ---------  ---------
                                                                           ---------  ---------

                             C. BREWER HOMES, INC.

7. INCOME TAXES (CONTINUED)
Total deferred tax assets and deferred tax liabilities were as follows (in thousands):

                                                                             1997       1996
                                                                           ---------  ---------
Deferred tax assets......................................................  $     542  $     309
Deferred tax liabilities.................................................     (2,303)    (2,490)
                                                                           ---------  ---------
                                                                           $  (1,761) $  (2,181)
                                                                           ---------  ---------
                                                                           ---------  ---------

8. RETIREMENT PLANS

    Substantially all employees of the Company are eligible to participate in a qualified 401(k) plan sponsored by CBCL. The terms of the plan provide for the Company to partially match tax deferred employee contributions. The cost of this plan was not significant.

9. STOCKHOLDER'S EQUITY

    Authorized capital at March 31, 1997 consisted of 20,000,000 of $.01 par value Class A Common Stock entitled to one vote per share, 5,750,000 shares of $.01 par value Class B Common Stock entitled to three votes per share, and 1,000,000 shares of $.01 par value Preferred Stock issuable in series. At March 31, 1997, there were 200,500 shares of Class A Common Stock reserved for issuance under the Company's 1993 Stock Option/Stock Issuance Plan. There were no shares of Preferred Stock outstanding.

    Changes in stockholders' equity were as follows (in thousands):

                                          CLASS    CLASS
                                            A        B      ADDITIONAL   RETAINED
                                          COMMON   COMMON    PAID-IN     EARNINGS  TREASURY
                                          STOCK    STOCK     CAPITAL     (DEFICIT)  STOCK      TOTAL
                                          ------   ------   ----------   --------  --------   -------
Balance March 1, 1994...................   $26      $ 58     $27,370     $(16,003)  $--       $11,451
  Net Income............................   --       --         --           1,755    --         1,755
  Capital distributions to CBCL.........   --       --         --             (28)   --           (28)
                                          ------   ------   ----------   --------  --------   -------
Balance, March 31, 1995.................    26        58      27,370      (14,276)   --        13,178
  Net loss..............................   --       --         --          (1,467)   --        (1,467)
  Purchase of 4,335 shares of Treasury
    Stock...............................   --       --         --           --        (24)        (24)
  Conversion of Class B
    Common Stock to Class A
    Common Stock........................     1        (1)      --           --       --         --
                                          ------   ------   ----------   --------  --------   -------
Balance, March 31, 1996.................    27        57      27,370      (15,743)    (24)     11,687
  Net loss..............................   --       --         --          (2,971)   --        (2,971)
  Conversion to Class B
    Common Stock of Class A
    Common Stock........................     4        (4)      --           --       --         --
                                          ------   ------   ----------   --------  --------   -------
Balance, March 31, 1997.................   $31      $ 53     $27,370     $(18,714)  $ (24)    $ 8,716
                                          ------   ------   ----------   --------  --------   -------
                                          ------   ------   ----------   --------  --------   -------

                             C. BREWER HOMES, INC.

10. STOCK OPTIONS

    The Company's 1993 Stock Option/Stock Issuance (the "Plan") is divided into three components: the discretionary option grant program, the stock issuance program and the automatic stock option grant program. The discretionary option grant program provides for the grant of options to purchase shares of the Company's Class A Common Stock to key employees (including officers and directors) and consultants of the Company or its parent or subsidiary corporations. Under the stock issuance program, such individuals may be issued shares of the Company's Class A Common Stock either through a purchase of such shares or as a bonus tied to performance of services or the Company's attainment of financial objectives. The automatic option grant program provides for the automatic grant of options to non-employee members of the Board of Directors. The Company has authorized 825,000 shares of Class A Common Stock under the Plan. Stock options granted under the Plan may be exercised for up to ten years from the date of grant.

    Options currently expire no later than ten years from the grant date and generally vest over a period of six months to five years. Proceeds received by the Company from exercises are credited to common stock and additional paid-in capital. A summary of the Company's stock option activity and related information is as follows:

                                                                      NUMBER OF   AVERAGE PRICE
                                                                       SHARES       PER SHARE
                                                                     -----------  -------------
Outstanding at March 31, 1994......................................     480,250     $   12.02
  Granted..........................................................      60,000          9.70
  Canceled.........................................................     (15,000)         9.75
                                                                     -----------       ------
Outstanding at March 31, 1995......................................     525,250         11.82
  Granted..........................................................      50,000          5.21
  Canceled.........................................................     (48,000)        11.22
                                                                     -----------       ------
Outstanding at March 31, 1996......................................     527,250         11.24
  Granted..........................................................     147,500          3.45
  Canceled.........................................................     (50,250)        12.00
                                                                     -----------       ------
Outstanding at March 31, 1997                                           624,500     $    9.34
                                                                     -----------       ------
                                                                     -----------       ------
Options exercisable at:
  March 31, 1995...................................................     133,275     $   12.01
  March 31, 1996...................................................     237,233     $   11.82
  March 31, 1997...................................................     341,056     $   10.89

    The range of exercise prices for options outstanding at March 31, 1997 was $2.0625 to $12.75

                             C. BREWER HOMES, INC.

10. STOCK OPTIONS (CONTINUED)
    The following tables summarize information about options outstanding at March 31, 1997.

                                                                   OUTSTANDING OPTIONS
                                                           ------------------------------------
                                                                              AVERAGE PRICE PER
RANGE OF EXERCISE PRICES                                   NUMBER OF SHARES         SHARE
---------------------------------------------------------  -----------------  -----------------
$ 2.065--$ 5.375                                                  197,500         $    3.89
$ 9.750--$ 9.938                                                   30,000         $    9.78
$12.000--$12.750                                                  397,000         $   12.01
                                                                  -------            ------
                                                                  624,500         $    9.34
                                                                  -------            ------
                                                                  -------            ------


                                                                   EXERCISABLE OPTIONS
                                                           ------------------------------------
                                                                              AVERAGE PRICE PER
RANGE OF EXERCISE PRICES                                   NUMBER OF SHARES           SHARE
---------------------------------------------------------  -----------------       -------
$ 2.065--$ 5.375                                                   47,535         $    4.93
$ 9.750--$ 9.938                                                   22,708         $    9.79
$12.000--$12.750                                                  270,813         $   12.03
                                                                  -------            ------
                                                                  341,056         $   10.89
                                                                  -------            ------
                                                                  -------            ------

    These options will expire if not exercised at specific dates ranging from December 1997 to January 2007. No options were exercised during the three-year period ended March 31, 1997.

11. OFFICE SPACE

    The Company has a noncancelable lease on office space used in its operations expiring in fiscal year 1999. The lease provides for the Company to pay its share of operating expenses based on the rentable floor area.

    At March 31, 1997, the future minimum lease payments under this lease was as follows:

YEAR ENDING MARCH 31,
----------------------------------------------
1998..........................................                    $   12,226
1999..........................................                        10,630
                                                                     -------
                                                                  $   22,856
                                                                     -------
                                                                     -------

    In fiscal year 1996, the Company made the decision to move its corporate office from Honolulu to the island of Maui. The cost of the relocation and a related workforce reduction of $700,000 has been reflected in the Statement of Income (Loss).

                             C. BREWER HOMES, INC.

12. RELATED PARTY TRANSACTIONS

    The Company has acquired the majority of its property for development from CBCL and recognized such acquisitions at CBCL's cost basis. No such acquisition was made during the last three fiscal years.

    CBCL has allocated to the Company certain general and administrative expenses for various corporate services including legal, tax, accounting and human resources. These allocations were generally based on actual costs incurred and estimates of time devoted to supporting the Company. The allocations for the last three fiscal years were as follows (in thousands):

1997.................................................................  $      31
1996.................................................................        180
1995.................................................................        180

    During fiscal years 1997, 1996 and 1995 the Company leased various office space from CBCL or its affiliates under short-term or month-to-month leases. Rents paid to CBCL or its affiliates under these leases were as follows (in thousands):

1997.................................................................  $      37
1996.................................................................        150
1995.................................................................        137

13. COMMITMENTS AND CONTINGENCIES

    The Company is frequently required, in connection with the development of its projects, to obtain performance, maintenance and other bonds. The amount of these bonds outstanding at any time varies in accordance with the Company's pending development activities. In the event any such obligations are drawn upon because of the Company's failure to build required infrastructure, the Company would be obligated to reimburse the issuing surety company or bank. At March 31, 1997, there were approximately $6.2 million in outstanding bonds for such purposes.

    There are various claims and lawsuits pending against the Company involving complaints which are normal and reasonably foreseeable in light of the Company's business. In the opinion of management, the resolution of these claims will not have a material adverse effect on the business, operating results, or financial position of the Company.

                             C. BREWER HOMES, INC.

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following table presents quarterly financial data (in thousands, except earnings (loss) per common share):

                                                                                      EARNINGS
                                                                                     (LOSS) PER
                                                  PROPERTY     GROSS    NET INCOME     COMMON
                                                    SALES     MARGIN      (LOSS)        SHARE
                                                  ---------  ---------  -----------  -----------
1997
First Quarter...................................  $   2,423  $     357   $    (265)   $    (.03)
Second Quarter..................................      5,321        534         (82)        (.01)
Third Quarter...................................      5,321        678          82          .01
Fourth Quarter..................................      1,842        122      (2,706)        (.33)
                                                  ---------  ---------  -----------  -----------
  Year..........................................  $  14,907  $   1,691   $  (2,971)   $    (.36)
                                                  ---------  ---------  -----------  -----------
                                                  ---------  ---------  -----------  -----------

1996
First Quarter...................................  $     195  $     149   $    (520)   $   (0.06)
Second Quarter..................................      4,132      1,209         327         0.04
Third Quarter...................................        823        198        (265)       (0.03)
Fourth Quarter..................................      2,670        851      (1,009)       (0.12)
                                                  ---------  ---------  -----------  -----------
  Year..........................................  $   7,820  $   2,407   $  (1,467)   $   (0.18)
                                                  ---------  ---------  -----------  -----------
                                                  ---------  ---------  -----------  -----------

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

    None.

                                    PART III

    The registrant's Proxy Statement for its 1997 Annual Meeting of Stockholders, which, when filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, will be incorporated by reference in this Annual Report on Form 10-K pursuant to General Instruction G(3) of Form 10-K, provides the information required under Part III (Items 10, 11, 12 and 13), except for the information with respect to the registrant's executive officers, which is included in "Item 1. Business--Executive Officers of the Registrant."

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

(a) FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES.

                                                                                                              PAGE
                                                                                                            ---------
1. The financial statements are included in Item 8........................................................    32-48
2. The following financial statements schedules are included in this Report:
    Schedule III--Real Estate and Accumulated Depreciation................................................     54
    Schedule IV--Mortgage Loans on Real Estate............................................................     55

    Information required by other schedules has either been incorporated in the financial statements and accompanying notes, or is not applicable to the Company.

(b) REPORTS ON FORM 8-K.

    The Company filed a report on Form 8-K on January 31, 1997, in which it reported (i) the appointment, effective January 28, 1997, of Seth A. Bakes as President, Chief Executive Officer and a Director of the Company, (ii) the resignation, effective December 31, 1996, of B.G. Moynahan as President, Chief Executive Officer and a Director of the Company and (iii) the promotion, effective January 28, 1997, of Edward T. Foley, formerly the Company's Senior Vice President and Chief Financial Officer, to the position of Executive Vice President and Chief Financial Officer of the Company.

(c) EXHIBITS.

  EXHIBIT
  NUMBER     DOCUMENT DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Merger, dated October 21, 1994, between C. Brewer Homes, Inc., a Hawaii corporation, and C. Brewer Homes, Inc., a Delaware corporation. (Incorporated by reference to Exhibit
               2.1 of the Registrant's Current Report on Form 8-K dated October 21, 1994.)
       3.1   Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K dated October 21, 1994.)
      *3.2   Bylaws of the Registrant.
       4.1   Specimen of Class A Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 of the
               Registrant's registration statement under the Securities Act on Form S-1, Registration Statement No.
               33-68924.)
       4.2   Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K dated October 21, 1994.)
       4.3   Section 1 of Bylaws of Registrant. See Exhibit 3.2
       4.4   Amended and Restated Declaration of Registration Rights. (Incorporated by reference to Exhibit 4.1 of the Registrant's registration statement under the Securities Act on Form S-3, Registration Statement
               No. 33-88310.)
      10.1   Form of Indemnification Agreement. (Incorporated by reference to Exhibit 10.1 of the Registrant's
               Quarterly Report on Form 10-Q dated September 30, 1994.)
     +10.2   1993 Stock Option/Stock Issuance Plan. (Incorporated by reference to Exhibit 99.1 of the Registrant's registration statement under the Securities Act on Form S-8, Registration Statement No. 33- 75230.)
     +10.3   Form of Automatic Option Grant Agreement. (Incorporated by reference to Exhibit 10.3 of the
               Registrant's Registration statement under the Securities Act on Form S-1, Registration Statement No.
               33-68924.)

  EXHIBIT
  NUMBER     DOCUMENT DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------
     +10.4   Form of Employee Benefits Allocation Agreement. (Incorporated by reference to Exhibit 10.4 of the
               Registrant's registration statement under the Securities Act on Form S-1, Registration Statement No.
               33-68924.)
     +10.5   C. Brewer and Company, Limited Pension Plan for Salaried, Non-Bargaining Unit Employees and Hilo Coast
               Processing Company Pension Plan for Salaried, Non-Bargaining Unit Employees (Defined Benefit Plan).
               (Incorporated by reference to Exhibit 10.5 of the Registrant's registration statement under the
               Securities Act on Form S-1, Registration Statement No. 33-68924.)
     +10.6   C. Brewer Homes, Inc. Performance Incentive Plan. (Incorporated by reference to Exhibit 10.6 of the
               Registrant's registration statement under the Securities Act on Form S-1, Registration Statement No.
               33-68924.)
      10.7   Form of Intercompany Agreement. (Incorporated by reference to Exhibit 10.7 of the Registrant's registration statement under the Securities Act on Form S-1, Registration Statement No. 33- 68924.)
      10.8   Form of Asset Exchange Agreement. (Incorporated by reference to Exhibit 10.8 of the Registrant's registration statement under the Securities Act on Form S-1, Registration Statement No. 33-68924.)
      10.9   Form of Option/Right of First Refusal Agreement. (Incorporated by reference to Exhibit 10.9 of the
               Registrant's registration statement under the Securities Act on Form S-1, Registration Statement No.
               33-68924.)
      10.10  Form of Development and Management Services Agreement. (Incorporated by reference to Exhibit 10.10 of the Registrant's registration statement under the Securities Act on Form S-1, Registration Statement
               No. 33-68924.)
      10.12  Manager's Revocable License (Lease) of premises located at 90 Waiko Road, Maui, Hawaii dated February
               8, 1993. (Incorporated by reference to Exhibit 10.12 of the Registrant's registration statement under the Securities Act on Form S-1, Registration Statement No. 33-68924.)
      10.13  Central Maui Source Development Agreement dated July 28, 1975. (Incorporated by reference to Exhibit
               10.13 of the Registrant's registration statement under the Securities Act on Form S- 1, Registration
               Statement No. 33-68924.)
      10.14  Partnership Agreement between the Registrant and Schuler Homes, Inc. dated as of October 15, 1992.
               (Incorporated by reference to Exhibit 10.14 of the Registrant's registration statement under the
               Securities Act on Form S-1, Registration Statement No. 33-68924.)
      10.17  Memorandum of Agreement among the Registrant, Schuler Homes, Inc. and Maui County dated June 11, 1992.
               (Incorporated by reference to Exhibit 10.17 of the Registrant's registration statement under the
               Securities Act on Form S-1, Registration Statement No. 33- 68924.)
      10.23  Sublease of premises located at 888 Kalanianaole Avenue, Hilo, Hawaii, dated as of October 1, 1993.
               (Incorporated by reference to Exhibit 10.23 of the Registrant's registration statement under the
               Securities Act on Form S-1, Registration Statement No. 33-68924.)
     +10.32  Form of Notice of Grant to be generally used in connection with the 1993 Stock Option/ Stock Issuance
               Plan. (Incorporated by reference to Exhibit 99.2 of the Registrant's registration statement under the
               Securities Act on Form S-8, Registration Statement No. 33- 75230.)

  EXHIBIT
  NUMBER     DOCUMENT DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------
     +10.33  Form of Stock Option Agreement to be generally used in connection with the 1993 Stock Option/Stock
               Issuance Plan. (Incorporated by reference to Exhibit 99.2 of the Registrant's registration statement under the Securities Act on Form S-8, Registration Statement No. 33- 75230.)
     +10.34  Addendum to Stock Option Agreement (Financial Assistance). (Incorporated by reference to Exhibit 99.2 of the Registrant's registration statement under the Securities Act on Form S-8, Registration
               Statement No. 33-75230.)
     +10.35  Addendum to Stock Option Agreement (Limited Stock Appreciation Right). (Incorporated by reference to
               Exhibit 99.2 of the Registrant's registration statement under the Securities Act on Form S-8,
               Registration Statement No. 33-75230.)
     +10.36  Addendum of Stock Option Agreement (Special Tax Elections). (Incorporated by reference to Exhibit 99.2 of the Registrant's registration statement under the Securities Act on Form S- 8, Registration
               Statement No. 33-75230.)
     +10.37  Form of Stock Issuance Agreement to be generally used in connection with the 1993 Stock Option/Stock
               Issuance Plan. (Incorporated by reference to Exhibit 99.2 of the Registrant's registration statement under the Securities Act on Form S-8, Registration Statement No. 3-75230.)
      10.39  Commercial Lease and Deposit Receipt dated as of January 18, 1995 between George Hotniansky, et al. and the Registrant. (Incorporated by reference to Exhibit 10.39 of the Registrant's registration statement on Form 10-K dated June 28, 1995.)
      10.40  Revolving Loan Agreement (Infrastructure) between the Registrant and Bank of Hawaii dated as of August
               31, 1995. (Incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form
               10-Q dated September 30, 1995.)
      10.41  Revolving Loan Agreement (Building) between the Registrant and Bank of Hawaii dated as of August 31,
               1995. (Incorporated by reference to Exhibit 10.2 of the Registrant's Quarterly Report on Form 10-Q
               dated September 30, 1995.)
      10.42  Form of Revolving Note (Infrastructure) between the Registrant and Bank of Hawaii dated as of August
               31, 1995. (Incorporated by reference to Exhibit 10.3 of the Registrant's Quarterly Report on Form
               10-Q dated September 30, 1995.)
      10.43  Form of Revolving Note (Building) between the Registrant and Bank of Hawaii dated as of August 31,
               1995. (Incorporated by reference to Exhibit 10.3 of the Registrant's Quarterly Report on Form 10-Q
               dated September 30, 1995.)
      10.44  First Mortgage, Security Agreement and Financing Statement between the Registrant and Bank of Hawaii dated as of August 31, 1995. (Incorporated by reference to Exhibit 10.4 of the Registrant's Quarterly
               Report on Form 10-Q dated September 30, 1995.)
      10.45  UCC-1 Financing Statement between the Registrant and Bank of Hawaii dated as of August 31, 1995.
               (Incorporated by reference to Exhibit 10.5 of the Registrant's Quarterly Report on Form 10-Q dated
               September 30, 1995.)
      10.46  Hazardous Materials Indemnity Agreement between the Registrant and Bank of Hawaii dated as of August
               31, 1995. (Incorporated by reference to Exhibit 10.6 of the Registrant's Quarterly Report on Form
               10-Q dated September 30, 1995.)
      10.47  Form of Agreement between Registrant and Fletcher Pacific Construction Co., Ltd. dated as of May 30,
               1995. (Incorporated by reference to Exhibit 10.6 of the Registrant's Quarterly Report on Form 10-Q
               dated September 30, 1995.)
      10.48  First Loan Modification Agreement (Infrastructure Facility) between the Registrant and Bank of Hawaii dated as of September 5, 1996. (Incorporated by reference to Exhibit 10.48 of the Registrant's
               Quarterly Report on Form 10-Q dated November 14, 1996.)

  EXHIBIT
  NUMBER     DOCUMENT DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------
      10.49  First Loan Modification Agreement (Building Facility) between the Registrant and Bank of Hawaii dated as of September 5, 1996. (Incorporated by reference to Exhibit 10.49 of the Registrant's Quarterly
               Report on Form 10-Q dated November 14, 1996.)
      10.50  Amendment to First Mortgage, Security Agreement and Financing Statement between the Registrant and Bank of Hawaii dated as of September 5, 1996. (Incorporated by reference to Exhibit 10.50 of the
               Registrant's Quarterly Report on Form 10-Q dated November 4, 1996.)
      10.51  Guaranty between C. Brewer and Company, Limited and Bank of Hawaii dated as of September 5, 1996.
               (Incorporated by reference to Exhibit 10.51 of the Registrant's Quarterly Report on Form 10-Q dated
               November 14, 1996.)
      10.52  Corporate Resolution Re: Guaranty to Bank of Hawaii from Board of Directors of C. Brewer and Company,
               Limited dated as of September 5, 1996. (Incorporated by reference to Exhibit 10.52 of the
               Registrant's Quarterly Report on Form 10-Q dated November 14, 1996.)
      10.53  Agreement to Guaranty between the Registrant and C. Brewer and Company, Limited dated as of September
               5, 1996. (Incorporated by reference to Exhibit 10.53 of the Registrant's Quarterly Report on Form
               10-Q dated November 14, 1996.)
      10.54  Release and Separation Agreement, dated January 15, 1997, between the Company and B.G. Moynahan.
               (Incorporated by reference to Exhibit 10.54 of the Registrant's Current Report on Form 8-K dated
               January 31, 1997.)
      10.55  Consultant Agreement, dated January 16, 1997, between the Company and B.G. Moynahan. (Incorporated by reference to Exhibit 10.55 of the Registrant's Current Report on Form 8-K dated January 31, 1997.)
     *10.56  Letter dated January 7, 1997 from the Company to Seth A. Bakes regarding terms of employment.
     *10.57  Letter dated January 16, 1997 from Seth A. Bakes to the Company regarding terms of employment.
     *11.1   Statement Regarding Computation of Earnings (Loss) Per Common Share.
     *23.1   Consent of Independent Accountants.
     *23.2   Consent of Independent Accountants.
     *27.1   Financial Data Schedule

------------------------

*   Filed herewith

+   Management contract or compensatory plan or arrangement

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                C. BREWER HOMES, INC.

                                By:              /s/ SETH A. BAKES
                                     -----------------------------------------
                                                   Seth A. Bakes
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                    AND DIRECTOR
Dated: June 30, 1997

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ JOHN W.A. BUYERS
------------------------------  Chairman of the Board          June 30, 1997
       John W.A. Buyers

                                President and Chief
      /s/ SETH A. BAKES           Executive Officer and
------------------------------    Director (principal          June 30, 1997
        Seth A. Bakes             executive officer)

                                Executive Vice President
                                  and
                                  Chief Financial Officer
     /s/ EDWARD T. FOLEY          Edward T. Foley
------------------------------    (principal                   June 30, 1997
       Edward T. Foley            financial officer and
                                  principal accounting
                                  officer)

      /s/ KENT T. LUCIEN
------------------------------  Director                       June 30, 1997
        Kent T. Lucien

   /s/ CLINTON R. CHURCHILL
------------------------------  Director                       June 30, 1997
     Clinton R. Churchill

     /s/ DAVID A. HEENAN
------------------------------  Director                       June 30, 1997
       David A. Heenan

      /s/ PAUL C.T. LOO
------------------------------  Director                       June 30, 1997
        Paul C.T. Loo

                              C. BREWER HOMES, INC                  SCHEDULE III

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                                 (IN THOUSANDS)

                                                                                                                      COST
                                                                                                                   CAPITALIZED
                                                                                      INITIAL COST TO COMPANY     SUBSEQUENT TO
                                                                                                                   ACQUISITION
                                                                                    ----------------------------  -------------
DESCRIPTION                                                          ENCUMBRANCES     LAND       IMPROVEMENTS     IMPROVEMENTS
-------------------------------------------------------------------  -------------  ---------  -----------------  -------------
March 31, 1997
  Iao I (available for sale).......................................      None       $  --          $  --            $     245
  Kalihiwai Ridge II (available for sale)..........................      None             416         --                1,470
  Waiolani II (future development).................................      None          --             --                1,175
  Kehalani (in progress)...........................................    Mortgage         1,257         --               15,609
  Kaimana at Kehalani (available for sale).........................      None              85         --                7,030
  Halemalu at Kehalani (available for sale)........................      None          --             --                  290
  Iao II (available for sale)......................................      None             605         --                1,266
  Kalihiwai III (future development)...............................    Mortgage           906         --                  222
  Hilo Land (future development)...................................      None           1,117         --                  751
  Other land held for future development...........................      None             377         --                  681
                                                                                    ---------            ---      -------------
                                                                                    $   4,763      $  --            $  28,738
                                                                                    ---------            ---      -------------
                                                                                    ---------            ---      -------------
March 31, 1996
  Iao I (available for sale).......................................      None       $  --          $  --            $     233
  Kalihiwai Ridge II (available for sale)..........................      None             416         --                1,723
  Waiolani II (future development).................................      None          --             --                1,401
  Kehalani (in progress)...........................................    Mortgage         1,257         --               11,956
  Kaimana at Kehalani (available for sale).........................      None              85         --                8,904
  Halemalu at Kehalani (available for sale)........................      None          --             --                1,471
  Iao II (future development)......................................      None             605         --                1,963
  Kalihiwai III (future development)...............................      None             906         --                  194
  Hilo Land (future development)...................................      None           1,117         --                  700
  Other land held for future development...........................      None             377         --                  644
                                                                                    ---------            ---      -------------
                                                                                    $   4,763      $  --            $  29,189
                                                                                    ---------            ---      -------------
                                                                                    ---------            ---      -------------
March 31, 1995
  Iao I (available for sale).......................................      None       $  --          $  --            $     211
  Kalihiwai Ridge II (available for sale)..........................      None             416         --                1,895
  Waiolani I (available for sale)..................................      None              39         --                  170
  Waiolani II (future development).................................      None          --             --                  959
  Kehalani (in progress)...........................................      None           1,257         --                2,731
  Kaimana at Kehalani (available for sale).........................      None              85         --               11,587
  Halelani (in progress)...........................................      None          --             --                1,052
  Iao II (future development)......................................      None             605         --                1,913
  Kalihiwai III (future development)...............................      None             906         --                  167
  Hilo Land (future development)...................................      None           1,117         --                  661
  Other land held future development...............................      None             377         --                  964
                                                                                    ---------            ---      -------------
                                                                                    $   4,802      $  --            $  22,310
                                                                                    ---------            ---      -------------
                                                                                    ---------            ---      -------------


                                                                                        GROSS AMOUNT AT WHICH CARRIED AT
                                                                                                 CLOSE OF PERIOD
                                                                                      -------------------------------------
DESCRIPTION                                                          CARRYING COSTS     LAND     IMPROVEMENTS   TOTAL(1)(2)
-------------------------------------------------------------------  ---------------  ---------  -------------  -----------
March 31, 1997
  Iao I (available for sale).......................................     $  --         $  --        $     245     $     245
  Kalihiwai Ridge II (available for sale)..........................        --                58        1,470         1,528
  Waiolani II (future development).................................        --            --            1,175         1,175
  Kehalani (in progress)...........................................         2,906         1,116       15,609        16,725
  Kaimana at Kehalani (available for sale).........................         1,725            52        7,030         7,082
  Halemalu at Kehalani (available for sale)........................            22             1          290           291
  Iao II (available for sale)......................................           371           605        1,266         1,871
  Kalihiwai III (future development)...............................        --               906          221         1,127
  Hilo Land (future development)...................................        --             2,387          751         3,138
  Other land held for future development...........................        --               367          681         1,048
                                                                          -------     ---------  -------------  -----------
                                                                        $   5,024     $   5,492    $  28,738     $  34,230
                                                                          -------     ---------  -------------  -----------
                                                                          -------     ---------  -------------  -----------
March 31, 1996
  Iao I (available for sale).......................................     $  --         $  --        $     233     $     233
  Kalihiwai Ridge II (available for sale)..........................        --                71        1,723         1,794
  Waiolani II (future development).................................        --            --            1,401         1,401
  Kehalani (in progress)...........................................         1,266         1,253       13,222        14,475
  Kaimana at Kehalani (available for sale).........................         1,467            70       10,371        10,441
  Halemalu at Kehalani (available for sale)........................            91             4        1,562         1,566
  Iao II (future development)......................................           371           605        2,334         2,939
  Kalihiwai III (future development)...............................        --               906          194         1,100
  Hilo Land (future development)...................................        --               944          700         1,644
  Other land held for future development...........................        --               369          644         1,013
                                                                          -------     ---------  -------------  -----------
                                                                        $   3,195     $   4,222    $  32,384     $  36,606
                                                                          -------     ---------  -------------  -----------
                                                                          -------     ---------  -------------  -----------
March 31, 1995
  Iao I (available for sale).......................................     $  --         $  --        $     211     $     211
  Kalihiwai Ridge II (available for sale)..........................        --                79        1,895         1,974
  Waiolani I (available for sale)..................................            11             1          181           182
  Waiolani II (future development).................................        --            --              959           959
  Kehalani (in progress)...........................................           148         1,257        2,879         4,136
  Kaimana at Kehalani (available for sale).........................           425            80       12,012        12,092
  Halelani (in progress)...........................................            57        --            1,109         1,109
  Iao II (future development)......................................            56           605        1,969         2,574
  Kalihiwai III (future development)...............................        --               906          167         1,073
  Hilo Land (future development)...................................        --             1,120          661         1,781
  Other land held future development...............................        --               369          964         1,333
                                                                          -------     ---------  -------------  -----------
                                                                        $     697     $   4,417    $  23,007     $  27,424
                                                                          -------     ---------  -------------  -----------
                                                                          -------     ---------  -------------  -----------


                                                                       ACCUM.       DATE OF        DATE
DESCRIPTION                                                            DEPREC.    CONSTRUCTION   ACQUIRED      DEPREC.
-------------------------------------------------------------------  -----------  ------------  -----------  -----------
March 31, 1997
  Iao I (available for sale).......................................   $  --           N/A           N/A             N/A
  Kalihiwai Ridge II (available for sale)..........................      --         05/04/92     01/16/91           N/A
  Waiolani II (future development).................................      --           N/A           N/A             N/A
  Kehalani (in progress)...........................................      --           N/A           N/A             N/A
  Kaimana at Kehalani (available for sale).........................      --         06/01/94     12/15/93           N/A
  Halemalu at Kehalani (available for sale)........................      --         10/01/95     12/15/93           N/A
  Iao II (available for sale)......................................      --           N/A         Various           N/A
  Kalihiwai III (future development)...............................      --           N/A         Various           N/A
  Hilo Land (future development)...................................      --           N/A         Various           N/A
  Other land held for future development...........................      --           N/A         Various           N/A
                                                                            ---
                                                                      $  --
                                                                            ---
                                                                            ---
March 31, 1996
  Iao I (available for sale).......................................   $  --           N/A           N/A             N/A
  Kalihiwai Ridge II (available for sale)..........................      --         05/04/92     01/16/91           N/A
  Waiolani II (future development).................................      --           N/A           N/A             N/A
  Kehalani (in progress)...........................................      --           N/A           N/A             N/A
  Kaimana at Kehalani (available for sale).........................      --         06/01/94     12/15/93           N/A
  Halemalu at Kehalani (available for sale)........................      --         10/01/95     12/15/93           N/A
  Iao II (future development)......................................      --           N/A         Various           N/A
  Kalihiwai III (future development)...............................      --           N/A         Various           N/A
  Hilo Land (future development)...................................      --           N/A         Various           N/A
  Other land held for future development...........................      --           N/A         Various           N/A
                                                                            ---
                                                                      $  --
                                                                            ---
                                                                            ---
March 31, 1995
  Iao I (available for sale).......................................   $  --           N/A           N/A             N/A
  Kalihiwai Ridge II (available for sale)..........................      --         05/04/92     01/16/91           N/A
  Waiolani I (available for sale)..................................      --         03/01/93     10/15/92           N/A
  Waiolani II (future development).................................      --           N/A           N/A             N/A
  Kehalani (in progress)...........................................      --           N/A           N/A             N/A
  Kaimana at Kehalani (available for sale).........................      --         06/01/94     12/15/93           N/A
  Halelani (in progress)...........................................      --           N/A           N/A             N/A
  Iao II (future development)......................................      --           N/A         Various           N/A
  Kalihiwai III (future development)...............................      --           N/A         Various           N/A
  Hilo Land (future development)...................................      --           N/A         Various           N/A
  Other land held future development...............................      --           N/A         Various           N/A
                                                                            ---
                                                                      $  --
                                                                            ---
                                                                            ---

----------------------------------

N/A = Not applicable.

(1) A reconciliation of total amount at which real estate was carried to the amount at the beginning of the year is as follows:

                                                                                                         MARCH 31, 1997
                                                                                                         ---------------
Balance at beginning of year...........................................................................     $  36,606
  Additions during the year:
    Acquisitions from foreclosure......................................................................         1,443
    Improvements.......................................................................................        11,858
                                                                                                              -------
      Total additions..................................................................................        13,301
                                                                                                              -------
Deductions during the year:
  Cost of real estate sold.............................................................................        12,140
  Other asset impairment loss..........................................................................         3,537
                                                                                                              -------
      Total deductions.................................................................................        15,677
                                                                                                              -------
Balance at close of year...............................................................................     $  34,230
                                                                                                              -------
                                                                                                              -------

                                                                                                         MARCH 31, 1996
                                                                                                         ---------------
Balance at beginning of year...........................................................................     $  27,424
  Additions during the year:
    Acquisitions from foreclosure......................................................................        --
    Improvements.......................................................................................        15,237
                                                                                                              -------
      Total additions..................................................................................        15,237
                                                                                                              -------
Deductions during the year:
  Cost of real estate sold.............................................................................         4,894
  Other asset impairment loss..........................................................................         1,251
                                                                                                              -------
      Total deductions.................................................................................         6,145
                                                                                                              -------
Balance at close of year...............................................................................     $  36,606
                                                                                                              -------
                                                                                                              -------

                                                                                                         MARCH 31, 1995

                                                                                                         ---------------

Balance at beginning of year...........................................................................     $  15,352

  Additions during the year:
    Acquisitions from foreclosure......................................................................        --

    Improvements.......................................................................................        22,710

                                                                                                              -------

      Total additions..................................................................................        22,710

                                                                                                              -------

Deductions during the year:
  Cost of real estate sold.............................................................................        10,638

  Other asset impairment loss..........................................................................        --

                                                                                                              -------

      Total deductions.................................................................................        10,638

                                                                                                              -------

Balance at close of year...............................................................................     $  27,424

                                                                                                              -------

                                                                                                              -------


(2) The cost of real estate for federal income tax purposes approximates the financial statement carrying value.

                             C. BREWER HOMES, INC.                   SCHEDULE IV

                         MORTGAGE LOANS ON REAL ESTATE

                                 (IN THOUSANDS)

                                                        FINAL     PERIODIC                            CARRYING AMOUNT
                                          INTEREST    MATURITY     PAYMENT      PRIOR    FACE AMOUNT        OF         DELINQUENT
DESCRIPTION                                 RATE        DATE      TERMS(1)      LIENS    OF MORTGAGE  MORTGAGE(2)(3)    MORTGAGES
---------------------------------------  -----------  ---------  -----------  ---------  -----------  ---------------  -----------
March 31, 1997
First mortgage on land:
  Foy-Kalihiwai........................         9.5%   04/15/96   $     3.9        None   $     455      $     365      $  --
  Schuster-Wailea......................         9.5%   08/15/96         0.4        None          41             39         --
  M 10-Wilder Road.....................         9.3%   04/01/00        14.5        None         263            255         --
  Rosendahl-Kaiwiki....................         8.5%   04/15/99         1.2        None         146            135         --
                                                                                                            ------     -----------
                                                                                                               794              0
                                                                                                            ------     -----------
                                                                                                            ------     -----------
March 31, 1996
First mortgage on land:
  Foy-Kalihiwai........................         8.5%   04/15/96   $     3.9        None   $     455      $     371      $  --
  Fergerstrom-Kaumana..................         9.0%   06/01/96         0.9        None         105             99         --
  Takebayashi-Opea Peleau..............         9.0%   07/01/96         1.9        None         206            195         --
  Schuster-Wailea......................         9.0%   08/15/96         0.4        None          41             39         --
  Coffman-Piha.........................         9.0%   09/01/96         0.7        None          75             71         --
  KCC-Kaumana..........................        10.0%   12/23/94         N/A        None       1,450          1,443          1,443
  Johnston-Naalehu.....................         9.3%   09/20/99         0.4        None          46             44         --
  M 10-Wilder Road.....................         9.3%   04/01/00        14.5        None         263            241         --
  Rosendahl-Kaiwiki....................         8.5%   04/15/99         1.2        None         146            133         --
                                                                                                            ------     -----------
                                                                                                         $   2,636      $   1,443
                                                                                                            ------     -----------
                                                                                                            ------     -----------
March 31, 1995
First mortgage on land:
  Foy-Kalihiwai........................         8.5%   04/15/96   $     3.9        None   $     455      $     364         --
  MacWhinnie-Kalihiwai.................        11.5%   12/15/95         3.1        None         443            325         --
  Fergerstrom-Kaumana..................         9.0%   06/01/96         0.9        None         105             97         --
  Takebayashi-Opea Peleau..............         9.0%   07/01/96         1.9        None         206            192         --
  Schuster-Wailea......................         9.0%   08/15/96         0.4        None          41             39         --
  Coffman-Piha.........................         9.0%   09/01/96         0.7        None          75             71         --
  KCC-Kaumana..........................        10.0%   12/23/94         N/A        None       1,450          1,443        1,443
  Other................................         9.5%   11/15/95         N/A         N/A         N/A             42         --
                                                                                                            ------     -----------
                                                                                                         $   2,573      $   1,443
                                                                                                            ------     -----------
                                                                                                            ------     -----------

--------------------------

N/A = Not applicable.

(1) Level monthly principal payment, except for semi-annual principal payment for M 10-Wilder Road mortgage loan.

(2) A reconciliation of the total amount at which mortgage loans were carried to the amount at the beginning of the year is as follows:

                                                                        MARCH 31, 1997   MARCH 31, 1996   MARCH 31, 1995
                                                                        ---------------  ---------------  ---------------
Balance at beginning of year..........................................     $   2,636        $   2,573        $   3,049
Additions during the year:
  New mortgage loans given on real estate sales.......................        --                  497           --
  Loan repurchased....................................................        --               --               --
                                                                              ------           ------           ------
    Total additions...................................................        --                  497           --
                                                                              ------           ------           ------
Deductions during the year:
  Collections of principal............................................         1,842              434              192
  Cost of mortgages sold..............................................        --               --                  284
                                                                              ------           ------           ------
    Total deductions                                                           1,842              434              476
                                                                              ------           ------           ------
  Balance at end of year..............................................     $     794        $   2,636        $   2,573
                                                                              ------           ------           ------
                                                                              ------           ------           ------

(3) The cost of mortgage loans for federal tax purposes approximates the financial statement carrying value.

                             C. BREWER HOMES, INC.

                 FORM 10-K FOR FISCAL YEAR ENDED MARCH 31, 1997

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER      DOCUMENT DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------
      3.2    Bylaws of the Registrant.

     10.56   Letter dated January 7, 1997 from the Company to Seth A. Bakes regarding terms of employment.

     10.57   Letter dated January 16, 1997 from Seth A. Bakes to the Company regarding terms of employment.

     11.1    Statement Regarding Computation of Earnings Per Share.

     23.1    Consent of Independent Accountants.

     23.2    Consent of Independent Accountants.

     27.1    Financial Data Schedule.

                                                                      APPENDIX H

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-Q

                            ------------------------

    /X/ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                    FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 1997

                                         OR

    / / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                    FOR THE TRANSITION PERIOD FROM                 TO

                         COMMISSION FILE NUMBER 0-22948

                            ------------------------

                             C. BREWER HOMES, INC.

             (Exact name of registrant as specified in its charter)

              DELAWARE                              99-0145055
   (State or other jurisdiction of               (I.R.S. employer
   incorporation or organization)               identification no.)

                             255-A EAST WAIKO ROAD
                             WAILUKU, HAWAII 96793
              (Address of principal executive offices) (Zip code)

                                 (808) 242-6833
              (Registrant's telephone number, including area code)

                            ------------------------

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period) that the registrant was required to file such reports, and (2) has been subject to such
filing requirements for the past 90 days.  Yes /X/    No / /

    Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date. Class B Common Stock outstanding on February 6, 1998 excludes 4,335 shares held in treasury.

                                                                              OUTSTANDING AT
                                                                             FEBRUARY 6, 1998
                                                                            ------------------
Class A Common Stock (par value $.01 per share)...........................    3,532,986 shares
Class B Common Stock (par value $.01 per share)...........................    4,798,679 shares

                             C. BREWER HOMES, INC.
                                     INDEX

                                                                                                  PAGE
                                                                                                 NUMBER
                                                                                                 ------
PART I.   FINANCIAL INFORMATION

          Item 1. Financial Statements

          Statements of Income (Loss)--Quarters and Nine Months Ended
                   December 31, 1997 and December 31, 1996.....................................      3

          Balance Sheets--December 31, 1997 and March 31, 1997.................................      4

          Statements of Cash Flow--Nine Months Ended December 31, 1997 and
                   December 31, 1996...........................................................      5

          Notes to Financial Statements........................................................      6

          Item 2. Management's Discussion and Analysis of Financial Condition and Results
                 of Operations.................................................................      9

PART II.  OTHER INFORMATION

          Item 6. Exhibits and Reports on Form 8-K.............................................     19

          Signature............................................................................     20

                             C. BREWER HOMES, INC.

                          STATEMENTS OF INCOME (LOSS)

            (IN THOUSANDS, EXCEPT EARNINGS (LOSS) PER COMMON SHARE)
                                  (UNAUDITED)

                                                               QUARTERS ENDED            NINE MONTHS ENDED
                                                         --------------------------  --------------------------
                                                         DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                             1997          1996          1997          1996
                                                         ------------  ------------  ------------  ------------
Property sales.........................................   $    4,531    $    5,321    $   11,266    $   13,065
Cost of property sales.................................        4,312         4,643        10,577        11,496
                                                         ------------  ------------  ------------  ------------
  Gross profit.........................................          219           678           689         1,569
General and administrative expenses....................          544           536         1,548         1,916
                                                         ------------  ------------  ------------  ------------
  Operating income (loss)..............................         (325)          142          (859)         (347)
Merger transaction costs...............................         (510)       --              (510)       --
Iao Partners
  Equity in earnings...................................           30            48            77           114
  Asset impairment loss................................         (641)       --              (641)       --
Interest income (expense)--net.........................          (77)            2          (211)          (19)
Other income (expense)--net............................          (27)          (63)           47          (162)
                                                         ------------  ------------  ------------  ------------
  Income (loss) before income taxes (benefit)..........       (1,550)          129        (2,097)         (414)
Income taxes (benefit).................................         (605)           47          (818)         (149)
                                                         ------------  ------------  ------------  ------------
Net income (loss)......................................   $     (945)   $       82    $   (1,279)   $     (265)
                                                         ------------  ------------  ------------  ------------
                                                         ------------  ------------  ------------  ------------
Earnings (loss) per common share.......................   $     (.11)   $      .01    $     (.15)   $     (.03)
                                                         ------------  ------------  ------------  ------------
                                                         ------------  ------------  ------------  ------------
Weighted average number of common shares outstanding...        8,332         8,332         8,332         8,332
                                                         ------------  ------------  ------------  ------------
                                                         ------------  ------------  ------------  ------------

    The accompanying notes are an integral part of the financial statements

                             C. BREWER HOMES, INC.

                                 BALANCE SHEETS

                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                       DECEMBER     MARCH 31,
                                                                       31, 1997       1997
                                                                      -----------  -----------
                                                                      (UNAUDITED)

                               ASSETS
Cash and cash equivalents...........................................   $     602    $     147
Mortgage notes receivable...........................................         764          794
Real estate developments............................................      33,650       34,230
Investment in Iao Partners, net of deferred land gain...............       2,943        3,347
Property and equipment--net.........................................         119          172
Income taxes receivable.............................................         869          856
Other assets........................................................         381          379
                                                                      -----------  -----------
    Total assets....................................................   $  39,328    $  39,925
                                                                      -----------  -----------
                                                                      -----------  -----------

                LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable to banks..............................................   $  24,806    $  24,939
Accounts payable....................................................       1,166          469
Accrued expenses....................................................       3,906        3,821
Deferred income taxes...............................................       1,761        1,761
Other liabilities...................................................         253          220
                                                                      -----------  -----------
    Total liabilities...............................................      31,892       31,210
                                                                      -----------  -----------

Commitments and contingencies
Stockholders' equity
  Class A Common Stock, $.01 par value, one vote per share,
    3,492,847 shares issued and outstanding at December 31, 1997 and
    3,087,200 shares issued and outstanding at March 31, 1997.......          35           31

  Class B Common Stock, $.01 par value, three votes per share,
    4,838,818 shares issued and outstanding at December 31, 1997 and
    5,244,465 shares issued and outstanding at March 31, 1997.......          48           52

  Additional paid-in capital........................................      27,370       27,370
  Retained deficit..................................................     (19,993)     (18,714)
  Treasury stock, at cost, 4,335 shares.............................         (24)         (24)
                                                                      -----------  -----------
  Total stockholders' equity........................................       7,436        8,715
                                                                      -----------  -----------
  Total liabilities and stockholders' equity........................   $  39,328    $  39,925
                                                                      -----------  -----------
                                                                      -----------  -----------

    The accompanying notes are an integral part of the financial statements.

                             C. BREWER HOMES, INC.

                            STATEMENTS OF CASH FLOW

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                           NINE MONTHS ENDED
                                                                                       --------------------------
                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------
Operating activities
  Net loss...........................................................................   $   (1,279)   $     (265)
  Adjustments to net loss
    Depreciation.....................................................................           57            47
    Deferred income taxes............................................................       --               246
    Equity in earnings of Iao Partners...............................................          (77)         (114)
    Asset impairment loss--Iao Partners..............................................          641        --
    Amortization of deferred land gain...............................................         (160)         (252)
  Changes in operating assets and liabilities
    Mortgage notes receivable........................................................           30         1,784
    Real estate developments.........................................................          580          (793)
    Income taxes receivable..........................................................          (13)       --
    Other assets.....................................................................           (2)           23
    Accounts payable.................................................................          697           511
    Accrued expenses.................................................................           85            22
    Other liabilities................................................................           33           (22)
                                                                                       ------------  ------------
      Cash flow provided by operating activities.....................................          592         1,187
                                                                                       ------------  ------------

Investing activities
    Capital expenditures.............................................................           (4)          (60)
                                                                                       ------------  ------------
      Cash flow used in investing activities.........................................           (4)          (60)
                                                                                       ------------  ------------

Financing activities
    Loan proceeds....................................................................       10,373         8,238
    Loan payments....................................................................      (10,506)      (12,344)
                                                                                       ------------  ------------
      Cash flow used in financing activities.........................................         (133)       (4,106)
                                                                                       ------------  ------------

Increase (decrease) in cash and cash equivalents.....................................          455        (2,979)

Cash and cash equivalents at beginning of period.....................................          147         3,080
                                                                                       ------------  ------------

Cash and cash equivalents at end of period...........................................   $      602    $      101
                                                                                       ------------  ------------
                                                                                       ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                             C. BREWER HOMES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

1.    BASIS OF PRESENTATION

    In the opinion of management, the accompanying unaudited financial statements of C. Brewer Homes, Inc. (the "Company") include all adjustments (consisting only of normal recurring adjustments) considered necessary to present fairly its financial position as of December 31, 1997, and its results of operations and cash flows for the quarters and nine months ended December 31, 1997 and December 31, 1996. The results of operations for the quarter and nine months ended December 31, 1997 are not necessarily indicative of the results to be expected for the full year or for any future period.

2.    PROPOSED MERGER

    On December 18, 1997, the Company and Mauna Loa Macadamia Partners, L.P. (the "Partnership") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Company will be merged with and into the Partnership with the Partnership surviving the merger as a Delaware limited partnership (the "Merger"). Consummation of the Merger is subject to several conditions, including requisite approval thereof by the stockholders of the Company and the unitholders of the Partnership. If the Merger is consummated, stockholders of record of the Company at the time the Merger becomes effective will receive for each share of Company stock owned by them, 66.7% of a limited partnership unit of the Partnership, subject to adjustment only in the event that the Company issues more than 10,000 shares of its Common Stock upon exercise by currently outstanding options. During the quarter ended December 31, 1997, the Company incurred transaction costs of approximately $510,000 relating to the Merger.

3.    INVESTMENT IN IAO PARTNERS

    During the quarter ended December 31, 1997, the Company recognized an asset impairment loss of $641,000 related to its investment in Iao Partners. This loss consisted of 50% of the asset impairment loss taken by the joint venture (shown below) and the remainder consisted of County fees and assessments which by agreement were the responsibility of the Company. The joint venture recognized the asset impairment loss primarily as a result of a continuing slowdown in home sales.

    The following is condensed income statement information that relates to the Company's Iao Parkside joint venture project (in thousands):

                                                               QUARTERS ENDED            NINE MONTHS ENDED
                                                         --------------------------  --------------------------
                                                         DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                             1997          1996          1997          1996
                                                         ------------  ------------  ------------  ------------
Sales of residential real estate.......................   $      397    $    1,539    $    2,697    $    4,185
Cost of residential real estate sold...................          391         1,479         2,650         4,024
                                                         ------------  ------------  ------------  ------------
    Gross profit.......................................            6            60            47           161
Asset impairment loss..................................         (984)       --              (984)       --
Interest income........................................           62            38           170            75
General and administrative expenses....................           (3)           (2)          (11)           (7)
                                                         ------------  ------------  ------------  ------------
    Income (loss) before taxes.........................   $     (919)   $       96    $     (778)   $      229
                                                         ------------  ------------  ------------  ------------
                                                         ------------  ------------  ------------  ------------

4.    NOTES PAYABLE

    On August 31, 1995, the Company entered into two secured revolving loan agreements (an infrastructure loan agreement and a building loan agreement, collectively referred to as the "Revolving Loan Agreements") with the Bank of Hawaii and City Bank (the "Lenders") which provided for a maximum outstanding balance of $35 million and which were scheduled to expire in September 1998. On September 5, 1996, the Company entered into two modification agreements (the "First Loan Modification Agreements") with the Lenders which amended the terms and conditions of the Revolving Loan Agreements to allow advances not to exceed an aggregate of $4 million for working capital purposes. All advances made under the First Loan Modification Agreements for working capital purposes together with all accrued and unpaid interest were due and payable in full on April 30, 1997. The First Loan Modification Agreements also required the Company to remit to the Lenders 100% of the net proceeds from the sale of each home at the Company's Kehalani project. Pursuant to the First Loan Modification Agreements, and in addition to the collateral already held by the Lenders, C. Brewer and Company, Limited ("CBCL") delivered a guaranty of payment for the Company's indebtedness related to the working capital advances. The Company's obligation to repay any amounts paid by CBCL under such guaranty was secured by a first mortgage lien in favor of CBCL on the Company's Kalihiwai Ridge III property located on the island of Kauai.

    On July 25, 1997, the Company and the Lenders entered into an agreement to consolidate and restructure the Revolving Loan Agreements, as modified by the First Loan Modification Agreements (the "Master Facility Agreement"). The Master Facility Agreement provides for a maximum outstanding principal balance of approximately $31.4 million and includes: (i) four individual commercial mortgage loans in the aggregate amount of approximately $21.4 million with per annum interest rates ranging from the Bank of Hawaii's base rate (the "Base Rate") plus 1% to the Base Rate plus 2%, (ii) a revolving line of credit for borrowing up to $6 million for working capital purposes with a per annum interest rate at the Base Rate plus .5% (the "Working Capital Line of Credit"), and (iii) a revolving line of credit for borrowing of up to $4 million for home construction at the Company's Kaimana and Halemalu projects with a per annum interest rate at the Base Rate plus 1%. Pursuant to the terms of the Master Facility Agreement, and in addition to a first mortgage lien already held by the Lenders on the Company's Kehalani property on the island of Maui, the Company executed in favor of the Lenders a first mortgage on its Puueo I and Puueo II properties on the island of Hawaii. In addition, CBCL delivered a guaranty for payment of the Working Capital Line of Credit. The Company's obligations to repay any amounts paid by CBCL under such guaranty is secured by a first mortgage lien on the Company's Kalihiwai Ridge III property. The Company believes that entering into the Master Facility Agreement and amending the terms and conditions of its existing revolving loan facilities was necessary to enable the Company to meet its working capital requirements through the end of fiscal year 1998.

    As of December 31, 1997 the Company was indebted to its Lenders in the principal amount of approximately $24.8 million. All indebtedness under this credit facility matures on May 31, 1998. The Company anticipates that it will not be in a position to repay the full indebtedness on that date in the absence of a refinancing and one of the conditions to consummation of the Merger with the Partnership is that the Company obtain an extension of the maturity of this credit facility on terms substantially equivalent to those currently in force. Accordingly, Homes has requested from its Lenders an extension of the maturity of its indebtedness to November 30, 1998 and has presented information requested by the Lenders in connection with its request.

    If the request for extension is denied, or if the proposed Merger is delayed or the related merger agreement is terminated, the Company will be required to refinance this indebtedness. If the Merger fails to close on a timely basis, or if the Company is unable to accomplish such refinancing, it may be required to further reduce its work force, curtail operations, sell properties at less than optimum prices or take other measures which would likely have material adverse effects on its operating results and financial condition. There can be no assurance that the loan extension the Company is seeking, or a refinancing of the Company's indebtedness on satisfactory terms, will be achieved.

5.    EARNINGS (LOSS) PER COMMON SHARE

    The Company computed its earnings (loss) per share for all periods presented under the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share, which was required to be implemented for financial statements for periods ending after December 15, 1997. The adoption of this statement had no impact on the Company's reported earnings (loss) per share.

    Earnings (loss) per common share was computed using the net income (loss) and weighted average number of common shares, as reported on the statement of income (loss). Options to purchase 204,000 common shares at prices ranging from $2.0625 to $12.00 at December 31, 1997 were not dilutive to earnings (loss) per common share.

6.    CASH DIVIDENDS

    The Company did not pay cash dividends on its common stock during the quarters ended December 31, 1997 and December 31, 1996.

7.    RECLASSIFICATIONS

    Certain prior year's amounts have been reclassified to conform to the December 31, 1997 presentation.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Except for the historical financial information contained herein, the following discussion and analysis may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. The Company's actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: (i) risks associated with the Merger; (ii) risks associated with the Company's refinancing of its existing indebtedness; (iii) risks associated with asset impairments; (iv) variability in quarterly operating results; (v) risks associated with the concentration of the Company's business in Hawaii; (vi) risks associated with the lack of adequate public infrastructure in Hawaii; (vii) risks associated with the long-term nature of planned residential projects, high capital investment and carrying costs; (viii) risks associated with the entitlement process for development of property in Hawaii; (ix) risk of natural disasters, including hurricanes, volcanos, and drought (and the impact of drought on the availability of water for domestic consumption and irrigation); (x) risks associated with the recent commencement of general contractor activities; (xi) risks associated with the homebuilding industry; (xii) the rate of new home sales; (xiii) effects of interest rate increases and the availability of mortgage financing; (xiv) risks associated with environmental and conservation matters; (xv) increased land acquisition costs; (xvi) risks associated with competition; (xvii) restrictions on land use and development; (xviii) reduced availability of homeowners' insurance in Hawaii; (xix) risks associated with the inability to obtain policies of insurance assuring the Company of good and marketable title to certain parcels of land; (xx) risks associated with obtaining performance, maintenance and other bonds; (xxi) effects of increases in unemployment in Hawaii; and (xxii) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

    The following discussion of results of operations and financial condition should be read in conjunction with the Financial Statements and Notes thereto.

OVERVIEW

    The Company (or "Homes"), which was a subsidiary of C. Brewer and Company, Limited ("CBCL") until December 1993, had historically performed the land entitlement, development and marketing functions for CBCL. From late 1993 through early 1997, Homes' business strategy was focused primarily on the construction and sale of homes. In early 1997, Homes expanded its business strategy to include the development and sale of lots and parcels of land, which had been Homes' primary business strategy prior to late 1993, and to act as its own general contractor for the construction of homes for its residential development at Kaimana. Homes is presently selling homes in two developments on the island of Maui and offering homesites in one development on the island of Kauai. In view of current market conditions and its capital condition, however, Homes has no current plans to build homes on its other lands and has now shifted its focus to selling its entitled lands to other builders and developers. The lands being offered for sale to other builders and developers include the Nanea and Makai Residential projects, comprised of 47 acres on which could be constructed a total of 406 residential units, and the Makai Commercial project, comprised of 20 acres. In December 1997, Homes entered into an agreement for the sale of Nanea for $2.2 million, and the Makai Residential and Makai Commercial projects are currently being offered for sale to other builders and developers. In September 1997, the Company entered an agreement to sell the unentitled land holdings comprising its Iao II project for a sales price of $2.0 million

    Homes is presently building and selling homes on the island of Maui at its Kaimana development and at its joint venture Iao Parkside development, and during 1997 completed the sale of the last of the 30 homes built at its Halemalu project. The single-family and multi-family homes included in these developments range in size from 657 square feet to 1,927 square feet, and in price from $104,000 to $280,000.

    Kaimana is a 179-unit single-family residential project, which is part of Homes' Kehalani master-planned community on the island of Maui. The Kehalani development is expected to consist of a total of approximately 2,100 homes, including the homes that had been planned for Nanea and the Makai Residential Parcels, ranging from affordably priced multi-family condominiums to executive-quality single-family homes. In November 1994, Homes began selling single-family homes at Kaimana and delivered the first homes in March 1995. Through December 31, 1997, 113 home sales had closed at Kaimana. Homes currently plans to complete construction and sale of the remaining 66 homes at the Kaimana project, acting as its own general contractor.

    In fiscal year 1993, the Company sold approximately 28 acres of land to its 50% joint venture partner, Schuler Homes, Inc. ("SHI"), who subsequently contributed this land to the Iao Parkside partnership. As a result, the Company deferred 50% of the revenue and costs relating to the sale. Through December 31, 1997, the Company has recognized approximately $6.7 million of the deferred income from this sale. At December 31, 1997, the Company had deferred income of approximately $0.9 million related to this sale that will be recognized as home sales at the Iao Parkside project are closed.

    Iao Parkside is a 28-acre, 480-unit low-rise garden condominium project being constructed and sold through a 50% joint venture partnership with SHI. This project is targeted at first-time buyers under Hawaii's affordable housing policy. The joint venture partnership began accepting reservations at this project in March 1993 and executing sales contracts in July 1993. Through December 31, 1997, 369 home sales had closed. Sales of homes at this project have continued to slow and the joint venture partnership has reduced sales prices in an effort to stimulate home sales. As a result, during the quarter ended December 31, 1997, Homes recognized an asset impairment loss of $641,000 related to this project (See Note 3 to Financial Statements).

    Except as indicated above, the Company generally records a sale and recognizes income when a closing occurs and title passes to the purchaser. To the extent that the Company provides mortgage financing to a purchaser, minimum down payment and continuing investment criteria required by generally accepted accounting principles must be met before sales are recorded and income is recognized. The Company currently offers mortgage financing only to purchasers of lots at its Kalihiwai Ridge II project and, on a limited basis, a second mortgage of up to 20% of the selling price for certain homes at its Kehalani project. The Company may continue to provide customer mortgage financing for future land and home sales.

RESULTS OF OPERATIONS

    GENERAL. The Company had a loss before income taxes (benefit) of $1,550,000 in the third quarter of fiscal year 1998, and $2,097,000 for the nine months ended December 31, 1997, of which approximately $1,151,000 related to costs in connection with the Merger and an asset impairment loss related to the Company's Iao Parkside joint venture. Without these Merger costs and asset impairment loss, the Company's after-tax loss for these periods would have been $243,000 and $577,000 respectively.

    PROPERTY SALES. The Company's revenue from property sales for the quarter ended December 31, 1997 was $4.5 million compared to $5.3 million for the third quarter ended December 31, 1996. At Kehalani, the Company closed 19 home sales at an average price of $214,000 during the third quarter of fiscal year 1998, compared to 23 home sales closed at an average price of $226,000 during the third quarter of fiscal year 1997. In addition, the Company sold one lot in the third quarter of fiscal year 1998 at its Kalihiwai Ridge II Project on the island of Kauai compared to no such sales in the third quarter of fiscal year 1997.

    Property sales for the nine months ended December 31, 1997 decreased to $11.3 million from $13.1 million for the nine months ended December 31, 1996. During the first nine months of fiscal year 1998, the Company closed 49 single-family home sales at Kehalani at an average price of $212,000 compared to 57 home sales closings at an average price of $224,000 in the first nine months of fiscal 1997. In the first nine months of fiscal year 1998, the Company recognized $200,000 in revenue related to the deferred gain on the Iao land sale to SHI compared to $300,000 during the same period in fiscal year 1997.

    COST OF PROPERTY SALES. Cost of property sales for the third quarter of fiscal year 1998 was $4.3 million compared to $4.6 million in the third quarter of fiscal year 1997. The decrease in cost of property sales in the third quarter of fiscal year 1998 compared to the third quarter of fiscal year 1997 was attributable to decreased home sales closings.

    Cost of property sales for the nine months ended December 31, 1997 was $10.6 million compared to $11.5 million for the nine months ended December 31, 1996. This decrease was primarily the result of reduced property sales in the first nine months of fiscal year 1998 compared to the same period of last fiscal year. In addition, cost of property sales as a percentage of property sales was 94% for the first nine months of fiscal year 1998 compared to 87% for the first nine months of fiscal year 1997. This increase was principally due to the decrease in the average sales price of homes closed in the first nine months of fiscal year 1998 compared to the first nine months of fiscal year 1997.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses include charges from CBCL for risk management, employee benefits, human resources, office maintenance and other services provided to the Company, offset by the Company's charges to CBCL for certain land entitlement, development (including planning and engineering) and management services. General and administrative expenses for the third quarter of fiscal year 1998 were $544,000 compared to $536,000 in the third quarter of fiscal year 1997.

    General and administrative expenses for the first nine months of fiscal year 1998 were $1.5 million, as compared to $1.9 million incurred in the similar period of fiscal year 1997. This decrease was primarily due to the continuing impact of the Company's cost reduction program which resulted in lower salary and related costs in the first nine months of fiscal year 1998 as compared to the prior year's first nine months.

    EQUITY IN EARNINGS OF IAO PARTNERS. The Company and SHI entered into a joint venture partnership agreement in October 1992 (which was subsequently amended in October 1993), in connection with acquisition by SHI of the Iao Parkside property from the Company. SHI contributed the Iao Parkside property and $25,000 to the joint venture partnership and the Company contributed $25,000. Each partner has a 50% interest in the joint venture partnership which is engaged in the development and sale of 480 "affordable" multi-family condominium homes on approximately 28 acres. During the third quarter of fiscal 1998, the Company recognized an asset impairment loss of $641,000 related to this joint venture primarily as a result of a continuing slowdown in home sales.

    Equity in earnings from the Iao Parkside joint venture, before asset impairment loss, was $30,000 in the third quarter of fiscal year 1998 as compared to $48,000 in the third quarter of fiscal year 1997. This represents the Company's share of income from the closing of three unit sales at the Iao Parkside project in the third quarter of fiscal year 1998 compared to 13 unit sales closed in the third quarter of fiscal year 1997.

    Equity in earnings of Iao Partners for the nine months ended December 31, 1997 was $77,000, before the asset impairment loss, compared to $114,000 recorded in the same period of the prior year. The decrease in equity in earnings was primarily attributable to the decrease in the number of homes closed in the first nine months of fiscal year 1998 compared to the first nine months of fiscal year 1997.

    INTEREST INCOME (EXPENSE)--NET. Interest income (expense)--net consists of interest earned from temporary investment of cash balances in investment-grade, short-term, interest-bearing securities, and interest revenue associated with purchase money mortgage notes owned by the Company, offset by interest expense incurred which is not capitalized. Interest expense--net in the third quarter of fiscal year 1998 was $77,000 compared to interest income-net $2,000 in the previous fiscal year's third quarter. Interest expense--net was higher in the third quarter of fiscal year 1998 as compared to the third quarter of fiscal year 1997 primarily due to less interest being capitalized to real estate developments.

    Interest expense--net for the first nine months of fiscal year 1998 was $211,000 compared to $19,000 for the first nine months of fiscal year 1997. Interest expense--net was higher for the first nine months of fiscal year 1998 compared to the first nine months of fiscal year 1997 principally because of a lower percentage of interest incurred being capitalized to active real estate projects.

    OTHER INCOME (EXPENSE)--NET. Other income (expense)--net consists of miscellaneous income and expense items including certain marketing and advertising expenses. Other expense--net in the third quarter of fiscal year 1998 was $27,000 compared to other expense--net of $63,000 in the third quarter of fiscal year 1997. The decrease in other expense--net in the third quarter of fiscal year 1998 compared to the third quarter of fiscal year 1997 was primarily the result of reduced sales and marketing costs and lower miscellaneous project expenses.

    Other income--net for the first nine months of fiscal year 1998 was $47,000 compared to other expense--net of $162,000 for the first nine months of fiscal year 1997. This increase was primarily attributable to the sales commission earned from a certain land sale made by a CBCL subsidiary.

DEFERRED REVENUE AND BACKLOG

    The Company deferred 50% of the revenue from the land sold to SHI for its Iao Parkside joint venture project. As of December 31, 1997, the Company had a total of $1.0 million in deferred revenue that will be recognized as the homes in this project are sold.

    At December 31, 1997 the Company's backlog consisted of 42 homes with an aggregate sales value of $8.5 million. At Kehalani, 40 homes were in backlog with a total sales value of $8.2 million. At Iao Parkside, two homes with an aggregate sales value of $300,000 were in backlog. The backlog at Iao Parkside represents 100% of the joint venture's sales contracts. In addition, the Company had 48 acres of land parcels with a total sales value of $4.4 million in backlog at December 31, 1997. The financial results of the Iao Parkside joint venture are not consolidated into the Company's results, but rather are accounted for by the equity method. Accordingly, the Company will not recognize 100% of the revenue from such contracts, but will recognize 50% of the financial results of this joint venture partnership.

    Sales contracts included in backlog are typically subject to cancellation by the purchaser under specified circumstances such as failure to obtain financing. As a result, no assurance can be given that the homes which presently comprise backlog will result in actual closings nor can assurance be given as to when such closings may occur. In addition, the Company believes that home sales rates at its Kehalani project on the island of Maui continue to be adversely affected by various factors, including uncertainty of prospective home buyers resulting from a continuing weakness in the Hawaii economy.

LIQUIDITY AND FINANCIAL CONDITION

    The Company generally requires capital to plan projects, obtain entitlements, acquire and develop land, construct homes, and for working capital. Prior to the Company's restructuring and initial public offering, the Company used internally generated funds and funds from CBCL for working capital and development purposes, including planning, entitling, engineering, site preparation, construction of roads, water and sewer lines, as well as the construction and marketing of its lots and parcels of land. In December 1993, the Company consummated its Initial Public Offering of Class A Common Stock, which resulted in net proceeds to the Company of $27.4 million.

    The Company currently has both short and long-term capital requirements, including those relating to its Kehalani project. The Company intends to fund its capital requirements through a combination of internally generated fund, and bank and other financing. The Company further intends to primarily rely on bank financing for its home construction requirements. The Company also plans to seek addition financing, a portion of the proceeds from which will be used to fund necessary development work at its Kehalani master-planned community. As a result, the Company's business and earnings are substantially dependent on its ability to obtain financing on acceptable terms.

    At the present time, the Company's ability to generate funds internally is limited by the slow down in the sale of its new homes and decline in its sale prices. The Company is addressing this issue, in part, by a shift in the focus of its business to sell land parcels to other builders and developers, thus permitting it to realize the value of its properties on a more timely basis. However, virtually all such funds are required to be applied to reduce the Company's debt to the Lenders.

    One of the principal reasons that the Company has entered into the Merger Agreement is that the Partnership has substantial working capital and assets, relatively steady income and no long-term debt. If the Merger is consummated, management of the Company believes that the combined company will be in a much stronger position to secure longer-term financing or satisfactory terms, and thereby allow the combined company after the Merger to better realize the long-term value of the Company's lands.

    As of December 31, 1997 the Company was indebted to its Lenders in the principal amount of approximately $24.8 million. All indebtedness under this credit facility matures on May 31, 1998. The Company anticipates that it will not be in a position to repay the full indebtedness on that date in the absence of a refinancing and one of the conditions to consummation of the Merger with the Partnership is that the Company obtain an extension of the maturity of this credit facility on terms substantially equivalent to those currently in force. Accordingly, Homes has requested from its Lenders an extension of the maturity of its indebtedness to November 30, 1998 and has presented information requested by the Lenders in connection with its request.

    If the request for extension is denied, or if the proposed Merger is delayed or the related merger agreement is terminated, the Company will be required to refinance this indebtedness. If the Merger fails to close on a timely basis, or if the Company is unable to accomplish such refinancing, it may be required to further reduce its work force, curtail operations, sell properties at less than optimum prices or take other measures which would likely have material adverse effects on its operating results and financial condition. There can be no assurance that the loan extension the Company is seeking, or a refinancing of the Company's indebtedness on satisfactory terms will be achieved.

NEW ACCOUNTING STANDARDS

    In June 1997, the Financial Accounting Standards Board (the "FASB") issued the Statement of Financial Accounting Standards (the "SFAS") No. 130, REPORTING COMPREHENSIVE INCOME, the provisions of which are effective for fiscal years beginning after December 15, 1997. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The future adoption of this pronouncement is not expected to have a material effect on the Company's presentation of its results of operation.

    In June 1997, the FASB issued SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, the provisions of which are effective for fiscal years beginning after December 15, 1997. This Statement establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has not determined the impact that the adoption of this new accounting standard will have on its financial statement disclosures.

YEAR 2000 ISSUE

    Although the Company believes that its products and systems are Year 2000 compliant, the Company utilizes third-party equipment and software that may not be Year 2000 compliant. Failure of such third-party equipment or software to operate properly with regard to the Year 2000 and thereafter could require the Company to incur unanticipated expenses to remedy any problems, which could have a material adverse effect on the Company's business, operating results and financial conditions.

CERTAIN FACTORS THAT MIGHT AFFECT FUTURE OPERATING RESULTS

    In addition to other information in this Quarterly Report on Form 10-Q, the following are important factors that should be considered in evaluating the Company and its business.

    On December 18, 1997, C. Brewer Homes, Inc. (the "Company" or "Homes") entered into an agreement and plan of merger between it and Mauna Loa Macadamia Partners, L.P. ("Mauna Loa" or the "Partnership"), subject to approval of the transaction by the Company's stockholders and the unitholders of Mauna Loa, and other closing conditions (the "Merger"). If the Merger is consummated, the Company will merge with and into the Partnership, with the Partnership surviving the Merger, and each outstanding share of the Company's common stock will be converted into a 66.7% limited partnership unit of the Partnership (subject to adjustment in the unlikely event that the more than 10,000 shares of the Company's common stock are issued upon the exercise of currently outstanding options). There can be no assurance that the Merger will be consummated on a timely basis, or at all. The failure to consummate the Merger would likely have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company has landholdings which are entitled for residential and commercial development. In light of the stagnant economy in Hawaii, the generally unfavorable market for new housing in the state, and the high capital costs associated with homebuilding, the Company's current strategy is to offer certain of its entitled lands for sale to other builders and developers. The Company has no current plans to build homes on the remainder of these lands, but may offer these lands for sale to other builders and developers, with or without installing additional infrastructure, or hold these lands for future development, which could include selected homebuilding activities as well as joint ventures with other developers. The decision to further develop these lands will depend on numerous factors, including consummation of the Merger, the availability of financing on satisfactory terms for the combined company (or for Homes if the Merger is not consummated) and market conditions.

    Homes presently conducts all of its business in the State of Hawaii, primarily on the island of Maui and also on the islands of Kauai and Hawaii. In addition, all of Homes' operations on Maui are concentrated in central Maui. Although the State of Hawaii was one of the country's fastest growing economies in the late 1980's, Hawaii has experienced a slowdown in the 1990's. After adjusting for inflation, Hawaii's gross state product grew 0.9% in 1992, 0.4% in 1993, 0.0% in 1994, 0.5% in 1995 and 0.9% in 1996, and is estimated to have grown 1.2% in 1997, after having grown by a total of 18.9% between 1986 and 1990 and at an average annual rate of 4.1% between 1959 (Statehood) and 1995, in each case according to the State of Hawaii Department of Business, Economic Development and Tourism. In addition, Hawaii's economy and many of its major industries, such as tourism, are affected by the economies of Asia. Recently, several Asian countries have experienced economic problems such as currency devaluation and slow growth, and these problems may lead to adverse effects on Hawaii's tourism industry. The stagnant condition of the Hawaii economy has adversely affected the Hawaii real estate market, and in turn the results of Homes' operations.

    Although Homes has been holding, entitling, developing, marketing and selling land for over 25 years, its homebuilding operations began only in late 1993, after which time it became the principal focus of its activities with total closings of 628 home sales through December 31, 1997. As a result of establishing its homebuilding line of business, Homes' cost of property sales as a percentage of property sales increased substantially over that period and therefore its gross margin declined as compared to periods prior to the commencement of home building activities. Two changes in Homes' operations implemented in 1997 a change in focus to parcel and lot sales rather than home sales, and a change to act as its own general contractor in building homes are expected to have a significant affect on its future results. As a result of these changes, and as a result of the effects of required accounting adjustments, Homes' historical financial performance is not likely to be a meaningful indicator of future results.

    During the fourth quarter of fiscal year 1996, business, Homes adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Application of SFAS No.121 required the recording of asset impairment losses of approximately $640,000 during the third quarter of fiscal year 1998, and approximately $3.5 million in fiscal year 1997 and approximately $1.3 million in fiscal year 1996. There can be no assurance that asset impairment losses may be required to be recorded in future periods, with a concomitant adverse effect Homes' results of operations.

    Although Hawaii was one of the fastest growing economies in the United States in the late 1980's, it has experienced a slowdown in the 1990's. Homes has observed a reduction in the rate of new home sales since 1993, which Homes believes to be the result of recent increases in Hawaii unemployment rates and the general lack of confidence in the Hawaii economy by prospective home buyers. These conditions have increased competition for homebuyers among Hawaii's hombuilders. In response to prevailing market conditions, Homes has provided, and may provide in the future, certain price reductions and other sales incentives to encourage buyer interest. As a result, Homes' gross margin as a percentage of sales on residential homes has declined, and may decline in the future. A continuation of the economic stagnation that Hawaii has experienced in the last few years, or an economic downturn in Hawaii, could continue to have a material adverse effect on Homes' business.

    Historically, most sectors of the land development and homebuilding industry have been cyclical and have been significantly affected by changes in general economic conditions, levels of consumer confidence and income, housing demand, interest rates and the availability of financing. In addition, Homes is subject to various risks relating to overbuilding, the cost and availability of materials and labor, competition, environmental risks, delays in schedules for the construction of infrastructure and homes caused by strikes, adverse weather, including drought and related impacts to the availability of water (for domestic consumption and irrigation), the availability and cost of capital, cost overruns, lack of public infrastructure (such as roads, water, utilities, sewage and drainage facilities), changes in government regulation and increases in real estate taxes and other government fees, and other factors not within a developer's control. In addition, due to Homes' location in Hawaii, it is particularly susceptible to delays caused by strikes affecting the shipping and transportation of building materials necessary for Homes' home building business.

    Homes has experienced, and expects to continue to experience, significant variability in sales and net income on a quarterly basis. Factors that may contribute to the variability of Homes' results include: (i) the timing of home closings and land sales; (ii) the condition of the real estate markets and the economy in general in Hawaii; (iii) the cyclical nature of the homebuilding industry and changes in prevailing interest rates; (iv) costs of materials and labor; and (v) delays in construction schedules caused by the timing of inspections and approvals by regulatory agencies, including zoning approvals and receipt of entitlements, the completion of necessary public infrastructure, the timing of utility hookups, and adverse weather.

    Homes in the past entered into fixed-price contracts with experienced general contractors for the construction of infrastructure and homes for its residential developments. Homes began operating in 1997 as its own general contractor for the remaining homes being developed in its Kaimana project and currently anticipates that it may operate as its own general contractor for the construction of homes at future residential developments. Accordingly, to the extent it engages in home building activity, Homes is and will be subject to the risks that formerly were assumed by the general contractors with whom Homes contracted. These risks include the risk of cost overruns and warranty claims (including long-term claims arising out of latent defects) that otherwise would be the responsibility of a third-party general contractor, the risk that Homes' ability to act as its own general contractor may be subject to limitations and restrictions arising out of the terms of its credit facilities, the risks associated with utilizing subcontractors without recourse for their failures to perform against a third-party general contractor, the difficulty of securing bonding and the risk inherent in the need to retain a licensed managing employee in order to retain the Corporation's general contractor's license.

    The Company is also subject to certain risks associated with the availability and cost of materials and labor, delays in construction schedules and cost overruns. For example, homebuilders nationwide have experienced significant volatility in the cost of lumber, with lumber prices varying by as much as 50% over a several month period. The Hawaii residential construction industry has experienced serious labor and material shortages, including lumber, insulation, drywall, cement and carpenters. Delays in construction of homes due to these shortages or to inclement weather conditions could have an adverse effect upon the Company's homebuilding operations. The Company's developments are also susceptible to delays caused by strikes or other events involving construction trade unions. Environmental regulations can also have an adverse impact on the availability and price of certain raw materials such as lumber. In addition, the Company's operations are susceptible to delays caused by weather disturbances, international events affecting the shipping industry and the transportation of building materials necessary for the Company's business, and other factors not within a developer's control.

    Substantially all home buyers utilize long-term mortgage financing to purchase their homes and lenders generally make loans only to borrowers who satisfy the lenders' income and other requirements. Accordingly, Homes' homebuilding activities are dependent upon the availability of mortgage financing for first-time homebuyers as well as move-up homebuyers who need to sell existing homes. In addition, changes in law relating to the deductibility of mortgage interest for federal income tax purposes could adversely affect Homes' by reducing the advantages of home ownership.

    Although mortgage financing for qualified home buyers is currently available at low interest rates, there can be no assurance that mortgage financing will remain readily available to Homes' customers due to general economic conditions, the restrictions on ability of banks and savings and loan institutions to finance the purchase of homes by home buyers and other factors. In the event of increases in interest rates, it will generally be more difficult for people to qualify for mortgage loans due to the higher payments associated with higher interest rates. In addition, increases in interest rates will increase Homes costs because it has substantial borrowings on which the interest rate is variable. If the availability of mortgage loans becomes restricted, or if mortgage interest rates increase significantly, thereby affecting prospective buyers' ability to finance home purchases and Homes' borrowing costs, Homes' financial results and financial conditions will be adversely affected.

    Much of the land in the State of Hawaii, particularly on the islands of Maui, Kauai and Hawaii, has historically not been supported by adequate public infrastructure (e.g., roads, water utilities, sewage and drainage facilities) necessary for residential development. The total investment in infrastructure for a large residential community in Hawaii can be substantial and there can be no assurance that the prices at which parcels, lots or homes may eventually be sold by Homes will be sufficient to result in a profit, or even to recover the investment made in such infrastructure and related carrying costs.

    Homes' planned residential projects and commercial/industrial developments are long-term in duration. In Hawaii it can take in excess of ten years from the decision to develop unentitled land until the first home or lot is sold or commercial space is leased, depending on the nature of the governmental approval process, the project's size, the state of the economy and the physical characteristics of the site. In addition, before planned residential projects and other developed properties can generate any revenue, significant development expenditures and carrying costs are required for, among other things, compliance with governmental land use and environmental requirements, land development and installation of infrastructure. Because of changing economic and market conditions, competition and other factors, there can be no assurance that the price that may eventually be obtained when a parcel, lot or home is sold will be adequate to cover the capital investments that have been made in entitling and improving the property and related carrying costs, and to generate a satisfactory return on the investment.

    Homes is subject to local, state and federal statutes, ordinances, rules and regulations affecting land use and building design. As of December 31, 1997, approximately 590 acres of Homes' existing supply of land and all of the approximately 1,957 remaining acres subject to the option granted to Homes by CBCL are not fully entitled for their intended purposes. Before developing any of its unentitled land, Homes will be required to obtain a variety of regulatory approvals from state and local governmental authorities. The entitlement process for development of property in Hawaii is lengthy, complex and costly, involving numerous state and county discretionary regulatory approvals. Conversion of an unentitled parcel of land to residential zoning usually requires the following approvals: adoption of or amendment to the County Community Plan to reflect the desired general land use; approval by the State Land Use Commission to reclassify the parcel to an urban designation; County Council approval to rezone the property to the specific use desired; and, if the parcel is located in the Coastal Zone Management area, the granting of a Special Management Area Permit by the County Planning Commission. In obtaining the necessary land entitlements at the state and county levels, the Company obtains approvals from these authorities for related matters, including density, provisions for affordable housing, roads, utilities and the dedication of acreage for schools, parks and other purposes. County approval is typically obtained after state approval. Subsequent to county approval of entitlements, subdivision approvals and building permits must be obtained. The entitlement process is complicated by the conditions, restrictions and exactions that are placed on these approvals, such as requirements for construction of infrastructure improvements, payment of impact fees, restrictions on the permitted uses of the land and provisions for affordable housing. If Homes is unable to obtain necessary entitlements or if the cost of obtaining such entitlements is excessive relative to the prices at which it may sell parcels, lots or homes, Homes results of operations and financial conditions will be adversely affected.

    The climate and geology of Hawaii present certain risks of natural disasters. In September 1992, for example, even though Hurricane Iniki did not damage Homes' projects, it caused a delay in the construction of roads and utilities at Homes' Kalihiwai Ridge project on the island of Kauai as construction resources were directed to civil recovery projects for the community. In addition, certain of Homes' projects are located on the island of Hawaii, where there is active volcanic activity. To the extent that hurricanes, severe storms, volcanic eruptions, drought, or other natural disasters occur, Homes' results of operations and financial conditions may be adversely affected.

    Mortgage financing for a new home is conditioned, among other things, on the availability of adequate homeowners' (including hurricane) insurance and the cost of such insurance is considered by financial institutions in determining whether applicants qualify for a mortgage loan. Subsequent to Hurricane Iniki in 1992, many of the insurance companies doing business in Hawaii restricted, curtailed or suspended the issuance of homeowners' insurance policies on single-family and multi-family homes, or issued such insurance without hurricane coverage. This had the effect of both reducing the availability of hurricane insurance and, in general, increasing the cost of such insurance. Although hurricane insurance is currently available, the average overall cost of all homeowners and hurricane insurance remains substantially above pre-Hurricane Iniki levels. There can be no assurance that homeowners' and hurricane insurance will be available or affordable to prospective purchasers of homes. The unavailability or high cost of homeowners' insurance could have a material adverse effect on Homes' business.

    Homes is subject to local, state and federal statutes, ordinances, rules and regulations protecting health and safety, archeological preservation laws and environmental laws, including laws protecting endangered species. Environmental laws (i) may cause Homes to incur substantial compliance, mitigation and other costs, (ii) may prohibit or severely restrict development in certain environmentally sensitive areas, and (iii) may delay completion of Homes' projects. Some of the properties held for development by Homes were formerly sites of large agricultural operations, which involved the use of pesticides and other agricultural chemicals. Although management is not currently aware of any environmental compliance issues that are expected to have a material adverse effect on Homes, no assurance can be given that such laws will not have a material adverse effect on Homes' operations in the future.

    The land development and home building industries are highly competitive. Homes competes for land and residential sales, financing, raw materials and skilled labor. Homes competes for home sales, as well as for sales of parcels and lots entitled for residential use, on the basis of a number of interrelated factors, including location, reputation, amenities, design, quality and price. Moreover, Homes competes for land and residential sales with numerous large and small developers, including some developers with greater financial and other resources than Homes, government built or subsidized housing units, individual resales of existing homes and condominiums, and available rental housing.

    As a result of title uncertainties with respect to certain of its properties, Homes is sometimes unable to obtain insurance policies, delivery of which is typically a condition to obtaining financing for a project or selling a parcel of land. In order to cure title defects and obtain appropriate title insurance, Homes has initiated, or intends to initiate, legal actions to "quiet title" to such parcels in its name. The process of prosecuting actions to quiet title is sometimes lengthy and could have the effect of delaying Homes' planned development of particular projects and increasing their cost. No assurance can be given that Homes will prevail in its current or intended title actions or will otherwise be able to obtain insurable title to such properties.

    Homes is frequently required, in connection with the development of its projects, to obtain performance, maintenance and other bonds. The amount of these bonds outstanding at any time varies in accordance with Homes' pending development activities. In the event any such obligations are drawn upon because of Homes' failure to build houses or required infrastructure, Homes would be obligated to reimburse the issuing surety company or bank, which could have a material adverse effect on Homes' financial condition and results of operations.

                             C. BREWER HOMES, INC.

                                    PART II

                               OTHER INFORMATION

    ITEMS 1. THROUGH 5.  Not Applicable

    ITEM 6.  Exhibits and Reports on Form 8-K.

        (a) Exhibits.

EXHIBIT
NUMBER  DOCUMENT DESCRIPTION
------  ----------------------------------------------------------------------
 *11.1  Statement Regarding Computation of Earnings (Loss) Per Common Share.

 *27.1  Financial Data Schedule

------------------------

*   Filed herewith

    (b) Reports on Form 8-K

    On December 31, 1997 the Company filed a report on Form 8-K announcing that
(a) the Company and Mauna Loa Macadamia Partners, L.P. ("Mauna Loa") executed a definitive merger agreement pursuant to which the Company will be merged into Mauna Loa and Mauna Loa will survive the Merger as a partnership (the "Merger");
(b) the Company and Edward T. Foley, the Company's Executive Vice President and Chief Financial Officer had entered into a Release and Separation Agreement and a Consulting Agreement; (c) the Company began operating as its own general contractor for the purpose of constructing the remaining homes at its Kaimana project on the island of Maui and that, as a result, the Company and Fletcher Pacific Construction Co., Ltd. agreed to terminate their contract dated as of May 30, 1995. (Filed as Exhibit 10.7 of the Registrant's Quarterly Report on Form 10-Q dated September 30, 1995); and (d) the Company had entered into purchase and sale agreements for its Nanea project at Kehalani subdivision and its Iao II parcel for $2.2 million and $2.0 million, respectively. Both agreements are subject to various closing conditions.

                             C. BREWER HOMES, INC.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                C. BREWER HOMES, INC.
                                (Registrant)

Date: February 13, 1998         By:             /s/ EDWARD T. FOLEY
                                     -----------------------------------------
                                                  EDWARD T. FOLEY
                                            EXECUTIVE VICE PRESIDENT AND
                                              CHIEF FINANCIAL OFFICER
                                        (PRINCIPAL FINANCIAL AND ACCOUNTING
                                                      OFFICER
                                            AND DULY AUTHORIZED OFFICER)

                                                                      APPENDIX I

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 10-K

(Mark One)
[X]          ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
              For the Fiscal Year Ended        December 31, 1997
                                               -----------------
                                      OR

[ ]        TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Commission File Number    1-9145
                                                 ------

                      MAUNA LOA MACADAMIA PARTNERS, L.P.
                      ----------------------------------
            (Exact Name of registrant as specified in its charter)

                        DELAWARE                    99-0248088
             ------------------------------      ----------------
            (State or other jurisdiction of      (I.R.S. Employer
            incorporation or organization)      Identification No.)

               828 FORT STREET, HONOLULU, HAWAII         96813
           ----------------------------------------   ----------
           (Address of principal executive offices)   (Zip Code)

     Registrant's telephone number, including area code:   (808) 532-4130
                                                           --------------

          SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                Name of Each Exchange
                  Title of Each Class            on Which Registered
          --------------------------------      ---------------------
          Depositary Units Representing
        Class A Limited Partners' Interests    New York Stock Exchange

       SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: NONE

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding twelve months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days.   Yes  X   No
                                                     ---     ---

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this 10-K or any amendment to this 10-K. [ ]

As of March 6, 1998, 7,500,000 shares of the registrant's Class A Units were outstanding, and the aggregate market value of such Units held by non-affiliates was $29,062,500 (based on the closing price on that date of $3.875 per Unit).

                                    PART I

ITEM 1.  BUSINESS OF THE PARTNERSHIP

GENERAL DESCRIPTION OF THE BUSINESS

Mauna Loa Macadamia Partners, L.P. (the "Partnership"), is a publicly-traded partnership, organized under the laws of the State of Delaware, engaged in the business of growing macadamia nuts in Hawaii. It is one of the world's largest growers of macadamia nuts. The Partnership owns or leases approximately 4,027 tree acres of macadamia nut orchards in three locations within a 50-mile radius on the island of Hawaii, where macadamia nut yields are among the world's highest. ("Tree acres" are acres of the Partnership's owned or leased lands utilized for macadamia nut orchards. "Gross acres" includes areas not utilized for orchards.) The Partnership is managed by its sole general partner, Mauna Loa Resources Inc. ("Resources" or the "Managing Partner"). The Managing Partner is owned by Mauna Loa Macadamia Nut Corporation ("Mauna Loa"). Mauna Loa is a wholly owned subsidiary of
C. Brewer Company, Limited ("CBCL"), which in turn is wholly owned by Buyco, Inc. ("Buyco").

Mauna Loa was the Partnership's special general partner until December 1997, when it assigned its interest as a general partner to Resources and withdrew as a special general partner. Although Mauna Loa and certain of its affiliates formerly held Class B Units in the Partnership, all Class B Units were cancelled in November 1997 for nominal consideration. Ownership of Class A Units confers no direct or indirect interest in Buyco, CBCL, Mauna Loa or any of their affiliated corporations.

The Partnership commenced operations in June 1986, following its acquisition of interests in approximately 2,423 tree acres of macadamia nut orchards from Mauna Loa and one of Mauna Loa's affiliates. In December 1986 and October 1989, respectively, the Partnership acquired from affiliates of Mauna Loa interests in approximately 266 and 1,260 additional tree acres of macadamia orchards. In September 1991 the Partnership acquired approximately 78 tree acres of producing macadamia orchards.

NARRATIVE DESCRIPTION OF THE BUSINESS

The Partnership sells all of its macadamia nuts to Mauna Loa, under four long-term nut purchase contracts. Mauna Loa processes and markets the nuts under the MAUNA LOA-REGISTERED TRADEMARK- brand name and is the largest processor and marketer of macadamia nuts in the world. The Partnership is Mauna Loa's largest single supplier of macadamia nuts. All farming activities are performed for the Partnership by CBCL subsidiaries under long-term farming contracts.

NUT PURCHASE CONTRACTS.

The Partnership is a party to four nut purchase contracts with Mauna Loa.
They cover all nuts produced by the orchards acquired in June 1986, December 1986, October 1989, and September 1991, respectively. The first two contracts expire in 2006, while the third contract expires in 2019 and also provides for the exclusion of unusable nuts from those purchased by Mauna Loa. The first three contracts are identical in all other material respects. The fourth contract was acquired by assignment with the purchase in September 1991 of the Lot 10 orchard and expires in 2003. The fourth contract is similar to the first three contracts, but the nut price is calculated on a crop year (July 1 through June 30) rather than calendar year basis, which results in a slightly different nut price. All four contracts use a pricing formula based 50% on a two-year trailing average of the macadamia nut price published annually by the United States Department of Agriculture and 50% on Mauna Loa's "netback component." The netback component is calculated by subtracting Mauna Loa's processing and marketing costs per pound and a "capital charge" of 20% from its nut revenues per pound. The first three nut purchase contracts may be terminated by Mauna Loa upon thirty days' notice if the Managing Partner is involuntarily removed as the managing general partner and replaced by a person or entity not affiliated with Mauna Loa. The fourth nut purchase contract may be terminated at any time by mutual agreement in writing, or it may be terminated by the Partnership as of the end of any calendar year by giving Mauna Loa at least twelve months advance notice of its intention to terminate.

COMPETITION

Because the Partnership's revenues from nut sales (and therefore its overall financial results) are tied to a formula dependent in large part upon Mauna Loa's market performance, the Partnership bears certain risks associated with Mauna Loa's marketing of the nuts, including the likelihood of increased future competition.

Mauna Loa considers its primary competition to be other premium nut products, except in Hawaii where its products compete with those of other macadamia nut producers and other food and non-food tourist items. As a premium nut, macadamia nuts compete with cashews, almonds and pistachios.

Mauna Loa sells macadamia nuts as "retail" nuts and "commercial" nuts and produces and sells various macadamia nut products. These include pristine salted and unsalted roasted macadamia nuts, packages of diced macadamia nuts and macadamia oil (for cooking and baking), value-added products such as candy-glazed macadamia nuts, chocolate-covered macadamia nuts, chocolate macadamia nut candy bars, honey-roasted macadamia nuts and macadamia nut brittle.

Macadamia nuts comprised less than 5% of the sales of branded premium nuts sold through mass merchandisers, drug and grocery stores on the U.S. mainland. Cashews and mixed nuts represent the bulk of the dollar sales in this segment, followed by pistachios. Macadamia nuts are the highest priced of all premium nuts, and, therefore, they may be sensitive to price competition from other nuts.

Approximately one-third of sales of the MAUNA LOA-REGISTERED TRADEMARK- brand are made in the U.S. mainland, where Mauna Loa sells its products through brokers to food stores, club stores, drug store chains, mass merchandisers and commercial customers.

Approximately one-third of sales of the MAUNA LOA-REGISTERED TRADEMARK- brand are made in Hawaii where Mauna Loa sells through its own direct sales force primarily to retailers. Substantial portions of the macadamia nut products sold are purchased by visitors as gifts and souvenirs. Mauna Loa believes that it is the largest seller of macadamia products in the State of Hawaii.

Outside the United States, Mauna Loa's other major market is Japan and the Far East. Approximately 20% of sales of the MAUNA LOA-REGISTERED TRADEMARK-brand are made in Japan and the Far East.

The remaining sales are comprised of ingredient nuts, visitor center sales, and mail order sales.

In addition to the State of Hawaii, mature macadamia nut orchards are located in Australia, Africa, and Central America. While Hawaii supplied 38% of the world crop in the 1996/97 crop year, Australia became the largest macadamia producer in the world, at 40% of the world crop. Australia is expected to experience growth through the end of the decade. The world supply of macadamia nuts has increased substantially during the last several years and is projected to increase an average of 10% per year for each of the next four years.

A general decline in nut prices would adversely affect the prices which Mauna Loa could charge for its macadamia nut products and could have a negative effect on its profitability. Since the purchase price for the Partnership's nuts under all of its nut purchase contracts is based in part on nut prices reported by the industry and in part on the marketing success of Mauna Loa, a general decline in macadamia nut prices could also adversely affect the Partnership's revenues.

FARMING CONTRACTS

All of the Partnership's orchards are farmed by two subsidiaries of CBCL under four long-term farming contracts. The orchards are located at three separate locations on the island of Hawaii ("Keaau", "Ka'u" and "Mauna Kea"). Because each area has different terrain and weather conditions, farming methods vary somewhat among the three locations.

FARMING CONTRACTS. The Partnership is a party to four farming contracts with two affiliates of CBCL, Ka'u Agribusiness Company, Inc. ("KACI") and Mauna Kea Agribusiness Company, Inc. ("MKACI"). Services under these contracts include cultivation, weed and pest control, fertilization, pruning and hedging, replanting, harvesting, husking and related services for the Partnership's orchards. In return, the Partnership reimburses KACI and MKACI for their direct and indirect costs incurred in providing such services, including an equipment utilization charge and an annual farming fee. The first two contracts (the "1986 contracts") expire in 2006, while the third contract
(the "1989 contract") expires in 2019. The fourth contract (the "Lot 10 contract") was acquired with the purchase of the Lot 10 orchard in 1991 and expires in 2006. The four contracts are identical in all other material respects. The contracts are terminable if the Managing Partner is involuntarily removed and replaced by a person or entity not affiliated with Mauna Loa.

Each of the farming contracts was amended effective January 1, 1998 to provide that farming fees would equal 2 1/2% of the Partnership's gross profits from farming operations, rather than 3% of the Partnership's operating cash flow, attributable to the relevant orchard.

ORCHARD MAINTENANCE. Maintenance of an orchard is essential to macadamia nut farming. Pruning and hedging of trees is necessary to allow space for mechanical harvesting and cultivating equipment to safely and efficiently operate and to remove dead branches. Where mechanical equipment is used, the orchard floor must be maintained in a condition that will permit its operation. Soil and gravel are used to repair mud holes and other surface irregularities caused by soil erosion from heavy rain and by farming equipment, though this operation is not performed as frequently due to current cost controls. Pruning and surface maintenance are usually performed after the harvest season.

Orchard management also requires the proper selection and application of fertilizers, pesticides (to control rodents, insects and fungi) and herbicides (to control weeds). Insects, rodents and fungi, as well as wild pigs, if not controlled can cause losses to nut production.

HARVESTING. The harvest period begins in the late summer and runs through the spring. Mature nuts fall from the trees and are harvested using mechanized harvest equipment when the orchard floor is level enough to permit its use. Nuts are harvested by hand when the orchard floor is too uneven to permit mechanical harvesting, when the nut drop is very light and when nuts remain after harvesting. At Keaau, Ka'u and Mauna Kea, seasonal labor for hand harvesting and other operations is generally available from nearby Hilo and adjacent communities.

Mechanical harvesting is less costly than hand harvesting, but mechanical harvesting is possible only where the orchard floor is relatively flat. Approximately 56% of the orchards acquired in 19861, 81% of the orchards acquired in 1989 and all of the orchard acquired in September 1991 are currently mechanically harvested. The balance of the acreage at these orchards is too uneven for mechanical harvesting and must be harvested by hand.

During the harvest season, the nuts are collected every six to ten weeks. Nuts suffer loss in quality if they remain on the ground too long. The harvested nuts are then transported to the husking facility. The Keaau and Ka'u areas have husking facilities, which are not owned by the Partnership. Nuts harvested in the Mauna Kea area are transported to the husking facility in the Keaau area. At the husking facility, the outer husk is removed and the nuts, still in their shell, are weighed and sampled to determine moisture content and kernel quality. Title to the nuts passes to Mauna Loa after weighing, and the nuts are moved to a drying facility.

PROCESSING. The nuts purchased from the Partnership by Mauna Loa are primarily processed at Mauna Loa's processing plant located adjacent to the orchards located in the Keaau area. The plant was built in 1966 and is presently capable of handling approximately 210,000 pounds of dry-in-shell (commonly abbreviated "DIS") nuts per day. Processing at the plant includes drying, cracking, roasting, inspecting and packaging. The plant also includes separate warehouses, a machine shop, storage facilities, husking facilities, nut drying facilities, a generator and a 10,000 square foot chocolate processing plant. None of these processing facilities are owned by the Partnership.

At Mauna Loa's plant in Keaau, the harvested nuts are passed by conveyors over metal screens, blowers and rock separators that remove everything but the in-husk nuts. The husks are then split and removed by pressing the nuts between steel roller bars and a rubber pad. At this stage, the nut kernels are still encased in their hard round shells and roughly 20% of their weight is attributable to moisture content. At this point, the nuts are referred to as wet-in-shell (commonly abbreviated "WIS"). The WIS weight of the nuts is used to determine payments to be made by Mauna Loa under the Nut Purchase Contracts. Approximately 20% of the WIS weight of the nuts will become dry salable kernels when all further processing is completed.

After the nuts are weighed the moisture content is reduced by blowing warm air over them, producing DIS nuts. The nuts are then cracked by metal rollers to remove the shell. Mechanical and optical equipment, as well as hand sorting, are used to separate the nut kernels from pieces of broken shell.

The dry nut kernels are roasted and then sorted into retail and commercial grades. At this stage, less than half of the nuts are bulk-packed and sent to four co-packers on the U.S. mainland for packaging. At Mauna Loa's plant in Keaau the nuts may be salted, or covered with chocolate or one of several candy glazes, and finally packaged, labeled and readied for shipment.

STABILIZATION PAYMENTS

In December 1986, the Partnership acquired a 266 acre orchard (the "December 1986 Orchard") that was several years younger than other orchards of the Partnership. Because of the relative immaturity of the newer orchard, its productivity (and therefore cash flow) was expected to be correspondingly lower for the first several years than for the other older orchards.

Accordingly, the seller of this orchard (KACI) agreed to make cash stabilization payments to the Partnership for each year through 1993 in which the cash flow (as defined) from this orchard fell short of the target cash flow level, which equaled $507,000. Stabilization payments for any given year were limited to the lesser of the amount of the shortfall or a maximum payment amount. For the years from 1987 through 1993, inclusive, the Partnership received a total of $1,628,000 (including a 4% Hawaii general excise tax) in stabilization payments under this agreement.

The Partnership accounted for stabilization payments (net of the 4% Hawaii general excise tax) as a reduction in the cost basis of the orchard. As such, these payments are being reflected in the Partnership's net income ratably through 2019 as a reduction to the depreciation expense reported for this orchard.

In return, the Partnership is obligated to pay the seller 100% of any year's cash flow from this orchard in excess of the target cash flow as additional percentage rent until the aggregate amount of the additional percentage rent paid equals 150% of the total amount of stabilization payments previously received. Thereafter, the Partnership is obligated to pay the seller 50% of this orchard's cash flow in excess of the target cash flow as additional incentive rent. The Partnership paid KACI $54,000 under these provisions for 1996 and will pay $297,000 for 1997. No amounts were payable with respect to prior years.

RISKS INVOLVED IN OPERATING MACADAMIA ORCHARDS

Macadamia nut trees are subject to damage or destruction from diseases, pests, floods, droughts, windstorms, hurricanes, volcanic activity and other natural causes. Partnership tree replacements for all orchards from all causes were 1.3% in 1995, 1.3% in 1996 and 2.0% in 1997.

DISEASES AND PESTS. The Partnership's Keaau orchards have experienced tree replacements of 2.2% in 1995, 2.2% in 1996 and 1.9% in 1997. Other macadamia growers in the vicinity have also experienced higher than normal tree losses due to a problem known as "Macadamia Quick Decline" ("MQD"). Based upon research by the University of Hawaii and other experts, it is believed that the situation is due to fungi associated with high moisture conditions. It is also believed that a particular variety of macadamia nut tree (variety 333) is most susceptible to MQD problem. Another tree variety (variety 344) has recently also been identified as being more susceptible to MQD than other varieties. Based on the latest research, Mauna Loa and the University of Hawaii are working to identify the specific causes of the problem and potentially to develop feasible control measures. There is no assurance, however, that a feasible control measure can be developed. Approximately 9% of the Partnership's orchards are variety 333 and 46% are variety 344. Both the Keaau and Mauna Kea orchards are areas with high moisture conditions, and may be more susceptible to the MQD problem. MQD is present in the Ka'u orchards, but tree losses to date have been less than 1% in the Ka'u area.

In addition, there are also two types of controllable fungal diseases which can affect nut production, but are not fatal to the trees themselves. One of these is Phytopthora which affects the macadamia flowers and nutlets. These types of fungal disease were generally controllable with fungicides, but many of these fungicides are no longer available. Historically, these fungi have attacked the orchards located in Keaau every three or four years. These fungi occurred in 1990 and required application of a fungicide at a cost of $292,000. There was a Phytopthora occurrence in the Keaau and Mauna Kea orchards in the spring of 1994 and, as there are currently no feasible methods available to treat Phytopthora, the 1995-96 crop year production for these orchards was affected.

WINDSTORMS AND INSURANCE. The Partnership's orchards are located in areas on the island of Hawaii which are susceptible to windstorms. Twenty-two major windstorms have occurred on the island of Hawaii since 1961, and four of those caused material losses to Partnership orchards. Several of the Partnership's orchards are surrounded by windbreak trees which provide limited protection. Younger trees that have not developed extensive root systems are particularly vulnerable to windstorms.

For 1998, the Partnership secured tree and crop insurance coverage under a federally subsidized program. The tree insurance provides coverage up to a maximum of approximately $20 million against loss of trees due to wind, fire or volcanic activity. The crop insurance provides coverage up to a maximum of approximately $5 million against loss of nuts due to wind, fire, volcanic activity, earthquake, adverse weather, wildlife damage and failure of irrigation water supplies.

On February 24, 1997, high winds hit the Hilo side of the island of Hawaii, resulting in the loss of 5,381 trees (about 1.5% of all of the Partnership's trees) in the Mauna Kea and Keaau orchards. Clean-up and replanting costs were approximately $275,000. There was no insurance recovery because losses were below the deductible amount. Production during the 1997-98 crop year will be adversely impacted due to the loss of these trees.

VOLCANOES. The orchards are located on the island of Hawaii, where there are two active volcanoes. To date, no lava flows from either volcano have affected or threatened the orchards.

RAINFALL. The productivity of orchards depends in large part on moisture conditions. Inadequate rainfall can reduce nut yields significantly, while excessive rain without adequate drainage can foster disease and hamper harvesting operations. While rainfall at the orchards located in the Keaau and Mauna Kea areas has generally been adequate, the orchards located in the Ka'u area generally receive less rainfall and, as a result, a portion of the Ka'u orchards is presently irrigated. Irrigation can mitigate the effects of a drought, but it cannot completely protect a macadamia nut crop from the effect of a drought. Recorded rainfall at each of the three locations of the Partnership's orchards for the past five years is shown below:


     Year                  Ka'u     Keaau     Mauna Kea
     ----                  ----     -----     ---------
     1993                  27.3"    109.0"     142.7"
     1994                  68.7"    173.3"     249.7"
     1995                  27.0"     88.6"     123.1"
     1996                  69.3"    125.2"     146.6"
     1997                  54.9"    142.3"     157.5"


For the first four months of 1993 and the first eleven months of 1995, very dry conditions prevailed in the Partnership's orchards, with the Ka'u area being particularly affected. Though the rainfall returned to more normal levels in the second half of 1993 as well as in 1996 and 1997, the Partnership's 1993-94 and 1995-96 crop year production were adversely affected by these droughts.

The heavy rainfall experienced in January and February 1994 in the Keaau orchards (forty inches compared to a historical average of twenty-one) induced flower disease and limited pollination. The 1994-95 crop year production for the Keaau orchards was adversely impacted by these unusual wet conditions.

Currently the island of Hawaii is experiencing a severe drought. Experts attribute this condition to the effects of the El Nino weather pattern. The National Weather Service has informed Hawaii county officials that normal weather may not return to the island of Hawaii until April or May. Rainfall in the Keaau area for January and February totaled 1.8 inches, less than 10% of normal, and rainfall in Ka'u for the same two months has been less than
0.5 inches, which is 5% of normal. While it is impossible to predict at this time, a prolonged drought could have a negative impact on the 1998 and 1999 production volumes.

WATER SUPPLY FOR IRRIGATION

In June 1986, the Partnership and KACI entered into an agreement (the "Water Agreement") pursuant to which KACI agreed to supply water to that portion of the June 1986 Orchards located at Ka'u ("Ka'u I") which had been irrigated historically. In 1989, the Water Agreement was amended to supply water to that portion of the October 1989 Orchards at Ka'u ("Ka'u II") which had been irrigated historically. The Water Agreement, as amended, provides that KACI will supply water to such portion of the Ka'u I Orchards and the Ka'u II Orchards (the "Irrigated Orchards") from a well (the "Sisal Well") located on property owned by KACI as requested by the Partnership from time to time in an amount equal to, at the time of request, the lesser of (i) the amount necessary to irrigate the Irrigated Orchards in accordance with prudent farming practices or (ii) 95% of the Sisal Well's present operating capacity of 1,700 gallons per minute, provided that the amount of water required to be provided under clause (ii) will not exceed approximately 643 million gallons of water per year. The cost to the Partnership for receiving such water is a pro rata share of the cost incurred by KACI in providing such water.

If the amount of water provided to the Irrigated Orchards by the Sisal Well becomes insufficient to irrigate the Irrigated Orchards in accordance with prudent farming practices as determined by the Partnership in good faith, KACI will be obligated, at the request of the Partnership, to use reasonable efforts to increase the capacity of the Sisal Well, to drill an alternative well into the historical source which provides water to the Sisal Well or to obtain water from other sources in order to provide such amount of water. If KACI incurs capital costs in connection with any such actions, the Partnership will be required to pay its pro rata shares of such costs. If water is not supplied to the Partnership as required under the Water Agreement, the Partnership will be entitled to drill for water on the portion of the Ka'u I Orchards which is held in fee by the Partnership. The Water Agreement also provides that, if KACI sells or otherwise transfers all or any portion of the retained water rights beneath the Irrigated Orchards or the property containing the Sisal Well, the right of the Partnership to receive water under the Water Agreement will be reasonably provided for.

On a historical basis, the quantity of water available under the Water Agreement to the irrigated portion of the Ka'u I Orchards has been generally sufficient to irrigate these orchards in accordance with prudent farming practices. The irrigated portion of the Ka'u II Orchards is expected to need greater quantities of water as the orchards mature. The Managing Partner anticipates that the amount of water available under the Water Agreement, as amended, will be generally sufficient, assuming average levels of rainfall, to irrigate the Irrigated Orchards in accordance with prudent farming practices for the next several years. If no irrigation water is available to the Irrigated Orchards, then, based on historical average rainfall levels, diminished yields of macadamia nut production can be expected.

EMPLOYEES

The Partnership presently has no employees. Instead, the employees, officers and directors of the Managing Partner perform all management functions for the Partnership. As of December 31, 1997, the Managing Partner employed three people.

ITEM 2.  PROPERTIES.

LOCATION. The Partnership owns or leases approximately 4,027 tree acres of macadamia orchards on the island of Hawaii. The orchards are located in three areas: Ka'u, Keaau and Mauna Kea. The Ka'u area is located in the south part of the island about fifty miles from Hilo. The Keaau area is located six miles south of Hilo on the east side of the island, and the Mauna Kea area is located three miles north of Hilo on the east side of the island.

The majority of macadamia nut trees grown in the State of Hawaii are grown on the island of Hawaii in volcanic soil that permits drainage during heavy rainfall. While the orchards are located approximately within a 50-mile radius, the climate and other conditions which affect the growing of macadamia nuts are different. These differences are the result of prevailing wind patterns and island topography which produce a variety of microclimates throughout the island.

                           [Map of STATE OF HAWAII]

AGE AND DENSITY. The productivity of macadamia nut orchards depends on several factors including, among others, the age of the trees, the number of trees planted per acre, soil condition, climate, rainfall and/or irrigation. The most significant characteristic affecting yields is maturity. The trees in a macadamia nut orchard generally begin to produce nuts at a commercially acceptable level at around nine years of age. Thereafter, nut yields increase gradually until the trees reach maturity, after which the nut yield remains relatively constant except for variances produced by rainfall, cultivation practices, pest infestation and disease.

Macadamia orchards normally reach peak production after fifteen to eighteen years of age. Of the 4,027 tree acres of macadamia orchards owned or leased by the Partnership, 2,721 tree acres are over eighteen years of age and roughly 1,306 tree acres are under eighteen years of age. Around 2% of trees are lost to various causes each year and are replaced.

RAINFALL. Macadamia trees grow best in climates with substantial and evenly distributed rainfall (or equivalent irrigation) and in soil that provides good drainage. Inadequate rainfall can significantly reduce nut yields, while excessive rain without adequate drainage can impede healthy tree growth, promote the growth of harmful fungal diseases and produce mudholes that require repair of the orchard floor.

At Keaau, normal rainfall is adequate without irrigation, and the volcanic soil provides good drainage. However, short droughts and occasional flooding have occurred. At Mauna Kea, normal rainfall is adequate without irrigation and the volcanic soil provides adequate drainage. In the event of a very long drought, production at Keaau and Mauna Kea might be affected. At Ka'u, located on the drier side of the island, the rainfall averages substantially less than at Keaau, particularly at the lower elevations. Approximately 652 acres at the lower elevations of Ka'u are irrigated to provide for additional water when required. Under extremely dry conditions at Ka'u, such as a prolonged drought, irrigation is not sufficient, and production will be affected negatively.

At the time of the conveyance of these orchards to the Partnership, Mauna Loa and KACI reserved the water rights to the land underlying the orchards. To supply water to that portion of the orchards located at Ka'u which had been irrigated historically, KACI and the Partnership entered into a water agreement whereby KACI agreed to supply water to the Partnership from a well which is on property retained by KACI to irrigate this property. The water agreement has been amended to provide for water to be supplied for irrigation purposes to the portion of the October 1989 Ka'u Orchards which have historically been irrigated.

ORCHARDS. The following table lists each of the orchards, the year acquired, gross and tree acres, tenure, and lease rents:

                                           GROSS       TREE                              LEASE        MIN. RENT
      ORCHARD               ACQUIRED       ACRES       ACRES         TENURE           EXPIRATION      PER ANNUM
---------------------      ----------    --------    --------    ---------------      ----------      ---------
Keaau I                     June 1986      1688        1467       Fee simple
Ka'u I                      June 1986       579         456       Fee simple
   "                        June 1986       700         500        Leasehold (1)           2019        $ 10,500
Ka'u Green Shoe I           Dec. 1986       546         266        Leasehold (1)           2019        $  5,586
Keaau II                    Oct. 1989       251         220       Fee simple
Ka'u II                     Oct. 1989       528         327        Leasehold (2)           2034        $ 32,702
  "                         Oct. 1989       271         175        Leasehold (1)           2028        $ 35,898
  "                         Oct. 1989        30          26        Leasehold (3)           2029        $  1,020
  "                         Oct. 1989       205         137        Leasehold (1)(4)        1995        $ 12,757
  "                         Oct. 1989       390          49        Leasehold (1)(4)        1999        $  5,828
Mauna Kea                   Oct. 1989       528         326        Leasehold (2)           2034        $ 32,560
Keaau Lot 10               Sept. 1991        88          78       Fee simple
                                        -------     -------
  Total acres                              5804        4027


(1) Lease of land only; trees may be removed at termination of lease.
(2) Lease of land only; lessor may purchase trees from lessee at any time after June 30, 2019.
(3) Lease of land; trees revert to lessor upon termination of lease.
(4) The lease terms provide for renewal options of 36 years and 32 years for the leases expiring in 1995 and in 1999, respectively, subject to completion of a preliminary county subdivision approval of such leased property prior to July 1, 1992. Mauna Loa and KACI met this deadline and received final subdivision approval in January 1995. The lessor is now completing the documentation for the lease renewal.

For certain additional information concerning farming leases, see Item 13, page 40.

In addition to the minimum annual lease payment amount, all the leases require the Partnership to pay various expenses with respect to the leased premises as well as an additional rental payment based on the market price per pound of macadamia nuts sold in Hawaii.

With respect to the Ka'u Green Shoe I Orchard, the lease requires the Partnership to pay KACI, the seller and lessor, additional rent equal to 100% of any year's cash flow generated by such orchard in excess of a target level of $507,000 until the aggregate amount paid equals 150% of the aggregate amount of the stabilization payments previously received by the Partnership. Thereafter, the Partnership is required, with respect to any year prior to the expiration of the lease, to pay as additional rent, 50% of the cash flow generated by such orchard for such year in excess of a target level of $507,000 of cash flow.

CERTAIN INFORMATION REGARDING LEASES. The 715 tree acres comprising the Ka'u II Orchards are situated on approximately 1,424 actual acres of land. Such 1,424 acres of land are located on larger tracts of land which cover an aggregate of approximately 10,358 acres. Under a Hawaii county subdivision ordinance, in order to transfer or lease a discrete portion of a tract if the entire tract is not being transferred or leased, certain government approvals must be obtained. Because such approvals were not obtained prior to the consummation of the acquisition of the Ka'u II Orchards in 1989 with respect to the transfer to the Partnership of leasehold interests relating to only a portion of such tracts containing the Ka'u II Orchards, the Partnership acquired (i) a lease of an undivided interest in the larger tracts of land within which the property relating to the Ka'u II Orchards are located, (ii) an undivided interest in the entire leasehold estate relating to the larger tracts of land within which a portion of the property relating to the Ka'u II Orchards are located and (iii) the entire leasehold estate of the remaining portion of the property relating to the Ka'u II Orchards Leasehold Interest. The acquisition of such interests by the Partnership did not require any government approvals. Mauna Loa and the KACI agreed that they would use all reasonable efforts to obtain preliminary county subdivision approval for the larger tracts of land prior to July 1, 1992. Mauna Loa and KACI met this deadline and received final subdivision approval in January 1995. Upon obtaining all necessary approvals to partition such larger tracts, the Partnership will be required to revest in Mauna Loa and KACI the Partnership's undivided leasehold interest in the 8,934 additional acres not related to the land upon which the Ka'u II Orchards are located, at which time the Partnership's undivided leasehold interest in the remaining portions of such larger tracts will be converted to a leasehold interest of the entirety of such remaining portions. That work is proceeding.

ITEM 3. LEGAL PROCEEDINGS.

On November 6, 1997, the Partnership announced a proposed merger with C. Brewer Homes, Inc. ("Homes"). Waterside Partners, a limited partner of the Partnership, filed a complaint on January 5, 1998 in the Delaware Chancery Court asking for an injunction forbidding the merger from proceeding (C.A. No. 16121-NC). The suit was brought against the Partnership, Resources, Homes, CBCL, and the five directors of Resources. The complaint seeks an injunction, damages, and attorneys' fees and alleges, among other things, that the directors of Resources breached their fiduciary duties in approving the merger because their primary motive allegedly was to salvage investments in Homes by stockholders of Buyco rather than to advance the interest of unitholders in the Partnership, and that Homes aided and abetted such violations of fiduciary duties by entering into the merger agreement. The complaint also alleges that the exchange ratio is unfair to the Partnership. The Partnership and Homes believe that the suit in entirely without merit, and will vigorously defend it.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

No matters were submitted during the fourth quarter of the fiscal year covered by this report to a vote of security holders.



                                    PART II

ITEM 5.  MARKET FOR REGISTRANT'S CLASS A UNITS AND RELATED UNITHOLDER MATTERS.

The Partnership's Class A Depositary Units are listed for trading on the New York Stock Exchange (symbol = NUT). There were 1925 registered holders Class A Depositary Units on December 31, 1997.

Distributions declared and high and low sales prices of the Class A Depositary Units, based on New York Stock Exchange daily composite transactions, are shown in the table below:

--------------------------------------------------------------
                        Distribution    High        Low
--------------------------------------------------------------
   1997:  4th Quarter    $0.0750         4  3/8     3  1/2
          3rd Quarter     0.0750         4  1/4     3  11/16
          2nd Quarter     0.0750         4  1/8     3  5/8
          1st Quarter     0.0750         4  5/8     3  1/8

   1996:  4th Quarter    $0.0500         4  1/8     2  3/4
          3rd Quarter     0.0500         3          2  1/2
          2nd Quarter     0.0500         2  7/8     2  1/2
          1st Quarter     0.0500         2  3/4     2  3/8

ITEM 6.  SELECTED FINANCIAL DATA.
         (In thousands, except per pound and per unit data)



                                               1997          1996           1995           1994           1993
                                               ----          ----           ----           ----           ----
Financial:
    Total revenue                            $  12,128      $  13,216      $  10,590      $  10,107     $  10,247
    Net cash provided by
     operating activities (1)                    4,613          2,062          3,370          1,568         2,705
    Net income                                  15,581          3,033          1,192            486         1,512
    Distributions declared                       2,273          1,515          1,515          2,273         3,030
    Total working capital                        5,213          4,342          1,235            219          (660)
    Total assets                                66,727         65,953         64,455         67,544        70,536
    Long-term debt                                   -              -              -            264           321
    Total partners' capital                     60,965         47,656         46,138         46,461        48,248
    Class A limited partners' capital           60,355         47,179         45,676         45,996        47,765
    Net cash flow (2)                            3,435          4,635          2,793          3,206         4,392

Operations (3):
Macadamia nuts harvested (lbs.) (4)             20,315         22,110         18,820         18,943        17,914
    Net price $/lb. (4)(5)                   $  0.5970      $  0.5977      $  0.5627      $  0.5363     $  0.5932

Per Class A Unit (6):
    Net income before tax credit             $    0.24      $    0.40      $    0.16      $    0.02     $    0.13
    Net income                                    2.06           0.40           0.16           0.06          0.20
    Net cash flow                                 0.45           0.61           0.37           0.42          0.58
    Distributions                                 0.30           0.20           0.20           0.30          0.40
    Partners' capital                             8.05           6.29           6.09           6.13          6.37

(1) See "Statement of Cash Flows" in the financial statements for method of calculation.
(2) See Footnote 5 in the notes to financial statements for method of calculation.
(3) During all periods presented there were 4,027 acres of trees harvested.
(4) Wet-in-shell at 25% moisture.
(5) Weighted average for all orchards.
(6) 7,500,000 Class A Units were issued and outstanding for all periods presented.

ITEM 7   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
           CONDITITION AND RESULTS OF OPERATIONS

This discussion should be read in conjunction with the financial statements and the related notes included elsewhere in this report.

RESULTS OF OPERATIONS -- 1997, 1996 AND 1995

PRODUCTION AND YIELDS

Production and yield data for the seven orchards are summarized below (expressed in wet-in-shell pounds at 25% moisture):

                                                                      Average Yield per Acre
                                                          1997     ---------------------------
     Orchard                 Acquired      Acreage     Production    1997      1996      1995
------------------------     --------      -------    -----------   ------    ------    ------
Keaau I                      June 1986      1,467      6,179,000     4,212     5,104     4,013
Keaau II                     Oct. 1989        220        591,000     2,686     3,513     2,959
Keaau Lot 10                Sept. 1991         78        277,000     3,551     3,884     3,449
Ka'u I                       June 1986        956      5,897,000     6,168     7,029     6,960
Ka'u Green Shoe I            Dec. 1986        266      2,292,000     8,617     6,063     5,229
Ka'u II                      Oct. 1989        714      4,103,000     5,746     4,829     4,410
Mauna Kea                    Oct. 1989        326        976,000     2,994     5,420     2,503
                                           ------     ----------
  Totals (except yields
    which are averages)                     4,027     20,315,000     5,045     5,490     4,673
                                           ------     ----------
                                           ------     ----------


For 1997, yields were down 18% for the combined Keaau orchards and down 55% for Mauna Kea compared to 1996. This was partly the result of high winds that hit the Hilo side of the island of Hawaii in February 1997 causing a loss of 5,381 trees, resulting in reduced production. Clean-up and replanting expenses were approximately $275,000. There was no insurance recovery because losses were not in excess of the deductible. The high yields at Ka'u Green Shoe I and Ka'u II for 1997 are the result of a carryover of the 1996 fall/winter crop into January 1997, along with the fall/winter crop harvested at the end of 1997. Although from two different natural crop years (the natural crop year being from July 1 to June 30), the production is reported in the same calendar year for accounting purposes.

Yields in 1996 were much higher than in 1995 at all locations due to unusually good weather in 1996, which saw very good rainfall levels at Ka'u but without excessive rainfall at the normally much wetter Keaau and Mauna Kea locations. The high yield at Mauna Kea for 1996 is partly the result of a late winter crop harvested at the beginning of 1996 and the fall crop of 1996 being completed before the end of the calendar year. Again, two production seasons occurred in the same calendar year.

The Ka'u Green Shoe I orchard and the Mauna Kea orchard are not yet fully mature. As a result, the yields from these orchards are expected to be lower on average over the next few years than for the Partnership's mature orchards. At full maturity under favorable growing conditions, a macadamia orchard can produce between 5,500 and 7,500 WIS pounds of macadamia nuts per acre each year at Ka'u and between 4,000 and 6,000 WIS pounds of macadamia nuts per acre each year at Keaau. No trees have reached full maturity in the Mauna Kea area, but we expect that production at maturity at the Mauna Kea orchard will approximate Keaau levels.

REVENUE

Macadamia nut revenues depend on the number of producing acres, yields per acre and the nut purchase price. The impact of these factors is summarized in the following table:

                                                                     1997      1996
                                                                     over      over
                                     1997       1996       1995      1996      1995
                                   -------    -------     ------    ------    ------
Trees acres harvested                4,027      4,027      4,027      -         -
Average yield (WIS lbs./acre)        5,045      5,490      4,673     - 8%     + 17%
                                   -------    -------     ------
Nuts harvested (000's WIS lbs.)     20,315     22,110     18,820     - 8%     + 17%
Nut price ($/WIS lbs. @ 25%)        0.5970     0.5977     0.5627      -       +  6%
                                   -------    -------     ------
Gross nut sales ($000's)            12,128     13,216     10,590     - 8%     + 25%
                                   -------    -------     ------
                                   -------    -------     ------

All of the Partnership nut production is sold under long-term contracts to Mauna Loa Macadamia Nut Corporation ("Mauna Loa"). The price for these nuts is based 50% on the two-year trailing average of USDA published macadamia nut prices and 50% on a "netback component". The netback component is determined by subtracting from Mauna Loa's gross revenues from the sale of macadamia products (i) allocable processing, packaging, marketing, selling and advertising costs and (ii) a 20% capital charge on the difference between those aggregate gross revenues and aggregate allocable costs.

The following table sets forth the manner in which the nut purchase price per pound was determined for 1997, 1996 and 1995 ($/lb.):

                                                 1997           1996           1995
                                               -------        -------        -------
USDA price - two years prior (a)                0.6413         0.6391         0.6399
USDA price - one year prior (a)                 0.6886         0.6413         0.6391
                                               -------        -------        -------
USDA price - two year trailing average          0.6650         0.6402         0.6395
                                               -------        -------        -------
                                               -------        -------        -------
Gross revenues                                  2.1673         2.0544         2.2057
Less allocable processing, packaging,
  marketing, sales and advertising costs        1.5150         1.3692         1.6063
Less 20% capital charge                         0.1305         0.1370         0.1199
                                               -------        -------        -------
Net-back component                              0.5218         0.5482         0.4795
                                               -------        -------        -------
                                               -------        -------        -------
USDA price - two year trailing average          0.6650         0.6402         0.6395
Net-back component                              0.5218         0.5482         0.4795
                                               -------        -------        -------
Average of USDA two year trailing
  average price and net-back component          0.5934         0.5942         0.5595
Plus Hawaii general excise tax (0.5%)           0.0030         0.0030         0.0028
                                               -------        -------        -------
Net purchase price (b)                          0.5964         0.5972         0.5623
                                               -------        -------        -------
                                               -------        -------        -------

(a) Mauna Loa's own purchases comprise a substantial portion of nut purchases reported to the USDA. Therefore, the USDA price component of the purchase price is, to a substantial degree, the average price that Mauna Loa has paid to purchase macadamia nuts from the Partnership and from third parties during the previous two years.

(b) The nut purchase contract covering nut production from the 78 acre Keaau Lot 10 orchard acquired in September 1991 defines the "two-year trailing average" provision slightly differently from the other nut purchase contracts, and thus, results in a slightly different nut price. This orchard accounts for less than 2% of the Partnership's nut production.

The USDA published price for the 1996-97 crop year was $0.7125 per pound (WIS at 25% moisture), which is 3.5% higher than in 1995-96 and 11.1% higher than in 1994-95. The USDA has estimated that the 1997-98 crop year price will be the same at $0.7125 per pound (WIS at 25% moisture). The two-year trailing average USDA component of the Partnership's 1998 nut price formula will increase by 5.4% to $0.7006 per pound.

The 1997 average nut price of $.5970 per pound was nearly the same as the price for 1996. Although the USDA trailing average increased by $.0248, the netback component decreased by $.0264. This decrease is attributable to a 10% increase in Mauna Loa's processing costs and a 13% increase in marketing costs. Mauna Loa's revenues increased by 6%, but not enough to offset the higher expenses.

The average 1996 nut price of $0.5977 per pound was $0.0350 higher than in 1995 as a result of an improved netback component. That improvement primarily resulted from an increase in pounds processed, labor savings from factory capital improvements and changes in sales mix.

COST OF GOODS SOLD

Agricultural unit costs depend on the operating expenses required to maintain the orchards and to harvest the crop as well as on the quantity of nuts actually harvested.

The Partnership's unit costs (expressed in dollars per wet-in-shell pound at 25% moisture), which are calculated by dividing all agricultural costs for each orchard (including lease rent, property tax and tree insurance) by the number of pounds of macadamia nuts produced by that orchard, are summarized below ($/lb.):

                                                    Cost per pound
                                        ---------------------------------------
      Orchard            Acquired         1997            1996           1995
-------------------   --------------    ---------      ---------      ---------
Keaau I                  June 1986        0.4972         0.4374         0.4859
Keaau II                 Oct. 1989        0.6385         0.5170         0.5968
Keaau Lot 10            Sept. 1991        0.3145         0.2662         0.3318
Ka'u I                   June 1986        0.4429         0.3992         0.3720
Ka'u Green Shoe I        Dec. 1986        0.3881         0.3115         0.3104
Ka'u II                  Oct. 1989        0.3819         0.4089         0.4294
Mauna Kea                Oct. 1989        0.8059         0.5468         1.1091


All Orchards                              0.4623         0.4192         0.4519


Total production costs charged to the income statement increased by $238,000 in 1997 and by 10% in cost per pound. The higher production costs in 1997 are partly due to the additional percentage rent of $297,000 incurred on the Ka'u Green Shoe I lease. The 1997 cost per pound of $0.4623 is 2% below the average cost for the past five years. Production costs in 1996 were higher than 1995 by $763,000 due primarily to increased production, which increases harvesting and husking costs, and to wetter weather in 1996. The higher 1996 volume also reduced the 1996 cost per pound by 7% compared to 1995.

GENERAL AND ADMINISTRATIVE COSTS

General and administrative expenses are comprised of reimbursements to the Managing Partner (primarily for compensation, directors' fees and liability insurance), accounting and reporting costs and the management fee. These costs in 1997 were $47,000 higher than in 1996 mostly due to the timing of tax and accounting services billed before year-end. The management fee was $75,000 for 1997, $113,000 for 1996 and none for 1995. General and administrative costs were lower in 1995 due primarily to the absence of the management fee.

INTEREST INCOME AND EXPENSE

The Partnership funds its working capital need through funds on hand and, when needed, from short-term borrowings, generating interest expense in the process. Net interest income or expense, therefore, is partly a function of any balances carried over from the prior year, the amounts and timing of cash generated and distributions paid to investors in the current years, as well as the current level of interest rates. Throughout 1997 the Partnership had cash on hand, earned $171,000 in interest income (net of line of credit fees), and incurred no interest expense. Interest income was $33,000 in 1996, which was offset by interest expense and line of credit fees totaling $33,000. In 1995, net interest expense was $31,000.

INFLATION AND TAXES

In general, prices paid to macadamia nut farmers fluctuate independently of inflation. Macadamia nut prices are influenced strongly by prices for finished macadamia products, which depend on competition and consumer acceptance. Farming costs, particularly labor and materials, and general and administrative costs do generally reflect inflationary trends.

In July 1997, Congress passed the Taxpayer Relief Act of 1997, which enables the Partnership to permanently extend its partnership tax status, subject to a 3.5% tax on gross income beginning in 1998. This new tax on gross income will have a slight negative impact upon the Partnership's profit and cash flow compared to current and past years, but will have a positive impact compared to being taxed as a corporation. As a result of the Partnership's decision to elect continued partnership tax status, the Partnership eliminated most of its deferred tax liability account and recognized a deferred tax credit of $13.8 million in the third quarter of 1997.

FOURTH QUARTER 1997 COMPARED TO FOURTH QUARTER 1996

Production in the fourth quarter 1997 was 8% higher than the fourth quarter 1996, and the final nut price for both years was nearly the same. However, revenue was 2% lower in 1997. This variation occurred because the final price to be paid for the entire year's production is not known until early in the following year after Mauna Loa's books have been closed and audited. For interim payment and reporting purposes the Partnership and Mauna Loa estimate this nut price based on Mauna Loa's current processing and marketing plan. When Mauna Loa's books have been closed and audited, the final price is applied to the Partnership's fourth quarter sales, and an adjustment is made in the fourth quarter to apply the revised final price to all nuts sold earlier in that year as well. Although the nut purchase price changed less than 1% from 1996 to 1997, the estimated nut purchase price for the first nine months of 1997 was over-estimated at $0.6115, and for the first nine months of 1996 it was under-estimated at $0.5564. Therefore, in the fourth quarter 1997, revenues were adjusted downward by $129,000, and in the fourth quarter 1996 revenues were adjusted upward by $471,000.

In addition, the cost of goods for the fourth quarter 1997 was 35% higher than the fourth quarter 1996 on similar production. There are two main reasons for this variation:

1. The lease at Ka'u Green Shoe I required additional percentage rent to be paid based on excess cash flow from that orchard. The additional rent was $297,000 for 1997 and $53,000 for 1996. The 1997 winter production from this orchard surpassed our estimates, and 35% of the year's production occurred in December.

2. Production costs, like revenues, are also estimated for interim reporting purposes. The 1997 farming costs were estimated fairly accurately. The estimates for 1996 were high, and a $422,000 credit to farming costs was recorded in the fourth quarter 1996 to correct the first nine months' costs.

PROPOSED MERGER

In December 1997, the Partnership entered into a merger agreement with C. Brewer Homes, Inc. ("Homes") (Nasdaq: CBHI). The Partnership filed with the Securities and Exchange Commission on February 13, 1998, a registration statement in connection with this merger. The merger is subject to approval by the unitholders of the Partnership and the shareholders of Homes. In addition, the unitholders of the Partnership will vote on certain proposed changes to the Agreement of Limited Partnership of Mauna Loa Macadamia Partners, L.P. (the "Partnership Agreement"). Effectuation of the merger and related changes to the Partnership Agreement would significantly expand the Partnership's operations and result in changes affecting (among other things) management fees, incentive fees, and distribution policies.

SEASONALITY, CAPITAL RESOURCES AND LIQUIDITY

Macadamia nut farming is seasonal, with production peaking late in the fall. However, farming operations continue year round. As a result, additional working capital is required for much of the year. The Partnership meets its working capital needs with cash on hand, and when necessary, through short-term borrowings under a $4.0 million revolving line of credit. The line was extended for one year on June 1, 1996, again on June 1, 1997, and may be extended for additional one-year intervals upon the payment of extension fees. If the Partnership should merge with another company, this facility will expire and all outstanding principal and interest shall be due and payable at the time of the merger.

The Partnership had a cash balance of $2.9 million at year-end 1997, and there were no line of credit drawings during 1997. Line of credit borrowings were $430,000 in 1996 and $825,000 in 1997. It is the opinion of management that the Partnership has adequate cash on hand and borrowing capacity available to meet anticipated working capital needs for operations as presently conducted.

RECENT DEVELOPMENTS

Currently the island of Hawaii is experiencing a severe drought. Experts attribute this condition to the effects of the El Nino weather pattern. The National Weather Service has informed Hawaii county officials that normal weather may not return to the island of Hawaii until April or May. Rainfall in the Keaau area for January and February totaled 1.8 inches, less than 10% of normal, and rainfall in Ka'u for the same two months has been less than
0.5 inches, which is 5% of normal. While it is impossible to predict at this time, a prolonged drought could have a negative impact on the 1998 and 1999 production volumes.

NEW ACCOUNTING STANDARDS

REPORTING COMPREHENSIVE INCOME

In June 1997, the FASB issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME, the provisions of which are effective for fiscal periods beginning after December 15, 1997. The Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Adoption of this pronouncement is not expected to have a material effect on the Partnership's presentation of its results of operations.

SEGMENT INFORMATION

In June 1997, the FASB issued SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, the provisions of which are effective for fiscal years beginning after December 15, 1997. This Statement establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Partnership has not determined the impact that the adoption of this new accounting standard will have on its financial statement disclosures.

ITEM 8.  FINANCIAL STATEMENTS, SUPPLEMENTARY DATA AND SCHEDULES.


                         INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                         Number
                                                                         ------
Report of Independent Accountants                                          22

Balance Sheets, December 31, 1997 and 1996                                 23

Income Statements, for the Years Ended December 31, 1997, 1996 and 1995    24

Statements of Partners' Capital, for the Years Ended December 31, 1997,
     1996 and 1995                                                         25

Statements of Cash Flows for the Years Ended December 31, 1997,
     1996 and 1995                                                         26

Notes to Financial Statements, Including Supplementary Data                27

                       REPORT OF INDEPENDENT ACCOUNTANTS

Limited Partners
Mauna Loa Macadamia Partners, L.P.


We have audited the accompanying balance sheets of Mauna Loa Macadamia Partners, L.P. as of December 31, 1997 and 1996 and the related statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mauna Loa Macadamia Partners, L.P. as of December 31, 1997 and 1996 and the results of operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


COOPERS & LYBRAND L.L.P.



Honolulu, Hawaii
February 12, 1998

                      MAUNA LOA MACADAMIA PARTNERS, L.P.
                                BALANCE SHEETS
                                (IN THOUSANDS)


                                                              December 31,
                                                         ----------------------
                                                           1997           1996
                                                         -------         -------
ASSETS
Current Assets
  Cash and cash equivalents                              $  2,914       $    676
  Accounts receivable from related party                    6,809          6,899
  Prepaid expenses and other assets                            20             82
                                                         --------       --------
    Total current assets                                    9,743          7,657

Land, orchards and equipment (net)                         56,692         58,296
Capitalized acquisition costs                                 292            -
                                                         --------       --------
Total assets                                             $ 66,727       $ 65,953
                                                         --------       --------
                                                         --------       --------

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
  Accounts payable to related parties                    $  3,681       $  2,623
  Distribution payable                                        568            379
  Other current and accrued liabilities                       281            313
                                                         --------       --------
    Total current liabilities                               4,530          3,315

Deferred income tax expense                                 1,232         14,982

Commitments
  Partners' capital
    General partners                                          610            477
    Limited partners
      Class A (11,625 units authorized and 7,500 units
        issued and outstanding; no par or assigned value)  60,355         47,179
                                                         --------       --------
        Total partners' capital                            60,965         47,656
                                                         --------       --------

Total liabilities and partners' capital                  $ 66,727       $ 65,953
                                                         --------       --------
                                                         --------       --------

--------------------------------------------------------------------------------
SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                      MAUNA LOA MACADAMIA PARTNERS, L.P.
                               INCOME STATEMENTS
                     (IN THOUSANDS, EXCEPT PER UNIT DATA)



                                                                    1997           1996         1995
                                                                 ---------      ---------     ---------
Macadamia nut sales to related party                             $  12,128      $  13,216     $  10,590

Cost of goods sold
  Costs expensed under farming contracts with related parties        7,301          7,316         6,675
  Depreciation                                                       1,604          1,602         1,601
  Other                                                                602            351           230
                                                                 ---------      ---------     ---------
      Total cost of goods sold                                       9,507          9,269         8,506
                                                                 ---------      ---------     ---------
      Gross profit                                                   2,621          3,947         2,084

General and administrative expenses
  Costs expensed under management contract
    with related party                                                 503            493           424
  Other                                                                458            421           437
                                                                 ---------      ---------     ---------
      Operating income                                               1,660          3,033         1,223
Interest income (expense)                                              171            -             (31)
                                                                 ---------      ---------     ---------
      Income before deferred tax credit                              1,831          3,033         1,192
Deferred tax credit                                                 13,750            -             -
                                                                 ---------      ---------     ---------
      Net income                                                 $  15,581       $  3,033      $  1,192
                                                                 ---------      ---------     ---------
                                                                 ---------      ---------     ---------

--------------------------------------------------------------------------------------------------------

Net cash flow (as defined in the Partnership Agreement)           $  3,435       $  4,635      $  2,793
                                                                 ---------      ---------     ---------
                                                                 ---------      ---------     ---------
--------------------------------------------------------------------------------------------------------

Net income per Class A Unit                                      $  2.06        $  0.40        $  0.16
                                                                 ---------      ---------     ---------
                                                                 ---------      ---------     ---------

Net cash flow per Class A Unit                                   $  0.45        $  0.61        $  0.37
                                                                 ---------      ---------     ---------
                                                                 ---------      ---------     ---------

Cash distributions per Class A Unit                              $  0.30        $  0.20        $  0.20
                                                                 ---------      ---------     ---------
                                                                 ---------      ---------     ---------

Class A Units outstanding                                          7,500          7,500         7,500
                                                                 ---------      ---------     ---------
                                                                 ---------      ---------     ---------
--------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                        MAUNA LOA MACADAMIA PARTNERS, L.P.
                         STATEMENTS OF PARTNERS' CAPITAL
                                 (IN THOUSANDS)

                                                             1997         1996         1995
                                                          ---------     ---------   ---------

Partners' capital at beginning of period:

 General partners                                         $     477     $    462    $     465
 Class A limited partners                                    47,179       45,676       45,996
                                                          ---------     --------    ---------

                                                             47,656       46,138       46,461
                                                          ---------     --------    ---------

Allocation of net income:

  General partners                                              156           30           12
  Class A limited partners                                   15,426        3,003        1,180
                                                          ---------     --------    ---------

                                                             15,582        3,033        1,192
                                                          ---------     --------    ---------
Cash distributions:

  General partners                                               23           15           15
  Class A limited partners                                    2,250        1,500        1,500
                                                          ---------     --------    ---------

                                                              2,273        1,515        1,515
                                                          ---------     --------    ---------


Partners' capital at end of period:

  General partners                                              610          477          462
  Class A limited partners                                   60,355       47,179       45,676
                                                          ---------     --------    ---------

                                                          $  60,965     $ 47,656    $  46,138
                                                          ---------     --------    ---------
                                                          ---------     --------    ---------

-------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                       MAUNA LOA MACADAMIA PARTNERS, L.P.
                           STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)


                                                             1997         1996         1995
                                                          ---------     ---------   ---------

Cash flows from operating activities:
 Cash received from macadamia nut sales                  $  12,218       10,412     12,490
 Cash paid under farming and management contracts           (6,746)      (7,641)    (8,428)
 Cash paid to other suppliers                               (1,030)        (704)      (655)
 Interest received (paid), net                                 171           (5)       (37)
                                                           -------       -------    -------
Net cash provided by operating activities                    4,613        2,062      3,370
                                                           -------       -------    -------

Cash flows from investing activities:
 Capital acquisition costs expenditures                       (292)           -          -
 Capital expenditures                                            -          (23)         -
                                                           -------       -------    -------

Net cash used in investing activities                         (292)         (23)         -
                                                           -------       -------    -------


Cash flows from financing activities:
 Line of credit repayments                                       -            -     (1,407)
 Principal payments of mortgage note                             -          (265)      (59)
 Distributions paid                                         (2,083)       (1,519)   (1,511)
 Other                                                           -             -        (9)
                                                           -------       -------    -------
Net cash used in financing activities                       (2,083)       (1,784)   (2,986)
                                                           -------       -------    -------
Net increase in cash                                         2,238           255       384
 Cash at beginning of period                                   676           421        37
                                                           -------       -------    -------
 Cash at end of period                                    $  2,914           676       421
                                                           -------       -------    -------
                                                           -------       -------    -------

Reconciliation of net income to net cash
 provided by operating activities:
 Net income                                               $ 15,581         3,033     1,192
 Adjustments to reconcile net income to
  cash provided by operating activities:
   Depreciation and amortization                             1,604         1,602     1,612
   Deferred income tax credit                              (13,750)            -         -
   (Increase) decrease in accounts receivable                   90        (2,804)    1,900
   Increase (decrease) in accounts payable                   1,058           168    (1,329)
   Other                                                        30            63        (5)
                                                           -------       -------    -------
  Total adjustments                                        (10,968)         (971)    2,178
                                                           -------       -------    -------
Net cash provided by operating activities                 $  4,613         2,062     3,370
                                                           -------       -------    -------
                                                           -------       -------    -------

-------------------------------------------------------------------------------
SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                      MAUNA LOA MACADAMIA PARTNERS, L.P.

                         NOTES TO FINANCIAL STATEMENTS

(1) OPERATIONS AND OWNERSHIP

   Mauna Loa Macadamia Partners, L.P. (the "Partnership") owns 4,027 tree acres of macadamia orchards on the Island of Hawaii. Once the nuts are harvested, the Partnership sells them to another entity which processes and markets the finished products.
    The Partnership is owned 99% by limited partners and 1% by the managing general partner, Mauna Loa Resources Inc. ("Resources"). Resources is a subsidiary of Mauna Loa Macadamia Nut Corporation ("Mauna Loa"), which in turn is a subsidiary of C. Brewer and Company, Limited ("CBCL"), whose parent company is Buyco, Inc. ("Buyco"). Mauna Loa was the Partnership's special general partner, with a .01% ownership interest, until December 1997, when it assigned its interest as a general partner to Resources and withdrew as a special general partner.
    Limited partner interests are represented by Class A Units, which are evidenced by depositary receipts that trade publicly and are listed on the New York Stock Exchange. Mauna Loa Orchards, L.P., an affiliate of the general partner, held 30,000 Class A Units at December 31, 1996 and 1997.
    Although Mauna Loa and certain of its affiliates formerly held Class B Units in the Partnership, all Class B Units were cancelled in November 1997 for nominal consideration. Ownership of Class A Units confers no direct or indirect interest in CBCL, Mauna Loa or any of their affiliated corporations.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) CASH AND CASH EQUIVALENTS. Cash and cash equivalents include unrestricted demand deposits with banks and all highly liquid deposits with an original maturity of less than three months. The cash equivalents are not protected by federal deposit insurance.

    (b)  FINANCIAL INSTRUMENTS.     The fair value of all financial
instruments approximates the carrying value as the majority of the financial instruments have fairly short durations until maturity or the market and risk factors associated with the instruments have not changed.

    (c) FARMING COSTS. In accordance with industry practice in Hawaii, orchard maintenance and harvesting costs for commercially producing macadamia orchards are charged against earnings in the year that the costs are incurred.

    (d) LAND, ORCHARDS AND EQUIPMENT. Land, orchards and equipment are reported at cost, net of accumulated depreciation and amortization. Net farming costs for any "developing" orchards are capitalized on the balance sheet until revenues from that orchard exceed expenses for that orchard (or nine years after planting, if earlier).

    Depreciation of orchards and other equipment is reported on a straight-line basis over the estimated useful lives of the assets (40 years for orchards and between 5 and 12 years for other equipment). A 5% residual value is assumed for orchards. The macadamia orchards acquired in 1986 situated on leased land are being amortized on a straight-line basis over the terms of the leases (approximately 33 years from the inception of the Partnership) with no residual value assumed. The macadamia orchards acquired in 1989 situated on leased land are being amortized on a straight-line basis over a 40 year period (as the terms of these leases exceeds 40 years) with no residual value assumed. For income tax reporting, depreciation is calculated under accelerated methods.

    (e) INCOME TAXES. As the Partnership is not a taxable entity, no amounts have been provided for current income taxes. Rather, the Partnership's tax attributes are includable in the tax returns of the Partners. Neither the Partnership's financial reporting income nor the distributions to Partners can be used as a substitute for the detailed tax calculations which the Partnership mails to each Partner prior to the end of March each year for the preceding tax year.
    The Partnership has elected to continue to be taxed as a partnership rather than to be taxed as a corporation, subject to a 3.5% tax on gross income beginning January 1, 1998. This election is allowed by the Taxpayer Relief Act of 1997, which modifies the Omnibus Budget Reconciliation Act of 1987 ("OBRA"). OBRA provided that some publicly traded limited partnerships were to be taxed as corporations beginning in 1998. With this election, the deferred tax liability was reduced in the third quarter 1997 from $14,982,000 to $1,232,000, creating a deferred tax credit of $13,750,000. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the projected financial reporting and tax reporting basis of assets and liabilities at December 31, 1997.

    (f) ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (g) NET INCOME PER CLASS A UNIT. The Partnership computed net income per Class A Unit for all periods presented under the provisions of Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE, which was required to be implemented for financial statements for periods ending after December 15, 1997. The adoption of this statement had no impact on the Partnership's reported net income per Class A Unit. Net income per Class A Unit is calculated by dividing 99% of Partnership net income by the average number of Class A Units outstanding for the period.

(3) RELATED PARTY TRANSACTIONS

    (a) NUT PURCHASE CONTRACTS. The Partnership is a party to four nut purchase contracts with Mauna Loa. They cover all nuts produced by the orchards acquired in June 1986, December 1986, October 1989 and September 1991, respectively. The first two contracts run for 20 years, while the third contract runs for 30 years and also provides for the exclusion of unusable nuts from those purchased by Mauna Loa. The first three contracts are identical in all other material respects. The fourth contract was acquired by assignment with the purchase of the September 1991 orchard and expires in 2003. The fourth contract is similar to the first three contracts, but the nut price is calculated on a crop year (July 1 through June 30) rather than calendar year basis, which results in a slightly different nut price. All four contracts use a pricing formula based 50% on a two-year trailing average of the macadamia nut price published annually by the U. S.

Department of Agriculture and 50% on Mauna Loa's "netback component". The netback component is calculated by subtracting Mauna Loa's processing and marketing costs per pound and a "capital charge" of 20% from its nut revenues per pound. The nut price paid to the Partnership under the first three nut purchase contracts was $0.5623 for 1995, $0.5972 for 1996 and $0.5964 for 1997. The average nut price paid to the Partnership under the fourth nut price contract was $0.5901 for 1995, $0.6353 for 1996, and $0.6434 for 1997.

  (b) FARMING CONTRACTS. The Partnership is a party to four farming contracts with two subsidiaries of CBCL, Ka'u Agribusiness Company, Inc. ("KACI") and Mauna Kea Agribusiness Company, Inc. ("MKACI"), that together cover all farming, harvesting and husking activities for the orchards acquired in June 1986, December 1986, October 1989 and September 1991, respectively. The first two contracts run for 20 years, while the third contract runs for 30 years. The first three contracts are identical in all other material respects. The fourth contract was acquired with the purchase of the September 1991 orchard and expires in 2006.
    The first three contracts provided KACI and MKACI with reimbursement of their direct and indirect costs incurred under these contracts as well as a farming fee equal to 3% of the Partnership's operating cash flow (as defined). The fourth contract was similar to the first three contracts, but did not provide the farm manager reimbursement for husking costs, a "capital recovery charge" and a farming fee. The reimbursements paid to the two farm managers were $6.8 million for 1995, $7.2 million for 1996 and $7.2 million for 1997. The two farm managers earned a farming fee of $153,000 in 1996 and $113,000 in 1997. No farming fee was earned in 1995.
      Each of the farming contracts was amended effective January 1, 1998 to provide that farming fees would equal two and one-half percent of the Partnership's gross profits from farming operations, rather than three percent of the Partnership's operating cash flow attributable to the relevant orchard. These amendments were made in recognition of the fact that operating cash flow of the Partnership will change appreciably if a proposed merger is approved (see Note 10) because its financial results will include the real estate operations of the acquired company.
    The Partnership is also a party to a water agreement with KACI under which KACI agreed to supply water to the Partnership from a well on KACI's property for use on the Partnership's irrigated Ka'u orchards. The Partnership's allocated share of the costs of that well totaled $114,000 in 1995, $79,000 in 1996 and $47,000 in 1997.

    (c) MANAGEMENT COSTS AND FEE. The Partnership Agreement provides the managing general partner reimbursement of administrative costs (which consist primarily of compensation costs, board of directors fees and insurance costs) incurred under the agreement as well as a management fee equal to two percent
of the Partnership's operating cash flow (as defined).   Those reimbursable
costs totaled $424,000 in 1995, $391,000 in 1996 and $428,000 in 1997.  The
managing general partner earned a management fee of $102,000 in 1996 and $75,000 in 1997. No management fee was earned in 1995.
     In addition to a management fee, the managing general partner is entitled, under the existing Partnership Agreement, to receive an annual incentive fee equal to 0.5% of the aggregate fair market value (as defined) of the Class A Units for the preceding calendar year provided that net cash flow (as defined) for the preceding calendar year exceeds specified levels. No incentive fee was earned in 1995, 1996 or 1997. The incentive fee will be eliminated if a proposed merger is consummated (see Note 10).

    (d) STABILIZATION PAYMENTS. In December 1986, the Partnership acquired a 266 acre orchard that was several years younger than its other orchards. Because of the relative immaturity of the newer orchard, its productivity
(and therefore its cash flow) was expected to be correspondingly lower for the first several years than for the other older orchards.
    Accordingly, the seller of this orchard (KACI) agreed to make cash stabilization payments to the Partnership for each year through 1993 in which the cash flow (as defined) from this orchard fell short of a target cash flow level of $507,000. Stabilization payments for a given year were limited to the lesser of the amount of the shortfall or a maximum payment amount.
    The Partnership accounted for stabilization payments (net of general excise tax) as a reduction in the cost basis of this orchard. As a result, the payments will be reflected in the Partnership's net income ratably through 2019 as a reduction to amortization for this orchard.
    In return, the Partnership is obligated to pay KACI 100% of any year's cash flow from this orchard in excess of the target cash flow as additional percentage rent until the aggregate amount of additional percentage rent equals 150% of the total amount of stabilization payments previously received. Thereafter, the Partnership is obligated to pay KACI 50% of this orchard's cash flow in excess of the target cash flow as additional incentive rent. Such additional percentage rent totaled $54,000 in 1996 and $297,000 for 1997.
No additional percentage rent was payable for 1995.

    (e) CASH FLOW WARRANTY PAYMENTS. In October 1989, the Partnership acquired 1,040 acres of orchards that were several years younger on average than the Partnership's other orchards. Their productivity (and therefore their cash flow) was expected to be lower for the first several years than for the Partnership's older orchards.
      Accordingly, the sellers of these orchards (affiliates of Mauna Loa) agreed to make cash flow warranty payments to the Partnership for through 1994 in which the cash flow (as defined) from these orchards fell short of a cash flow target level. Warranty payments for any year were limited to the lesser of the amount of the shortfall or a maximum payment amount.
    The Partnership accounted for cash flow warranty payments as reductions in the cost basis of the orchards. As a result, these payments will be reflected in the Partnership's net income ratably through 2030 as reductions to depreciation for these orchards.
    In addition, this agreement provided that Mauna Loa and its affiliates forego the 1995 farming and management fees to the extent which the cash flow (as defined) for 1995 from the Ka'u and Mauna Kea orchards acquired in 1989 fell short of a predetermined target level. As a result of this provision, no farming or management fee was earned in 1995.

(4)  INDICATED DISTRIBUTIONS

    As it is impossible to anticipate every future circumstance, there can be no assurance that Partnership performance will be sufficient to fund distributions at historical levels. Distributions are paid approximately forty-five days after the end of each quarter to investors of record as of the last business day of that quarter.
    Because macadamia nut farming is highly seasonal, distributions are smoothed to provide a more level payout rate. The managing general partner receives cash distributions in proportion to its ownership percentage in the Partnership.

(5) CASH FLOW PERFORMANCE

   Cash flow performance (based on definitions used in the Partnership Agreement) for the past three years is shown below (000's):

                                          1997           1996           1995
                                        --------       --------       --------
Gross revenues                         $  12,300      $  13,216      $  10,590
 Less:
  Farming costs                            7,790          7,514          6,905
  Administrative costs                       886            812            861
  Other                                        -              -             31
                                        --------       --------       --------

Operating cash flow                        3,624          4,890          2,793
 Less:
  Farming fee                                113            153              -
  Management fee                              76            102              -
                                        --------       --------       --------

Net cash flow                           $  3,435       $  4,635       $  2,793
                                        --------       --------       --------
                                        --------       --------       --------


(6) LAND, ORCHARDS AND EQUIPMENT

   Land, orchards and equipment, stated at cost, consisted of the following at December 31, 1996 and 1997 (000's):

                                                         1997           1996
                                                       -------        -------
    Land                                               $ 8,168        $ 8,168
    Producing orchards                                  64,711         64,711
    Other                                                  335            335
                                                       -------        -------
    Land, orchards and equipment (gross)                73,214         73,214
    Less accumulated depreciation
     and amortization                                   16,522         14,918
                                                       -------        -------
    Land, orchards and equipment (net)                 $56,692        $58,296
                                                       -------        -------
                                                       -------        -------


(7) SHORT-TERM AND LONG-TERM CREDIT

    The Partnership had a $4.0 million revolving line of credit at December 31, 1995 for working capital purposes. The line was extended for one year on June 1, 1996, again on June 1, 1997 and may be extended for additional one-year intervals upon the payment of extension fees. If the Partnership should merge with another company, this facility will expire and all outstanding principal and interest shall be due and payable at the time of the merger. Annual extension fees of $8,000 were paid in June 1995, June 1996 and June 1997. A commitment fee of 3/8 of one percent of the unused portion is required and borrowings are charged interest at either the bank's "base rate" or at the one, two or three month "LIBOR" rate (plus 175 to 200 basis points) at the Partnership's option. The line of credit currently requires minimum net cash flow (as defined in the Partnership Agreement) of $1.6 million per year and minimum net worth levels (before non-cash adjustments due to implementation of FAS No. 109) of $40 million. In addition, the line of credit requires a "clean-up" period of at least thirty consecutive days during each year.

     The maximum amount borrowed on the line of credit for 1996 was $470,000 with a weighted average interest rate of 8.23%. There were no drawings outstanding at December 31, 1996. No amounts were borrowed during 1997.

   In September 1991, the Partnership borrowed $0.5 million under an eight-year mortgage loan to acquire a 78 acre macadamia orchard in Keaau. In February 1996, the Partnership paid off the remaining balance of this mortgage loan in full. The amount of that payment was $252,000 (including accrued interest).

(8)   INCOME TAXES

   The components of the net deferred tax liability reported on the balance sheet as of December 31, 1997 and 1996 are as follows (000's):


                                                  1997           1996
                                                --------       --------
 Deferred tax liabilities:
  Financial statement bases of land, orchards
   and equipment is greater than tax bases      $   698        $  9,183
 Excess of tax depreciation over
   financial statement depreciation                 534           5,799
                                                --------       --------
                                                $ 1,232        $ 14,982
                                                --------       --------
                                                --------       --------

As there is no relationship between income before taxes and the deferred income tax provisions, no reconciliation between statutory tax expense and total income tax expense is provided.

(9) LEASES

     The Partnership leases the land underlying 1,806 acres of its orchards under long-term operating leases. Future minimum lease payments under non-cancelable leases (exclusive of renewal options) as of December 31, 1997 were as follows (000's):

         1998                             $    137
         1999                                  137
         2000                                  137
         2001                                  137
         2002                                  137
         Later Years                         3,862
                                          --------
                                          $  4,547
                                          --------
                                          --------

     Each of the above leases also provides for additional lease payments based on USDA-reported macadamia nut price levels. Those contingent lease payments totaled $46,000 in 1995, $52,000 in 1996 and $62,000 in 1997.
     Total lease rent for all operating leases was $165,000 in 1995, $229,000 in 1996 and $487,000 in 1997.

(10)  MERGER PROPOSAL

   In December 1997, the Partnership entered into a merger agreement with C. Brewer Homes, Inc. ("Homes"). The Partnership filed with the Securities and Exchange Commission on February 13, 1998, a registration statement in connection with this merger. Under the terms of the merger agreement, shareholders of Homes would receive .667 shares of Mauna Loa Macadamia Partners, L.P. for each share of Homes. The merger is expected to result in the issuance of approximately 5.56 million limited partner units. The merger agreement is subject to approval by unitholders of the Partnership and the shareholders of Homes. The merger agreement contemplates that the combined Company will be renamed "Hawaii Land and Farming Company, L.P." and will continue as a master limited partnership, trading on the New York Stock Exchange.

(11)  QUARTERLY OPERATING RESULTS (UNAUDITED)

    The following chart summarizes unaudited quarterly operating results for the years ended December 31, 1997 and 1996 (000's, except per unit data):

                     Net Sales   Gross Profit   Net Income    Net Income (Loss)
                                                (Loss)        per Class A Unit
                     ---------   ------------   ----------    ----------------
  1997:
   1st Quarter       $   1,763   $        521   $      226      $    0.03
   2nd Quarter             476            155           43           0.01
   3rd Quarter           3,081            506       14,099           1.86
   4th Quarter           6,809          1,440        1,214           0.16

  1996:
   1st Quarter       $   1,542   $        189   $    (118)      $   (0.02)
   2nd Quarter             519            118         (56)          (0.01)
   3rd Quarter           4,255            713          527           0.07
   4th Quarter           6,900          2,927        2,680           0.35


    The macadamia nut drop and therefore macadamia harvesting is highly seasonal with most production occurring between August and January each year. As a result, revenues and profits also fluctuate significantly between quarters.
    Due to these irregular seasons, all farming costs are annualized for interim reporting purposes. This method has the effect of matching income to expense by spreading crop costs equally over estimated production, to provide more meaningful results.

                                   PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

   The Partnership presently has no officers or directors. Instead, the officers and directors of the Managing Partner perform all management functions for the Partnership. Each director of the Managing Partner is elected for a term of one year and until his successor is duly elected and qualified. Each officer of the Managing Partner is elected by the Board of Directors of the Managing Partner and is subject to removal by that board at any time.

A. IDENTIFICATION OF DIRECTORS

    JAMES S. ANDRASICK. 53 years old; director of Managing Partner since 1986; president and director of Mauna Loa; president of CBCL since September 1992.

    JOHN W. A. BUYERS. 69 years old; chairman since 1989 and director of Managing Partner since 1986; chairman of Mauna Loa since August 1992; chairman and chief executive officer of CBCL; chairman and president of Buyco.

    JAMES H. CASE. 77 years old; director and member of Conflicts Committee of Managing Partner since 1986; senior partner of the law firm of Carlsmith Ball Wichman Case & Ichiki; not an employee, officer, or director of any CBCL affiliate other than the Managing Partner.

    RALPH C. HOOK, JR. 74 years old; director and member of Conflicts Committee of Managing Partner since 1986; not an employee, officer, or director of any CBCL affiliate other than the Managing Partner.

    KENT T. LUCIEN. 44 years old; president and director of Managing Partner since September 1995; vice president of Mauna Loa; executive vice president and chief financial officer of CBCL.

B. IDENTIFICATION OF  EXECUTIVE OFFICERS OF THE MANAGING PARTNER

    JOHN W. A. BUYERS. 69 years old; chairman and chief executive officer of Managing Partner since 1989.

    J. ALAN KUGLE. 60 years old; secretary of Managing Partner since December 1997.

    KENT T. LUCIEN. 44 years old; president of Managing Partner since September 1995.

    GREGORY A. SPRECHER. 50 years old; senior vice president and chief financial officer of Managing Partner since June 1997; not otherwise an employee, officer, or director of any CBCL affiliate.

C. IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

Not applicable

D. FAMILY RELATIONSHIPS

Not applicable

E. BUSINESS EXPERIENCE OF CURRENT DIRECTORS AND EXECUTIVE OFFICERS

    CURRENT DIRECTORS OF THE MANAGING PARTNER.

    JAMES S. ANDRASICK. Mr. Andrasick was promoted to president and chief operating officer of CBCL in September 1992, and is one of its directors. From 1989 until September 1992, he was executive vice president in charge of the sugar, distribution and Central America operations. From 1983 to 1988 he served as executive vice president, finance and administration and chief financial officer with responsibilities for finance and administration as well as spice and guava operations. He joined CBCL in 1978 as vice president and controller after serving three years on the IU International Corporation corporate development staff. In 1980 he became senior vice president and chief financial officer of CBCL. Previously, he had been employed by the Ford Motor Company at its world headquarters and product development groups in various supervisory positions in finance. Mr. Andrasick received his bachelor's degree from the U.S. Coast Guard Academy and his master's degree from the Massachusetts Institute of Technology. Mr. Andrasick is also a director of Olokele Sugar Company (a subsidiary of CBCL), Honolulu, Hawaii, and Wailuku Agribusiness Co., Inc. (a subsidiary of CBCL), Wailuku, Hawaii. In addition, Mr. Andrasick is a trustee of the Hawaii Maritime Center and the U.S. Coast Guard Foundation, a director of the American Red Cross, Hawaii State Chapter, and chairman of the board of governors of the Hawaii Employers Council. He resides in Honolulu, Hawaii.

    JOHN W. A. BUYERS. Mr. Buyers was elected chairman of the Managing Partner in 1988 and has been chairman of Mauna Loa since July 1992. He has been chairman of the board and chief executive officer of CBCL since 1992. From 1982 to 1992, he was chairman and president of CBCL. He has been chairman and a director of Homes since 1992, and chairman and president of Buyco since 1986. From 1975 to 1982, he was president and chief executive officer of CBCL. From 1971 to 1975, Mr. Buyers was president and chief executive officer of General Waterworks Company in Philadelphia, Pennsylvania. After service in the U.S. Marine Corps, Mr. Buyers graduated CUM LAUDE from Princeton University in 1952 and later received an M.A. in Industrial Management from the Massachusetts Institute of Technology as a Sloan Fellow. He is also a director of First Hawaiian Bank, Honolulu, Hawaii, First Hawaiian Inc., Honolulu, Hawaii, John B. Sanfilippo & Sons, Inc. (a commercial nut company), and several CBCL affiliated companies. He is a member of the U.S. Chamber of Commerce Committee on Food and Agriculture in Washington, D.C., and is vice chairman and a director of Pacific International Center for High Technology in Honolulu, Hawaii. He resides in Honolulu, Hawaii.

    JAMES H. CASE. Mr. Case is senior partner in the Hawaii law firm of Carlsmith Ball Wichman Case & Ichiki. Mr. Case graduated with an A.B. from Williams College and received a J.D. from Harvard Law School. He became associated with the Carlsmith law firm in 1951 and became a partner in 1959. He has served on the boards of directors of Hamakua Sugar Company, Inc., Paauilo, Hawaii, InterIsland Resorts, Ltd., Honolulu, Hawaii, Pacific Club, Honolulu, Hawaii, Central Union Church, Honolulu, Hawaii, Hanahauoli School, Honolulu, Hawaii, and Arcadia Retirement Residence, Honolulu, Hawaii. He resides in Honolulu, Hawaii.

    RALPH C. HOOK, JR. Dr. Hook is director of the Family Business Center of Hawaii, which is part of the College of Business Administration at the University of Hawaii. He joined the faculty of the University of Hawaii in 1968 as Dean of the College of Business Administration. In 1974, he returned to teaching as Professor of Marketing in the College of Business Administration. He became a Professor Emeritus of Marketing in June 1995. Dr. Hook received a bachelor's and master's degrees from the University of Missouri at Columbia and a Ph.D. in Marketing from the University of Texas at Austin. He has been a member of the board of Pan Pacific Institute of Ocean Science since 1974 and of Hook Brothers Corporation since 1983. He was appointed a Trustee of Tokai University, Honolulu Center in 1988. He resides in Honolulu, Hawaii.

   KENT T. LUCIEN. Mr. Lucien currently serves as president of the Managing Partner and has been executive vice president and the chief financial officer of CBCL since 1991. Previously he served as a vice president and as an executive vice president of the Managing Partner. He joined CBCL as a senior analyst in 1980. Mr. Lucien is an honors graduate of Occidental College and received an M.B.A. from Stanford University. He resides in Honolulu, Hawaii.

   EXECUTIVE OFFICERS WHO DO NOT SERVE AS DIRECTORS.

   J. ALAN KUGLE. Mr. Kugle was the President of the Managing Partner from 1986 to 1992 and was the Chairman and president of Mauna Loa from 1983 to 1991. He has been executive vice president and general counsel of CBCL since 1980 with responsibility for various operations. He began his CBCL career in 1976 as vice president and general counsel and became senior vice president and general counsel in 1978. Previously, he was executive vice president and general counsel of Gino's, Inc., and was a partner in the Philadelphia law firm of Drinker Biddle & Reath. Mr. Kugle graduated with an A.B. from Franklin and Marshall College and a J.D. from the New York University School of Law.
Mr. Kugle is also a director of various CBCL subsidiaries. He resides in Honolulu, Hawaii.

   GREGORY A. SPRECHER. Mr. Sprecher has served as senior vice president and chief financial officer of the Managing Partner since June 1997. From 1974 to 1990 Mr. Sprecher served as treasurer and controller for Enivel, Inc., d.b.a. Young Laundry & Dry Cleaning, in Honolulu. He served as Enivel's chief financial officer and treasurer from 1990 to 1994. In 1994, the company was sold to American Linen, and Mr. Sprecher served there as project manager until 1995. Mr. Sprecher has served as managing general partner in several general partnerships in Honolulu from 1980 to the present. Mr. Sprecher has a B.S. in Finance from California State College at Long Beach. He resides in Honolulu, Hawaii.

F. SECTION 16 DISCLOSURE

Under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each director and certain officers of Mauna Loa Resources Inc., the managing general partner of Registrant (a "Reporting Person"), are required to report their ownership and changes in ownership of Class A Depositary Units to the Securities and Exchange commission, the New York Stock Exchange and Registrant. Based on reporting forms submitted to Registrant, no Reporting Person has failed to file on a timely basis reports required by
Section 16(a) of the Exchange Act during 1997, except that Gregory A. Sprecher, who became the chief financial officer on June 1, 1997, and who does not own any Class A Units, did not file a Form 3 until July 1, 1997.

ITEM 11.  EXECUTIVE COMPENSATION

A.  SUMMARY COMPENSATION TABLE

The Partnership is managed by the Managing Partner. Compensation paid by the Managing Partner to its chief executive officer and other executive officers is reimbursed by the Partnership, as provided in Section 4.5 of the Partnership Agreement. The following table reflects the aggregate compensation for services in all capacities paid by the Managing Partner to its chief executive officer for the years ended December 31, 1997, 1996 and 1995. For calendar year 1997, there were no executive officers who received more than $100,000 in compensation. There were no long-term compensation awards or payouts during those years.


    Name and Principal Position        Annual Compensation
    ---------------------------        -------------------
                                   Year   Salary   Bonus   Other
                                   ----   ------   -----   -----
    John W. A. Buyers,             1997    $ -      $ -    $9,600
    chief executive officer        1996      -        -     8,400
                                   1995      -        -     8,400


B. NO OPTION, SAR, LONG-TERM INCENTIVE OR PENSION PLANS. The Managing Partner does not presently have an option plan, SAR plan, or long-term incentive plan. The present executive officers of the Managing Partner are included in the pension plan and other benefits plans of its parent company, CBCL. As such, the Managing Partner is not responsible for making any payments on the retirement of any of its present executive officers.

C.  NO EMPLOYMENT CONTRACTS OR TERMINATION AGREEMENTS

The Managing Partner does not have any employment or severance agreements with any of its present executive officers.

D.  COMPENSATION OF EXECUTIVE OFFICERS

The Managing Partner does not have a compensation committee since the chief executive officer of the Managing Partner is not compensated for serving in that position. The only executive officer of the Managing Partner employed by it is Mr. Sprecher, who has served as its chief financial officer since June 1997. Mr. Sprecher's salary (which is currently $100,000 per year) and guideline bonus percentage are administered under the salary policies of CBCL. Any bonus payments are approved by the Managing Partner's Board of Directors annually, based on the overall performance of the Partnership (as evidenced by its net income for the year) and on general and administrative cost control performance. Performance in both categories is measured relative to the original Partnership operating budget approved by the Managing Partner's Board of Directors at the beginning of each year.

F.  DIRECTOR COMPENSATION

Directors of the Managing Partner presently receive a quarterly retainer of $1,500 and a meeting fee of $600 per meeting. Members of the Managing Partner's conflicts committee receive a meeting fee of $600 per meeting. There are no other agreements or arrangements between the Managing Partner and its directors.

E.  STOCK PERFORMANCE CHART

The following chart compares the Partnership's total return to (i) the Russell 2000 (a small business index) and (ii) a peer group index composed of publicly traded limited partnerships with either similar capitalization or in commodity based markets (other than gas and oil) or both.

                                    [GRAPH]


               12/31/92   12/31/93   12/30/94   12/29/95   12/31/96   12/31/97
------------------------------------------------------------------------------
Nut                 100      89.41     60.908     55.948     95.398    110.482
------------------------------------------------------------------------------
Russel 2000         100    118.879    116.711    149.915    174.644      213.7
------------------------------------------------------------------------------
Peer Group          100    135.207    144.236    167.248    181.005    217.884
------------------------------------------------------------------------------


ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of December 31, 1997, and subsequent to that date to the date of this report, (i) no person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) is known by the Partnership or the Managing Partner to be the beneficial owner of more than 5% of the Class A Units; (ii) the Managing Partner did not own any Class A Units; and
(iii) no director or executive officer of the Managing Partner owned more than 1% of the Class A Units.

     The table below sets forth certain information as to the Class A Units beneficially owned by the directors of the Managing Partner, and all directors and executive officers of the Managing Partner as a group, as of December 31, 1997.


                                               Percent
                                     Class A     of
   Name of                           Units     Class A
   Beneficial Owner                  Owned      Units
   ------------------                -----     -------
   James S. Andrasick                  -          *
   John W.A. Buyers                  4,176        *
   James H. Case (1)                 8,000        *
   Ralph C. Hook (2)                 4,000        *
   Kent T. Lucien                    7,500        *
   All directors and executive
     officers as a group
     (7 persons)                    24,876      0.3%


*Less than 1%

(1) Beneficially owned by James H. Case pursuant to a self-directed retirement plan sponsored by Carlsmith Ball Wichman Case & Ichiki, a law firm in which Mr. Case is a partner, and administered by Pacific Century Trust.

(2) Beneficially owned by Ralph C. Hook pursuant to the Ralph C. Hook Revocable Living Trust dated March 1, 1993.

In addition, Mauna Loa Orchards L.P., a limited partnership whose partners are CBCL and certain direct or indirect wholly-owned subsidiaries of CBCL, owns 30,000 Class A Units.

ITEM 13    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

1.  GENERAL

The Managing Partner makes all decisions relating to the management of the Partnership. The Managing Partner, as such, has the duty to act in good faith and to manage the Partnership in a manner that is fair and reasonable to all unitholders. Mauna Loa owns all of the capital stock of the Managing Partner. Certain officers and directors of CBCL and/or its affiliates also act as officers and directors of the Managing Partner and certain directors of the Managing Partner are substantial shareholders of Buyco, Inc., the parent company of CBCL. Disputes that might otherwise develop between the Managing Partner and CBCL or its affiliates may not develop because the parties representing the entities are identical. As a result of these relationships, certain conflicts of interest could arise with respect the administration of and allocation of costs under the Partnership Agreement and in situations described below, among others.

A committee of the Managing Partner's Board of Directors composed of two persons who are independent of CBCL and its affiliates (the "Conflicts Committee") reviews, on an annual basis, or more frequently as such committee may deem appropriate, the Managing Partner's management of the Partnership and any conflicts of interest that may have arisen or may arise as a result of the relationships among CBCL and its affiliates, the Managing Partner and the Partnership. The Partnership Agreement states that, except for one initial member of the Conflicts Committee, no member of the Conflicts Committee may be an officer, director, employee or shareholder of the Managing Partner, Mauna Loa or any of their affiliates. The Conflicts Committee presently consists of two individuals who are not affiliated with CBCL.

2.  FARMING LEASES.

At the time of the Partnership's acquisition of the interests in the October 1989 Orchards, MLO assigned to the Partnership all of MLO's rights and obligations under three 45-year farming leases relating to 327 tree acres of the Ka'u II Orchards and all of the Mauna Kea Orchards. The farming leases permit the Partnership to conduct macadamia nut farming operations on such macadamia orchard properties. The farming leases provide for fixed minimum annual lease payments to be paid to either KACI or MKACI (collectively, the "Agribusiness Companies"), as the case may be. Such annual rental payments are subject to increase after ten years, twenty years and thirty years based on then current fair market lease rates. The then current fair market lease rate will be determined by mutual agreement between the Partnership, on the one hand, and either KACI or MKACI, as the case may be, on the other hand. If mutual agreement cannot be reached, the then current fair market lease rate will be determined by appraisal. Whether determined by mutual agreement or by appraisal, the then current fair market lease rate will be determined as a fair market lease rate for use of such premises as macadamia orchards.

The Partnership acquired its interests in the trees situated on such leased macadamia orchard properties subject to repurchase options retained by the Agribusiness Companies. The repurchase options grant the Agribusiness Companies the continuing right to repurchase all or any portion of such trees after June 30, 2019 at a price equal to the then current fair market value of the trees, according to their value as producing macadamia nut trees, as determined by mutual agreement between the Partnership, on the one hand, and either KACI or MKACI, as the case may be, on the other hand. If mutual agreement cannot be reached, the then current fair market value will be determined by appraisal. Whether determined by mutual agreement or by appraisal, the fair market value of such trees will be determined according to their value as producing macadamia nut trees, assuming that the owner thereof has rights to farm and harvest such trees and has ongoing arrangements with respect to land leases, farming and nut purchases of the same type as the Partnership has immediately prior to such time.

At the end of the 45-year lease terms of such leases, the Agribusiness Companies will be required to repurchase such trees at their then current fair market value as orchards if such entities do not offer to extend such farming leases at the then current fair market lease rates. The then current fair market lease rate and the then current market value of the trees for such purposes will be determined through mutual agreement between the Partnership, on the one hand, and either KACI or MKACI, as the case may be, on the other hand or, if mutual agreement cannot be obtained, by appraisal, in each case in the manner described above. Such repurchase obligations will apply with respect to the expiration of each extension of the lease terms of such leases until such leases have been in effect for a total of 99 years, at which time the leases will expire and the ownership interests in such trees will revert back to the Agribusiness Companies.

In the event that the Partnership decides not to accept an offer to extend the leases at the then current fair lease rates upon the expiration of the leases or any extension thereof (or does not assign the leases to a third party who elects to accept such offer), the leases will expire, the Agribusiness Companies will not be required to repurchase the trees covered thereby and ownership of such trees will revert back to the Agribusiness Companies (and in any event ownership of such trees will revert back to the Agribusiness Companies after 99 years). As the Managing Partner and the Agribusiness Companies are each direct or indirect wholly owned subsidiaries of CBCL, a decision to renew the farming leases will involve the Managing Partner in a conflict of interest.

As described above, the farming leases provide for determinations of the fair market lease rate to be paid by the Partnership under the farming leases and the fair market value of the Partnership's trees situated on property covered by such leases by mutual agreement between the Partnership, on the one hand, and with KACI or MKACI, as the case may be, on the other hand, or, if mutual agreement cannot be reached, by appraisal. As any determination by the Partnership with respect to any such mutual agreement will be made by the Managing Partner and as the Managing Partner and the Agribusiness Companies are each direct or indirect wholly owned subsidiaries of CBCL, such determination on behalf of the Partnership will involve the Managing Partner in a conflict of interest. Accordingly, the Conflicts Committee of the Board of Directors of the Managing Partner will review any such determinations made by mutual agreement.

3. NUT PURCHASE CONTRACTS AND FARMING CONTRACTS.

Mauna Loa purchases from the Partnership all of the macadamia nut production from the orchards acquired in 1986 pursuant to the 1986 nut purchase contracts, all of the macadamia nut production from the orchards acquired in 1989 (excluding "unusable nuts") under the 1989 nut purchase contract and all of the macadamia nut production from the Lot 10 orchard under the Lot 10 nut purchase contract. In addition, KACI farms the orchards acquired in 1986 for the Partnership pursuant to the 1986 orchards farming contracts and, along with MKACI, farms the orchards acquired in 1989 for the Partnership pursuant to the 1989 farming contract. KACI also farms the Lot 10 Orchard for the Partnership pursuant to the Lot 10 farming contract. Various conflicts of interest exist or may arise with respect to the Partnership's sale and Mauna Loa's purchase of nuts under the nut purchase contracts, the allocation of costs reimbursed by the Partnership under the farming contracts for purposes of determining the netback component of the purchase price for nuts under the nut purchase contracts and the allocation of personnel and resources with respect to services provided by KACI and MKACI under the farming contracts. For example, the purchase price under the nut purchase contracts will depend on Mauna Loa's processing, packaging, marketing, sales and advertising expenses and nonagricultural overhead costs, all of which are controlled and allocated by Mauna Loa. Mauna Loa also has complete control over the identification and weighing of nuts at its processing plants.

Under the terms of the farming contracts, KACI and MKACI are required to provide certain reports to the Partnership, including an annual report describing in reasonable detail the conduct of farming and harvesting operations at the orchards, and they also are required to provide a statement, certified by its independent accountants, which reflects its allocation of direct costs and overhead for the relevant year. The reports submitted to the Managing Partner are reviewed by the Conflicts Committee. The Managing Partner has the right to object to the information set forth in such annual reports relating to the calculation of the nut purchase price and/or farming costs and to engage a certified public accounting firm of its own selection to verify and confirm such information. The Managing Partner on behalf of the Partnership has the right to assert claims against Mauna Loa based on such independent review, and, if any such review and assertion results in an adjustment favorable to the Partnership in the nut purchase price or farming cost figures by an amount in excess of 5% of the amount initially calculated by Mauna Loa, Mauna Loa will be required to reimburse the Partnership for the expenses incurred in engaging the accounting firm and asserting such claims. Cost reimbursements under the farming contracts totaled $7.2 million in 1997, $7.2 million in 1996, and $6.7 million in 1995. Farming fees totaled $113,000 in 1997 and $153,000 in 1996. No farming fees were paid for 1995.

4. MANAGEMENT FEE.

Under the terms of the Partnership Agreement, the Partnership reimburses the Managing Partner for all expenses incurred by it in the conduct of Partnership business, including any expenses reasonably allocated to the Managing Partner or to the Partnership as well as a management fee equal to 2% of the Partnership's operating cash flow (as defined in the Partnership Agreement). Certain conflicts may arise in connection with the allocation of such expenses among the Managing Partner, the Partnership, CBCL and its affiliates. Management cost reimbursements under the Partnership Agreement were $428,000 in 1997, $391,000 in 1996, and $424,000 in 1995. The
management fee was $75,000 in 1997 and $102,000 in 1996. There was no management fee for 1995.

5. RELATIONSHIPS WITH CBCL.

Since the Partnership began operations in June 1986, the Partnership has purchased substantially all of its fertilizer and certain transportation services from subsidiaries of CBCL. Transportation services purchased consist of transportation of raw nuts from the orchards in the Mauna Kea and Ka'u areas to the processing plant. For 1997, 1996 and 1995, fertilizer, herbicide, pesticide and transportation services purchased by the Partnership from CBCL subsidiaries totaled $0.8 million, $0.8 million and $0.7 million, respectively. It is expected that the Partnership will continue to purchase its fertilizer and transportation needs from CBCL subsidiaries as long as, and to the extent that, such purchases can be made on a basis at least as favorable as that available from third parties. The Partnership Agreement requires that the price and terms of any such transactions be no less favorable than those available in comparable transactions between unrelated parties.

The stock and assets of the general partner is significant to both CBCL and Buyco. In making decisions regarding financial matters concerning CBCL and Buyco, Buyco may be required to make choices which could impact the business and financial condition of the general partner. Any such impact could affect the Partnership.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K


A.  LIST OF DOCUMENTS FILED AS A PART OF THIS REPORT.

1. FINANCIAL STATEMENTS. See Index to Financial Statements at page 21 of this Form 10-K.

2.  FINANCIAL STATEMENT SCHEDULES.  None required.

3.  EXHIBITS.  See Exhibit Index at page 45 of this Form 10-K.


B.  REPORTS ON FORM 8-K.

1. On November 10, 1997 the Partnership filed a report on Form 8-K announcing that the Partnership and C. Brewer Homes, Inc. had reached an agreement in principal to merge the two companies.

2. On December 19, 1997 the Partnership filed a report on Form 8-K announcing that the Partnership and C. Brewer Homes, Inc. had executed a definitive merger agreement pursuant to which Homes will be merged into the Partnership.

                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           MAUNA LOA MACADAMIA PARTNERS, L.P.
                                                     (Registrant)

                                           By: MAUNA LOA RESOURCES INC.
                                              (Managing General Partner)

DATED:      March 20, 1998                 By:  /s/ J. W. A. Buyers
       -----------------------                -------------------------------
                                                   J. W. A. Buyers
                                                  Chairman of the Board and
                                                  Principal Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been executed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


                           MAUNA LOA RESOURCES INC.

         Signature                       Title                        Date
         ---------                       -----                        ----

  /s/  J. W. A. Buyers            Chairman of the Board             March 20, 1998
 -----------------------------    (Principal Executive Officer)     --------------
        J. W. A. Buyers           Director

  /s/  Kent T. Lucien             President, Director               March 20, 1998
 -----------------------------                                      --------------
        Kent T. Lucien

  /s/  Gregory A. Sprecher        Senior Vice President             March 20, 1998
 -----------------------------    (Principal Financial Officer      --------------
        Gregory A. Sprecher       and Principal Accounting Officer)

  /s/  James S. Andrasick         Director                          March 20, 1998
 -----------------------------                                      --------------
        James S. Andrasick

  /s/  James H. Case              Director                          March 20, 1998
 -----------------------------                                      --------------
        James H. Case

  /s/ Dr. Ralph C. Hook, Jr.      Director                          March 20, 1998
 -----------------------------                                      --------------
       Dr. Ralph C. Hook, Jr.


                                   EXHIBIT INDEX


  EXHIBIT
  NUMBER                            DESCRIPTION
 --------                           -----------
    2.1     Amended and Restated Agreement and Plan of Merger, effective as of December 18, 1997, between Registrant and C. Brewer Homes,
            Inc. (a)

    3.1      Agreement of Limited Partnership of Registrant. (b)

    3.2 Form of Class A Certificate of Limited Partnership as filed with the Secretary of State of Delaware. (c)

    3.3 Certificate of Limited Partnership of Registrant as filed with the Secretary of State of Delaware. (c)

    4.1     Depositary Agreement between Registrant, Manufacturers Hanover
            Trust Company as Depositary and Mauna Loa Resources Inc. as attorney-in-fact of the limited partners of Registrant. (c)

    4.2     Form of Depositary Receipt. (c)

   10.1     Macadamia Nut Purchase Contract between Mauna Loa Macadamia Nut
            Corporation ("Mauna Loa") and Registrant dated June 12, 1986. (b)

   10.2 Macadamia Nut Purchase Contract between Mauna Loa and Registrant dated December 22, 1986. (b)

   10.3 Macadamia Nut Purchase Contract between Mauna Loa and Registrant dated as of October 1, 1989. (b)

   10.4     Contribution Agreement among Mauna Loa Orchards, L.P. ("MLO"), Ka'u
            Agribusiness Co., Inc. ("KACI"), Mauna Kea Agribusiness Co., Inc.
            ("MKACI"), Mauna Kea Macadamia Orchards, Inc. ("MKMO") and Mauna Loa dated as of July 1, 1989. (b)

   10.5     Lease between the Trustees of the Estate of Bernice Pauahi Bishop
            ("Trustees of the Bishop Estate") and Mauna Loa. (c)

   10.6     Lease between KACI and Registrant. (d)

   10.7 MLO/MLMP Conveyance Agreement between MLO and Registrant dated as of October 1, 1989. (b)

   10.8     Butcher/MLMP Contribution Agreement between Howard Butcher III
            ("Butcher") and Registrant dated as of October 1, 1989. (b)

   10.9     Farming Lease between KACI and MLO dated as of July 1, 1989. (b)

   10.10    Farming Lease between MKACI and MKMO dated as of July 1, 1989. (b)



  EXHIBIT
  NUMBER                            DESCRIPTION
 --------                           -----------
   10.11    Farming Lease between MKACI and MLO dated as of July 1, 1989. (b)

   10.12 Water Agreement, as amended, between KACI and Registrant dated as of October 1, 1989. (b)

   10.13 Cash Flow Warranty Agreement among KACI, MKACI and Registrant dated as of July 1, 1989. (b)

   10.14    Guarantee Agreement between Mauna Loa and Registrant dated as of
            October 1, 1989. (b)

   10.15 Agreement of Indemnification between CBCL and each director of the Managing Partner. (b)

   10.16    Indemnification Agreement (Title) among Mauna  Loa, KACI and
            MKACI in favor of Registrant. (b)

   10.17 Indemnification Agreement (Subdivision) among Mauna Loa, KACI and MKACI in favor of Registrant. (b)

   10.18 Deed between MLO and Registrant relating to 14% undivided interest in 220 tree acres of macadamia orchard properties located in the Keaau area of the island of Hawaii ("Keaau II
            Orchards"). (b)

   10.19 Bill of Sale between MLO and Registrant relating to 14% undivided interest in New Keaau Orchards. (b)

   10.20 Deed between Butcher and Registrant relating to 86% undivided interest in New Keaau Orchards. (b)

   10.21 Bill of Sale between Butcher and Registrant relating to 86% undivided interest in New Keaau Orchards. (b)

   10.22 Assignment of Partial Interest in Lease No. 15,020 and consent from MLO to Registrant. (b)

   10.23 Assignment of Partial Interest in Lease No. 16,859 and consent from MLO to Registrant. (b)

   10.24 Assignment of Partial Interest in Lease No. 20,397 and consent from MLO to Registrant. (b)

   10.25 Assignment of Lease from MLO to Registrant relating to Lease from the Trustees of the Bishop Estate. (b)

   10.26    Assignment from MLO to Registrant relating to certain orchards. (b)



  EXHIBIT
  NUMBER                            DESCRIPTION
 --------                           -----------
   10.27    Lease from the Trustees of the Bishop Estate to MLO. (b)

   10.28    Lease No. 15,020 from the Trustees of the Bishop Estate to MLO. (b)

   10.29    Form of Amendments to Lease No. 15,020 from the Trustees of the
            Bishop Estate. (b)

   10.30    Lease No. 16,859 from the Trustees of the Bishop Estate to the
            Hawaiian Agricultural Company (a predecessor of KACI). (b)

   10.31    Form of Amendments to Lease No. 16,859 from the Trustees of the
            Bishop Estate. (b)

   10.32    Lease No. 20,397 from the Trustees of the Bishop Estate to CBCL. (b)

   10.33    Form of Amendments to Lease No. 20,397 from the Trustees of the
            Bishop Estate to CBCL. (b)

   10.34    Lease from Richard L. Hughes to Mauna Loa. (b)

   10.35    Lease from the Trustees of the Bishop Estate to Mauna Loa. (b)

   10.36    Co-ownership and Partition Agreement between KACI and MLO. (b)

   10.37    Co-ownership and Partition Agreement among Mauna Loa, KACI and
            MLO.(b)

   10.39    Co-ownership and Partition Agreement between MKACI and MLO. (b)

   10.40    Macadamia Nut Purchase Contract between Mauna Loa and Keaau
            Macadamia X Corporation ("Keaau 10") dated September 15, 1983. (e)

   10.41 Assignment of Owner's Interest in Macadamia Nut Purchase Contract and Farming Contract between Keaau 10 and Registrant. (e)

   10.42    Warranty Deed between Keaau 10 and Registrant. (e)

   10.43    Amended and Restated June 1986 Farming Contract, effective
            January 1, 1998, between Registrant and KACI. (f)

   10.44    Amended and Restated December 1986 Farming Contract, effective
            January 1, 1988, between Registrant and KACI. (f)

   10.45    Amended and Restated 1989 Farming Contract, effective January 1,
            1998, among Registrant, KACI and MKACI. (f)



  EXHIBIT
  NUMBER                            DESCRIPTION
 --------                           -----------
   10.46    Amended and Restated Farming Contract for the Lot X Orchard,
            effective January 1, 1998, between Registrant and KACI. (f)

   10.47    Restated Kaiwiki Orchards Farming lease between Registrant and
            MKACI dated February 26, 1997. (f)

   11.1     Statement re: Computation of Net Income per Class A Unit.

    27      Financial Data Schedule.


(a) Incorporated by reference to Appendix A of Registrant's Registration Statement under the Securities Act on Form S-4, Registration
     Statement No. 333-46271, filed February 13, 1998.

(b) Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Registration Statement under the Securities Act on Form S-1, Registration Statement No. 33-30659, filed October 20, 1989.

(c) Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Registration Statement under the Securities Act on Form S-1, Registration Statement No. 33-4903, filed June 5, 1986.

(d) Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Annual Report on Form 10-K, Commission filed No. 1-9145, for the year ended December 31, 1986, filed March 27, 1987.

(e) Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Annual Report on Form 10-K, Commission filed No. 1-9145, for the year ended December 31, 1991, filed March 27, 1992.

(f) Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Registration Statement under the Securities Act on Form S-4, Registration Statement No. 333-46271, filed February 13, 1998.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Agreement of Limited Partnership of the Partnership provides that the Partnership will indemnify the Managing Partner and any other general partner and their directors, officers and employees to the extent permitted by law from and against any and all losses, claims, damages, liabilities, joint and several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all threatened, pending or completed claims, costs, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such person may be a party, or threatened to be made a party, by reason of its or his status as a general partner or a director, officer, or employee of a general partner or its or his management of the affairs of the Partnership, or which relates to the Partnership, its property, business or affairs, whether or not such person continues to be a general partner or a director, officer or employee of a general partner at the time any such liability or expense is paid or incurred. Indemnification is required to be made if (i) such person acted in good faith and in a manner it or he reasonably believed to be in, or not opposed to, the best interest of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe and did not believe its or his conduct was unlawful and (ii) such person's conduct did not constitute gross negligence or willful or wanton misconduct. The termination of a legal proceeding adverse to the indemnified person does not create a presumption that the indemnified person failed to meet this standard of conduct. Any indemnification under these provisions will be limited to the assets of the Partnership. The Agreement of Limited Partnership also provides that the Partnership will pay expenses (including legal fees) incurred by an indemnified party in defending any proceeding in advance of final disposition of such proceeding, provided the indemnified party agreed to repay the amount advanced if a court ultimately determines that the indemnified party is not entitled to indemnification from the Partnership.

    The Partnership is authorized to purchase insurance against liabilities asserted against and expenses incurred by such persons in connection with Partnership activities, whether or not the Partnership would have the power to indemnify the person against such liabilities under the provisions described above.

    The indemnity provided by the Agreement of Limited Partnership of the Partnership is in addition to indemnification rights which a person may have under applicable law, contract or any other source. C. Brewer and Company, Limited has agreed to indemnify the directors of the Managing Partner on substantially the same basis as described above.

    Section 12.4 of the Agreement and Plan of Merger Agreement filed herewith and incorporated by reference herein provides for the survival of certain rights of indemnification or exculpation in favor of directors and officers of C. Brewer Homes, Inc. for a period of six years following the Effective Time of the Merger. Directors and officers of Homes who after the Merger became directors, officers or employees of the Managing Partner or the Partnership will be indemnified pursuant to the provision of the Partnership's Amended Agreement of Limited Partnership.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    EXHIBITS. The following exhibits are filed as part of this Registration Statement or are incorporated herein by reference.


EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
  2.1  Amended and Restated Agreement and Plan of Merger, effective as of
         December 18, 1997, between Registrant and C. Brewer Homes, Inc., included herein as Appendix A to the Joint Proxy Statement/Prospectus.

  2.2 Amendment executed April 21, 1998 and effective as of December 18, 1997 between Registrant and C. Brewer Homes, Inc.*

  3.1 Agreement of Limited Partnership of Registrant. (Incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement under the
         Securities Act on Form S-1, Registration Statement No. 33-30659, filed
         October 20, 1989.)

  3.2  Form of Class A Certificate of Limited Partnership as filed with the
         Secretary of State of Delaware. (Incorporated by reference to Exhibit
         3.2 of Registrant's Registration Statement under the Securities Act on
         Form S-1, Registration Statement No. 33-4903, filed June 5, 1986.)

  3.3 Certificate of Limited Partnership of Registrant as filed with the Secretary of State of Delaware. (Incorporated by reference to Exhibit
         3.3 of Registrant's Registration Statement under the Securities Act on
         Form S-1, Registration Statement No. 33-4903, filed June 5, 1986.)

  4.1  Depositary Agreement between Registrant, Manufacturers Hanover Trust
         Company as Depositary and Mauna Loa Resources Inc. as attorney-in-fact of the limited partners of Registrant. (Incorporated by reference to Exhibit 4.1 of Registrant's Registration Statement under the Securities
         Act on Form S-1, Registration Statement No. 33-4903, filed June 5,
         1986.)

  4.2  Form of Depositary Receipt. (Incorporated by reference to Exhibit 4.2 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-4903, filed June 5, 1986.)

  5.1 Opinion and Consent of Carlsmith Ball Wichman Case & Ichiki regarding legality.*

  8.1 Opinion and Consent of Carlsmith Ball Wichman Case & Ichiki as to certain federal income tax matters.

 10.1  Macadamia Nut Purchase Contract between Mauna Loa Macadamia Nut
         Corporation ("Mauna Loa") and Registrant dated June 12, 1986.
         (Incorporated by reference to Exhibit 10.1 of Registrant's Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-30659, filed October 20, 1989.)

 10.2  Macadamia Nut Purchase Contract between Mauna Loa and Registrant dated
         December 22, 1986. (Incorporated by reference to Exhibit 10.2 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.3 Macadamia Nut Purchase Contract between Mauna Loa and Registrant dated as of October 1, 1989. (Incorporated by reference to Exhibit 10.3 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.4  Contribution Agreement among Mauna Loa Orchards, L.P. ("MLO"), Ka'u
         Agribusiness Co., Inc. ("KACI"), Mauna Kea Agribusiness Co., Inc.
         ("MKACI"), Mauna Kea Macadamia Orchards, Inc. ("MKMO") and Mauna Loa
         dated as of July 1, 1989. (Incorporated by reference to Exhibit 10.7 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.5  Lease between the Trustees of the Estate of Bernice Pauahi Bishop
         ("Trustees of the Bishop Estate") and Mauna Loa. (Incorporated by reference to Exhibit 10.8 of Registrant's Registration Statement under the Securities Act on Form S-1, Registration Statement No. 33-4903, filed June 5, 1986.)

 10.6  Lease between KACI and Registrant. (Incorporated by reference to Exhibit
         10.7 of Registrant's Annual Report on Form 10-K (Commission Filed No.
         1-9145) for the year ended December 31, 1986, filed March 27, 1987.)

 10.7  MLO/MLMP Conveyance Agreement between MLO and Registrant dated as of
         October 1, 1989. (Incorporated by reference to Exhibit 10.10 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.8 Butcher/MLMP Contribution Agreement between Howard Butcher III ("Butcher") and Registrant dated as of October 1, 1989. (Incorporated by reference to Exhibit 10.11 of Registrant's Registration Statement under the
         Securities Act on Form S-1, Registration Statement No. 33-30659, filed
         October 20, 1989.)

 10.9 Farming Lease between KACI and MLO dated as of July 1, 1989. (Incorporated by reference to Exhibit 10.12 of Registrant's Registration Statement under the Securities Act on Form S-1, Registration Statement No.
         33-30659, filed October 20, 1989.)

 10.10 Farming Lease between MKACI and MKMO dated as of July 1, 1989.
         (Incorporated by reference to Exhibit 10.13 of Registrant's Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-30659, filed October 20, 1989.)

 10.11 Farming Lease between MKACI and MLO dated as of July 1, 1989.
         (Incorporated by reference to Exhibit 10.14 of Registrant's Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-30659, filed October 20, 1989.)

 10.12 Water Agreement, as amended, between KACI and Registrant dated as of October 1, 1989. (Incorporated by reference to Exhibit 10.15 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.13 Cash Flow Warranty Agreement among KACI, MKACI and Registrant dated as of
         July 1, 1989. (Incorporated by reference to Exhibit 10.16 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.14 Guarantee Agreement between Mauna Loa and Registrant dated as of October
         1, 1989. (Incorporated by reference to Exhibit 10.17 of Registrant's
         Registration Statement under the Securities Act on Form S-1,
         Registration Statement No. 33-30659, filed October 20, 1989.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.15 Agreement of Indemnification between C. Brewer and each director of the
         Managing Partner. (Incorporated by reference to Exhibit 10.18 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.16 Indemnification Agreement (Title) among Mauna Loa, KACI and MKACI in favor of Registrant. (Incorporated by reference to Exhibit 10.19 of Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.17 Indemnification Agreement (Subdivision) among Mauna Loa, KACI and MKACI in favor of Registrant. (Incorporated by reference to Exhibit 10.20 of Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.18 Deed between MLO and Registrant relating to 14% undivided interest in 220 tree acres of macadamia orchard properties located in the Keaau area of the island of Hawaii ("New Keaau Orchards"). (Incorporated by reference to Exhibit 10.21 of Registrant's Registration Statement under the
         Securities Act on Form S-1, Registration Statement No. 33-30659, filed
         October 20, 1989.)

 10.19 Bill of Sale between MLO and Registrant relating to 14% undivided interest in New Keaau Orchards. (Incorporated by reference to Exhibit 10.22 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.20 Deed between Butcher and Registrant relating to 86% undivided interest in New Keaau Orchards. (Incorporated by reference to Exhibit 10.23 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.21 Bill of Sale between Butcher and Registrant relating to 86% undivided interest in New Keaau Orchards. (Incorporated by reference to Exhibit
         10.24 of Registrant's Registration Statement under the Securities Act on
         Form S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.22 Assignment of Partial Interest in Lease No. 15,020 and consent from MLO to
         Registrant. (Incorporated by reference to Exhibit 10.25 of Registrant's
         Registration Statement under the Securities Act on Form S-1,
         Registration Statement No. 33-30659, filed October 20, 1989.)

 10.23 Assignment of Partial Interest in Lease No. 16,859 and consent from MLO to
         Registrant. (Incorporated by reference to Exhibit 10.26 of Registrant's
         Registration Statement under the Securities Act on Form S-1,
         Registration Statement No. 33-30659, filed October 20, 1989.)

 10.24 Assignment of Partial Interest in Lease No. 20,397 and consent from MLO to
         Registrant. (Incorporated by reference to Exhibit 10.27 of Registrant's
         Registration Statement under the Securities Act on Form S-1,
         Registration Statement No. 33-30659, filed October 20, 1989.)

 10.25 Assignment of Lease from MLO to Registrant relating to Lease from the Trustees of the Bishop Estate. (Incorporated by reference to Exhibit
         10.28 of Registrant's Registration Statement under the Securities Act on
         Form S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.26 Assignment from MLO to Registrant relating to certain orchards.
         (Incorporated by reference to Exhibit 10.29 of Registrant's Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-30659, filed October 20, 1989.)

 10.27 Lease from the Trustees of the Bishop Estate to MLO. (Incorporated by reference to Exhibit 10.34 of Registrant's Registration Statement under the Securities Act on Form S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.28 Lease No. 15,020 from the Trustees of the Bishop Estate to MLO.
         (Incorporated by reference to Exhibit 10.35 of Registrant's Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-30659, filed October 20, 1989.)

 10.29 Form of Amendments to Lease No. 15,020 from the Trustees of the Bishop
         Estate. (Incorporated by reference to Exhibit 10.36 of Registrant's
         Registration Statement under the Securities Act on Form S-1,
         Registration Statement No. 33-30659, filed October 20, 1989.)

 10.30 Lease No. 16,859 from the Trustees of the Bishop Estate to the Hawaiian
         Agricultural Company (a predecessor of KACI). (Incorporated by reference to Exhibit 10.37 of Registrant's Registration Statement under the
         Securities Act on Form S-1, Registration Statement No. 33-30659, filed
         October 20, 1989.)

 10.31 Form of Amendments to Lease No. 16,859 from the Trustees of the Bishop
         Estate. (Incorporated by reference to Exhibit 10.38 of Registrant's
         Registration Statement under the Securities Act on Form S-1,
         Registration Statement No. 33-30659, filed October 20, 1989.)

 10.32 Lease No. 20,397 from the Trustees of the Bishop Estate to C. Brewer.
         (Incorporated by reference to Exhibit 10.39 of Registrant's Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-30659, filed October 20, 1989.)

 10.33 Form of Amendments to Lease No. 20,397 from the Trustees of the Bishop
         Estate to C. Brewer. (Incorporated by reference to Exhibit 10.36 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.34 Lease from Richard L. Hughes to Mauna Loa. (Incorporated by reference to
         Exhibit 10.41 of Registrant's Registration Statement under the
         Securities Act on Form S-1, Registration Statement No. 33-30659, filed
         October 20, 1989.)

 10.35 Lease from the Trustees of the Bishop Estate to Mauna Loa. (Incorporated by reference to Exhibit 10.42 of Registrant's Registration Statement under the Securities Act on Form S-1, Registration Statement No.
         33-30659, filed October 20, 1989.)

 10.36 Co-ownership and Partition Agreement between KACI and MLO. (Incorporated by reference to Exhibit 10.43 of Registrant's Registration Statement under the Securities Act on Form S-1, Registration Statement No.
         33-30659, filed October 20, 1989.)

 10.37 Co-ownership and Partition Agreement among Mauna Loa, KACI and MLO.
         (Incorporated by reference to Exhibit 10.44 of Registrant's Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-30659, filed October 20, 1989.)

 10.38 Co-ownership and Partition Agreement between KACI and MLO relating to
         Lease Nos. 15,020 and 16,859. (Incorporated by reference to Exhibit
         10.45 of Registrant's Registration Statement under the Securities Act on
         Form S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.39 Co-ownership and Partition Agreement between MKACI and MLO. (Incorporated by reference to Exhibit 10.46 of Registrant's Registration Statement
         under the Securities Act on Form S-1, Registration Statement No.
         33-30659, filed October 20, 1989.)

 10.40 Macadamia Nut Purchase Contract between Mauna Loa and Keaau Macadamia X
         Corporation ("Keaau 10") dated September 15, 1983. (Incorporated by reference to Exhibit 10.49 of Registrant's Annual Report on Form 10-K
         (Commission File No. 1-9145) for the year ended December 31, 1991, filed on March 27, 1992.)

 10.41 Assignment of Owner's Interest in Macadamia Nut Purchase Contract and
         Farming Contract between Keaau 10 and Registrant. (Incorporated by reference to Exhibit 10.51 of Registrant's Annual Report on Form 10-K
         (Commission File No. 1-9145) for the year ended December 31, 1991, filed on March 27, 1992.)

 10.42 Warranty Deed between Keaau 10 and Registrant. (Incorporated by reference to
         Exhibit 10.52 of Registrant's Annual Report on Form 10-K (Commission
         File No. 1-9145) for the year ended December 31, 1991, filed on March
         27, 1992.)

 10.43 Amended and Restated June 1986 Farming Contract, effective January 1,
         1998, between Registrant and KACI.*

 10.44 Amended and Restated December 1986 Farming Contract, effective January 1,
         1988, between Registrant and KACI.*

 10.45 Amended and Restated 1989 Farming Contract, effective January 1, 1998, among Registrant, KACI and MKACI.*

 10.46 Amended and Restated Farming Contract for the Lot X Orchard, effective
         January 1, 1998, between Registrant and KACI.*

 10.47 Restated Kaiwiki Orchards Farming lease between Registrant and MKACI dated
         February 26, 1997.*

 10.48 Form of Indemnification Agreement. (Incorporated by reference to Exhibit
         10.1 of the
         C. Brewer Homes, Inc. (Commission File No. 0-22948) Quarterly Report on
         Form 10-Q dated September 30, 1994.)

 10.49 Form of Intercompany Agreement. (Incorporated by reference to Exhibit 10.7 of the
         C. Brewer Homes, Inc. Registration Statement under the Securities Act on
         Form S-1, Registration Statement No. 33-68924.)

 10.50 Form of Asset Exchange Agreement. (Incorporated by reference to Exhibit
         10.8 of the
         C. Brewer Homes, Inc. Registration Statement under the Securities Act on
         Form S-1, Registration Statement No. 33-68924.)

 10.51 Form of Option/Right of First Refusal Agreement. (Incorporated by reference to Exhibit 10.9 of the C. Brewer Homes, Inc. Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-68924.)

 10.52 Form of Development and Management Services Agreement. (Incorporated by reference to Exhibit 10.10 of the C. Brewer Homes, Inc. Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-68924.)

 10.53 Manager's Revocable License (Lease) of premises located at 90 Waiko Road,
         Maui, Hawaii dated February 8, 1993. (Incorporated by reference to
         Exhibit 10.12 of the C. Brewer Homes, Inc. Registration Statement under the Securities Act on Form S-1, Registration Statement No. 33-68924.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.54 Central Maui Source Development Agreement dated July 28, 1975.
         (Incorporated by reference to Exhibit 10.13 of the C. Brewer Homes, Inc.
         Registration Statement under the Securities Act on Form S-1,
         Registration Statement No. 33-68924.)

 10.55 Partnership Agreement between C. Brewer Homes, Inc. and Schuler Homes,
         Inc. dated as of October 15, 1992. (Incorporated by reference to Exhibit
         10.14 of the C. Brewer Homes, Inc. Registration Statement under the
         Securities Act on Form S-1, Registration Statement No. 33-68924.)

 10.56 Memorandum of Agreement among C. Brewer Homes, Inc., Schuler Homes, Inc.
         and Maui County dated June 11, 1992. (Incorporated by reference to
         Exhibit 10.17 of the C. Brewer Homes, Inc. Registration Statement under the Securities Act on Form S-1, Registration Statement No. 33-68924.)

 10.57 Commercial Lease and Deposit Receipt dated as of January 18, 1995 between
         George Hotniansky, et al. and C. Brewer Homes, Inc. (Incorporated by reference to Exhibit 10.39 of the C. Brewer Homes, Inc. (Commission File
         No. 0-22948) Annual Report on Form 10-K dated June 28, 1995.)

 10.58 Master Facility Agreement (Consolidated and Restructured) between C.
         Brewer Homes, Inc. and Bank of Hawaii dated as of July 25, 1997.
         (Incorporated by reference to Exhibit 10.58 of the C. Brewer Homes, Inc.
         (Commission File No. 0-22948) Annual Report on Form 10-K dated August
         14, 1997.)

 10.59 Form of $4,000,000.00 Revolving Note by C. Brewer Homes, Inc. in favor of
         Bank of Hawaii dated July 25, 1997. (Included as Exhibit A to Exhibit
         10.58).

 10.60 Form of $9,000,000.00 Promissory Note by C. Brewer Homes, Inc. in favor of
         Bank of Hawaii dated July 25, 1997. (Included as Exhibit B to Exhibit
         10.58).

 10.61 Form of $6,000,000.00 Promissory Note by C. Brewer Homes, Inc. in favor of
         Bank of Hawaii dated July 25, 1997. (Included as Exhibit C to Exhibit
         10.58).

 10.62 Form of $3,200,000.00 Promissory Note by C. Brewer Homes, Inc. in favor of
         Bank of Hawaii dated July 25, 1997. (Included as Exhibit D to Exhibit
         10.58).

 10.63 Form of $4,620,000.00 Promissory Note by C. Brewer Homes, Inc. in favor of
         Bank of Hawaii dated July 25, 1997. (Included as Exhibit E to Exhibit
         10.58).

 10.64 Form of $4,623,408.00 Promissory Note by C. Brewer Homes, Inc. in favor of
         Bank of Hawaii dated July 25, 1997. (Included as Exhibit F to Exhibit
         10.58).

 10.65 Form of Assignment of Sales Contracts, Escrow Deposits and Escrow
         Agreement by C. Brewer Homes, Inc., Assignor, in favor of Bank of
         Hawaii, Assignee, dated August 31, 1995. (Included as Exhibit J to
         Exhibit 10.58).

 10.66 Form of Assignment of Sales Contracts, Escrow Deposits and Escrow
         Agreement and Amendment by C. Brewer Homes, Inc., Assignor, in favor of
         Bank of Hawaii, Assignee, dated July 25, 1997. (Included as Exhibit J-1 to Exhibit 10.58).

 10.67 First Mortgage, Security Agreement and Financing Statement between C.
         Brewer Homes, Inc. and Bank of Hawaii dated as of August 31, 1995.
         (Incorporated by reference to Exhibit 10.4 of the C. Brewer Homes, Inc.
         (Commission File No. 0-22948) Quarterly Report on Form 10-Q dated
         September 30, 1995.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.68 UCC-1 Financing Statement between C. Brewer Homes, Inc. and Bank of Hawaii dated as of August 31, 1995. (Incorporated by reference to Exhibit 10.5 of the C. Brewer Homes, Inc. (Commission File No. 0-22948) Quarterly
         Report on Form 10-Q dated September 30, 1995.)

 10.69 Hazardous Materials Indemnity Agreement between C. Brewer Homes, Inc. and
         Bank of Hawaii dated as of August 31, 1995. (Incorporated by reference to Exhibit 10.6 of the C. Brewer Homes, Inc. (Commission File No.
         0-22948) Quarterly Report on Form 10-Q dated September 30, 1995.)

 10.70 Form of Agreement between C. Brewer Homes, Inc. and Fletcher Construction
         Co., Ltd. dated as of May 30, 1995. (Incorporated by reference to Exhibit 10.6 of the C. Brewer Homes, Inc. (Commission File No. 0-22948)
         Quarterly Report on Form 10-Q dated September 30, 1995.)

 10.71 Amendment to First Mortgage, Security Agreement and Financing Statement between C. Brewer Homes, Inc. and Bank of Hawaii dated as of September
         5, 1996. (Incorporated by reference to Exhibit 10.50 of the C. Brewer
         Homes, Inc. (Commission File No. 0-22948) Quarterly Report on Form 10-Q dated November 14, 1996.)

 10.72 Agreement to Guaranty between C. Brewer Homes, Inc. and C. Brewer and
         Company, Limited dated as of September 5, 1996. (Incorporated by reference to Exhibit 10.53 of the C. Brewer Homes, Inc. (Commission File
         No. 0-22948) Quarterly Report on Form 10-Q dated November 14, 1996.)

 10.73 Letter dated January 7, 1997 from C. Brewer Homes, Inc. to Seth A. Bakes regarding terms of employment. (Incorporated by reference to Exhibit
         10.56 of the C. Brewer Homes, Inc. (Commission File No. 0-22948) Annual
         Report on Form 10-K dated June 30, 1997.)

 10.74 Letter dated January 16, 1997 from Seth A. Bakes to C. Brewer Homes, Inc.
         regarding terms of employment. (Incorporated by reference to Exhibit
         10.57 of the C. Brewer Homes, Inc. (Commission File No. 0-22948) Annual
         Report on Form 10-K dated June 30, 1997.)

 10.75 Second Amendment to First Mortgage, Security Agreement and Financing
         Statement between C. Brewer Homes, Inc. and Bank of Hawaii dated as of
         July 25, 1997. (Incorporated by reference to Exhibit 10.59 of the C.
         Brewer Homes, Inc. (Commission File No. 0-22948) Annual Report on Form
         10-K dated August 14, 1997.)

 10.76 Hazardous Materials Indemnity Agreement and Amendment between C. Brewer
         Homes, Inc. and Bank of Hawaii dated as of July 25, 1997. (Incorporated by reference to Exhibit 10.60 of the C. Brewer Homes, Inc. (Commission
         File No. 0-22948) Annual Report on Form 10-K dated August 14, 1997.)

 10.77 Guaranty between C. Brewer and Company, Limited and Bank of Hawaii dated as of July 25, 1997. (Incorporated by reference to Exhibit 10.61 of the C. Brewer Homes, Inc. (Commission File No. 0-22948) Annual Report on
         Form 10-K dated August 14, 1997.)

 10.78 Release and Separation Agreement, dated August 13, 1997, between C. Brewer
         Homes, Inc. and Edward T. Foley. (Incorporated by reference to Exhibit
         10.62 of the C. Brewer Homes, Inc. (Commission File No. 0-22948) Current
         Report on Form 8-K dated December 31, 1997.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.79 Consultant Agreement, dated August 14, 1997, between C. Brewer Homes, Inc.
         and Edward T. Foley. (Incorporated by reference to Exhibit 10.63 of the
         C. Brewer Homes, Inc. (Commission File No. 0-22948) Current Report on
         Form 8-K filed December 31, 1997.)

 10.80 Purchase and Sale Agreement, dated September 12, 1997, between C. Brewer
         Homes, Inc. and Stanford S. Carr Development Corporation regarding the
         Iao II parcel and Eha Street extension. (Incorporated by reference to Exhibit 10.64 of the C. Brewer Homes, Inc. (Commission File No. 0-22948)
         Current Report on Form 8-K filed December 31, 1997.)

 10.81 Fletcher Pacific Contract termination letter, dated November 12, 1997, from C. Brewer Homes, Inc. to Fletcher Pacific Construction Co., Ltd.
         (Incorporated by reference to Exhibit 10.65 of the C. Brewer Homes, Inc.
         (Commission File No. 0-22948) Current Report on Form 8-K filed December
         31, 1997.)

 10.82 Purchase and Sale Agreement, dated December 15, 1997, between C. Brewer
         Homes, Inc. and Jesse E. Spencer regarding the "Nanea at Kehalani" subdivision. (Incorporated by reference to Exhibit 10.66 of the C.
         Brewer Homes, Inc. (Commission File No. 0-22948) Current Report on Form
         8-K filed December 31, 1997.)

 10.83 Amendment dated February 11, 1988, to Purchase and Sale Agreement between
         C. Brewer Homes, Inc. and Stanford S. Carr Development Corporation regarding the Iao II parcel and Eha Street extension. (Incorporated by reference to Exhibit 10.67 of the C. Brewer Homes, Inc. Report on Form
         8-K filed April 21, 1998.)

 10.84 First Amendment o Master Facility Agreement, dated March 25, 1998, but effective March 23, 1998 between C. Brewer Homes, Inc. and Bank of
         Hawaii. (Incorporated by reference to Exhibit 10.68 of the C. Brewer
         Homes, Inc. Report on Form 8-K filed April 21, 1998.)

 10.85 Assignment of Account by and between C. Brewer Homes, Inc. and Bank of
         Hawaii dated March 23, 1998. (Incorporated by reference to Exhibit 10.69 of the C. Brewer Homes, Inc. Report on 8-K filed April 21, 1998.)

 10.86 Letter dated March 23, 1998, to Gene Tsuji of Bank of Hawaii, Construction
         & Income Property Loan Department regarding Extension of Guaranty by C.
         Brewer and Company, Ltd. (Incorporated by reference to Exhibit 10.70 of the C. Brewer Homes, Inc. Report on Form 8-K filed April 21, 1998.)

 10.87 Stability Agreement, dated March 13, 1998, between the Mauna Loa Macadamia
         Partners, L.P. and John J. F. Sherrerd. (Incorporated by reference to
         Exhibit 10.71 of the C. Brewer Homes, Inc. Report on Form 8-K filed
         April 21, 1998.)

 10.88 Stability Agreement, dated March 13, 1998, between the Mauna Loa Macadamia
         Partners, L.P. and Kathleen C. Sherrerd. (Incorporated by reference to
         Exhibit 10.72 of the C. Brewer Homes, Inc. Report on Form 8-K filed
         April 21, 1998.)

 10.89 Stability Agreement, dated March 10, 1998, between the Mauna Loa Macadamia
         Partners, L.P. and L. Charles DeVoe-Trustee. (Incorporated by reference to Exhibit 10.73 of the C. Brewer Homes, Inc. Report on Form 8-K filed
         April 21, 1998.)

 10.90 Stability Agreement, dated March 10, 1998, between the Mauna Loa Macadamia
         Partners, L.P. and Marvin J. Tilker. (Incorporated by reference to
         Exhibit 10.74 of the C. Brewer Homes, Inc. Report on Form 8-K filed
         April 21, 1998.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.91 Stability Agreement, dated March 12, 1998, between the Mauna Loa Macadamia
         Partners, L.P. and Ing Family Partnership. (Incorporated by reference to
         Exhibit 10.75 of the C. Brewer Homes, Inc. Report on Form 8-K filed
         April 21, 1998.)

 10.92 Stability Agreement, dated March 10, 1998, between the Mauna Loa Macadamia
         Partners, L.P. and Jean E. Rolles. (Incorporated by reference to Exhibit
         10.76 of the C. Brewer Homes, Inc. Report on Form 8-K filed April 21,
         1998.)

 10.93 Stability Agreement, dated February 25, 1998, between the Mauna Loa
         Macadamia Partners, L.P. and J.W.A. Buyers. (Incorporated by reference to Exhibit 10.77 of the C. Brewer Homes, Inc. Report on Form 8-K filed
         April 21, 1998.)

 10.94 Stability Agreement, dated March 18, 1998, between the Mauna Loa Macadamia
         Partners, L.P. and Jane Buyers Russo, Rebecca W. Buyers-Basso, Elsie
         Buyers Viehman--Trustees of the J.W.A. Educational Trust. (Incorporated by references to Exhibit 10.78 of the C. Brewer Homes, Inc. Report on
         Form 8-K filed April 21, 1998).

 10.95 Stability Agreement, dated March 18, 1998, between the Mauna Loa Macadamia
         Partners, L.P. and Jane Buyers Russo, Rebecca W. Buyers-Basso, Elsie
         Buyers Viehman-Trustees of the J.W.A. Buyers Generation Skipping Trust.
         (Incorporated by reference to Exhibit 10.78 of the C. Brewer Homes, Inc.
         Report on Form 8-K filed April 21, 1998.)

 10.96 Stock Option Settlement Agreement, dated April 14, 1998 between the C.
         Brewer Homes, Inc. and Edward T. Foley. (Incorporated by reference to
         Exhibit 10.79 of the C. Brewer Homes, Inc. Report on Form 8-K filed
         April 21, 1998.)

 10.97 Stock Option Settlement Agreement, dated April 14, 1998 between the C.
         Brewer Homes, Inc. and Clinton R. Churchill. (Incorporated by reference to Exhibit 10.80 of the C. Brewer Homes, Inc. Report on Form 8-K filed
         April 21, 1998.)

 10.98 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna
         Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and Seth A. Bakes.
         (Incorporated by reference to Exhibit 10.82 of the C. Brewer Homes, Inc.
         Report on Form 8-K filed April 21, 1998.)

 10.99 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna
         Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and John W. A.
         Buyers. (Incorporated by reference to Exhibit 10.83 of the C. Brewer
         Homes, Inc. Report on Form 8-K filed April 21, 1998.)

 10.100 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna
         Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and David A. Heenan.
         (Incorporated by reference to Exhibit 10.84 of the C. Brewer Homes, Inc.
         Report on Form 8-K filed April 21, 1998.)

 10.101 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna
         Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and Paul C. T. Loo.
         (Incorporated by reference to Exhibit 10.85 of the C. Brewer Homes, Inc.
         Report on Form 8-K filed April 21, 1998.)

 10.102 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna
         Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and Paul C. T. Loo.
         (Incorporated by reference to Exhibit 10.86 of the C. Brewer Homes, Inc.
         Report on Form 8-K filed April 21, 1998.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.103 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna
         Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and Kent T. Lucien.
         (Incorporated by reference to Exhibit 10.87 of the C. Brewer Homes, Inc.
         Report on Form 8-K filed April 21, 1998.)

 10.104 Letter Agreement effective as of December 1, 1997 between C. Brewer Homes,
         Inc., Eben Dale and Ka'u Agribusiness Co., Inc. (Incorporated by reference to Exhibit 10.88 of the C. Brewer Homes, Inc. Report on Form
         8-K filed April 21, 1998.)

 10.105 Letter Agreement dated April 9, 1998 between C. Brewer Homes, Inc. and
         Edward T. Foley amending Release and Separation Agreement and Consultant
         Agreement. (Incorporated by reference to Exhibit 10.89 of the C. Brewer
         Homes, Inc. Report on Form 8-K filed April 21, 1998.)

 10.106 Letter Agreement dated April 20, 1998 between Mauna Loa Macadamia
         Partners, L.P. and Seth A. Bakes.*

 23.1  Consent of Carlsmith Ball Wichman Case & Ichiki (included in Exhibit
         5.1).*

 23.2  Consent of Carlsmith Ball Wichman Case & Ichiki (included in Exhibit 8.1).

 23.3  Consent of Coopers & Lybrand L.L.P., independent accountants for
         Registrant.

 23.4  Consent of Coopers & Lybrand L.L.P., independent accountants for C. Brewer
         Homes, Inc.

 23.5  Consent of Coopers & Lybrand L.L.P., independent accountants for Mauna Loa
         Resources Inc.

 23.6  Consent of Jefferies & Company, Inc., financial advisor to the Registrant
         (included in opinion set forth as Appendix B to the Joint Proxy
         Statement/Prospectus).

 23.7  Consent of Hambrecht & Quist LLC, financial advisor to C. Brewer Homes,
         Inc. (included in opinion set forth as Appendix C to the Joint Proxy
         Statement/Prospectus).

 24.1  Power of Attorney.*

 99.1  Form of Proxy for Registrant.*

 99.2  Form of Proxy for C. Brewer Homes, Inc.*


------------------------

*   Previously filed.

ITEM 22.  UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes

       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (A) To include any prospectus required by Section 10(a)(3) of the Securities Act.

           (B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

           (C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
       Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on the 13th day of May, 1998.


                                MAUNA LOA MACADAMIA PARTNERS, L.P.

                                By:           Mauna Loa Resources Inc.
                                                  Managing Partner

                                By:              /s/ KENT T. LUCIEN
                                     -----------------------------------------
                                                   Kent T. Lucien
                                                     PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
              *                   Directors and Director
------------------------------    (Chief Executive             May 13, 1998
       J. W. A. Buyers            Officer)

              *
------------------------------  President and Director         May 13, 1998
        Kent T. Lucien

                                Senior Vice President and
              *                   Chief Financial Officer
------------------------------    (Principal Financial         May 13, 1998
     Gregory A. Sprecher          Officer and Principal
                                  Accounting Officer)

              *
------------------------------  Director                       May 13, 1998
      James S. Andrasick

              *
------------------------------  Director                       May 13, 1998
        James H. Case

              *
------------------------------  Director                       May 13, 1998
    Dr. Ralph C. Hook, Jr.

     */s/ KENT T. LUCIEN
------------------------------
      By Kent T. Lucien,
       Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
  2.1  Amended and Restated Agreement and Plan of Merger, effective as of
         December 18, 1997, between Registrant and C. Brewer Homes, Inc., included herein as Appendix A to the Joint Proxy Statement/Prospectus.

  2.2 Amendment executed April 21, 1998 and effective as of December 18, 1997 between Registrant and C. Brewer Homes, Inc.*

  3.1 Agreement of Limited Partnership of Registrant. (Incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement under the
         Securities Act on Form S-1, Registration Statement No. 33-30659, filed
         October 20, 1989.)

  3.2  Form of Class A Certificate of Limited Partnership as filed with the
         Secretary of State of Delaware. (Incorporated by reference to Exhibit
         3.2 of Registrant's Registration Statement under the Securities Act on
         Form S-1, Registration Statement No. 33-4903, filed June 5, 1986.)

  3.3 Certificate of Limited Partnership of Registrant as filed with the Secretary of State of Delaware. (Incorporated by reference to Exhibit
         3.3 of Registrant's Registration Statement under the Securities Act on
         Form S-1, Registration Statement No. 33-4903, filed June 5, 1986.)

  4.1  Depositary Agreement between Registrant, Manufacturers Hanover Trust
         Company as Depositary and Mauna Loa Resources Inc. as attorney-in-fact of the limited partners of Registrant. (Incorporated by reference to Exhibit 4.1 of Registrant's Registration Statement under the Securities
         Act on Form S-1, Registration Statement No. 33-4903, filed June 5,
         1986.)

  4.2  Form of Depositary Receipt. (Incorporated by reference to Exhibit 4.2 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-4903, filed June 5, 1986.)

  5.1 Opinion and Consent of Carlsmith Ball Wichman Case & Ichiki regarding legality.*

  8.1 Opinion and Consent of Carlsmith Ball Wichman Case & Ichiki as to certain federal income tax matters.

 10.1  Macadamia Nut Purchase Contract between Mauna Loa Macadamia Nut
         Corporation ("Mauna Loa") and Registrant dated June 12, 1986.
         (Incorporated by reference to Exhibit 10.1 of Registrant's Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-30659, filed October 20, 1989.)

 10.2  Macadamia Nut Purchase Contract between Mauna Loa and Registrant dated
         December 22, 1986. (Incorporated by reference to Exhibit 10.2 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.3 Macadamia Nut Purchase Contract between Mauna Loa and Registrant dated as of October 1, 1989. (Incorporated by reference to Exhibit 10.3 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.4  Contribution Agreement among Mauna Loa Orchards, L.P. ("MLO"), Ka'u
         Agribusiness Co., Inc. ("KACI"), Mauna Kea Agribusiness Co., Inc.
         ("MKACI"), Mauna Kea Macadamia Orchards, Inc. ("MKMO") and Mauna Loa
         dated as of July 1, 1989. (Incorporated by reference to Exhibit 10.7 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.5  Lease between the Trustees of the Estate of Bernice Pauahi Bishop
         ("Trustees of the Bishop Estate") and Mauna Loa. (Incorporated by reference to Exhibit 10.8 of Registrant's Registration Statement under the Securities Act on Form S-1, Registration Statement No. 33-4903, filed June 5, 1986.)

 10.6  Lease between KACI and Registrant. (Incorporated by reference to Exhibit
         10.7 of Registrant's Annual Report on Form 10-K (Commission File No.
         1-9145) for the year ended December 31, 1986, filed March 27, 1987.)

 10.7  MLO/MLMP Conveyance Agreement between MLO and Registrant dated as of
         October 1, 1989. (Incorporated by reference to Exhibit 10.10 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.8 Butcher/MLMP Contribution Agreement between Howard Butcher III ("Butcher") and Registrant dated as of October 1, 1989. (Incorporated by reference to Exhibit 10.11 of Registrant's Registration Statement under the
         Securities Act on Form S-1, Registration Statement No. 33-30659, filed
         October 20, 1989.)

 10.9 Farming Lease between KACI and MLO dated as of July 1, 1989. (Incorporated by reference to Exhibit 10.12 of Registrant's Registration Statement under the Securities Act on Form S-1, Registration Statement No.
         33-30659, filed October 20, 1989.)

 10.10 Farming Lease between MKACI and MKMO dated as of July 1, 1989.
         (Incorporated by reference to Exhibit 10.13 of Registrant's Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-30659, filed October 20, 1989.)

 10.11 Farming Lease between MKACI and MLO dated as of July 1, 1989.
         (Incorporated by reference to Exhibit 10.14 of Registrant's Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-30659, filed October 20, 1989.)

 10.12 Water Agreement, as amended, between KACI and Registrant dated as of October 1, 1989. (Incorporated by reference to Exhibit 10.15 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.13 Cash Flow Warranty Agreement among KACI, MKACI and Registrant dated as of
         July 1, 1989. (Incorporated by reference to Exhibit 10.16 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.14 Guarantee Agreement between Mauna Loa and Registrant dated as of October
         1, 1989. (Incorporated by reference to Exhibit 10.17 of Registrant's
         Registration Statement under the Securities Act on Form S-1,
         Registration Statement No. 33-30659, filed October 20, 1989.)

 10.15 Agreement of Indemnification between C. Brewer and each director of the Managing Partner. (Incorporated by reference to Exhibit 10.18 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.16 Indemnification Agreement (Title) among Mauna Loa, KACI and MKACI in favor of Registrant. (Incorporated by reference to Exhibit 10.19 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.17 Indemnification Agreement (Subdivision) among Mauna Loa, KACI and MKACI in favor of Registrant. (Incorporated by reference to Exhibit 10.20 of Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.18 Deed between MLO and Registrant relating to 14% undivided interest in 220 tree acres of macadamia orchard properties located in the Keaau area of the island of Hawaii ("New Keaau Orchards"). (Incorporated by reference to Exhibit 10.21 of Registrant's Registration Statement under the
         Securities Act on Form S-1, Registration Statement No. 33-30659, filed
         October 20, 1989.)

 10.19 Bill of Sale between MLO and Registrant relating to 14% undivided interest in New Keaau Orchards. (Incorporated by reference to Exhibit 10.22 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.20 Deed between Butcher and Registrant relating to 86% undivided interest in New Keaau Orchards. (Incorporated by reference to Exhibit 10.23 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.21 Bill of Sale between Butcher and Registrant relating to 86% undivided interest in New Keaau Orchards. (Incorporated by reference to Exhibit
         10.24 of Registrant's Registration Statement under the Securities Act on
         Form S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.22 Assignment of Partial Interest in Lease No. 15,020 and consent from MLO to
         Registrant. (Incorporated by reference to Exhibit 10.25 of Registrant's
         Registration Statement under the Securities Act on Form S-1,
         Registration Statement No. 33-30659, filed October 20, 1989.)

 10.23 Assignment of Partial Interest in Lease No. 16,859 and consent from MLO to
         Registrant. (Incorporated by reference to Exhibit 10.26 of Registrant's
         Registration Statement under the Securities Act on Form S-1,
         Registration Statement No. 33-30659, filed October 20, 1989.)

 10.24 Assignment of Partial Interest in Lease No. 20,397 and consent from MLO to
         Registrant. (Incorporated by reference to Exhibit 10.27 of Registrant's
         Registration Statement under the Securities Act on Form S-1,
         Registration Statement No. 33-30659, filed October 20, 1989.)

 10.25 Assignment of Lease from MLO to Registrant relating to Lease from the Trustees of the Bishop Estate. (Incorporated by reference to Exhibit
         10.28 of Registrant's Registration Statement under the Securities Act on
         Form S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.26 Assignment from MLO to Registrant relating to certain orchards.
         (Incorporated by reference to Exhibit 10.29 of Registrant's Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-30659, filed October 20, 1989.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.27 Lease from the Trustees of the Bishop Estate to MLO. (Incorporated by
         reference to Exhibit 10.34 of Registrant's Registration Statement under the Securities Act on Form S-1, Registration Statement No. 33-30659,
         filed October 20, 1989.)

 10.28 Lease No. 15,020 from the Trustees of the Bishop Estate to MLO.
         (Incorporated by reference to Exhibit 10.35 of Registrant's Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-30659, filed October 20, 1989.)

 10.29 Form of Amendments to Lease No. 15,020 from the Trustees of the Bishop
         Estate. (Incorporated by reference to Exhibit 10.36 of Registrant's
         Registration Statement under the Securities Act on Form S-1,
         Registration Statement No. 33-30659, filed October 20, 1989.)

 10.30 Lease No. 16,859 from the Trustees of the Bishop Estate to the Hawaiian
         Agricultural Company (a predecessor of KACI). (Incorporated by reference to Exhibit 10.37 of Registrant's Registration Statement under the
         Securities Act on Form S-1, Registration Statement No. 33-30659, filed
         October 20, 1989.)

 10.31 Form of Amendments to Lease No. 16,859 from the Trustees of the Bishop
         Estate. (Incorporated by reference to Exhibit 10.38 of Registrant's
         Registration Statement under the Securities Act on Form S-1,
         Registration Statement No. 33-30659, filed October 20, 1989.)

 10.32 Lease No. 20,397 from the Trustees of the Bishop Estate to C. Brewer.
         (Incorporated by reference to Exhibit 10.39 of Registrant's Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-30659, filed October 20, 1989.)

 10.33 Form of Amendments to Lease No. 20,397 from the Trustees of the Bishop
         Estate to C. Brewer. (Incorporated by reference to Exhibit 10.36 of
         Registrant's Registration Statement under the Securities Act on Form
         S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.34 Lease from Richard L. Hughes to Mauna Loa. (Incorporated by reference to
         Exhibit 10.41 of Registrant's Registration Statement under the
         Securities Act on Form S-1, Registration Statement No. 33-30659, filed
         October 20, 1989.)

 10.35 Lease from the Trustees of the Bishop Estate to Mauna Loa. (Incorporated by reference to Exhibit 10.42 of Registrant's Registration Statement under the Securities Act on Form S-1, Registration Statement No.
         33-30659, filed October 20, 1989.)

 10.36 Co-ownership and Partition Agreement between KACI and MLO. (Incorporated by reference to Exhibit 10.43 of Registrant's Registration Statement under the Securities Act on Form S-1, Registration Statement No.
         33-30659, filed October 20, 1989.)

 10.37 Co-ownership and Partition Agreement among Mauna Loa, KACI and MLO.
         (Incorporated by reference to Exhibit 10.44 of Registrant's Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-30659, filed October 20, 1989.)

 10.38 Co-ownership and Partition Agreement between KACI and MLO relating to
         Lease Nos. 15,020 and 16,859. (Incorporated by reference to Exhibit
         10.45 of Registrant's Registration Statement under the Securities Act on
         Form S-1, Registration Statement No. 33-30659, filed October 20, 1989.)

 10.39 Co-ownership and Partition Agreement between MKACI and MLO. (Incorporated by reference to Exhibit 10.46 of Registrant's Registration Statement under the Securities Act on Form S-1, Registration Statement No.
         33-30659, filed October 20, 1989.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.40 Macadamia Nut Purchase Contract between Mauna Loa and Keaau Macadamia X
         Corporation ("Keaau 10") dated September 15, 1983. (Incorporated by reference to Exhibit 10.49 of Registrant's Annual Report on Form 10-K
         (Commission File No. 1-9145) for the year ended December 31, 1991, filed on March 27, 1992.)

 10.41 Assignment of Owner's Interest in Macadamia Nut Purchase Contract and
         Farming Contract between Keaau 10 and Registrant. (Incorporated by reference to Exhibit 10.51 of Registrant's Annual Report on Form 10-K
         (Commission File No. 1-9145) for the year ended December 31, 1991, filed on March 27, 1992.)

 10.42 Warranty Deed between Keaau 10 and Registrant. (Incorporated by reference to Exhibit 10.52 of Registrant's Annual Report on Form 10-K (Commission
         File No. 1-9145) for the year ended December 31, 1991, filed on March
         27, 1992.)

 10.43 Amended and Restated June 1986 Farming Contract, effective January 1,
         1998, between Registrant and KACI.*

 10.44 Amended and Restated December 1986 Farming Contract, effective January 1,
         1988, between Registrant and KACI.*

 10.45 Amended and Restated 1989 Farming Contract, effective January 1, 1998, among Registrant, KACI and MKACI.*

 10.46 Amended and Restated Farming Contract for the Lot X Orchard, effective
         January 1, 1998, between Registrant and KACI.*

 10.47 Restated Kaiwiki Orchards Farming lease between Registrant and MKACI dated
         February 26, 1997.*

 10.48 Form of Indemnification Agreement. (Incorporated by reference to Exhibit
         10.1 of the C. Brewer Homes, Inc. (Commission File No. 0-22948)
         Quarterly Report on Form 10-Q dated September 30, 1994.)

 10.49 Form of Intercompany Agreement. (Incorporated by reference to Exhibit 10.7 of the C. Brewer Homes, Inc. Registration Statement under the Securities
         Act on Form S-1, Registration Statement No. 33-68924.)

 10.50 Form of Asset Exchange Agreement. (Incorporated by reference to Exhibit
         10.8 of the C. Brewer Homes, Inc. Registration Statement under the
         Securities Act on Form S-1, Registration Statement No. 33-68924.)

 10.51 Form of Option/Right of First Refusal Agreement. (Incorporated by reference to Exhibit 10.9 of the C. Brewer Homes, Inc. Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-68924.)

 10.52 Form of Development and Management Services Agreement. (Incorporated by reference to Exhibit 10.10 of the C. Brewer Homes, Inc. Registration
         Statement under the Securities Act on Form S-1, Registration Statement
         No. 33-68924.)

 10.53 Manager's Revocable License (Lease) of premises located at 90 Waiko Road,
         Maui, Hawaii dated February 8, 1993. (Incorporated by reference to
         Exhibit 10.12 of the C. Brewer Homes, Inc. Registration Statement under the Securities Act on Form S-1, Registration Statement No. 33-68924.)

 10.54 Central Maui Source Development Agreement dated July 28, 1975.
         (Incorporated by reference to Exhibit 10.13 of the C. Brewer Homes, Inc.
         Registration Statement under the Securities Act on Form S-1,
         Registration Statement No. 33-68924.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.55 Partnership Agreement between C. Brewer Homes, Inc. and Schuler Homes,
         Inc. dated as of October 15, 1992. (Incorporated by reference to Exhibit
         10.14 of the C. Brewer Homes, Inc. Registration Statement under the
         Securities Act on Form S-1, Registration Statement No. 33-68924.)

 10.56 Memorandum of Agreement among C. Brewer Homes, Inc., Schuler Homes, Inc.
         and Maui County dated June 11, 1992. (Incorporated by reference to
         Exhibit 10.17 of the C. Brewer Homes, Inc. Registration Statement under the Securities Act on Form S-1, Registration Statement No. 33-68924.)

 10.57 Commercial Lease and Deposit Receipt dated as of January 18, 1995 between
         George Hotniansky, et al. and C. Brewer Homes, Inc. (Incorporated by reference to Exhibit 10.39 of the C. Brewer Homes, Inc. (Commission File
         No. 0-22948) Annual Report on Form 10-K dated June 28, 1995.)

 10.58 Master Facility Agreement (Consolidated and Restructured) between C.
         Brewer Homes, Inc. and Bank of Hawaii dated as of July 25, 1997.
         (Incorporated by reference to Exhibit 10.58 of the C. Brewer Homes, Inc.
         (Commission File No. 0-22948) Annual Report on Form 10-K dated August
         14, 1997.)

 10.59 Form of $4,000,000.00 Revolving Note by C. Brewer Homes, Inc. in favor of
         Bank of Hawaii dated July 25, 1997. (Included as Exhibit A to Exhibit
         10.58).

 10.60 Form of $9,000,000.00 Promissory Note by C. Brewer Homes, Inc. in favor of
         Bank of Hawaii dated July 25, 1997. (Included as Exhibit B to Exhibit
         10.58).

 10.61 Form of $6,000,000.00 Promissory Note by C. Brewer Homes, Inc. in favor of
         Bank of Hawaii dated July 25, 1997. (Included as Exhibit C to Exhibit
         10.58).

 10.62 Form of $3,200,000.00 Promissory Note by C. Brewer Homes, Inc. in favor of
         Bank of Hawaii dated July 25, 1997. (Included as Exhibit D to Exhibit
         10.58).

 10.63 Form of $4,620,000.00 Promissory Note by C. Brewer Homes, Inc. in favor of
         Bank of Hawaii dated July 25, 1997. (Included as Exhibit E to Exhibit
         10.58).

 10.64 Form of $4,623,408.00 Promissory Note by C. Brewer Homes, Inc. in favor of
         Bank of Hawaii dated July 25, 1997. (Included as Exhibit F to Exhibit
         10.58).

 10.65 Form of Assignment of Sales Contracts, Escrow Deposits and Escrow
         Agreement by C. Brewer Homes, Inc., Assignor, in favor of Bank of
         Hawaii, Assignee, dated August 31, 1995. (Included as Exhibit J to
         Exhibit 10.58).

 10.66 Form of Assignment of Sales Contracts, Escrow Deposits and Escrow
         Agreement and Amendment by C. Brewer Homes, Inc., Assignor, in favor of
         Bank of Hawaii, Assignee, dated July 25, 1997. (Included as Exhibit J-1 to Exhibit 10.58).

 10.67 First Mortgage, Security Agreement and Financing Statement between C.
         Brewer Homes, Inc. and Bank of Hawaii dated as of August 31, 1995.
         (Incorporated by reference to Exhibit 10.4 of the C. Brewer Homes, Inc.
         (Commission File No. 0-22948) Quarterly Report on Form 10-Q dated
         September 30, 1995.)

 10.68 UCC-1 Financing Statement between C. Brewer Homes, Inc. and Bank of Hawaii dated as of August 31, 1995. (Incorporated by reference to Exhibit 10.5 of the C. Brewer Homes, Inc. (Commission File No. 0-22948) Quarterly
         Report on Form 10-Q dated September 30, 1995.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.69 Hazardous Materials Indemnity Agreement between C. Brewer Homes, Inc. and
         Bank of Hawaii dated as of August 31, 1995. (Incorporated by reference to Exhibit 10.6 of the C. Brewer Homes, Inc. (Commission File No.
         0-22948) Quarterly Report on Form 10-Q dated September 30, 1995.)

 10.70 Form of Agreement between C. Brewer Homes, Inc. and Fletcher Construction
         Co., Ltd. dated as of May 30, 1995. (Incorporated by reference to Exhibit 10.6 of the C. Brewer Homes, Inc. (Commission File No. 0-22948)
         Quarterly Report on Form 10-Q dated September 30, 1995.)

 10.71 Amendment to First Mortgage, Security Agreement and Financing Statement between C. Brewer Homes, Inc. and Bank of Hawaii dated as of September
         5, 1996. (Incorporated by reference to Exhibit 10.50 of the C. Brewer
         Homes, Inc. (Commission File No. 0-22948) Quarterly Report on Form 10-Q dated November 14, 1996.)

 10.72 Agreement to Guaranty between C. Brewer Homes, Inc. and C. Brewer and
         Company, Limited dated as of September 5, 1996. (Incorporated by reference to Exhibit 10.53 of the C. Brewer Homes, Inc. (Commission File
         No. 0-22948) Quarterly Report on Form 10-Q dated November 14, 1996.)

 10.73 Letter dated January 7, 1997 from C. Brewer Homes, Inc. to Seth A. Bakes regarding terms of employment. (Incorporated by reference to Exhibit
         10.56 of the C. Brewer Homes, Inc. (Commission File No. 0-22948) Annual
         Report on Form 10-K dated June 30, 1997.)

 10.74 Letter dated January 16, 1997 from Seth A. Bakes to C. Brewer Homes, Inc.
         regarding terms of employment. (Incorporated by reference to Exhibit
         10.57 of the C. Brewer Homes, Inc. (Commission File No. 0-22948) Annual
         Report on Form 10-K dated June 30, 1997.)

 10.75 Second Amendment to First Mortgage, Security Agreement and Financing
         Statement between C. Brewer Homes, Inc. and Bank of Hawaii dated as of
         July 25, 1997. (Incorporated by reference to Exhibit 10.59 of the C.
         Brewer Homes, Inc. (Commission File No. 0-22948) Annual Report on Form
         10-K dated August 14, 1997.)

 10.76 Hazardous Materials Indemnity Agreement and Amendment between C. Brewer
         Homes, Inc. and Bank of Hawaii dated as of July 25, 1997. (Incorporated by reference to Exhibit 10.60 of the C. Brewer Homes, Inc. (Commission
         File No. 0-22948) Annual Report on Form 10-K dated August 14, 1997.)

 10.77 Guaranty between C. Brewer and Company, Limited and Bank of Hawaii dated as of July 25, 1997. (Incorporated by reference to Exhibit 10.61 of the C. Brewer Homes, Inc. (Commission File No. 0-22948) Annual Report on
         Form 10-K dated August 14, 1997.)

 10.78 Release and Separation Agreement, dated August 13, 1997, between C. Brewer
         Homes, Inc. and Edward T. Foley. (Incorporated by reference to Exhibit
         10.62 of the C. Brewer Homes, Inc. (Commission File No. 0-22948) Current
         Report on Form 8-K dated December 31, 1997.)

 10.79 Consultant Agreement, dated August 14, 1997, between C. Brewer Homes, Inc.
         and Edward T. Foley. (Incorporated by reference to Exhibit 10.63 of the C. Brewer Homes, Inc. (Commission File No. 0-22948) Current Report on
         Form 8-K filed December 31, 1997.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.80 Purchase and Sale Agreement, dated September 12, 1997, between C. Brewer
         Homes, Inc. and Stanford S. Carr Development Corporation regarding the
         Iao II parcel and Eha Street extension. (Incorporated by reference to
         Exhibit 10.64 of the C. Brewer Homes, Inc. (Commission File No. 0-22948)
         Current Report on Form 8-K filed December 31, 1997.)

 10.81 Fletcher Pacific Contract termination letter, dated November 12, 1997, from C. Brewer Homes, Inc. to Fletcher Pacific Construction Co., Ltd.
         (Incorporated by reference to Exhibit 10.65 of the C. Brewer Homes, Inc.
         (Commission File No. 0-22948) Current Report on Form 8-K filed December
         31, 1997.)

 10.82 Purchase and Sale Agreement, dated December 15, 1997, between C. Brewer
         Homes, Inc. and Jesse E. Spencer regarding the "Nanea at Kehalani" subdivision. (Incorporated by reference to Exhibit 10.66 of the C.
         Brewer Homes, Inc. (Commission File No. 0-22948) Current Report on Form
         8-K filed December 31, 1997.)

 10.83 Amendment dated February 11, 1988, to Purchase and Sale Agreement between
         C. Brewer Homes, Inc. and Stanford S. Carr Development Corporation regarding the Iao II parcel and Eha Street extension. (Incorporated by reference to Exhibit 10.67 of the C. Brewer Homes, Inc. Report on Form
         8-K April 21, 1998.)

 10.84 First Amendment o Master Facility Agreement, dated March 25, 1998, but effective as of March 23, 1998, between C. Brewer Homes, Inc. and Bank of Hawaii. (Incorporated by reference to Exhibit 10.68 of the C. Brewer
         Homes, Inc. Report on Form 8-K April 21, 1998.)

 10.85 Assignment of Account by and between C. Brewer Homes, Inc. and Bank of
         Hawaii dated March 23, 1998. (Incorporated by reference to Exhibit 10.69 of the C. Brewer Homes, Inc. Report on Form 8-K April 21, 1998.)

 10.86 Letter dated March 23, 1998, to Gene Tsuji of Bank of Hawaii, Construction
         & Income Property Loan Department regarding Extension of Guaranty by C.
         Brewer and Company, Ltd. (Incorporated by reference to Exhibit 10.70 of the C. Brewer Homes, Inc. Report on Form 8-K April 21, 1998.)

 10.87 Stability Agreement, dated March 13, 1998, between the Mauna Loa Macadamia
         Partners, L.P. and John J. F. Sherrerd. (Incorporated by reference to
         Exhibit 10.71 of the C. Brewer Homes, Inc. Report on Form 8-K April 21,
         1998.)

 10.88 Stability Agreement, dated March 13, 1998, between the Mauna Loa Macadamia
         Partners, L.P. and Kathleen C. Sherrerd. (Incorporated by reference to
         Exhibit 10.72 of the C. Brewer Homes, Inc. Report on Form 8-K April 21,
         1998.)

 10.89 Stability Agreement, dated March 10, 1998 between the Mauna Loa Macadamia
         Partners, L.P. and L. Charles DeVoe-Trustee. (Incorporated by reference to Exhibit 10.73 of the C. Brewer Homes, Inc. Report on Form 8-K April
         21, 1998.)

 10.90 Stability Agreement, dated March 10, 1998, between the Mauna Loa Macadamia
         Partners, L.P. and Marvin J. Tilker. (Incorporated by reference to
         Exhibit 10.74 of the C. Brewer Homes, Inc. Report on Form 8-K April 21,
         1998.)

 10.91 Stability Agreement, dated March 12, 1998, between the Mauna Loa Macadamia
         Partners, L.P. and Ing Family Partnership. (Incorporated by reference to
         Exhibit 10.75 of the C. Brewer Homes, Inc. Report on Form 8-K April 21,
         1998.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.92 Stability Agreement, dated March 10, 1998, between the Mauna Loa Macadamia
         Partners, L.P. and Jean E. Rolles. (Incorporated by reference to Exhibit
         10.76 of the C. Brewer Homes, Inc. Report on Form 8-K April 21, 1998.)

 10.93 Stability Agreement, dated February 25, 1998, between the Mauna Loa
         Macadamia Partners, L.P. and J.W.A. Buyers. (Incorporated by reference to Exhibit 10.77 of the C. Brewer Homes, Inc. Report on Form 8-K filed
         April 21, 1998.)

 10.94 Stability Agreement, dated March 18, 1998, between the Mauna Loa Macadamia
         Partners, L.P. and Jane Buyers Russo, Rebecca W. Boyers-Basso, Elsie
         Buyers Viehman--Trustees of the J.W.A. Educational Trust. (Incorporated by reference to Exhibit 10.78 of the C. Brewer Homes, Inc. Report on
         Form 8-K filed April 21, 1998).

 10.95 Stability Agreement, dated March 18, 1998, between the Mauna Loa Macadamia
         Partners, L.P. and Jane Buyers Russo, Rebecca W. Buyers-Basso, Elsie
         Buyers Viehman-Trustees of the J.W.A. Buyers Generation Skipping Trust.
         (Incorporated by reference to Exhibit 10.79 of the C. Brewer Homes, Inc.
         Report on Form 8-K filed April 21, 1998.)

 10.96 Stock Option Settlement Agreement, dated April 14, 1998 between the C.
         Brewer Homes, Inc. and Edward T. Foley. (Incorporated by reference to
         Exhibit 10.80 of the C. Brewer Homes, Inc. Report on Form 8-K filed
         April 21, 1998.)

 10.97 Stock Option Settlement Agreement, dated April 14, 1998 between the C.
         Brewer Homes, Inc. and Clinton R. Churchill. (Incorporated by reference to Exhibit 10.81 of the C. Brewer Homes, Inc. Report on Form 8-K filed
         April 21, 1998.)

 10.98 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna
         Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and Seth A. Bakes.
         (Incorporated by reference to Exhibit 10.82 of the C. Brewer Homes, Inc.
         Report on Form 8-K filed April 21, 1998.)

 10.99 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna
         Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and John W. A.
         Buyers. (Incorporated by reference to Exhibit 10.83 of the C. Brewer
         Homes, Inc. Report on Form 8-K filed April 21, 1998.)

 10.100 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna
         Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and David A. Heenan.
         (Incorporated by reference to Exhibit 10.84 of the C. Brewer Homes, Inc.
         Report on Form 8-K filed April 21, 1998.)

 10.101 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna
         Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and Paul C. T. Loo.
         (Incorporated by reference to Exhibit 10.85 of the C. Brewer Homes, Inc.
         Report on Form 8-K filed April 21, 1998.)

 10.102 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna
         Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and Paul C. T. Loo.
         (Incorporated by reference to Exhibit 10.86 of the C. Brewer Homes, Inc.
         Report on Form 8-K filed April 21, 1998.)

 10.103 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna
         Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and Kent T. Lucien.
         (Incorporated by reference to Exhibit 10.87 of the C. Brewer Homes, Inc.
         Report on Form 8-K filed April 21, 1998.)

EXHIBIT
NUMBER                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.104 Letter Agreement effective as of December 1, 1997 between C. Brewer Homes,
         Inc., Eben Dale and Ka'u Agribusiness Co., Inc. (Incorporated by
         reference to Exhibit 10.88 of the C. Brewer Homes, Inc. Report on Form
         8-K filed April 21, 1998.)

 10.105 Letter Agreement, dated April 8, 1998 between C. Brewer Homes, Inc. and
         Edward T. Foley amending Release and Separation Agreement and Consultant
         Agreement. (Incorporated by reference to Exhibit 10.89 of the C. Brewer
         Homes, Inc. Report on Form 8-K filed April 21, 1998.)

 10.106 Letter Agreement dated April 20, 1998 between Mauna Loa Macadamia
         Partners, L.P. and Seth A. Bakes.*

 23.1  Consent of Carlsmith Ball Wichman Case & Ichiki (included in Exhibit
         5.1).*

 23.2  Consent of Carlsmith Ball Wichman Case & Ichiki (included in Exhibit 8.1).

 23.3  Consent of Coopers & Lybrand L.L.P., independent accountants for
         Registrant.

 23.4  Consent of Coopers & Lybrand L.L.P., independent accountants for C. Brewer
         Homes, Inc.

 23.5  Consent of Coopers & Lybrand L.L.P., independent accountants for Mauna Loa
         Resources Inc.

 23.6  Consent of Jefferies & Company, Inc., financial advisor to the Registrant
         (included in opinion set forth as Appendix B to the Joint Proxy
         Statement/Prospectus).

 23.7  Consent of Hambrecht & Quist LLC, financial advisor to C. Brewer Homes,
         Inc. (included in opinion set forth as Appendix C to the Joint Proxy
         Statement/Prospectus).

 24.1  Power of Attorney.*

 99.1  Form of Proxy for Registrant.*

 99.2  Form of Proxy for C. Brewer Homes, Inc.*


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*   Previously filed.

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